                                  SCHEDULE 14A

                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of

                      the Securities Exchange Act of 1934

                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant:

Check the appropriate box:
[X]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Peapod, Inc.

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     .   [X]   No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                              PRELIMINARY COPIES

                                 PEAPOD, INC.
                               9933 Woods Drive
                            Skokie, Illinois 60077

                                                                         , 2000

Dear Fellow Stockholder:

   You are cordially invited to attend the annual meeting of stockholders of
Peapod, Inc. to be held at          ,           ,         , on             ,
2000 at   :00 a.m., local time.

   At the annual meeting, you will be asked to carefully consider and act upon the following matters:

     (1) the election of four (4) Class III directors;

     (2) the approval of (a) the Purchase Agreement dated April 14, 2000 between Peapod and Koninklijke Ahold N.V. and the agreements and transactions contemplated by the Purchase Agreement, including, without limitation, the supply and services agreement, the wareroom license agreement and the technology partnership agreement; (b) the issuance and sale of 726,371 shares of Peapod's Series B Convertible Preferred Stock, par value $0.01 per share (which initially would be convertible into 19,369,873 shares of Peapod's common stock) at one or more closings pursuant to the Purchase Agreement at an aggregate price of $72,637,024 ($100.00 per share) in cash and otherwise on the terms and subject to the conditions set forth in the Purchase Agreement; and (c) the issuance of warrants to purchase 32,894,270 shares of Peapod's common stock at one or more closings pursuant to the Purchase Agreement;

     (3) the approval of Amendment No. 2 to the Restated Certificate of Incorporation;

     (4) the approval of Amendment No. 3 to the Restated Certificate of Incorporation;

     (5) the approval of Peapod's Year 2000 Long Term Incentive Plan;

     (6) the ratification of the appointment of KPMG LLP as the independent auditors of Peapod for the year ending December 31, 2000; and

     (7) the transaction of such other business as may come before the annual meeting.

   The proposals to be considered and voted upon at the annual meeting are of great importance to your investment and to the future of Peapod. In particular, your Board of Directors believes that the approval of the transactions with Ahold and the issuance of the preferred stock and warrants will increase Peapod's ability to grow, enhance its competitive position and provide it with the capital necessary to enable it to execute its business plan.

   The enclosed proxy statement contains important information concerning the proposals to be considered at the annual meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING EITHER IN PERSON OR BY PROXY. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING SELF-ADDRESSED POSTAGE PREPAID ENVELOPE. If you attend the annual meeting, you may vote in person, even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Andrew B. Parkinson
                                          Chairman of the Board

                              PRELIMINARY COPIES

                                 PEAPOD, INC.
                               9933 Woods Drive
                            Skokie, Illinois 60077

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on             , 2000

To the Stockholders of

                                 PEAPOD, INC.

   The 2000 Annual Meeting of Stockholders of Peapod, Inc., a Delaware
corporation, will be held at          ,           ,         on             ,
2000, at   :00 a.m., local time, for the following purposes:

  . to elect four (4) Class III directors;

  . to approve (1) the Purchase Agreement dated April 14, 2000 between Peapod and Koninklijke Ahold N.V. and the agreements and transactions contemplated by the Purchase Agreement, including, without limitation, the supply and services agreement, the wareroom license agreement and the technology partnership agreement; (2) the issuance and sale of 726,371 shares of Peapod's Series B Convertible Preferred Stock, par value $0.01 per share (which initially would be convertible into 19,369,873 shares of Peapod's common stock) at one or more closings pursuant to the Purchase Agreement at an aggregate price of $72,637,024 ($100.00 per share) in cash and otherwise on the terms and subject to the conditions set forth in the Purchase Agreement; and (3) the issuance of warrants to purchase 32,894,270 shares of Peapod's common stock at one or more closings pursuant to the Purchase Agreement;

  . to approve Amendment No. 2 to the Restated Certificate of Incorporation
    (1) to increase the number of authorized shares of capital stock from 55,000,000 shares to 110,000,000 shares, of which 100,000,000 shares will be common stock and 10,000,000 shares will be preferred stock, (2) to delete a provision relating to the payment or distribution of assets of Peapod to the holders of preferred stock upon any liquidation, dissolution or winding up of Peapod, (3) to delete a provision relating to voting rights of holders of shares of preferred stock, (4) to remove references to the stock split that was effective upon Peapod's initial public offering and (5) to make certain ministerial changes;

  . to approve Amendment No. 3 to the Restated Certificate of Incorporation
    (1) to remove the requirement that 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provision of Peapod's by-laws, (2) to allow stockholders to act by written consent, (3) to allow the holders of 30% of the voting power of all the then outstanding shares of capital stock to call a special meeting of stockholders, (4) to allow a majority of the holders of a specified class of capital stock to remove a director which that class of capital stock has nominated to the Board of Directors, (5) to remove the requirement that 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, is required to (a) reduce or eliminate the number of authorized shares of any capital stock set forth in Article Fourth or (b) amend, repeal or adopt any provision inconsistent with Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh or Twelfth of the Restated Certificate of Incorporation and (6) to remove references to Peapod's initial public offering;

  . to approve Peapod's Year 2000 Long Term Incentive Plan;

  . to ratify the appointment of KPMG LLP as the independent auditors of Peapod for the year ending December 31, 2000; and

  . to transact such other business as may properly come before the annual meeting or any adjournments thereof.

   The Board of Directors has carefully reviewed and considered the terms and conditions of the transaction with Ahold and has received the favorable opinion of its financial advisors, Wasserstein Perella & Co., Inc. and Houlihan Lokey Howard & Zukin, as to the fairness, from a financial point of view, of the price for the sale of the Series B Preferred Stock pursuant to the Purchase Agreement and the price for the sale of the common stock upon exercise of the warrants. Copies of these opinions are attached to the accompanying proxy statement as Annexes P and Q. Details of the transaction are also set forth in the attached proxy statement and attached annexes. We urge you to read the proxy statement and attached annexes carefully. Your vote is important. The Board of Directors has approved the Purchase Agreement and the transactions contemplated thereby and unanimously recommends that you vote in favor of each of the proposals to be presented at the annual meeting.

   If the stockholders of Peapod do not approve the sale and issuance of the Series B Preferred Stock and warrants, there will be various negative consequences to Peapod and the holders of the common stock. See "Proposal 2-- Transactions with Ahold and the Issuance of Preferred Stock and Warrants-- Certain Risks Associated with Failure to Approve the Transactions with Ahold
and the Issuances of Preferred Stock and Warrants" on page    of this proxy
statement.

   The Board of Directors has fixed the close of business on May 18, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting of stockholders.

   Your attention is directed to the accompanying proxy statement. Whether or not you plan to attend the meeting in person, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed, postage prepaid envelope. If you attend the meeting and wish to vote in person, you may withdraw your proxy and vote your shares personally.

   This notice of annual meeting of stockholders is first being sent to
stockholders on or about             , 2000.

                                          By Order of the Board of Directors,

                                          Andrew B. Parkinson
                                          Chairman of the Board

     , 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
PROXY STATEMENT...........................................................   1

GENERAL INFORMATION.......................................................   1

SUMMARY...................................................................   2
  Peapod..................................................................   2
  Koninklijke Ahold N.V...................................................   2
  General.................................................................   2
  Purpose and Effect of the Transaction...................................   3

THE ANNUAL MEETING........................................................   3
  Date, Time and Place....................................................   3
  Purpose.................................................................   4
  Effect of Failure to Approve............................................   4
  Nasdaq National Market Listing..........................................   5
  Record Date.............................................................   6
  Quorum..................................................................   6
  Required Vote...........................................................   6
  Proxies.................................................................   7
  Proxy Solicitor.........................................................   7
  Availability of Independent Auditors....................................   7

PROPOSAL 1--ELECTION OF DIRECTORS.........................................   8
  Nominees................................................................   8
  Other Directors.........................................................   8
  Meetings and Committees.................................................   9
  Compensation of Directors...............................................  10
  Certain Relationships and Related Transactions..........................  10
  Required Vote...........................................................  12
  Recommendation of the Board of Directors................................  12
PROPOSAL 2--TRANSACTIONS WITH AHOLD AND THE ISSUANCE OF PREFERRED STOCK
 AND WARRANTS.............................................................  12
  Background of the Transaction...........................................  12
  Factors Considered by the Board of Directors............................  15
  Information about Koninklijke Ahold N.V.................................  17
  Certain Risks Associated with Failure to Approve the Transactions with
   Ahold and the Issuances of Preferred Stock and Warrants................  17
  Dilutive and Other Potentially Adverse Effects of Approving the
   Transactions with Ahold and the Issuances of Preferred Stock and
   Warrants...............................................................  17
  The Transaction.........................................................  18
  Purchase Agreement......................................................  19
  Registration Rights Agreement...........................................  24
  Supply and Services Agreement...........................................  24
  Wareroom License Agreement..............................................  26
  Technology Partnership Agreement........................................  27
  Credit and Security Agreements..........................................  28
  Voting Agreements.......................................................  29
  Terms of the Series B Preferred Stock...................................  29
  Terms of the Warrants...................................................  31
  Use of Proceeds.........................................................  32
  Validity of Issuance of the Series B Preferred Stock....................  32

  Fairness Opinions........................................................  32
  Interests of Certain Persons in the Ahold Transactions and the Issuance
   of Preferred Stock and Warrants.........................................  43
  Regulatory Matters.......................................................  43
  Required Vote............................................................  44
  Recommendation of the Board of Directors.................................  44

PROPOSAL 3--APPROVAL OF AMENDMENT NO. 2 TO THE RESTATED CERTIFICATE OF
 INCORPORATION.............................................................  44
  General..................................................................  44
  Increase in the Number of Authorized Shares of Common Stock..............  44
  Rights of Holders of Preferred Stock Upon a Liquidation, Dissolution or
   Winding Up of Peapod....................................................  45
  Voting Rights of Holders of Preferred Stock..............................  46
  Additional Amendments....................................................  46
  Required Vote............................................................  46
  Recommendation of the Board of Directors.................................  46

PROPOSAL 4--APPROVAL OF AMENDMENT NO. 3 TO THE RESTATED CERTIFICATE OF
 INCORPORATION.............................................................  46
  General..................................................................  46
  Super-Majority Vote Requirement for Amendments to Peapod's By-laws.......  47
  Ability of the Stockholders to Act by Written Consent....................  47
  Special Meetings of Stockholders.........................................  47
  Removal of Directors.....................................................  47
  Super-Majority Vote Requirement for Certain Amendments to the Restated
   Certificate of Incorporation............................................  47
  Additional Amendments....................................................  48
  Required Vote............................................................  48
  Recommendation of the Board of Directors.................................  48

PROPOSAL 5--APPROVAL OF YEAR 2000 LONG TERM INCENTIVE PLAN.................  48
  Administration and Eligibility...........................................  48
  Shares Subject to the Plan; Adjustment...................................  49
  Options..................................................................  49
  SARs.....................................................................  49
  Stock Awards.............................................................  49
  Performance Share Awards.................................................  50
  Directors Options........................................................  50
  Performance Measures.....................................................  50
  Transferability..........................................................  50
  Fair Market Value........................................................  50
  Term and Exercisability of Awards........................................  51
  Withholding..............................................................  51
  Amendment of the Plan....................................................  51
  Effective Date and Term of the Plan......................................  51
  Federal Income Tax Consequences..........................................  51
  Required Vote............................................................  53
  Recommendation of the Board of Directors.................................  53

PROPOSAL 6--RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT
 AUDITORS OF PEAPOD........................................................  53
  Required Vote............................................................  53
  Recommendation of the Board of Directors.................................  53

EXECUTIVE OFFICERS.........................................................  54

EXECUTIVE COMPENSATION AND OTHER INFORMATION..............................   55
  Executive Compensation..................................................   55
  Employment Agreements...................................................   57
  Management Bonus Plan...................................................   57
  Compensation Committee Interlocks and Insider Participation in
   Compensation Decisions.................................................   57
  Compensation Report by the Compensation Committee.......................   57
  Performance Graph.......................................................   60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............   61
  Section 16(a) Beneficial Ownership Reporting Compliance.................   62

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING.............................   62

FORWARD-LOOKING STATEMENTS................................................   63

ADDITIONAL INFORMATION....................................................   63

ANNUAL REPORT ON FORM 10-K................................................   63

OTHER BUSINESS............................................................   63

INCORPORATION OF DOCUMENTS BY REFERENCE...................................   64

Annex A--Purchase Agreement dated April 14, 2000 between Peapod and Ahold

Annex B--Credit Agreement dated April 14, 2000 between Peapod and Ahold

Annex C--Amended and Restated Security Agreement dated as of April 5, 2000 by Peapod to BEW, Inc. and Ahold

Annex D--Amended and Restated Collateral Assignment of Intellectual
 Property Agreement dated as of April 14, 2000 by Peapod to BEW, Inc. and
 Ahold

Annex E--Registration Rights Agreement dated April 14, 2000 between Peapod and Ahold

Annex F--Supply and Services Agreement dated April 14, 2000 between Peapod and Ahold

Annex G--Voting Agreement dated April 14, 2000 among Thomas L. Parkinson,
 Andrew B. Parkinson, Trygve E. Myhren, Robert S. Goodale, Tasso H. Coin,
 Seth L. Pierrepont, Mark VanStekelenburg, Drayton McLane and Ahold

Annex H--Voting Agreement dated April 14, 2000 among Tribune National
 Marketing Company, Nevis Capital Management, Inc. and Ahold

Annex I--Technology Partnership Agreement dated May 10, 2000 between
 Peapod and Ahold

Annex J--Warrant to Purchase 100,000 shares of Common Stock of Peapod issued April 10, 2000 to Ahold

Annex K--Warrant to Purchase 3,566,667 shares of Common Stock of Peapod issued April 14, 2000 to Ahold

Annex L--Form of Warrant to Purchase 32,894,270 shares of Common Stock of
 Peapod to Ahold

Annex M--Form of Certificate of Designations of Series B Convertible
 Preferred Stock of Peapod

Annex N-1--Form of Amendment No. 2 to the Restated Certificate of
 Incorporation of Peapod

Annex N-2--Form of Amendment No. 3 to the Restated Certificate of
 Incorporation of Peapod

Annex O--Promissory Note issued by Peapod to BEW, Inc. on April 5, 2000 in the amount of $3,000,000.

Annex P--Opinion of Wasserstein Perella & Co., Inc. dated April 13, 2000

Annex Q--Opinion of Houlihan Lokey Howard & Zukin dated April 13, 2000

Annex R--Year 2000 Long Term Incentive Plan

                                 PEAPOD, INC.
                               9933 Woods Drive
                            Skokie, Illinois 60077

                                PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS

                       To Be Held on             , 2000

                              GENERAL INFORMATION

   This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Peapod, Inc., a Delaware corporation,
for use at the 2000 annual meeting of stockholders to be held at   :00 a.m.
(local time) on             , 2000, at               ,          ,        .

   At the annual meeting, you will be asked to consider and act upon the following matters:

  . the election of four (4) Class III directors;

  . the approval of (1) the Purchase Agreement dated April 14, 2000 between
    Peapod and Koninklijke Ahold N.V. and the agreements and transactions contemplated by the Purchase Agreement, including, without limitation, the supply and services agreement, the wareroom license agreement and the technology partnership agreement; (2) the issuance and sale of 726,371 shares of Peapod's Series B Convertible Preferred Stock, par value $0.01 per share (which initially would be convertible into 19,369,873 shares of Peapod's common stock) at one or more closings pursuant to the Purchase Agreement at an aggregate price of $72,637,024 ($100.00 per share) in cash and otherwise on the terms and subject to the conditions set forth in the Purchase Agreement; and (3) the issuance of warrants to purchase 32,894,270 shares of Peapod's common stock at one or more closings pursuant to the Purchase Agreement;

  . the approval of Amendments No. 2 and 3 to the Restated Certificate of Incorporation;

  . the approval of Peapod's Year 2000 Long Term Incentive Plan;

  . the ratification of the appointment of KPMG LLP as the independent auditors of Peapod for the year ending December 31, 2000; and

  . the transaction of such other business as may come before the annual meeting.

   The Board of Directors has fixed the close of business on May 18, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. On May 18, 2000, Peapod had outstanding shares of common stock, par value $.01 per share. A list of stockholders of record entitled to vote at the annual meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to the meeting, at Peapod's office located at 9933 Woods Drive, Skokie, Illinois 60077.

   Whether or not you plan to attend the annual meeting, please sign, date and mail your proxy card in the enclosed self-addressed postage prepaid envelope. The proxy holders appointed by Peapod will vote your shares according to your instructions. If you return a properly signed and dated proxy card but do not mark a choice on one or more items, your shares will be voted in accordance with the recommendation of the Board of Directors as set forth in this proxy statement. The proxy card gives authority to the proxy holders appointed by Peapod to vote your shares in their discretion on any other matter properly presented at the annual meeting.

   You may revoke your proxy at any time prior to voting at the annual meeting by delivering written notice to the Secretary of Peapod, by submitting a subsequently dated proxy or by attending the annual meeting and voting in person at the annual meeting.

   This proxy statement is first being sent or given to stockholders on or
about             , 2000.

                                    SUMMARY

   The following is a summary of certain significant matters discussed elsewhere in this proxy statement. This summary should be read in conjunction with the more detailed information appearing, or incorporated by reference, in this proxy statement and the attached annexes. You are urged to read this proxy statement (including the documents incorporated by reference) and the attached annexes in their entirety. Unless otherwise stated, the numbers of shares and percentage of shares described in this proxy statement are as of April 14, 2000.

   This proxy statement contains forward-looking statements that involve risks and uncertainties. The words "believe," "anticipate," "expect," "estimate," "intend" and similar expressions identify forward-looking statements. Actual results could differ materially from those discussed in the forward-looking statements as a result of certain factors. See "Forward Looking Statements" on page 62 of this proxy statement.

Peapod

   Peapod is one of America's leading Internet grocers and a provider of targeted media and research services. Peapod's "Smart Shopping for Busy People" solution provides consumers with time savings and convenience through a user-friendly, highly functional virtual supermarket, personalized shopping and delivery services, and responsive telephonic and email support. Peapod provides consumer goods companies with a forum for targeted interactive advertising, high-impact electronic couponing and extensive product research by linking together customers from multiple markets into a national online network and collecting substantial data regarding customers' purchase intentions, purchasing behavior and demographics. Peapod's principal executive offices are located at 9933 Woods Drive, Skokie, Illinois 60077, (847) 583-9400.

Koninklijke Ahold N.V.

   Ahold is the largest food provider in The Netherlands, one of the largest food retailers in the United States and one of the largest and among the most internationally diverse food providing groups worldwide. Ahold is a public company with limited liability and is incorporated under the laws of The Netherlands. The principal executive offices of Ahold are located at Albert Heijnweg 1, 1507 EH Zaandam, The Netherlands, telephone: 011-31-75-659-9111.

General

   Peapod has agreed to issue and sell to Ahold, and Ahold has agreed to purchase from Peapod, (1) 726,371 shares of Peapod's Series B Convertible Preferred Stock, par value $.01 per share, for an aggregate purchase price of $72,637,024 ($100 per share), and (2) warrants to purchase an additional 32,894,270 shares of common stock at an exercise price of $3.75 per share, subject to adjustment, in one or more issuances pursuant to a Purchase Agreement dated April 14, 2000. The Series B Preferred Stock is initially convertible at a conversion price of $3.75 per share into 19,369,873 shares of common stock. Under the Purchase Agreement, Ahold has the right, but not the obligation, to purchase shares of Series B Preferred Stock and warrants up to the maximum amount permitted under the NASD rules and regulations without obtaining stockholder approval. See "Nasdaq National Market Listing" on page 5 of this proxy statement for more information. The final closing (if there is more than one closing) of the issuance of Series B Preferred Stock is to occur as soon as practicable (but not more than three business days) after the satisfaction or waiver of all of the closing conditions set forth in the Purchase Agreement, including receipt of stockholder approval.

   Simultaneously with the signing of the Purchase Agreement, Peapod entered into a $20 million secured revolving loan facility with Ahold maturing in April 2003. The initial borrowings under the credit facility refinanced $3 million in secured term loans provided to Peapod by an affiliate of Ahold on April 5, 2000 ($2 million) and on April 10, 2000 ($1 million). Pursuant to security agreements entered into in connection with the credit facility, Peapod's obligations under the credit facility are secured by a lien on all of Peapod's personal property, including its intellectual property. In connection with the credit and security agreements, Peapod issued to Ahold warrants to purchase an aggregate of 3,666,667 shares of common stock at an initial exercise price of $3.00, subject to adjustment.

   In connection with the Purchase Agreement and related agreements, Peapod and Ahold entered into a supply and services agreement providing, among other things, that (1) Peapod will purchase from Ahold all of Peapod's requirements for perishables and nonperishables (subject to certain limited exceptions) for sale and delivery to customers in connection with Peapod's business in markets served by Ahold and (2) Ahold will perform certain services related to Peapod's business including fulfillment, delivery, field operations and overhead services, and provide warerooms to Peapod in connection with those services.

   Additionally, Peapod and Ahold entered into a registration rights agreement, and Peapod's directors, in their capacity as stockholders, and two significant stockholders of Peapod entered into voting agreements with Ahold.

   On May 10, 2000, Peapod and Ahold also entered into a technology partnership agreement under which Peapod and Ahold will (1) grant each other rights to certain of their respective application software and will work together to develop jointly a new software system for use in connection with remote ordering and delivery services for goods sold by retailers, and (2) perform certain training, consulting, modification, maintenance and other services in connection with their respective application software and the new, jointly-developed software system.

Purpose and Effect of the Transaction

   Peapod's primary purposes for consummating the transaction are providing Peapod with significant increased cash resources, providing Peapod with potential strategic benefits from a supply and services arrangement with Ahold and providing Peapod with a partner for the development of technology under the technology partnership agreement.

   Following the consummation of the transaction, Ahold will hold Series B Preferred Stock convertible into approximately 51% of the outstanding common stock (including common stock issuable upon conversion of the Series B Preferred Stock). In addition, Ahold will hold warrants to purchase 36,560,937 additional shares of common stock which, if exercised, would increase Ahold's ownership of the outstanding common stock to approximately 75% (including common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants). Even without the exercise of warrants, Ahold's ownership would be sufficient to enable it to control the vote on most matters submitted to a vote of the public stockholders, including the election of the Board. In addition, pursuant to the Purchase Agreement, Ahold has designated three of eleven directors to serve on Peapod's Board and, if the transaction is approved, will have the right to designate another three directors. In addition, Peapod has agreed that until final closing of the issuance of the Series B Preferred Stock and thereafter for so long as Ahold owns (on an as converted or exercised basis) at least 10% of the outstanding common stock of Peapod, the consent of Ahold would be required to approve certain corporate transactions. Furthermore, upon a voluntary or involuntary liquidation, dissolution or winding up of Peapod, the Series B Preferred Stock is entitled to a payment of $100 per share plus declared and unpaid dividends prior to any payment to the common stock.

   In the event that the stockholders of Peapod do not approve the sale and issuance of Series B Preferred Stock and warrants, there will be various negative consequences to Peapod and the holders of the common stock. See "Proposal 2--Transactions with Ahold and the Issuance of Preferred Stock and Warrants--Certain Risks Associated with Failure to Approve the Transactions with Ahold and the Issuances of Preferred Stock and Warrants" on page 17 of this proxy statement.

                              THE ANNUAL MEETING

Date, Time and Place

   This annual meeting is scheduled to be held              located at
             ,           ,         on              , 2000, at   :00 a.m.,
local time.

Purpose

   At the annual meeting the holders of the common stock will be asked to consider and vote upon each of the following matters:

  . the election of four Class III Directors;

  . the approval of (1) the Purchase Agreement dated April 14, 2000 between
    Peapod and Koninklijke Ahold N.V. and the agreements and transactions contemplated by the Purchase Agreement, including, without limitation, the supply and services agreement, the wareroom license agreement and the technology partnership agreement; (2) the issuance and sale of 726,371 shares of Peapod's Series B Convertible Preferred Stock, par value $0.01 per share (which initially would be convertible into 19,369,873 shares of Peapod's common stock) at one or more closings pursuant to the Purchase Agreement at an aggregate price of $72,637,024 ($100.00 per share) in cash and otherwise on the terms and subject to the conditions set forth in the Purchase Agreement; and (3) the issuance of warrants to purchase 32,894,270 shares of Peapod's common stock at one or more closings pursuant to the Purchase Agreement;

  . the approval of Amendment No. 2 to the Restated Certificate of Incorporation (1) to increase the number of authorized shares of capital stock from 55,000,000 shares to 110,000,000 shares, of which 100,000,000 shares will be common stock and 10,000,000 shares will be preferred stock, (2) to delete a provision relating to the payment or distribution of assets of Peapod to the holders of preferred stock upon any liquidation, dissolution or winding up of Peapod, (3) to delete a provision relating to voting rights of holders of shares of preferred stock, (4) to remove references to the stock split that was effective upon Peapod's initial public offering and (5) to make certain ministerial changes;

  . the approval of Amendment No. 3 to the Restated Certificate of Incorporation (1) to remove the requirement that 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provision of Peapod's by-laws, (2) to allow stockholders to act by written consent,
    (3) to allow the holders of 30% of the voting power of all the then outstanding shares of capital stock to call a special meeting of stockholders, (4) to allow a majority of the holders of a certain class of capital stock to remove a director which that class of capital stock has nominated to the Board of Directors, (5) to remove the requirement that 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, is required to (a) reduce or eliminate the number of authorized shares of any capital stock set forth in Article Fourth or (b) amend, repeal or adopt any provision inconsistent with Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh or Twelfth of the Restated Certificate of Incorporation and (6) to remove references to Peapod's initial public offering;

  . the approval of Peapod's Year 2000 Long Term Incentive Plan;

  . the ratification of the appointment of KPMG LLP as independent auditors of Peapod for the year ending December 31, 2000; and

  . the transaction of such other business as may come before the annual meeting or adjournment or postponement thereof.

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY VOTED FOR AND APPROVED THE ABOVE PROPOSALS AND RECOMMENDS A VOTE FOR APPROVAL OF THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR SET FORTH HEREIN AND FOR EACH OF THE ABOVE PROPOSALS BY THE STOCKHOLDERS ENTITLED TO VOTE AT THE ANNUAL MEETING.

Effect of Failure to Approve

   In deciding whether to approve these proposals, you should consider the following risks, in addition to the other matters set forth in this proxy statement. If you do not approve Proposals 2 or 3, this would result in certain negative consequences to Peapod and the holders of its common stock, including the following.

  . Ahold will have the right (but not the obligation) to purchase Series B
    Preferred Stock convertible into, together with warrants exercisable for, common stock up to the maximum number that is permissible under NASD rules and regulations without obtaining stockholder approval, and after August 12, 2000 (subject to extensions in certain circumstances) the annual dividend rate on any shares of Series B Preferred Stock so purchased would increase from 8.00% to 12.50%. For additional information, see "Nasdaq National Market Listing" on page 5 of this proxy statement.

  . 3,666,667 warrants to purchase common stock issued to Ahold and any warrants issued to Ahold in connection with the purchase of shares of Series B Preferred Stock would remain outstanding and after August 12, 2000 (subject to extensions in certain circumstances) the exercise price for all but 100,000 of those warrants would be reduced by 50%.

  . Ahold will retain its rights to nominate persons to the Board of Directors, as described in "Board Composition" on page 19 of this proxy statement.

  . For so long as Ahold owns (on an as converted or exercised basis) at least 10% of the outstanding common stock of Peapod, Ahold will retain
    the consent rights described in "Consent Rights of Ahold" on page    of
    this proxy statement.

  . The credit facility with Ahold will terminate 45 days after a vote against Proposal 2 and all amounts owed by Peapod to Ahold under the credit facility will become due upon such termination. If the credit facility is terminated, Peapod will have limited funds available with which to continue to finance its operation and will be forced to seek additional and alternative financing. Peapod cannot assure you that any additional or alternative financing will be available or that, if available, the additional or alternative financing could be obtained on terms and conditions that are as favorable to Peapod as the Ahold credit facility.

  . At any time after November 14, 2000, Ahold may terminate the supply and services agreement upon 30 days' prior notice to Peapod.

  . At any time after November 14, 2000, Peapod's license to use Ahold's application software under the technology partnership agreement immediately terminates, and Ahold's license to use Peapod's application software is converted to a maximum term of two years subject to payment of a license fee which may or may not be below market for such a license.

  . At any time after November 14, 2000, Ahold will have the option to terminate its obligation to purchase additional Series B Preferred Stock and warrants under the Purchase Agreement and, if Ahold exercises its option, Peapod will be obligated to pay to Ahold a fee of $1,000,000 and to reimburse Ahold for any expenses incurred in connection with the Purchase Agreement.

Nasdaq National Market Listing

   As an issuer of securities quoted on the Nasdaq National Market, Peapod must comply with certain rules of the NASD for continued listing on the Nasdaq National Market. Under Nasdaq Marketplace Rule 4460(i), Peapod must obtain stockholder approval prior to the sale or issuance of common stock (or securities convertible into or exercisable for common stock) (1) at a price less than the greater of book value or market value which equals or exceeds 20% of the common stock or voting power outstanding prior to the issuance or
(2) the issuance would result in a change of control, as determined by the NASD based on a number of factors. If Proposals 2 and 3 are approved by the stockholders, Ahold will beneficially own Series B Preferred Stock representing approximately 51% of the voting power of Peapod's outstanding securities as of April 14, 2000 (including common stock issuable upon conversion of the Series B Preferred Stock); which together with the warrants to purchase common stock would represent approximately 75% of the voting power of Peapod's outstanding securities as of April 14, 2000 (including common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants). When Ahold purchased the warrants to purchase 3,666,667 shares, the exercise price for those warrants was at a price above the book value and market value for shares of common stock; as a result those warrants may not count towards the calculation of the 20% stockholding referred to in Nasdaq Marketplace Rule 4460(i).

Record Date

   The Board of Directors has fixed the close of business on May 18, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting. Only stockholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting. On the record date, there were issued and outstanding shares of Peapod's common stock. Each holder of common stock entitled to vote at the annual meeting will be entitled to one vote per share, either in person or by proxy, on each matter presented at the annual meeting.

Quorum

   The holders of stock having a majority of the votes which could be cast by holders of all outstanding stock entitled to vote at the annual meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. In the absence of a quorum, the stockholders so present may, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, adjourn the meeting from time to time, without notice, other than by announcement at the meeting. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, will not affect the ability of the remaining stockholders lawfully to transact business.

Required Vote

   It is a condition to some of Peapod's obligations under the Purchase Agreement that the issuance of the Series B Preferred Stock and warrants be approved by the affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the annual meeting that are present in person or by proxy. The rules of the Nasdaq National Market also require that the issuance of the Series B Preferred Stock and warrants be approved by the holders of a majority of the shares of common stock present in person or represented by proxy and voting on such proposals.

   With respect to Proposal 1 relating to the election of directors, under Peapod's by-laws, directors are elected by the affirmative vote of the holders of a plurality of the votes cast at the annual meeting. With respect to Proposal 3 regarding Amendment No. 2 to the Restated Certificate of Incorporation, Delaware law requires the affirmative vote of a majority of the voting power of Peapod's outstanding capital stock entitled to vote at the annual meeting. With respect to Proposal 4 regarding Amendment No. 3 to the Restated Certificate of Incorporation, the Restated Certificate of Incorporation requires the affirmative vote of the holders of voting shares of Peapod representing at least 75% of the voting power of all of the then outstanding shares of Peapod's capital stock entitled to vote generally in the election of directors. With respect to Proposal 2 regarding the approval of the transactions with Ahold and the issuance of Preferred Stock and warrants, Proposal 5 regarding the approval of the Year 2000 Long Term Incentive Plan and Proposal 6 regarding the ratification of the appointment of KPMG LLP as the independent auditors of Peapod, the affirmative vote of a majority of the shares of common stock that are present in person or by proxy and entitled to vote at the annual meeting is required.

   Each director of Peapod, in his capacity as a stockholder, and two significant stockholders, Tribune National Marketing Company and Nevis Capital Management, Inc., entered into voting agreements pursuant to which each agreed to vote his or its shares in favor of (1) the Purchase Agreement, the other agreements contemplated by the Purchase Agreement, and all of the transactions contemplated by these agreements, (2) all matters requiring approval of stockholders under the Nasdaq Stock Market listing requirements in connection with these transactions, and (3) any actions required in furtherance of the Purchase Agreement. In addition, these stockholders have agreed to vote against competing transactions and certain other significant corporate actions. The voting agreements also restrict those stockholders from soliciting other competing transactions. The directors, Tribune and Nevis hold, collectively, 40.6% of the shares of Peapod capital stock entitled to vote at the annual meeting.

   For purposes of determining the number of votes cast with respect to a particular matter, only those cast FOR or AGAINST are included. All votes cast by proxy or in person will be counted by a representative of Equiserve, transfer agent for the common stock, who will serve as the inspector of elections at the annual meeting and who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes for the election of directors and each proposal. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the annual meeting. Abstentions on a given proposal will have the same effect as a vote against such proposal, although abstentions will have no effect as to the election of directors. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. The missing votes are deemed to be broker non-votes. The inspector of elections will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters). However, with respect to Proposal 3 and 4, broker non-votes will have the same effect as a vote against the proposal. Shares held by Peapod in its treasury are not voted.

Proxies

   The enclosed proxy provides that you may specify that your shares be voted FOR, AGAINST or ABSTAIN from voting with respect to the election of directors and each of the proposals. All shares of common stock represented by properly executed proxies received prior to or at the annual meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted FOR approval of the election of each director nominee and FOR approval of each of the other proposals, provided that the stockholder is the recordholder for the shares. However, if the stockholder holds the shares in street name through a broker, the shares will be treated as described in "Required Vote" above. Stockholders are urged to mark the box on the proxy to indicate how their common stock is to be voted. It is not expected that any matter other than those referred to in this proxy statement will be brought before the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their own judgement with respect to such matters, unless authority to do so is withheld in the proxy. A duly executed proxy is irrevocable if it states that it is irrevocable and only as long as it is coupled with an interest sufficient in law to support an irrevocable power. Any stockholder who executes and returns a proxy may revoke such proxy in writing at any time before it is voted at the annual meeting by: (1) filing with the Secretary or Assistant Secretary of Peapod, at 9933 Woods Drive, Skokie, IL 60077, written notice of such revocation bearing a later date than the proxy or a subsequent, later dated and signed proxy relating to the same shares; or (2) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute revocation of a proxy).

Proxy Solicitor

   The cost of this solicitation of proxies will be borne by Peapod. Peapod's directors, officers and regular employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specifically compensated for such services. In addition, Peapod has engaged the firm of to assist in the solicitation of proxies, to which Peapod has agreed to pay a fee of approximately $ and to reimburse its reasonable expenses. Peapod will reimburse Equiserve for forwarding proxy materials to beneficial owners and serving as inspectors of election. The total estimated cost for this solicitation is approximately $.

Availability of Independent Auditors

   Representatives of KPMG LLP, Peapod's independent auditors, will be present at the annual meeting, will have the opportunity to make a statement should they desire and are expected to be available to respond to appropriate questions.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   Peapod's business is managed under the direction of its Board of Directors. The Board of Directors is presently composed of eleven directors, divided into three classes. At the annual meeting, four Class III directors will be elected. The Class III directors will have terms expiring at the 2003 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees for election as directors are identified below. In the event the nominees who have expressed an intention to serve if elected fail to stand for election, the persons named in the proxy intend to vote for a substitute nominee designated by the Board of Directors.

Nominees

   Listed below are the nominees for Class III directors, with information showing the principal occupation, business experience and current public directorships, if any, of each, the age of each and the year each was first elected a director of Peapod. Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing each of the four individuals identified below as a director of Peapod. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for director, such instructions will be followed by the persons named as proxies.

             CLASS III DIRECTORS--TERM SCHEDULED TO EXPIRE IN 2003

   Mr. Trygve E. Myhren, age 63, became a director in 1995. He is president of Myhren Media, Inc., a private investment firm concentrating in media, telecommunications, software and internet related companies. He was President and a director of The Providence Journal Company, a diversified media firm, from 1990 to 1996. From 1975 until 1988, Mr. Myhren was employed by American Television and Communications Corporation, the cable television subsidiary of Time, Inc. (now Time/Warner Cable), and he served as Chairman and Chief Executive Officer from 1981 to 1988. Mr. Myhren was a member of the Board of the National Cable Television Association from 1981 to 1991 and served as its Chairman in 1986 and 1987. Mr. Myhren currently serves on the Boards of J.D. Edwards, Inc. (JDEC), Verio, Inc. (VRIO), Dreyfus Founders Funds and Advanced Marketing Services, Inc. (ADMS).

   Mr. Robert S. Goodale, age 66, became a director in 1998. He is currently a fellow at the Institute at Mars Hill College. From 1993 to 1997, he served as the Deputy Secretary of the North Carolina Department of Commerce. Mr. Goodale had previously served as President of Sunstate Dairy and Foods Company, Finevest Foods and Harris Teeter, Inc.

   Mr. Drayton McLane, Jr., age 65, became a director in 1999. He is currently the Chairman and Chief Executive Officer of the McLane Group L.P. and the Chairman of both the Houston Astros Baseball Club and Astrodome USA. He was Vice-Chairman and director of Wal*Mart Stores, Inc. from 1992 to 1994. He currently serves on the Boards of the Chase Bank of Texas and Scott & White Hospital.

   Mr. William J. Grize, age 54, became a director in 2000. He is currently the President and Chief Executive Officer of The Stop & Shop Supermarket Company, where during the past five years, he has also held the positions of Executive Vice President and Chief Operating Officer.

Other Directors

   The following persons are currently directors of Peapod whose terms will continue after the annual meeting.

              CLASS I DIRECTORS--TERM SCHEDULED TO EXPIRE IN 2001

   Mr. Andrew B. Parkinson, age 42, is a co-founder of Peapod and serves as its Chairman. He served as Peapod's President and Chief Executive Officer from its founding until 1999. Prior to the founding of Peapod,

Mr. Parkinson held various brand and product management positions with Kraft Foods, Inc. and Procter & Gamble Co. Andrew Parkinson is the brother of Thomas Parkinson, Peapod's Senior Vice President-Chief Technology Officer.

   Mr. Tasso H. Coin, age 64, has been a director of Peapod since 1992. He is President of Tasso H. Coin Investment Development Company, a private investment and advisory firm specializing in services for growth companies. Mr. Coin was a founder of the Chicago law firm now known as Cowen, Crowley, Nord & Staub and co-founder of AmBank Financial Services Inc., a bank holding company.

   Mr. Mark VanStekelenburg, age 49, became a director in 1998. He is currently self-employed as an investor. He was the President and Chief Executive Officer of Rykoff-Sexton, Inc./U.S. FoodService, Inc., a food service distributor and manufacturer. In 1995, he was elected Chairman of the Board of Directors, a position he held until he retired from the company in 1998. In an unrelated transaction, on April 12, 2000, Ahold acquired U.S. Foodservice, Inc., the successor to Rykoff-Sexton, Inc. Prior to coming to Rykoff-Sexton in 1991, he served as President and Chief Executive Officer of G.V.A., Inc., the largest food service distributor in The Netherlands. His experience in the food distribution and retail business also includes terms as the President of Torro Supermarkets, General Manager and Chief Operating Officer of Makro U.S.A. and General Manager of Korti Discount Stores.

   Mr. Steve Odland, age 41, became a director in 2000. He is currently the President and Chief Executive Officer of TopsMarkets, Inc. From 1996 to 1998, he served as President of the Foodservice Division of Sara Lee Corporation. Prior to that, from 1990 to 1996, he served as Vice President in various capacities for Quaker Oats.

             CLASS II DIRECTORS--TERM SCHEDULED TO EXPIRE IN 2002

   Mr. Thomas L. Parkinson, age 40, is a co-founder of Peapod and has been its Senior Vice President-Chief Technology Officer and a director since its founding in 1989. He has had primary responsibility for directing consumer product development and technology research and development since Peapod's founding and he is the principal architect of Peapod's software. Prior to the founding of Peapod, Mr. Parkinson held various field sales and sales management positions with Procter & Gamble Co. Thomas Parkinson is the brother of Andrew Parkinson, Peapod's Chairman.

   Mr. Seth L. Pierrepont, age 48, has been a director of Peapod since 1992. Mr. Pierrepont also served as Peapod's Director of Marketing during 1993. He is President of Sage Venture Management Incorporated, a private investment and advisory services firm specializing in developing businesses. Prior to founding Sage in 1990, Mr. Pierrepont was a Managing Director of Continental Illinois Venture Corporation.

   Mr. A. Michael Meurs, age 49, became a director in 2000. He is currently the Executive Vice President and Chief Financial Officer of Koninklijke Ahold N.V. In the past five years, he has also held the positions of Senior Vice President of Finance and Senior Vice President of Business Development.

Meetings and Committees

   The Board of Directors of Peapod held seven meetings during fiscal 1999.

   The Board of Directors does not currently have a formal nominating committee.

   The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants Peapod's year-end operating results and considers the adequacy of the internal accounting procedures. The Audit Committee currently consists of Messrs. Seth
L. Pierrepont (Chairman), Tasso H. Coin and Robert S. Goodale. The Audit Committee held two meetings in fiscal 1999, which were attended by all members of the Audit Committee appointed at the respective time.

   The Compensation Committee, which currently consists of Messrs. Trygve E. Myhren (Chairman), Tasso H. Coin and Mark VanStekelenburg, reviews and approves the compensation arrangements for all officers and other senior level employees, and administers and takes such other actions as may be required in connection with certain compensation and incentive plans of Peapod (including the granting of stock options). The Compensation Committee also recommends fees to be paid to members of the Board of Directors. The Compensation Committee held six meetings in fiscal 1999.

   Peapod's by-laws require that the Compensation Committee and the Audit Committee consist of non-employee directors.

Compensation of Directors

   Non-employee directors receive compensation of $1,000 per in-person meeting of the Board of Directors, $500 per telephonic meeting of the Board of Directors lasting more than one hour, $750 per in-person meeting of committees of the Board of Directors and $375 per telephonic meeting of committees of the Board of Directors lasting more than one hour. Non-employee directors also receive a stipend of $10,000 per year, of which $2,500 is payable at the beginning of each quarter. Directors who are officers or employees of Peapod, Ahold or its affiliates are not non-employee directors and receive no compensation for serving as directors. All directors are reimbursed for all reasonable and necessary expenditures incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors.

   Under Peapod's 1997 Long-Term Incentive Plan (which is referred to in this proxy statement as the 1997 Plan), non-employee directors may be granted nonqualified options to purchase shares of common stock at the discretion of the Board of Directors to advance the interest of Peapod by retaining well-qualified directors. Each non-employee director who was a director in May of 1999 was granted options to purchase 5,000 shares of common stock at $11.25 per share. Upon his appointment to the Board of Directors, Drayton McLane was granted 30,000 options to purchase common stock at $10.125 per share. One-third of such options vest or will vest on each of the first, second and third anniversaries of the date of grant.

   Messrs. Goodale, VanStekelenburg and Pierrepont provided certain consulting services to Peapod in 1999, for which they were granted options to purchase shares of common stock in the amount of 15,000, 15,000 and 5,000, respectively, at $7.125 per share. Messrs. Goodale and VanStekelenburg also received cash payments of $26,000 and $19,000, respectively, for consulting services provided to Peapod in 1999.

Certain Relationships and Related Transactions

 McLane Group Agreements

   In September 1999 Peapod entered into a letter of intent with McLane Group L.P., an affiliate of Drayton McLane, for the provision of certain services in Peapod's Texas market. Since that time, Peapod has retained McLane Group to provide certain planning services for the Texas, Chicago, Boston and Long Island markets for a fee of $75,000 per location. From November 1999 through February 2000, McLane Group provided consulting services to Peapod at a rate of $1,200 per day. In addition, Peapod entered into a management agreement with McLane Group in January 2000, pursuant to which McLane Group will manage distribution and fulfillment operations for several of Peapod's facilities. The management agreement is for an initial term of 10 years (subject to earlier termination under certain circumstances) and provides that McLane Group will receive a fee of $400,000 per facility for the first year of the agreement, and 1.5% of gross sales for each of the following years, subject to a maximum payment of $500,000 each year per facility.

   In addition, under the management agreement, Peapod has granted the McLane Group 100,000 options to purchase common stock at $15.34 per share, and has agreed to grant the McLane Group 100,000 additional options on the first anniversary of the agreement and 50,000 additional options on each subsequent anniversary of the agreement, at an exercise price of fair market value plus a premium. All options granted to the McLane

Group under the management agreement will vest 1/24 each month and expire 10 years after their grant. Peapod has agreed to enter into a separate agreement to grant McLane Group "piggy-back" registration rights with respect to the shares of common stock underlying the options issued to McLane Group under the management agreement.

 Registration Rights

   Peapod has granted to Messrs. Andrew and Thomas Parkinson certain rights to require Peapod to take action to register under the Securities Act of 1933, as amended, the sale of shares of common stock held by them. The number of such registrations which Peapod is obligated to effect is limited to four registrations in the aggregate. The registration rights provide that in the event Peapod proposes to register any of its securities under the Securities Act at any time or times, subject to certain limitations, Peapod will use its best efforts to include the registrable shares in such registration upon the request of the holders of registration rights. Peapod is generally required to bear the expenses of all such registrations, except underwriting discounts and commissions. Messrs. Andrew and Thomas Parkinson have entered into an agreement with Ahold restricting their registration rights.

 Agreements with Ahold

   Ahold, which is proposing to purchase 726,371 shares of Series B Preferred Stock and warrants to purchase 32,894,270 shares of common stock under the Purchase Agreement, is currently the beneficial owner of warrants to purchase 3,666,667 shares of common stock, representing approximately 15.9% of Peapod's outstanding common stock (including common stock issuable upon exercise of the warrants). In addition, the Purchase Agreement provides Ahold with the right, but not the obligation, to purchase securities convertible into or exercisable for common stock up to the maximum number of shares of Series B Preferred Stock and warrants that may be purchased without stockholder approval under NASD rules and regulations. For additional information about the NASD rules and regulations, see "Nasdaq National Market Listing" on page 5 of this proxy statement. For additional information about the Purchase Agreement and the warrants, see "Purchase Agreement" on page 19 of this proxy statement. The Series B Preferred Stock that Ahold has the right to purchase has a number of protective rights that are described under "Terms of the Series B Preferred
Stock" on page    of this proxy statement. The Series B Preferred Stock and
warrants purchased by Ahold and securities receivable upon conversion of the Series B Preferred Stock and exercise of the warrants, are subject to the registration rights described under "Registration Rights Agreement" on page 23 of this proxy statement.

   In addition, Ahold has nominated three of Peapod's eleven current directors. Messrs. William J. Grize, Steve Odland and A. Michael Meurs are employees of Ahold or its affiliates and were appointed to the Board of Directors in connection with the execution of the Purchase Agreement and are not considered non-employee directors. If the stockholders approve the transactions with Ahold, Ahold will nominate an additional three persons to the Board of Directors and it is anticipated Messrs. Coin, Goodale and Pierrepont will resign as directors of Peapod. For additional information about Ahold's rights to nominate persons to the Board of Directors and Committees of the Board of Directors, see "Board Composition" on page 19 of this proxy statement.

   On April 14, 2000, Peapod entered into a $20 million secured revolving loan facility with Ahold. For the terms of that credit facility, see "Credit and Security Agreements" on page 28 of this proxy statement.

   On April 14, 2000, Peapod and Ahold also entered into a supply and services agreement under which Peapod has agreed to purchase all of its requirements of perishable and non-perishable goods from Ahold in markets served by Ahold and obtain certain other services for Peapod's online business. For additional information about the supply and services agreement, see "Supply and Services Agreement" on page 24 of this proxy statement.

   On May 10, 2000, Peapod and Ahold also entered into a technology partnership agreement under which Peapod and Ahold will (1) grant each other rights to certain of their respective application software and will work together to develop jointly a new software system for use in connection with remote ordering and delivery services for goods sold by retailers, and (2) perform certain training, consulting, modification, maintenance and other services in connection with their respective application software and the new, jointly-developed software system.

 Certain Business Relationships

   Peapod provided home shopping services to The Stop & Shop Supermarket Company for which Peapod received payments of approximately $12,200,000 in 1999, representing grocery product sales to customers and fees received from customers and Stop & Shop. Prior to commencing negotiations on the Ahold transaction, Peapod and Stop & Shop agreed to wind down and terminate their relationship by the end of 2000. William J. Grize is the President and Chief Executive Officer of Stop & Shop.

 Indebtedness of Management

   In September of 1999, Peapod extended William Malloy, as an incentive to his employment as President and Chief Executive Officer of Peapod, a loan in the amount of $2,500,000 to enable him to purchase $2,500,000 of Peapod common stock at the then market price. Under the terms of Mr. Malloy's separation agreement, he has returned the shares of common stock to Peapod, and Peapod has cancelled the outstanding principal and interest due on the loan.

Required Vote

   Under Delaware law, directors are elected by the affirmative vote of a plurality of the votes cast at the annual meeting.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 1 AND BELIEVES THAT THEY ARE IN THE BEST INTEREST OF PEAPOD AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROSPOSAL 1.

                                  PROPOSAL 2

                  TRANSACTIONS WITH AHOLD AND THE ISSUANCE OF
                         PREFERRED STOCK AND WARRANTS

   At the annual meeting, you are being asked to vote in favor of Proposal 2 to approve:

  . the Purchase Agreement between Peapod and Ahold and the agreements and transactions contemplated by the Purchase Agreement, including, without limitation, the supply and services agreement, the wareroom license agreement and the technology partnership agreement;

  . the issuance of 726,371 shares of Peapod's Series B Convertible Preferred
    Stock; and

  . the issuance of warrants to purchase 32,894,270 shares of Peapod's common stock.

   As an issuer of securities quoted on the Nasdaq National Market, Peapod must comply with certain rules of the NASD for continued listing on the Nasdaq National Market. Under Nasdaq Marketplace Rule 4460(i), Peapod must obtain stockholder approval prior to certain issuances of common stock, or securities convertible into or exercisable for common stock. See "Nasdaq National Market Listing" on page 5 of this proxy statement. If this Proposal 2 is approved by the stockholders, Ahold will beneficially own Series B Preferred Stock representing approximately 51% of the voting power of Peapod's outstanding securities as of April 14, 2000 (including common stock issuable upon conversion of the Series B Preferred Stock); which together with the warrants to purchase common stock would represent approximately 75% of the voting power of Peapod's outstanding securities as of April 14, 2000 (including common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants).

Background of the Transaction

   From its founding in 1989 until 1998, Peapod serviced consumers exclusively in partnership with traditional grocery retailers. Peapod partnered with a retailer in each market, and fulfilled customer orders through a network of existing retail stores. In 1997, Peapod determined that, in order to satisfy increasing consumer demand, ensure high quality service and reduce its cost structure, it would shift its fulfillment to a centralized, dedicated distribution model. Peapod has opened distribution centers in Chicago and San Francisco and has signed a lease for a third center in Dallas.

   In the summer of 1999, Peapod's Board of Directors began to consider the desirability of raising additional capital to fund, among other things, the conversion of its operations to the centralized distribution model. It was contemplated at that time that Peapod would raise such capital through a private equity financing with one or more strategic or financial investors as market conditions would have made it difficult at that time for Peapod to raise additional capital through a public offering. To assist in this effort, Peapod retained Wasserstein Perella, Inc. as Peapod's financial advisor in August 1999. During the remainder of 1999 and the beginning of 2000, Wasserstein Perella assisted Peapod in evaluating the prospects for, and in contacting various potential investors to determine their interest in making, a private equity investment in Peapod. In early October, Wasserstein Perella assisted Peapod in finalizing management presentations for potential investors based on the input of Peapod's newly hired Chief Executive Officer and President, William Malloy. In November 1999, in response to market rumors that Peapod was close to exhausting its cash resources, Peapod issued a press release announcing that it had retained Wasserstein Perella to assist it in raising capital.

   In connection with this process, Peapod and Wasserstein Perella identified several potential investment partners from a wide range of financial investors, Internet companies, media companies and traditional retailers. From mid-October through mid-November 1999, Wasserstein Perella contacted approximately 50 parties identified as potentially having an investment interest in Peapod. These contacts resulted in 20 parties requesting initial meetings with Peapod, which were held from mid-November through mid-January, with 8 of those parties participating in follow-up due diligence meetings between mid-December and mid-January.

   Following meetings in early and mid-December, two parties (Apollo Management and Pequot Capital Management) began to discuss separate preliminary proposals regarding possible private equity financing transactions. During the course of preliminary negotiations with respect to the possible transactions, Apollo and Pequot advised Peapod that the two investors had determined not to submit competing proposals, but rather that they desired to submit one proposal contemplating separate investments on substantially similar terms.

   Through the end of January, Apollo and Pequot continued their due diligence with respect to Peapod. The Board of Directors of Peapod and its Executive Committee were briefed from time to time during this period regarding the possible terms of the Apollo and Pequot financing and the directors discussed with Wasserstein Perella the possibility of alternative equity financings.

   On February 1, 2000, Apollo submitted to Peapod a letter of intent and term sheet with respect to a proposed equity investment in Peapod. The initial proposal contemplated an aggregate equity investment of $100 million by Apollo, Pequot, Yucaipa Companies, Euris (Casino) and Global Retail Partners. The proposed investment involved a purchase of a newly issued series of convertible preferred stock of Peapod, with accompanying warrants to purchase common stock. The convertible preferred shares would have been convertible into common stock at a conversion price of approximately $8.00 per share of common stock and the warrants contemplated an exercise price of approximately $8.00 per share of common stock. The convertible preferred stock as a class entitled the holders to approximately 41% of the voting power of Peapod. In connection with the investment, the investors would have been entitled to designate up to four directors of Peapod, with a fifth director to be mutually agreed upon with Peapod. The investors would have also been entitled to consent to various transactions and would have received registration rights.

   From February 2, 2000 to February 14, 2000, Peapod and its legal and financial advisors engaged in negotiations with the five prospective investors and their respective counsel regarding the proposed terms of the financing. In the course of these discussions, Peapod and the prospective investors discussed increasing the aggregate size of the investment. The negotiations culminated on February 14, 2000 with an agreement between the parties to enter into letters of intent with respect to a proposed aggregate $120 million investment in convertible preferred stock of Peapod. The letters of intent contemplated that the parties would commence the negotiation of definitive investment agreements with the goal of completing negotiations and consummating the initial purchase of the convertible preferred stock in early March 2000. A press release regarding the proposed financing was issued by Peapod on February 14, 2000.

   During the period of February 15, 2000 through March 2, 2000, the five prospective investors completed due diligence with respect to Peapod and the respective parties and their legal counsel negotiated the terms of the definitive investment agreements with a view to executing the agreements and commencing funding on or about March 3, 2000. On March 3, 2000, Peapod's Board of Directors met to review the final terms of the investment agreements. At the meeting, representatives from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. made a presentation to the Board of Directors of Peapod regarding the financial terms of the proposed investment and delivered to the Board of Directors a fairness opinion to the effect that the consideration to be received by Peapod in the proposed financing was fair, from a financial point of view, to Peapod. Houlihan Lokey had been retained by the Board of Directors, upon the advice of Peapod's counsel, to render a fairness opinion because Wasserstein Perella's engagement letter with Peapod entitled Wasserstein Perella to elect to receive a portion of its financing agent's fee from Peapod in the form of shares of Peapod common stock and warrants to purchase common stock.

   On March 7, 2000, a meeting was scheduled between representatives of the investors and Peapod management to begin the closing of the transaction and review certain aspects of Peapod's future business plans. At this meeting, Andrew Parkinson, Peapod's Chairman, informed the representatives of the investors present that William Malloy, Peapod's President and Chief Executive Officer at the time, had called in ill that morning and would be unable to attend the meeting. Because Mr. Malloy had led the negotiations and post-transaction planning on behalf of Peapod, the investors expressed concern regarding his absence and indicated a desire to meet with Mr. Malloy the following morning.

   During the course of the next week, Mr. Malloy's health prevented him from returning to work. On March 15, 2000 Peapod was informed that, due to health reasons, Mr. Malloy did not intend to continue as Peapod's President and Chief Executive Officer. Peapod's Board of Directors was advised of this situation and Mr. Parkinson and certain other directors of Peapod held discussions with the prospective investors regarding management alternatives following Mr. Malloy's departure. On March 15, 2000, Peapod was informed that the prospective investors were not willing to proceed with the financing transaction in light of Mr. Malloy's status and that the investors were terminating the letters of intent. That same afternoon, the Board of Directors met with Peapod's legal and financial advisors to discuss the situation. At the meeting, the Board reviewed possible alternative financing strategies that could be pursued and discussed operating strategies. The Board determined that it was in the best interests of Peapod and its stockholders that Peapod explore all strategic alternatives available to it, including a possible sale of Peapod or additional financing transactions. The Board authorized the management of Peapod, assisted by Wasserstein Perella, to commence a solicitation of alternative transactions. On the morning of March 16, 2000, a press release was issued confirming this solicitation process, the limited amount of Peapod's cash resources remaining and the creation of an office of the Chairman to manage Peapod in the interim.

   During the next few days, Wasserstein Perella contacted 34 parties, whom in Peapod's judgement would have been the most likely strategic or financial investors, to determine their interest in a sale or financing transaction with Peapod. From March 16, 2000 to March 28, 2000, due diligence meetings were held with 11 parties expressing an interest in evaluating a possible transaction. These parties ranged from traditional and online grocers to certain distribution and delivery companies to financial firms. Contact was also made with at least 9 parties regarding their interest in providing possible bridge financing to Peapod. Peapod established March 29, 2000 as a deadline for the receipt of transaction proposals and provided potentially interested parties with a bidding instruction letter and forms of agreements relating to a merger with Peapod or a convertible preferred stock investment similar to Peapod's recently terminated financing. Peapod failed to receive any proposals by the initial deadline; however, certain interested parties contacted Peapod requesting additional time, which Peapod permitted.

   On March 31, 2000, Peapod met with representatives of two of its institutional stockholders to discuss the willingness of these stockholders to provide bridge financing to Peapod in the event that the solicitation process failed to yield any acceptable proposals or in the event that additional time became necessary to negotiate and complete a transaction. Peapod was informed that these stockholders would consider providing bridge financing only in the event a proposal was received that required additional time to negotiate or consummate.

   Late in the evening of March 31, 2000, Peapod received a proposal from Ahold contemplating three alternative equity financing transactions: (1) a cash tender offer for 100% of Peapod at $3.50 per share; (2) convertible preferred stock for 51% of Peapod, convertible into common stock at $3.25 per share, with warrants to increase Ahold's ownership to 75% exercisable at the lower of (a) $3.25 and (b) 105% of the average closing price of the common stock for the ten trading days immediately prior to the first announcement of a transaction between Peapod and Ahold; or (3) convertible preferred stock for 33.8% of Peapod, convertible into common stock at $2.75 per share, with warrants to increase Ahold's ownership to greater than 50% exercisable at the lower of (a) $2.75 and (b) 105% of the average closing price of the common stock for the ten trading days immediately prior to the first announcement of a transaction between Peapod and Ahold. In addition to providing equity financing, Ahold would provide a $20 million secured term working capital facility to Peapod to meet its short term cash flow requirements. Ahold would also enter into a supply and services agreement to supply products to Peapod and provide wareroom and fulfillment services.

   On April 1, 2000 and April 2, 2000, Peapod's Board of Directors met to review the Ahold proposal. This meeting led to discussions between Ahold and Peapod regarding the per share price proposed to be paid by Ahold in the transaction as well as the other proposed terms. On April 4, 2000, Ahold submitted a revised proposal to Peapod. The revised proposal contemplated an equity financing under alternative (2), with the purchase price for the convertible preferred stock increased to $3.75 per common share and the warrant exercise price increased to an average of $3.70 per common share, along with the proposed credit facility and supply and services agreement. The revised proposal also included a commitment for an immediate $3 million secured bridge loan, of which $2 million was funded on April 5, 2000 and $1 million was funded on April 10, 2000. On April 4, 2000, Peapod signed a letter with Ahold which set forth the terms of Ahold's revised proposal and included a no shop agreement for Peapod for 10 days, during which time Ahold and Peapod would negotiate and finalize definitive documents.

   During the period of April 4, 2000 through April 14, 2000, Peapod and Ahold engaged in extensive negotiations relating to the Ahold transaction. In the evening of April 13, 2000, Peapod held a Board meeting to review the proposed transaction agreements. The Board received a report on the status of negotiations with Ahold from members of management and legal counsel, which informed the Board that all material issues had been resolved. The Board had a full discussion of the terms of the transaction and reviewed various benefits of the transaction, including providing Peapod with significant cash resources, providing Peapod with a beneficial strategic partner and providing both public and employee stockholders with an opportunity to obtain liquidity for a portion of their equity holdings. At the meeting, the Peapod directors received presentations from each of Wasserstein Perella and Houlihan Lokey regarding the solicitation process and the financial terms of the Ahold transaction. Wasserstein Perella advised the directors that it had agreed with Peapod to be paid its financing agent's fee only in cash. During their respective presentations, each of Wasserstein Perella and Houlihan Lokey delivered their fairness opinions to the Peapod Board of Directors to the effect that the price to be paid by Ahold to Peapod for the convertible preferred stock and the exercise price of the Ahold warrants were fair, from a financial point of view, to Peapod. The fairness opinions are more fully described below under "Fairness Opinions." Following such presentations and receipt of the fairness opinions, the Board of Directors of Peapod authorized and approved the Ahold transaction. Negotiations of the definitive transaction agreements continued into the morning of April 14, 2000, at which time the agreements were executed by Peapod and Ahold and a press release was issued announcing the transaction.

Factors Considered by the Board of Directors

   The Board of Directors, by unanimous vote of all of the directors, has approved the Purchase Agreement and the transactions contemplated thereby and recommends approval of the Purchase Agreement and the agreements and transactions contemplated by the Purchase Agreement.

   In approving the Purchase Agreement and the agreement and transactions contemplated thereby, the Board of Directors considered the following material factors:

  (1) the terms of the Purchase Agreement, the warrants, the registration rights agreement, the certificate of designation, the credit facility with Ahold, the security agreements and the supply and services agreement, which were the product of arm's length negotiations among the parties;

  (2) Peapod's increased cash resources as a result of the cash infusion by Ahold and borrowing availability under the revolving credit facility with Ahold which would not have been provided unless Peapod entered into the Purchase Agreement and the transactions contemplated by the Purchase Agreement;

  (3) the oral opinion of Wasserstein Perella and the oral opinion of Houlihan Lokey, each of which was delivered to the Board of Directors at the April 13, 2000 meeting (which were subsequently confirmed in writing), more fully described below;

  (4) the potential strategic benefits to Peapod from a services and supply arrangement with Ahold through its considerable buying power, real estate, brand recognition, customer base and management experience;

  (5) if Peapod did not enter into the $3,000,000 bridge loan and credit agreement and receive the proceeds of the revolving loan from Ahold, it would have exhausted its cash resources in the near term necessary to conduct its operations;

  (6) the fact that Peapod had solicited indications of interest in acquiring Peapod from large numbers of investors and also held discussions with potential lenders and investors, and that Peapod believed that the transaction with Ahold represented the only readily available transaction to Peapod that would provide the cash necessary to enable Peapod to fund its ongoing operations and offer a reasonable opportunity to enable Peapod to achieve its strategic objectives;

  (7) Peapod's Chief Executive Officer suddenly and unexpectedly left Peapod for health reasons, and as a result of his illness and resignation, each of the entities that previously executed letters of intent to invest $120,000,000 in Peapod terminated the letters of intent;


  (8) Peapod's stock price dropped from $7.81 to $2.72 following the announcement of the events described above, and closed at $2.81 on April 12, 2000;

  (9) given Peapod's revised business plan and operating model, Peapod's cash position allowed it to remain operational only in the immediate term, and Peapod's auditors rendered an unqualified opinion with an explanatory paragraph regarding Peapod's ability to continue as a going concern in Peapod's Annual Report on Form 10-K for the year ended December 31, 1999;

  (10) during the solicitation of indications of interest for a sale of Peapod, although eleven potential strategic acquirers or partners visited Peapod, only one submitted a written proposal;

  (11) the bridge financing proposals received by Peapod, which were pursued by Peapod to provide additional time to solicit strategic investors, still required a long-term solution. In addition, the bridge financing proposals were unattractive because the potential lenders demanded large equity stakes, making a subsequent transaction with a strategic investor less likely;

  (12) the initial discussions with Ahold contemplated a range of alternatives, including a sale of the entire company at $3.50 per share, and the structure of the transaction ultimately agreed upon in negotiation allowed Peapod's stockholders to retain a stake in Peapod, providing them with upside potential;

  (13) Peapod's insufficiency of cash to operate its business had adversely affected the value of Peapod's franchise and its viability as a going concern;

  (14) that it was necessary for Peapod to enter into the transaction or another transaction involving a sale of a significant amount of equity for cash promptly in order to prevent a further and potentially irreversible loss in the value of Peapod; and

  (15) that, based on the projections of management, following the consummation of the transaction and with the benefit of the loans contemplated by the credit agreement, Peapod would have sufficient liquidity, including cash flows from its operations, to conduct its operations.

   The Board of Directors did not assign relative weight to the above factors or determine that any factor was of particular importance. Rather, the Board of Directors view this position and its recommendations as being based on the totality of the information presented to it and considered by it.

Information about Koninklijke Ahold N.V.

   Ahold is the largest food provider in The Netherlands, one of the largest food retailers in the United States and one of the largest and among the most internationally diverse food providing groups worldwide. Ahold is a public company with limited liability and is incorporated under the laws of The Netherlands. The principal executive offices of Ahold are located at Albert Heijnweg 1, 1507 EH Zaandam, The Netherlands, telephone: 011-31-75-659-9111.

Certain Risks Associated with Failure to Approve the Transactions with Ahold and the Issuances of Preferred Stock and Warrants

   In deciding whether to approve this Proposal 2, you should consider the following risks, in addition to the other matters set forth in this proxy statement. If you do not approve this Proposal 2, there are certain negative consequences to Peapod and the holders of the common stock further described in this proxy statement, including, without limitation:

  . Ahold will have the right (but not the obligation) to purchase Series B
    Preferred Stock convertible into, together with warrants exercisable for, common stock up to the maximum number of shares that is permissible under NASD rules and regulations without stockholder approval and after August 12, 2000 (subject to extensions in certain circumstances) the annual dividend rate on any shares of Series B Preferred Stock so purchased would increase from 8.00% to 12.50%. For additional information, see "Nasdaq National Market Listing" on page 5 of this proxy statement.

  . 3,666,667 warrants to purchase common stock issued to Ahold and any warrants issued to Ahold in connection with the purchase of shares of Series B Preferred Stock would remain outstanding and after August 12, 2000 (subject to extensions in certain circumstances) the exercise prices for all but 100,000 of those warrants would be reduced by 50%.

  . Ahold will retain its rights to nominate persons to the Board of Directors, as described in "Board Composition" on page 19 of this proxy statement.

  . For so long as Ahold owns (on an as converted or exercised basis) at least 10% of the outstanding common stock of Peapod, Ahold will retain the consent rights described in "Consent Rights of Ahold" on page 21 of this proxy statement.

  . The credit facility with Ahold will terminate 45 days after a vote against this Proposal 2 and all amounts owed by Peapod to Ahold under the credit facility will become due upon such termination. If the credit facility is terminated, Peapod will have limited funds available with which to continue to finance its operations and will be forced to seek additional and alternative financing. Peapod cannot assure you that any additional or alternative financing will be available or that, if available, the additional or alternative financing could be obtained with terms and conditions that are as favorable to Peapod as the Ahold credit facility.

  . At any time after November 14, 2000, Ahold may terminate the supply and services agreement upon 30 days' prior notice to Peapod.

  . At any time after November 14, 2000, Peapod's license to use Ahold's application software under the technology partnership agreement immediately terminates and Ahold's license to use Peapod's application software is converted to a maximum term of two years subject to payment of a license fee which may or may not be below market for such a license.

  . At any time after November 14, 2000, Ahold will have the option to terminate its obligation to purchase additional Series B Preferred Stock and warrants under the Purchase Agreement and, if Ahold exercises its option, Peapod will be obligated to pay to Ahold a fee of $1,000,000 and to reimburse Ahold for any expenses incurred in connection with the Purchase Agreement.

Dilutive and Other Potentially Adverse Effects of Approving the Transactions with Ahold and the Issuances of Preferred Stock and Warrants

   In considering this Proposal 2, you should consider that the issuance of the Series B Preferred Stock and the warrants could have a number of potentially adverse effects on the interests of existing stockholders, including the following:

  . The issuance of the Series B Preferred Stock and warrants will have a dilutive effect on existing stockholders and optionees of Peapod. Following the closing of the transactions with Ahold under the Purchase Agreement, existing stockholders and optionees (other than Ahold) would hold approximately 49% of the outstanding common stock (including common stock issuable upon conversion of the Series B Preferred Stock) and, assuming conversion by Ahold of all of its warrants, approximately 25% of the outstanding common stock (including common stock issuable upon conversion of the Series B Preferred Stock and exercise of the warrants).

  . The issuance of the preferred stock and warrants will also have a dilutive effect on the voting rights of existing stockholders. Following the closing, Ahold would be able to control the vote on most matters submitted to the stockholders of Peapod. In addition, conflicts of interest may arise as a consequence of the control relationship between Ahold and Peapod, such as conflicts with respect to corporate opportunities, contractual relationships or the strategic direction of Peapod.

  . The significant ownership interests of Ahold could effectively deter a third party from making an offer to acquire Peapod, which might involve a premium stock price or other benefits for stockholders, or otherwise prevent changes in control or management of Peapod.

  . Ahold will have the right to nominate a majority of the persons to the Board of Directors, see "Board Composition" on page 19 of this proxy statement.

  . For so long as Ahold owns (on an as converted or exercised basis) at least 10% of the outstanding common stock of Peapod, Ahold will maintain the consent rights described in "Consent Rights of Ahold" on page 21 of this proxy statement.

  . The holders of the Series B Preferred Stock will have preferential rights with respect to distributions upon a liquidation of Peapod, including certain business combinations. Accordingly, no distributions upon liquidation may be made to the holders of common stock until the holders of the Series B Preferred Stock have been paid their liquidation preference. As a result, it is possible, on liquidation, that all amounts available for the holders of equity of Peapod would be paid to the holders of the Series B Preferred Stock and that the holders of common stock would not receive any payment at all.

  . The holders of the Series B Preferred Stock will also have preferential rights with respect to the payment of dividends. The Series B Preferred Stock will initially accrue dividends at 8.00% per year; no dividends may be paid to the holders of common stock prior to payment of all accrued dividends to the holders of the Series B Preferred Stock.

  . The Series B Preferred Stock will be subject to mandatory redemption by Peapod 8 years from the date of issuance and to redemption at the option of the holder upon the occurrence of specified changes in control. Any requirement for redemption could impose significant financial obligations on Peapod.

The Transaction

   Peapod has agreed to issue and sell to Ahold, and Ahold has agreed to purchase from Peapod, (1) 726,371 shares of Peapod's Series B Convertible Preferred Stock, par value $.01 per share, for an aggregate purchase price of $72,637,024 ($100 per share) in cash, and (2) warrants to purchase an additional 32,894,270 shares of common stock at an exercise price of $3.75 per share, subject to adjustment, in one or more issuances pursuant to a Purchase Agreement dated April 14, 2000. The Series B Preferred Stock is initially convertible at a conversion price of $3.75 per share into 19,369,873 shares of common stock. Under the Purchase Agreement, Ahold has the right, but not the obligation, to purchase shares of Series B Preferred Stock and warrants up to the maximum amount permitted under the NASD rules and regulations without obtaining stockholder approval. See "Nasdaq National Market Listing" on page 5 of this proxy statement for more information. At each closing of the purchase of Series B Preferred Stock, Ahold has agreed to purchase a pro rata number of Series B Preferred Stock and warrants. The final closing (if there is more than one closing) of the issuance of Series B Preferred Stock is to occur as soon as practicable (but not more than three business days) after the satisfaction or waiver of all of the closing conditions set forth in the Purchase Agreement, including receipt of stockholder approval.

   Simultaneously with the signing of the Purchase Agreement, Peapod entered into a $20 million secured revolving loan facility with Ahold maturing in April 2003. The initial borrowings under the credit facility refinanced $3 million in secured term loans provided to Peapod by an affiliate of Ahold on April 5, 2000. Pursuant to security agreements entered into in connection with the credit facility, Peapod's obligations under the credit facility are secured by a lien on all of Peapod's personal property, including its intellectual property. In connection with the credit and security agreements, Peapod issued to Ahold warrants to purchase an aggregate of 3,666,667 shares of common stock at an initial exercise price of $3.00, subject to adjustment.

   In connection with the Purchase Agreement and related agreements, Peapod and Ahold also entered into a supply and services agreement providing, among other things, that Peapod (1) will purchase from Ahold all of Peapod's requirements for perishables and nonperishables (subject to certain limited exceptions) for sale and delivery to customers in connection with Peapod's business in markets served by Ahold and (2) Ahold will perform certain services related to Peapod's business including fulfillment, delivery, field operations and overhead services, and provide wareroom to Peapod in connection with those services.

   Additionally, Peapod and Ahold entered into a registration rights agreement, and Peapod's directors, in their capacity as stockholders, and two significant stockholders of Peapod entered into voting agreements with Ahold.

   On May 10, 2000, Peapod and Ahold also entered into a technology partnership agreement under which Peapod and Ahold will (1) grant each other rights to certain of their respective application software and will work together to develop jointly a new software system for use in connection with remote ordering and delivery services for goods sold by retailers, and (2) perform certain training, consulting, modification, maintenance and other services in connection with their respective application software and the new, jointly-developed software system.

Purchase Agreement

   The following summary of certain terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement which is included as Annex A to this proxy statement. Stockholders are urged to read carefully the Purchase Agreement in its entirety.

 The Preferred Stock and Warrant Issuances.

   Peapod has agreed to issue and sell to Ahold, and Ahold has agreed to purchase from Peapod (1) 726,371 shares of Peapod's Series B Preferred Stock for an aggregate purchase price of $72,637,024 ($100 per share) in cash, and
(2) warrants to purchase an additional 32,894,270 shares of common stock at an exercise price of $3.75 per share, subject to adjustment, in one or more issuances. Under the Purchase Agreement, Ahold has the right, but not the obligation, to purchase shares of Series B Preferred Stock and warrants up to the maximum amount permitted under the NASD rules and regulations without obtaining stockholder approval. See "Nasdaq National Market Listing" on page 5 of this proxy statement for more information. At each closing of the purchase of Series B Preferred Stock, Ahold has agreed to purchase a pro rata number of Series B Preferred Stock and warrants. The Series B Preferred Stock is initially convertible at a conversion price of $3.75 per share into 19,369,873 shares of common stock. The final closing (if there is more than one closing) of the issuance of Series B Preferred Stock will occur as soon as practicable (but not more than three business days) after the satisfaction or waiver of all of the closing conditions set forth in the Purchase Agreement, including receipt of stockholder approval. For more information about the Series B Preferred Stock, see "Terms of the Series B Preferred Stock" on page 29 of this proxy statement. Under the Purchase Agreement, Peapod will issue to Ahold warrants to purchase an additional 32,894,270 shares of common stock at an exercise price of $3.75 per share, subject to adjustment. For more information about the warrants, see "Terms of the Warrants" on page 31 of this proxy statement.

 Board Composition.

   In connection with the execution of the Purchase Agreement, Peapod appointed three Ahold designees to serve as members of Peapod's Board of Directors. Pursuant to the Purchase Agreement and the Series B

Preferred Stock Certificate of Designations, if Ahold and persons to whom it transfers its rights collectively beneficially own securities that constitute, or if converted into common stock would constitute the percentages of the aggregate issued and outstanding common stock of Peapod set forth in the table below, then the holders of Series B Preferred Stock are entitled to elect the number of directors set forth opposite such percentages below.

                                                                       Number of
      Percentage Ownership                                             Directors
      --------------------                                             ---------
      Less than 10%...................................................   None
      At least 10% but less than 33 1/3%..............................     3
      At least 33 1/3% but less than 70%..............................     6
      At least 70%....................................................     7

In addition, as long as any loans or commitments made to Peapod by Ahold are outstanding, Ahold will have the right to elect three directors. If this Proposal 2 is approved, then at the time of the final closing under the Purchase Agreement, Ahold will be entitled to designate three additional directors to Peapod's Board of Directors. It is anticipated that at the final closing, Messrs. Coin, Goodale and Pierrepont will resign as directors of Peapod and the Ahold designees will be appointed to fill these three board vacancies.

   In any election of preferred stock directors, the holders of Series B Preferred Stock will be entitled to cast one vote per share of Series B Preferred Stock held of record on the record date for the determination of the holders of Series B Preferred Stock entitled to vote on such election. The Board of Directors is also required to appoint the Series B Preferred Stock directors to serve on each committee of the Board of Directors in at least the same proportions that the number of Series B Preferred Stock directors bears to the total number of directors then comprising the Board of Directors subject to NASD rules and regulations. Peapod has agreed to amend its by-laws to incorporate these governance matters.

 Chief Executive Officer.

   Pursuant to the terms of the Purchase Agreement on May 1 2000, Peapod appointed Marc van Gelder, who was selected by Ahold, to serve as Chief Executive Officer. Prior to joining Peapod, Mr. van Gelder held the positions of Senior Vice President, Logistics and Supply Chain Management of The Stop & Shop Supermarket Company from November 1999 through April 2000, and Vice President Supply Chain Management from November 1998 through November 1999. Stop & Shop is a wholly-owned subsidiary of Ahold. Prior to joining Stop & Shop, Mr. van Gelder held the position of Program Director, Business Development for Ahold in The Netherlands from 1996 through November 1998, and prior to that Senior Manager for McKinsey & Company from 1990 through 1996.

 The Stockholder Meeting.

   The Purchase Agreement provides that Peapod must convene and hold a stockholder meeting for the purposes of voting on the approval of the issuance of the Series B Preferred Stock and the warrants, the amendment to Peapod's certificate of incorporation and, if requested by Ahold, the approval of the transactions contemplated by the Purchase Agreement. Peapod has agreed that the proxy materials for the annual meeting will contain the recommendation of the Board of Directors that the stockholders approve these matters.

 Representations and Warranties.

   The Purchase Agreement contains various customary representations and warranties of the parties, including representations by Peapod as to (1) organization and standing; (2) capital stock; (3) subsidiaries; (4) due authorizations and enforceability of the Purchase Agreement and related agreements; (5) absence of conflicts with applicable law and certain agreements; (6) absence of litigation; (7) governmental permits; (8) financial statements and SEC filings; (9) the absence of a material adverse change to, amongst other things, the business or financial condition of Peapod; (10) the absence of certain other changes or events concerning Peapod; (11)
employee benefit matters; (12) interests in real and personal property; (13) compliance with applicable laws; (14) related party transactions; (15) tax matters; (16) environmental matters; (17) intellectual property matters; (18) registration rights agreements; (19) insurance coverage; (20) material contracts; (21) accuracy of information provided to Ahold; (22) private placement exemption for Ahold transaction; (23) liquidation of Split Pea Software, Inc., a subsidiary of Peapod; (24) brokers and finders; (25) validity of voting agreements entered into in connection with the Purchase Agreement; (26) amendment to the stockholder rights plan; (27) receipt of fairness opinions from financial advisors; (28) inapplicability of state takeover statutes; (29) execution of separation agreement with Mr. Malloy; and
(30) accounts receivable and inventory.

 Consent Rights of Ahold.

   The Purchase Agreement provides that until the final closing of the issuance of Series B Preferred Stock and thereafter for so long as Ahold owns (on an as converted or exercised basis) at least 10% of the issued and outstanding common stock of Peapod, Peapod will be subject to the following limitations regarding the conduct of its business.

   Peapod may not, without Ahold's prior written consent, engage or agree to engage in the following actions, among other things (but subject to certain exceptions stated in the Purchase Agreement): (1) declare or pay any dividends or distributions on its common stock; split, combine or reclassify any of its capital stock; or purchase, redeem or otherwise acquire any of its securities;
(2) authorize, issue, dispose of or encumber any of its securities; (3) amend its governing documents or its stockholder rights plan; (4) acquire or dispose of any business or assets in excess of $100,000 individually or $500,000 in the aggregate other than in the ordinary course of business; (5) incur any indebtedness for borrowed money in excess of $100,000 in any calendar year or guarantee any such indebtedness; (6) grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or materially amend any existing severance arrangement, or enter into or materially amend any employee benefit plan, or enter into, materially amend or terminate any employment or consulting agreement; (7) commit to capital expenditures other than expenditures within a capital budget approved by Ahold or capital expenditures not in excess of $100,000 in the aggregate in any calendar year; (8) make a material amendment or modification of the compensation, bonus or fringe benefits of any of its directors, officers or employees; (9) agree to the settlement of any material claim or litigation;
(10) make or rescind any material tax election or settle or compromise any material tax liability; (11) make any change in its method of accounting or accounting policies; (12) satisfy any material claims, liabilities or obligations, other than in the ordinary course of business; (13) enter into any agreement limiting Peapod's ability to compete; (14) materially modify, amend, terminate or enter into any material commitment; (15) execute any new lease for real property requiring payments in excess of $100,000 in any calendar year, or cancel, modify, terminate or amend any lease; (16) close any distribution center, office or other premises; (17) adopt or enter into a plan of liquidation or other reorganization; (18) plan or effect any program or effort concerning the termination of employees; (19) fail to maintain its intellectual property; (20) commence or terminate the employment of, or materially amend the employment terms of any executive officer; (21) dispose of any material intellectual property; (22) enter into any arrangement with or for the benefit of any person who is an affiliate; (23) in any way adversely change the rights of the Series B Preferred Stock; (24) create any subsidiary;
(25) cause or permit the number of directors to be greater than eleven; (26) take any action that would restrict or impair the ability of Ahold to vote, or otherwise to exercise the rights and receive the benefits of a stockholder;
(27) agree to any restriction on its ability to satisfy its obligations under the Series B Preferred Stock Certificate of Designations; and (28) increase the number of authorized shares of Series B Preferred Stock or authorize the issuance of any shares of the Series B Preferred Stock.

 Other Covenants of Peapod.

   In addition to the negative covenants set forth above, Peapod has agreed, among other things, to:

  . carry on its business in the regular and ordinary course;

  . use commercially reasonable efforts to preserve intact its business organizations;

  . keep available the services of its officers and employees;

  . preserve relationships with customers and suppliers;

  . maintain its assets and properties and keep its books in accordance with present practice;

  . use its reasonable best efforts to enter into employment agreements with certain key employees; and

  . amend its by-laws to provide for the corporate governance described under "Board Composition" on page 19 of this proxy statement.

 Covenant of Ahold.

   Ahold has agreed that prior to April 14, 2001, Ahold will not propose or vote any securities in favor of any merger or other transaction that would result in the elimination of the outstanding shares of common stock of Peapod (other than shares held by Ahold, its affiliates and transferees), unless approved by an independent committee of the Board.

 Other Potential Transactions.

   The Purchase Agreement provides that Peapod and its representatives may not, subject to limited exceptions:

  . initiate, solicit or entertain offers from, negotiate with or in any manner knowingly encourage, discuss, accept, or consider any proposal of any other person relating to an alternative transaction. An alternative transaction is defined as (1) the acquisition of securities of Peapod,
    (2) the acquisition of Peapod's assets or business, (3) the incurrence of indebtedness for borrowed money, or (4) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, delay or dilute the benefits to Ahold of the transactions contemplated by the Purchase Agreement;

  . initiate, participate, engage in, or agree to initiate, participate or engage in negotiations or discussions concerning, or provide to any person or entity any information or data relating to Peapod, or otherwise cooperate with or assist or participate in, facilitating or encouraging, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to an alternative transaction;

  . in connection with any alternative transaction, require it to abandon, terminate or fail to consummate the transactions contemplated by the Purchase Agreement or the agreements contemplated by the Purchase Agreement;

  . grant any waiver or release under or amend any standstill, confidentiality or similar agreement entered into by Peapod or any of its affiliates or representatives; or

  . agree to approve or recommend any alternative transaction.

 Conditions to the Closing.

   The obligation of Ahold to purchase the Series B Preferred Stock is subject to customary closing conditions including, among others, the satisfaction of or, to the extent legally permissible, waiver of the following:

  . the prior approval by Peapod's stockholders of: the issuance of the Series B Preferred Stock, the amendment and restatement of Peapod's certificate of incorporation, and the Purchase Agreement and the other agreements contemplated by the Purchase Agreement and the consummation of the transactions contemplated by those agreements;

  . accuracy as of the closing of the representations and warranties of Peapod to the extent specified in the Purchase Agreement;

  . performance in all material respects by Peapod of the obligations required to be performed by Peapod at or prior to the closing and there existing no event of default as defined under the credit and security agreements with Ahold;

  . continuing effectiveness of the voting agreements with certain Peapod stockholders;

  . the Board of Directors consisting of no more than 11 directors;

  . since December 31, 1999, no change, occurrence or development having occurred, been threatened or become known to Ahold that could reasonably be expected to have a material adverse effect on Peapod;

  . operation of the business of Peapod in compliance with all applicable laws since December 31, 1999, unless non-compliance would not have a material adverse effect on Peapod;

  . the receipt of all necessary governmental approvals relating to the transactions contemplated by the Purchase Agreement, including those required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act);

  . absence of litigation or governmental action that would materially adversely affect the consummation of the transactions; and

  . absence of suspension of trading on the New York Stock Exchange or the American Stock Exchange or a general banking moratorium.

 Termination.

   Ahold's obligation to purchase Series B Preferred Stock and warrants under the Purchase Agreement may be terminated by (1) mutual agreement of the parties at any time, (2) either party if the stockholder approval discussed above is not obtained on or prior to November 14, 2000, or (3) either party, if Peapod's stockholders vote against the Purchase Agreement and the transactions contemplated by the Purchase Agreement at the stockholders meeting. Notwithstanding such a termination, Peapod has agreed that for so long as Ahold owns (on an as converted or exercised basis) at least 10% of the outstanding common stock of Peapod, Ahold shall retain its rights to appoint directors and the consent rights described in "Consent Rights of Ahold" on page 21 of this proxy statement.

   If the Purchase Agreement is terminated by Ahold in accordance with clauses
(2) or (3) above, and if Ahold owns Peapod securities, Ahold has voted all Peapod securities held by it in favor of the Purchase Agreement and the transactions contemplated by the Purchase Agreement at the stockholders meeting, Peapod is required to reimburse Ahold for its out-of-pocket expenses related to the Purchase Agreement and the other agreements contemplated by the Purchase Agreement, the transactions contemplated by those agreements and any related financing, and pay Ahold a termination fee of $1,000,000.

 Transaction Expenses.

   Peapod has agreed to pay Ahold, whether or not any closing occurs under the Purchase Agreement, for all reasonable out-of-pocket fees and expenses incurred by Ahold and its affiliates in connection with the transactions contemplated by the Purchase Agreement, the other agreements contemplated by the Purchase Agreement and all matters related to those agreements.

 Indemnification.

   Peapod has agreed to indemnify and hold harmless Ahold, its affiliates, and their respective officers, directors, employees and duly authorized agents from and against all losses, claims, damages or liabilities arising out of (1) the transactions (or any action or omission of Peapod in connection with the transactions) contemplated by the Purchase Agreement and the other agreements contemplated by the Purchase Agreement or (2) any breach of, or failure to perform any of the representations, warranties, covenants or agreements made by Peapod. Peapod has also agreed to reimburse Ahold for all reasonable out-of-pocket expenses incurred in connection with its indemnification rights. The indemnity rights under the Purchase Agreement for breaches of representations and warranties survive for two years from the date of closing; however, the representations relating to employee benefits, tax matters and environmental matters survive for the length of the applicable statute of limitations and the representation relating to Peapod's capital stock survives indefinitely.

Registration Rights Agreement

   The following summary of the registration rights agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the registration rights agreement, which is attached hereto as Annex
E. Stockholders are urged to read carefully the registration rights agreement in its entirety.

   Peapod and Ahold entered into a registration rights agreement relating to the Series B Preferred Stock and warrants held by Ahold or issuable to Ahold in connection with the Purchase Agreement and shares of common stock received upon the conversion or exercise of those securities. The registration rights agreement provides, among other things, that at any time after the earlier of August 12, 2000 (or later in certain circumstances) and the final closing of the issuance of securities under the Purchase Agreement, the holders of 50% or more of the registrable securities (as defined in the registration rights agreement) have the right to require Peapod to file a registration statement under the Securities Act of 1933, as amended, to register registrable securities having an offering price in excess of $5 million. These rights may be exercised no more than four times between the period beginning on August 12, 2000 (or later in certain circumstances) and ending on the date of the final closing under the Purchase Agreement. After the final closing the holders of registrable securities have the right to request an unlimited number of registrations.

   In addition to registration rights pursuant to a demand by the holders of registrable securities, the registration rights agreement provides that the holders of registrable securities will have so-called "piggyback" registration rights which means that if Peapod proposes to file a registration statement under the Securities Act of 1933 relating to a sale of equity securities for its account or for the account of any other security holder, then Peapod will give the holders of registrable securities notice and permit those holders to include registrable securities held by them in that registration. In addition, if requested by Ahold, Peapod has agreed to prepare and file a shelf registration statement, providing for the sale by Ahold of registrable securities.

   The registration rights agreement also includes certain hold-back requirements applicable to both the holders and Peapod providing that if requested by the managing underwriters of an offering, the holders and Peapod will not sell or agree to sell any securities of Peapod during the seven days prior to and during the 90-day period beginning on the date a registration statement is declared effective. The registration rights agreement provides that expenses relating to the registration of shares (other than underwriters commissions) will be paid by Peapod and otherwise contains terms that are customary to registration rights agreements of its type, including, but not limited to, rights of indemnification and contribution.

Supply and Services Agreement


   On April 14, 2000, Peapod and Ahold entered into a supply and services agreement pursuant to which Peapod will purchase from Ahold all of Peapod's requirements for perishables and nonperishables (subject to certain limited exceptions) for sale and delivery to Peapod's customers in markets served by Ahold in connection with Peapod's online grocery business.

   Peapod will pay Ahold for each product purchased from Ahold a base price equal to the manufacturer's or vendor's published price in the bracket in which Ahold normally purchases such product, plus applicable storage and transportation costs, less off-invoice and billback allowances, all of which will be determined and calculated in accordance with Ahold's customary standards and practices applicable to its own retail stores. Ahold has agreed to make available to Peapod products whose selection and procurement are comparable in quality and value with Ahold's existing supermarket business and/or are appropriate for Peapod's business, as determined by Ahold, subject to a right of Peapod to object to that determination. Ahold will also provide Peapod from time to time with a product mix for Peapod's online business, subject to a right of Peapod to object to that determination. Ahold will not receive any fee for supplying products to Peapod. Ahold will have the right, in its sole discretion, to use affiliates and/or third parties selected by it for the supply of products to Peapod under the supply and services agreement.

   Pursuant to the supply and services agreement, Ahold will also perform certain services for the benefit of Peapod related to Peapod's online grocery business. The services will include fulfillment services, delivery services, field operations services and overhead services. The fulfillment services will consist of, among other things: (1) storage services, (2) inventory management and replenishment services, including the receiving and stocking of products at levels and at times to be mutually agreed by the parties and in a manner consistent with Ahold's usual practices, (3) specialty shop support, including the preparation of meat, seafood, deli, bakery, produce and other products at levels and at times to be mutually agreed by the parties and in a manner consistent with Ahold's usual practices and (4) fulfillment of Peapod's orders by picking and packing products for shipping and delivery to Peapod's customers. The delivery services will include the shipment and delivery of Peapod's orders directly to Peapod's customers together with the planning of routing and delivery schedules with the assistance and based on the information provided by Peapod. The field operations services will cover human resources services, operations support services, rollout and reset services and logistics services. Lastly, Ahold has agreed to perform a broad range of general overhead services, such as administrative, financial reporting, business, technical and legal support, temporary manpower and software support as and when requested by Peapod.

   For the services, Ahold will charge Peapod either a fixed charge or the actual costs of the services, the amount of which will both be determined and calculated in accordance with Ahold's customary standards and practices applicable to its own retail stores. Ahold will not receive any additional fees for the performance of such services. Peapod will only pay Ahold an incentive fee in the event the volume of revenue generated by Peapod's sale of products supplied by Ahold and the payroll cost incurred by Ahold in rendering such services reach certain levels. Ahold will have the right, in its sole discretion, to use affiliates and/or third parties selected by it for the performance of the services under the supply and services agreement. However, Ahold has agreed to comply with a certain service and productivity levels for the performance of the services.

   The supply of Peapod's requirements for product and the performance of services by Ahold under the supply and services agreement will be organized and coordinated from various warerooms to be provided by Ahold to Peapod pursuant to the terms of a separate wareroom license agreement. The warerooms, which are small platform warehouses, will initially be located in the premises of designated facilities operated by Ahold, including Ahold's retail stores or warehouses. Slot settings (i.e., delivery windows) which determine the number of orders for each wareroom will be primarily controlled by Peapod. Peapod and Ahold have agreed to meet annually for purposes of determining budgeting and capital expenditures applicable to the warerooms, including plans for the expansion of existing warerooms and the establishment of new warerooms. If Peapod and Ahold are unable to agree on any issues at the annual meeting, the issues will be discussed between the chief executive officers of the parties. If they fail to reach agreement, the chief executive officer of Ahold, in his sole discretion, will determine the issue. If Ahold plans to close or relocate a wareroom to another Ahold facility, Ahold must provide 90 days prior written notice to Peapod and discuss with Peapod any reasonable objection by Peapod to such relocation or closure. Following such notice period and discussions, Ahold may in its sole discretion close or relocate a wareroom to another Ahold facility. If a wareroom is closed, Ahold will use reasonable efforts to provide Peapod with an alternative wareroom reasonably acceptable to Peapod to service customers formerly serviced from the closed wareroom.

   Peapod will be responsible for collecting payments from its customers for products delivered by Ahold. If Peapod accepts credit card payments or payments by electronic transfer from its customers, it will be responsible for and will pay all costs associated with such payments. Ahold will use its reasonable efforts to include Peapod in its credit and exchange program. Ahold will also collect checks from Peapod's customers upon delivery and submit such checks to Peapod on a daily basis for clearance and payment, which will be solely the responsibility of Peapod.

   Although Peapod and Ahold have agreed to cooperate and consult with each other for all advertising and marketing matters, Peapod will be primarily responsible for all advertising, marketing, sales and sales support efforts. The parties will agree on an annual marketing plan for the offer of products supplied by Ahold. Such products will be offered to Peapod's customers in a co-branded format using both Peapod's and Ahold's brands, with primary emphasis on Ahold's brands. Accordingly, Ahold has granted to Peapod a limited, non-exclusive, non-transferable, royalty-free, right and license to use Ahold's trademarks in the U.S., in connection with Peapod's advertising, marketing and offer of Ahold's products online. The parties have also agreed to have joint access and full use of all customer data collected by Peapod in connection with the offer online of Ahold's products. Such access is free of any charge to Ahold, but is subject to the parties' respective standard privacy policies.

   Ahold will be the sole and exclusive supplier of products and provider of services to Peapod for its online grocery business in 20 states, subject to a limited right of Peapod in such states to obtain from third parties products that are not carried by Ahold. If the stockholders approve this Proposal 2, Peapod may need to modify or terminate certain retail or supply agreements if the services being provided under those agreements are redundant of services to be provided under the supply and services agreement.

   Ahold may offer to provide products to and perform services for Peapod in a state other than the current 20 states, in which case Peapod has agreed to terminate its existing supply and services agreements with third parties for such state. Peapod has the exclusive right to select a third party as its supplier of products and provider of services for its online grocery business in a state where Ahold does not offer or propose to offer products and services. However, Peapod will use reasonable efforts to amend any existing agreement to include, and to include in any future agreement, with a third party for the supply of products and the provision of services, a term providing that Peapod has the right to terminate such agreement at any time upon 180 days' prior written notice.

   The initial term of the supply and services agreement is five years and may be renewed by Ahold for an additional five-year period. Otherwise, after the initial term, the supply and services agreement will automatically renew for additional one-year periods unless either party provides an appropriate notice of nonrenewal. Lastly, either party may terminate the supply and services agreement at any time upon 90 days' prior written notice to the other party in the event of a breach by the other party of a material term of the supply and services agreement, the Purchase Agreement or of any of the other documents contemplated by the Purchase Agreement, if such breach is not cured within a 30-day period after receiving such notice. A copy of the supply and services agreement is attached as Annex F to this proxy statement.

Wareroom License Agreement

   Peapod and Ahold have agreed to enter into occupancy agreements for certain warerooms from which Ahold will coordinate the supply services under the supply and services agreement. The form of the occupancy agreement is a license agreement, which is attached as an exhibit to the supply and services agreement. License agreements will be executed with each Ahold affiliate that is operating a retail store where a wareroom will be located.

   The initial term of each license agreement is five years, which will run from the date that Ahold first begins to perform its wareroom services for Peapod under the supply and services agreement. In order to give continuity to the expiration dates of the supply and services agreement and all of the license agreements, all of the individual license agreements will expire on the same date, which is coterminous with the expiration date of the supply and services agreement.

   The initial term of the license agreement may be renewed by Ahold for an additional five year period. Otherwise, after the initial term, the license agreements will automatically renew for additional one-year periods unless either party provides an appropriate notice of non-renewal. Either party may terminate a license agreement at any time upon 90 days written notice to the other party in the event of a breach by the other party, provided that such breach is not cured within a 30-day period after receiving such notice.

   Commencing on the 91st day of the initial term of each license agreement, the license fee payable by Peapod will be based on a per-square-foot formula contained in the license agreement, which will be at a discount off the per-square-foot rent payable by, or charged to, the Ahold affiliate that is operating the retail store where the wareroom will be located. During the first 90 days of the initial term of each license agreement, the per-square-foot license fee will be equal to the lesser of the per-square-foot license fee based on the formula and a flat rate. For each of the warerooms, Peapod also will pay an additional license fee based on increased volume.

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

   Peapod also has agreed to pay a proportionate share of certain real estate tax, maintenance costs, and insurance premiums paid by the Ahold affiliate operating the retail store where the wareroom is located. This proportionate share will be at a discount off the per-square-foot amounts payable by the Ahold affiliate for the respective items.

   The license agreement allows Peapod to use the warerooms only for the performance of the wareroom services under the supply and services agreement. Peapod cannot assign a license agreement, or permit the use of any of the licensed premises by third parties, without the prior consent of the relevant Ahold affiliate. Also, under the license agreement, Peapod will be responsible for its share of utility charges for the warerooms, as well as for certain maintenance obligations regarding its equipment and personal property and for repair obligations regarding the interior portions of the warerooms, including the floors and walls.

   A default under the supply and services agreement is deemed to be an event of default under the license agreement. If there is any default under a license agreement, this can be deemed to be a default under all license agreements.

   If either party to a license agreement wants to expand an existing wareroom or to establish a new wareroom, they have agreed to negotiate in good faith for the terms applicable to same.

Technology Partnership Agreement

   Peapod and Ahold also entered into a technology partnership agreement providing, among other things, that Peapod and Ahold will grant each other rights to certain application software, source code and technology and will work together to integrate their software and technologies and develop jointly a software system and related technology for use in connection with remote ordering and delivery services for all goods sold by retailers. The new, jointly-developed software system (in both source and object code format) and related technology will be jointly owned by Peapod and Ahold. Accordingly, neither Peapod nor Ahold will be permitted to transfer, pledge, encumber or otherwise dispose of the new, jointly-developed software system and related technology without the consent of the other, provided that Ahold may transfer, pledge, encumber or otherwise dispose of the new, jointly-developed software system and related technology to entities in which Ahold owns more than a trivial equity interest. Ahold's rights and obligations under the technology partnership agreement may be shared by Ahold with its affiliates.

   Under the technology partnership agreement, Peapod grants to Ahold an exclusive, worldwide, irrevocable, perpetual, royalty-free right to use all of Peapod's application software and related technology, documentation and source code, but Peapod retains the coexclusive right to provide retail grocery home delivery services in the United States, and Coles Myer Ltd. will continue to have the right to use Peapod's software and related technology only in Australia and New Zealand. Peapod may only provide retail grocery home delivery services outside the United States if Ahold decides that it does not want to provide its own services in the territories in which Peapod wants to provide such services.

   In the technology partnership agreement, Peapod makes extensive representations and warranties concerning its software and technology. In addition, if Peapod breaches the terms of the technology partnership agreement (including Peapod's representations and warranties), then Peapod will indemnify Ahold for any resulting damages and liabilities.

   Peapod's obligations under the technology partnership agreement include, among other things: (1) performance of all work necessary to port the software (including the new, jointly-developed software system) for use at locations requested by Ahold, (2) performance of all installation services necessary for Ahold to use the software (including the new, jointly-developed software system) at locations requested by Ahold, (3) performance of certain training, start-up assistance, and consultancy services for Ahold's employees, and (4) performance of certain maintenance, modification and consulting services relating to Peapod's application software and the new, jointly-developed software and related technology. Peapod will perform these services for Ahold at locations within the United States, in some instances, at Peapod's cost and expense and in other instances, for fees based on an hourly rate scheduled or a retainer arrangement agreed to by Peapod and Ahold. For locations outside of the United States, as requested by Ahold, Peapod will perform these services for, in some instances, fees equal to Peapod's actual costs or fees equal to Peapod's actual costs plus 10%, and in other instances, fees based on an hourly rate schedule or retainer arrangement as agreed to by Peapod and Ahold. If Peapod and Ahold cannot agree on the terms and conditions for Peapod's provision of certain modifications or consulting services to Ahold, Ahold may undertake to perform the services by itself or by hiring a third-party contractor; provided that if Ahold requests modifications to be made to Peapod's website, Peapod is obligated to make such modifications unless the steering committee decides otherwise. Ahold will own any modifications or work product resulting from consulting services performed by Peapod at Ahold's request.

   Under the technology partnership agreement, Ahold grants to Peapod the non-exclusive, royalty-free, non-transferable, revocable right to use certain of Ahold's application software that performs functions such as order fulfillment, order packing, delivery and field operations solely in connection with Peapod's provision of retail grocery home delivery services in the United States. Ahold's obligations under the technology partnership agreement include, among other things: (1) performance of certain training, modification and consulting services, in some instances, at Ahold's sole cost and expense and, in other instances, for fees equal to Ahold's actual costs or based on an hourly rate schedule or retainer arrangement agreed to by Peapod and Ahold; and (2) certain maintenance services in connection with Ahold's application software. In the technology partnership agreement, Ahold makes only minimal representations and warranties in connection with its application software and will only indemnify Peapod if Ahold's application software infringes the intellectual property rights of a third party.

   Ahold's and Peapod's relationship under the technology partnership agreement as it relates to the development of the new software system and related technology is governed by a steering committee initially composed of six members; three members designated by each of Peapod and Ahold. The steering committee will develop a plan to allocate resources, work, costs and expenses between the parties concerning development of the new software system and related technology, and will monitor the development and implementation of the new software system and related technology. If the steering committee is deadlocked on any issue, then the chief executive officers of Peapod and Ahold (or their respective designees) will have an opportunity to resolve the issue.

   Certain disputes between Peapod and Ahold (in particular, certain of those relating to the obligations of Peapod (i) to port and install Peapod's pre-existing application software at locations requested by Ahold, and (ii) to provide modifications and consulting services to Ahold including, among other things, modifying the Peapod website) will be resolved by the steering committee. Other disputes are to be resolved through litigation. Neither Peapod nor Ahold shall have any liability for damages in excess of $100,000 for anything other than indemnifying the other for damages and liabilities related to intellectual property infringement or breach of the confidentiality provisions of the technology partnership agreement.

   The term of the technology partnership agreement is five years. Thereafter, the agreement automatically renews for successive one-year terms subject to termination by Ahold or Peapod upon 180 days' prior written notice to the other. The technology partnership agreement may be terminated for, among other reasons (1) Peapod's breach or default under the technology partnership agreement or certain documents that relate to the Purchase Agreement, (2) a bankruptcy or insolvency event, (3) the transfer of all or substantially all of Peapod's assets, (4) a change of the corporate control of Peapod, or (5) the continuation of a force majeure event. The license granted by Peapod to Ahold survives termination of the technology partnership agreement, but the license granted to Peapod terminates either immediately or (in the case of a change of corporate control, transfer of all or substantially all of Peapod's assets or a force majeure event) within 90 days after termination of the technology partnership agreement. Further, the license granted by Ahold to Peapod terminates immediately if Stockholder Approval is not obtained on or prior to November 14, 2000. Upon termination of the technology partnership agreement, Peapod will be obligated to provide maintenance services for 90 days following such termination. A copy of the technology partnership agreement is attached as Annex I to this proxy statement. Stockholders are urged to read carefully the technology partnership agreement in its entirety.

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

Credit and Security Agreements

   On April 14, 2000, Peapod entered into a $20 million secured revolving loan facility with Ahold maturing in April, 2003. The initial borrowings under the credit facility refinanced $3 million in secured term loans provided to Peapod by an affiliate of Ahold on April 5, 2000. Loans made to Peapod under the credit facility accrue interest at 2.0% over the prime rate or 3.0% over LIBOR, at Peapod's option. Peapod may borrow under the credit facility subject to Peapod's budgeted cash flow requirements, no more than four times and not in excess of $3 million in the aggregate per month. The credit facility contains provisions that restrict Peapod's ability to dispose of all or any part of its assets, incur additional indebtedness, create additional liens on its assets, pay dividends (other than in respect of Peapod's preferred stock), make capital expenditures, provide advances or loans, enter into transactions with affiliates, create subsidiaries, make investments and other covenants. Pursuant to security agreements entered into in connection with the credit facility, Peapod's obligations under the credit facility are secured by a lien on all of Peapod's personal property, including its intellectual property. Upon the occurrence of any the following events, Ahold may terminate its commitment under the credit agreement and declare all amounts outstanding to be immediately due and owing: (1) default by Peapod in repayment of principal or interest; (2) breach by Peapod of any representation, warranty or covenant;
(3) bankruptcy; (4) a change of control of Peapod; or (5) a judgment against Peapod in excess of $250,000. The credit facility contains cross-defaults to Peapod's other agreements with Ahold and its affiliates. Peapod has agreed to prepay the amounts outstanding under the credit agreement from the proceeds of issuance of the Series B Preferred Stock. Ahold has agreed that such prepayment will not reduce Ahold's $20 million commitment.

   If this Proposal 2 is not approved by the stockholders, the credit facility will terminate 45 days after such non-approval and all amounts owed by Peapod to Ahold under the credit facility will become due upon such termination. A copy of the credit agreement is attached as Annex B to this proxy statement, and a copy of the security agreements are attached as Annexes C and D to this proxy statement. Stockholders are urged to read carefully the credit agreement and the security agreements in their entirety.

Voting Agreements

   Each director of Peapod, in his capacity as a stockholder, and two significant stockholders, Tribune National Marketing Company and Nevis Capital Management, Inc., entered into voting agreements pursuant to which each agreed to vote his or its shares in favor of, among other things, (1) the Purchase Agreement, the other agreements contemplated by the Purchase Agreement, and all of the transactions contemplated by these agreements, (2) all matters requiring approval of stockholders under the Nasdaq Stock Market listing requirements in connection with these transactions, and (3) any actions required in furtherance of the Purchase Agreement. An aggregate of 7,408,515 shares are subject to the voting agreements, representing approximately 40.6% of the outstanding shares of common stock as of April 14, 2000. In addition, these stockholders have agreed to vote against competing transactions and certain other significant corporate actions. The voting agreements also restrict those stockholders from soliciting other competing transactions. The voting agreements also provide that prior to the termination of the voting agreements, the stockholder will not sell or transfer any shares held by the stockholder (other than Tasso H. Coin and Seth L. Pierrepont who are permitted to sell up to 100,000 shares during any 90-day period). The voting agreements terminate upon the earlier of (1) immediately following the stockholders meeting and (2) November 14, 2000. Copies of the voting agreements are attached as Annexes G and H to this proxy statement. Stockholders are urged to read carefully the voting agreements in their entirety.

Terms of the Series B Preferred Stock

   A copy of the form of Certificate of Designations establishing the Series B Preferred Stock is included in this proxy statement as Annex M. Stockholders are urged to read carefully the Series B Certificate of Designations in its entirety.

   The Series B Certificate of Designations authorizes 730,000 shares of Series B Preferred Stock, par value $.01 per share, and fixes a purchase price of $100 per share. The Series B Preferred Stock will rank senior (with respect to dividends and liquidation payments) to the common stock and any future preferred stock of Peapod.

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

 Conversion Rights.

   Each share of Series B Preferred Stock is convertible into a number of shares of common stock determined by dividing (1) the $100 liquidation preference of the Series B Preferred Stock, plus the amount of any accrued but unpaid dividends as of the date the holder of the Series B Preferred Stock elects to convert, by (2) the conversion price of $3.75 (subject to adjustment). The Series B Preferred Stock is initially convertible into common stock at a rate of 26.67 shares of common stock for each share of Series B Preferred Stock. Under the Purchase Agreement, Ahold has agreed to purchase 726,371 shares of Series B Preferred Stock. The price per share of common stock into which the Series B Preferred Stock is convertible is subject to adjustment pursuant to the following anti-dilution provisions contained in the Series B Certificate of Designations: (1) issuances of common stock at less than the conversion price for the Series B Preferred Stock or less than fair market value; (2) above market purchases of common stock by Peapod; (3) the issuance of common stock as a dividend or distribution on the common stock;
(4) increases or decreases in the number of shares of common stock outstanding arising from any stock dividend, subdivision, stock split or combination; or
(5) a capital reorganization of Peapod, a reclassification of the capital stock of Peapod or a consolidation or merger of Peapod with or into another corporation (where Peapod is not the surviving corporation or where there is a change in or distribution with respect to the common stock).

 Dividends and Liquidation Preference.

   Peapod will pay a preferred cumulative dividend in the amount of 8.00% per annum on the Series B Preferred Stock. The dividends will be paid quarterly on March 31, June 30, September 30 and December 31 of each year commencing June 30, 2000. No dividends may be paid or declared or set aside for payment or other distribution upon the common stock until full cumulative dividends on the shares of Series B Preferred Stock have been paid in full.

   The dividend rate of the Series B Preferred Stock will increase from 8.00% per annum to 12.50% per annum if (1) this Proposal 2 is not approved by the stockholders by August 12, 2000, (2) regulatory clearance under the HSR Act is not obtained by August 12, 2000, or (3) there is an event of non-compliance. An event of non-compliance under the Series B Certificate of Designations is defined as (1) non-compliance with certain provisions of the Series B Certificate of Designations, (2) non-compliance with the amended by-law provisions relating to board composition, (3) non-compliance in any material respect with the Purchase Agreement or any of the agreements contemplated by that agreement and (4) any indebtedness in excess of $10 million having become due and payable prior to its original maturity or a failure by Peapod to pay such indebtedness when due (subject to cure periods).

   The Series B Preferred Stock is also entitled to share in any dividends Peapod may declare on its common stock. If Peapod declares a dividend on its common stock, the holders of the Series B Preferred Stock will be entitled to receive an amount equal to the amount of the dividends that the holder would have received had the Series B Preferred Stock been converted into common stock as of the date immediately prior to the record date of that common stock dividend.

   Each share of Series B Preferred Stock has a liquidation preference in the amount of $100, plus any accrued and unpaid dividends. In the event of a liquidation of Peapod, no distribution may be made to the holders of common stock until the holders of the Series B Preferred Stock have received their liquidation preference.

 Redemption.

   Peapod is required to redeem the outstanding shares of Series B Preferred Stock on April 14, 2008 at a redemption price per share equal to the $100 liquidation preference for the Series B Preferred Stock, plus the amount of any accrued and unpaid dividends as of the date of redemption. Peapod may optionally redeem the outstanding shares of Series B Preferred Stock at any time after April 14, 2008 at a redemption price per share equal to 103% of the $100 liquidation preference for the Series B Preferred Stock, plus the amount of any accrued and unpaid dividends as of the date of redemption.

   At the option of the holders of a majority of the then outstanding shares of Series B Preferred Stock, Peapod is required to redeem all or any number of such holders' shares of Series B Preferred Stock in the event of a "change of control" at a redemption price per share equal to the $100 liquidation preference for the Series B Preferred Stock, plus the amount of any accrued and unpaid dividends as of the date of redemption.

   The Series B Certificate of Designations provides that the occurrence of any of the following events constitutes a "change of control":

  . the adoption or approval by the Board of Directors of Peapod of a plan or proposal relating to the sale or other disposition of all or substantially all of the assets of Peapod;

  . the adoption or approval by the Board of Directors of Peapod of a plan or proposal relating to the liquidation, dissolution or winding up of Peapod;

  . the acquisition by any individual, entity or group (other than a group including Ahold) of beneficial ownership of more than 50% of the then outstanding shares of common stock;

  . subject to certain exceptions, the first day on which the individuals
    (other than the directors nominated by the preferred stockholders) who are members of the Board of Directors as of April 14, 2000 cease for any reason to constitute a majority of the Board of Directors;

  . the 30th consecutive day on which the common stock is no longer listed for trading on a United States national securities exchange or authorized for quotation on the Nasdaq Stock Market; or

  . Peapod shall have failed to comply in any material respect with any of its agreements contained in the Purchase Agreement or any of the agreements entered into in connection with that agreement (subject to certain cure rights).

 Voting Rights.

   The holders of Series B Preferred Stock are entitled to vote together with the holders of the common stock as a single class on all matters submitted for a vote of holders of common stock. Each share of Series B Preferred Stock will entitle the holder to cast one vote for each vote that the holder would be entitled to cast had the holder converted its Series B Preferred Stock into shares of common stock as of the date immediately prior to the record date for determining the stockholders of Peapod eligible to vote on any such matter. In addition, the holders of Series B Preferred Stock have voting rights relating to the election of directors described under "Board Composition" on page 19 of this proxy statement.

 Preemptive Rights.

   The holders of shares of Series B Preferred Stock have the right to purchase their pro rata portions of any future issuance of equity securities by Peapod, other than (1) securities issued pursuant to the exercise of options or warrants outstanding as of April 14, 2000; (2) issuances of common stock not to exceed 500,000 shares to McLane Group, L.P.; (3) securities issued pursuant to Peapod's employee stock purchase plan not to exceed 114,000 shares; (4) the issuance of shares of common stock in an amount not to exceed 2,600,000 shares upon exercise of options or warrants that have been approved by the Board, including securities issued pursuant to the Year 2000 Long Term Incentive Plan; (5) securities issued as consideration in acquisitions by Peapod; and (6) securities issued in connection with a stock split, stock dividend or recapitalization for which an adjustment to the conversion terms of the Series B Preferred Stock is made.

Terms of the Warrants

   The following summary of certain terms of the warrants does not purport to be complete and is qualified in its entirety by reference to the complete text of the warrant agreements, which are included as Annexes J, K and L to this proxy statement. Stockholders are urged to read carefully the warrant agreements in their entirety.

 Exercise Rights.

   In connection with the credit and security agreements, Peapod issued to Ahold warrants to purchase an aggregate of 3,666,667 shares of common stock at an initial exercise price of $3.00, subject to adjustment.

Pursuant to and subject to the terms of the Purchase Agreement, Peapod will issue to Ahold warrants to purchase an additional 32,894,270 shares of common stock at an initial exercise price of $3.75, subject to adjustment. Payment of the exercise price may be made (1) in cash, (2) by instructing Peapod to withhold that number of shares of common stock issuable upon exercise of the warrants having a fair market value equal to the exercise price, (3) by tendering shares of common stock held by the warrant holder, (4) by surrendering the right to dividends owed to the warrant holder or (5) by providing Peapod with goods or services having a fair value equal to the exercise price. If the stockholders do not approve this Proposal 2, the exercise price of all but 100,000 of the warrants purchased by Ahold will be reduced by 50%. The warrants expire on the tenth anniversary of the date of issuance.

   The price per share of common stock for which the warrants are exercisable, and the number of shares of common stock for which the warrants are exercisable, are also subject to adjustment pursuant to the following anti-dilution provisions contained in the warrant agreements: (1) issuances of common stock at less than the exercise price for the warrants or less than fair market value; (2) above market purchases of common stock by Peapod; (2) the issuance of common stock as a dividend or distribution on the common stock; (3) increases or decreases in the number of shares of common stock outstanding arising from any stock dividend, subdivision, stock split or combination; or (4) a capital reorganization of Peapod, a reclassification of the capital stock of Peapod or a consolidation or merger of Peapod with or into another corporation (where Peapod is not the surviving corporation or where there is a change in or distribution with respect to the common stock).

 Dilution Fee.

   If dividends are declared with respect to the common stock, Peapod will pay to the holders of warrants as a dilution fee an amount equal to the dividends that the warrant holder would have received had the warrants been exercised as of the date immediately prior to the record date of the common stock dividend.

 Voting Rights.

   The warrants themselves do not carry any voting rights.

Use of Proceeds

   Peapod is required under the terms of the Purchase Agreement with Ahold to use the proceeds from the sale of the Series B Preferred Stock first to repay any indebtedness owing to Ahold under the credit agreements and thereafter for the development of distribution facilities, advertising and marketing expenses and general corporate purposes.

Validity of Issuance of the Series B Preferred Stock

   Proposal 2 is being submitted to the stockholders for the sole purpose of complying with the requirements of the Nasdaq Stock Market. The failure to approve Proposal 2 will have no effect on the validity of the Series B Preferred Stock.

Fairness Opinions

 Wasserstein Perella & Co., Inc.

   Wasserstein Perella has acted as financial advisor to Peapod in connection with the transaction with Ahold. On April 13, 2000, Wasserstein Perella delivered a financial presentation and oral opinion to the Peapod Board of Directors to the effect that, as of that date, the price for the sale of the Series B Preferred Stock under the Purchase Agreement and the price for the sale of the common stock upon exercise of the warrants were fair to Peapod from a financial point of view. Wasserstein Perella confirmed its oral opinion by delivering to Peapod's Board of Directors a written opinion dated April 13, 2000.

   ATTACHED AS ANNEX P IS THE FULL TEXT OF THE WRITTEN OPINION OF WASSERSTEIN PERELLA, DATED APRIL 13, 2000, WHICH SETS FORTH, AMONG OTHER THINGS, THE OPINION

EXPRESSED, THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITATIONS OF THE REVIEW BEING UNDERTAKEN BY WASSERSTEIN PERELLA. PEAPOD STOCKHOLDERS ARE URGED TO READ THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY. THE WASSERSTEIN PERELLA OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY PEAPOD STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE OR OTHERWISE ACT AS TO THESE MATTERS. THE DISCUSSION OF THE WASSERSTEIN PERELLA OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

   In connection with rendering its opinion, Wasserstein Perella reviewed and analyzed, among other things:

  . the Purchase Agreement;

  . the warrants;

  . publicly available business and financial information relating to Peapod for recent years and interim periods to date;

  . internal financial and operating information, including financial forecasts, analyses and projections for Peapod prepared by or on behalf of Peapod and provided to Wasserstein Perella for the purposes of its analysis;

  . financial and stock market data relating to Peapod, and compared that data with similar data for other companies, the securities of which were publicly traded, that Wasserstein Perella believed may be relevant or comparable in some respects to Peapod;

  . the financial terms of recent private equity financing transactions in the online grocery industry that Wasserstein Perella believed to be relevant to its inquiry; and

  . other financial studies, analyses and investigations and other information as Wasserstein Perella considered appropriate for purposes of its opinion.

Wasserstein Perella also met with management of Peapod to discuss and review Peapod's past and current business, operations, assets, financial condition and future prospects, including management's view of the risks and uncertainties associated with not immediately pursuing the transaction with Ahold. Wasserstein Perella and Peapod's management also discussed Peapod's anticipated operating expenses and other cash needs and its liquidity constraints, including the ability of Peapod to secure alternative sources of financing.

   In rendering its opinion, Wasserstein Perella assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information provided to, discussed with or publicly available to it. Wasserstein Perella also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to it by Peapod and has assumed that these projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of Peapod's management. Wasserstein Perella expressed no opinion with respect to these projections, forecasts and analyses, or the assumptions upon which they were based. In addition, Wasserstein Perella did not review any of the books and records of Peapod or assume any responsibility for conducting a physical inspection of the properties or facilities of Peapod, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Peapod, and no independent valuation or appraisal was provided to it.

   Wasserstein Perella assumed for purposes of its opinion, with the consent of Peapod's Board of Directors, that Peapod believed that, had it not borrowed $3,000,000 in April 2000 under the promissory note made in favor of BEW, Inc., an affiliate of Ahold, it would have exhausted its cash resources in the near term necessary to conduct its operations, and that Peapod believed that, if it did not enter into the credit agreement and receive the proceeds of the revolving loan from Ahold, it would have exhausted its cash resources in the near term necessary to conduct its operations. Wasserstein Perella assumed that the developments set forth in the preceding sentence regarding Peapod's insufficiency of cash to operate its business adversely affected the value of Peapod's franchise and its viability as a going concern and that it was necessary for Peapod to enter into the transaction with Ahold described in this proxy statement, or another transaction involving a sale of a significant amount of equity for cash, promptly in order to prevent a further and potentially irreversible loss in the value of Peapod.

   Wasserstein Perella also assumed that Peapod solicited indications of interest in acquiring Peapod from large numbers of investors and also held discussions with potential lenders and investors, and that Peapod believed that the transaction with Ahold described in this proxy statement represented the only readily available transaction to Peapod that would provide the cash necessary to enable Peapod to fund its ongoing operations and offer a reasonable opportunity to enable Peapod to achieve its strategic objectives. Wasserstein Perella assumed that Peapod's assessment in this regard was supported by the fact that Peapod previously solicited indications of interest and only a small number of investors expressed serious interest. Subsequently, Peapod executed letters of intent dated February 14, 2000 with Apollo Management, L.P., Ares Management, L.P., GRP II, LP, Pequot Private Equity Fund II, L.P. and The Yucaipa Companies regarding a transaction to raise $120,000,000 in equity capital. However, the entities referred to in the preceding sentence informed Peapod on March 15, 2000 that they were terminating the letters of intent and would not move forward with the planned investment because of the resignation of the chief executive officer of Peapod. Wasserstein Perella also assumed that, based on the projections of Peapod's management, following the completion of the transaction with Ahold and with the benefit of the loans contemplated by the credit agreement, Peapod would have sufficient liquidity, including cash flows from its operations, to conduct its operations.

   In arriving at its opinion, Wasserstein Perella assumed that the final terms of the Purchase Agreement and the warrants reviewed by Wasserstein Perella in draft form would not differ in any material respect from the drafts provided to it. Wasserstein Perella's opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated on April 13, 2000. Wasserstein Perella did not express any opinion as to the prices at which any securities of Peapod would actually trade at any time.

   In formulating its opinion, Wasserstein Perella placed significant reliance on the fact that it solicited indications of interest from 50 third parties regarding the possibility of pursuing a financing transaction with Peapod, which led to the letters of intent described above. In addition, after termination of those letters of intent, Peapod issued a press release indicating that it was exploring strategic alternatives, including possible alternative financing or a possible sale of Peapod, and Wasserstein Perella conducted an auction for the sale of Peapod in which Wasserstein Perella solicited indications of interest from 34 third parties, which included the third parties most likely in Peapod's judgment to enter into a transaction with Peapod. Wasserstein Perella also assisted Peapod in exploring various alternative financing strategies. Wasserstein Perella also relied on the fact that Peapod advised it that no third party had expressed a firm interest in completing a transaction with Peapod that would enable Peapod to fund its ongoing operations and offer a reasonable opportunity to achieve Peapod's objectives, other than Ahold. Wasserstein Perella placed greater reliance on these factors and the other matters described above than on its discounted cash flow analysis and its review of the trading of the securities of companies that Wasserstein Perella believed may be relevant or comparable in some respects to Peapod and the terms of recent private equity financing transactions in the online grocery industry that Wasserstein Perella believed to be relevant to its inquiry.

   In connection with its opinion, Wasserstein Perella performed various financial valuation analyses using traditional methods for the sake of the completeness of its analysis, including a discounted cash flow analysis and review of the trading of the securities of companies that Wasserstein Perella believed may be relevant or comparable in some respects to Peapod and the terms of recent private equity financing transactions in the online grocery industry that Wasserstein Perella believed to be relevant to its inquiry. In performing these financial analyses, Wasserstein Perella made numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business, regulatory and economic conditions and other matters, many of which are beyond the control of Peapod. Although it performed these financial analyses in the course of formulating its opinion, Wasserstein Perella believed that these analyses were not relevant or material to its opinion and that it would not be appropriate to rely on the results of these analyses because the only alternatives available to Peapod

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

were unattractive financing proposals, ceasing Peapod's operations entirely or the transaction with Ahold, as discussed below.

   The following is a summary of the process engaged in by Wasserstein Perella and Peapod that led to the transaction with Ahold described in this proxy statement and the material factors considered by Wasserstein Perella and presented to the Peapod Board of Directors in connection with its opinion.

   Transaction Process. Wasserstein Perella and Peapod engaged in the following solicitation and negotiation process leading to the transaction with
Ahold:

  . On August 3, 1999, Peapod engaged Wasserstein Perella to evaluate financial and strategic alternatives available to Peapod;

  . Wasserstein Perella assisted Peapod in developing a revised business plan and operating model focused on high growth and expansion into several additional markets. Wasserstein Perella structured the solicitation for potential partners for Peapod as an open-ended process, with a target of raising $100 million in equity financing;

  . Wasserstein Perella and Peapod identified several potential partners for Peapod from a wide range of financial investors, Internet companies, media companies and traditional retailers. Wasserstein Perella contacted fifty parties and arranged meetings with twenty parties;

  . After multiple due diligence meetings, two sets of potential investors emerged as likely participants in a transaction with Peapod, and as a result of various factors, these two sets of potential investors merged together;

  . Letters of intent and a term sheet were proposed by Apollo Management, L.P., Ares Management, L.P., GRP II, LP, Pequot Private Equity Fund II, L.P. and The Yucaipa Companies, and Peapod's negotiating team, consisting of Wasserstein Perella, Peapod's management and Peapod's outside legal counsel, Sidley & Austin, negotiated the proposed terms on behalf of Peapod;

  . On February 14, 2000, the letters of intent were signed by the parties and the transaction was announced to the public;

  . On March 15, 2000, each of the letters of intent described above were terminated and the parties to these letters of intent informed Peapod that they would not proceed with the proposed financing as a result of the sudden illness of William Malloy, Peapod's Chief Executive Officer;

  . Following the public announcement by Peapod on March 16, 2000 that the entities referred to in the preceding sentence had withdrawn their proposed investment, Wasserstein Perella again identified several potential partners, investors and acquirers for Peapod, focusing on competing online grocers, bricks and mortar grocers and financial investors;

  . Between March 16, 2000 and March 28, 2000, Wasserstein Perella contacted thirty-four parties and met with eleven parties regarding permanent financing for Peapod;

  . At the same time, Wasserstein Perella and Peapod solicited proposals for bridge financing as a precaution against Peapod's running out of money during this second solicitation process. Five bridge financing proposals were received but these were all deemed to be extremely dilutive, as a result of warrants and conversion features, and did not appear to represent a flexible solution to Peapod's short-term cash needs;

  . By the specified deadline of March 29, 2000, Peapod had not received any indications of interest for permanent financing. Certain parties contacted Peapod requesting additional time, which Peapod permitted. On the evening of March 31, 2000, Ahold submitted an indication of interest with various terms, including a willingness to provide bridge financing, and the following alternative structures:

    . Cash tender offer for 100% of Peapod at $3.50 per share;

    . Convertible preferred stock for 51% of Peapod, convertible into common stock at $3.25 per share, with warrants to increase Ahold's ownership to 75% exercisable at the lower of (a) $3.25 and (b)

     105% of the average closing price of the common stock for the ten trading days immediately prior to the first announcement of a transaction between Peapod and Ahold; or

    . Convertible preferred stock for 33.8% of Peapod, convertible into common stock at $2.75 per share, with warrants to increase Ahold's ownership to greater than 50% exercisable at the lower of (a) $2.75 and (b) 105% of the average closing price of the common stock for the ten trading days immediately prior to the first announcement of a transaction between Peapod and Ahold;

  . At the direction of Peapod's Board of Directors, Wasserstein Perella approached Ahold, focusing on an increase in valuation (countering at $5.00 per share), as well as proposing modifications to a number of other points in the Ahold proposal, with the discussions centering on Ahold's second alternative proposal. Ahold was flexible on most points but demonstrated no movement on the price per share;

  . After a series of further discussions, on April 4, 2000, Ahold submitted a revised proposal outlining the proposed terms under the second alternative structure only, with the following modifications:

    . Ahold agreed to increase the price per share to $3.75 and to fix the exercise price on a majority of the warrants at $3.75;

    . The warrants granted in conjunction with the bridge financing and working capital financing had an exercise price of $3.00, creating an average price per share of $3.70 for the entire transaction upon Ahold's reaching 75% ownership through full conversion of the warrants; and

    . Peapod signed an agreement to the effect that it would not solicit any proposals from other investors through April 14, 2000.

   Material Factors Considered. Wasserstein Perella considered the following factors, among others, to be material to its analysis:

  . Peapod's Chief Executive Officer suddenly and unexpectedly left Peapod for health reasons, and as a result of his illness and resignation, each of the entities that previously executed letters of intent to invest $120,000,000 in Peapod terminated the letters of intent on March 15, 2000;

  . Peapod's stock price dropped from $7.81 to $2.72 following the announcement of the events described above, and closed at $2.81 on April 12, 2000;

  . Given Peapod's revised business plan and operating model, Peapod's cash position allowed it to remain operational only in the immediate term, and Peapod's auditors rendered an unqualified opinion with an explanatory paragraph regarding Peapod's ability to continue as a going concern in Peapod's Annual Report on Form 10-K for the year ended December 31, 1999;

  . Peapod had to take affirmative steps to address the concerns of its vendors and employees regarding the continuation of Peapod's business;

  . During the solicitation of indications of interest for a sale of Peapod, although eleven potential strategic acquirers or partners visited Peapod, only one submitted a written proposal;

  . The bridge financing proposals received by Peapod, which were pursued by Peapod to provide additional time to solicit strategic investors, still required a long-term solution. In addition, the bridge financing proposals were unattractive because the potential lenders demanded large equity stakes, making a subsequent transaction with a strategic investor less likely;

  . The initial discussions with Ahold contemplated a range of alternatives, including a sale of the entire company at $3.50 per share, and the structure of the transaction ultimately agreed upon in negotiation allowed Peapod's stockholders to retain a stake in Peapod, providing them with upside potential; and

  . The valuation analysis, performed by Wasserstein Perella under traditional methods, was less relevant to Wasserstein Perella's conclusion, given the lack of viable alternatives for Peapod. However, the valuation analysis did suggest the potential for greater value following an investment by Ahold in Peapod, and management believed that synergies and other benefits arising from a strategic relationship with Ahold could create meaningful additional value for Peapod stockholders after the closing of the transaction with Ahold.

   The preceding summary is not a complete description of the analyses performed by Wasserstein Perella or its presentations to the Peapod Board of Directors. Wasserstein Perella believes its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all factors and analyses, could create a misleading view of the process underlying its analyses set forth in its opinion.

   In addition to the analyses outlined above, Wasserstein Perella performed other analyses that it deemed appropriate in determining whether the price for the sale of the Series B Preferred Stock under the Purchase Agreement and the price for the sale of the common stock upon exercise of the warrants were fair to Peapod from a financial point of view. Wasserstein Perella concluded that, in its judgment, including the full range of its analyses described above, the price for the sale of the Series B Preferred Stock under the Purchase Agreement and the price for the sale of the common stock upon exercise of the warrants were fair to Peapod from a financial point of view.

   Wasserstein Perella is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The Peapod Board of Directors selected Wasserstein Perella as its financial advisor because Wasserstein Perella is an internationally recognized investment banking firm, and members of Wasserstein Perella have substantial experience in transactions like the transaction with Ahold and the valuation of companies.

   Under the terms of an engagement letter dated August 3, 1999, Peapod has agreed to pay Wasserstein Perella an advisory fee customary for the services provided in connection with the transaction with Ahold. A substantial portion of this fee will not be paid unless and until the transaction with Ahold is completed.

   In the ordinary course of its business, Wasserstein Perella may actively trade the equity securities of Peapod and Ahold for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in these securities.

 Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

   Peapod retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., on behalf of the Board of Directors of Peapod, to render an opinion as to the fairness to Peapod as to the price for the sale of the Series B Preferred Stock pursuant to the Purchase Agreement and the price for the sale of common stock upon exercise of the warrants, from a financial point of view. At the April 13, 2000 meeting of the Board of Directors, Houlihan Lokey presented its analysis, as hereinafter described and delivered its written opinion that, as of such date and based on the matters described therein, the price for the sale of the Series B Preferred Stock pursuant to the Purchase Agreement and the price for the sale of common stock upon exercise of the warrants are fair to Peapod from a financial point of view.

   ATTACHED AS ANNEX Q IS THE FULL TEXT OF THE WRITTEN OPINION OF HOULIHAN LOKEY, DATED APRIL 13, 2000, WHICH SETS FORTH, AMONG OTHER THINGS, THE OPINION EXPRESSED, THE ASSUMPTIONS MADE, THE PROCEDURES FOLLOWED, THE MATTERS CONSIDERED AND THE LIMITATIONS OF THE REVIEW UNDERTAKEN BY HOULIHAN LOKEY. PEAPOD STOCKHOLDERS ARE URGED TO READ THE HOULIHAN LOKEY OPINION IN ITS ENTIRETY. THE HOULIHAN LOKEY OPINION DOES NOT CONSTITUTE A RECOMMENDATION
TO ANY PEAPOD STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE OR OTHERWISE ACT AS TO THESE MATTERS. THE DISCUSSION OF THE HOULIHAN LOKEY OPINION IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION.

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

   In connection with the preparation of its opinion, Houlihan Lokey made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Houlihan Lokey:

  1. reviewed Peapod's audited financial statements on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, which Peapod's management identified as being the most current financial statements available;

  2. reviewed the following documents including drafts of certain documents to be delivered at the closing of the transaction including:

    . proposal letter from Ahold to Peapod dated April 4, 2000;

    . an initial proposal letter from Ahold to Peapod dated March 31, 2000;

    . Certificate of Designations of Series B Convertible Preferred Stock of Peapod, Inc., draft dated April 13, 2000, to be dated April 14, 2000;

    . Purchase Agreement among Peapod and Ahold, draft dated April 13,
      2000, to be dated April 14, 2000;

    . Credit Agreement among Peapod and Ahold, draft dated as of April 13,
      2000, to be dated April 14, 2000;

    . Warrant to purchase common stock of Peapod, draft dated April 13, 2000, to be dated April 14, 2000;

    . Promissory Note for $3 million of indebtedness owed by Peapod to BEW, Inc. (an affiliate of Ahold), dated April 5, 2000;

    . Amended and Restated Collateral Assignment of Intellectual Property, draft dated April 13, to be dated April 14, 2000, by Peapod to BEW, Inc. and Ahold;

    . Amended and Restated Security Agreement dated as of April 5, 2000, by
      Peapod to BEW and Ahold;

    . Registration Rights Agreement among Peapod and Ahold, draft dated
      April 13, 2000, to be dated April 14, 2000;

    . Voting Agreements among the Stockholders named therein and Ahold, drafts dated April 13, 2000, to be dated April 14, 2000;

    . Supply and Services Agreement between Peapod and Ahold, draft dated
      April 13, 2000, to be dated April 14, 2000;

  3. met with certain members of the senior management of Peapod to discuss the operations, financial condition, future prospects and projected operations and performance of Peapod, and spoke with representatives of Peapod's investment bankers to discuss certain matters;

  4. visited certain facilities and business offices of Peapod;

  5. reviewed forecasts and projections prepared by Peapod's management with respect to Peapod for the years ending December 31, 2000 through 2003;

  6. reviewed the historical market prices and trading volume for Peapod's publicly traded securities;

  7. reviewed certain other publicly available financial data for certain companies that Houlihan Lokey deemed comparable to Peapod, and public transactions that Houlihan Lokey considered similar to the transaction; and

  8. conducted such other studies, analyses and inquiries as Houlihan Lokey deemed appropriate.

 Material Factors Considered

   In evaluating Peapod's financial condition and prospects, Houlihan Lokey was advised by Peapod and assumed with Peapod's consent for purposes of Houlihan Lokey's opinion the following:

  1. that Peapod believed that, had it not borrowed $3,000,000 pursuant to the promissory note, it would have exhausted its cash resources necessary to conduct its operations, within the near future;

  2. that Peapod believed that, if it did not enter into the credit agreement and receive the proceeds of the loan, it would have exhausted its cash resources necessary to conduct its operations, within the near future;

  3. that the developments referred to in clauses (1) and (2) above in respect of Peapod's insufficiency of cash to operate its business had adversely affected the value of Peapod's franchise and its viability as a going concern;

  4. that it was necessary for Peapod to enter into the transaction or another transaction involving a sale of a significant amount of equity for cash promptly in order to prevent a further and potentially irreversible loss in the value of Peapod;

  5. that Peapod solicited indications of interest in acquiring Peapod from large numbers of investors and also held discussions with potential lenders and investors, and that Peapod believed the transaction represented the only readily available transaction to Peapod that would provide the cash necessary to enable Peapod to fund its ongoing operations and offer a reasonable opportunity to enable Peapod to achieve its strategic objectives;

  6. that the assessment referred to in clause (5) above was supported by the fact that Peapod previously solicited indications of interest and only a small number of investors expressed serious interest. Subsequently, Peapod executed letters of intent in February 2000 with these investors, in respect of a transaction to raise $120,000,000 in equity capital. However, these investors informed Peapod in March 2000 that they were terminating the letters of intent and would not move forward with the planned investment due to the resignation of the Chief Executive Officer of Peapod; and

  7. that, based on the projections of management, following the consummation of the transaction and with the benefit of the loans contemplated by the credit agreement, Peapod would have sufficient liquidity, including cash flows from its operations, to conduct its operations.

   With the Board of Directors' consent, Houlihan Lokey has placed significant reliance on the fact that Peapod's financial advisor solicited indications of interest from approximately 50 third parties regarding the possibility of pursuing a financing transaction with Peapod, which led to the letters of intent executed on February 14, 2000 which were subsequently terminated. Houlihan Lokey reviewed the transaction process undertaken by Peapod and their financial advisor, as outlined in Wasserstein Perella's description of their fairness opinion. In addition, after termination thereof, Peapod issued a press release indicating that it was exploring strategic alternatives, including a possible alternative financing or a possible sale of Peapod, and Peapod's financial advisor conducted an auction for the sale of Peapod in which Peapod's financial advisor solicited indications of interest from 34 third parties, which included the third parties most likely in Peapod's judgment to enter into a transaction with Peapod. Peapod's financial advisor also assisted Peapod in exploring various alternative financing strategies. Peapod advised that no third party had expressed a firm interest in consummating a transaction with Peapod that would enable Peapod to fund its ongoing operations and offer a reasonable opportunity to achieve Peapod's objectives, other than Ahold. Houlihan Lokey placed greater reliance on these material factors than on Houlihan Lokey's discounted cash flow analysis and Houlihan Lokey's review of the trading of the securities of companies that Houlihan Lokey believed may be relevant or comparable in certain respects to Peapod (and the terms of certain recent private equity financing transactions in the online grocery industry that Houlihan Lokey believed to be relevant to Houlihan Lokey's analysis) in determining the fairness from a financial point of view of the price for the sale of the Series B Preferred Stock pursuant to the Purchase Agreement and price for the sale of common stock pursuant to the warrants.

   In assessing the fairness to Peapod from a financial point of view, as to the price for the sale of the Series B Preferred Stock pursuant to the Purchase Agreement and the price for the sale of common stock upon exercise of the warrants, Houlihan Lokey: (i) analyzed trading of Peapod's publicly traded equity securities; (ii) performed certain valuation analyses of Peapod; (iii) performed an internal rate of return analysis; (iv) analyzed other transactions Houlihan Lokey deemed to be pertinent to Houlihan Lokey's analysis of the transaction; and (v) considered the possibility and implications of completing certain alternatives to the transaction.

 Assessment of Peapod's Public Stock Price

   As part of its analysis, Houlihan Lokey analyzed the trading price and volume of Peapod's common stock. The charts set forth on the following page detail the daily trading volume and the closing price for common stock on the Nasdaq from Peapod's initial public offering on June 11, 1997 to April 13, 2000.

   Houlihan Lokey observed that the price of Peapod's common stock declined significantly since Peapod announced the resignation of its Chief Executive Officer due to health reasons on March 16, 2000. Houlihan Lokey also noted that Peapod's common stock price was significantly below the initial public offering price.

 Independent Valuation of Peapod's Fully Diluted Stock Price

   Houlihan Lokey completed an independent valuation of Peapod on a pre-transaction and post-transaction basis. The pre-transaction valuation was performed under a liquidation scenario due to the likelihood that Peapod would run out of cash. The post-transaction valuation was performed under a going-concern scenario and utilized the Comparable Publicly Traded Company Approach, and the Discounted Cash Flow Approach.

   Liquidation Approach. This approach involved an analysis of each of Peapod's assets and the proceeds they would realize in a sale of each asset. After determining the gross proceeds from asset sales, Houlihan Lokey subtracted all liabilities and costs associated with the liquidation process. Houlihan Lokey concluded that on a liquidation basis, the aggregate equity value of Peapod was reasonably stated in the range of between $220,000 and $2.7 million, or between $0.00 and $0.15 per share.

   Comparable Publicly Traded Company Approach. This approach involved the multiplication of projected revenues by appropriate risk-adjusted multiples. Multiples were determined through an analysis of certain publicly traded companies, selected on the basis of operational and economic similarity with the principal business operations of Peapod. Houlihan Lokey's analysis incorporated the most recent available information from these comparable companies. For purposes of this analysis, Houlihan Lokey selected seven publicly traded, companies involved in the Internet. The selected companies included Beyond.com Corp., CDNow, Inc., Cyberian Outpost, Inc., Fogdog, Inc. HomeGrocer.com, Inc., Streamline.com, Inc. and Webvan Group, Inc. Revenue multiples were calculated for the comparable companies based upon daily trading prices. A comparative risk analysis between Peapod and the comparable companies formed the basis for the selection of appropriate risk adjusted multiples for Peapod. The risk analysis incorporated both quantitative and qualitative risk factors which related to, among other things, the nature of the industry in which Peapod and the comparable companies were engaged.

   Discounted Cash Flow Approach. In the discounted cash flow approach, pro forma projections, prepared by Peapod's management were utilized. The projected cash flows were analyzed on a "debt-free" basis (before cash payments to equity and interest-bearing debt investors) in order to develop a value indication for Peapod. A provision for the value of Peapod at the end of the forecast period, or terminal value, was also made. The present value of the interim cash flows and the terminal value was determined using a risk-adjusted rate of return or "discount rate". The discount rate, in turn, was developed through an analysis of rates of return on alternative investment opportunities on investments in companies with similar risk characteristics to Peapod. Houlihan Lokey used a discount of 50% due to the substantial risk and uncertainty surrounding Peapod's business plan.

   Houlihan Lokey concluded that based on these two approaches the total enterprise value of Peapod was reasonably stated in the range of between $100.0 million to $250.0 million. Houlihan Lokey considered the effects of the transaction (including the Series B Preferred Stock and the warrant proceeds) to arrive at an aggregate common equity value of between $23.0 and $380.0 million or between $1.25 and $5.10 per share. Houlihan Lokey noted that the post-transaction valuation was (i) greater than the pre-transaction valuation; and (ii) the conversion price of the Series B Preferred Stock and the exercise price of the warrants were within the post-transaction valuation range.

 Internal Rate of Return Analysis

   Houlihan Lokey also performed an analysis to determine the expected internal rate of return of the Series B Preferred Stock and the warrants. The internal rate of return was determined by assuming conversion of the Series B Preferred Stock into common stock five years after closing. Houlihan Lokey first determined the common equivalent value of the Series B Preferred Stock by projecting Peapod's common equity value. This was estimated using management's projections and future revenue multiples. Houlihan Lokey also performed a sensitivity analysis based on discounts to projected revenues of 25% and 50%. Houlihan Lokey also assumed the warrants were exercised at the time of conversion of the Series B Preferred Stock. Houlihan Lokey concluded that the internal rate of return of the Series B Preferred Stock and the warrants was between 29.8% and 83.1%.

 Comparable Transaction Analysis

   As part of its analysis, Houlihan Lokey analyzed several transactions that Houlihan Lokey deemed to be comparable to the transaction. Houlihan Lokey considered three tiers of comparable transactions: (1) venture capital growth financing; (2) comparable public company convertible preferred issues; and (3) internet grocer financing.

   Venture Capital Growth Financing. Houlihan Lokey analyzed 97 transactions in which early stage growth companies had successfully completed two rounds of financings. Houlihan Lokey noted that on average the second round of financing was completed 244 days after the close of the first round of financing. Houlihan Lokey also noted that the mean and median compound annual growth of value of the companies implied by the first and second round financings were 573.9% and 158.4% respectively.

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

   Comparable Public Company Convertible Preferred Issues. Houlihan Lokey analyzed 5 transactions where public companies issued preferred stock which was convertible into at least 30% of the fully diluted common stock outstanding. Houlihan Lokey noted that in four of the five transactions, the conversion price was at a discount to the common stock price as of announcement. Houlihan Lokey also noted that four of the five transactions also include warrants or options.

   Internet Grocer Financing. Houlihan Lokey also analyzed financings which had been completed by other online grocer companies. Houlihan Lokey analyzed the amount, date and investors for each round of financing for eight internet grocers.

   Houlihan Lokey relied upon and assumed, without independent verification, that the financial forecasts and projections provided to it had been reasonably prepared and reflected the best currently available estimates of the future financial results and condition of Peapod, and that there had been no material change in the assets, financial condition, business or prospects of Peapod since the date of the most recent financial statements made available to Houlihan Lokey.

   Houlihan Lokey did not independently verify the accuracy and completeness of the information supplied to it with respect to Peapod and did not assume any responsibility with respect to it. Houlihan Lokey did not make any physical inspection or independent appraisal of any of the properties or assets of Peapod. Houlihan Lokey's opinion was necessarily based on business, economic, market and other conditions as they existed and could be evaluated by it at the date of their opinion, and Houlihan Lokey had no obligation to update its opinion. Houlihan Lokey's opinion attached hereto was for the information and assistance of the Board of Directors in connection with the transaction, and does not constitute a recommendation as to how any stockholder of Peapod should vote with respect to the transaction.

   Houlihan Lokey's opinion did not address the relative merits of the transaction, any other agreements or other matters provided for or contemplated by the Purchase Agreement, the warrants or the credit agreement or any other transaction that may be or might have been available as an alternative to the transaction, whether or not any such alternative could be or have been achieved, or the terms upon which any such alternative transaction could be or have been achieved. Further, the opinion addressed only the fairness, from a financial point of view, to Peapod, of the price for the sale of the Series B Preferred Stock and the price for the sale of common stock upon the exercise of the warrant, and Houlihan Lokey did not express any views on any other term of the Purchase Agreement, the warrants or any other agreement. Specifically, Houlihan Lokey's opinion did not address Peapod's underlying business decision to effect the transaction. In addition, Houlihan Lokey's opinion did not address the solvency of Peapod following, consummation of the transaction or at any time.

   Houlihan Lokey is a nationally recognized investment banking firm with special expertise in, among other things, valuing businesses and securities and rendering fairness opinions. Houlihan Lokey continually is engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, private placements of debt and equity, corporate reorganizations, employee stock ownership plans, corporate and other purposes. The Board of Directors selected Houlihan Lokey because of its experience and expertise in performing valuation and fairness analysis. Houlihan Lokey does not beneficially own nor has it ever beneficially owned any interest in Peapod.

 Fees and Expenses

   Pursuant to an agreement dated February 14, 2000, and an addendum to that agreement dated April 4, 2000, Houlihan Lokey was retained by Peapod to analyze the fairness as to the price for the sale of the Series B Preferred Stock pursuant to the Purchase Agreement and the price for the sale of common stock upon exercise of the warrants, to Peapod from a financial point of view. Peapod paid Houlihan Lokey a fee of $400,000 plus its reasonable out-of-pocket expenses incurred in connection with the rendering of the fairness opinion. Peapod further has agreed to indemnify Houlihan Lokey against certain liabilities and expenses in connection with the rendering of its services.

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

Interests of Certain Persons in the Ahold Transactions and the Issuance of Preferred Stock and Warrants

 Agreements with Ahold

   Ahold is currently the beneficial owner of warrants to purchase 3,666,667 shares of common stock, representing approximately 15.9% of Peapod's outstanding common stock (including common stock issuable exercise of the warrants). In addition, the Purchase Agreement provides Ahold with the right, but not the obligation, to purchase securities convertible into or exercisable for common stock up to the maximum amount permitted under the NASD rules and regulations without obtaining stockholder approval. See "Nasdaq National Market Listing" on page 5 of this proxy statement for more information. The Series B Preferred Stock and warrants that Ahold has the right to purchase has a number of protective rights that are described under "Terms of the Series B Preferred Stock" on page 29 and "Terms of the Warrants" on page 31 of this proxy statement.

   Additionally, Peapod and Ahold entered into a registration rights agreement, and Peapod's directors, in their capacity as stockholders, and two significant stockholders of Peapod entered into voting agreements with Ahold.

   In addition, Ahold has nominated three of Peapod's eleven current directors. See "Board Composition" on page 19 of this proxy statement.

   On April 14, 2000, Peapod entered into a $20 million secured revolving loan facility with Ahold. For additional information about the credit facility, see "Credit and Security Agreements" on page 28 of this proxy statement.

   On April 14, 2000, Peapod and Ahold also entered into a supply and services agreement under which (1) Peapod has agreed to purchase all of its requirements of perishable and non-perishable goods from Ahold and obtain certain other services for Peapod's business in markets served by Ahold and
(2) Ahold will perform certain services related to Peapod's business including fulfillment, delivery, field operations and overhead services, and provide wareroom to Peapod in connection with those services.

   On May 10, 2000, Peapod and Ahold also entered into a technology partnership agreement under which Peapod and Ahold will (1) grant each other rights to certain of their respective application software and will work together to develop jointly a new software system for use in connection with remote ordering and delivery services for goods sold by retailers, and (2) perform certain training, consulting, modification, maintenance and other services in connection with their respective application software and the new, jointly-developed software system. For additional information about these agreements, see "Supply and Services Agreement" on page 24 and "Technology Partnership Agreement" on page 27 of this proxy statement.

 Acceleration of Stock Options.

   On April 13, 2000, the Compensation Committee voted to accelerate (effective upon the final closing under the Purchase Agreement) unvested options held by Messrs. Coin, Goodale and Pierrepont, each of whom is expected to resign as a director of Peapod at the final closing under the Purchase Agreement so that Ahold may name its three additional designees to the Board. The Compensation Committee voted to accelerate these options and to extend the expiration date of the options to a date one year from the effectiveness of their resignation in recognition of the services rendered to Peapod by each of these three directors during their tenures as directors.

Regulatory Matters

   Certain acquisition transactions such as the transactions with Ahold are reviewed by the Justice Department or the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart Scott Rodino Antitrust Improvements Act, as amended, the transactions may not be consummated until certain information has been furnished to the Department of Justice and the Federal Trade Commission and until the waiting period under the HSR Act has expired or been subject to early termination. On April 28, 2000, both Peapod and Ahold filed Pre-merger Notification and Report Forms pursuant to the HSR Act with the Justice Department and the Federal Trade Commission. [Peapod and Ahold received notice from
the Federal Trade Commission on May   , 2000 of the early termination of the
waiting period under the HSR Act.] [The 30 day HSR waiting period should terminate on May 28, 2000 at 11:59 p.m. unless the Federal Trade Commission grants early termination.] Peapod is not aware of any other governmental or regulatory approvals required for consummation of the transactions, other than compliance with federal and applicable state securities laws.

Required Vote

   The affirmative vote of the holders of a majority of the shares of common stock entitled to vote at the annual meeting that are present in person or by proxy is required to approve this Proposal 2.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 2 AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF PEAPOD AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 2. THE BOARD OF DIRECTORS APPROVED SUCH MATTERS PRIOR TO MESSRS. GRIZE, ODLAND AND MEURS BEING ELECTED TO THE BOARD OF DIRECTORS.

                                  PROPOSAL 3

   APPROVAL OF AMENDMENT NO. 2 TO THE RESTATED CERTIFICATE OF INCORPORATION

General

   On May    , 2000, the Board of Directors adopted an amendment to the
Restated Certificate of Incorporation, subject to approval by the stockholders and the first closing of the transactions contemplated by the Purchase Agreement, (1) to increase the number of authorized shares of capital stock from 55,000,000 shares to 110,000,000, of which 100,000,000 shares will be common stock and 10,000,000 shares will be preferred stock, (2) to delete a provision relating to the payment or distribution of assets of Peapod to the holders of preferred stock upon any liquidation, dissolution or winding up of Peapod, (3) to delete a provision relating to voting rights of holders of shares of preferred stock, (4) to remove references to the stock split that was effective upon Peapod's initial public offering and (5) to make certain ministerial changes. The Board of Directors has determined it is advisable and in the best interests of the stockholders of Peapod to make the changes described above. The Board of Directors also directed that Amendment No. 2 to the Restated Certificate of Incorporation be submitted for action at the annual meeting. If Peapod's stockholders approve both Proposal 3 and Proposal 4, Peapod's Restated Certificate of Incorporation will be restated to include such changes effective upon the first closing under the Purchase Agreement. A copy of Amendment No. 2 to the Restated Certificate of Incorporation is attached as Annex N-1 to this proxy statement. Stockholders are urged to read carefully Amendment No. 2 in its entirety.

Increase in the Number of Authorized Shares of Common Stock

   Peapod's current Restated Certificate of Incorporation authorizes the issuance of a total of 55,000,000 shares of capital stock, consisting of 50,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. The amendment would increase the total number of authorized shares to 110,000,000, the number of shares of common stock authorized to 100,000,000, and the number of shares of preferred stock authorized to 10,000,000.

   On April 14, 2000, an aggregate of 18,260,842 shares of common stock had been issued. As of April 14, 2000, there were 3,620,740 shares of common stock authorized but unissued that are reserved for issuance pursuant to outstanding options and warrants and existing employee stock plans, 19,369,873 shares of common stock authorized but unissued that are reserved for issuance upon conversion of the Series B Preferred Stock to be issued in connection with the Purchase Agreement, and 3,666,667 shares of common stock authorized but unissued that are reserved for issuance upon the exercise of warrants held by Ahold. On April 14, 2000, there were 5,081,878 authorized, unissued and unreserved shares of common stock. Upon approval of the amendment, Peapod will reserve an additional 32,894,270 shares of common stock for issuance upon the exercise of warrants to be issued to Ahold in connection with the Purchase Agreement. After reserving such additional shares, there will be an aggregate of 59,551,550 authorized, unissued and reserved shares of common stock and an aggregate of 22,187,608 authorized, unissued and unreserved shares of common stock.

   Of the 5,000,000 shares of preferred stock, 1,000,000 shares have been designated Series A Preferred Stock, none of which are issued and outstanding but all of which have been reserved for issuance under the Amended and Restated Stockholder Rights Agreement, dated as of April 14, 2000, by and between Peapod and First Chicago Trust Company of New York, a division of Equiserve, as Rights Agent. In addition, 730,000 shares of preferred stock have been designated Series B Preferred Stock, 726,371 shares of which will be issued upon stockholder approval to Ahold pursuant to the terms of the Purchase Agreement.

   The additional shares of common stock for which authorization is sought would be identical to the shares of common stock now authorized. The Board of Directors has the authority to determine the rights of the additional shares of preferred stock for which authorization is sought. Adoption of this proposed amendment and the issuance of common stock and preferred stock would not affect the rights of holders of currently outstanding common stock, except for the establishment of a class of preferred stock that will have rights senior to that of the common stock and for effects incidental to increasing the number of shares of common stock and preferred stock outstanding. See "Proposal 2--Approval of Transaction, Including Issuance of Preferred Stock and Warrants--Dilutive and Other Potentially Adverse Effects of Approving the Transactions with Ahold and the Issuances of Preferred Stock and Warrants" on page 17 of this proxy statement. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by Peapod, which means that current stockholders do not have a prior right to purchase any new issue of capital stock of Peapod in order to maintain their proportionate ownership thereof. Pursuant to the Purchase Agreement, Ahold has certain preemptive rights with regard to issuances of capital stock of Peapod. If this amendment is adopted it will become effective upon the first closing of the transactions contemplated by the Purchase Agreement and the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

   All such additional shares could be issued by Peapod's Board of Directors, without the necessity of any stockholder action, except to the extent otherwise required by Delaware law or the rules of the Nasdaq National Market. The rules of the Nasdaq National Market, in the case of an acquisition transaction, requires stockholder approval if more than 20% of the outstanding common stock of a company is to be issued below market or book value or if there is a change of control as determined by the NASD. See "Nasdaq National Market Listing" on page 5 of this proxy statement for more information.

   The Board of Directors of Peapod believes that it is in the best interests of Peapod and its stockholders to increase the number of shares of common stock and preferred stock available to be issued, both in order to have enough available shares to consummate the transactions with Ahold and to have available a significant number of shares of stock which would be available to be issued in connection with public and private equity financings, mergers or acquisitions or other corporate transactions, including benefit programs, stock splits or stock dividends.

Rights of Holders of Preferred Stock Upon a Liquidation, Dissolution or Winding Up of Peapod

   Peapod's current Restated Certificate of Incorporation contains a provision relating to the rights of holders of preferred stock upon a liquidation, dissolution or winding up of Peapod. This amendment would delete this provision. The Board of Directors of Peapod believes that it is in the best interests of Peapod and its stockholders to delete this provision as the Certificate of Designation attached as Annex M to this proxy statement will govern the rights of the holders of Series B Preferred Stock upon a liquidation, dissolution or winding up of Peapod. See "Proposal 2-- Transactions with Ahold and the Issuance of Preferred Stock and Warrants-- Terms of Series B Preferred Stock--Dividends and Liquidation Preference" on page 30 of this proxy statement.

Voting Rights of Holders of Preferred Stock

   Peapod's current Restated Certificate of Incorporation contains a provision relating to the voting rights of holders of preferred stock. The Board of Directors of Peapod believes that it is in the best interests of Peapod and its stockholders to delete this provision as the Certificate of Designation attached as Annex M to this proxy statement will govern the voting rights of the holders of Series B Preferred Stock. See "Proposal 2--Transactions with Ahold and the Issuance of Preferred Stock and Warrants--Terms of Series B Preferred Stock--Voting Rights" on page 31 of this proxy statement.

Additional Amendments

   Peapod's current Restated Certificate of Incorporation makes reference to the stock split that became effective upon Peapod's initial public offering. The amendment would remove this reference from Article Fourth. Additionally, the amendment would make certain ministerial changes to Article Fourth as reflected in Annex N-1. The Board of Directors of Peapod believes that it is in the best interests of Peapod and its stockholders to make these revisions to the Restated Certificate of Incorporation in order to delete unnecessary and potentially confusing language.

Required Vote

   Under Delaware law, an amendment to the Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of Peapod's outstanding capital stock entitled to vote at the annual meeting.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 3 AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF PEAPOD AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

                                  PROPOSAL 4

   APPROVAL OF AMENDMENT NO. 3 TO THE RESTATED CERTIFICATE OF INCORPORATION

General

   On May    , 2000, the Board of Directors adopted an amendment to the
Restated Certificate of Incorporation, subject to approval by the stockholders and the final closing of the transactions contemplated by the Purchase Agreement, (1) to remove the requirement that 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provision of Peapod's by-laws, (2) to allow stockholders to act by written consent, (3) to allow the holders of 30% of the voting power of all the then outstanding shares of capital stock to call a special meeting of stockholders, (4) to allow a majority of the holders of a specified class of capital stock to remove a director which that class of capital stock has nominated to the Board of Directors, (5) to remove the requirement that 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, is required to (a) reduce or eliminate the number of authorized shares of any capital stock set forth in Article Fourth or (b) amend, repeal or adopt any provision inconsistent with Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh or Twelfth of the Restated Certificate of Incorporation and (6) to remove references to Peapod's initial public offering. The Board of Directors has determined that it is advisable and in the best interests of the stockholders of Peapod to make the changes described above. The Board of Directors also directed that the Amendment No. 3 to the Restated Certificate of Incorporation be submitted for action at the annual meeting. A copy of Amendment No. 3 to the Restated Certificate of Incorporation is attached as Annex N-2 to this proxy statement. Stockholders are urged to read carefully Amendment No. 3 in its entirety.

Super-Majority Vote Requirement for Amendments to Peapod's By-Laws

   Peapod's current Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, in order to adopt, amend or repeal any provision of Peapod's by-laws. The amendment would delete this requirement. As a result, the by-laws could be amended by either the Board of Directors or the affirmative vote of the holders of a majority of the voting power of Peapod's outstanding capital stock entitled to vote.

Ability of the Stockholders to Act by Written Consent

   Peapod's current Restated Certificate of Incorporation forbids its stockholders from taking any action by written consent. All stockholder action must be taken at a stockholders meeting. The amendment would remove this prohibition and allow stockholders to take action by written consent.

   Ahold has the right to elect three members of the Board of Directors and, upon issuance of the Series B Preferred Stock, Ahold will have the right to elect three additional members of the Board of Directors. Furthermore, Peapod may not, without the prior consent of Ahold, take certain actions. See "Proposal 2--Transactions with Ahold and the Issuance of Preferred Stock and Warrants" on page 12 of this proxy statement. The Board of Directors of Peapod believes that it is in the best interests of Peapod and its stockholders to allow its stockholders to act by written consent so that any votes, approvals or consents that Peapod is required to obtain from Ahold can be obtained without the burden of holding a special meeting.

Special Meetings of Stockholders

   Peapod's current Restated Certificate of Incorporation permits the Chairman of the Board of Directors, the President or a majority of the Board of Directors to call a special meeting of stockholders. The amendment would allow the holders of 30% of the voting power of all the then outstanding shares of capital stock to call a special meeting of stockholders.

Removal of Directors

   Peapod's current Restated Certificate of Incorporation permits the holders of at least a majority of the shares entitled to vote at an election of directors to remove a director from the Board of Directors. The amendment would allow a majority of the holders of a certain class of capital stock to remove a director which that class of capital stock had nominated to the Board of Directors. The Board of Directors of Peapod believes that it is in the best interests of Peapod and its stockholders to allow these stockholders the right to remove a director nominated by them as it will conform the Restated Certificate of Incorporation to the Certificate of Designations attached as Annex M to this proxy statement.

Super-Majority Vote Requirement for Certain Amendments to the Restated Certificate of Incorporation

   Peapod's current Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding shares of the capital stock of Peapod entitled to vote generally in the election of directors, voting together as a single class, in order to (1) reduce or eliminate the number of authorized shares of any capital stock set forth in Article Fourth or (2) amend, repeal or adopt any provision inconsistent with Articles Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh or Twelfth of the Restated Certificate of Incorporation. The amendment would delete this requirement. As a result, these provisions of the Restated Certificate of Incorporation could be amended by the affirmative vote of the holders of a majority of the voting power of Peapod's outstanding capital stock entitled to vote at the annual meeting.

Additional Amendments

   Peapod's current Restated Certificate of Incorporation makes references to its initial public offering. This amendment would remove these references but make no substantive changes to the Restated Certificate of Incorporation. The Board of Directors of Peapod believes that it is in the best interests of Peapod and its stockholders to make these revisions to the Restated Certificate of Incorporation in order to delete unnecessary and potentially confusing language.

Required Vote

   Under the terms of the Restated Certificate of Incorporation, the amendments described above require the affirmative vote of the holders of shares of voting stock of Peapod representing at least 75% of the voting power of all of the then outstanding shares of its capital stock entitled to vote generally in the election of directors.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 4 AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF PEAPOD AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 4.

                                  PROPOSAL 5

                APPROVAL OF YEAR 2000 LONG TERM INCENTIVE PLAN

   The Year 2000 Long Term Incentive Plan permits Peapod to grant stock options, stock appreciation rights (SARs), restricted stock, bonus stock, performance shares and other awards to officers and other key employees of Peapod and its subsidiaries, and to directors and consultants and other persons who provide services to Peapod or its subsidiaries. Stock options may be either "incentive stock options" (ISOs) under Section 422 of the Internal Revenue Code or other options (nonqualified options).

   The purpose of the plan is to promote the long-term financial interests of Peapod and its affiliates by:

  . attracting and retaining officers and other key employees, consultants and non-employee directors,

  . motivating employees by means of growth-related incentives, and

  . aligning the interests of participants with those of our stockholders.

   The following is a brief summary of some the terms of the plan and is qualified in its entirety by, and made subject to, the more complete information set forth in the Year 2000 Long Term Incentive Plan set forth as Annex R to this proxy statement. Stockholders are urged to read carefully the Year 2000 Long Term Incentive Plan in its entirety.

Administration and Eligibility

   The plan will be administered by a committee designated by Peapod's Board of Directors consisting of two or more members of Peapod's Board of Directors. The plan empowers the committee, among other things,

  . to interpret the plan,

  . to make all determinations deemed necessary or advisable for its administration, and

  . to select persons for participation in the plan and to determine the form, amount and timing of awards as well as the terms and conditions of awards.

   Any grant of awards under the plan is within the discretion of the committee. Approximately [ ] persons are eligible to participate in the plan.

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

Shares Subject to the Plan; Adjustment

   The committee may issue a maximum of 1,070,000 shares of common stock pursuant to the plan, subject to adjustment in the event of any stock split, stock dividend, recapitalization, reorganization, merger, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of common stock other than a regular cash dividend. Each year (beginning January 1, 2001), the number of shares available for issuance under the plan will be increased by the lesser of: (1) 4% of the number of shares of common stock of Peapod then outstanding, on a fully-diluted basis, (2) 1,000,000 or (3) another number determined by the committee. Notwithstanding these provisions, the Purchase Agreement with Ahold provides that Peapod cannot grant options in excess of 2,600,000 shares without Ahold's approval. In addition, Peapod may not grant an option if, as a result of the grant, the number of shares subject to outstanding options or rights to purchase shares of common stock equals or exceeds 20% of the number of shares outstanding on a fully diluted basis. If awards expire unexercised or unpaid or are cancelled, terminated or forfeited without the issuance of shares, such shares will again be available under the plan. Shares issued pursuant to the plan may be authorized and unissued shares, or treasury shares. The maximum number of shares of common stock with respect to which options, SARs, performance awards or a combination thereof may be granted to any person during any calendar year will be 300,000, subject to adjustment.

   In the event of a tender offer or accumulation of common stock, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all of the assets, dissolution or, in certain circumstances, a change in a majority of the members of Peapod's Board of Directors, awards may be accelerated and/or cash payments may be made in lieu of such awards.

Options

   Options may be either ISOs or nonqualified options, except that, as long as required by Internal Revenue Code Section 422, no ISO may be awarded to any employee of an affiliate of Peapod which is not a subsidiary corporation of Peapod (as such term is used in Section 422(b)). The purchase price per share of common stock may not be less than 100% of the fair market value at the time the option is granted. The plan allows optionees, to the extent permitted by the committee, to pay the exercise price of options in cash or common stock (valued at its fair market value on the date of exercise) or a combination thereof. If an optionee uses shares of common stock to pay the exercise price of an option, the committee may grant to that optionee additional options for a number of shares equal to those surrendered for payment.

SARs

   An SAR entitles the holder to receive upon exercise the excess of the fair market value of a specified number of shares of common stock at the time of exercise over a specified price. Peapod will pay that amount to the holder in common stock or restricted stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the committee may determine. SARs granted as an alternative to a previously or contemporaneously granted option will entitle the optionee, in lieu of exercising the option, to receive
(1) the excess of the fair market value of a share of common stock on the date of exercise over the option price (2) multiplied by the number of shares as to which he or she is exercising the SAR. If an SAR is an alternative to an option, the option will be cancelled to the extent the SAR is exercised, and the SAR will be cancelled to the extent the option is exercised. Each SAR will be exercisable at such time or times as the committee determines at or subsequent to the grant.

Stock Awards

   Stock awards may be either restricted stock awards or bonus stock awards, as determined by the committee. Restricted stock awards will be subject to such restriction periods as the committee designates and may be subject to such other conditions as to vesting, including performance goals or continuous employment, as the committee establishes. During the restriction period, Peapod will hold stock certificates evidencing restricted shares. The participant will have all the rights of a holder of common stock as to shares of restricted stock except that any dividends on shares of restricted stock which are not paid in cash will be held by Peapod during the restriction period. Except as otherwise provided by the committee, upon termination of the participant's employment during the restriction period, the participant will forfeit all shares still subject to restriction. Bonus stock awards will not be subject to any restriction periods or performance conditions.

Performance Share Awards

   The committee may grant performance stock awards with such performance periods and subject to such performance measures as the committee designates. A performance share award shall entitle the holder to receive upon exercise shares of common stock or restricted stock (valued at fair market value on the date of exercise), cash or a combination thereof, as the committee may determine. The committee may permit the payment of dividend equivalents, the deferral of such payments and the payment of interest on any deferred dividend equivalents with respect to the number of shares of common stock subject to any performance share award. The holder of a performance share award shall have no rights as a holder of common stock before the exercise of the award for shares of common stock. Except as otherwise provided by the committee, upon termination of the participant's employment or service during the performance period, the participant will forfeit all shares still subject to performance measures.

Directors Options

   The committee may grant nonqualified options to any director who is not an employee of Peapod.

Performance Measures

   The committee may establish performance measures as a condition to the receipt of an award pursuant to the plan. Performance measures will be tied to one or more of the following criteria, determined with respect to Peapod:

  . revenues,

  . market share,

  . earnings,

  . earnings per share,

  . cash flow measures,

  . return to stockholders (including dividends),

  . return on equity,

  . cost reduction goals, or

  . the attainment of a specified market price for common stock for a specified period of time.

Transferability

   Participants may not transfer options, SARs or performance share awards other than (1) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by Peapod or (2) as otherwise permitted in the agreement relating to the award. Except to the extent permitted by the foregoing sentence, each such award may be exercised during a participant's lifetime only by the participant or the participant's representative or similar person.

Fair Market Value

   Fair market value on any date means either the last sale price of common stock on that date (or, if the date is not a trading date, on the next preceding date which was a trading date) on the Nasdaq National Market System or, if not so determinable, as determined in accordance with procedures which the committee deems appropriate. On May 18, 2000, the last sale price of the
common stock on the Nasdaq National Market was $    .

Term and Exercisability of Awards

   The committee will determine the term and exercisability of awards.

Withholding

   The committee will have the power to withhold, or require a participant to remit to Peapod, an amount sufficient to cover withholding taxes with respect to shares issuable and/or amounts payable pursuant to the plan. If so permitted by the Compensation Committee, a participant may elect to satisfy such taxes by having shares issuable under the plan withheld or by delivering other shares to Peapod.

Amendment of the Plan

   The Board of Directors may amend the plan at any time, however, no amendment may materially impair the rights of the holder of any outstanding award without his or her consent. Notwithstanding the general rights of the Board of Directors to amend the plan, the Board may not amend the plan without stockholder approval to (1) reduce the minimum purchase price in the case of an option or the base price in the case of an SAR, (2) effect any change inconsistent with Section 422 of the Code or (3) extend the term of the plan.

Effective Date and Term of the Plan

   If approved by stockholders, the plan will be effective as of April 28, 2000. In the event that the plan is not approved by Peapod stockholders, the plan will be null and void. The plan will terminate ten years after its effective date, unless terminated earlier by the Board of Directors. No awards may be made under the plan after its termination. Termination of the plan will not affect the terms or conditions of any award granted prior to termination.

Federal Income Tax Consequences

   The following is a brief summary of the U.S. federal income tax consequences of awards made under the plan.

   Stock Options. A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value (determined as of the date of exercise) of the shares purchased over their exercise price, and we will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted or one year from the date the shares were transferred, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant generally will recognize compensation taxable as ordinary income equal to the excess of the lesser of
(1) the amount realized upon such disposition and (2) the fair market value of such shares on the date of exercise over the exercise price, and we will be entitled to a corresponding deduction.

   SARs. A participant will not recognize any taxable income upon the grant of an SAR. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) upon exercise of an SAR equal to the fair market value (determined as of the date of exercise) of any shares delivered and the amount of cash paid by us upon such exercise, and we will be entitled to a corresponding deduction.

   Restricted Stock. A participant will not recognize taxable income at the time of the grant of shares of restricted stock, and Peapod will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is deductible by Peapod as compensation expense, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and we will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) applies.

   Performance Shares. A participant will not recognize taxable income upon the grant of performance shares. Upon the settlement of performance shares, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and any cash paid by us, and we will be entitled to a corresponding deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.

   Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "performance-based" compensation. Based on certain regulations issued by the United States Department of the Treasury, certain compensation under the plan, such as that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit under Section 162(m), but other compensation payable under the plan is expected to be subject to such limit.

   Plan Benefits. The following table sets forth information concerning the benefits or amounts that Peapod currently expects will be received by or allocated to each of the listed persons or groups upon stockholder approval of the plan:

                      Year 2000 Long Term Incentive Plan

                                                              Dollar Options to
                                                              Value   Purchase
                                                               ($)     Common
Name and Position                                              (1)     Stock
-----------------                                             ------ ----------
Marc van Gelder, President and Chief Executive Officer.......

Andrew B. Parkinson, Chairman................................

Thomas L. Parkinson, Senior Vice President--Chief Technology
 Officer.....................................................

John A. Furton, Senior Vice President--Chief Information
 Officer.....................................................

Dan Rabinowitz, Senior Vice President--Chief Financial
 Officer.....................................................

Michael P. Brennan, Senior Vice President--Marketing and
 Product Management..........................................

Executive Group (2)..........................................

Non-Executive Director Group (3).............................

Non-Executive Officer Employee Group (4).....................

--------
(1) [                ].
(2) Contains information regarding all current executive officers as a group.

(3) Contains information regarding all current directors who are not executive officers as a group.
(4) Contains information regarding all employees, including all current officers who are not executive officers, as a group.

   In addition to those options that Peapod intends to grant under the Year 2000 Long Term Incentive Plan that are set forth in the table above, Peapod has granted 250,000 options to Mr. van Gelder in connection with his joining Peapod; an aggregate of 770,000 options to its executives under Peapod's 1997 Long Term Incentive Plan and an aggregate of 560,000 options to its executives and other employees under the Employee Incentive Plan (2000).

Required Vote

   The affirmative vote of a majority of the shares of common stock that are present in person or by proxy and entitled to vote at the annual meeting is required to approve this Proposal 5.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MATTERS SET FORTH IN PROPOSAL 5 AND BELIEVES THAT THEY ARE IN THE BEST INTERESTS OF PEAPOD AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF PROPOSAL 5.

                                  PROPOSAL 6

  RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF
                                    PEAPOD

   The firm of KPMG LLP, independent accountants, audited Peapod's financial statements for the year ended December 31, 1999. The Board of Directors has unanimously reappointed, and recommends to the stockholders the ratification of the appointment of, KPMG LLP as Peapod's independent auditors for the year ending December 31, 2000. If you do not ratify the appointment, the Board of Directors may reconsider its recommendation.

   A representative of KPMG LLP is expected to be available at the annual meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

Required Vote

   The affirmative vote of a majority of the votes cast at the annual meeting is required to approve this Proposal 6.

Recommendation of the Board of Directors

   THE BOARD OF DIRECTORS HAS REAPPOINTED, AND RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG LLP AS PEAPOD'S INDEPENDENT AUDITORS.

                              EXECUTIVE OFFICERS

   The following sets forth certain information with respect to the executive officers of Peapod.

   Michael P. Brennan, age 36, currently serves as Senior Vice President-- Marketing and Product Management. He joined Peapod in 1997 as Director-- Grocery Formats. Prior to joining Peapod, from 1990 to 1997, Mr. Brennan was with the management consulting firm A.T. Kearney, most recently as a Principal.

   Raymond E. Britt, age 39, joined Peapod in 1999 in his current role, Senior Vice President--Business Operations and Development. Prior to joining Peapod, from 1997 to 1999, Mr. Britt was an Associate Partner in Andersen Consulting's strategy practice. From 1987 to 1997 he was with Mercer Management Consulting, most recently as a Principal.

   Toya Campbell, age 42, currently serves as Vice President--Human Resources, and is responsible for staffing, personnel training programs, and Peapod's human resource policy and procedure development. She joined Peapod in 1994 as Director of Human Resources. Prior to joining Peapod, she served as Director of Human Resources for the Chicago Public Library System.

   John A. Furton, age 36, is a co-founder of Peapod and serves as Senior Vice President--Chief Information Officer. He joined Peapod in 1990. Mr. Furton is responsible for all enterprise technology development including fulfillment, logistics, merchandising, administrative and financial systems as well as Peapod's data center and network operations. Prior to his current position, Mr. Furton managed order fulfillment services as Vice President of Operations. Mr. Furton joined Peapod from Kraft Foods, Inc., where he was an information systems consultant.

   Andrew B. Parkinson, age 42, is a co-founder of Peapod and has been its Chairman since its founding in 1989. See "Election of Directors" on page 8 of this proxy statement.

   Thomas P. Parkinson, age 40, is a co-founder of Peapod and has been its Senior Vice President-Chief Technology Officer and a director since its founding in 1989. See "Election of Directors" on page 9 of this proxy statement.

   Dan Rabinowitz, age 37, currently serves as Senior Vice President--Chief Financial Officer and Secretary. He joined Peapod in 1995 as Director of Finance. In February 1998, he became Peapod's Vice President--Financial Planning & Control and Treasurer. Prior to joining Peapod, from 1993 through 1995, Mr. Rabinowitz served as Associate Director of Geneva Capital Markets, a middle markets mergers and acquisitions firm. Prior to that, he worked at Technology Solutions Company from 1989 through 1993, most recently as Director of Finance.

   Earl W. Rachowicz, age 49, currently serves as Vice President and Controller, functioning as Peapod's principal accounting officer, and is also responsible for financial aspects of system and process re-engineering to support Peapod's growth. He is also the corporate Treasurer and Assistant Secretary. In the past, he has served as corporate Secretary and Assistant Treasurer. He joined Peapod as Controller in 1993 and in 1994 became Vice President and Controller. Prior to joining Peapod he was a self-employed Certified Public Accountant, after spending 11 years with the public accounting firm of Ernst & Young.

   Marc C. van Gelder, age 38, serves as President and Chief Executive Officer, effective May 1, 2000. Prior to joining Peapod, Mr. van Gelder held the positions of Senior Vice President, Logistics and Supply Chain Management of The Stop & Shop Supermarket Company from November 1999 through April 2000, and Vice President Supply Chain Management from November 1998 through November 1999. Stop & Shop is a wholly-owned subsidiary of Ahold. Prior to joining Stop & Shop, Mr. van Gelder held the position of Program Director, Business Development for Ahold in The Netherlands from 1996 through November 1998, and prior to that Senior Manager for McKinsey & Company from 1990 through 1996.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

   Summary Compensation. The following summary compensation table sets forth certain information concerning compensation for services rendered in all capacities awarded to, earned by, or paid to each person who served as Chief Executive Officer of Peapod during 1999 and each of Peapod's other four most highly compensated executive officers during the years ended December 31, 1997, 1998 and 1999.

                          Summary Compensation Table

                                                               Long-Term
                                                             Compensation
                                     Annual Compensation        Awards
                                     ------------------- ---------------------
                              Year                       Restricted   Shares
                              Ended                        Stock    Underlying
Name and Principal Position  Dec. 31  Salary    Bonus      Awards   Options(1)
---------------------------  ------- -------- ---------- ---------- ----------
Andrew B. Parkinson........   1999   $154,307 $    9,039    $--        25,000
 Chairman and former          1998   $140,000 $   21,315    $--        25,000
 Chief Executive Officer      1997   $140,000 $   28,235    $--        60,000
 and President

William Malloy.............   1999   $ 87,505 $2,500,000    $--     1,600,000(2)
 Former President                                           $--
 and Chief Executive                                        $--
 Officer
 and Director

Thomas L. Parkinson........   1999   $146,903 $    9,039    $--        25,000
 Senior Vice President--      1998   $140,000 $   33,922    $--        25,000
 Chief Technology Officer     1997   $140,000 $   30,723    $--        60,000
 and Director

John A. Furton.............   1999   $138,981 $    6,402    $--        59,346
 Senior Vice President--      1998   $118,450 $   21,525    $--        89,266
 Chief Information Officer    1997   $118,450 $   16,586    $--        60,000

Dan Rabinowitz.............   1999   $134,096 $    4,860    $--        55,000
 Senior Vice President--      1998   $102,077 $   15,648    $--        50,000
 Chief Financial Officer      1997   $ 99,400 $   10,114    $--        30,000

Michael P. Brennan.........   1999   $129,096 $    4,665    $--        55,000
 Senior Vice President--      1998   $109,130 $   13,327    $--        30,000
 Marketing and Product        1997   $102,807 $   26,503    $--        25,000
 Management

--------
(1) Amounts represent new options and replacement options to purchase shares of common stock granted during fiscal years 1999, 1998 and 1997. New options granted in fiscal years 1999, 1998 and 1997 were as follows: Mr.
    A. Parkinson, 25,000, 25,000 and 60,000, respectively; Mr. Malloy, 1,600,000 options in 1999, Mr. T. Parkinson, 25,000, 25,000 and 60,000,
    respectively; Mr. Furton, 25,000, 12,500 and 60,000, respectively; Mr. Rabinowitz, 55,000, 30,000 and 30,000, respectively; and Mr. Brennan, 55,000, 25,000 and 25,000, respectively.

(2) Mr. Malloy's options were cancelled pursuant to the terms of his separation agreement. See "Employment Agreements" on page 57 of this proxy statement.

   General Information Regarding Options. The following tables show information regarding stock options held by the executives named above.

                         Option Grants in Fiscal 1999

                                                        % of Total
                                                         Options                        Potential   Potential
                              Number of Securities      Granted to Exercise  Expiration Realizable Realizable
Name                       Underlying Options Granted   Employees    Price      Date      5% (4)     10% (4)
----                     ------------------------------ ---------- --------- ---------- ---------- -----------
Andrew B. Parkinson..... New Grant--25,000(1)              1.10%   $  6.5625  09/09/07  $   78,333 $   187,620
William Malloy.......... New Grant--1,100,000(3)          48.23%   $8.015625  09/27/09  $5,545,082 $14,052,326
                         New Grant--500,000(3)            21.92%   $8.015625  09/27/09  $2,520,492 $ 6,387,421
Thomas P. Parkinson..... New Grant--25,000(1)              1.10%   $  6.5625  09/09/07  $   78,333 $   187,620
John A. Furton.......... New Grant--25,000(1)              1.10%   $  6.5625  09/09/07  $   78,333 $   187,620
                         Replacement Options--34,346(2)    1.51%   $  7.5000  12/31/02  $   40,603 $    85,264
Dan Rabinowitz.......... New Grant--25,000(1)              1.10%   $  6.5625  09/09/07  $   78,333 $   187,620
                         New Grant--30,000(1)              1.32%   $ 11.1250  05/10/07  $  159,351 $   381,673
Michael P. Brennan...... New Grant--25,000(1)              1.10%   $  6.5625  09/09/07  $   78,333 $   187,620
                         New Grant--30,000(1)              1.32%   $ 11.1250  05/10/07  $  159,351 $   381,673

--------
(1) These stock options vest with respect to 1/4 of the options on the first anniversary of the date of grant, and thereafter with respect to 1/48 on the last day of each month and are exercisable until the eighth anniversary of the date of grant.
(2) These stock options are fully vested.
(3) Mr. Malloy's options were cancelled pursuant to the terms of his separation agreement. See "Employment Agreements" on page 57 of this proxy statement.
(4) The assumed rates of stock price appreciation are set by the SEC rules governing proxy statement disclosure and are not intended to forecast the future appreciation of the common stock. The potential realizable value is calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price.

       Option Exercises in Fiscal 1999 and Fiscal Year-End Option Values

                          Shares                 Options as of          Option Value as of
                         Acquired              December 31, 1999       December 31, 1999(1)
                            on     Value   ------------------------- -------------------------
Name                     Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     -------- -------- ----------- ------------- ----------- -------------
Andrew B. Parkinson.....      0   $     0    168,803        64,917    $872,928     $102,057
William Malloy..........      0   $     0    350,000     1,250,000    $213,281     $761,750
Thomas P. Parkinson.....      0   $     0    178,591        64,917    $925,524     $102,057
John A. Furton..........      0   $     0    115,675        57,626    $162,357     $ 99,715
Dan Rabinowitz..........  5,000   $31,363     43,124        86,876    $117,419     $128,519
Michael P. Brennan......      0   $     0     31,751        88,249    $ 75,612     $133,450

--------
(1) Represents the aggregate dollar value of in-the-money, unexercised options held at the end of the year, based on the difference between the exercise price and $8.625, the closing price for the common stock as of December 31, 1999, the last trading day in fiscal 1999, as reported for Nasdaq National Market Issues in The Wall Street Journal.

Employment Agreements

   Peapod has employment agreements and severance agreements with Mr. van Gelder, Mr. Parkinson and each of Peapod's four most highly compensated executives. The agreements set forth compensation arrangements, including base salaries and minimum targets for annual bonuses. The agreements expire in 2002, and are renewable thereafter for one-year terms. Peapod may terminate an executive's employment with or without "cause," as defined in such agreements, and an executive may terminate his employment for any reason, including "good reason," as defined in such agreements. Upon termination by Peapod without "cause," or termination by the employee for "good reason," the executive is entitled to severance payments equal to his base salary and bonus for 18 months, in the case of Messrs. van Gelder, A. Parkinson, T. Parkinson and Furton, and 6 months in the case of Messrs. Brennan and Rabinowitz. In the event there is a "change in control," as defined in the severance agreements, prior to such termination, the executive is entitled to a lump sum severance payment equal to his base salary and bonus for two years, and the vesting of all of the executive's stock options will be accelerated so that all such stock options become immediately exercisable. The current annual salary rates under the employment agreements for Peapod's executives are as follows: Mr. van Gelder, $250,000, Mr. A. Parkinson, $200,000, Mr. T. Parkinson, $175,000 Mr. Furton $160,000, Mr. Rabinowitz, $160,000 and Mr. Brennan, $160,000. Under the terms of the agreements, annual salaries may not be reduced; however, increases in annual salaries are at the discretion of the Board of Directors. Peapod has agreements to indemnify Messrs. van Gelder, A. Parkinson, T. Parkinson, Furton and Rabinowitz as officers of Peapod. Peapod also has agreements with the executives, containing confidentiality, non-competition and non-solicitation provisions between Peapod and such employees for the terms set forth in each agreement.

   Peapod entered into a separation agreement with William Malloy on March 15, 2000. Effective as of that date, William Malloy resigned from his position as President and Chief Executive Officer, and his employment agreement was terminated. Under the terms of the separation agreement, Peapod continued to pay Mr. Malloy's salary through April 30, 2000. The options to purchase 1,100,000 and 500,000 shares of Peapod common stock, which were granted to Mr. Malloy pursuant to his employment agreement, were cancelled, unexercised, and the option agreements relating to those option grants were terminated. The $2,500,000 loan which had been extended to Mr. Malloy in September of 1999 for the purchase of 311,891 shares of Peapod common stock was cancelled and the purchase of common stock was rescinded and cancelled. Mr. Malloy has returned those shares to Peapod. Mr. Malloy's severance agreement was terminated, except as to Peapod's obligation to maintain directors and officers liability insurance for Mr. Malloy for three years. In addition, Mr. Malloy retains certain contractual rights to indemnification as a former officer and director. The terms of the separation agreement provide that Mr. Malloy continues to be subject to an agreement not to compete with Peapod or to solicit Peapod's customers and employees for a year following the termination of his employment and not to disclose Peapod's proprietary information. Both Peapod and Mr. Malloy signed general releases of any and all existing claims related to Mr. Malloy's employment by Peapod.

Management Bonus Plan

   Each of the executives named above is eligible to receive an annual bonus based on the achievement of individual and corporate goals. Awards are determined by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

   All compensation decisions for the Chief Executive Officer and each of the other executives are currently made by the Compensation Committee of the Board of Directors. The Compensation Committee consists of Messrs. Trygve E. Myhren (Chairman), Tasso H. Coin and Mark VanStekelenburg. Each member of the Compensation Committee is a non-employee director who has not previously been an officer or employee of Peapod.

Compensation Report by the Compensation Committee

   This report is submitted by the Compensation Committee of the Board of Directors.

   Compensation Policies. The Compensation Committee sets the compensation of the Chief Executive Officer and also sets the compensation of the other executive officers and all vice presidents, taking into consideration the recommendations of the Chief Executive Officer. All other employees' compensation is set by the Chief Executive Officer subject to the review of the Compensation Committee. The Compensation Committee also administers Peapod's stock-based compensation plans. The Compensation Committee consists of three non-employee directors.

   The philosophy of the Compensation Committee and Peapod is to provide competitive salaries as well as competitive incentives designed to:

  . Attract and retain well qualified executives necessary to Peapod's long-term success;

  . Provide incentives for achievement of short-term individual, business unit and corporate goals;

  . Provide incentives for achievement of long-term business unit and corporate goals; and

  . Align the interests of management with those of the stockholders to encourage the achievement of continuing increases in stockholder value.

   The compensation mix reflects a balance of annual base salary payments, annual incentive bonus payments, long-term stock based incentives and other competitive executive benefits. Incentive compensation has historically been determined on an annual basis. Beginning in 1998, the Compensation Committee also began to take into account quarterly performance of the Chief Executive Officer and other executive officers.

   Base. It is the Compensation Committee's policy to establish base salaries and provide benefit packages at competitive levels in order to attract and retain well qualified executives. Base salaries of senior executives are based on several factors including an assessment of the position and particular responsibilities of such officer, the performance of Peapod, comparable companies, the economy in general and such other factors as the Compensation Committee may deem relevant. The 1999 average base salary of senior executives increased 11.53% over the previous year's level primarily to bring the base compensation to levels closer to those of other technology and growth-oriented companies.

   Annual Bonus Plan. The existing annual bonus plan was designed to provide incentives and rewards for achievement of short-term individual goals as well as business unit and Peapod goals by giving salaried employees the opportunity for bonuses based on individual performance, the performance of the business unit to which the employee is assigned, and Peapod's performance. In the case of executive officers, the bonus is based on the performance of Peapod and/or the applicable business unit. Peapod expects that annual bonuses for 2000 will be based on a combination of the performance of Peapod and/or the applicable business unit as well as individual performance goals. Individual performance goals are tailored to each individual's position and duties and vary in terms of number, scope and substance among the eligible employees. Individual performance goals for employees are established by management and then reviewed with the employee. The performance goals for each business unit and Peapod as a whole relate to the achievement of predetermined financial or operating factors. Company and business unit quarterly goals are established before the start of each fiscal year and are reviewed and approved by the Compensation Committee. Awards under the annual bonus plan are based on a percentage of earned salary. Bonuses are conditioned on achieving minimum or "threshold" goals. During 1999, bonuses were paid out for employee's achievement of individual performance goals, certain business unit operating results and total Peapod performance.

   Long-Term Stock-Based Incentives. Stock option awards are designed to encourage long-term commitment to Peapod by participating executives, more closely align executive and stockholder interests and reward executives and other key employees for building stockholder value. The Compensation Committee recognizes that Peapod competes for executives with other technology and growth-oriented companies and believes that stock ownership by management is a critical element of compensation. Stock-based awards have been granted by Peapod to executives and other key employees since Peapod's inception.

   Stock options are granted at the fair market value price of the common stock on the date of grant, are subject to vesting over time and only have future value for the employees if the stock price appreciates from the date of grant. Factors influencing stock-based grants to employees include Peapod's performance, relative levels of responsibility, contributions to Peapod's business and competitiveness with other technology and growth-oriented companies. As of December 31, 1999, approximately 23.8% of full-time employees held stock options.

   Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. One such exception is "qualified performance-based" compensation. Compensation attributable to a stock option or a stock appreciation right is "qualified performance-based compensation" if all of the following conditions are satisfied: (1) the grant or award is made by a compensation committee consisting solely of two or more "outside directors;" (2) the plan under which the option or right is granted states the maximum number of shares with respect to which options or rights may be granted during a specified period to any individual; (3) under the terms of the option or right, the amount of compensation the employee could receive is based solely upon an increase in the value of the stock after the date of grant or award; and (4) the material terms of the plan under which the option or right is granted are disclosed to the publicly held corporation's stockholders and approved by them before any compensation under the plan is paid. The Compensation Committee consists solely of "outside directors," as defined for purposes of Section 162(m) of the Internal Revenue Code. Peapod's stock-based incentive plan was approved by the stockholders of Peapod prior to the initial public offering and Peapod's Year 2000 Long Term Incentive Plan is being submitted to Peapod's stockholders for approval at the annual meeting of stockholders. Due to these and other reasons, Peapod does not believe that the $1 million deduction limitation should have any effect on Peapod in the near future. If the $1 million deduction limitation is expected to have any effect on Peapod in the future, Peapod will consider ways to maximize the deductibility of executive compensation, while retaining the discretion Peapod deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

   Benefits. Benefits offered to key executives are largely those that are offered to the general employee population, such as group health and life insurance coverage and participation in the Peapod, Inc. Employee Stock Purchase Plan. Benefits are not tied directly to corporate performance.

   Chief Executive Officer. The Chief Executive Officer's compensation is based upon the policies and objectives discussed above.

   The Compensation Committee believes that Peapod's executive compensation policies and programs serve the interests of Peapod and its stockholders.

                                          THE COMPENSATION COMMITTEE OF
                                           THE BOARD OF DIRECTORS

                                          Trygve E. Myhren (Chairman)
                                          Tasso H. Coin
                                          Mark VanStekelenburg

Performance Graph

   The rules of the Securities and Exchange Commission require each public company to include a performance graph comparing the cumulative total stockholder return on such company's common stock for the five preceding fiscal years, or such shorter period as the registrant's class of securities has been registered with the SEC, with the cumulative total returns of a broad equity market index and a peer group or similar index. Peapod's common stock began trading on the Nasdaq Stock Market under the symbol "PPOD" on June 10, 1997. Accordingly, the performance graph included in this proxy statement shows the period from June 10, 1997 through December 31, 1999.

   The following chart graphs the performance of the cumulative total return to stockholders (stock price appreciation plus dividends) between June 10, 1997 and December 31, 1999 in comparison to The Total Return Index for The Nasdaq Stock Market (US) and the Chase H&Q Technology Index comprised of securities of technology companies traded on the Nasdaq Stock Market, the New York Stock Exchange and the American Stock Exchange.

                     COMPARISON OF CUMULATIVE TOTAL RETURN

  Among Peapod, Inc., The Total Return Index for The Nasdaq Stock Market (US)
                       and the Chase H&Q Technology Index

                               [LINE CHART]
                                            The Nasdaq
                                            Stock Market-     Technology
Measurement Period           Peapod, Inc.   U.S. Index        Index
------------------           ------------   -------------     -------
 6/11/97                        $100            $100             $100
12/31/97                        $ 41            $113             $106
12/31/98                        $ 43            $159             $166
12/31/99                        $ 50            $295             $370

                                    Total Return Index for The    Chase H&Q
Measurement Point      Peapod, Inc.  Nasdaq Stock Market (US)  Technology Index
-----------------      ------------ -------------------------- ----------------
 6/11/1997............     $100                $100                  $100
12/31/1997............     $ 41                $113                  $106
12/31/1998............     $ 43                $159                  $166
12/31/1999............     $ 50                $295                  $370

   Assumes $100 invested on June 10, 1997 in Peapod, Inc. common stock, the Total Return Index for The Nasdaq Stock Market (US) and the Chase H&Q Technology Index. Cumulative total return assumes reinvestment of dividends.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding beneficial ownership of Peapod's common stock as of April 14, 2000 by (1) each person who is known by Peapod to own beneficially more than 5% of the outstanding shares of common stock, (2) each director of Peapod, (3) each person who served as Chief Executive Officer in 1999 or who is currently Chief Executive Officer and each of the four most highly compensated executive officers and (4) all directors and executive officers of Peapod as a group.

                                                            Amount of   Percent
                                                            Beneficial    of
      Name of Beneficial Owner(1)                          Ownership(2)  Class
      ---------------------------                          ------------ -------
      Koninklijke Ahold N.V. (3)..........................  3,666,667    15.9%
       Albert Heijnweg 1
       1507 EH Zaandam, The Netherlands
      Nevis Capital Management, Inc.......................  3,061,417    13.2%
       1119 Saint Paul Street
       Baltimore, Maryland 21202
      Tribune National Marketing Company++................  1,808,115     7.8%
       435 North Michigan Avenue
       Chicago, Illinois 60611
      Michael P. Brennan (4)+.............................     71,884       *
      Tasso H. Coin (5)+..................................    233,735     1.0%
      John A. Furton (6)+.................................    252,167     1.1%
      Robert S. Goodale (7)+..............................     23,716       *
      William J. Grize....................................          0       *
      Drayton McLane (8)..................................    316,667     1.4%
      William Malloy......................................          0       *
      A. Michael Meurs....................................          0       *
      Trygve E. Myhren (9)+...............................     74,320       *
      Steve Odland........................................          0       *
      Andrew B. Parkinson (10)+...........................  1,042,146     4.5%
      Thomas L. Parkinson (11)+...........................  1,144,076     5.0%
      Seth L. Pierrepont (12)+............................    402,423     1.7%
      Dan Rabinowitz (13)+................................     65,948       *
      Marc C. van Gelder+.................................        800       *
      Mark VanStekelenburg (14)+..........................     24,006       *
      All current executive officers and directors as a
       group
       (18 persons).......................................  3,876,888    16.8%

--------
+The mailing address of each of these individuals is c/o Peapod, Inc. 9933
    Woods Drive, Skokie, Illinois 60077.
++Based solely on a review of the Schedule 13G filed by the stockholder or representations made by the stockholder to Peapod.
*Less than one percent.
 (1) Except as set forth in the footnotes to this table, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.
 (2) Number of shares deemed outstanding includes 18,260,842 shares outstanding as of April 14, 2000 and any shares subject to options or warrants held by the directors, executive officers and 5% stockholders that are currently exercisable or will become exercisable within 60 days including, without limitation, 3,666,667 shares issuable pursuant to the warrants held by Ahold.
 (3) The 3,666,667 shares are issuable pursuant to warrants that are currently exercisable. The calculation of the 15.9% shareholding assumes the exercise of the warrants for 3,666,667 shares.

 (4) Includes 53,678 shares of common stock issuable pursuant to options that are exercisable within 60 days.
 (5) Includes 10,000 shares owned by Mr. Coin's wife. Mr. Coin disclaims beneficial ownership of such shares. Includes 24,999 shares of common stock issuable pursuant to options that are exercisable within 60 days.
 (6) Includes 130,852 shares of common stock issuable pursuant to options that are exercisable within 60 days.
 (7) Includes 21,666 shares of common stock issuable pursuant to options that are exercisable within 60 days.
 (8) Includes 16,667 shares of common stock issuable pursuant to options that are exercisable within 60 days.
 (9) Includes 29,999 shares of common stock issuable pursuant to options that are exercisable within 60 days.
(10) Includes 5,288 shares held for the benefit of the minor children of Mr. Thomas L. Parkinson. Mr. Andrew B. Parkinson disclaims beneficial ownership of such shares. Also includes 186,585 shares of common stock issuable pursuant to options that are exercisable within 60 days.
(11) Includes 66,199 shares held for the benefit of the minor children of Mr. Andrew B. Parkinson and 8,249 shares held by his minor child. Mr. Thomas
     L. Parkinson disclaims beneficial ownership of such shares. Also includes 196,373 shares of common stock issuable pursuant to options that are exercisable within 60 days.
(12) Includes 10,000 share held on behalf of the S.L. Pierrepont Foundation, a non profit corporation and options for 2,460 shares held by Sage Venture Capital. Also includes 234,151 shares of common stock issuable pursuant to options that are exercisable within 60 days.
(13) Includes 65,948 shares of common stock issuable pursuant to options that are exercisable within 60 days.
(14) Includes 4,340 shares held by the children of Mr. Mark Van Stekelenburg. Mr. Van Stekelenburg disclaims beneficial ownership of such shares. Also includes 11,666 shares of common stock issuable pursuant to options that are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder require Peapod's directors and executive officers and persons who are deemed to own more than ten percent of the common stock, to file Section 16 reports with the SEC with respect to their beneficial ownership of common stock. The reporting persons are also required to furnish Peapod with copies of all Section 16 reports they file.

   Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, Peapod believes that during fiscal 1999 all Section 16 filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners were complied with by such persons except with respect to the following: each of Messrs. A. Parkinson, T. Parkinson, Goodale, Furton, VanStekelenburg and Pierrepont inadvertently failed to report timely a transaction or transactions on Form 4 for two periods during 1999.

                 STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

   In order to be considered for inclusion in Peapod's proxy materials for the 2001 Annual Meeting of Stockholders, any stockholder proposal must be addressed to Peapod, Inc., 9933 Woods Drive, Skokie, Illinois 60077,
Attention: Secretary, and must be received no later than           , 2001.

   Peapod's by-laws set forth additional requirements and procedures regarding the submission by stockholders of matters for consideration at an annual meeting of stockholders. A stockholder proposal or nomination intended to be bought before the 2001 Annual Meeting must be received by the Secretary in
writing on or before           , 2001. A nomination or proposal that does not
comply with such requirements and procedures will be disregarded. It is anticipated that the 2001 Annual Meeting will be in May of 2001.

                          FORWARD-LOOKING STATEMENTS

   This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the consummation of the equity transaction contemplated by the Purchase Agreement with Ahold. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "anticipate," "expect," "estimate," "intent" and similar expressions identify forward-looking statements. Forward-looking statements necessarily reflect numerous assumptions and involve risks and uncertainties, and actual results could differ materially from those anticipated in the forward-looking statements. There can be no assurance that the proposed transaction with Ahold will be completed. Factors that would cause actual results to differ materially from Peapod's current expectations include but are not limited to those factors set forth in Peapod's Annual Report on Form 10-K/A-2, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 filed with the SEC.

                            ADDITIONAL INFORMATION

   Peapod is a reporting company and files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC public reference rooms in Washington, DC, New York, NY or Chicago, IL. You can request copies of these documents by writing to the SEC and paying a fee for the copying costs. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. Peapod's SEC filings are also available at the SEC's Web site at "http://www.sec.gov." In addition, you can read and copy Peapod's SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, DC 20006.

   THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST OF PEAPOD, INC., 9933 WOODS DRIVE, SKOKIE, ILLINOIS 60077, TELEPHONE (847) 583-9400, ATTENTION: DAN RABINOWITZ. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE ANNUAL MEETING, ANY SUCH REQUEST SHOULD
BE MADE BY           , 2000.

                          ANNUAL REPORT ON FORM 10-K

   INCLUDED IN THIS MAILING IS A COPY OF PEAPOD'S 1999 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES PEAPOD'S 1999 ANNUAL REPORT ON FORM 10-K, AS AMENDED. PEAPOD WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES (WITHOUT EXHIBITS) OF ITS ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, UPON THE WRITTEN REQUEST OF ANY STOCKHOLDER AS OF THE RECORD DATE. PEAPOD WILL PROVIDE COPIES OF THE EXHIBITS TO THE ANNUAL REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED PEAPOD'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO PEAPOD, INC., 9933 WOODS DRIVE, SKOKIE, ILLINOIS 60077, TELEPHONE (847) 583-9400, ATTENTION: DAN RABINOWITZ.

                                OTHER BUSINESS

   It is not anticipated that any matter will be considered by the stockholders other than those set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

   The following documents previously filed with the SEC by Peapod are incorporated by reference into this proxy statement.

 . Annual Report on Form 10-K for the year ended December 31, 1999, as amended;

 . Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

 . Current Reports on Form 8-K filed with the SEC on February 22, 2000, March
  16, 2000 and April 28, 2000; and

 . The description of the common stock contained in Peapod's Registration
  Statement on Form S-1 dated April 1, 1997 filed with the SEC under the Securities Exchange Act of 1934, as amended (SEC File No. 333-24341).

   All documents filed by Peapod pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this proxy statement and prior to the annual meeting shall be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the date of filing of such documents.

   Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement, or in any other subsequent filed document which is also incorporated herein by reference, modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this proxy statement except as so modified or superseded.

                                          By order of the Board of Directors,
                                          Andrew B. Parkinson
                                          Chairman

                   ALL STOCKHOLDERS ARE URGED TO SIGN, DATE
                       AND MAIL THEIR PROXIES PROMPTLY.

                                                                         Annex A

--------------------------------------------------------------------------------


                               PURCHASE AGREEMENT

                                     among

                                 PEAPOD, INC.,
                             a Delaware corporation

                                      and

                             KONINKLIJKE AHOLD N.V.


                            -----------------------

                                     Dated

                                 April 14, 2000

                            -----------------------


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I

DEFINITIONS...............................................................   1

                                   ARTICLE II

SALE AND PURCHASE.........................................................   7
  SECTION 2.1. Sale and Issuance of Shares and Warrants...................   7
  SECTION 2.2. Closings...................................................   7

                                  ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............................   8
  SECTION 3.1. Organization and Standing..................................   8
  SECTION 3.2. Capital Stock..............................................   8
  SECTION 3.3. Subsidiaries...............................................   9
  SECTION 3.4. Authorization; Enforceability..............................   9
  SECTION 3.5. No Violation; Consents.....................................   9
  SECTION 3.6. Permits....................................................  10
  SECTION 3.7. Litigation.................................................  10
  SECTION 3.8. SEC Documents; Financial Statements........................  10
  SECTION 3.9. Change in Condition........................................  11
  SECTION 3.10. Employee Benefit Plans and Labor Matters..................  11
  SECTION 3.11. Interests in Real Property................................  14
  SECTION 3.12. Leases....................................................  14
  SECTION 3.13. Compliance with Law.......................................  15
  SECTION 3.14. Related Party Transactions................................  15
  SECTION 3.15. Tax Matters...............................................  15
  SECTION 3.16. Environmental Matters.....................................  16
  SECTION 3.17. Intellectual Property.....................................  17
  SECTION 3.18. Registration Rights.......................................  20
  SECTION 3.19. Insurance.................................................  20
  SECTION 3.20. Contracts.................................................  20
  SECTION 3.21. Questionable Payments.....................................  21
  SECTION 3.22. Accuracy of Information...................................  21
  SECTION 3.23. Private Offering..........................................  21
  SECTION 3.24. Split Pea.................................................  21
  SECTION 3.25. Brokers...................................................  22
  SECTION 3.26. Voting and Proxy Agreements...............................  22
  SECTION 3.27. Rights Agreement..........................................  22
  SECTION 3.28. Determination of Amount of Capital........................  22
  SECTION 3.29. Fairness Opinion..........................................  23
  SECTION 3.30. State Takeover Statutes...................................  23
  SECTION 3.31. Malloy Stock, Options and Note............................  23
  SECTION 3.32. Other Interests...........................................  23
  SECTION 3.33. Books and Records.........................................  23
  SECTION 3.34. Personal Property.........................................  23
  SECTION 3.35. Accounts Receivable.......................................  23

                                                                          Page
                                                                          ----
  SECTION 3.36. Inventory................................................  24
  SECTION 3.37. Product Liability........................................  24
  SECTION 3.38. Copies of Documents......................................  24

                                   ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER..........................  24
  SECTION 4.1. Authorization; Enforceability; No Violations..............  24
  SECTION 4.2. Consents..................................................  25
  SECTION 4.3. Private Placement.........................................  25

                                   ARTICLE V

COVENANTS OF THE COMPANY.................................................  25
  SECTION 5.1. Operation of Business.....................................  25
  SECTION 5.2. Negative Covenants........................................  26
  SECTION 5.3. Access to Books and Records...............................  28
  SECTION 5.4. Agreement to Take Necessary and Desirable Actions.........  29
  SECTION 5.5. Compliance with Conditions; Commercially Reasonably
   Efforts...............................................................  29
  SECTION 5.6. Consents and Approvals....................................  29
  SECTION 5.7. Stockholder Approval......................................  29
  SECTION 5.8. Tax Treatment of Preferred Stock..........................  30
  SECTION 5.9. Other Activities of Purchaser.............................  30
  SECTION 5.10. HSR Act Filings..........................................  30
  SECTION 5.11. No Solicitation..........................................  30
  SECTION 5.12. Use of Proceeds..........................................  32
  SECTION 5.13. Reduction of Capital.....................................  32
  SECTION 5.14. Amendment of Bylaws......................................  32
  SECTION 5.15. Transfer Agent; CUSIP....................................  32
  SECTION 5.16. Notification of Certain Matters..........................  32
  SECTION 5.17. Malloy Shares............................................  32

                                   ARTICLE VI

COVENANTS OF THE PURCHASER...............................................  33
  SECTION 6.1. Agreement to Take Necessary and Desirable Actions.........  33
  SECTION 6.2. Compliance with Conditions; Commercially Reasonable
   Efforts...............................................................  33
  SECTION 6.3. HSR Act Filings...........................................  33
  SECTION 6.4. Confidential Information..................................  33
  SECTION 6.5. Notification of Certain Matters...........................  33
  SECTION 6.6. Restrictions on Mergers...................................  34

                                  ARTICLE VII

CONDITIONS PRECEDENT TO CLOSING..........................................  34
  SECTION 7.1. Conditions to the Company's Obligations...................  34
  SECTION 7.2. Conditions to The Purchaser's Obligations.................  34


                                  ARTICLE VIII

                                                                           Page
                                                                           ----
INFORMATION; DIRECTORS; RESERVATION OF STOCK..............................  36
  SECTION 8.1. Access to Information......................................  36
  SECTION 8.2. Information Rights of Purchaser............................  37
  SECTION 8.3. Information Rights.........................................  38
  SECTION 8.4. Directors..................................................  38
  SECTION 8.5. Reservation of Common Stock................................  39

                                   ARTICLE IX

MISCELLANEOUS.............................................................  40
  SECTION 9.1. Survival; Indemnification..................................  40
  SECTION 9.2. Notices....................................................  41
  SECTION 9.3. Governing Law..............................................  42
  SECTION 9.4. Termination; Fees..........................................  43
  SECTION 9.5. Entire Agreement...........................................  43
  SECTION 9.6. Modifications and Amendments...............................  43
  SECTION 9.7. Waivers and Extensions.....................................  43
  SECTION 9.8. Titles and Headings; Interpretation........................  44
  SECTION 9.9. Exhibits and Schedules.....................................  44
  SECTION 9.10. Expenses; Brokers.........................................  44
  SECTION 9.11. Press Releases and Public Announcements...................  44
  SECTION 9.12. Assignment; No Third Party Beneficiaries..................  44
  SECTION 9.13. Severability..............................................  44
  SECTION 9.14. Counterparts Counterparts; Facsimile......................  44
  SECTION 9.15. Further Assurances........................................  44
  SECTION 9.16. Remedies Cumulative.......................................  45

                                   SCHEDULES

        Schedule I       Series B Preferred Stock and Warrants to be Purchased
        Schedule 3.2     Capital Stock
        Schedule 3.3     Subsidiaries
        Schedule 3.5     No Violation; Consents
        Schedule 3.7     Litigation
        Schedule 3.10    Employee Benefit Plans and Labor Matters
        Schedule 3.10(n) Employee Severance Arrangements
        Schedule 3.11    Interests in Real Property
        Schedule 3.12    Leases
        Schedule 3.14    Related Party Transactions
        Schedule 3.16    Environmental
        Schedule 3.17    Intellectual Property
        Schedule 3.18    Registration Rights
        Schedule 3.20    Contracts
        Schedule 3.31    Malloy Agreement
        Schedule 3.32    Other Equity Interests
        Schedule 5.1(d)  Key Employees
        Schedule 5.2     Negative Covenants

                                    EXHIBITS

        Exhibit A        Credit Agreement
        Exhibit B        Amended and Restated Security Agreement
        Exhibit C        Amended and Restated Collateral Assignment of
                         Intellectual Property Agreement
        Exhibit D        Registration Rights Agreement
        Exhibit E        Services Agreement
        Exhibit F        Voting Agreement
        Exhibit G        Warrant (Credit Agreement)
        Exhibit H        Warrant (Preferred Stock)
        Exhibit I        Certificate of Designation
        Exhibit J        Opinion of Sidley & Austin

                              PURCHASE AGREEMENT

   THIS PURCHASE AGREEMENT (this "Agreement") is made as of April 14, 2000, by and among Peapod, Inc., a Delaware corporation (the "Company"), and KONINKLIJKE AHOLD N.V., a public company with limited liability organized and existing under the laws of the Netherlands (the "Purchaser").

   WHEREAS, in contemplation of this Agreement, the Company issued the Promissory Note dated April 5, 2000 in favor of BEW, Inc., a Delaware Corporation ("BEW"), an Affiliate of the Purchaser, and entered into a Security Agreement dated April 5, 2000 with BEW (as amended, the "Note and Security Agreement"), whereby BEW advanced $3,000,000 to the Company;

   WHEREAS, in connection with the Note and Security Agreement the Company issued a warrant (the "Previously Issued Warrant") dated April 10, 2000 in favor of the Purchaser, (the "Parent") for 100,000 shares of Common Stock (as defined below);

   WHEREAS, in connection with the execution of this Agreement, the Company will enter into the Credit and Security Agreements (as defined below) to refinance the Note and Security Agreement;

   WHEREAS, on the date hereof A. Michael Meurs, Steve Odland and William J. Grice, nominees of the Purchaser, have been appointed as directors of the Company;

   WHEREAS, the Board of Directors of the Company has approved the issue of the Securities (as defined below) by the Company to the Purchaser and each of the Supervisory Board and the Executive Board of the Parent has approved the subscription of the Securities by the Purchaser; and

   WHEREAS, in connection with the execution of this Agreement, the Company will enter into a Services Agreement (as defined below) for the provision of services between the Company and the Purchaser and its Affiliates, and the other Documents (as defined below);

   NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   As used in this Agreement, the following terms shall have the following meanings:

   "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, shall include (a) in the case of a person who is an individual, (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i), and (b) any person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified person. For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, Nevis, Tribune, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

   "Associates" shall have the meaning provided in the Rights Agreement.

   "Aggregate Number" shall have the meaning set forth in Section 2.1(b).

   "Agreement" shall have the meaning set forth in the Preamble.

   "Alternative Transaction" shall have the meaning set forth in Section 5.11.

   "Alternative Transaction Documentation" shall have the meaning set forth in
Section 5.11.

   "Applicable Law" shall mean, with respect to any person, any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any Governmental Authority to which such person or any of its subsidiaries is bound or to which any of their respective properties is subject.

   "Audited Financial Statements" shall have the meaning set forth in Section
3.8.

   "Benefit Plan" shall have the meaning set forth in Section 3.10.

   "BEW" shall have the meaning set forth in the Recitals.

   "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Chicago, Illinois or New York, New York.

   "Certificate of Designation" shall have the meaning set forth in Section
2.1.

   "Charter" with respect to any corporation shall mean the certificate of incorporation or articles of incorporation of such corporation.

   "Closing" shall have the meaning set forth in Section 2.1(b).

   "Closing Date" shall have the meaning set forth in Section 2.2(a).

   "Code" shall mean have the meaning set forth in Section 3.10.

   "Commission" shall mean the United States Securities and Exchange
Commission.

   "Commitments" shall have the meaning set forth in Section 3.20.

   "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

   "Company" shall have the meaning set forth in the Preamble.

   "Credit and Security Agreements" shall mean the Credit Agreement, to be entered into by and between the Company and the Purchaser on the date hereof, substantially in the form attached as Exhibit A hereto (the "Credit Agreement"), the Amended and Restated Security Agreement, dated as of April 5, 2000, by and among BEW, the Purchaser and the Company, substantially in the form attached as Exhibit B hereto, the Amended and Restated Collateral Assignment of Intellectual Property Agreement, to be entered into by and between the Purchaser and the Company, on the date hereof, substantially in the form attached as Exhibit C hereto, together with all documents, agreements, certificates and instruments entered into in connection therewith on or after the date hereof.

   "Date Data" shall have the meaning set forth in Section 3.17(l).

   "DGCL" shall mean the Delaware General Corporation Law.

   "Documents" shall mean (i) this Agreement, (ii) the Warrants, (iii) the Certificate of Designation, (iv) the Registration Rights Agreement, (v) the Credit and Security Agreements, (v) the Services Agreement, (vi) the Wareroom License Agreement, (vii) the Technology Partnership and License Agreement, and
(viii) the Voting Agreements.

   "Employee" shall have the meaning set forth in Section 3.10.

   "Environmental Claim" shall have the meaning set forth in Section 3.16(c).

   "Environmental Laws" shall have the meaning set forth in Section 3.16(a).

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "ERISA Affiliate" shall mean with respect to any person (within the meaning of section 3(9) of ERISA) any other person that would be regarded together with such person as a single employer under section 414(b), (c), (m) or (o) of the Code.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "Final Closing" shall have the meaning set forth in Section 2.1(b).

   "Final Closing Date" shall have the meaning set forth in Section 2.1(b).

   "Financial Statements" shall mean the Audited Financial Statements and the Interim Financial Statements.

   "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

   "Governmental Authority" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

   "Holder" shall mean any person that is the beneficial owner of Shares, Warrants, or shares of Common Stock issued upon conversion of Shares or upon exercise of Warrants, as a result of the sale, assignment or other transfer of Securities originally issued to the Purchaser or issuable or issued upon the conversion or exercise of any such Securities.

   "Houlihan Lokey" shall have the meaning set forth in Section 3.25.

   "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

   "HSR Approval" shall mean the expiration of all waiting periods under the HSR Act applicable to the issuance of Series B Preferred Stock as contemplated by the Documents.

   "Indemnified Party" shall have the meaning set forth in Section 9.1(c).

   "Indemnifying Party" shall have the meaning set forth in Section 9.1(c).

   "Intellectual Property" shall mean all domestic and foreign trademarks, service marks, trade names, corporate and business names, brand names, Internet domain names, universal resource locators ("URLs"), designs, logos, trade dress, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing (collectively, "Trademarks"); patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, provisionals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing); Software; "mask works" (as defined under 17 USC section 901) and any registrations and applications for "mask works"; inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data and customer lists; technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies (whether or not patentable) (collectively, "Trade Secrets"); all improvements and refinements of any of the foregoing; rights of publicity and privacy relating to the use of the names, likenesses, voices, signatures and biographical information of real persons; in each case used in or necessary for the business of the Company and any Subsidiary.

   "Key Stockholders" shall mean Tribune, Nevis, Thomas L. Parkinson, Andrew
B. Parkinson, Trygve E. Myhren, Robert S. Goodale, Tasso H. Coin, Seth L. Pierrepont, Mark VanStekelenburg and Drayton McLane.

   "Leases" shall have the meaning set forth in Section 3.12.

   "License Agreements" shall have the meaning set forth in Section 3.17.

   "Lien" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

   "Malloy Agreement" shall have the meaning set forth in Section 3.31.

   "Material Adverse Effect" shall mean a material adverse effect (i) on the business, operations, prospects, properties, earnings, assets, liabilities or condition (financial or other) of the Company and its Subsidiaries, taken as a whole, or (ii) on the ability of the Company or any of its Subsidiaries to perform its obligations hereunder or under any of the other Documents.

   "Materials of Environmental Concern" shall have the meaning set forth in
Section 3.16.

   "NASD" shall mean the National Association of Security Dealers.

   "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

   "Nevis" shall mean Nevis Capital Management, Inc., a Maryland corporation.

   "Note and Security Agreement" shall have the meaning set forth in the Recitals.

   "Notices" shall have the meaning set forth in Section 9.2.

   "PBGC" shall have the meaning set forth in Section 3.10.

   "Permitted Liens" shall mean: (i) liens for Taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable (iii) other liens or imperfections on property which are not material in amount, do not interfere with, and are not violated by, the consummation of the transactions contemplated by this Agreement, and do not impair the marketability of, or materially detract from the value of or materially impair the existing use of, the property affected by such lien or imperfection, and (iv) liens created or permissible under the Credit and Security Agreements.

   "Permitted Transferee" shall mean any person.

   "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Preferred Stock" shall mean the preferred stock, par value $.01 per share, of the Company.

   "Previously Issued Warrant" shall have the meaning set forth in the Recitals.

   "Purchaser" shall have the meaning set forth in the Preamble.

   "Purchaser Nominees" shall mean the nominees of the Purchaser to serve as directors of the Company.

   "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into by and among the Company and the Purchaser on the date hereof, substantially in the form attached as Exhibit D hereto.

   "Related Party" shall have the meaning set forth in Section 3.14.

   "Rights" shall have the meaning set forth in Section 3.27.

   "Rights Agreement" shall have the meaning set forth in Section 3.5.

   "SEC Documents" shall have the meaning set forth in Section 3.8(c).

   "Securities" shall mean the Shares and the Warrants.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

   "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $0.01 per share, of the Company.

   "Services Agreement" shall mean the Supply and Services Agreement to be entered into by and between the Company and the Purchaser or its Affiliate, on the date hereof, substantially in the form attached as Exhibit E hereto.

   "Shares" shall mean the shares of Series B Preferred Stock to be issued and sold by the Company to the Purchaser under Section 2.1(b) hereof.

   "Software" shall mean any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) databases and compilations, including any and all data and collections of data, (c) designs, processes, procedures and data collectors, and (d) all documentation, including user manuals and training materials, relating to any of the foregoing.

   "Split Pea" shall have the meaning set forth in Section 3.24.

   "Stockholder Approval" shall have the meaning set forth in Section 5.7.

   "Stockholder Meeting" shall have the meaning set forth in Section 5.7.

   "Subsequent Filings" shall have the meaning set forth in Section 3.8.

   "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest,
(ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

   "Subsidiary" shall mean a subsidiary of the Company.

   "Taxes" shall mean all foreign, Federal, State and local taxes, including, without limitation, any interest, penalties or additions to tax that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include, without limiting the generality of the foregoing, all income taxes, profits, capital gains, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer taxes, workmen's compensation taxes and other obligations of the same or a similar nature, whether arising before, on or after the Closing Date and shall include any liability for such amounts as a result of either being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

   "Tax Returns" shall mean all returns, declarations, statements, schedules, forms, reports, information returns or other documents (including any related or supporting information), and any amendments thereto, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or administration of any Taxes.

   "Technology Partnership and License Agreement" shall mean the Technology Partnership and License Agreement to be entered into by and between the Company and the Purchaser or its Affiliate, on or prior to the first Closing, in form and substance, reasonably satisfactory to the Company and the Purchaser.

   "Threshold Securities" shall mean a number of securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 10% of the aggregate issued and outstanding Common Stock.

   "Trade Secrets" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

   "Trademarks" shall have the meaning set forth in the definition of "Intellectual Property" in this Article I.

   "Tribune" shall mean Tribune National Marketing Company, a Delaware corporation.

   "Voting Agreements" shall mean one or more voting agreements dated April 14, 2000, by and among the Key Stockholders substantially in the form of Exhibit F hereto.

   "Wareroom License Agreement" shall mean the Wareroom License Agreement to be entered into by and between the Company and the Purchaser or its Affiliate, on or prior to the first Closing, substantially in the form of Exhibit B attached to the Services Agreement.

   "WARN Act" shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and any applicable state or local law with regard to "plant closings" or "mass layoffs" as such terms are defined in the WARN Act or applicable state or local law.

   "Warrants" shall mean the Warrant (Credit Agreement) to be issued on the date hereof by the Company in favor of the Purchaser to purchase Common Stock, substantially in the form of Exhibit G attached hereto, and the Warrant (Preferred Stock) to be issued by the Company in favor of the Purchaser to purchase Common Stock, substantially in the form of Exhibit H attached hereto, in accordance with Section 2.1(b).

   "Wasserstein" shall have the meaning set forth in Section 3.25.

   "Year 2000 Compliance" shall have the meaning set forth in Section 3.17.

                                  ARTICLE II

                               SALE AND PURCHASE

   SECTION 2.1. Sale and Issuance of Shares and Warrants.

     (a) On the date hereof and concurrently with the execution of the Credit and Security Agreements, the Purchaser shall purchase and accept from the Company the Warrants (Credit Agreement) for the purchase price indicated on
  Schedule I.

     (b) Upon the terms and subject to the conditions set forth in this Agreement, the Company shall issue and the Purchaser shall purchase and accept from the Company the number (the "Aggregate Number") of shares of Series B Preferred Stock and Warrants (Preferred Stock) for the purchase prices indicated on Schedule I as soon as practicable after all of the conditions set forth in Article VII hereof shall have been satisfied or duly waived, including, without limitation, receipt of Stockholder Approval, but in no event later than three Business Days thereafter (the "Final Closing Date"). Notwithstanding the foregoing, the Purchaser shall have the right to purchase shares of Series B Preferred Stock and Warrants (Preferred Stock) in one or more closings, but no more than three closings (each, a "Closing", and the Closing occurring on the Final Closing Date, the "Final Closing") such that the number of shares of Series B Preferred Stock and Warrants equals the Aggregate Number; provided, that, any such purchase by Purchaser shall be in accordance with and not in violation of NASD rules and regulations. At each Closing, the Purchaser shall purchase and accept from the Company shares of Series B Preferred Stock and Warrants (Preferred Stock) on a pro rata basis (for example, if at a Closing, the Purchaser purchases 10% of the shares of Series B Preferred Stock set forth in Schedule I, the Purchaser shall purchase 10% of the Warrants (Preferred Stock) set forth in Schedule I).

     (c) On or before the first Closing, the Company shall adopt and file with the Secretary of State of Delaware the Certificate of Designation relating to the Series B Preferred Stock (the "Certificate of
  Designation"), substantially in the form attached as Exhibit I hereto.

   SECTION 2.2. Closings.

     (a) Each Closing (other than the Final Closing), shall take place at 9:00 a.m., New York time, on the date five Business Days after the Purchaser has provided written notice to the Company that all of the conditions relating to such Closing set forth in Article VII hereof shall have been satisfied or duly waived or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York or at such other place as the parties hereto shall agree in writing.

     (b) The Final Closing, shall take place at 9:00 a.m., New York time on the Final Closing Date or at such other time and date as the parties hereto shall agree in writing, at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York or at such other place as the parties hereto shall agree in writing.

     (c) On each Closing Date (i) the Purchaser shall deposit into a bank account designated by the Company not later than one Business Day prior to such Closing Date, by wire transfer of immediately available funds, an amount equal to the aggregate purchase price of the Securities being purchased by the Purchaser from the Company pursuant to Section 2.2(a), and
  (ii) the Company shall deliver to the Purchaser, against payment of the purchase price therefor, certificates representing the Shares and Warrants, being purchased by the Purchaser pursuant to Section 2.2(a). The Shares and Warrants shall be in definitive form and registered in the name of the Purchaser or its nominee or designee and in such denominations (including fractional shares) as the Purchaser shall request not later than one Business Day prior to the Closing Date.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

   The Company hereby represents and warrants to the Purchaser as follows:

   SECTION 3.1. Organization and Standing. The Company is duly incorporated, validly existing and in good standing as a domestic corporation under the laws of the State of Delaware and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and as proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, except where the failure to so qualify or be in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.2. Capital Stock. On the date hereof, the authorized capital stock of the Company will consist solely of (a) 50,000,000 shares of Common Stock and (b) 5,000,000 shares of Preferred Stock. Immediately prior to the Closing, or if there is more than one Closing, the Final Closing, following the filing of the amendment to the Company's Charter increasing the authorized shares of stock of the Company, the authorized capital stock of the Company will consist solely of (a) 100,000,000 shares of Common Stock and (b) 10,000,000 shares of Preferred Stock. As of the date hereof, of the 50,000,000 shares of Common Stock authorized, (i) 18,260,842 shares of Common Stock are issued and outstanding, (ii) 3,611,716 shares are reserved for issuance pursuant to outstanding options and warrants and existing employee stock plans, (iii) 19,369,873 shares are reserved for issuance upon conversion of the shares of Series B Preferred Stock, (iv) 100,000 shares will be reserved for issuance upon exercise of the Previously Issued Warrant and 36,460,937 shares will be reserved for issuance upon exercise of the Warrants. As of the date hereof, of the 5,000,000 shares of Preferred Stock authorized,
(i) 1,000,000 shares have been designated Series A Preferred Stock, none of which will be issued or outstanding but all of which have been reserved for issuance upon the exercise of rights under the Rights Agreement. Immediately prior to the first Closing, or if there is more than one Closing, the Final Closing, 730,000 shares will have been designated Series B Preferred Stock. As of the date hereof, there are securities convertible, exchangeable or exerciscable into 661,319 shares of Common Stock at or below $3.75 per share of Common Stock. Immediately following each Closing, each share of capital stock of the Company that is issued and outstanding will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to nor issued in violation of, any preemptive rights. All shares of Series B Preferred Stock issued in a Closing, or as a dividend on any outstanding shares of Series B Preferred Stock, will be duly authorized, validly issued, fully paid and nonassessable. The Previously Issued Warrant and all Warrants issued at a Closing will be duly authorized, validly issued, fully paid and nonassessable. Upon conversion of any shares of Series B Preferred Stock in accordance with their terms, all of the Common Stock issued upon such conversion will be duly authorized, validly issued, fully paid and nonassessable. Upon exercise of the Previously Issued Warrant and the Warrants in accordance with their terms, the Common Stock issued upon such exercise will be duly authorized, validly issued, fully paid and nonassessable. Except for the Previously Issued Warrant and as set forth on Schedule 3.2 or as contemplated by this Agreement, at the date hereof there are, and immediately following each Closing there will be (a) no outstanding or authorized options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Company or any of its Subsidiaries or pursuant to which the Company or any of its Subsidiaries is or may become obligated to issue shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, purchase or acquire, any shares of the capital stock of the Company or any of its Subsidiaries, (b) no restrictions upon the dividends, voting or transfer of any shares of capital stock of the Company pursuant to its Charter, Bylaws or other governing documents or any agreement or other instruments to which it is a party or by which it is bound, and (c) no shares of Common Stock or Preferred Stock held by the Company in its treasury. The holders of the Series B Preferred Stock will, upon issuance thereof, have the rights set forth in the Certificate of Designation. Neither the Company nor any of its Subsidiaries has authorized or outstanding bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable for or exchangeable into securities the holders of which have the right to vote) with the stockholders of such person on any matter. Except as contemplated by this Agreement or the Rights Agreement or as set forth on Schedule 3.2, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of the Company or any of its Subsidiaries.

   SECTION 3.3. Subsidiaries. The Company has no Subsidiaries.

   SECTION 3.4. Authorization; Enforceability. The Company has the corporate power to execute, deliver and perform its obligations under each of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of the Documents and to consummate the transactions contemplated hereby and thereby except, with respect to the Closing, or the Final Closing if the Purchaser elects to have more than one Closing, the Stockholder Approval. No other corporate proceedings on the part of the Company are necessary therefor. The Company has duly executed and delivered this Agreement. This Agreement constitutes, and each of the other Documents, when executed and delivered by the Company and, assuming due execution by the other parties hereto and thereto (other than the Subsidiaries), will constitute legal, valid and binding obligations of the Company enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

   SECTION 3.5. No Violation; Consents.

     (a) The execution, delivery and performance by the Company of each of the Documents to which it is a party, all actions taken in connection with the execution of the Voting Agreement, the consummation of the transactions contemplated hereby and thereby does not and will not contravene any Applicable Law, except for any such contraventions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No actions taken in connection with the execution of the Voting Agreement contravenes any Applicable Law. The execution, delivery and performance by the Company of the Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (i) will not (x) violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, Benefit Plan, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties or assets is subject, except to the extent any such conflict or breach, singly or in the aggregate, would not have a Material Adverse Effect, (y) result in the creation or imposition of any Lien (other than a Permitted Lien) upon any of the properties or assets of any of them, or (z) except as set forth on Schedule 3.5(a), obligate the Company to make any payment or incur any additional obligation, or give rise to any right of any person with respect to the Company, under any term or provision of any contract or agreement, the Charter or Bylaws of the Company, any Benefit Plan or any Applicable Law, that relates to a change of control or ownership of the Company or any similar provision, (ii) will not violate any provision of its Charter or Bylaws, and (iii) will not result in the Purchaser or any of its Affiliates, Associates or Permitted Transferees being (x) an "Acquiring Person" under the Amended and Restated Stockholder Rights Agreement, dated as of April 14, 2000 (the "Rights Agreement"), by and between the Company and First Chicago Trust Company of New York, a division of Equiserve, as Rights Agent, or (y) an "interested stockholder," under Section 203 of the DGCL.

     (b) Except as set forth on Schedule 3.5(b), no consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Company or any of its Subsidiaries for the execution, delivery and performance of any of the Documents, or the consummation of any of the transactions contemplated hereby or thereby, except (i) the HSR Approval, and (ii) the Stockholder Approval, which will have been obtained on or prior to the Closing Date, or the Final Closing Date if the Purchaser elects to have more than one Closing.

   SECTION 3.6. Permits. Each of the Company and its Subsidiaries has such licenses, permits, exemptions, consents, waivers, authorizations, orders and approvals from appropriate Governmental Authorities ("Permits") as are necessary to own, lease or operate their properties and to conduct their businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No action by the Company or any of its Subsidiaries outside the normal course of business is required in order that all material Permits shall remain in full force and effect following either of the Closings.

   SECTION 3.7. Litigation. Except as set forth on Schedule 3.7, there are no pending or, to the best knowledge of the Company, threatened claims, actions, suits, labor disputes, grievances, administrative or arbitration or other proceedings or, to the best knowledge of the Company, investigations against the Company, its Subsidiaries or their respective assets or properties before or by any Governmental Authority or before any arbitrator that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the transactions contemplated by any of the Documents is restrained or enjoined (either temporarily, preliminarily or permanently), and no material adverse conditions have been imposed thereon by any Governmental Authority or arbitrator. None of the Company, its Subsidiaries or any of their respective assets or properties, is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.8. SEC Documents; Financial Statements.

     (a) The Company has provided to the Purchaser copies of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 1998 (the "1998 Financials") and December 31, 1999 (the "1999 Financials"), together with the related audited consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended, and the notes thereto, accompanied with respect to the 1998 Financials by the unqualified opinion thereon of KPMG LLP and with respect to the 1999 Financials by the qualified opinion of KPMG (collectively, the "Audited Financial Statements"). The Audited Financial Statements (including the notes thereto) were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position and results of operation of the Company and its consolidated Subsidiaries as of December 31, 1998 and December 31, 1999 and for the periods then ended.

     (b) Neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness, contingent or otherwise of any kind whatsoever (whether accrued, absolute, contingent or otherwise and whether or not required to be reflected in the Company's financial statements in accordance with GAAP), except (i) as set forth in the Audited Financial Statements, (ii) the Credit and Security Agreements, and (iii) liabilities to trade creditors incurred subsequent to December 31, 1999 in the ordinary course of business consistent with past practices not involving borrowings by the Company or any Subsidiary.

     (c) Since January 1, 1997, the Company has filed all forms, reports and documents with the Commission (including all exhibits thereto) required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Any forms, reports and documents filed by the Company with the Commission subsequent to the date hereof and prior to the Final Closing Date (collectively, the "Subsequent Filings") will comply in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has heretofore furnished to the Purchaser copies of each of the SEC Documents (other than exhibits or schedules to the SEC Documents) and will furnish to the Purchaser copies of each Subsequent Filing promptly after the date of such filing.

     (d) No representation or warranty of the Company contained in any document, certificate or written statement furnished to the Purchaser by or at the direction of the Company for use in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact (known to the Company, in the case of information not furnished by them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There are no facts known to any of the Company or its Subsidiaries (other than matters of a general economic nature) that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and that have not been disclosed in the SEC Documents, this Agreement or in such other documents, certificates and statements furnished to the Purchaser for use in connection with the transactions contemplated by this Agreement.

   SECTION 3.9. Change in Condition.

     (a) Except as set forth on Schedule 3.9, since December 31, 1999, the Company and its Subsidiaries have operated their respective businesses only in the ordinary course consistent with past practices and there has not occurred (i) any event, occurrence or conditions, or to the best knowledge of the Company, any circumstance or development that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (ii) any action specified in Section 5.2 of this Agreement.

   SECTION 3.10. Employee Benefit Plans and Labor Matters.

     (a) For purposes of this Agreement:

       (i) "Benefit Plan" means any employee benefit plan, arrangement, policy or commitment, including, without limitation, any employment, consulting, severance or deferred compensation agreement, executive compensation, bonus, incentive, pension, profit-sharing, savings, retirement, stock option, stock purchase or severance pay plan, any life, health, disability or accidental death and dismemberment insurance plan, any holiday and vacation practice or any other employee benefit plan, within the meaning of section 3(3) of ERISA, whether formal or informal, written or oral and whether legally binding or not, that is maintained, administered or contributed to or was maintained, administered or contributed to at any time by the Company or any of its ERISA Affiliates for the benefit of any employee, former employee, consultant, officer or director of the Company or any ERISA Affiliate;

       (ii) "Code" means the Internal Revenue Code of 1986, as amended;

       (iii) "Employee" means any individual employed by the Company or any of its ERISA Affiliates;

       (iv) "IRS" means the United States Internal Revenue Service; and

       (v) "PBGC" means the Pension Benefit Guaranty Corporation.

     (b) Schedule 3.10 lists all Benefit Plans. With respect to each such plan, the Company has delivered or made available to the Purchasers correct and complete copies of (i) all plan documents and agreements and related trust or other funding arrangements (including all amendments thereto);
  (ii) all summary plan descriptions and material employee communications;
  (iii) the annual report and actuarial report (including all schedules thereto) if required under ERISA or other applicable law, for the last three most recently completed plan years; (iv) the most recent annual audited financial statement; (v) if the plan is intended to qualify under Code section 401(a) or 403(a), the most recent determination letter, if any, received from the IRS; and (vi) all material communications with any Governmental Authority (including, without limitation, the PBGC, the U.S. Department of Labor and the IRS).

     (c) There are no Benefit Plans that (i) are covered by or subject to any liability under Code section 412, ERISA section 302 or Title IV of ERISA and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring such liability; (ii) are intended to qualify under Code section 401(a) or 403(a) other than the Peapod 401(k) Savings Plan; (iii) provide benefits to current or former Employees or their respective beneficiaries beyond their retirement or other termination of service (other than coverage mandated by Code section 4980B or Part 6 of Title I of ERISA); or (iv) are self-insured "multiple employer welfare arrangements," as such term is defined in section 3(40) of ERISA.

     (d) Each Benefit Plan conforms in all respects to, and its administration is in all respects in compliance with, its terms and all Applicable Law, including but not limited to ERISA and the Code, except to the extent that the failure to conform or to be administered would not reasonably be expected to result in a material liability.

     (e) The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former Employee, officer or director of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any similar payment; or (ii) accelerate the time of payment or vesting of any right or privilege, or increase the amount of any compensation due to, any current or former Employee, officer or director of the Company.

     (f) No Benefit Plan is a "multiple employer plan" or a "multiemployer plan" within the meaning of the Code or ERISA.

     (g) In the six years preceding the date hereof, (i) no Benefit Plan that is or was subject to Title IV of ERISA has been terminated; (ii) no reportable event within the meaning of section 4043 of ERISA has occurred;
  (iii) no filing of a notice of intent to terminate such a Benefit Plan has been made; (iv) the PBGC has not initiated any proceeding to terminate any such Benefit Plan and no condition exists that presents a material risk that such proceeding will be initiated; and (v) no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), breach of fiduciary duty (pursuant to Section 409 of ERISA) or civil action (pursuant to Section 502 of ERISA) has occurred that could result in a material liability to the Company or any Subsidiary.

     (h) Except for the Executive Employment Agreement between William Malloy and the Company, dated as of September 27, 1999, neither the Company nor any of its Subsidiaries has any existing arrangement with any of its Employees providing for an excise tax gross up in respect of any excise taxes imposed by section 4999 of the Code.

     (i) Except as set forth on Schedule 3.10, none of the Company, any Subsidiary or any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Benefit Plan that would affect any Employee, former Employee or director of the Company.

     (j) Except as set forth on Schedule 3.10, (i) no amounts payable under the Benefit Plans will fail to be deductible for federal income tax purposes by virtue of section 162(a)(1), 162(m) or 280G of the Code and
  (ii) all contributions (including all employer contributions and employee salary reduction contributions) required to be made to any Benefit Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Benefit Plan, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the financial statements in accordance with GAAP. Each Benefit Plan that is an employee welfare benefit plan under
  Section 3(1) of ERISA either (i) is funded through an insurance company contract and is not a "welfare benefit fund" with the meaning of
  Section 419 of the Code or (ii) has benefits paid as needed solely from the general assets of the Company and its Subsidiaries.

     (k) No liability, claim, action or litigation has been made, commenced or, to the Company's knowledge, threatened with respect to any Benefit Plan (other than routine claims for benefits payable in the ordinary course, and appeals of such desired claims).

     (l) Except as set forth on Schedule 3.10, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries and during the past five years there has not been any such action;

       (ii) to the knowledge of the Company and any of its Subsidiaries, there are no union claims to represent the employees of the Company or any of its Subsidiaries;

       (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries;

       (iv) none of the employees of the Company or any of its Subsidiaries are represented by any labor organization and none of the Company or any of its Subsidiaries have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor does any question concerning representation exist concerning such employees;

       (v) true, correct and complete copies of all written personnel policies, rules and procedures applicable to employees of the Company or any of its Subsidiaries have heretofore been delivered to the Purchaser;

       (vi) the Company and its Subsidiaries are, and have at all times been, in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable law, ordinance or regulation;

       (vii) there is no unfair labor practice charge or complaint against the Company or any Subsidiary pending or, to the knowledge of the Company and any of its Subsidiaries, threatened before the National Labor Relations Board or any similar state or foreign agency;

       (viii) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure relating to the Company or any of its Subsidiaries;

       (ix) to the knowledge of the Company and any of its Subsidiaries, no charges with respect to or relating to the Company or any of its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices

       (x) to the knowledge of the Company and any of its Subsidiaries, no federal, state, local or foreign agency responsible for the enforcement of labor or employment laws intends to conduct an investigation with respect to or relating to the Company and any of its Subsidiaries and no such investigation is in progress; and

       (xi) there are no complaints, controversies, lawsuits or other proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied contract or employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. Except as set forth in Schedule 3.10, there are no employment contracts or severance agreements with any employees of the Company or any of its Subsidiaries. The execution of this Agreement and the consummation of the transactions contemplated hereby shall not result in a breach or other violation of any collective bargaining agreement to which the Company or any of its Subsidiaries is a party.

     (m) Since the enactment of the WARN Act, neither the Company nor any of its Subsidiaries have effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or any of its Subsidiaries, or (ii) a "mass layoff" (as defined in the WARN
  Act) affecting any site of employment or facility of the Company or any of its Subsidiaries; nor has the Company or any of its Subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.10, none of the employees of the Company or any of its Subsidiaries has suffered an "employment loss" (as defined in the WARN Act) with regard to their employment with the Company or any of its Subsidiaries since March 1, 1995.

     (n) Except as set forth on Schedule 3.10(n) neither the Company nor any of its Subsidiaries have any employment or severance agreements with any Employees or former employees (to the extent the Company continues to have obligations with respect to former employees).

   SECTION 3.11. Interests in Real Property.

     (a) Schedule 3.11 sets forth a true and complete list of all real properties owned and all material real property leased by the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real properties owned by it, free and clear of all Liens, except for Permitted Liens, and valid and enforceable leasehold interests in all real estate leased by it, except where the lack of such title or the invalidity or unenforceability of such leasehold interests could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) None of the real properties owned by, or the leasehold estates of, the Company or any Subsidiary are subject to (i) any Liens or (ii) any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments that, in either case (i) or (ii), will materially adversely affect the value thereof for their present use, taken as a whole, or that materially interfere with or impair the present and continued use thereof, taken as a whole, in the usual and normal conduct of the business of any such person.

     (c) To the best knowledge of the Company, all improvements on such real properties and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building laws, ordinances and administrative regulations (whether through grandfathering provisions, permitted use exceptions, variances or otherwise), except for possible nonconforming uses or violations that do not and will not interfere with the present use, operation or maintenance thereof as now used, operated or maintained or access thereto, and that do not and will not materially affect the value thereof for their present use. Neither the Company nor any Subsidiary has received notice of any violation of or noncompliance with any such laws, ordinances or administrative regulations from any applicable governmental or regulatory authority, except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.12. Leases.

     (a) (i) Neither the Company nor any Subsidiary is in breach of or default (and no event has occurred which, with due notice or lapse of time or both, may constitute a breach or default) under any lease required to be set forth on Schedule 3.11 (the "Leases") and (ii) no party to any Lease has given, or to the best knowledge of the Company threatened to give, or advised that it will be giving the Company or any Subsidiary written notice of or made a claim with respect to any breach or default, the consequences of which, in either case (i) or (ii) could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth on Schedule 3.12, after taking into account the exercise of any options (which are exercisable solely at the discretion of the Company or any Subsidiary), none of the Leases terminates by its terms before January 1, 2002.

     (c) None of the Leases require a consent to be obtained for the execution, delivery and performance of any of the Documents or the consummation of any of the transactions contemplated hereby or thereby.

     (d) Neither the Company nor any Subsidiary has any ownership, financial or other interest in the landlords under any of the Leases.

   SECTION 3.13. Compliance with Law. The operations of the Company and its Subsidiaries have been conducted in accordance with all Applicable Laws, including, without limitation, all Applicable Laws relating to consumer protection, currency exchange, employment (including, without limitation, equal opportunity and wage and hour), safety and health, environmental protection, conservation, wetlands, architectural barriers to the handicapped, fire, zoning and building, occupation safety, pension and securities, except for violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notice of any violation of or noncompliance with any Applicable Laws except as set forth on Schedule 3.13 and except for notices of violations or failures so to comply, if any, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.14. Related Party Transactions. Except as set forth on Schedule
3.14 and except for the consummation of the transactions contemplated by the Documents (including, without limitation, the Voting Agreements) (i) neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement with or for the benefit of any person who, to the Company's knowledge, based on a review of Schedule 13Ds and Schedule 13Gs filed under the Exchange Act, is a holder of 5% or more of the outstanding equity securities of the Company or any officer, director, partner or Affiliate of any such person ("Related Party"); (ii) all transactions between the Company and its Subsidiaries, on the one hand, and a Related Party, on the other hand, are on terms and conditions which could be obtained from an unaffiliated third party in an arm's length transaction; and (iii) no Affiliate of the Company or Related Party is a supplier, lessor, lessee or competitor of the Company or any of its Subsidiaries.

   SECTION 3.15. Tax Matters.

     (a) The Company and its Subsidiaries have duly and properly filed, or will duly and properly file, on a timely basis, all material Tax Returns which were or will be required to be filed by them for all periods ending on or before any Closing Date. All such Tax Returns of the Company and its Subsidiaries were (or will be) true, correct and complete in all material respects when filed. The Company and its Subsidiaries have paid all material Taxes and Tax liabilities required to be paid by them for periods ending on or before any Closing Date, or with respect to any period that ends after any Closing Date, the portion of such period up to and including any Closing Date, other than those Taxes being contested in good faith or those Taxes currently payable without penalty or interest, in each case which have been adequately disclosed and for which an adequate reserve or accrual has been established in the Financial Statements in accordance with GAAP.

     (b) All material Taxes that the Company and its Subsidiaries are or were required by law to withhold or collect through any Closing Date have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority. There are no Liens with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company or any Subsidiary except for statutory liens for Taxes not yet due or delinquent.

     (c) Neither the Company nor any of its Subsidiaries is currently the beneficiary of any waivers or extensions with respect to any Tax Returns, no Tax Returns of the Company or any Subsidiary are currently under audit or examination by any Governmental Authority and to the best knowledge of the Company and its Subsidiaries, no such audit or examination is threatened. Neither the Company nor any Subsidiary has received any notices from any Governmental Authority relating to any issue which could materially affect the Tax liability of the Company or any Subsidiary. No issue was raised in any audit or examination of Tax Returns by any Governmental Authority that, if raised with respect to any period not so audited or examined, could be expected to result in a proposed deficiency.

     (d) Neither the Company nor any of its Subsidiaries is party to, bound by or has an obligation under any Tax allocation, Tax indemnity, or Tax sharing agreement or similar contract arrangement. Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated Tax Return (other than a group the common parent of which was the Company), or (ii) has been included in any "consolidated," "unitary" or "combined" Tax Return provided for under the law of any foreign jurisdiction or any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group the common parent of which was the Company), or (iii) has any liability for the Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, agreement to indemnify or otherwise. Neither the Company nor any of its Subsidiaries has any obligation by contract, agreement, arrangement or otherwise to permit any person, other than the Company and its Subsidiaries, to use the benefit of a refund, credit or offset of Tax of any of the Company and its Subsidiaries.

     (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of section 897(c)(2) of the Code during the period specified in section 897(c)(1)(A)(ii) of the Code.

     (f) Neither the Company nor any of its Subsidiaries has filed (or will file prior to any Closing) a consent under section 341(f) of the Code.

     (g) The Company has not applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Section 481 of the Code or any similar provision of the Code or the corresponding tax laws of any nation, state or locality.

   SECTION 3.16. Environmental Matters.

     (a) The Company and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata, and natural resources (together "Environmental Laws" and including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic or hazardous substances or wastes, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead or lead-based paints or materials, or radon ("Materials of Environmental Concern")), or otherwise relating to the manufacture, generation, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon and each law and regulation with regard to record keeping, notification, disclosure, and reporting requirements respecting Materials of Environmental Concern. The Company and its Subsidiaries possess all permits and other governmental authorizations required under all applicable Environmental Laws, and are in compliance in all material respects with the terms and conditions thereof.

     (b) The Company and its Subsidiaries have not received any communication (written or oral), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries are not in full compliance with any Environmental Laws and, to the best knowledge of the Company, there are no circumstances that may prevent or interfere with such full compliance in the future.

     (c) There is no claim, action, written or oral notice or cause of action pending or, to the best knowledge of the Company, any investigation or notice of violation threatened (together, "Environmental Claim") by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from
  (a) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned, leased or operated by the Company or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, that in either case is pending or threatened against the Company, or any of its Subsidiaries or against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

     (d) To the best knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that could form the basis of any Environmental Claim against the Company or any of its Subsidiaries or, to the Company's and any of its Subsidiaries' best knowledge, against any person or entity whose liability for any Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

     (e) Without in any way limiting the generality of the foregoing, (i) there are no on-site or off-site locations where the Company or any of its Subsidiaries has (previously or currently) stored, disposed or arranged for the disposal of Materials of Environmental Concern, (ii) there are no underground storage tanks located on any property owned, leased, operated or controlled by the Company or any of its Subsidiaries, (iii) there is no asbestos contained in or forming part of any building, building component, structure or office space owned, leased, operated or controlled by the Company or any of its Subsidiaries, and (iv) there are no PCBs or PCB-containing items are used or stored at any property owned, leased, operated or controlled by the Company or any of its Subsidiaries.

     (f) The Company and its Subsidiaries have provided to the Purchaser all assessments, reports, data, results of investigations or audits, and other information that is in the possession of or reasonably available to the Company or any of its Subsidiaries regarding environmental matters pertaining to the environmental condition of the business of the Company or any of its Subsidiaries, or the compliance (or noncompliance) by the Company or any of its Subsidiaries with any Environmental Laws.

     (g) Neither the Company nor any of its Subsidiaries is required by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby,
  (i) to perform a site assessment for Materials of Environmental Concern,
  (ii) to remove or remediate Materials of Environmental Concern, (iii) to give notice to or receive approval from any Governmental Authority, or (iv) to record or deliver to any person or entity any disclosure document or statement pertaining to environmental matters.

   SECTION 3.17. Intellectual Property.

     (a) Schedule 3.17(a) sets forth, for the Intellectual Property owned by the Company or any Subsidiary, a complete and accurate list of all U.S. and foreign (i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations), trademark applications, and material unregistered trademarks; (iii) copyright and mask work registrations, copyright and mask work applications, and material unregistered copyrights; and (iv) all Software (other than readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000) which are owned, licensed, or leased, by the Company or any Subsidiary, identifying which Intellectual Property is owned, licensed, or leased, as the case may be. The Intellectual Property constitutes all the intellectual property necessary to operate the business of the Company and its Subsidiaries as of the Closing Date in substantially the manner in which it is currently operated. To the extent indicated on Schedule 3.17(a), the Intellectual Property has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly authorized and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.

     (b) Schedule 3.17(b) sets forth a complete and accurate list of all material oral or written agreements (whether between the Company or a Subsidiary and third parties or inter-corporate) to which the Company or any Subsidiary is a party or otherwise bound, (i) granting or obtaining any right to use or practice any rights under any Intellectual Property (other than licenses for readily available "off-the-shelf" commercial software programs having an acquisition price of less than $5,000), or (ii) restricting the Company's or any Subsidiary's right to use any Intellectual Property, including, without limitation, license agreements, development agreements, distribution agreements, settlement agreements, consent to use agreements, and covenants not to sue (collectively, the "License Agreements"). The License Agreements are valid and binding obligations of the Company or a Subsidiary, as applicable, enforceable in accordance with their terms, and to the Company's knowledge, there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice of lapse of time or both) a default by any party under any such License Agreement. Except as set forth in Schedule 3.17(b), neither the Company nor any of its Subsidiaries have licensed or sublicensed its rights in any material Intellectual Property other than pursuant to the License Agreements. No royalties, honoraria or other fees are currently payable by the Company or any Subsidiary to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements and set forth on Schedule 3.17(b).

     (c) The Company or a Subsidiary owns, or to the Company's best knowledge has a valid right to use, free and clear of all Liens, all of the Intellectual Property. The Company or a Subsidiary is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration and has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property that is listed on
  Schedule 3.17(a).

     (d) The Intellectual Property owned by the Company or any Subsidiary and, to the Company's knowledge, any material Intellectual Property licensed to the Company or any Subsidiary, has not been canceled, expired, abandoned or otherwise terminated and all renewal fees in respect thereof have been duly paid, and to the Company's knowledge is valid and enforceable.

     (e) Neither the Company nor any of its Subsidiaries has received any written notice or claim and there is no pending or, to the best of the Company's knowledge, threatened claim, suit, arbitration, interference or other adversarial or contested proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction (foreign or domestic) involving the Intellectual Property owned by the Company or its Subsidiaries, or, to the best of the Company's knowledge, the material Intellectual Property licensed to the Company or any Subsidiary, alleging that the activities or the conduct of the Company's or any Subsidiary's businesses infringe upon, dilute, violate or constitute the unauthorized use, misuse or misappropriation of the intellectual property rights of any third party or challenging the Company's or any Subsidiary's ownership, use, validity, enforceability or registrability of any Intellectual Property. There are no settlements, forebearances to sue, consents, judgments, or orders or similar obligations to which the Company or any Subsidiary is a party other than the License Agreements which (i) restrict the Company's or any Subsidiary's right to use any Intellectual Property,
  (ii) restrict the Company's or any Subsidiary's businesses in order to accommodate a third party's intellectual property rights or (iii) permit third parties to use any Intellectual Property owned by the Company or any Subsidiary. To the best knowledge of the Company, neither the Company nor any of its Subsidiaries know of any valid basis for any such claims.

     (f) The conduct of the Company's and any Subsidiary's business as currently conducted or planned to be conducted does not infringe upon (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Company's knowledge, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned by the Company or any Subsidiary and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any Subsidiary.

     (g) The Company and each Subsidiary take reasonable measures to protect the confidentiality of its Trade Secrets, including requiring their employees and other parties having access thereto to execute written non-disclosure agreements. To the best of the Company's knowledge, no Trade Secret of the Company or its Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement. To the best of the Company's knowledge, no party to any non-disclosure agreement relating to its Trade Secrets is in breach or default thereof. The Purchaser has been provided with a copy of the Company's form of non-disclosure agreement and the non-disclosure agreements referred to in this clause (g) contain substantially the same terms and conditions as the form of non-disclosure agreement.

     (h) No current or former partner, director, officer, or employee of the Company or any Subsidiary (or any of their respective predecessors in interest) will, after giving effect to the transactions contemplated herein, directly own or retain any rights to use any of the Intellectual Property owned or used by the Company or any Subsidiary.

     (i) With respect to the Software set forth in Schedule 3.17(a) which is owned by the Company, such Software was either developed (i) by employees of the Company or any Subsidiary within the scope of their employment or
  (ii) by independent contractors who have assigned their rights to the Company or any Subsidiary pursuant to signed, written agreements.

     (j) Except as set forth in Schedule 3.17(a), for the twelve month period prior to the Closing Date, the Internet domain names and URL's of the Intellectual Property (together with any content and other materials accessible and/or displayed thereon, the "Sites") direct and resolve to the appropriate Internet protocol addresses and are and have been maintained and accessible to Internet users on those certain computers used by the Company to make the Sites so accessible (the "Server") approximately twenty-four (24) hours per day, seven (7) days per week ("24/7") and are and have been operational for downloading content from the Server on a 24/7 basis. The Company has fully operational back-up copies of the Sites (and all related software, databases and other information), made from the current versions of the Sites as accessible to Internet users on the Server (and copied directly therefrom) which copies will have been made at least every two weeks from the date hereof until the Closing Date. Such back-up copies are kept in a safe and secure environment, fit for the back-up of media, and are not located at the same location of the Server. The Company has no reason to believe that the Sites will not operate on the Server or will not continue to be accessible to Internet users on a 24/7 basis prior to, at the time of, and after the Closing Date.

     (k) The Trademarks listed on Schedule 3.17(a), for which the Company or any Subsidiary has obtained or applied for a registration have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates, and are all the Trademarks that are material to the Company and its Subsidiaries. To the knowledge of the Company, there has been no prior use of such Trademarks by any third party which would confer upon said third party superior rights in such Trademarks. The Company and its Subsidiaries have undertaken reasonable policing of such Trademarks against third party infringement.

     (l) All material Software and systems used by the Company and each Subsidiary are Year 2000 Compliant. As used herein, "Year 2000 Compliant" and "Year 2000 Compliance" shall mean for all dates and times, including, without limitation dates and times after December 31, 1999 and in the multi-century scenario, when used on a stand-alone system or in combination with other software or systems: (i) the application system functions and receives, processes, manipulates and calculates dates, times and date-related data correctly without abnormal results; (ii) there is no century ambiguity; (iii) all reports and displays are sorted correctly; and (iv) leap years are accounted for and correctly identified (including, without limitation, that 2000 is recognized as a leap year). The Company and each Subsidiary have obtained written representations or assurances from each entity that (x) provides material data of any type that includes date information or which is otherwise derived from, dependent on or related to date information ("Date Data") to the Company or any Subsidiary, (y) processes in any way Date Data for the Company or any Subsidiary or (z) otherwise provides any material product or service to the Company or any Subsidiary that is dependent on Year 2000 Compliance, that all of such entity's Date Data and related material software and systems that are used for, or on behalf of, the Company or any Subsidiary are Year 2000 Compliant. Neither the Company nor any Subsidiary has experienced any material disruptions to the business of the Company and its Subsidiaries as a result of a failure by the Company, a Subsidiary, or any third party to be

  Year 2000 Compliant. The Company and its Subsidiaries have established and put in place, commercially reasonable contingency plans to address, correct and otherwise attend to any material problems that may occur with its material Software and systems as a result of a failure of such Software or systems to be Year 2000 Compliant.

   SECTION 3.18. Registration Rights. Except as set forth on Schedule 3.18, neither the Company nor any of its Subsidiaries is under any obligation to register any of its outstanding securities pursuant to the Securities Act.

   SECTION 3.19. Insurance. The Company and its Subsidiaries maintain, with reputable insurers, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers' compensation and other forms of insurance including, but not limited to, directors and officers insurance, held by the Company and its Subsidiaries as of the date hereof, are in full force and effect in accordance with their terms. Neither the Company nor any of its Subsidiaries is in default under any provisions of any such policy of insurance and neither the Company nor any of its Subsidiaries has received notice of cancellation of any such insurance.

   SECTION 3.20. Contracts.

     (a) Schedule 3.20 sets forth a true and complete list of all contracts and other instruments to which the Company or any of its Subsidiaries is a party that are material to the business, operations, properties, prospects or financial condition of any of them (collectively, the "Commitments"), including without limitation:

       (i) any material agreement, contract or commitment relating to the employment of any person by the Company or any of its Subsidiaries, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

       (ii) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

       (iii) any agreement, contract or commitment relating to capital expenditures in excess of $100,000 in any fiscal year;

       (iv) any agreement to acquire, directly or indirectly, any equity interest in or assets of any other person (other than purchases of supplies, inventory, or equipment in the ordinary course of business) whether or not the transactions contemplated thereby have been consummated, and under which the Company or any of its Subsidiaries continues to have any outstanding obligations;

       (v) any loan (other than accounts receivable from trade debtors arising in the ordinary course of business) or advance to (other than travel or entertainment advances to employees made in the ordinary course of business), or investment in, any person or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

       (vi) any agreement relating to indebtedness in excess of $500,000;

       (vii) any guarantee or other contingent liability in respect of any indebtedness or obligation of any other person (other than the endorsement of negotiable instruments for collection in the ordinary course of business) in excess of $500,000;

       (viii) any material management service, consulting, financial advisory or any other similar type contract including, without limitation, any contract with any investment or commercial bank;

       (ix) any material agreement, contract or commitment limiting the ability of the Company or any of its Subsidiaries to engage in any line of business or to compete with any person;

       (x) any agreement, contract or commitment which involves payments in excess of $100,000 in any calendar year and is not cancelable without penalty within 30 days;

       (xi) any agreement, contract or commitment for the disposal of a material amount of assets or properties of the Company or any of its Subsidiaries (other than sales to customers in the ordinary course of business);

       (xii) any agreement, contract or commitment which is material to the Company or any of its Subsidiaries and contain a "change in control" or similar provision;

       (xiii) any agreement, contract or commitment relating to any material joint venture, partnership, strategic alliance or similar arrangement;

       (xiv) any collective bargaining agreement, labor contract or other written arrangement with any labor union or any employee organization;

       (xv) any material agreement, contract or commitment with any Affiliate; and

       (xvi) any other material agreement, contract or commitment.

     (b) Each Commitment is in full force and effect on the date hereof. Neither the Company nor any of its Subsidiaries is in default in respect of any Commitment, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for any such defaults that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no other party to any of the Commitments is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

   SECTION 3.21. Questionable Payments. None of the Company, any of its Subsidiaries nor, to the Company's knowledge, any employee, agent or representative of the Company or any of its Subsidiaries acting on their behalf has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using corporate funds of the Company or any Subsidiary or made any illegal payments to obtain or retain business using corporate funds of the Company or any Subsidiary in violation of the U.S. Foreign Corrupt Practices Act of 1977.

   SECTION 3.22. Accuracy of Information. None of the representations, warranties or statements of the Company contained in this Agreement or in the exhibits hereto contains any untrue statement of a material fact or, taken as a whole together with the SEC Documents, omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. All information relating to the Company and its Subsidiaries that may be material to a purchaser for value of the Securities has been disclosed to the Purchaser and any such information arising on or after the date hereof will forthwith be disclosed to the Purchaser. Nothing contained in the schedules hereto could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 3.23. Private Offering. None of the Company, any of its Subsidiaries, nor anyone acting on their behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action, which could reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated hereby, to the registration provisions of the Securities Act.

   SECTION 3.24. Split Pea.

     (a) On the liquidation of Split Pea Software, Inc. ("Split Pea"), the Company received good, valid and marketable title to all the assets, properties and rights of Split Pea, free and clear of any Liens. The liquidation of Split Pea was effected in accordance with the liquidation plan approved by the Company, and the shareholders of Split Pea other the Company received nothing other than the forgiveness of the promissory note dated December 31, 1998, in favor of the Company as part of the liquidation. This liquidation of Split Pea was effected in accordance with Applicable Law.

     (b) The Company owns, licenses, leases or has any right to use or license the SuRF Software (as defined in that certain Bill of Sale and Assignment of Assets dated as of December 31, 1998 between the Company and Split Pea Software, Inc.) and any modifications, enhancements or new versions thereof. The SuRF Software is not material to the business of the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries utilizes, relies on, or licenses the SuRF Software in its business or operations as currently conducted or proposed to be conducted (other than in connection with the Software License Agreement dated December 12, 1997, between Coles Myer Ltd. and the Company).

   SECTION 3.25. Brokers. The Company and its Subsidiaries and their agents and representatives have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees, agents' commissions, investment banking fees, or other similar payment in connection with this Agreement except fees payable in cash to Wasserstein Perella & Co., Inc. ("Wasserstein") that do not exceed $6,000,000, pursuant to a letter agreement dated August 3, 1999, as amended by a letter agreement dated April 13, 2000, and Houlihan Lokey Howard & Zukin Financial Advisors, Inc. ("Houlihan Lokey") that do not exceed $400,000, pursuant to a letter agreement dated February 14, 2000, as supplemented by the addendum dated April 4, 2000, correct and complete copies of which has been delivered to the Purchaser.

   SECTION 3.26. Voting and Proxy Agreements. Each of the Voting Agreements are in full force and effect and constitute a valid and binding obligation of each of the Key Stockholders, enforceable against each in accordance with its terms.

   SECTION 3.27. Rights Agreement. The Company, with the approval of the Board, has duly amended the Rights Agreement so as (a) to grant to the Purchaser a number of rights under such agreement ("Rights") equivalent to the number that would be associated with the number of shares of Common Stock into which the shares of Series B Preferred Stock purchased by the Purchaser hereunder are convertible, as such number may be adjusted from time to time pursuant to the provisions in the Rights Agreement and the Certificate of Designation, (b) to grant, upon each issuance of shares of Series B Preferred Stock as a dividend on the outstanding shares of Series B Preferred Stock, to the recipient of such dividend, a number of Rights equivalent to the number that would be associated with the number of shares of Common Stock into which such shares of Series B Preferred Stock so issued as dividends are convertible, as such number may be adjusted from time to time pursuant to the provisions in the Rights Agreement and the Certificate of Designation, and (c) to exclude the Purchaser and its Affiliates, Associates and Permitted Transferees from the definition of "Acquiring Person" in the Rights Agreement. A copy of the Rights Agreement has been furnished to the Purchaser. During such time as the Purchaser or any of its Affiliates is an owner of any shares of Series B Preferred Stock, shares of Common Stock into which such shares of Series B Preferred Stock may have been converted, or warrants to purchase shares of Common Stock, and while the Rights are outstanding, (i) the Company shall not amend or supplement the Rights Agreement in any manner that would result in it or any of its Affiliates, Associates or Permitted Transferees becoming an Acquiring Person (as defined in the Rights Agreement) or being the cause or occasion of a Trigger Event (as defined in the Rights Agreement) occurring, and shall amend or supplement the Rights Agreement as necessary to ensure that the Purchaser and its Affiliates, Associates or Permitted Transferees does not so become an Acquiring Person or be the cause or occasion of a Trigger Event occurring, and (ii) the Company may amend the Rights Agreement or may adopt a new rights agreement similar to the Rights Agreement only if (A) such amendment or new agreement provides for the issuance to the holders of the shares of Series B Preferred Stock (I) of rights identical per share of Common Stock to those to be issued to holders of other shares of Common Stock, and (II) of a number of rights with respect to each share of Series B Preferred Stock equal to the number of shares of Common Stock into which such shares of Series B Preferred Stock are then convertible, multiplied by the number of rights to be issued with respect to each such share of Common Stock, and (B) the Company's amendment, adoption of such new agreement, or of any amendment or supplement to either thereto, complies with clause (i) (in the case of an adoption of such new agreement, such new agreement being deemed an amendment to the Rights Agreement under clause (i)).

   SECTION 3.28. Determination of Amount of Capital. The Board of Directors of the Company has, by resolution, duly resolved in accordance with Section 154 of the DGCL that $7,300 (constituting the aggregate par value of the 730,000 shares of Series B Preferred Stock to be issued by the Company to the Purchaser) shall constitute "capital" and the remainder of the consideration received by the Company for such shares shall constitute "surplus" (in each case, as such terms are used in Section 154 of the DGCL).

   SECTION 3.29. Fairness Opinion. The Company's Board of Directors has received oral opinions of each of Wasserstein and Houlihan Lokey that the proposed consideration to be received by the Company pursuant to this Agreement is fair to the Company and from a financial point of view. A complete and correct signed copy of a written opinion confirming each such oral opinion shall be delivered to the Company on April 17, 2000. Promptly upon receipt thereof, the Company shall deliver such written opinions to the Purchaser.

   SECTION 3.30. State Takeover Statutes. The Company has taken all necessary actions to render inapplicable Section 203 of the DGCL to the Purchaser, its Affiliates, Associates and their transferees. No other takeover statute or similar statute or regulation of any state is applicable to this Agreement, the Previously Issued Warrants or the Warrants (including all of the transactions contemplated hereby and thereby).

   SECTION 3.31. Malloy Stock, Options and Note. The Company and William M. Malloy have executed a Separation Agreement (the "Malloy Agreement") in the form previously delivered to the Purchaser.

   SECTION 3.32. Other Interests. Except for the Company's interest in its Subsidiaries, or as set forth in Schedule 3.32, neither the Company nor its Subsidiaries owns directly or indirectly any interest or investment (whether equity or debt) in, nor is the Company or any of its Subsidiaries subject to any obligation or requirement to provide for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in, any person.

   SECTION 3.33. Books and Records. The respective minute books of the Company and its Subsidiaries, to the extent previously made available to the Purchaser and its representatives, contain, and the respective minutes of books of the Company and its Subsidiaries made available to the Purchaser after the date hereof will contain, accurate records of all meetings of, and corporate actions taken by (including action taken by written consent) the respective shareholders and Board of Directors of the Company and its Subsidiaries, it being understood that certain of such minutes are in draft form and are marked as such. None of the Company or any of its Subsidiaries has any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control the Company or its Subsidiaries.

   SECTION 3.34. Personal Property. Except for properties and assets reflected in the Financial Statements, or acquired since December 31, 1999, which have been sold or otherwise disposed of in the ordinary course of business, each of the Company and its Subsidiaries has good, valid and marketable title to (a) all of its owned personal properties and assets (tangible and intangible), including, without limitation, all of the personal properties and assets reflected in the Audited Financial Statements, except as may be indicated in the notes thereto, and (b) all of the personal properties and assets (tangible or intangible) purchased by the Company and its Subsidiaries since December 31, 1999, in each case free and clear of all Liens, except for Permitted Liens. All of the tangible personal property owned by each of the Company and its Subsidiaries is in good operating condition and repair, ordinary wear and tear excepted, and is adequate and suitable for the purposes for which they are presently being used.

   SECTION 3.35. Accounts Receivable. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company and its Subsidiaries as being due to the Company and its Subsidiaries as of the date hereof (less the amount of any provision or reserve therefor made in accordance with GAAP in the respective records and books of account of the Company and its Subsidiaries) are good and collectible in full in the ordinary course of business; and none of such accounts receivable or other debts is subject to any counterclaim or set-off except to the extent of any such provision or reserve. The reserve for doubtful accounts reflected in the Audited Financial Statements has been established in accordance with GAAP and no receivable which should have been written down or reserved against in accordance with GAAP has not been written down or reserved against. There has been no material adverse change since December 31, 1999 in the amount of accounts receivable or other debts due to the Company and its Subsidiaries or the allowances with respect thereto, or accounts payable of the Company and its Subsidiaries, from that reflected in the Audited Financial Statements.

   SECTION 3.36. Inventory. The inventory of the Company and its Subsidiaries consists of items that are in all material respects good and merchantable and are of a quality and quantity presently usable in the ordinary course of business. The inventory is valued (on an average cost basis) at the lower of cost or market value. All items of the inventory have been properly recorded on the books and records of the Company (including appropriate provisions for items which are obsolete, below standard quality or unusable given the current state of operations of the Company), all in accordance with GAAP. Since December 31, 1999, none of the Company nor any of its Subsidiaries has changed the method of valuing its respective inventory.

   SECTION 3.37. Product Liability. There are no recalls in progress, or the best knowledge of the Company, threatened or pending under the Consumer Products Safety Act, as amended, or any similar act or statute (collectively, "Consumer Protection Legislation") with respect to any products sold by the Company or its Subsidiaries, and no report has been filed under any Consumer Protection Legislation or is required to be filed with respect to any product sold by the Company or its Subsidiaries.

   SECTION 3.38. Copies of Documents. The Company has made available for inspection and copying by the Purchaser and their advisers, true, complete and correct copies of (i) all documents referred to in this Article III or in any schedule hereto, and (ii) execution versions of all documents prepared in connection with the proposed transaction involving Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., Parande, S.A.S., GRP II, L.P., GRP II Partners, L.P., Pequot Private Equity Fund II, L.P. and Internet Grocery Partners, L.P.

                                  ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

   The Purchaser hereby represents and warrants to the Company as follows:

   SECTION 4.1. Authorization; Enforceability; No Violations Authorization; Enforceability; No Violations.

     (a) The Purchaser is duly organized and validly existing in good standing as a corporation under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Purchaser has the corporate power to execute, deliver and perform the terms and provisions of the Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of such Documents and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Purchaser is necessary therefor.

     (b) The Purchaser has duly executed and delivered this Agreement and will duly execute and deliver the other Documents to which it is a party. This Agreement constitutes, and the other Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, and, assuming the due execution by the other parties hereto and thereto, will constitute the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

   SECTION 4.2. Consents. No consent, authorization or order of, or filing or registration with, any Governmental Authority or other person is required to be obtained or made by the Purchaser for the execution, delivery and performance by the Purchaser of this Agreement or any of the other Documents or the consummation of any of the transactions contemplated hereby or thereby other than those required for a Closing that will have been made or obtained on or prior to such Closing.

   SECTION 4.3. Private Placement.

     (a) The Purchaser understands that (i) the offering and sale of the Securities by the Company to the Purchaser is intended to be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and
  (ii) there is no existing public or other market for the Securities.

     (b) The Securities to be acquired by the Purchaser pursuant to this Agreement are being acquired for its own account and without a view to making a distribution thereof in violation of the Securities Act, without prejudice, however, to its right to sell or otherwise dispose of all or any part of such Securities in compliance with the provisions of the Securities Act and applicable state securities or "blue sky" laws.

     (c) The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and the Purchaser is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Securities.

     (d) The Purchaser is an "accredited investor," as such term is defined in Regulation D under the Securities Act.

     (e) The Purchaser acknowledges that the Company and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7.2(n) hereof, Sidley & Austin will rely on the accuracy and truth of its representations in this Section 4.3, and the Purchaser hereby consents to such reliance.

     (f) The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by the Purchaser. Any questions raised by the Purchaser concerning the transaction have been answered to the satisfaction of the Purchaser. The Purchaser's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as the Purchaser has raised concerning the transaction and on the Purchaser's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

                                   ARTICLE V

                           COVENANTS OF THE COMPANY

   SECTION 5.1. Operation of Business.

     (a) Except as contemplated hereby or as consented to in writing by the Purchaser, between the date hereof and the Final Closing Date, and thereafter for so long as the Purchaser, together with its Affiliates, or any Permitted Transferee, beneficially owns Threshold Securities, the Company shall, and shall cause each of the Subsidiaries to: (i) in all material respects carry on their respective businesses in, and not enter into any material transaction other than in accordance with, the regular and ordinary course (including related Internet ventures), (ii) use their commercially reasonable efforts to preserve intact their business organizations, (iii) keep available the services of their officers and employees, and (iv) preserve their relationships with customers, suppliers and others having material business dealings with them, and (v) maintain, in all material respects, its assets and properties and keep its books in accordance with present practices in a condition suitable for its current use.

     (b) Between the date hereof and the Final Closing Date, and thereafter for so long as the Purchaser, together with its Affiliates, or any Permitted Transferee, beneficially owns Threshold Securities, except as provided for herein, or contemplated hereby, and except as consented to or approved by the Purchaser, the Company shall not, and shall not permit any of the Subsidiaries to, take any action that would reasonably be expected to cause any of the representations and warranties made by the Company in this Agreement not to remain true and correct as if made at and as of each Closing Date.

     (c) Notwithstanding Section 5.2, the Company and Purchaser shall cooperate and take all actions reasonably necessary to appoint, within ten Business Days from the date hereof, as Chief Executive Officer the person selected by the Purchaser and reasonably satisfactory to the Company, on terms and conditions mutually satisfactory to the Company and the Purchaser. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the approval of the Purchaser, terminate the employment of, amend the employment terms or reduce the responsibility or authority of the Chief Executive Officer.

     (d) The Company shall use its reasonable best efforts to enter into employment agreements (with incentive compensation plans) with the key employees who are of vice president level or above identified on the employment term sheet provided by the Purchaser to Thomas L. Parkinson and Andrew B. Parkinson on or about the date hereof, on the terms and conditions set forth in such term sheet.

   SECTION 5.2. Negative Covenants. Without limiting the generality of Section 5.1, and, except as otherwise expressly permitted or required by this Agreement or set forth in Schedule 5.2, between the date hereof and the Final Closing Date, and thereafter for so long as the Purchaser, together with its Affiliates, or any Permitted Transferee, beneficially owns Threshold Securities, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Purchaser, except to the extent that any of the restrictions set forth below are also restrictions contained in the Credit Agreement in effect as of the date hereof, the Company shall only be restricted herein to the extent the Company is restricted from taking such action in the Credit Agreement.

     (a) (i) declare, set aside or pay any dividends on (whether in cash, shares of capital stock of the Company, or other property), or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to shareholders of the Company in their capacity as such, except Series B Preferred Stock and dividends payable to the Company declared by any of the Company's Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) other than in connection with the liquidation of Split Pea, purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or set apart money or other property for any mandatory purchase or analogous fund for the redemption, purchase or acquisition of any shares of capital stock of the Company (other than shares of Series B Preferred Stock that are redeemed according to their terms);

     (b) authorize, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock or other voting securities or equity equivalent or any securities convertible into or exchangeable or exercisable for, or any rights, warrants or options to acquire, any such shares or voting securities or convertible securities or equity equivalent or any phantom stock or stock appreciation rights or enter into any agreement or contract with respect to the sale or issuance of any of such securities; other than (i) any issuance of Common Stock upon exercise of any options or warrants outstanding on the date hereof, (ii) the issuance of stock options pursuant to employee stock option plans providing for the issuance of shares of Common Stock in an aggregate amount not to exceed 2,600,000 shares and the issuance of Common Stock upon exercise thereof
  (iii) the issuance of 500,000 warrants to the McLane Group and the issuance of Common Stock upon exercise thereof and (iv) the issuance of shares of Common Stock to employees under the Company's employee stock purchase plan in effect as of the date hereof.

     (c) amend its Charter or Bylaws, the Certificate of Designation or the Rights Agreement or equivalent governing documents;

     (d) acquire or agree to acquire by merging with, or by purchasing a material amount of assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than (i) inventory in the ordinary course of business or assets having a purchase price not in excess of $100,000 individually or $500,000 in the aggregate;

     (e) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of, any of its assets, other than sales of inventory in the ordinary course of business, or which involve assets having a current value not in excess of $100,000 individually or $500,000 in the aggregate or allow any properties or assets (including, without limitation, Intellectual Property) to become subject to any Lien other than a Permitted Lien;

     (f) incur any indebtedness for borrowed money in excess of $100,000 in any calendar year or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, or make any loans, advances or capital contributions to, or investments, in each case in excess of $100,000 in the aggregate in any calendar year in, any other person other than a wholly owned subsidiary, enter into any "keep-well" or other agreement to maintain any financial state and condition of another person or enter into any arrangement having the economic effect of any of the foregoing;

     (g) grant any severance or termination pay not currently required to be paid under existing severance plans or enter into or adopt, or materially amend any existing, severance plan, agreement or arrangement, or enter into or materially amend any employee benefit plan except as required by Applicable Law, or enter into, materially amend or terminate any employment or consulting agreement, except, in each case as required by Applicable Law;

     (h) enter into any contract or commitment with respect to capital expenditures other than expenditures within a capital budget approved by the Purchaser for a calendar year or capital expenditures not in excess of $100,000 in the aggregate in any calendar year;

     (i) except to the extent required under existing employee and director benefit plans, agreements or arrangements as in effect on the date of this Agreement or as required under Applicable Law, make a material amendment or modification of the compensation, bonus or fringe benefits of any of its directors, officers or employees of the Company or any of its Subsidiaries;

     (j) agree to the settlement of any material claim or litigation;

     (k) make or rescind any material tax election or settle or compromise any material tax liability;

     (l) except as required by Applicable Law or GAAP, make any change in its method of accounting or accounting policies;

     (m) except as set forth on the Schedules hereto, accelerate the payment, right to payment or vesting of any bonus, severance, profit sharing, retirement, deferred compensation, stock option, insurance or other compensation or benefits;

     (n) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations in the ordinary course of business and consistent with past practice;

     (o) enter into any agreement, understanding or commitment that significantly restrains, limits or impedes the Company's or any of its Subsidiaries' ability to compete with or conduct any business or line of business, including, but not limited to, geographic limitations on the Company's or any of its Subsidiaries' activities;

     (p) materially modify, amend or terminate any Commitment or waive any of its rights or claims thereunder or enter into any contract, agreement, commitment or arrangement that, if in existence on the date hereof, would be a Commitment;

     (q) establish, adopt, enter into, amend or terminate any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees, except, in the case of collective bargaining, pension or retirement arrangements, or trusts, as required by Applicable Law;

     (r) execute any new lease or sublease for real property requiring payments in excess of $100,000 in any calendar year, or cancel, modify, terminate or amend any lease or sublease for real property;

     (s) close any distribution center, office or other premises of the Company or any of its Subsidiaries;

     (t) adopt or enter into a plan of complete or partial liquidation, dissolution, winding up, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, other than liquidations, dissolutions, mergers, consolidations, restructurings, recapitalizations, or other reorganizations involving only wholly-owned Subsidiaries of the Company and no other person;

     (u) plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of the Company or its Subsidiaries;

     (v) fail to maintain its Intellectual Property as currently maintained, or allow any material Intellectual Property to expire or to become abandoned, canceled or otherwise terminated;

     (w) commence or terminate the employment of, or materially amend the employment terms of, or change the responsibilities or duties of, the Chairman, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer or any other executive officer of the Company;

     (x) transfer, license, sell or otherwise dispose of any materially Intellectual Property or Software;

     (y) enter into any agreement, arrangement or transaction with or for the benefit of any person who is an Affiliate of the Company;

     (z) in any way change the preferences, rights or powers with respect to the Series B Preferred Stock, so as to affect the Series B Preferred Stock adversely;

     (aa) create any Subsidiary;

     (bb) cause or permit the number of directors of the Company to be greater than 11;

     (cc) take any action including, without limitation, the adoption of any shareholder rights plan or amendments to its Charter, Bylaws or other governing documents, which would, directly or indirectly, restrict or impair the ability of the Purchaser to vote, or otherwise to exercise the rights and receive the benefits of a stockholder with respect to, securities of the Company that may be acquired or controlled by the Purchaser; or

     (dd) agree to any restriction on the Company's ability to satisfy its obligations under the Certificate of Designation to holders of Series B Preferred Stock or the Company's ability to honor the exercise of any rights of the holders of the Series B Preferred Stock;

     (ee) increase the number of authorized shares of Series B Preferred Stock or authorize the issuance of or issue any shares of the Series B Preferred Stock (other than the issuance of additional shares of Series B Preferred Stock to be paid as dividends on the Series B Preferred Stock pursuant to the terms of the Certificate of Designation); and

     (ff) agree, in writing or otherwise, to take any of the foregoing actions.

   SECTION 5.3. Access to Books and Records. Upon reasonable notice, the Company shall afford, and shall cause each of the Subsidiaries to afford, to the Purchaser and the Purchaser's accountants, counsel and representatives full access to all the Company's and the Subsidiaries' properties, books, contracts, commitments, records (including, but not limited to, tax returns), employees, customers, suppliers and accountants and, shall furnish promptly to the Purchaser (a) a copy of each report, schedule and other document filed or received by the Company or any of the Subsidiaries pursuant to the requirements of federal or state securities laws, and (b) all other information concerning the Company's and the Subsidiaries' business, properties and personnel as the Purchaser may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.3 shall affect any representation or warranty of the Company or the conditions to the obligations of the Purchaser.

   SECTION 5.4. Agreement to Take Necessary and Desirable Actions. The Company shall execute and deliver the Documents and such other documents, certificates, agreements and other writings and take such other actions as may be necessary, desirable or reasonably requested by the Purchaser in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

   SECTION 5.5. Compliance with Conditions; Commercially Reasonably
Efforts. The Company shall use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with and to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Company shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

   SECTION 5.6. Consents and Approvals. The Company shall (a) use its commercially reasonable efforts to obtain all necessary consents, waivers, authorizations and approvals of all Governmental Authorities and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement, any other Document or any of the transactions contemplated hereby or thereby, and (b) diligently assist and cooperate with the Purchaser in preparing and filing all documents required to be submitted by the Purchaser to any Governmental Authority in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained by the Purchaser in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to the Purchaser all information concerning the Company and its Subsidiaries that counsel to the Purchaser determines is required to be included in such documents or would be helpful in obtaining any such required consent, waiver, authorization or approval).

   SECTION 5.7. Stockholder Approval. The Company shall (a) as soon as practicable, but not later than 30 days after the date hereof, prepare and file a proxy statement with the Commission with respect to the holding of a stockholders' meeting (the "Stockholder Meeting") for the purpose of obtaining stockholder approval ("Stockholder Approval") of, amongst other things, (i) the issuance of the Series B Preferred Stock and Warrants to the extent required by Applicable Law and NASD rules and regulations, (ii) the amendment and restatement of the Company's Certificate of Incorporation in a manner reasonably satisfactory to the Purchaser and to reflect the corporate governance provided for herein, and (iii) more generally, if requested by the Purchaser, the approval of this Agreement, the other Documents and the transactions contemplated hereby and thereby, (b) promptly call and give notice of such meeting following the Commission's clearance of such proxy statement and (c) on or before the fortieth (40th) day following the Commission's clearance of such proxy statement, convene and hold such meeting. The Company shall use its commercially reasonable best efforts to obtain such Stockholder Approval, including, but not limited to, responding promptly to the Commission's comments in order to obtain clearance of such proxy statement. The Company shall, through its Board of Directors, recommend to its stockholders that Stockholder Approval be given, and the Company shall use its best efforts to cause each member of the Company's Board of Directors and all other Key Stockholders to vote their shares of Common Stock to approve the items set forth in clause (a) of this Section 5.7. The Company shall otherwise use its best efforts to obtain the requisite vote of its stockholders to obtain the Stockholder Approval. The Company shall afford the Purchaser and its counsel an opportunity to review and comment upon any description of the Purchaser or its Affiliates, this Agreement, the other Documents or the transactions contemplated hereby and thereby set forth in such proxy statement (including all drafts or amendments thereto). The Purchaser shall provide the Company with all necessary information reasonably requested with respect to itself and its Affiliates solely for inclusion by the Company in such proxy statement. The Company shall notify the Purchaser promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to such proxy statement or for additional information and will supply the Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to such proxy statement. If at any time prior to such stockholders meeting there shall occur any event that would be required, under the Exchange Act and the rules and regulations thereunder, to be set forth in an amendment or supplement to such proxy statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement.

   SECTION 5.8. Tax Treatment of Preferred Stock. The Company covenants and agrees not to take any action inconsistent with the Series B Preferred Stock being considered common stock for U.S. Federal income tax purposes.

   SECTION 5.9. Other Activities of Purchaser. Nothing contained in this Agreement or any other agreement of the Company shall be deemed to prohibit the Purchaser or any of its Affiliates from forming or investing in other entities engaged in activities similar to, or competitive with, those of the Company, or from competing with the Company or any of its Subsidiaries; provided, however, in no event shall this provision override any restriction contained in the Services Agreement.

   SECTION 5.10. HSR Act Filings.

     (a) As promptly as practicable after the date hereof but in any event no later than 10 Business Days thereafter, the Company shall file all reports and documents as may be necessary to comply with the HSR Act. The Company shall cooperate with and assist the Purchaser and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

     (b) The Company shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, the Company shall, (i) cooperate with and assist the Purchaser to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

   SECTION 5.11. No Solicitation.

     (a) From the date hereof until the Closing Date, or the Final Closing Date if the Purchaser elects to have more than one Closing, the Company shall not and shall cause its Affiliates and each of their respective officers, directors, employees, auditors, agents, representatives, consultants, advisors, investment bankers, attorneys, accountants and other agents (collectively, "Representatives") not to, directly or indirectly,
  (i) initiate, solicit or entertain offers from, negotiate with or in any manner knowingly encourage, discuss, accept, or consider any proposal of any other person relating to (w) the acquisition of capital stock of the Company or any of its Subsidiaries, securities convertible into or exchangeable for shares of capital stock of the Company or any of its Subsidiaries, (x) the acquisition of the Company's or any of its Subsidiaries' assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, business combination, recapitalization, liquidation, dissolution or otherwise, (y) the incurrence of indebtedness for borrowed money by the Company or any of its Subsidiaries, or (z) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, delay or dilute the benefits to the Purchaser of the transactions contemplated hereby, including, without limitation, by taking any action that would make Section 203 of the DGCL or the Rights Agreement inapplicable to an Alternative Transaction (other than the transactions contemplated by this Agreement, sales of inventory in the ordinary course and shares issued upon the exercise of existing stock options) (any of the foregoing being an "Alternative Transaction"), (ii) initiate, participate engage in, or agree to initiate, participate or engage in negotiations or discussions concerning, or provide to any person or entity any information or data relating to the Company or any Subsidiary, or otherwise cooperate with or assist or participate in, facilitating or encouraging, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to an Alternative Transaction, (iii) in connection with any Alternative Transaction, require it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or the other Documents, (iv) grant any waiver or release under or amend any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives; (v) agree to, approve or recommend any Alternative Transaction, or (vi) take any other action inconsistent with the obligations and commitments assumed by the Company pursuant to this
  Section 5.11; provided, however, that nothing contained herein shall limit the ability of the Company to comply with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act; and provided further that if, in respect of an offer, proposal or inquiry relating to a possible Alternative Transaction from a third party or entity made after the date hereof which has not been solicited or encouraged in violation of clause (i) or (ii) above, the Board of Directors of the Company determines in good faith, after consultation with counsel, that its fiduciary duties so require, the Company and its Representatives may participate or engage in discussions or negotiations with such third party or entity concerning such Alternative Transaction, or provide such third party with information or data relating to the Company or any Subsidiary, in each case for purposes of complying with its disclosure obligations to its stockholders in connection with the Stockholders' Meeting. The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, its Affiliates or their respective Representatives with any person conducted heretofore with respect to any of the foregoing. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 5.11 by any Representative of the Company or any of its Affiliates whether or not such person is purporting to act on behalf of the Company or any of its Affiliates, shall constitute a breach of this
  Section 5.11 by the Company.

     (b) From the date hereof until the Closing Date, or the Final Closing Date if the Purchaser elects to have more than one Closing, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify the approval or recommendation by such Board of Directors or such committee of this Agreement, the other Documents or any of the transactions contemplated hereby or thereby, (ii) approve or recommend any Alternative Transaction or (iii) cause or permit the Company or any Affiliate to enter into any letter of intent, agreement in principle or other arrangement or agreement with respect to an Alternative Transaction.

     (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 5.11, the Company shall promptly (but in any event within 24 hours of receipt or occurrence thereof),
  (i) advise the Purchaser orally and in writing of any request for information with respect to, or any inquiry or proposal regarding any Alternative Transaction, or of any information received from Tribune or Nevis in respect of a request for information directed to such stockholder with respect to, or of any inquiry or proposal regarding any Alternative Transaction, (ii) advise the Purchaser of the terms and conditions of such request or inquiry, and (iii) provide to the Purchaser copies of any written documentation material to understanding or evaluating such request, Alternative Transaction or inquiry (the "Alternative Transaction Documentation") which is received by the Company from the person (or from any Representatives of such person) making such Alternative Transaction, inquiry or proposal and the identity of the person making any such request, Alternative Transaction or such inquiry or proposal. The Company shall (x) keep the Purchaser fully informed of the status and material details (including amendments or proposed amendments) of any such request or Alternative Transaction, (y) keep the Purchaser fully informed as to the material details of any information requested, and (z) provide to the Purchaser within one day of receipt thereof all copies of any additional Alternative Transaction Documentation received by the Company from the person (or from any Representatives of such person) making such Alternative Transaction, inquiry or proposal. The Company shall promptly provide to the Purchaser any information concerning the Company provided to any other person in connection with any Alternative Transaction which was not previously provided to the Purchaser.

     (d) The Company shall immediately request each person which has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company or any portion thereof to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company and the Company shall use its commercially reasonable efforts to have such information returned.

   SECTION 5.12. Use of Proceeds. The Company shall use the proceeds from the sale of Securities hereunder first to repay any indebtedness owing pursuant to the Credit and Security Agreements and thereafter for the development of distribution facilities, advertising and marketing expenses and general corporate purposes.

   SECTION 5.13. Reduction of Capital. In the event that at any time the Company has insufficient "surplus" and "net profits" required under Section 170 of the DGCL to declare dividends on the shares of Series B Preferred Stock in accordance with the terms of the Certificate of Designation, the Company shall reduce its capital by transferring a portion of the capital to surplus to the maximum extent permitted under Section 244 of the DGCL.

   SECTION 5.14. Amendment of Bylaws. Prior to first Closing Date, or if there is only one Closing, the Final Closing Date, the Company shall amend its bylaws in a manner reasonably satisfactory to the Purchaser and to reflect the corporate governance provided for herein.

   SECTION 5.15. Transfer Agent; CUSIP. Prior to the effective date of any registration statement covering the Securities, the Company shall (i) appoint a transfer agent and registrar for the Securities, (ii) provide the transfer agent with printed certificates for the Securities in a form eligible for deposit with The Depository Trust Company, and (iii) provide a CUSIP number for the Securities.

   SECTION 5.16. Notification of Certain Matters. The Company shall promptly notify the Purchaser of the occurrence or non-occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Company shall promptly notify the Purchaser of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

   SECTION 5.17. Malloy Shares. If the Company purchases less than 311,891 shares of Common Stock from William M. Malloy, the Company and the Purchaser agree to equitably adjust (i) the conversion price of the Shares, such that on conversion of all the Shares only, the Purchaser shall beneficially own 51% of the aggregate issued and outstanding shares of Common Stock, and (ii) the exercise price of the Warrants, such that on exercise of all the Warrants only, the Purchaser shall beneficially own 25% of the aggregate issued and outstanding shares of Common Stock.

                                  ARTICLE VI

                          COVENANTS OF THE PURCHASER

   SECTION 6.1. Agreement to Take Necessary and Desirable Actions. The Purchaser agrees to execute and deliver each of the Documents and such other documents, certificates, agreements and other writings and to take such other actions as may be necessary, desirable or reasonably requested by the Company in order to consummate or implement as expeditiously as practicable the transactions contemplated hereby.

   SECTION 6.2. Compliance with Conditions; Commercially Reasonable
Efforts. The Purchaser will use its commercially reasonable efforts to cause all of the obligations imposed upon it in this Agreement to be duly complied with, and to cause all conditions precedent to the obligations of the Company and the Purchaser to be satisfied. Upon the terms and subject to the conditions of this Agreement, the Purchaser shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable consistent with Applicable Law to consummate and make effective in the most expeditious manner practicable the transactions contemplated hereby.

   SECTION 6.3. HSR Act Filings.

     (a) As promptly as practicable after the date hereof but in any event no later than 10 Business Days thereafter, the Purchaser shall file all reports and documents as may be necessary to comply with the HSR Act. The Purchaser shall cooperate with and assist the Company and take such action as may be reasonably required and as permitted under law in connection with such filings (including cooperating with additional requests for information, documents and interviews of officers and personnel by either of the antitrust enforcement agencies).

     (b) The Purchaser shall use commercially reasonable efforts to resolve such objections, if any, as may be asserted under any antitrust law with respect to the transactions contemplated by this Agreement. If any administrative, judicial or legislative action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any antitrust law, the Purchaser shall cooperate with and assist the Company to contest and resist any such action or proceeding, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the transactions as contemplated by this Agreement, including, without limitation, by pursuing all reasonable avenues of administrative and judicial appeal.

   SECTION 6.4. Confidential Information. The Purchaser acknowledges that the information being provided under Section 5.3 may be material non-public information and hereby covenants and agrees to keep, and cause its Affiliates and representatives to keep, confidential any information identified by the Company as confidential, in a writing delivered to the Purchaser unless (a) such information becomes generally available to the public (other than as a result of a breach of this provision by the Purchaser), (b) such information was available to the Purchaser on a non-confidential basis from a source (other than the Company or its representatives) that, to the Purchaser's knowledge, is not and was not prohibited from disclosing such information to the Purchaser by a contractual, legal or fiduciary obligation or (c) the Purchaser is required by law to disclose such information; provided, that in an event specified in clause (c), the Purchaser shall provide the Company with prompt prior written notice of such required disclosure, the Purchaser shall disclose only that portion of the confidential information that the Purchaser is advised by counsel is legally required. The Purchaser agrees that it will comply, and will cause its representatives to comply, with all U.S. securities laws applicable to the receipt of material non-public information and restrictions on trading in securities when in possession of such information. The Purchaser agrees not to use any confidential information in violation of any law.

   SECTION 6.5. Notification of Certain Matters. From the date hereof through the Final Closing Date, the Purchaser shall promptly notify the Company of the occurrence or non-occurrence of any fact or event of which the Company is aware which has caused or could reasonably likely cause (x) any representation or warranty made by it in this Agreement or the other Documents to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Documents not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder. The Purchaser shall promptly notify the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the other Documents.

   SECTION 6.6. Restrictions on Mergers. During the one-year period beginning on the date hereof, the Purchaser, and its Affiliates, and its Permitted Transferees shall not propose, or vote any securities in favor of, a merger, reorganization, recapitalization or other similar transaction involving the Company that would result in the elimination of the outstanding shares of Common Stock other than the shares held beneficially by the Purchaser, its Affiliates and its Permitted Transferees, unless any such transaction is approved by an independent committee of the Board of Directors of the Company.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

   SECTION 7.1. Conditions to the Company's Obligations. The obligations of the Company hereunder required to be performed on each Closing Date with respect to the Purchaser shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Purchaser, shall be made in writing), at or prior to the Closing occurring on such Closing Date, of the following conditions:

     (a) The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of such Closing Date.

     (b) The Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement, to be performed and complied with by the Purchaser at or prior to such Closing Date.

     (c) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of the transactions contemplated by the Documents to occur on such Closing Date shall have been obtained and shall be in full force and effect, the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (d) The Purchaser shall have delivered to the Company a certificate, executed by the Purchaser or on its behalf by a duly authorized representative, dated as of such Closing Date, certifying that each of the conditions specified in this Section 7.1 has been satisfied with respect to the Purchaser.

     (e) All documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Company, shall have been executed and delivered by the parties thereto and no party to any of the foregoing (other than the Company) shall have breached any of its material obligations thereunder.

   SECTION 7.2. Conditions to The Purchaser's Obligations. The obligations of the Purchaser hereunder required to be performed at each Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the Closing, of the following conditions:

     (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of such Closing Date.

     (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement and the other Documents, to be performed and complied with by it at or prior to such Closing Date, and there shall exist no Event of Default (as defined in the Credit Agreement) under the Credit and Security Agreements.

     (c) The Company shall have entered into or caused to become effective such agreements and governing documents as the Purchaser may deem reasonably appropriate to effect the provisions of the Voting Agreement, and each of such agreements and documents shall be in full force and effect.

     (d) The Company's Board of Directors shall consist of not more than 11 directors. If immediately following the subject Closing, the Purchaser would beneficially own securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 33 1/3% of the aggregate issued and outstanding Common Stock, provided that the Purchaser has given notice to the Company at least two Business Day's prior to a Closing (without duplication) of its Purchaser Nominees, the Company shall have appointed a total of six of such Purchaser Nominees (or such lessor number as provided by the Purchaser) to serve as members of the Company's Board of Directors.

     (e) All Documents and all documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Purchaser, shall have been executed and delivered by the parties thereto, be in full force and effect and no party to any of the foregoing (other than the Purchaser) shall have breached any of its material obligations thereunder.

     (f) (i) Since December 31, 1999, no change, occurrence or development shall have occurred, been threatened or become known to the Purchaser that could reasonably be expected to have a Material Adverse Effect, (ii) the Purchaser shall not have become aware of any information or other matter relating to the Company (x) of which the Company (but not the Purchaser) had knowledge on or prior to the date of this Agreement, (y) that, in the Purchaser's reasonable judgment, is inconsistent with any information or other matter relating to the Company disclosed to the Purchaser by the Company or any of its representatives prior to the date of this Agreement, and (z) would have been viewed by the Purchaser, in its reasonable judgment, as having materially and adversely altered the total mix of information made available to the Purchaser prior to the date of this Agreement. For purposes of this Section 7.2(f), the Company shall be deemed to have "knowledge" of a particular fact or other matter if (I) any individual who is serving, or who has at any time served, as a director, officer or management-level employee of the Company is actually aware of such fact or other matter; or (II) a prudent individual serving as a director, officer or management-level employee of the Company could be expected to discover or otherwise become aware of such fact or other matter in the diligent exercise of his or her duties in such capacity. There shall have been no material adverse development in any pending litigation that in the reasonable good faith judgment of the board of directors of the Purchaser, after consultation with legal counsel, could reasonably be likely to result in a material adverse judgment against the Company resulting in damages (after taking into account any recoveries under available insurance) in an amount in excess of $3,000,000.

     (g) Since December 31, 1999, the business of the Company shall have been operated in compliance with all Applicable Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (h) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of the Purchaser, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Benefit Plans) pending or threatened against the Company or its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (i) During the seven-calendar-day period ending on such Closing Date,
  (A) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market shall not have been suspended and minimum prices shall not have been established on either of such exchanges or such market by such exchange or by the Commission, and (B) a general banking moratorium shall not have been declared by Federal or New York or California authorities.

     (j) All registration rights agreements with the Company shall have been amended to provide that no other person will exercise any demand or piggy back registration rights without the prior written consent of the Purchaser.

     (k) All governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated by the Documents to occur on such Closing Date shall have been obtained and shall be in full force and effect, and the Purchaser shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (l) The Company shall have delivered to the Purchaser a certificate, executed by it or on its behalf by a duly authorized representative, dated as of such Closing Date, certifying that each of the conditions (other than any condition the fulfillment of which is subject to the reasonable satisfaction of the Purchaser) specified in this Section 7.2 has been satisfied.

     (m) Sidley & Austin, counsel to the Company, shall have delivered to the Purchaser an opinion, dated such Closing Date, addressed to the Purchaser, substantially in the form attached as Exhibit J hereto.

     (n) The Purchaser shall have received delivery of the Securities as set forth hereunder.

     (o) The Company shall have delivered to the Purchaser certificates of the appropriate public officials to the effect that each of the Purchaser and its Subsidiaries is a validly existing corporation in good standing in its jurisdiction of organization dated not more than 5 days prior to the Closing Date.

     (p) The Company shall have delivered to the Purchaser a certificate of the Secretary of the Company (i) certifying that a true and correct copy of the Charter, Bylaws and all resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and each Document to which the Company is a party and authorizing the performance by the Company of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of the Company.

     (q) The Company shall have taken all necessary action so that at least two thirds of the Company's then current Board of Directors shall have approved the election of the Purchaser Nominees.

     (r) William M. Malloy shall not have revoked the Malloy Agreement with respect to the waiver of discrimination claims contained in such agreement or if such agreement has been revoked, a substitute agreement containing substantially similar terms shall have been entered into by William M. Malloy and the Company.

     (s) The Purchaser shall have received a complete and correct signed copy of the written opinions confirming the oral opinions of Wasserstein and Houlihan Lokey referred to in Section 3.29.

     (t) The Purchaser shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement or the other Documents as it may reasonably request.

                                 ARTICLE VIII

                 INFORMATION; DIRECTORS; RESERVATION OF STOCK

   SECTION 8.1. Access to Information. As long as the Purchaser, together with its Affiliates, or Permitted Transferees, beneficially owns Threshold Securities, upon the request of the Purchaser, the Company shall afford the Purchaser and its accountants, counsel and other representatives full access to all of the properties, books, contracts, commitments, and records (including, but not limited to, tax returns), employees, customers, suppliers and accountants of the Company and its Subsidiaries. The Purchaser will, and will cause its agents to, conduct any such investigations on reasonable advance notice, during normal business hours, with reasonable numbers of persons and in such a manner as not to interfere unreasonably with the normal operations of the Company and its Subsidiaries.

   SECTION 8.2. Information Rights of Purchaser. As long as the Purchaser, together with its Affiliates, or Permitted Transferees, beneficially owns Threshold Securities, the Company shall furnish to the Purchaser, the following:

     (a) Monthly Reports. As soon as available, but not later than 30 days after the end of each fiscal month (or 45 days in the case of the report for the month of April 2000), beginning with the report for the month of April 2000, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income of the Company and its Subsidiaries for such period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth, in each case, in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP (except for the absence of footnotes, and quarter-end and year-end adjustments).

     (b) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to the budget or business plan and an analysis of the variances from the budget or plan, all prepared in accordance with GAAP, subject to normal year-end adjustments and the absence of footnote disclosure, and (ii) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include (x) a comparison between operating and financial results and budget and (y) an analysis of the operations of the Company and its Subsidiaries for such period.

     (c) Annual Audit. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company and its Subsidiaries, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with GAAP, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors. The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its accountants to render the report referred to in this Section 8.2(c).

     (d) Notice of Litigation, Disputes and Adverse Changes. Prompt notice of:

       (i) each material legal action, suit, arbitration or other administrative or governmental investigation or proceeding (whether federal, state, local or foreign) instituted or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries (or of any occurrence or dispute which involves a reasonable likelihood of any such action, suit, arbitration, investigation or proceeding being instituted), and

       (ii) any other occurrence or change of circumstance relating to the Company which, in either such case, could reasonably be expected to materially and adversely affect the Company's condition (financial or otherwise), properties, assets, liabilities, business or operations (except for any changes that are the effect or result of economic factors generally affecting the economy as a whole).

     (e) Miscellaneous. Promptly upon becoming available, each of the following:

       (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company or its Subsidiaries to its stockholders generally or released to the public and copies of all regular and periodic reports, if any, filed by the Company or its Subsidiaries with the Commission, any securities exchange or NASDAQ;

       (ii) notification in writing of the existence of any default, which continues uncured for a period of more than 10 days thereafter, under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

       (iii) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

       (iv) upon request, any other information reasonably requested.

   SECTION 8.3. Information Rights. Without duplication of any document or information provided pursuant to Section 8.2, as long as the Purchaser beneficially owns any shares of Common Stock, the Company shall provide to the Purchaser the following:

     (a) as soon as available, but not later than 45 days after the end of each quarterly accounting period, a Quarterly Report on Form 10-Q or, if the Company does not then file quarterly reports with the Commission, the documents referred to in Section 8.2(b);

     (b) as soon as available, but not later than 90 days after the end of each fiscal year, an Annual Report on Form 10-K or, if the Company does not then file annual reports with the Commission, the audited consolidated financial statements referred to in Section 8.2(c); and

     (c) simultaneously with any distribution of any document to the stockholders of the Company generally, any such document so distributed.

   SECTION 8.4. Directors.

     (a) At all times, the Company shall use its reasonable best efforts to ensure that the Company's Board of Directors shall consist of not more than 11 directors.

     (b) (i) As of the date hereof, the Company shall have appointed three Purchaser Nominees to be directors of the Company. (ii) As long as the Purchaser beneficially owns securities of the Company that constitute, or if converted into Common Stock would constitute, at least 70% of the aggregate issued and outstanding Common Stock, the Company shall use its reasonable best efforts to ensure that a total of seven Purchaser Nominees are members of the Company's Board of Directors. For the purposes of this clause (ii), the Previously Issued Warrants and the Warrants shall not be included in the calculation of the Purchaser's beneficial ownership. (iii) As long as the Purchaser beneficially owns securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 33 1/3% but no less than 70% of the aggregate issued and outstanding Common Stock, the Company shall use its reasonable best efforts to ensure that a total of six Purchaser Nominees are members of the Company's Board of Directors. (iv) As long as the Purchaser beneficially owns securities of the Company that constitute, or if exercised, exchanged or converted into Common Stock would constitute, at least 10% but no less than 33 1/3% of the aggregate issued and outstanding Common Stock, the Company shall use its reasonable best efforts to ensure that a total of three Purchaser Nominees are members of the Company's Board of Directors. For the purposes of clauses (iii) and (iv) of this Section 8.4(b), the Previously Issued Warrants and the Warrants shall be included in the calculation of the Purchaser's beneficial ownership. Notwithstanding the foregoing, as long as any loan or commitment is outstanding under the Credit Agreement, the Company shall use its reasonable best efforts to ensure that no less than a total of three Purchaser Nominees are members of the Company's Board of Directors. The Company and the Board of Directors may not take any action, without due cause, to remove the Purchaser Nominees serving as directors of the Company.

     (c) The Company shall ensure that the Board of Directors (and the Company's nominating committee, if any) shall recommend the inclusion of the Purchaser Nominees such persons in the slate of nominees recommended to stockholders for election as directors at each annual meeting of stockholders of the Company.

     (d) The Board of Directors shall appoint Purchaser Nominees to serve on each committee of the Board of Directors in at least the same proportions that the number of Purchaser Nominees serving on the Board of Directors bears to the total number of directors then comprising the Board of Directors, provided, however, that the Company and the Purchaser shall cooperate in order to comply with any NASD rules or regulations (or the rules and regulations of any national exchange on which the Company's Common Stock is traded) relating to director independence on committees.

     (e) If at any time, a vacancy is created on the Board of Directors by reason of the incapacity, death, removal or resignation of any Purchaser Nominees, then the Board of Directors shall appoint an individual designated by the Purchaser to fill such vacancy until the next meeting of stockholders.

     (f) The Company shall provide the Purchaser Nominees serving as directors notice of each meeting of the Board of Directors at the same time and in the same manner as other members of the Board of Directors.

     (g) The Purchaser Nominees serving as directors shall be entitled to compensation and indemnification rights consistent with those of other directors of the Company, including, without limitation, any rights to participate in stock option or similar plans. At all times on and after the date hereof, the Company shall be a party to and comply with indemnification agreements (in such form as is currently available to the Company's directors or such other form mutually satisfactory to the Purchaser and the Company) with each of the nominees of the Purchaser serving as directors. The Company shall at all times maintain a directors' and officers' insurance policy covering the Company's directors and officers that provides, in the aggregate, at least $10,000,000 of liability coverage and, in any event, substantially no less coverage than the policy covering the current directors of the Company as of the date of this Agreement.

     (h) The provisions of this Section 8.4 shall be further effected pursuant to an amendment to the Company's Bylaws in a form acceptable to the Purchaser, which shall not be further amended by the Board of Directors in a manner that, individually or in the aggregate, adversely affects the Purchaser.

     (i) If at any time the Board of Directors shall consist of more than 11 Directors or the number of Purchaser Nominees serving as directors of the Company (or members of committees) shall be less than the number required pursuant to this Section 8.4 and the requirement that the Company appoint such number of Purchaser Nominees as directors of the Company does not violate Applicable Laws or NASD rules or regulations (or the rules or regulations of any national exchange on which the Company's Common Stock is traded), then for all purposes of the Documents, the Company shall be deemed to have failed to comply in a material respect with its agreements contained in this Agreement; provided, however, if the number of Purchaser Nominees is less than the number required pursuant to this Section 8.4 solely because of the resignation, death or incapacity of a Purchaser Nominee, then the Company shall not have failed to comply with its agreements contained in this Agreement.

     (j) The Purchaser and its Affiliates shall vote the Securities and any shares of Common Stock it owns in favor of the appointment of the Purchaser Nominees to the Board of Directors.

   SECTION 8.5. Reservation of Common Stock. Prior to any Closing Date, the Company shall reserve and keep available out of its authorized but unissued Common Stock, the number of shares required for issuance upon the conversion of the Series B Preferred Stock and the exercise of the Warrants being purchased at such Closing (including any additional shares which may become so issuable by reason of the operation of anti-dilution provisions of the Certificate of Designation and the Warrants).

                                  ARTICLE IX

                                 MISCELLANEOUS

   SECTION 9.1. Survival; Indemnification.

     (a) All representations, warranties, covenants and agreements (except covenants and agreements which are expressly required to be performed and are performed in full on or before a Closing Date) contained in this Agreement shall be deemed made at each Closing as if made at such time and shall survive such Closing for two years, except that (i) with respect to claims asserted pursuant to this Section 9.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Sections 3.10,
  3.15 and 3.16 shall survive until the end of the applicable statute of limitations (as waived, tolled or amended), and (iii) Section 3.2 and this
  Section 9.1 shall survive indefinitely. All statements as to factual matters contained in any certificate, document or other instrument executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this Section 9.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim.

     (b) (i) The Company agrees to indemnify and hold harmless the Purchaser, its Affiliates, and their respective officers, directors, employees and duly authorized agents and each of their affiliates and each other person controlling the Purchaser or any of their Affiliates within the meaning of either section 15 of the Securities Act or section 20 of the Exchange Act and any partner of any of them from and against all losses, claims, damages or liabilities resulting from any claim, lawsuit or other proceeding by any person to which any party indemnified under this clause may become subject which is related to or arises out of (A) the transactions contemplated by this Agreement and the other Documents, whether or not consummated, (B) any breach of, or failure to perform any of the representations, warranties, covenants or agreements made in any of the Documents by the Company or (C) any action or omission of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby or by the other Documents, and will reimburse the Purchaser and any other party indemnified under this clause for all reasonable out-of-pocket expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by the Purchaser or any such other party indemnified under this clause and further agrees that the indemnification and reimbursements commitments herein shall apply whether or not the Purchaser or any such other party indemnified under this clause is a formal party to any such lawsuits, claims or other proceedings. The foregoing provisions are expressly intended to cover, without limitation, reimbursement of legal and other expenses incurred in a deposition or other discovery proceeding.

       (ii) Notwithstanding the foregoing clause (i), the Company shall not be liable to any party otherwise entitled to indemnification pursuant thereto: (A) in respect of any loss, claim, damage, liability or expense to the extent the same is determined, in final judgment by a court having jurisdiction, to have resulted from the gross negligence or willful misconduct of such party or (B) for any settlement effected by such party without the written consent of the Company, which consent shall not be unreasonably withheld.

     (c) If a person entitled to indemnity hereunder (an "Indemnified Party") asserts that any party hereto (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 9.1(b), or if any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party hereunder, the Indemnified Party agrees to notify the Indemnifying Party promptly and to cooperate with the Indemnifying Party, at the Indemnifying

  Party's expense, to the extent reasonably necessary for the resolution of such claim or in the defense of such suit, action or proceeding, including making available any information, documents and things in the possession of the Indemnified Party which are reasonably necessary therefor.

     Notwithstanding the foregoing notice requirement, the right to indemnification hereunder shall not be affected by any failure to give, or delay in giving, notice unless, and only to the extent that, the rights and remedies of the Indemnifying Party shall have been prejudiced as a result of such failure or delay.

     (d) In fulfilling its obligations under this Section 9.1, after providing each Indemnified Party with a written acknowledgment of any liability under this Section 9.1 as between such Indemnified Party and the Indemnifying Party, the Indemnifying Party shall have the right to investigate, defend, settle or otherwise handle, with the aforesaid cooperation, any claim, suit, action or proceeding brought by a third party in such manner as the Indemnifying Party may in its sole discretion deem appropriate; provided, however, that (i) counsel retained by the Indemnifying Party is reasonably satisfactory to the Indemnified Party and
  (ii) the Indemnifying Party shall not, except with the consent of the Indemnified Party, enter into any settlement that does not include as an unconditional term thereof the giving by the person or persons asserting such claim to all Indemnified Parties of an unconditional release from all liability with respect to such claim or consent to entry of any judgment. Notwithstanding anything to the contrary contained herein, the Indemnifying Party may retain one firm of counsel to represent all Indemnified Parties in such claim, action or proceeding; provided, however, that in the event that the defendants in, or targets of, any such claim, action or proceeding include more than one Indemnified Party, and any Indemnified Party shall have reasonably concluded, based on the opinion of its own counsel, that there may be one or more legal defenses available to it which are in conflict with those available to any other Indemnified Party, then such Indemnified Party may employ separate counsel to represent or defend it or any other person entitled to indemnification and reimbursement hereunder with respect to any such claim, action or proceeding in which it or such other person may become involved or is named as defendant and the Indemnifying Party shall pay the reasonable fees and disbursement of such counsel. Notwithstanding the Indemnifying Party's election to assume the defense or investigation of such claim, action or proceeding, the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to direct the defense or investigation of such claim, action or proceeding if (A) in the written opinion of counsel to the Indemnified Party, use of counsel of the Indemnifying Party's choice could reasonably be expected to give rise to a conflict of interest, or (B) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the assertion of any such claim or institution of any such action or proceeding. In all other situations, the Indemnified Party shall have the right to participate in the defense or investigation of such claim, action or proceeding if the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense or if the fees and expenses of counsel for the Indemnified Party shall be borne by the Indemnified Party. If the Indemnifying Party does not notify the Indemnified Party within 30 days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

     (e) If for any reason (other than the gross negligence or willful misconduct referred to in subclause (b)(ii) above) the foregoing indemnification by the Company is unavailable to any Indemnified Party or is insufficient to hold it harmless as and to the extent contemplated by subclauses (b), (c) and (d) above, then the Company shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company and its Affiliates, on the one hand, and the Purchaser and any other applicable Indemnified Party, as the case may be, on the other hand, as well as any other relevant equitable considerations.

   SECTION 9.2. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

     If to the Company, to it at:

       Peapod, Inc.
       9933 Woods Drive
       Skokie, IL 60077
       Attention: Andrew Parkinson, Chairman
       Facsimile: (847) 583-9495

     with a copy (which shall not constitute notice) to:

       Sidley & Austin
       Bank One Plaza
       10 South Dearborn Street
       Chicago, IL 60603
       Attn: Christine A. Leahy, Esq.
       Facsimile: (312) 853-7036

     if to the Purchaser:

       Koninklijke Ahold N.V.
       c/o The Stop and Shop Supermarket Company
       1385 Hancock Street
       Quincy, MA 02169
       Attn: David Kramer, Esq.
       Facsimile: (617) 770-6013

     and:

       Koninklijke Ahold NV
       Albert Heijnweg 1
       1507 EH Zaandam, The Netherlands
       Attention: Ton van Tielraden, Esq.
       Facsimile: (31-75) 659-8366

     and a copy (which shall not constitute notice) to:

       White & Case
       1155 Avenue of the Americas
       New York, New York 10036
       Attention: Maureen S. Brundage, Esq./John M. Reiss, Esq.
       Facsimile: (212) 354-8113

   SECTION 9.3. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in Section 9.2, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Purchaser to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

   SECTION 9.4. Termination; Fees.

     (a) This Agreement may be terminated in accordance with the next two sentences. This Agreement may be terminated by (i) by mutual agreement of the parties at any time, (ii) by either party if the Stockholder Approval is not obtained on or prior to the seventh month anniversary of the date hereof, or (iii) by either party, if the Company's stockholders vote against this Agreement and the transactions contemplated hereby at the Stockholders' Meeting. Termination pursuant to the foregoing clauses (i),
  (ii) or (iii) notwithstanding, Sections 3, 4, (for the purposes of Section 9.1), 5, 6.4, 8 and 9 hereof shall remain in effect. No termination of this Agreement shall affect any party's liability for willful breach of this Agreement.

     (b) If this Agreement is terminated by the Purchaser in accordance with clauses (ii) or (iii) of Section 9.4(a), and the Purchaser shall have voted in favor of this Agreement and the transactions contemplated hereby at the Stockholders' Meeting, all securities of the Company held by it (and eligible to vote, it being understood that the Purchaser shall have no obligation to exercise any Warrants) as of the record date for such Stockholders' Meeting, on the day next succeeding the date of such termination, the Company shall (x) reimburse the Purchaser in immediately available funds for the out-of-pocket expenses of the Purchaser (including, without limitation, printing fees, filing fees and fees and expenses of its legal and financial advisors and all fees and expenses payable to any financing sources) related to this Agreement or the other Documents, the transactions contemplated hereby and thereby and any related financing and
  (y) pay to the Purchaser in immediately available funds an amount equal to $1,000,000.

   SECTION 9.5. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties or their Affiliates, whether oral or written, with respect to the subject matter hereof, including, without limitation, the letter dated April 4, 2000 from the Purchaser to the Company, together with the letter in response dated April 4, 2000 from the Company to the Purchaser, and the letter agreement, dated March 28, 2000, entered into by the Company with Ahold USA, Inc.

   SECTION 9.6. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby.

   SECTION 9.7. Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

   SECTION 9.8. Titles and Headings; Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Company, the Company confirms that it has made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

   SECTION 9.9. Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

   SECTION 9.10. Expenses; Brokers. The Company shall pay or cause to be paid, whether or not any Closing occurs hereunder, all reasonable out-of-pocket fees and expenses incurred by the Purchaser and its respective Affiliates, in connection with the transactions contemplated by this Agreement, the other Documents and all matters related thereto (including, without limitation, HSR Act filing fees, and reasonable fees and disbursements of counsel and consultants). Each of the parties represents to the others that neither it nor any of its Affiliates has used a broker or other intermediary, in connection with the transactions contemplated by this Agreement for whose fees or expenses any other party will be liable and respectively agrees to indemnify and hold the others harmless from and against any and all claims, liabilities or obligations with respect to any such fees or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its Affiliates.

   SECTION 9.11. Press Releases and Public Announcements. All press releases and similar public announcements relating to the transactions contemplated by the Documents shall be made only if mutually agreed upon by the Company and the Purchaser, except to the extent that such disclosure is, in the opinion of counsel, required by law or by stock exchange regulation; provided that any such required disclosure shall only be made by one party, to the extent consistent with law, after consultation with the other party.

   SECTION 9.12. Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by either the Company or the Purchaser without the prior written consent of the other; provided that the Purchaser may assign or delegate its rights, duties and obligations hereunder to a Permitted Transferee, provided, however, to the extent rights in this Agreement are subject to the Purchaser owning a minimum amount of capital stock of the Company, the Permitted Transferee will not be entitled to exercise such rights unless it owns such minimum amount of capital stock. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the other party hereto shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 9.1.

   SECTION 9.13. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

   SECTION 9.14. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. All documents and closing deliveries for the transactions contemplated by this Agreement and the other Documents may be delivered by a party at the Closing via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) Business Days following the Closing.

   SECTION 9.15. Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement, including, in the case of the Company, such acts, instruments and documents as may be necessary or desirable to convey and transfer to the Purchaser the Shares to be purchased by it hereunder.

   SECTION 9.16. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto.

                                     * * *

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         PEAPOD, INC.
                                         a Delaware corporation

                                         By:   /s/ Andrew B. Parkinson
                                             ----------------------------------

                                         Name: Andrew B. Parkinson
                                               --------------------------------

                                         Title: Chairman
                                                -------------------------------

                                         KONINKLIJKE AHOLD N.V.
                                         a Netherlands corporation

                                         By:   /s/ Ton van Tielraden
                                             ----------------------------------

                                         Name: Ton van Tielraden
                                               --------------------------------

                                         Title: Senior Vice President and
                                                General Counsel
                                                -------------------------------

                                                              Purchase Agreement

                                   SCHEDULE I

             Series B Preferred Stock and Warrants to be Purchased

       Security                             Number     Purchase Price
      ----------                          ---------- -------------------
      Warrants (Credit Agreement)          3,566,667                $100
      Shares of Series B Preferred Stock     726,371         $72,637,024
      Warrants (Preferred Stock)          32,894,270 No additional price
                                                          above price of
                                                      Shares of Series B
                                                         Preferred Stock


                                     A-SI-1

                                                                         Annex B

--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                     among

                                  PEAPOD, INC.

                                      and

                              KONINKLIJKE AHOLD NV


                               ----------------

                           Dated as of April 14, 2000

                               ----------------

                                  $20,000,000

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 SECTION 1. Amount and Terms of Credit....................................   1

    1.01  Commitment.....................................................    1
    1.02  Notice of Borrowing............................................    1
    1.03  Conversions....................................................    2
    1.04  Interest.......................................................    2
    1.05  Interest Periods...............................................    2

 SECTION 2. Commitment....................................................   3

    2.01  [Reserved].....................................................    3
                   Voluntary Termination or Reduction of Unutilized Total
    2.02  Commitment.....................................................    3
    2.03  Mandatory Prepayments and Commitment Reductions................    3

 SECTION 3. Payments......................................................   4

    3.01  Voluntary Prepayments..........................................    4
    3.02  Method and Place of Payment....................................    4
    3.03  Net Payments...................................................    4

 SECTION 4A. Conditions Precedent to Initial Loans........................   5

    4A.01 Execution of Agreement.........................................    5
    4A.02 Fees...........................................................    5
    4A.03 Officer's Certificate..........................................    5
    4A.04 Opinions of Counsel............................................    5
    4A.05 Adverse Change, etc............................................    5
    4A.06 Litigation.....................................................    6
    4A.07 Approvals......................................................    6
    4A.08 Transaction Documents..........................................    6
    4A.09 Previous Bridge Loan; Security Documents.......................    6
    4A.10 Security Documents.............................................    6
    4A.11 Warrants.......................................................    7
    4A.12 Split Pea Software Liquidation.................................    7

 SECTION 4B. Conditions Precedent to All Loans............................   7

    4B.01 No Default; Representations and Warranties.....................    7
    4B.02 Notice of Borrowing............................................    7
    4B.03 Restrictions on Loans..........................................    7
    4B.04 Security Documents.............................................    7
    4B.05 Second Opinion of Counsel......................................    7

 SECTION 5. Representations, Warranties and Agreements....................   8

    5.01  Borrower Status................................................    8
    5.02  Power and Authority............................................    8
    5.03  No Violation...................................................    8
    5.04  Litigation.....................................................    8
    5.05  Use of Proceeds; Margin Regulations............................    8
    5.06  Approvals......................................................    9
    5.07  Investment Company Act.........................................    9
    5.08  Public Utility Holding Company Act.............................    9
    5.09  True and Complete Disclosure...................................    9

                                     B-(i)

                                                                            Page
                                                                            ----
    5.10  Financial Condition; Financial Statements; Projections, etc.....    9
    5.11  Security Interests..............................................   10
    5.12  Compliance with Statutes, etc...................................   10
    5.13  Tax Returns and Payments........................................   10
    5.14  Subsidiaries....................................................   10
    5.15  Representations and Warranties in Transaction Documents.........   10
    5.16  Patents, etc....................................................   10

 SECTION 6. Affirmative Covenants..........................................  11

    6.01  Information Covenants...........................................   11
    6.02  Books, Records and Inspections..................................   12
    6.03  Payment of Taxes................................................   12
    6.04  Existence; Franchises...........................................   12
    6.05  Compliance with Statutes, etc...................................   13
    6.06  Good Repair.....................................................   13
    6.07  End of Fiscal Years; Fiscal Quarters............................   13
    6.08  Use of Proceeds.................................................   13
    6.09  Corporate Formalities...........................................   13
    6.10  Compliance with Environmental Laws..............................   13
    6.11  Performance of Obligations......................................   13

 SECTION 7. Negative Covenants.............................................  13

    7.01  Business........................................................   14
    7.02  Consolidation, Merger, Sale or Purchase of Assets, etc..........   14
    7.03  Liens...........................................................   14
    7.04  Indebtedness....................................................   15
    7.05  Capital Expenditures............................................   15
    7.06  Advances, Investments and Loans.................................   15
    7.07  Dividends, etc..................................................   15
    7.08  Transactions with Affiliates....................................   16
    7.09  Prohibition on Creation of Subsidiaries.........................   16

 SECTION 8. Events of Default..............................................  16

    8.01  Payments........................................................   16
    8.02  Representations, etc............................................   16
    8.03  Covenants.......................................................   16
    8.04  Default Under Other Agreements..................................   16
    8.05  Bankruptcy, etc.................................................   16
    8.06  Security Documents..............................................   17
    8.07  Judgments.......................................................   17
    8.08  Change of Control...............................................   17
    8.09  Transaction Documents...........................................   17

 SECTION 9. Definitions....................................................  17

 SECTION 10. Miscellaneous.................................................  23

    10.01 Payment of Expenses, etc........................................   23
    10.02 Right of Setoff.................................................   24
    10.03 Notices.........................................................   24
    10.04 Assignments.....................................................   24
    10.05 No Waiver; Remedies Cumulative..................................   24

                                     B-(ii)

                                                                           Page
                                                                           ----
    10.06 Calculations; Computations.....................................   24
    10.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
          JURY TRIAL; WAIVER OF CERTAIN CLAIMS...........................   25
    10.08 Counterparts...................................................   25
    10.09 Effectiveness..................................................   26
    10.10 Headings Descriptive...........................................   26
    10.11 Amendment or Waiver............................................   26
    10.12 Survival.......................................................   26

 SCHEDULE I       Existing Liens
 SCHEDULE 5.04    Litigation
 SCHEDULE 5.10(b) Material Adverse Changes since December 31, 1999

 EXHIBIT A Form of Opinion of Sidley & Austin
           Form of Amended and Restated Collateral Assignment of Intellectual
 EXHIBIT B Property
 EXHIBIT C Form of Amended and Restated Security Agreement

                                    B-(iii)

   CREDIT AGREEMENT, dated as of April 14, 2000, among PEAPOD, INC., a Delaware corporation (the "Borrower") and KONINKLIJKE AHOLD NV (the "Lender"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9 are used herein as so defined.

                             W I T N E S S E T H :

   WHEREAS, subject to and upon the terms and conditions set forth herein, the Lender is willing to make available to the Borrower the credit facilities provided for herein;

   NOW, THEREFORE, IT IS AGREED:

   SECTION 1. Amount and Terms of Credit.

   1.01 Commitment. (a) Subject to and upon the terms and conditions set forth herein, the Lender agrees to make a revolving loan or revolving loans (each such term loan a "Loan" and together with any revolving loans made pursuant to clause (i) of this Section 1.01 collectively, the "Loans") to the Borrower, which Loans (i) shall be incurred by the Borrower pursuant to one or more drawings, at any time and from time to time during the period commencing on the Initial Borrowing Date and ending on the Maturity Date, (ii) shall, unless the Lender is unable to determine the Eurodollar Rate, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed the Commitment in aggregate principal amount at any one time outstanding.

   (b) The Borrower may not (i) incur Loans in excess of $3,000,000 (exclusive of Loans made to repay the Term Note or other obligations owing to the Lender or its Affiliates) in principal amount in any calendar month (or such greater amount as the Lender and the Borrower shall agree), (ii) incur Loans more than four times in any calendar month and (iii) incur Loans in excess of the amount of the budgeted cash flow requirements of the Borrower for its operations for the two week period following the Borrowing thereof, as set forth in a budget provided by the Borrower to the Lender and reasonably acceptable to the Lender; provided, however, it being understood that the Lender shall not object to the amount of the Borrowing request on the Second Borrowing Date to the extent such request is for an amount not to exceed $1,500,000.

   1.02 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans, the Borrower shall give the Lender at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (one Business Day's in the case of a Borrowing of Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans to be made hereunder. Each such notice shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto and (iv) the proposed use of the proceeds of such Loans. The Notice of Borrowing will certify that the use of the proceeds of the Loan, and the timing of the use thereof, are in accordance with the cash flow budget for the following two weeks provided by the Borrower to the Lender.

   (b) The proceeds of the initial Loans hereunder shall be applied first (i) to repay all principal, accrued interest and the amounts owing under or evidenced by the Term Note or (ii) for the acquisition by the Lender of the Term Note (and in the case of such acquisition, the Term Note shall be deemed amended, restated and superseded hereby and the amount paid by the Lender to acquire the Term Note shall constitute a Loan hereunder). The proceeds of the Loans referred to in this Section 1.02(b) shall be remitted by the Lender directly to the holder of the Term Note and the Borrower hereby directs such disposition of such proceeds.

   (c) Subject to the terms and conditions of this Agreement and except as otherwise provided in Section 1.02(b) and elsewhere herein, the Lender shall make the proceeds of each requested Loan (other than Loans to repay obligations owing to the Lender or its Affiliates, which may be applied directly to such obligations) available to the Borrower by 2:00 p.m. (New York time) on the requested date of such borrowing in immediately available funds to the Borrower's account at the Northern Trust Company, Chicago, Illinois pursuant to the following wire transfer instructions: ABA #071000152; For Credit to 65781; FBO: Peapod, Inc.

   1.03 Conversions. The Borrower shall have the option, unless the Lender is unable to determine the Eurodollar Rate, to convert on any Business Day occurring on or after the Initial Borrowing Date (but in no event may there be more than one conversion in any one month) all of the outstanding principal amount of Loans made pursuant to one or more Borrowings into a Borrowing or Borrowings of another Type of Loan. In no event may less than all of the Base Rate Loans be converted to Eurodollar Loans.

   1.04 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and
(ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to
Section 1.03, at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

   (b) The unpaid principal amount of each Eurodollar Loan shall bear interest for each interest period thereof from the date of the Borrowing until the earlier of (i) maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

   (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin, provided that no Loan shall bear interest after maturity (whether by acceleration or otherwise) at a rate per annum less than 2% plus the rate of interest applicable thereto at maturity. Interest which accrues under this Section 1.04(c) shall be payable on demand.

   (d) Interest shall accrue from and including the date of any Borrowing to, but excluding the date of, any repayment thereof and shall be payable monthly in arrears on the last Business Day of each month and on any repayment, prepayment or conversion (on the amount repaid, prepaid or converted) and at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

   (e) All computations of interest hereunder shall be made in accordance with
Section 10.06(b).

   (f) The Lender's determination of any interest rate shall, absent manifest error, be final and conclusive and binding on both parties.

   1.05 Interest Periods. (a) At the time the Borrower gives a notice of borrowing or notice of conversion (which must be given three Business Days prior to the requested conversion) in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans the Borrower shall have the right to elect, by giving the Lender written notice thereof (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one or three month period. Notwithstanding anything to the contrary contained above:

     (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

     (ii) f any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

     (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and

     (iv) no Interest Period shall extend beyond the Maturity Date.

   (b) If, prior to the third Business Day prior to the expiration of any Interest Period, the Borrower has failed to elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

   SECTION 2. Commitment.

   2.01 [Reserved]

   2.02 Voluntary Termination or Reduction of Unutilized Total
Commitment. Upon at least two Business Days' prior written notice (or telephone notice promptly confirmed in writing) to the Lender at its Notice Office, the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce the unutilized Commitment in whole or in part.

   2.03 Mandatory Prepayments and Commitment Reductions.

   (A) Commitment Reductions:

   (a) On the date of receipt thereof by the Borrower of Cash Proceeds from any Asset Sale (other than Asset Sales not exceeding $250,000 in the aggregate during the term of this Agreement), the Commitment shall be permanently reduced by an amount equal to 100% of the Net Cash Proceeds from such Asset Sale.

   (b) On the date of the receipt thereof by the Borrower, the Commitment shall be permanently reduced by an amount equal to 100% of the proceeds (net of underwriting discounts, commissions and other reasonable costs associated therewith) of the incurrence of any Indebtedness by the Borrower, other than Indebtedness permitted by Section 7.04 as in effect on the date hereof.

   (c) On the date of the receipt thereof by the Borrower, the Commitment shall be permanently reduced by an amount equal to 100% of the cash proceeds (net of underwriting discounts, commissions and other reasonable costs associated therewith) of any sale or issuance of its equity (other than the Preferred Stock and proceeds from the exercise of options not to exceed $250,000 during any fiscal year) and 100% of any amount of cash received by the Borrower in connection with any contribution to its capital.

   (d) On the date of receipt thereof by the Borrower of cash proceeds from any Recovery Event, the Commitment shall be permanently reduced by an amount equal to 100% of the proceeds of such Recovery Event (after deducting reasonable expenses in realizing such proceeds), provided that if the Borrower intends to use such insurance proceeds or condemnation award to replace or repair the affected property, the Borrower may use such proceeds or awards (not exceeding $500,000 in aggregate amount during the term of this Agreement) to purchase such replacement property or make such repairs within 30 days after such Recovery Event and shall deliver to the Lender written evidence of the use of such proceeds or award for such purpose.

   (e) The Commitment shall be terminated in full on the earliest to occur of:
(i) the Maturity Date, (ii) if the shareholders of the Borrower disapprove of the sale of shares pursuant to the Securities Purchase Agreement, 45 days after such disapproval, (iii) the fourth monthly anniversary of the Effective Date, if the shareholders of the Borrower fail, within four months after the Effective Date, to approve or disapprove the sale of securities pursuant to the Securities Purchase Agreement, or (iv) the fourth monthly anniversary of the Effective Date, if the purchase of all securities pursuant to the Securities Purchase Agreement does not occur on or before such fourth monthly anniversary (other than by reason of breach by the Purchaser (as defined in the Securities Purchase Agreement) of its obligation under the Securities Purchase Agreement).

   (B) Repayments and Prepayments:

   (a) If on any date the aggregate outstanding principal amount of Loans exceeds the Commitment as then in effect, the Borrower shall repay on such date the principal of Loans in an aggregate amount equal to such excess.

   (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement all then outstanding Loans shall be repaid in full on the Maturity Date.

   (c) The outstanding Loans shall be prepaid with the net proceeds received by the Borrower from the issuance of the Preferred Stock, but such prepayment shall not reduce the amount of the Commitment.

   SECTION 3. Payments.

   3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: the Borrower shall give the Lender prior to 12:00 noon (New York time) at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans and the amount of such prepayment.

   3.02 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Lender not later than 12:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office. Any payments under this Agreement which are made later than 12:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

   3.03 Net Payments. (a) All payments made by the Borrower will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of the Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse the Lender, upon the written request of the Lender, for taxes imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which the Lender is organized or in which the principal office or applicable lending office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the Lender is organized or in which the principal office or applicable lending office of the Lender is located and for any withholding of taxes as the Lender shall determine in good faith are payable by, or withheld from, the Lender, in respect of such amounts so paid to or on behalf of the

Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of the Lender pursuant to this sentence. The Borrower will furnish to the Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower or, if the relevant taxing authority does not issue such receipts, such other documents of payment as may be reasonably satisfactory to the Lender. The Borrower agrees to indemnify, defend and hold harmless the Lender, and reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender and all costs and expenses incurred in connection with same including, without limitation, attorney's fees and interest and penalties on the Taxes.

   (b) Nothwithstanding Section 3.03(a), the Borrower shall not be required to make any payments to the Lender pursuant to Section 3.03(a) unless the Lender complies with the following certification requirements:

     (i) the Lender shall, no later than the Initial Borrowing Date, deliver to the Borrower two accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto (collectively, "Form W-8ECI"), or two accurate and complete signed originals of Internal Revenue Service Form W-8BEN or any successor thereto (collectively, "Form W-8BEN"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive all payments under this Agreement free from withholding of United States federal income tax;

     (ii) the Lender shall deliver to the Borrower two further Form W-8ECIs or Form W-8BENs, as appropriate, on or before the date that any such forms expire or become obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower (other than a change in law that renders such forms inapplicable or which would prevent the Lender from duly completing and delivering any such form) unless the Lender is precluded from delivering such forms; and

     (iii) the Lender shall, to the extent it is legally entitled to do so and the same would not be disadvantageous to it, promptly upon the Borrower's reasonable request to that effect, and at the Borrower's cost and expense, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish the Lender's exemption from withholding on payments under this Agreement.

   SECTION 4A. Conditions Precedent to Initial Loans. The obligation of the Lender to make Loans hereunder on the Initial Borrowing Date is subject, at the time of the making of such Loans, to the satisfaction of each of the following conditions:

   4A.01 Execution of Agreement. On or prior to the Initial Borrowing Date, this Agreement shall have become effective as provided in Section 10.09.

   4A.02 Fees. On the Initial Borrowing Date, the Borrower shall have paid to the Lender all Fees and expenses (including, without limitation, reasonable fees and expenses of counsel) agreed upon by such parties to be paid on or prior to such date.

   4A.03 Officer's Certificate. On the Initial Borrowing Date, the Lender shall have received a certificate dated such date signed by the President or any Vice President of the Borrower stating that all of the applicable conditions set forth in Sections 4A.05, 4A.06, 4A.07, and 4A.08 exist or have been satisfied as of such date.

   4A.04 Opinions of Counsel. On the Initial Borrowing Date, the Lender shall have received an opinion, addressed to the Lender and dated the Initial Borrowing Date, from Sidley & Austin, special counsel to the Borrower, covering the matters contained in Exhibit A, which opinion shall be in form and substance satisfactory to the Lender.

   4A.05 Adverse Change, etc. On the Initial Borrowing Date, nothing shall have occurred (and the Lender shall have not become aware of any facts or conditions not previously known) which the Lender shall determine (a) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lender, or on the ability of the Lender to perform its obligations to the Borrower, or (b) has, or is reasonably likely to have, a Material Adverse Effect.

   4A.06 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or the transactions contemplated hereby or thereby or
(b) which the Lender shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Lender hereunder or under any other Credit Document.

   4A.07 Approvals. On or prior to the Initial Borrowing Date, all material and necessary governmental and third party approvals intended to be obtained on or prior to the Initial Borrowing Date in connection with the transactions contemplated by this Agreement and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Lender, materially adverse conditions upon the consummation of such transactions. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon, or materially delaying, or making economically unfeasible, the consummation of the transactions contemplated by this Agreement and the other Documents or otherwise referred to herein or therein.

   4A.08 Transaction Documents. On or prior to the Initial Borrowing Date, the Borrower and an Affiliate of the Lender shall have executed the Securities Purchase Agreement, and all of the Transaction Documents required by the terms of the Securities Purchase Agreement to then be executed and the Borrower shall be in compliance with all of its obligations thereunder.

   4A.09 Previous Bridge Loan; Security Documents. On or prior to the Initial Borrowing Date, all outstanding amounts owing under the Term Note shall, as provided in Section 1.02(b), either be (x) repaid in full, and all security interests and liens relating thereto terminated or assigned to the Lender or
(y) purchased or otherwise obtained by the Lender from such Affiliate (in which case the Term Note shall be deemed amended and restated by this Agreement, and be superseded hereby). On the Initial Borrowing Date, the Borrower shall have no Indebtedness or preferred stock outstanding other than as permitted by Section 7.04.

   4A.10 Security Documents. (a) On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered an Amended and Restated Security Agreement in the form of Exhibit C (as modified, supplemented, extended, renewed, replaced or amended from time to time in accordance with the terms hereof and thereof, the "Security Agreement") covering all of the Borrower's collateral described therein, in each case together with:

     (i) executed copies of financing statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

     (ii) certified copies of Requests for Information or Copies (Form UCC-
  11), or equivalent reports, each of recent date listing all effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name the Borrower as debtor (none of which shall cover the collateral described in the Security Agreement);

     (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests intended to be created by the Security Agreement (including, without limitation, filings and registrations with respect to copyrights, patents and trademarks); and

     (iv) evidence that all other actions necessary or, in the opinion of the Lender, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken;

   (b) On the Initial Borrowing Date, the Borrower shall have duly authorized, executed and delivered a Collateral Assignment of Intellectual Property in the form of Exhibit B (as modified, supplemented, extended, renewed, replaced or amended from time to time in accordance with the terms hereof and thereof, the "Intellectual Property Assignment") covering all of the Borrower's intellectual property collateral described therein, in each case together with:

     (i) evidence of the completion of all recordings and filings of, or with respect to, the Intellectual Property Assignment as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests intended to be created by the Intellectual Property Assignment (including, without limitation, filings and registrations with respect to copyrights, patents and trademarks); and

     (ii) evidence that all other actions necessary or, in the opinion of the Lender, desirable to perfect and protect the security interests purported to be created by the Intellectual Property Assignment have been taken.

   4A.11 Warrants. On or prior to the Initial Borrowing Date, the Lender shall have received warrants exerciseable into 3,566,667 shares of common stock (at an exercise price of $3.00 per share and otherwise in the form of Exhibit I to the Securities Purchase Agreement).

   4A.12 Split Pea Software Liquidation. On or before the second Borrowing Date, Split Pea Software, Inc. shall have been liquidated on terms and conditions acceptable to the Lender.

   SECTION 4B. Conditions Precedent to All Loans. The obligation of the Lender to make Loans (including Loans on the Initial Borrowing Date) is subject, at the time of the making of each such Loan, to the satisfaction of the following conditions:

   4B.01 No Default; Representations and Warranties. At the time of each such Loan and also after giving effect to the incurrence of Loans on such date, (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Loan (it being understood and agreed that any representation or warranty which by its terms is made of a specified date shall be true and correct in all material respects as of such specified date).

   4B.02 Notice of Borrowing. Prior to the making of each Loan, the Lender shall have received a notice of borrowing meeting the requirements of Section 1.02.

   4B.03 Restrictions on Loans. The Borrower shall be in compliance with the restrictions on the making of Loans described in Section 1.01(b).

   4B.04 Security Documents. The Security Documents shall be in full force and effect.

   4B.05 Second Opinion of Counsel. On the Second Borrowing Date, the Lender shall have received an opinion, addressed to the Lender and dated the Second Borrowing Date, from Sidley & Austin, special counsel to the Borrower, covering the creation and perfection of the security interests under the Security Documents, which opinion shall be in form and substance satisfactory to the Lender.

   The acceptance of the proceeds of each Loan by the Borrower (occurring on the Initial Borrowing Date and thereafter) shall constitute a representation and warranty by the Borrower to the Lender that all the conditions specified in Section 4A (with respect to the Loans on the Initial Borrowing Date) and in this Section 4B (with respect to Loans on and after the Initial Borrowing
Date) and applicable to such Loans exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in Sections 4A and in this Section 4B, unless otherwise specified, shall be delivered to the Lender at its Notice Office and shall be in form and substance reasonably satisfactory to the Lender.

   SECTION 5. Representations, Warranties and Agreements. In order to induce the Lender to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lender, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the occurrence of the Effective Date and the incurrence by the Borrower of the Loans hereunder on the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 5 are true and correct in all material respects on and as of each such date of such Loan unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specific date):

   5.01 Borrower Status. The Borrower (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization or formation and has the power and authority to own its property and assets and to transact the business in which it is engaged and
(ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

   5.02 Power and Authority. The Borrower has the power and authority to execute, deliver and carry out and perform the terms and provisions of the Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Documents to which it is a party. The Borrower has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

   5.03 No Violation. Neither the execution, delivery and performance by the Borrower of the Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Borrower.

   5.04 Litigation. Except as set forth in Schedule 5.04 hereto, in regards to which there have been no material adverse developments since April 14, 2000, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened with respect to any Credit Document or with respect to the Borrower that are reasonably likely to have a Material Adverse Effect or that could reasonably be expected to have a Material Adverse Effect on the rights or remedies of the Lender or on the ability of the Borrower to perform its obligations to them hereunder, under the other Credit Documents to which it is, or will be, a party. None of the litigation set forth in Schedule 5.04 could reasonably be expected to have a Material Adverse Effect.

   5.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Loans shall be utilized (i) on the Initial Borrowing Date to effect the refinancing of the bridge loan described in Section 4A.09 and (ii) after the Initial Borrowing Date, for general corporate purposes.

   (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

   5.06 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for filings that have been obtained or made on or prior to the Initial Borrowing Date and which remain in full force and effect on the Initial Borrowing Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

   5.07 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

   5.08 Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

   5.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Lender for purposes of or in connection with this Agreement or any transaction contemplated by the Documents is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower or which would be reasonably likely to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

   5.10 Financial Condition; Financial Statements; Projections, etc. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the incurrence of Loans and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by the Borrower in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower taken as a whole will exceed its debts, (y) the Borrower will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower will not have unreasonably small capital with which to conduct its business. For purposes of this Section 5.10(a), "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

   (b) Except as set forth in Schedule 5.10(b), since December 31, 1999, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

   (c) On and as of the Initial Borrowing Date, the budgets, projections and pro forma financial information delivered to the Lender prior to the Initial Borrowing Date have been prepared in good faith and based on reasonable assumptions, and there are no statements or conclusions in the budgets and projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the

Initial Borrowing Date, the Borrower believes that the Projections and pro forma financial information are reasonable, it being recognized by the Lender, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

   (d) The budgets and projections delivered to the Lender after the Initial Borrowing Date (including each budget submitted pursuant to Section 1 in connection with a Borrowing) will be prepared in good faith and based on reasonable assumptions, and there will be no statements or conclusions therein which are based upon or include information then known to the Borrower to be misleading in any material respect or which fail to take into account material information then known to the Borrower regarding the matters reported therein.

   (e) As of the Initial Borrowing Date (i) there were no liabilities or obligations with respect to the Borrower of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower taken as a whole, and (ii) the Borrower does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower.

   5.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except (x) to the extent expressly set forth in the Security Documents and (y) that the Collateral may be subject to the security interests evidenced by Permitted Liens).

   5.12 Compliance with Statutes, etc. The Borrower is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   5.13 Tax Returns and Payments. The Borrower has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all federal and state income taxes and all other material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower in accordance with GAAP. The Borrower has at all times paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and material local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit or claim now pending or, to the knowledge of the Borrower threatened by any authority regarding any taxes relating to the Borrower. As of the Initial Borrowing Date, the Borrower has not entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower not to be subject to the normally applicable statute of limitations.

   5.14 Subsidiaries. Borrower has no Subsidiaries.

   5.15 Representations and Warranties in Transaction Documents. Each of the representations and warranties contained in the Transaction Documents is true and correct (unless such representation and warranty shall be true and correct as of a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date).

   5.16 Patents, etc. The Borrower possesses all material patents, trademarks, service marks, trade names, copyrights and licenses, free from burdensome restrictions, that are used for the operation of its business as presently conducted.

   SECTION 6. Affirmative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitment has terminated and the Loans, together with interest, Fees and all other monetary Obligations incurred hereunder, are paid in full:

   6.01 Information Covenants. The Borrower will furnish to the Lender:

   (a) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and in the case of the consolidated financial statements, examined by one (1) of the "Big-5" independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

   (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower, as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and where applicable, setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

   (c) Monthly Reports. As soon as practicable, and in any event within 30 days after the end of each monthly accounting period of each fiscal year of the Borrower (other than the last monthly accounting period in such fiscal year), monthly reports in a form reasonably satisfactory to the Lender, in conformity with the requirements of the Section 8.2 (a) of the Securities Purchase Agreement.

   (d) Budgets. No later than the end of each fiscal year of the Borrower commencing after the date hereof, a cash flow budget by month of the Borrower for the following fiscal year in reasonable detail satisfactory to the Lender.

   (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 6.01(a) (b) and (c), a certificate of the chief financial officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate, in the case of the certificate delivered pursuant to Sections 6.01(a) and (b), shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Section 7.05 as at the end of such fiscal quarter or year, as the case may be.

   (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days after the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto or (y) the commencement of or any significant development in any litigation or governmental proceeding pending against the Borrower which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Borrower to perform its obligations hereunder, under any other Credit Document or any Transaction Document.

   (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each final report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower.

   (h) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which the Borrower shall publicly file with the SEC.

   (i) Environmental Matters. Promptly after any senior or executive officer of the Borrower obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

     (i) any pending or threatened Environmental Claim against the Borrower or any Real Property owned, leased or operated by the Borrower;

     (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower that (a) results in noncompliance by the Borrower with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any such Real Property;

     (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower of such Real Property under any Environmental Law; and

     (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to the Lender all notices received by the Borrower from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower as potentially responsible parties for remediation costs or which otherwise notify the Borrower of potential liability under CERCLA. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's response thereto.

   (j) Other Information. From time to time, such other information or documents (financial or otherwise) as the Lender may reasonably request.

   6.02 Books, Records and Inspections. The Borrower will permit, upon reasonable notice to the Borrower, officers and designated representatives of the Lender to visit and inspect any of the properties or assets of the Borrower in whomsoever's possession, and to examine the books of account of the Borrower and discuss the affairs, finances and accounts of the Borrower with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Lender may desire.

   6.03 Payment of Taxes. The Borrower will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted pursuant to Section 7.03 or charge upon any properties of the Borrower, provided that the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if payment of same is not a condition precedent to being able to contest same and, if not such a condition, if it has maintained adequate reserves with respect thereto in accordance with GAAP.

   6.04 Existence; Franchises. The Borrower will do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights, franchises, licenses, patents and authority, provided that any transaction permitted by Section 7.02 or any failure which would not, individually or in the aggregate, have a Material Adverse Effect will not constitute a breach of this Section 6.04.

   6.05 Compliance with Statutes, etc. The Borrower will comply in all material respects with all applicable statutes (including, without limitation, all applicable Environmental Laws), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except for such non-compliance which could not reasonably be expected to have a Material Adverse Effect or could not reasonably be expected to have a material adverse effect on the ability of the Borrower to perform its obligations under any Credit Document and/or Transaction Document to which it is a party.

   6.06 Good Repair. The Borrower will ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept, in all material respects, in good repair, working order and condition, normal wear and tear excepted.

   6.07 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting and tax purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

   6.08 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 5.05.

   6.09 Corporate Formalities. The Borrower will satisfy customary corporate formalities, including the holding of regular board of directors' and shareholders' meetings and the maintenance of corporate offices and records.

   6.10 Compliance with Environmental Laws. (a) The Borrower will comply with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by the Borrower except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws. The Borrower will not generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower.

   (b) At any time that the Borrower gives notice to the Lender pursuant to
Section 6.01(i), then at the reasonable written request of the Lender, the Borrower will provide, at the sole expense of the Borrower, an environmental site assessment report concerning any Real Property owned, leased or operated by the Borrower, prepared by an environmental consulting firm reasonably approved by the Lender, indicating the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property. If the Borrower fails to provide the same within ninety (90) days after such request was made, the Lender may order the same, the cost of which shall be borne by the Borrower, and the Borrower shall grant and hereby grant to the Lender and its agents access to such Real Property and specifically grant the Lender an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to the Borrower, all at the sole and reasonable expense of the Borrower.

   6.11 Performance of Obligations. The Borrower will perform all of its obligations under the terms of each material agreement, contract or instrument by which it is bound, except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

   SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitment has terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

   7.01 Business. The Borrower will not engage (directly or indirectly) in any business other than the type of business in which the Borrower is engaged on the Effective Date and reasonable extensions thereof.

   7.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any sale-leaseback transactions, or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases of inventory in the ordinary course of business), or agree to do any of the foregoing at any future time, except that the following shall be permitted:

   (a) Capital Expenditures to the extent within the limitations set forth in
Section 7.05;

   (b) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 7.06;

   (c) the Borrower may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 7.04(b); and

   (d) the transactions contemplated by the Transaction Documents.

   7.03 Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 7.03 shall not prevent the creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens"):

   (a) Liens for taxes, assessments or governmental charges or rules not yet due or Liens for taxes, assessments or governmental charges or rules being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP;

   (b) Liens in respect of property or assets of the Borrower imposed by law which were incurred in the ordinary course of business and do not secure indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower taken as a whole or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

   (c) Liens created by or pursuant to the Security Documents or other Liens in favor of the Lender;

   (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule I, but only to the respective date, if any, set forth in such Schedule I for the removal, replacement and termination of any such Liens, plus renewals, replacements, refinancings and extensions of such Liens to the extent set forth on Schedule I;

   (e) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.09, provided that no cash or property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any respective judgment or award, or any appeal bond in respect thereof, the fair market value of which exceeds $10,000;

   (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of deposits at any time pursuant to this clause (f) shall not exceed $25,000;

   (g) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower; and

   (h) Liens arising from UCC financing statements regarding operating leases and Liens securing Capitalized Lease Obligations permitted by this Agreement.

   7.04 Indebtedness. The Borrower will not contract, create, incur, assume or suffer to exist any Indebtedness, except:

   (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

   (b) Capitalized Lease Obligations of the Borrower provided that the aggregate amount of Indebtedness incurred pursuant to this clause (b) after the date hereof shall not exceed $400,000 at any time; and

   (c) A letter of credit in a stated amount not to exceed $1,200,000.

   7.05 Capital Expenditures. The Borrower will not incur Capital Expenditures in any fiscal year of the Borrower in excess of the lesser of (i) $2,000,000 or (ii) the amount set forth in the most recent cash flow budget for such year provided by the Borrower to the Lender and acceptable to the Lender.

   7.06 Advances, Investments and Loans. The Borrower will not, directly or indirectly, lend money or give credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

   (a) the Borrower may acquire and hold accounts receivables owing it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

   (b) loans and advances to employees in an aggregate principal amount not to exceed $100,000 at any time outstanding shall be permitted; and

   (c) the Borrower may hold cash in deposit accounts in the ordinary course of business and Cash Equivalents provided that so long as any Loan is outstanding such cash and Cash Equivalents may not be in excess of $500,000 (other than such cash and Cash Equivalents representing proceeds of a Loan pending the application thereof).

   7.07 Dividends, etc. The Borrower will not authorize, declare or pay any dividends (other than dividends payable solely in capital stock of the Borrower) or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), other than payments of Dividends on the Preferred Stock.

   7.08 Transactions with Affiliates. The Borrower will not enter into any transaction or series of transactions after the Initial Borrowing Date whether or not in the ordinary course of business, with any Affiliate of the Borrower; provided, that the foregoing restrictions shall not apply to (i) advances to employees of the Borrower to the extent permitted by Section 7.06(b), (ii) employment arrangements (including arrangements made with respect to bonuses) entered into in the ordinary course of business, or (iii) the transactions contemplated by the Transaction Documents.

   7.09 Prohibition on Creation of Subsidiaries. The Borrower shall not be permitted to establish, create or acquire any Subsidiary or Subsidiaries.

   SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

   8.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment after notice of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

   8.02 Representations, etc. Any representation, warranty or statement made by the Borrower herein or in any other Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

   8.03 Covenants. The Borrower shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 6.01(e)(x) or Section 7, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 8.01, 8.02 or clause (a) of this Section 8.03) contained in this Agreement and such default shall continue unremedied for a period of 10 days after notice to the Borrower by the Lender; or

   8.04 Default Under Other Agreements. (a) The Borrower shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity or (b) any such Indebtedness of the Borrower shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute a Default or an Event of Default pursuant to this Section 8.04 unless the principal amount of any one issue of such Indebtedness exceeds $250,000 in the aggregate; or

   8.05 Bankruptcy, etc. The Borrower shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower; or the Borrower commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower; or there is commenced against the Borrower any such proceeding which remains undismissed for a period of 60 days; or the Borrower is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Borrower suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower for the purpose of effecting any of the foregoing; or

   8.06 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created thereby superior to and prior to the rights of all third Persons (except as permitted by Section 7.03), and subject to no other Liens (except as permitted by Section 7.03), or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document; or

   8.07 Judgments. One or more judgments or decrees shall be entered against the Borrower involving a liability in the aggregate (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $250,000; or

   8.08 Change of Control. A Change of Control shall occur; or

   8.09 Transaction Documents. The Borrower shall default in the observance or performance in any material respect of any Transaction Document; provided, however if such default is capable of being cured such default shall not have been remedied within 30 days of such default;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Lender may by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Lender, to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 8.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Lender as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitment terminated, whereupon the Commitment shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (iii) enforce any or all of the Liens and security interests created pursuant to the Security Documents.

   SECTION 9. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

   "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, neither the Lender nor its Affiliates shall be deemed Affiliates of the Borrower.

   "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

   "Applicable Base Rate Margin" shall mean 2.00%.

   "Applicable Eurodollar Margin" shall mean 3.00%.

   "Asset Sale" shall mean the sale, transfer or other disposition by the Borrower to any Person of any asset of the Borrower (other than sales, transfers or other dispositions (i) in the ordinary course of business of inventory or (ii) made in connection with the purchase by the Borrower of replacement equipment pursuant to Section 2.11(c) of the Security Agreement in an amount not exceeding $500,000 during the term of this Agreement).

   "Bankruptcy Code" shall have the meaning provided in Section 8.05.

   "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

   "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.04(a).

   "Borrower" shall have the meaning provided in the preamble of this Agreement.

   "Borrowing" shall mean the incurrence of one Type of Loan by the Borrower from the Lender on a given date (or resulting from conversions on a given date).

   "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York or Boston, Massachusetts a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

   "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower.

   "Capital Lease" as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

   "Capitalized Lease Obligations" as applied to any Person, shall mean all obligations under Capital Leases of such Person or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

   "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc., (iii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

   "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, but only as and when so received) received by the Borrower from such Asset Sale.

   "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.

   "Change of Control" shall mean (i) any Person or group (as such term is used under the Exchange Act) of Persons (other than the Lender or its Affiliates) owns (beneficially or of record) more than 15% of the voting equity interest in the Borrower's capital stock, assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests held by such Person or group, and (ii) during any period of 12 consecutive calendar months after the Effective Date, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders or members, as the case may be, of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office.

   "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

   "Commitment" shall mean $20,000,000, as the same may be reduced or terminated pursuant to Sections 2.02, 2.03 or 8.

   "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

   "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each of the Security Documents and any documents executed in connection therewith.

   "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

   "Dividends" shall have the meaning provided in Section 7.07.

   "Documents" shall mean and include the Credit Documents and the Transaction Documents.

   "Effective Date" shall have the meaning provided in Section 10.09.

   "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

   "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. (S) 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. (S) 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

   "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.04(b).

   "Eurodollar Rate" shall mean with respect to any Borrowing of Eurodollar Loans for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.

   "Event of Default" shall have the meaning provided in Section 8.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 7.09, including defined terms as used therein, are subject (to the extent provided therein) to Section 10.06(a).

   "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained electric fluid containing levels of polychlorinated biphenyls and/or radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste,"

"hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

   "Indebtedness" of any Person shall mean, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under interest rate hedging agreements and similar derivatives agreement and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business.

   "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

   "Intellectual Property Assignment" shall have the meaning specified in
Section 4A.10(b).

   "Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower on a consolidated basis with respect to all outstanding Indebtedness of the Borrower, including, without limitation, all capitalized interest.

   "Interest Period" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.05.

   "Investment" shall have the meaning provided in Section 7.06.

   "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

   "Lender" shall have the meaning provided in the preamble of this Agreement.

   "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

   "Loan" shall have the meaning provided in Section 1.01.

   "Margin Stock" shall have the meaning provided in Regulation U.

   "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower.

   "Maturity Date" shall mean April 14, 2003.

   "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of reasonable expenses of sale (including payment of principal, premium and interest of other Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof.

   "Net Income" shall mean, for any period, the net income (or loss) of the Borrower on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded the income (or loss) of any Person in which any other Person (other than the Borrower) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower by such Person during such period.

   "Notice Office" shall mean the office of the Lender designated to the Borrower in writing from time to time.

   "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Lender pursuant to the terms of this Agreement or any other Credit Document.

   "Payment Office" shall mean the office of the Lender designated to the Borrower in writing from time to time.

   "Permitted Liens" shall have the meaning provided in Section 7.03.

   "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

   "Preferred Stock" shall mean the Preferred Stock purchased by an Affiliate of the Lender pursuant to the Securities Purchase Agreement.

   "Prime Lending Rate" shall mean the rate which Bankers Trust Company announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes.

   "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S) 6901 et seq.

   "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

   "Recovery Event" shall mean the receipt by the Borrower of any cash insurance proceeds or condemnation award payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or asset of the Borrower (including without limitation, business interruption insurance), or (ii) by reason of any condemnation, taking, seizing or similar event with respect to any property or asset of the Borrower.

   "Regulation T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

   "SEC" shall mean the Securities and Exchange Commission and any successor thereto.

   "Second Borrowing Date" shall mean the date upon which the second Borrowing of Loans occurs.

   "Securities Purchase Agreement" shall mean the Purchase Agreement by and between the Borrower and the Lender, dated as of April 14, 2000.

   "Security Agreement" shall have the meaning provided in Section 4A.10(b).

   "Security Documents" shall mean the Security Agreement and the Intellectual Property Assignment.

   "Service Agreement" shall have the meaning provided in the Securities Purchase Agreement.

   "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

   "Taxes" shall have the meaning provided in Section 3.03.

   "Term Note" shall mean the note dated April 5th, 2000 made by the Borrower to the order of BEW, Inc., an affiliate of the Lender.

   "Transaction Documents" shall mean the Securities Purchase Agreement and any other document or instrument entered into in connection therewith, including without limitation the Preferred Stock and all other Documents (as defined in the Securities Purchase Agreement).

   "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

   "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

   SECTION 10. Miscellaneous.

   10.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Lender in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP) and of the Lender in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Lender); (ii) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and (iii) indemnify the Lender, its officers, directors, employees, representatives and agents (each an "Indemnified Person") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses (collectively "Indemnified Liabilities") incurred by any of them (whether asserted by the Borrower or otherwise) as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding (i) any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified, (ii) the reimbursement of amounts paid by an Indemnified Person on any final, non-appealable judgment in the Borrower's favor against such Indemnified Person by a court of competent jurisdiction, or (iii) the reimbursement of amounts paid by an Indemnified Person seeking indemnification in any settlement of any claim constituting Indemnified Liabilities with a party other than the Borrower which was effected by an Indemnified Person without the prior consent of the Borrower, unless either (x) the Borrower has had reasonable opportunity to defend such Indemnified Person against such claim and has not promptly and diligently prosecuted such defense by counsel reasonably satisfactory to such Indemnified Person or (y) the Borrower has failed to provide evidence reasonably satisfactory to the Lender of the Borrower's financial ability to satisfy its indemnity obligations hereunder in respect of such claim) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property owned or at any time operated by the Borrower, the generation, storage, transportation or disposal of Hazardous Materials at any location whether or not owned or operated by the Borrower, the non-compliance of any Real Property owned or at any time operated by the Borrower with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim asserted against the Borrower or any such Real Property, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

   10.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to the Lender under this Agreement or under any of the other Credit Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

   10.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, faxed or delivered (a) if to the Lender, at its address specified as the Notice Office and (b) if to the Borrower, at the address specified next to the signature of the Borrower below. All such notices and communications shall not be effective until received by the Lender or the Borrower, as the case may be. Each party hereto may, by a notice to the other party in accordance herewith, specify a different address for notices to it hereunder.

   10.04 Assignments. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder without the consent of the Lender.

   10.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender to any other or further action in any circumstances without notice or demand.

   10.06 Calculations; Computations. (a) The financial statements to be furnished to the Lender pursuant hereto shall be made and prepared in accordance with GAAP, as in effect on the Initial Borrowing Date, consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender), provided that except as otherwise specifically provided herein, all computations determining compliance with Section 7.09, including definitions used therein shall utilize accounting principles and policies in accordance with GAAP, as in effect on the Initial Borrowing Date.

   (b) All computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable.

   10.07 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL; WAIVER OF CERTAIN CLAIMS. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER, AT ITS ADDRESS FOR NOTICES PURSUANT TO
SECTION 10.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

   (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

   (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

   (d) THE BORROWER AGREES THAT IT WILL NOT ASSERT AGAINST THE LENDER, AND HEREBY WAIVES, ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT, OR ANY OTHER CREDIT DOCUMENT OR TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

   10.08 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Lender.

   10.09 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each of the Borrower and the Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Lender at its Notice Office.

   10.10 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

   10.11 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Lender.

   10.12 Survival. All indemnities set forth herein including, without limitation, in Section 10.01 shall survive the execution and delivery and termination of this Agreement and the making and repayment of the Loans.

                                   *   *   *

   IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:                                  PEAPOD, INC.
9933 Woods Drive
Skokie, IL 60077
fax no.: (847) 583-9494                      /s/ Andrew B. Parkinson
Attention: Andrew Parkinson               By: ________________________________
                                             Name: Andrew B. Parkinson
                                             Title: Chairman

                                          KONINKLIJKE AHOLD NV

                                             /s/ Ton van Tielraden
                                          By: _________________________________
                                             Name: Ton van Tielraden
                                             Title: Senior Vice President and
                                             General Counsel

                                                                         Annex C


                    AMENDED AND RESTATED SECURITY AGREEMENT

                           dated as of April 5, 2000

                                       by

                                  PEAPOD, INC.

                                     Debtor

                                       to

                                   BEW, Inc.

                                      and

                              KONINKLIJKE AHOLD NV

                              each a Secured Party

                               TABLE OF CONTENTS

                                                                              Page
                                                                              ----
Section 1. Definitions......................................................    1

Section 2. Collateral.......................................................    5
   2.1 Grant of Security Interest...........................................    5
   2.2 Perfection and Protection of Security Interest.......................    6
   2.3 Location of Offices and Collateral...................................    6
   2.4 Title to, Liens on, and Sale and Use of Collateral...................    7
   2.5 Appraisals...........................................................    7
   2.6 Access and Examination; Confidentiality..............................    7
   2.7 Collateral Reporting.................................................    8
   2.8 Accounts.............................................................    8
   2.9 Collection of Accounts; Payments.....................................    9
   2.10 Inventory...........................................................    9
   2.11 Equipment...........................................................   10
   2.12 Assigned Contracts..................................................   10
   2.13 Documents, Instruments, and Chattel Paper...........................   11
   2.14 Right to Cure.......................................................   11
   2.15 Power of Attorney...................................................   11
   2.16 The Secured Party's Rights, Duties and Liabilities..................   11

Section 3. Information and Notices..........................................   12
   3.1 Information..........................................................   12
   3.2 Notices to Secured Party.............................................   12

Section 4. Events of Default................................................   13

Section 5. Remedies.........................................................   13
   5.1 Remedies of Secured Party............................................   13
   5.2 Debtor's Waiver of Rights............................................   14

Section 6. Representations and Warranties...................................   14
   6.1 Due Organization.....................................................   14
   6.2 Valid Execution; Binding Effect......................................   14
   6.3 No Violation.........................................................   14
   6.4 No Consents..........................................................   14
   6.5 Liens................................................................   15

Section 7. Miscellaneous....................................................   15
   7.1 Cumulative Remedies; No Prior Recourse to Collateral.................   15
   7.2 Illegality, Etc......................................................   15
   7.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS...................   15
   7.4 WAIVER OF JURY TRIAL.................................................   16
   7.5 WAIVER OF CERTAIN CLAIMS.............................................   16
   7.6 Survival of Representations and Warranties...........................  16
   7.7 Other Security and Guaranties........................................   16
   7.8 Fees and Expenses; Interest..........................................   16
   7.9 Notices..............................................................   17
   7.10 Waiver of Notices...................................................   17
   7.11 Binding Effect......................................................   17

                                     C-(i)

                                                                            Page
                                                                            ----
   7.12 Indemnity of the Secured Party by the Debtor......................   17
   7.13 Final Agreement; Amendments.......................................   17
   7.14 Right of Setoff...................................................   18
   7.15 Severability......................................................   18
   7.16 Section Headings..................................................   18
   7.17 Counterparts......................................................   18
   7.18 Release of Collateral.............................................   18
SCHEDULES
   Schedule 1   Existing Permitted Liens
   Schedule 2.3 Location of Offices and Collateral

                                     C-(ii)

                    AMENDED AND RESTATED SECURITY AGREEMENT

   AMENDED AND RESTATED SECURITY AGREEMENT dated as of April 5, 2000 by PEAPOD, Inc., a Delaware corporation (the "Debtor"), to BEW, Inc., a Delaware corporation ("BEW") and KONINKLIJKE AHOLD NV ("Ahold").

                               R E C I T A L S:

   A. BEW has made, and may hereafter make, loans in the aggregate principal amount of U.S. $3,000,000 (collectively the "Term Loan") to the Debtor, such Term Loan being evidenced by a promissory note dated April 5, 2000 made by the Debtor to the order of BEW in the principal amount of U.S. $3,000,000 (as from time to time amended, reissued or renewed, and any promissory note issued in substitution therefor, the "Term Note").

   B. To secure the Term Loan the Debtor executed and delivered to BEW a Security Agreement dated as of April 5, 2000 (the "Existing Security Agreement") pursuant to which the Debtor granted to BEW a security interest on the Debtor's rights, title and interest in the property described therein.

   C. Ahold may hereafter make additional loans to the Debtor in an aggregate principal amount not exceeding, together with the Term Loan, U.S. $20,000,000 pursuant to, and on the terms and conditions set forth in, a Credit Agreement (the "Credit Agreement") proposed to be entered into by Ahold with the Debtor, which loans will be used first to repay the Term Note and all other indebtedness evidenced by the Term Note (the Term Loan and all loans outstanding under the Credit Agreement hereinafter collectively referred to as the "Loans").

   D. To induce BEW and Ahold (collectively and individually hereinafter referred to as the "Secured Party") to make the Loans, the Debtor has agreed to amend and restate the Existing Security Agreement in its entirety pursuant hereto.

   E. The execution and delivery by the Debtor of this Agreement is one of the conditions to the willingness of the Secured Party to make the balance of the Loans to the Debtor.

   ACCORDINGLY, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and to induce the Secured Party to make and maintain the Loans to the Debtor, the Existing Security Agreement is hereby amended and restated to read in its entirety as follows:

   Section 1. Definitions. (a) Capitalized terms used but not defined herein shall have the meanings given to such terms in the Term Note, the Collateral Assignment or (upon the execution thereof) the Credit Agreement. In addition, the following terms shall have the meanings specified for such terms below:

   "Account Debtor" means each Person obligated in any way on or in connection with an Account.

   "Accounts" means all of the Debtor's now owned or hereafter acquired or arising accounts (as such term is defined in the UCC), whether now existing or hereafter arising, and any other rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

   "Assigned Contracts" means, collectively, all rights and remedies of the Debtor, and all moneys and claims for money due or to become due to the Debtor, under any contracts of the Debtor, and any amendments, supplements, extensions, and renewals thereof, including without limitation all rights and claims of the Debtor now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing contracts; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing contracts; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

   "Attorney Costs" means and includes all reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel engaged by the Secured Party, the reasonable allocated cost of internal legal counsel of the Secured Party and all reasonable out-of-pocket expenses and disbursements of internal counsel of the Secured Party.

   "Collateral" has the meaning specified in section 2.1.

   "Collateral Assignment" means that certain Collateral Assignment of Intellectual Property Agreement of even date herewith by and between Debtor and the Secured Party, as the same may be amended, restated, supplemented or otherwise modified from time to time.

   "Credit Documents" means the Credit Agreement (if executed by the Debtor and Ahold), the Notes, the Collateral Assignment, this Agreement and all other documents and instruments executed and delivered by the Debtor in connection with, or to evidence or secure, the Obligations.

   "Default" means an Event of Default or an event or circumstances which with the giving of notice or lapse of time or both would be an Event of Default.

   "Environmental Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, ground water or other property.

   "Equipment" means all of the Debtor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including without limitation motor vehicles with respect to which a certificate of title has been issued, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Debtor and all of the Debtor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

   "Financial Assets" means all of the Debtor's now owned or hereafter acquired financial assets (as defined in the UCC).

   "General Intangibles" means all of the Debtor's now owned or hereafter acquired general intangibles (as defined in the UCC), including without limitation the uniform resource locator, www.peapod.com, choses in action and causes of action and all other intangible personal property of any Debtor of every kind and nature (other than Accounts), including, without limitation, all contract rights, corporate or other business records, Proprietary Rights, inventions, designs, blueprints, plans, specifications, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Debtor in connection with the termination of any pension plan or other employee benefit plan or any rights thereto and any other amounts payable to the Debtor from any pension plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Debtor is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Debtor.

   "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

   "Inventory" means all of the Debtor's now owned and hereafter acquired inventory (as such term is defined in the UCC) and any other goods, merchandise, and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in the Debtor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

   "Investment Property" means all of the Debtor's now owned or hereafter acquired investment property (as defined in the UCC) and includes each Debtor's now owned or hereafter acquired rights, title and interests in and to any and all: (a) securities, whether certificated or uncertificated, (b) security entitlements, (c) securities accounts, (d) commodity contracts and
(e) commodity accounts (as such terms are defined in the UCC).

   "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including, without limitation, a security interest, charge, claim, lien (including any lien or charge arising from a mortgage or deed of trust), encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; and (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property.

   "Material Adverse Effect" means any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any such change or effect) or fact or condition (or any development that, insofar as can reasonably be foreseen, is likely to result in any fact or condition) that is (a) materially adverse to the business, properties, assets, financial condition or results of operations of the Debtor taken as a whole, or Debtor and its Subsidiaries taken as a whole, as the case may be, or (b) a material adverse change in, or a material adverse effect upon the Collateral; provided, however, that (i) any adverse change, effect or development that is caused by or results from conditions affecting the United States economy generally or the economy of any nation or region in which the Debtor or its Subsidiaries conducts business that is material to the business of the Debtor and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Effect" with respect to the Debtor, (ii) any adverse change, effect or development that is caused by or results from conditions generally affecting the industries in which the Debtor conducts its business shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Effect" with respect to the Debtor, and (iii) any adverse change, effect or development that is caused by or results from the announcement or pendency of this Agreement, the other Credit Documents, the merger between the Debtor (or any of its affiliates) and the Secured Party (or any of its affiliates), or the transactions contemplated hereby shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Effect" with respect to the Debtor.

   "Notes" means the Term Note and each other promissory note evidencing any Loan.

   "Obligations" means all present and future liabilities, obligations, covenants, duties, and debts owing by the Debtor to the Secured Party under or pursuant to or in connection with the Loans, the Notes, the Credit Agreement (if executed by the Debtor and Ahold), this Agreement or any other Credit Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, loan, advance, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, out-of-pocket expenses, fees, Attorney Costs, filing fees and any other sums chargeable to the Debtor hereunder or under any of the other Credit Documents.

   "Permitted Liens" means:

     (i) the Secured Party's Liens;

     (ii) Liens for taxes, provided that the payment of any such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued, adequate financial reserves have been established on the Debtor's books and records with respect thereto, and a stay of enforcement of any such Lien is in effect;

     (iii) Liens securing the claims or demands of materialmen, mechanics, service providers, carriers, warehousemen, landlords and other like Persons, provided that if any such Lien arises from the nonpayment of such claims or demands when due, such claims or demands could not reasonably be expected to have a Material Adverse Effect or are being contested in good faith by appropriate proceedings diligently pursued, so long as adequate financial reserves have been established on the Debtor's books with respect thereto and a stay of enforcement of any such Lien is in effect;

     (iv) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other similar title exceptions or encumbrances affecting any real estate of the Debtor; provided that they do not in the aggregate materially detract from the value of such real estate or materially interfere with its use in the ordinary conduct of the Debtor's business;

     (v) judgment, writs, warrants of attachment and other similar Liens arising in connection with court proceedings, provided that any such judgments, writs and warrants do not constitute an Event of Default under the Term Note;

     (vi) Liens described on Schedule 1 hereto;

     (vii) Liens securing indebtedness that is incurred to pay or finance the purchase price or cost of Equipment provided that (x) such Liens encumber only the Equipment paid for or financed with the indebtedness so secured and (y) such indebtedness does not exceed the acquisition cost of such Equipment;

     (viii) deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for repayment of borrowed money), surety, appeal and performance bonds; provided that the foregoing do not in the aggregate materially detract from the value of the Debtor's assets or property taken as a whole or materially impair the use thereof in the operation of the businesses taken as a whole;

     (ix) leases or subleases granted to others in the ordinary course of business which do not interfere in any material respect with the business of the Debtor taken as a whole; and

     (x) any interest or title of the lessor in the property subject to any operating lease entered into by the Debtor or any of its Subsidiaries in the ordinary course of business.

   "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company or other entity of kind or any governmental authority or political subdivision, agency, department or instrumentality thereof.

   "Premises" means all land, together with all buildings, improvements and fixtures thereon and all tenements, hereditaments and appurtenances belonging or in any way appertaining thereto now owned or leased or hereafter acquired or leased by the Debtor including, without limitation, any interest arising from an option to purchase or lease any Premises or any portion thereof.

   "Proprietary Rights" means all of the Debtor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights and copyrights applications (including without limitation all software and related documentation), works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, corporate names, brand names, slogans, patent, trademark and service mark applications, trade secrets and inventions, and all licenses and rights related to any of the foregoing, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, all goodwill associated with the foregoing and all rights to sue for past, present and future infringement of any of the foregoing.

   "Secured Party's Liens" means any Lien granted to the Secured Party pursuant to this Agreement or any other Credit Document or under applicable law and which secures the Obligations.

   "UCC" means the Uniform Commercial Code (or any successor statute) as in effect from time to time in the State of New York or in any other state the laws of which are required to be applied with respect to the creation, validity, attachment, perfection or priority of the Secured Party's Liens.

   (b) References herein to any party hereto shall include its successors and permitted assigns; references herein to any statute shall include all amendments thereto and all successors statute; and reference herein to Sections or Schedules are to Sections of or Schedules to this Agreement unless otherwise specified.

   Section 2. Collateral.

   2.1 Grant of Security Interest. (a) As security for all present and future Obligations, the Debtor hereby grants to the Secured Party a continuing security interest in, lien on, and right of set-off against, all personal property and fixtures of the Debtor, including without limitation all of the following property of the Debtor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

     (i) all Accounts of the Debtor (including all credit enhancements therefor);

     (ii) all Inventory of the Debtor;

     (iii) all Equipment of the Debtor (provided that (x) the Debtor shall not be required to record the Secured Party's Lien on any certificate of title relating to any motor vehicle unless requested to do so by the Secured Party and (y) no such security interest shall extend to any item of Equipment to the extent that such Equipment is subject to a Permitted Lien to which the Secured Party's Liens thereon would be subordinate and which prohibits the grant of such security interest to the Secured Party);

     (iv) all Assigned Contracts, letter of credit, chattel paper, promissory notes, instruments and documents of title of the Debtor; provided, that the Collateral shall not include any Assigned Contract in respect of which the grant of the security contemplated by this Agreement shall be prohibited by its terms; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 2.1 shall be deemed to apply thereto automatically;

     (v) all General Intangibles of the Debtor, including all Proprietary Rights of the Debtor; provided, that the Collateral shall not include any General Intangible in respect of which the grant of the security contemplated by this Agreement shall be prohibited by its terms; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 2.1 shall be deemed to apply thereto automatically;

     (vi) all Investment Property and Financial Assets of the Debtor;

     (vii) to the extent not included in the foregoing, all claims which the Debtor has against any other Person, including all amounts owing to the Debtor by any Person for loans and advances made by the Debtor to such Person;

     (viii) all money, cash, cash equivalents, securities and other property of any kind of the Debtor held directly or indirectly by, or under the control of, the Secured Party or any affiliates thereof or by a bailee thereof;

     (ix) all deposit accounts, credits and balances of the Debtor with, and other claims of the Debtor against, the Secured Party or any of its affiliates;

     (x) all books, records and other property related to or referring to any of the foregoing, including, without limitation, books, records, account ledgers, data processing records, computer software and other property at any time evidencing or relating to any of the foregoing; and

     (xi) all accessions to, substitutions for and replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, and all other property of the Debtor in which the Secured Party may at any time be granted a Lien to secure the Obligations, is herein collectively referred to as the "Collateral."

   (b) All of the Obligations shall be secured by all of the Collateral. The Secured Party may in its sole discretion, (i) exchange, waive or release any of the Collateral, and (ii) when any payment Event of Default exists (x) apply Collateral and direct the order or manner of sale thereof as the Secured Party may determine, and (y) settle, compromise, collect, or otherwise liquidate any Collateral in any manner, all without affecting the Obligations or the Secured Party's right to take any other action with respect to any other Collateral.

   2.2 Perfection and Protection of Security Interest. (a) The Debtor shall, at its expense, perform all steps requested by the Secured Party in writing at any time to perfect, maintain, protect, and enforce the Secured Party's Liens, including, without limitation: (i) executing and filing financing or continuation statements, and amendments thereof, in form and substance satisfactory to the Secured Party; (ii) delivering to the Secured Party the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Secured Party determines it should have physical possession in order to perfect and protect the Secured Party's security interest therein, duly pledged, endorsed or assigned to the Secured Party without restriction; provided, however, that if no Event of Default exists the Secured Party will at the Debtor's request promptly, and in any event, within 5 days following receipt of request therefor, redeliver any such promissory notes and instruments to the Debtor as the Debtor may reasonably require in order to enforce its rights thereunder in the ordinary course of business;
(iii) delivering to the Secured Party warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued; (iv) placing notations on the Debtor's books of account to disclose the Secured Party's security interest; (v) delivering to the Secured Party all letters of credit on which the Debtor is named beneficiary and which provide for or relates to payment of any Account; and (vi) taking such other steps as are deemed reasonably necessary or desirable by the Secured Party to maintain and protect the Secured Party's Liens. To the extent permitted by applicable law, the Secured Party may file, without the Debtor's signature, one or more financing statements disclosing the Secured Party's Liens or may sign any such financing statements in the name of the Debtor. The Debtor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

   (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or the Debtor's agents or processors, then the Debtor shall notify the Secured Party thereof and, if so requested by the Secured Party, shall notify such Person of the Secured Party's security interest in such Collateral and, during the existence of a Default upon the Secured Party's request in writing, instruct such Person to hold all such Collateral for the Secured Party's account subject to the Secured Party's instructions. If at any time any Collateral is located on any facility of the Debtor which is not owned by the Debtor, then the Debtor shall, at the written request of the Secured Party, use commercially reasonable efforts (including without limitation enforcing lease obligations) to obtain written waivers, in form and substance satisfactory to the Secured Party, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

   (c) From time to time, the Debtor shall, upon the Secured Party's written request, execute and deliver confirmatory written instruments pledging to the Secured Party, the Debtor's interest in any item of Collateral, but the Debtor's failure to do so shall not affect or limit the Secured Party's security interest or the Secured Party's other rights in and to any Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Secured Party's Liens shall continue in full force and effect in all Collateral.

   2.3 Location of Offices and Collateral. The Debtor represents and warrants to the Secured Party that: (a) as of the date hereof Schedule 2.3 is a correct and complete list of the Debtor's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business of the Debtor; and (b) Schedule 2.3 correctly identifies any of such facilities and locations that are not owned by the Debtor. The Debtor covenants and agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Debtor on
Schedule 2.3 or in transit to such locations, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in Schedule 2.3, unless it gives the Secured Party at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Secured Party reasonably requests in writing in connection therewith. The Debtor shall not in any event change its chief executive office to a location outside the United States.

   2.4 Title to, Liens on, and Sale and Use of Collateral. The Debtor represents and warrants to the Secured Party and agrees with the Secured Party that: (a) all of the Collateral is and will continue to be owned by the Debtor free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Secured Party's Liens in the Collateral of the Debtor will not be subject to any prior Lien, except Permitted Liens; (c) the Debtor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only; and (d) the Debtor will not, without the Secured Party's prior written approval, sell, or dispose of or permit the sale or disposition of any of the Collateral except for sales of Inventory in the ordinary course of business and sales of Equipment as permitted by Section 2.11(c). The inclusion of proceeds in the Collateral shall not be deemed to constitute the Secured Party's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

   2.5 Appraisals. [Intentionally Omitted]

   2.6 Access and Examination; Confidentiality. (a) No more than once every four (4) months (and at any time when a Default exists), the Secured Party may at all reasonable times and upon reasonable notice, have access to, examine, audit, make extracts from or copies of and inspect any or all of the Debtor's records, files, and books of account and the Collateral, and discuss the Debtor's affairs with the Debtor's officers, management and internal and external auditors and accountants. The Debtor will deliver to the Secured Party any instrument necessary for the Secured Party to obtain records from any service bureau maintaining records for the Debtor. The Secured Party may, at any time when a Default exists, and at the Debtor's expense, make copies of all of the Debtor's books and records, or require the Debtor to deliver such copies to the Secured Party. The Secured Party may, without expense to the Secured Party, but (unless an Event of Default exists) without materially disrupting the Debtor's business, use such of the Debtor's personnel, supplies, and premises as may be reasonably necessary for maintaining or enforcing the Secured Party's Liens. The Secured Party shall have the right, at any time, in the Secured Party's name or in the name of a nominee of the Secured Party, to verify with commercially reasonable frequency the validity, amount or any other matter relating to the Accounts, Inventory or other Collateral, by mail, telephone or otherwise.

   (b) The Secured Party agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Debtor and provided to or obtained by the Secured Party or by or on behalf of the Debtor under this Agreement or any other Credit Document, and neither the Secured Party nor any of their respective Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Credit Documents, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Secured Party, or (ii) was or becomes available on a nonconfidential basis from a source other than the Debtor, provided that such source is not bound by a confidentiality agreement with the Debtor known to the Secured Party; provided, however, that the Secured Party may disclose such information (1) at the request or pursuant to any requirement of any governmental authority to which the Secured Party is subject or in connection with an examination of the Secured Party by any such governmental authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable requirement of law; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Secured Party, or their respective affiliates may be party; provided that, to the extent practicable, the Debtor has had reasonable notice of such litigation or proceeding and shall be afforded a reasonable opportunity to raise its objections to disclosure in such litigation or proceeding; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Credit Document; (6) to the Secured Party's independent auditors, accountants, attorneys and other professional advisors; (7) to any affiliate of the Secured Party and to any participant in or assignee of, or potential participant in or assignee of, the Secured Party's rights and obligations under the Note, provided that such affiliate, participant or assignee agrees to keep such information confidential to the same extent required of the Secured Party hereunder; and (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which a Debtor is party or is deemed party with the Secured Party. The Secured Party shall have no liability for the breach by any other Person of the provisions of this Section 2.6.]

   2.7 Collateral Reporting. No more than once each quarter (and at any time upon the Secured Party's request following the occurrence and during the continuance of an Event of Default), the Debtor shall promptly provide the Secured Party upon its written request with the following documents, in form satisfactory to the Secured Party: (a) an aging of the Debtor's Accounts; (b) Inventory reports; (c) copies of invoices in connection with the Debtor's Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Debtor's Accounts and for Inventory and Equipment acquired by the Debtor, purchase orders and invoices; (d) such other reports as to the Collateral as the Secured Party shall reasonably request in writing from time to time; and (e) with the delivery of each of the foregoing, a certificate of an officer of the Debtor certifying the accuracy and completeness of the foregoing. If any of the Debtor's records or reports of the Collateral are prepared by an accounting service or other agent, the Debtor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Secured Party, upon its written request following the occurrence and during the continuance of an Event of Default.

   2.8 Accounts. (a) The Debtor hereby represents and warrants to the Secured Party, with respect to the Debtor's Accounts, that: (i) each existing Account is, and each future Account will be, owned by the Debtor free and clear of all Liens other than Permitted Liens, (ii) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by the Debtor, or rendition of services by the Debtor, in the ordinary course of the Debtor's business; (iii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Secured Party, without any offset, deduction, defense, or counterclaim except those known to the Debtor and disclosed to the Secured Party in accordance with this Agreement; (iv) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except in the ordinary course of business or as reported to the Secured Party in accordance with this Agreement; (v) each copy of any invoice relating to an Account and delivered to the Secured Party by the Debtor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (vi) all goods described in each invoice will have been delivered to the Account Debtor and all services described in each invoice will have been performed.

   (b) The Debtor shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Debtor's business or extend or modify any Account except in the ordinary course of business. If the Debtor becomes aware of any matter adversely affecting the collectibility of any Account or Accounts of any Account Debtor involving in the aggregate an amount greater than $50,000, including information regarding the Account Debtor's creditworthiness, the Debtor will promptly so advise the Secured Party.

   (c) The Debtor shall not accept any promissory note or other instrument in excess of $100,000 in aggregate amount or maturing more than 12 months after the issuance date thereof, except a check or other instrument for the immediate payment of money, with respect to any Account without the Secured Party's written consent, and the Debtor shall notify the Secured Party of any such promissory notes in excess of $100,000 delivered to the Debtor in respect of any Account; provided that if an Event of Default exists, the Debtor shall not accept any such note or instrument (regardless of amount) without the consent of the Secured Party. Any such note or instrument shall be considered as evidence of the Account and not payment thereof and the Debtor will promptly deliver any such instrument in excess of $100,000 (and, if an Event of Default exists, all such notes and instruments) to the Secured Party, endorsed by the Debtor to the Secured Party in a manner satisfactory in form and substance to the Secured Party. Regardless of the form of presentment, demand or notice of protest with respect thereto, the Debtor shall remain liable on any such note or instrument pledged by it to the Secured Party, up to the amount of the outstanding Obligations, until such instrument is paid in full.

   (d) The Debtor shall notify the Secured Party promptly of all disputes and claims with any Account Debtors in excess of $50,000, individually, or $100,000 in the aggregate for all Account Debtors, and the Debtor agrees to settle, contest, or adjust such dispute or claim at no expense to the Secured Party. No discount, credit or allowance shall be granted to any such Account Debtor without the Secured Party's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Debtor's business when no Event of Default exists hereunder. The Secured Party may, at all times when an Event of Default exists, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Secured Party, shall consider advisable and, in all cases, the Secured Party will credit the Obligations with only the net amounts received by the Secured Party in payment of any Accounts of the Debtor.

   (e) If an Account Debtor returns any Inventory to the Debtor when no Event of Default exists, then the Debtor shall, to the extent consistent with past practice, promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Debtor shall immediately report to the Secured Party any return involving an amount in excess of $100,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. All returned Inventory shall be subject to the Secured Party's Liens thereon.

   2.9 Collection of Accounts; Payments. Beginning on or after the Maturity Date, (a) until the Secured Party notifies the Debtor to the contrary, the Debtor shall make collection of all Accounts and other Collateral for the Secured Party, shall receive all payments as the Secured Party's trustee, and shall, if so requested in writing by the Secured Party, immediately deliver all payments in their original form duly endorsed in blank to the Secured Party or, during the existence of a Default if so requested in writing by the Secured Party, shall deposit the same into a blocked deposit account established for the Debtor at a bank acceptable to the Secured Party and subject to documentation reasonably acceptable to the Secured Party. When an Event of Default exists, if the Debtor is so requested in writing by the Secured Party, the Debtor shall establish a lock-box service for collections of Accounts at a bank acceptable to the Secured Party and pursuant to documentation reasonably satisfactory to the Secured Party. If such lock-box service is established, the Debtor shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Debtor receives any proceeds of Accounts, it shall receive such payments as the Secured Party's trustee, and shall immediately deliver such payments to the Secured Party in their original form duly endorsed in blank. All collections received in any such lock-box or blocked deposit account or directly by the Secured Party, and all funds in any blocked deposit account to which such collections are deposited shall be subject to the Secured Party's sole control. The Secured Party or the Secured Party's designee may, at any time when an Event of Default exists, notify Account Debtors that the Accounts have been assigned to the Secured Party and of the Secured Party's security interest therein, and may collect them directly and charge the collection costs and out-of-pocket expenses to the Debtor. So long as an Event of Default has occurred and is continuing, the Debtor, at the Secured Party's written request, shall execute and deliver to the Secured Party such documents as the Secured Party shall require to grant the Secured Party access to any post office box in which collections of Accounts are received.

   (b) If sales of Inventory are made for cash, the Debtor shall, if so requested by the Secured Party in writing, immediately deliver to the Secured Party or deposit into a blocked deposit account the cash which the Debtor receives.

   (c) All payments (including funds received by the Secured Party at a bank designated by it) received by the Secured Party on the Accounts of the Debtor or as proceeds of other Collateral solely in an amount up to the then aggregate amount of the Obligations will be the Secured Party's sole property for its benefit and will be credited to the Obligations (conditional upon final collection upon receipt by the Secured Party), and any excess thereof shall be the sole property of the Debtor and shall be immediately delivered to and/or deposited for the account of, the Debtor.

   2.10 Inventory. The Debtor represents and warrants to the Secured Party and agrees with the Secured Party that all of the Inventory owned by the Debtor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Debtor's business, and is and will be fit for such purposes. The Debtor will keep its Inventory in good and marketable condition, at its own expense. The

Debtor will not, without the prior written consent of the Secured Party (which consent shall not be unreasonably withheld), acquire or accept any Inventory on consignment or approval. The Debtor agrees that all Inventory, if any, produced by any Debtor in the United States will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Debtor will conduct a physical count of the Inventory at least once per fiscal year (and at any time upon the Secured Party's request following the occurrence and during the continuance of an Event of Default), without materially disrupting the business, at such other times as the Secured Party reasonably requests in writing. The Debtor will not, without the Secured Party's written consent (which consent shall not be unreasonably withheld), sell any Inventory on a bill-and-hold, guaranteed sale, sale or return, sale on approval, consignment, or other repurchase or return basis.

   2.11 Equipment. (a) The Debtor represents and warrants to the Secured Party and agrees with the Secured Party that all of the Equipment owned by the Debtor that is material to the day-to-day operations of the Debtor's business is and will be used or held for use in the Debtor's business, and is and will be fit for such purposes. The Debtor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

   (b) The Debtor shall promptly inform the Secured Party of any material additions to or deletions from the Equipment. The Debtor shall not permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Secured Party does not have a first priority Lien. The Debtor will not, without the Secured Party's prior written consent (which consent shall not be unreasonably withheld), alter or remove any identifying symbol or number on any of the Debtor's Equipment constituting Collateral.

   (c) The Debtor shall not, without the Secured Party's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Debtor's Equipment; provided, however, that the Debtor may dispose of Equipment to the extent permitted by the Term Note and the Credit Agreement (if the same is executed by the Debtor and Ahold); and provided, further, that the Debtor may dispose of obsolete, unusable or non-useful Equipment without the Secured Party's consent, subject to the conditions set forth in the next sentence. In the event any of such Equipment is sold, transferred or otherwise disposed of pursuant to the second proviso contained in the immediately preceding sentence, (1) if such sale, transfer or disposition is effected without replacement of such Equipment, or such Equipment is replaced by Equipment leased by the Debtor or by Equipment purchased by the Debtor subject to a Permitted Lien, which replacement in either case, may occur up to thirty (30) days following the date of such sale, transfer or disposition, then the Debtor shall deliver all of the cash proceeds of any such sale, transfer or disposition to the Secured Party, and (2) if such sale, transfer or disposition is made in connection with the purchase by the Debtor of replacement Equipment, then the Debtor shall use the proceeds of such sale, transfer or disposition to purchase such replacement Equipment within thirty
(30) days after such disposition and shall deliver to the Secured Party written evidence of the use of the proceeds for such purchase. All replacement Equipment purchased by the Debtor shall be free and clear of all Liens except Permitted Liens.

   2.12 Assigned Contracts. The Debtor shall fully perform all of its obligations under each of the Assigned Contracts, and shall enforce all of its material rights and remedies thereunder. Without limiting the generality of the foregoing, the Debtor shall take all action reasonably necessary or appropriate, as determined solely by the Debtor, to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under the Assigned Contracts. The Debtor shall notify the Secured Party in writing, promptly after the Debtor becomes aware thereof, of any event or fact which could give rise to a claim by it for indemnification under any of the material Assigned Contracts, and shall diligently pursue, as it deems appropriate, such right and report to the Secured Party on all further developments with respect thereto. The Debtor shall remit directly to the Secured Party for application to the Obligations in such order as the Secured Party shall determine, all amounts received by the Debtor as indemnification or otherwise pursuant to its Assigned Contracts. If the Debtor shall fail after the Secured Party's demand to pursue diligently any right under the material Assigned Contracts, or an Event of Default then exists, the Secured Party may directly enforce such right in its own or the Debtor's name and may enter into such settlements or other agreements with respect thereto as the Secured Party, shall determine. In any suit, proceeding or action brought by the Secured Party under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Debtor shall indemnify, defend and hold the Secured Party harmless from and against all expense (including without limitation Attorney Costs), loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Debtor to or in favor of such obligor or its successors. All obligations of the Debtor under an Assigned Contract shall be and remain enforceable only against the Debtor and shall not be enforceable against the Secured Party. Notwithstanding any provision hereof to the contrary, the Debtor shall at all times remain liable to observe and perform all of its material duties and obligations under the Assigned Contracts, and the Secured Party's exercise of any of its rights with respect to the Collateral shall not release the Debtor from any of such duties and obligations. The Secured Party shall not be obligated to perform or fulfill the Debtor's duties or obligations under the Assigned Contracts or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

   2.13 Documents, Instruments, and Chattel Paper. The Debtor represents and warrants to the Secured Party that (a) all documents, instruments, and chattel paper, if any, describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine in all material respects, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Debtor, free and clear of all Liens other than Permitted Liens.

   2.14 Right to Cure. The Secured Party may, in its discretion, pay any amount or do any act required of the Debtor hereunder in order to preserve, protect, maintain or enforce the Obligations of the Debtor, the Collateral or the Secured Party's Liens therein, and which the Debtor fails to pay or do after reasonable prior notice from the Secured Party (which in any event need not be longer than 10 days), including, without limitation, payment of any judgment against the Debtor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's claim, and any other Lien upon or with respect to the Collateral. The Debtor shall immediately upon demand reimburse the Secured Party for all payments that the Secured Party makes under this Section 2.14 and all out-of-pocket costs and expenses that the Secured Party pays or incurs in connection with any action taken by the Secured Party hereunder with respect to the Obligations or the Collateral, and such reimbursement obligation shall be added to the Debtor's Obligations. Any payment made or other action taken by the Secured Party under this Section
2.14 shall be without prejudice to any right to assert an Event of Default under Credit Document and to proceed thereafter as herein provided.

   2.15 Power of Attorney. During the existence of a Default, the Debtor hereby appoints the Secured Party and the Secured Party's designee as the Debtor's attorney, with power: (a) to endorse the Debtor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Secured Party's possession; (b) to sign the Debtor's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records; (c) so long as there exists any Event of Default, to notify the post office authorities to change the address for delivery of the Debtor's mail to an address designated by the Secured Party and to receive, open and dispose of all mail addressed to the Debtor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory through customs in the Debtor's name, the Secured Party's name or the name of the Secured Party's designee, and to sign and deliver to customs officials powers of attorney in the Debtor's name for such purpose; and (f) to do all things necessary to carry out this Agreement. The Debtor ratifies and approves all acts of such attorney. The Secured Party will not be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for its gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

   2.16 The Secured Party's Rights, Duties and Liabilities. The Debtor assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. Neither the Secured Party, nor any of its officers, directors, employees or agents, shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any warehouseman, carrier, forwarding agency or other person whomsoever, all of which shall be at the Debtor's sole risk except that in the case of any Collateral in the Secured Party's possession, the Secured Party shall use the same degree of care in the respect thereto as it uses with respect to its own property. The Obligations shall not be affected by any failure of the Secured Party to take any steps to perfect the Secured Party's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release any Debtor from any of the Obligations. So long as there exists any Event of Default, the Secured Party may (but shall not be required to), without notice to or consent from the Debtor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Debtor for the Obligations or under this Agreement, any other Credit Document or any other agreement now or hereafter existing between the Secured Party and the Debtor.

   Section 3. Information and Notices.

   3.1 Information. The Debtor shall promptly deliver to the Secured Party all such information regarding the financial and business affairs, operations, and/or conditions of the Debtor as the Secured Party shall reasonably request in writing, and shall notify its accountants and auditors that the Secured Party is authorized to obtain such information directly from them.

   3.2 Notices to Secured Party. The Debtor shall notify the Secured Party, in writing, of the following matters at the following times:

     (a) Promptly, and in any event within five (5) days, after becoming aware of any Event of Default.

     (b) Promptly, and in any event within five (5) days, after becoming aware of any material adverse change in the Collateral.

     (c) Promptly, and in any event within five (5) days, after becoming aware of any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority which may have a material adverse effect on the Collateral.

     (d) Promptly, and in any event within five (5) days, after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting any Debtor or any of its Subsidiaries in a manner which could reasonably be expected to have a material adverse effect on the Collateral.

     (e) Promptly, and in any event within five (5) days, after becoming aware of any violation of any law, statute, regulation, or ordinance of a governmental Authority affecting the Debtor or any Subsidiary or affiliate thereof which could reasonably be expected to have a material adverse effect on the Collateral.

     (f) Promptly, and in any event within five (5) days, after receipt of any notice of any violation by the Debtor or any Subsidiary thereof of any Environmental Law which could reasonably be expected to have a material adverse effect on the Collateral or that any Governmental Authority has asserted that the Debtor or any Subsidiary thereof is not in compliance with any Environmental Law or is investigating the Debtor's or such Subsidiary's compliance therewith.

     (g) Promptly, and in any event within five (5) days, after receipt of any written notice that the Debtor or any Subsidiary thereof is or may be liable to any Person as a result of an Environmental Release or threatened Environmental Release of any Hazardous Materials or that the Debtor or any Subsidiary thereof is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to an Environmental Release or threatened Environmental Release of any Hazardous Materials which, in either case, is reasonably likely to give rise to liability in excess of $100,000 or have a material adverse effect on the Collateral.

     (h) Promptly, and in any event within five (5) days, after receipt of any written notice of the imposition of any Environmental Lien against any property of the Debtor or any of its Subsidiaries which could reasonably be expected to have a material adverse effect on the Debtor or the Collateral.

     (i) Any change in the Debtor's name, state of incorporation, or form of organization, trade names or styles under which the Debtor will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto.

   Each notice given under this Section 3 shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Debtor has taken or proposes to take with respect thereto.

   Section 4. Events of Default. The occurrence of any one or more of the following events or circumstance shall constitute an "Events of Default" hereunder:

     (a) the Debtor shall fail to pay in full when due any amount payable by the Debtor hereunder or under any other Credit Document, subject to applicable cure periods as may be agreed upon, if any;

     (b) the Debtor shall default in the performance or observance of any other covenant, agreement or obligation of the Debtor hereunder and such default shall continue for 30 days after the Debtor receives notice thereof from the Secured Party;

     (c) any representation or warranty made or deemed to be made by the Debtor hereunder or under any other Credit Document or any certificate, financial statement or report furnished by the Debtor pursuant hereto or thereto shall prove to be untrue in any material respect when made, deemed made or furnished;

     (d) this Agreement shall cease to be in full force and effect or the Debtor shall assert that this Agreement, the Note or any other Credit Document to which the Debtor is a party is not binding upon it; or

     (e) there shall occur any Event of Default under (and as defined in) the Note or (if executed by the Debtor and Ahold) the Credit Agreement or any other Credit Document.

   Section 5. Remedies.

   5.1 Remedies of Secured Party. Except to the extent otherwise provided in the Credit Agreement (if executed by the Debtor and Ahold), upon the occurrence and during the continuance of an Event of Default: (i) the Secured Party shall have, in addition to all other rights hereunder or under any other Credit Document, the rights and remedies of a secured party under the UCC and other applicable law; (ii) the Secured Party may, at any time, take possession of the Collateral and keep it on the Debtor's premises, at no cost to the Secured Party, or remove any part of it to such other place or places as the Secured Party may desire, or the Debtor shall, upon the Secured Party's demand, at the Debtor's cost, assemble the Collateral and make it available to the Secured Party at a place specified by the Secured Party; and (iii) the Secured Party may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Secured Party deems advisable, in its sole discretion, and may, if the Secured Party deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Debtor agrees that any notice by the Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Debtor if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least ten (10) days prior to such action to the Debtor's address specified in or pursuant to Section 7.9. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Secured Party receives payment, and if the buyer defaults in payment, the Secured Party may resell the Collateral without further notice to the Debtor. In the event the Secured Party seeks to take possession of all or any portion of the Collateral by judicial process, the Debtor irrevocably waives: (i) the posting of any bond, surety or security with respect thereto which might otherwise be required;
(ii) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (iii) any requirement that the Secured Party retain possession and not dispose of any

Collateral until after trial or final judgment. The Debtor agrees that the Secured Party has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Secured Party is hereby granted a license or other right to use, without charge, the Debtor's labels, patents, copyrights, name, trade secrets, trade names, trademarks, customer lists and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Debtor's rights under all licenses and all franchise agreements shall inure to the Secured Party's benefit for such purpose. The proceeds of sale shall be applied first to all out-of-pocket expenses of sale, including without limitation attorneys' fees, and then to the Obligations in whatever order the Secured Party elects. The Secured Party will return any excess to the Debtor or as a court may otherwise direct, and the Debtor shall remain liable for any deficiency.

   5.2 Debtor's Waiver of Rights and Claims. If an Event of Default occurs, the Debtor hereby waives all rights to notice and hearing prior to the exercise by the Secured Party of the Secured Party's rights to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing. The Debtor also waives all claims, damages and demands against the Lender arising out of the repossession, retention or sale of the Collateral or any part or parts thereof, except any such claims, damages and demands arising out of the gross negligence or willful misconduct of the Lender.

   Section 6. Representations and Warranties. The Debtor represents and warrants to the Secured Party that:

   6.1 Due Organization. The Debtor (a) is a corporation duly incorporated and validly existing, in good standing, under the laws of its State of incorporation, (ii) has the power and authority to own its property and assets and to transaction the business in which it is engaged and (c) is duly qualified and authorized to engage in business in each jurisdiction where the ownership by it of property or the conduct by it of business makes such qualification and authorization necessary, except where the failure to be so qualified and authorized would not have a Material Adverse Effect.

   6.2 Valid Execution; Binding Effect. The Debtor has the power to execute, deliver and perform this Agreement and each of the other Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement. The Debtor has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligations enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principals of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

   6.3 No Violation. Neither the execution, delivery or performance by the Debtor of this Agreement or of any other Credit Documents to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, will (i) violate any provision of the certificate or articles of incorporation or By-Laws of the Debtor, (ii) contravene any material provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority or (iii) conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Secured Party's Liens) upon any of the property or assets of the Debtor pursuant to the terms of any agreement, contract or instrument to which the Debtor is a party or by which it or any of its property or assets is bound or to which it may be subject.

   6.4 No Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is otherwise required in connection with (other than as have heretofore been obtained or made), (i) the execution, delivery and performance by the Debtor of this Agreement or (b) the legality, validity, binding effect or enforceability of this Agreement or the Liens granted hereunder, except for the filing of UCC financing statements and continuation statements with respect thereto in all jurisdictions specified by the UCC, and the filing of all necessary recording instruments in respect of the Debtor's intellectual property with the appropriate recording office.

   6.5 Liens. This Agreement creates, in favor of the Secured Party, a valid and (upon filing of UCC financing statements and other instruments with respect thereto) perfected security interest in all Collateral owned by the Debtor, subject to no other Liens (other than Permitted Liens).

   Section 7. Miscellaneous.

   7.1 Cumulative Remedies; No Prior Recourse to Collateral. The enumeration herein of the Secured Party's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Secured Party may have under any other Credit Document or under the UCC or other applicable law. The Secured Party shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Secured Party may, without limitation, proceed directly against the Debtor to collect the Obligations without any prior recourse to the Collateral, or any other obligor on the Obligations. No failure to exercise and no delay in exercising, on the part of the Secured Party, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

   7.2 Illegality, Etc.. The illegality or unenforceability of the Note or any other Credit Document or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of this Agreement.

   7.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS. (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW RULES THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION APPLICABLE TO THIS AGREEMENT; PROVIDED THAT PERFECTION ISSUES UNDER ARTICLE 9 OF THE UCC MAY, TO THE EXTENT REQUIRED BY SAID ARTICLE 9, BE DETERMINED UNDER APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLES 9 OF THE UCC.

   (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK (AND SHALL BE BROUGHT BY THE DEBTOR ONLY IN SAID COURTS), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE DEBTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS (AND ALL APPELLATE COURTS THEREFROM) IN ANY SUCH ACTION OR PROCEEDING. THE DEBTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH COURTS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING, THE SECURED PARTY SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE DEBTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE SECURED PARTY DEEMS NECESSARY OR APPROPRIATE IN ORDER TO COLLECT THE OBLIGATIONS OR REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS.

   (c) THE DEBTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE DEBTOR AT ITS ADDRESS SET FORTH IN OR PURSUANT TO SECTION 7.9, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) BUSINESS DAYS AFTER THE SAME

SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF SECURED PARTY TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

   7.4 WAIVER OF JURY TRIAL. THE DEBTOR HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. WITHOUT LIMITING THE FOREGOING, THE DEBTOR FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS.

   7.5 WAIVER OF CERTAIN CLAIMS. THE DEBTOR AGREES THAT IT WILL NOT ASSERT AGAINST THE SECURED PARTY, AND HEREBY WAIVES, ANY CLAIM FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

   7.6 Survival of Representations and Warranties. All of the Debtor's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Secured Party or its agents.

   7.7 Other Security and Guaranties. The Secured Party may, without notice or demand and without affecting the Debtor's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

   7.8 Fees and Expenses; Interest. (a) The Debtor agrees, to pay to the Secured Party, on demand, all reasonable costs and out-of-pocket expenses that the Secured Party pays or incurs in connection with the administration (after the occurrence and during the continuance of an Event of Default), enforcement and termination of this Agreement, including, without limitation: (i) costs and out-of-pocket expenses (including Attorneys Costs) paid or incurred to obtain payment of the Obligations, enforce the Secured Party's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of this Agreement or to defend any claims made or threatened against the Secured Party arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters);
(ii) costs and out-of-pocket expenses (including Attorney Costs) for any amendment, supplement, waiver or consent in connection with this Agreement;
(iii) costs and out-of-pocket expenses of lien searches; (iv) taxes, fees and other charges for filing financing statements and continuations, and other actions to perfect, protect, and continue the Secured Party's Liens; (v) sums paid or incurred to pay any amount or take any action required of the Debtor under this Agreement that the Debtor fails to pay or take; (vi) costs of inspections, and verifications of the Collateral, including, without limitation, travel, lodging, and meals for inspections of the Collateral and the Debtor's operations by the Secured Party; (vii) costs and out-of-pocket expenses of collecting checks and other items of payment, and establishing and maintaining blocked accounts and lock boxes; and (viii) costs and expenses of preserving and protecting the Collateral. The foregoing shall not be construed to limit any other provisions of the Credit Documents regarding costs and out-of-pocket expenses to be paid by the Debtor.

   (b) If the Debtor fails to pay when due any amount payable by it to the Secured Party hereunder (including any reimbursement obligations of the Debtor hereunder), after written notice thereof from the Secured Party, such unpaid amount shall bear interest, payable by the Debtor on demand, at a rate per annum equal to the rate borne by the Note on overdue amounts of principal.

   7.9 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service or (b) three (3) business days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, in each case addressed to the party to be notified as follows (provided that no notice to the Secured party shall be effective until actually received by it):

   If to BEW:
       BEW, Inc.
       19 Skelley Ave.
       Weymouth, MA 02189
       Attention: Anne J. Longo

   if to Ahold:
       Koninklijke Ahold NV
       Albert Heijnweg 1
       1507 EH Zaandam, The Netherlands
       Attention: Ton van Tielraden, Esq.

   if to the Debtor:
       Peapod, Inc.
       9933 Woods Drive
       Skokie, Illinois 60077
       Attention: Daniel Rabinowitz

or, as to any party, to such other address as such party shall designate for itself by like notice to the other parties. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the Persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

   7.10 Waiver of Notices. Unless otherwise expressly provided herein, the Debtor waives presentment, protest and notice of demand or dishonor and protest as to any instrument and notice of intent to accelerate the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Debtor which the Secured Party may elect to give shall, except as otherwise expressly provided herein, entitle the Debtor to any or further notice or demand in the same, similar or other circumstances.

   7.11 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors and assigns of the parties hereto; provided, however, that no right or interest herein or any obligation hereunder may be assigned by the Debtor without the prior written consent of the Secured Party. The rights and benefits of the Secured Party hereunder shall inure to the benefit of any successor thereto and, if the Secured Party so agrees, to any Person acquiring any interest of the Secured Party in the Obligations or any part thereof.

   7.12 Indemnity of the Secured Party by the Debtor. [Intentionally Omitted]

   7.13 Final Agreement; Amendments. This Agreement and the other Credit Documents are intended by the Debtor and the Secured Party to be the final, complete, and exclusive expression of the agreement between them. This Agreement, together with the other Credit Documents, supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by the Debtor and the Secured Party.

   7.14 Right of Setoff. In addition to any rights and remedies of the Secured Party provided by law, the Secured Party is authorized at any time and from time to time, without prior notice to the Debtor, any such notice being waived by the Debtor to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, the Secured Party to or for the credit or the account of the Debtor against any and all Obligations owing to the Secured Party, now or hereafter existing, irrespective of whether or not the Secured Party shall have made demand under this Agreement or any Credit Document and although such Obligations may be contingent or unmatured. The Secured Party agrees promptly to notify the Debtor after any such set-off and application made by the Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

   7.15 Severability. If any part of this Agreement is contrary to, prohibited by or deemed invalid under any applicable law of any jurisdiction, such provision shall, as to such jurisdiction, be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, without invalidating the remainder hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

   7.16 Section Headings. Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

   7.17 Counterparts. This Agreement may be executed in any number of counterparts and by the Secured Party and the Debtor in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement. Delivery by a party by facsimile transmission of a counterpart of this Agreement signed by such party shall be effective as a manual delivery by such party of such counterpart.

   7.18 Release of Collateral. Upon payment in full of all the Obligations and the termination of the Notes and (if the Credit Agreement is executed by the Debtor and Ahold) the termination of all obligations the Secured Party to make loans to the Debtor, the Secured Party at the request of the Debtor shall promptly, and in any event within 2 Weeks after the request therefor, execute, deliver and file such instruments as the Debtor shall reasonably request (and at the Debtor's expense) in order to reassign, release or terminate its security in the Collateral.

   7.19 References. Unless and until the Credit Agreement is executed by Ahold and the Debtor and loans are made to Debtor thereunder, all references to the "Secured Party" shall be to BEW. Upon execution of the Credit Agreement by Ahold and Debtor and the repayment of the Term Loan and all other indebtedness owing to BEW by Debtor under the Credit Documents, all references herein to the "Secured Party" (except in Sections 2.16, 7.3, 7.4, 7.5 and 7.8) shall refer to Ahold; provided, however, in the event BEW is required to return any such payments to Debtor or trustee or receiver therefor, all references to the "Secured Party" shall again include BEW.

   [Remainder of this page intentionally left blank; signature pages follow]

   IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement by its duly authorized officer as of the date first written above.

                                          Debtor

                                          PEAPOD, INC.

                                                  /s/ Dan Rabinowitz
                                          By: _________________________________
                                          Name: Dan Rabinowitz
                                          Title: Senior VP and Chief Financial
                                           Officer

   IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement by its duly authorized officer as of the date first written above.

                                          Secured Party

                                          BEW, Inc.

                                                    /s/ Anne J. Longo
                                          By: _________________________________
                                          Name: Anne J. Longo
                                          Title: President

   IN WITNESS WHEREOF, each party hereto has executed and delivered this Agreement by its duly authorized officer as of the date first written above.

                                          Secured Party

                                          Koninklijke Ahold NV

                                                  /s/ Ton van Tielraden
                                          By: _________________________________
                                          Name:Ton van Tielraden
                                          Title:
                                               Senior Vice President and
                                                General Counsel

                                                                        Annex D

                  AMENDED AND RESTATED COLLATERAL ASSIGNMENT
                           OF INTELLECTUAL PROPERTY

   AMENDED AND RESTATED COLLATERAL ASSIGNMENT OF INTELLECTUAL PROPERTY dated as of April 14, 2000 by PEAPOD, Inc., a Delaware corporation (the "Assignor"), to BEW, Inc., a Delaware corporation ("BEW") and KONINKLIJKE AHOLD NV ("Ahold").

                                  WITNESSETH:

   WHEREAS, BEW has made loans in the aggregate principal amount of U.S. $3,000,000 (collectively, the "Term Loan") to the Assignor, such Term Loan being evidenced by a promissory note dated April 5, 2000 made by the Assignor to the order of the BEW in the principal amount of U.S. $3,000,000 (said promissory note, as from time to time amended, reissued or renewed, and any promissory note issued in substitution therefor, the "Term Note");

   WHEREAS, to secure the Term Loan the Debtor executed and delivered to BEW a Collateral Assignment of Intellectual Property dated as of April 10, 2000 (the "Existing Assignment Agreement") pursuant to which the Assignor granted to BEW a security interest on the Assignor's rights, title and interest in the intellectual property described therein.

   WHEREAS, Ahold may hereafter make loans to the Assignor in an aggregate principal amount not exceeding, together with the Term Loan, $20,000,000 (collectively, together with the Term Loan, the "Loans") pursuant to, and on the terms and conditions set forth in, a Credit Agreement (the "Credit Agreement") of even date herewith being entered into concurrently herewith by Ahold with the Assignor, which loans will be first used to repay the Term Note and all other indebtedness evidenced by the Term Note (the Term Loan and all loans outstanding under the Credit Agreement hereinafter collectively referred to as the "Loans").

   WHEREAS, to induce the BEW and Ahold (collectively and individually hereinafter referred to as the "Assignee") to make and maintain the Loans, the Assignor has agreed to amend and restate the Existing Security Agreement in its entirety pursuant hereto.

   WHEREAS, the execution and delivery by the Debtor of this Agreement is one of the conditions to the willingness of the Secured Party to make the Loans to the Debtor;

   NOW THEREFORE, in consideration of the premises and the covenants hereinafter contained and to induce the Assignee to make and maintain the Loans to the Assignor, the Assignor and the Assignee agree hereby that the Existing Assignment Agreement is amended and restated to read as follows:

1. DEFINITIONS

   Terms used herein that are defined in the Term Note, Security Agreement and (when executed and delivered by the Assignor and the Assignee or, as the case may be, by the Assignor and an affiliate of the Assignee) the Credit Agreement shall have the meanings assigned to them therein unless otherwise defined herein. References to this "Collateral Assignment" shall mean this Collateral Assignment of Intellectual Property, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Collateral Assignment as the same may be in effect at the time such reference becomes operative.

   As used herein:

   "Obligations" means all present and future liabilities, obligations, covenants, duties, and debts owing by the Assignor to the Assignee under or pursuant to or in connection with the Collateral Assignment, the Term Note or any other Credit Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, loan, advance, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, out-of-pocket expenses, fees, and disbursements of counsel, filing fees and any other sums chargeable to the Assignor hereunder or under any of the other Credit Documents.

   "Credit Documents" means this Collateral Assignment, the Security Agreement, the Credit Agreement (if executed by the Assignor and the Assignee or, as the case may be, by the Assignor and an affiliate of the Assignee), the Term Note and any other document or all other documents and instruments executed and delivered by the Assignor in connection with, or to evidence or secure, the Obligations.

   "Event of Default" has the meaning specified for such term in the Security Agreement.

   "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, governmental authority agency or instrumentality or any other entity.

   "Release Date" means the date on which the Loans, all interest thereon and all other Obligations are irrevocably paid in full and all obligations or commitments of the Assignee to make loans or extend credit to the Assignor are terminated.

   "Security Agreement" means that certain Amended and Restated Security Agreement dated as of April 10, 2000 by and between Assignor and the Assignee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

2. ASSIGNMENT OF INTEREST

   2.1 Patents, Trademarks, Copyrights and Other Intellectual Property. The Assignor hereby grants, assigns and conveys to the Assignee, as security for the full and prompt payment of the Obligations when due, a first priority security interest in the entire right, title and interest of the Assignor in and to all of its now owned, existing or filed or hereafter acquired, arising or filed:

     (a) (i) all patents and patent applications of the Assignor, including, without limitation, those listed on Exhibit A hereto and the inventions and improvements described and claimed therein, and patentable inventions and methods of the Assignor, (ii) all reissues, divisions, continuations, renewals, extensions, reexamination and continuations-in-part of any of the foregoing, (iii) all income, royalties, damages or payments now and hereafter due and/or payable to such Assignor under any of the foregoing with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right of the Assignor to sue for past, present and future infringements of any of the foregoing and (v) all rights of such Assignor corresponding to any of the foregoing throughout the world (collectively, the "Patents");

     (b) (i) all trademarks, service marks, trademark and service mark registrations, Internet and domain names, uniform resource locators (including, without limitation, www.peapod.com) trade and business names and trademark and service mark applications of the Assignor, including, without limitation, those listed on Exhibit B hereto, (ii) all renewals of any of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due and/or payable to such Assignor under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing, (iv) the right of the Assignor to sue for past, present and future infringements of any of the foregoing, (v) all rights of the Assignor corresponding to any of the foregoing throughout the world, and
  (vi) the goodwill of the Assignor's business connected with and symbolized by any of the foregoing (collectively, the "Trademarks");

     (c) all trade secrets and confidential business information of the Assignor, including formulae and recipes, computations, systems, inventions and methods (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes, designs and techniques, research and development information, specifications, drawings, designs, plans, proposals, technical data, copyrightable work, financial, business, and marketing plans, customer and supplier lists and information (collectively, the "Trade Secrets");

     (d) all copyrights, copyright applications (including, without limitation, computer software, source and object code, databases and related documentation) and other intellectual and proprietary property rights of the Assignor, including, without limitation, those listed on Exhibit C hereto (collectively, the "Other Intellectual Property Rights"); and

     (e) to the extent assignable without causing a default thereunder, the Assignor's rights in licenses and license agreements with any other Person under or with respect to any patents, trademarks, trade secrets or other intellectual property rights and licenses and license agreements of the Assignor with any other Person under or with respect to any of the Patents, Trademarks, Trade Secrets or Other Intellectual Property Rights (all licenses and license agreements assigned to the Assignee pursuant hereto herein collectively called the "Licenses").

All Patents, Trademarks, Trade Secrets, Licenses and Other Intellectual Property herein collectively called the "Proprietary Rights"; provided, that notwithstanding anything to the contrary contained herein, the Proprietary Rights shall not include any Licenses or other agreements in respect of which the grant of the security contemplated by this Agreement shall be prohibited by its terms; provided, however, that upon the termination of such prohibitions for any reason whatsoever, the provisions of this Section 2.1 shall be deemed to apply thereto automatically.

   2.2 Restriction on Future Agreements. The Assignor agrees that until the Release Date, the Assignor will not, without the Assignee's prior written consent, enter into any agreement, including, without limitation, any license agreement, that grants to any Person other than the Assignee rights to or interests in any Proprietary Rights that is inconsistent with the Assignor's obligations under this Collateral Assignment. The Assignor further agrees that until the Release Date it will not take any action, or permit any action to be taken by any affiliate of the Assignor or other Person subject to the Assignor's control, including, without limitation, licensees, or fail to take any action, that would affect the validity or enforcement of the rights granted to the Assignee under this Collateral Assignment.

   2.3 New Patents, Trademarks and Other Intellectual Property Rights. The Assignor represents and warrants that the Patents, Trademarks and Other Intellectual Property Rights listed in Exhibits A, B and C hereto are owned by the Assignor and such Patents, Trademarks and Other Intellectual Property Rights constitute all of the material Patents, Trademarks and Other Intellectual Property Rights that the Assignor now owns which are registered with the United States Patent and Trademark Office and the United States Copyright Office or an accredited and appropriate domain name registrar, as applicable. If, before the Release Date the Assignor shall (i) obtain any new Patents, Trademarks, Other Intellectual Property Rights or Trade Secrets or rights thereto or (ii) become entitled to the benefit of any new Patent, Trademark, Trade Secret, License or Other Intellectual Property Rights, the Assignor shall give to the Assignee prompt written notice thereof. Each Assignor hereby authorizes the Assignee to modify this Collateral Assignment by amending any or all the Exhibits attached hereto, as applicable, to include any such Patents, Trademarks or Other Intellectual Property Rights.

   2.4 Royalties and Terms. The Assignor hereby agrees that upon the occurrence and during the continuance of an Event of Default, the Assignee, or any designee of the Assignee, may, subject to applicable law and to any then existing Licenses granted by such Assignor in respect of any Patent, Trademark or Other Intellectual Property of such Assignor, use any or all of the Patents, Trademarks, Trade Secrets, Licenses or Other Intellectual Property Rights worldwide without any liability to such Assignor for royalties or other related charges. The term of the assignments granted in this Section 2.4 shall extend until the earlier of (i) the expiration of all rights under each of the respective Patents, Trademarks, Trade Secrets and Licenses and Other Intellectual Property Rights assigned hereunder or (ii) the Release Date.

   2.5 Reassignment to Assignor. On the Release Date, the Assignee shall execute and deliver to the Assignor, at the Assignor's request and at such Assignor's sole cost and expense, such releases, deeds, assignments and other instruments as may be necessary to relinquish, without any representations or warranties whatsoever (other than a representation that the Assignee has not assigned or transferred the Proprietary Rights covered by such releases, or its security interests therein, except as contemplated or permitted hereby or by the other Credit Documents), all of the Assignee's rights in such of the Proprietary Rights as shall not have been sold or disposed of pursuant to the terms of this Collateral Assignment.

   2.6 Duties of Assignors. Subject to the rights of the Assignee, until the Release Date the Assignor shall (i) prosecute diligently any patent, trademark or copyright application and licenses of the Assignor pending as of the date hereof or thereafter, (ii) make application on unpatented but patentable inventions of the Assignor and on trademarks and copyrights, as appropriate, of the Assignor (iii) preserve and maintain all rights in the Proprietary Rights of the Assignor and (iv) possess all Trade Secrets of the Assignor. Any out-of-pocket expenses incurred in connection with such applications by the Assignor shall be borne by the Assignor. The Assignor shall not abandon any Patent, Trademark, Trade Secret, License, or Other Intellectual Property Rights or the right to file any patent application unless the Assignor, in its reasonable discretion, determines that to take such action in a particular instance would be in the best commercial interest of the Assignor.

   2.7 Assignee's Right to Sue. If an Event of Default shall have occurred and be continuing, the Assignee shall have the right, but shall in no way be obligated, to bring suit on behalf of the Assignor to enforce any of the Assignor's rights in any Proprietary Rights in the event the Assignor declines to bring such suit and, if the Assignee shall commence any such suit, the Assignor shall, at the request of the Assignee, do any and all lawful acts and execute any and all proper documents requested by the Assignee in aid of such enforcement and the Assignor shall promptly pay, or reimburse and indemnify the Assignee upon demand, for all reasonable out-of-pocket costs and expenses incurred by the Assignee in the exercise of its rights under this Section 2.7.

   2.8 Assignee Appointed Attorney-in-Fact. During the existence of a Default, the Assignor appoints the Assignee or the Assignee's designee as its attorney-in-fact to do all things necessary to carry out or enforce this Collateral Assignment. The Assignor ratifies and approves to the fullest extent permitted by law all acts of the Assignee as attorney-in-fact taken in accordance herewith. The Assignee as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Release Date.

3. FILINGS AND CONSENTS

   The Assignor shall, at the cost and expense of the Assignor deliver to the Assignee, upon the execution and delivery of this Collateral Assignment and at any time and from time to time thereafter, such instruments and documents, in form and substance satisfactory to the Assignee, and take such other action, as the Assignee shall reasonably specify as being necessary or appropriate, in the reasonable opinion of the Assignee, to perfect the Security interests and other interests granted by the Assignor to the Assignee hereby in the Proprietary Rights, including, without limitation, filings with the United States Patent and Trademark Office and the Copyright Office of the United States. The Assignor will also, at its own expense, from time to time hereafter make, execute, endorse, acknowledge, file and/or deliver to the Assignee all documents or instruments and take such further steps reasonably requested by the Assignee to perfect Assignee's security interests in all Proprietary Rights.

4. COVENANTS

   The Assignor agrees that until the Release Date, unless the Assignee agrees otherwise in writing: (a) the Assignor will, at its sole cost and expense, warrant and defend the Proprietary Rights from any and all material claims and demands of any other Person; (b) the Assignor will not grant, create or permit to exist any Lien on any of the Proprietary Rights in favor of any other Person; (c) the Assignor will pay, and indemnify and hold the Assignee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to any

Proprietary Rights, including (without limitation) claims of patent or trademark or Other Intellectual Property Right infringement, and any claim of unfair competition or antitrust violation, (i) provided that Assignor shall not have any obligation hereunder with respect to such indemnification arising from the Assignee's gross negligence or willful misconduct in the use, assignment and sublicensing of the Patents, Trademarks and Licenses that are covered by this Collateral Assignment; (ii) which is for reimbursement for amounts paid by an Indemnified Person on any final, non-appealable judgment in the Assignor's favor against the Assignee by a court of competent jurisdiction; or (iii) which is for reimbursement of amounts paid by the party seeking indemnification in any settlement with a party other than the Assignee which has been properly effected by the Assignee without the prior consent of the Assignor, unless either (x) the Assignor has had a reasonable opportunity to assume responsibility and has not diligently prosecuted a defense of such indemnified obligation; or (y) the Assignor has failed to provide reasonable evidence of its financial ability to satisfy its indemnity obligations hereunder; (d) the Assignor will not enter into any agreement that is inconsistent in any material respect with the Assignor's obligations under this Collateral Assignment; and (e) all Proprietary Rights of the Assignor shall be subsisting, valid and enforceable in all material respects against third Persons, except to the extent otherwise disclosed in writing to the Assignor prior to the date hereof.

5. DEFAULT

   5.1 Remedies. (a) Upon the occurrence and during the continuance of an Event of Default, the Assignee, in addition to any rights and remedies under the Credit Documents or applicable law, may, in its discretion:

     (i) collect, receive, appropriate and realize upon all or any of the Proprietary Rights or any part thereof;

     (ii) enter, with or without process of law and without breach of the peace, any premises where any of the Proprietary Rights or the books and records related thereto are or may be located, and without charge or liability to the Assignee seize and remove the Proprietary Rights (and copies of the Assignor's books and records in any way relating to the Proprietary Rights) from said premises and/or remain upon said premises and use the same (together with said books and records) for the purpose of collecting, preparing and disposing of the Proprietary Rights; or

     (iii) sell or otherwise dispose of, including without limitation the granting of licenses, any Proprietary Rights at public or private sale for cash or credit.

   (b) Upon the occurrence of an Event of Default, the Assignee, in its discretion, may exercise any one or more of the rights and remedies accruing to a secured party under the UCC as adopted in the relevant state or states and any other applicable law upon default by a debtor. The Assignor recognizes that in the event the Assignor fails to perform, observe or discharge any of its obligations or liabilities under this Collateral Assignment, no remedy of law will provide adequate relief to the Assignee, and the Assignor agrees that the Assignee shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

   (c) Any notice required to be given by the Assignee of a sale, lease, other disposition of any of the Proprietary Rights or any other intended action by the Assignee, delivered by telex, facsimile transmission or overnight mail, postage prepaid and duly addressed to the Assignor at its address set forth beside its signature hereto, not less than ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Assignor.

   (d) Upon the occurrence of an Event of Default, the Assignee shall have the right at any time and from time to time thereafter, in its discretion, without notice thereof to the Assignor, to take control, in any manner, of any item of payment for or proceeds of any of the Proprietary Rights.

   (e) The Assignee may, if the Assignee deems it reasonable, postpone or adjourn any sale of Proprietary Rights of the Assignor, or any part thereof, from time to time by an announcement at the time and place of sale or by announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale.

   (f) All cash proceeds received by the Assignee in respect of any sale of, collection from, or other realization upon all or any part of the Proprietary Rights shall be applied (after payment of any amounts payable to the Assignee as reimbursement for the costs and expenses incurred by it in connection with the sale of any of the Proprietary Rights) by the Assignee against all or any part of the Obligations in such order as the Assignee shall elect. Any surplus of such cash or cash proceeds held by the Assignee and remaining after payment in full of all the Obligations shall be paid over to the Assignor or to whomsoever may be lawfully entitled to receive such surplus and any deficiency remaining after application of such cash or cash proceeds to the Obligations shall continue to be an Obligation of the Assignor, for which the Assignor shall remain liable.

   5.2 Waivers by Assignors. Except as otherwise provided for in this Collateral Assignment and to the extent permitted under applicable law, the Assignor waives (i) presentment, demand and protest and notice of presentment, dishonor, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Obligations and of any accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by the Assignee on which the Assignor may in any way be liable and hereby ratifies and confirms whatever the Assignee may do in this regard, (ii) all rights to notice and a hearing prior to the Assignee's taking possession or control of, or to the Assignee's replevy, attachment or levy upon, any of the Proprietary Rights or any bond or security that might be required by any court prior to allowing the Assignee to exercise any of the Assignee's remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. The Assignor acknowledges that it has been advised by its counsel with respect to this Collateral Assignment and the transactions evidenced by this Collateral Assignment.

   5.3 Cumulative Remedies. All of the Assignee's rights and remedies with respect to the Proprietary Rights, whether established hereby or by any of the other Credit Documents, or by any other agreements or by law, shall be cumulative and may be exercised singularly or concurrently. The Assignor acknowledges and agrees that this Collateral Assignment is not intended to limit or restrict in any way the rights and remedies of the Assignee under the Term Note or any other Credit Document but rather is intended to facilitate the exercise of such rights and remedies.

6. MISCELLANEOUS

   6.1 Waivers. No course of dealing between the Assignor and the Assignee, nor any failure to exercise, nor any delay in exercising, on the part of the Assignee, any right, power or privilege hereunder, under the Term Note or under any other Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

   6.2 Severability. The provisions of this Collateral Assignment are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part as to the Assignor in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof as to such Assignor in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Collateral Assignment in any jurisdiction.

   6.3 Modification. This Collateral Assignment cannot be altered, amended or modified in any way, except by a writing signed by the party to be charged therewith.

   6.4 Binding Effect; Benefits. This Collateral Assignment shall be binding upon the Assignor and its successors and assigns, and shall inure to the benefit of the Assignee and its successors and assigns. No Assignor may assign its rights or obligations hereunder or its interest in any Proprietary Rights without the consent of the Assignee.

   6.5 Governing Law. This Collateral Assignment shall be governed by and construed in accordance with the laws of the State of New York, without regard to its choice of law rules which would make the laws of any other jurisdiction applicable to this Collateral Assignment.

   6.6 Notices. (a) Any notice, demand or communication hereunder shall be given in writing (including facsimile transmission) and mailed or delivered to each party at its address set forth beside its signature hereto, or, as to any party, at such other address as shall be designated by such party by a prior notice to the other parties in accordance with the terms of this Section 6.6.

   (b) Each notice hereunder shall be effective (i) five (5) business days after such notice is mailed, by registered or certified mail, postage prepaid (return receipt requested), (ii) upon delivery by hand or (iii) in the case of any notice or communication by facsimile transmission, on the date when sent; provided, however, that notices to the Assignee shall not be effective until actually received by it.

   6.7 Headings. The Section titles and headings in this Collateral Assignment are and shall be without substantive meaning or context of any kind whatsoever and are for convenience of reference only.

   6.8 References. Unless and until the Credit Agreement is executed by Ahold and the Assignor and loans are made to Assignor thereunder, all references to the "Secured Party" shall be to BEW. Upon execution of the Credit Agreement by Ahold and Assignor and the repayment of the Term Loan and all other indebtedness owing to BEW by Assignor under the Credit Documents, all references herein to the "Secured Party" (except in Section 6.5) shall refer to Ahold; provided, however, in the event BEW is required to return any such payments to Assignor or trustee or receiver therefor, all references to the "Secured Party" shall again include BEW.

   IN WITNESS WHEREOF, the parties hereto have caused this Collateral Assignment to be duly executed by their authorized officers on the day and year first above written.

Address:                                  Peapod, Inc.


9933 Woods Drive                                   /s/ Dan Rabinowitz
Skokie, Illinois 60077                    By __________________________________
Attention: Dan Rabinowitz                   Name: Dan Rabinowitz
Fax No.: (847) 583-9540                     Title:Senior VP and Chief
                                            Financial Officer

   IN WITNESS WHEREOF, the parties hereto have caused this Collateral Assignment to be duly executed by their authorized officers on the day and year first above written.

Address:                                  BEW, Inc.


19 Skelley Ave.                                     /s/ Anne J. Longo
Weymouth, MA 02189                        By __________________________________
Attention: Anne J. Longo                    Name: Anne J. Longo
Fax No.: (617) 770-6013                     Title:President

   IN WITNESS WHEREOF, the parties hereto have caused this Collateral Assignment to be duly executed by their authorized officers on the day and year first above written.

Address:                                  Koninklijke Ahold NV


Albert Heijnweg 1                                  /s/ Robert G. Tobin
1507 EH Zaandam, The Netherlands          By __________________________________
Attention: Ton van Tielraden, Esq.          Name: Robert G. Tobin
Fax No.: (31-75) 659-8366                   Title:

                                                                         Annex E

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         REGISTRATION RIGHTS AGREEMENT

                                     among

                                 PEAPOD, INC.,

                                      and

                             KONINKLIJKE AHOLD N.V.

                               ----------------

                                  Dated as of

                                 April 14, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I--DEFINITIONS....................................................   1
    Section 1.1.  Definitions.............................................    1

 ARTICLE II--REGISTRATION RIGHTS...........................................   3
    Section 2.1.  Shelf Registration......................................    3
    Section 2.2.  Demand Registration.....................................    3
    Section 2.3.  Piggy-Back Registration.................................    4
    Section 2.4.  Reduction of Offering...................................    4

 ARTICLE III--REGISTRATION PROCEDURES......................................   6
    Section 3.1.  Filings; Information....................................    6
    Section 3.2.  Registration Expenses...................................    9

 ARTICLE IV--INDEMNIFICATION AND CONTRIBUTION..............................  10
    Section 4.1.  Indemnification by the Company..........................   10
    Section 4.2.  Indemnification by Holders of Registrable Securities....   10
    Section 4.3.  Conduct of Indemnification Proceedings..................   11
    Section 4.4.  Contribution............................................   11

 ARTICLE V--MISCELLANEOUS..................................................  12
    Section 5.1.  Participation in Underwritten Registrations.............   12
    Section 5.2.  Distribution............................................   13
    Section 5.3.  SEC Reporting...........................................   13
    Section 5.4.  Restrictions on Sale....................................   13
    Section 5.5.  Notices.................................................   14
    Section 5.6.  Governing Law...........................................   14
    Section 5.7.  Entire Agreement........................................   15
    Section 5.8.  Modifications and Amendments............................   15
    Section 5.9.  Waivers and Extensions..................................   15
    Section 5.10. Titles and Headings.....................................   15
    Section 5.11. Assignment..............................................   15
    Section 5.12. Severability............................................   15
    Section 5.13. Counterparts............................................   15
    Section 5.14. Further Assurances......................................   15
    Section 5.15. Remedies Cumulative; Specific Performance...............   15
    Section 5.16. Other Registration Rights...............................   16

                         REGISTRATION RIGHTS AGREEMENT

   THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of April 14, 2000, by and among Peapod, Inc., a Delaware corporation (the "Company"), and Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of the Netherlands (the "Purchaser").

   NOW, THEREFORE, the parties hereto hereby agree as follows.

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

     "Additional Piggy-Back Holder" shall mean McLane Group, L.P.

     "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Commission" shall mean the United States Securities and Exchange
  Commission.

     "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

     "Company" shall have the meaning set forth in the Preamble.

     "Demanding Holder" shall have the meaning set forth in Section 2.2.

     "Demand Notice" shall have the meaning set forth in Section 2.2.

     "Demand Registration" shall have the meaning set forth in Section 2.2.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Final Closing" shall have the meaning set forth in the Purchase
  Agreement.

     "Holder" shall mean (i) the Purchaser, as the beneficial owner of Registrable Securities and (ii) any other person (a) that is the beneficial owner of Registrable Securities, and (b) to whom the registration rights set forth herein have been assigned in accordance with Section 5.11; provided, that a person shall be deemed the beneficial owner of Registrable Securities if that person has the right to acquire such Registrable Securities, whether or not such acquisition has been effected and disregarding any legal restrictions upon the exercise of such right.

     "Initiating Holders" shall have the meaning set forth in Section 2.2.

     "Minimum Effective Period" shall mean (i) in the case of the Shelf Registration, as long as Holders hold any of the Registrable Securities, and (ii) in the case of a Demand Registration, a period of at least one hundred eighty (180) days beyond the effective date thereof (or, in either case, such shorter period as is required to complete the distribution of the Registrable Securities included in such registration statement).

     "NASD" shall have the meaning set forth in Section 3.1.

     "Notices" shall have the meaning set forth in Section 5.5.

     "Outside Date" shall mean the date that is one hundred and twenty (120) days after the date hereof or, if the Purchaser exercises any Warrants and as a direct result of such exercise, the Stockholders Meeting (as defined in the Purchase Agreement) is delayed, one hundred and twenty (120) days plus the number of days of such delay after the date hereof.

     "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     "Piggy-Back Registration" shall have the meaning set forth in Section
  2.3.

     "Piggy-Back Holders" shall have the meaning set forth in Section 2.3.

     "Preemptive Rights" shall mean the rights of holders of Series B Preferred Stock to purchase securities pursuant to Section 9 of the Certificate of Designations relating to the Series B Preferred Stock.

     "Purchaser" shall have the meaning set forth in the Preamble.

     "Purchase Agreement" shall mean the purchase agreement, dated as of April 14, 2000, by and between the Company and the Purchaser.

     "Registrable Securities" shall mean (i) shares of Series B Preferred Stock and Warrants issued and sold by the Company to the Purchaser pursuant to the Purchase Agreement, (ii) any securities acquired by the Purchaser pursuant to the exercise of its Preemptive Rights, (iii) shares of Common Stock or any other security received or receivable upon conversion or exercise of any Registrable Securities, (iv) any security received or receivable as a dividend or other distribution with respect to any Registrable Securities, (v) any security received in exchange for or in replacement of any Registrable Securities, (vi) any security issued or issuable with respect to any Registrable Securities as a result of a change or reclassification of Registrable Securities or any capital reorganization of the Company, and (vii) any security received or receivable by a holder in respect of Registrable Securities as a result of a merger or consolidation of the Company; provided, however, that "Registrable Securities" shall not include (a) any securities sold to the public pursuant to a registration statement or Rule 144 under the Securities Act or any similar rule promulgated by the Commission thereunder, or (b) any securities sold in a private transaction in which the transferor's rights hereunder are not assigned in accordance with the requirements of Section 5.11; provided further, that the Company shall have no obligation to register those Registrable Securities of the Holder with respect to which the Company delivers to the Holder an opinion of counsel reasonably satisfactory to such Holder and its counsel to the effect that the proposed sale or disposition of such Registrable Securities for which registration was requested does not require registration under the Securities Act and may be sold pursuant to Rule 144(k) under the Securities Act (or any successor provision thereto).

     "register," "registered" and "registration" shall refer to a registration of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the effectiveness of such registration statement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "Selling Holder" means a Holder who sells or proposes to sell Registrable Securities pursuant to any registration statement provided for in this Agreement.

     "Series B Preferred Stock" shall mean the Series B Convertible Preferred Stock, par value $.01 per share, of the Company.

     "Shares" shall mean, collectively, the Common Stock, the Series B Preferred Stock and the Warrants. Whenever this Agreement refers to a number or percentage of Shares, such number or percentage shall be calculated as if, immediately prior to such calculation, all shares of Series B Preferred Stock had been converted into, and all Warrants had been exercised for, shares of Common Stock in accordance with their terms, regardless of the existence of any restrictions on such conversion or exercise.

     "Shelf Registration" shall have the meaning set forth in Section 2.1.

     "Warrants" shall mean the warrants to purchase Common Stock issued pursuant to the Purchase Agreement.

                                  ARTICLE II

                              REGISTRATION RIGHTS

   Section 2.1. Shelf Registration. Within forty-five (45) days of delivery of a written notice by Holders of more than 50% of the Registrable Securities which notice may be delivered at any time after the earlier to occur of (a) the Final Closing or (b) the termination of the Purchase Agreement, the Company shall prepare and file a shelf registration statement (the "Shelf Registration") on Form S-3, or such other form as the Company may at the time be eligible to use for the registration of securities under the Securities Act providing for the sale by the Holders of all of their Registrable Securities then outstanding, and all Registrable Securities issuable thereafter. The Company may include in the Shelf Registration shares of Common Stock sold for the account of the Company, but no other person.

   Section 2.2. Demand Registration. (a) Request for Registration. At any time, and from time to time, the Holders of more than fifty percent (50%) of any type, class or series of Registrable Securities then outstanding shall have the right, by written notice (a "Demand Notice") delivered to the Company, to require the Company to register ("Demand Registration") Registrable Securities having an aggregate offering price to the public in excess of $5,000,000; provided, however, that (i) (x) until the earlier to occur of the Outside Date or the date of the consummation of the Final Closing, the Holders of Registrable Securities shall not have any right to demand a Demand Registration, (y) in the period commencing on the Outside Date and ending on the date of the consummation of the Final Closing, if the Final Closing occurs, the Holders of Registrable Securities shall have the right to demand four (4) Demand Registrations, and (z) at any time after the consummation of the Final Closing, the Holders of Registrable Securities shall have the right to demand an unlimited number of Demand Registrations, and (ii) the Company shall not be required to effect a Demand Registration if within six (6) months prior to the date of such Demand Notice a Demand Registration pursuant to this Section 2.2(a) shall have been declared or ordered effective by the Commission. The Holders who deliver a Demand Notice (the "Initiating Holders") shall specify in the Demand Notice the number and type, class or series of Registrable Securities to be registered and the intended methods of disposition thereof.

   The Company shall give written notice of any Demand Notice within ten (10) days after the receipt thereof, to each Holder other than the Initiating Holders. Within twenty (20) days after receipt of such notice, any such Holder may request in writing that its Registrable Securities be included in such registration, and the Company shall include in the Demand Registration the Registrable Securities of all such Holders who request to be so included (together with the Initiating Holders, the "Demanding Holders"), subject to the provisions of Section 2.4. Each such request shall specify the number of Registrable Securities proposed to be sold and the intended method of disposition thereof.

   (b) Effective Registration. A registration will be deemed to have been effected as a Demand Registration if it has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that a Demand Registration will not be deemed to have been effected, and the Company shall continue to be obligated to effect an additional Demand Registration, if (i) after such registration has become effective, the offering of Registrable Securities pursuant to such registration is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency (for any reason other than the acts or omissions of the Demanding Holders), (ii) any court prevents or otherwise limits the sale of Registrable Securities pursuant to such registration (for any reason other than the acts or omissions of the Demanding Holders), (iii) such registration does not remain effective for the Minimum Effective Period,
(iv) an event specified in clause (v), (vi) or (vii) of Section 3.1(d) occurs that results in a delay of an underwritten offering and, as a direct result of such delay, the managing underwriter(s) determine that the Registrable Securities cannot be sold at the originally anticipated offering price, or (v) after an event specified in clause (vi) of Section 3.1(d) occurs, Selling Holders determine to withdraw a majority of the Registrable Securities previously included in such registration.

   (c) Withdrawal. The Demanding Holders may withdraw all or any part of their Registrable Securities from a Demand Registration at any time (whether before or after the filing or effective date of such Demand

Registration) and, if all such Registrable Securities are withdrawn, may withdraw the demand related thereto. If a registration statement is filed pursuant to a Demand Registration, and subsequently a sufficient number of Registrable Securities are withdrawn from the Demand Registration so that such registration statement does not cover at least the required amount specified by Section 2.2(a), the Company may (or shall, if requested by the Demanding Holders) withdraw the registration statement and if such registration statement is withdrawn prior to the consummation of the Final Closing, it will count as a Demand Registration; provided that if the Demanding Holders bear the expenses associated with such withdrawn registration statement, such registration statement will not count as a Demand Registration and the Company shall continue to be obligated to effect an additional Demand Registration. If the Demanding Holders determine to bear such expenses, such expenses shall be borne ratably by the Demanding Holder(s) whose withdrawal of Registrable Securities resulted in such registration statement not covering the specified required amounts.

   (d) Selection of Underwriter. If the Demanding Holders so elect, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an underwritten offering. The majority of the Demanding Holders shall select one or more nationally recognized firms of investment bankers to act as the book-running managing underwriter or underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company.

   Section 2.3. Piggy-Back Registration. If the Company proposes to file a registration statement (a "Piggy-Back Registration") under the Securities Act with respect to an offering or other sale of equity securities by the Company for its own account or for the account of any holders of any class of its equity securities (other than (i) a Demand Registration, (ii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), or (iii) a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable, in any event at least thirty
(30) days before the anticipated filing date, and such notice shall offer each Holder the opportunity to include in such registration such number of Registrable Securities as such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof). Such Holders shall have twenty (20) days after receipt of such notice from the Company to make such request. All Holders requesting inclusion in the Piggy-Back Registration are referred to herein as "Piggy-Back Holders".

   Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of its request to withdraw prior to the date on which the registration statement becomes effective. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective, provided that the Company shall reimburse the Piggy-Back Holders for all reasonable out-of-pocket expenses (including counsel fees and expenses) incurred prior to such withdrawal.

   No Piggy-Back Registration shall relieve the Company of its obligation to effect any Demand Registration or a Shelf Registration, and no failure to effect a Piggy-Back Registration or complete the sale of securities in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 4.1).

   Section 2.4. Reduction of Offering. (a) Demand Registration. The Company may include in a Demand Registration Registrable Securities for the account of the Demanding Holders and shares of Common Stock for the account of the Company or other stockholders exercising contractual piggy-back registration rights or other stockholders, on the same terms and conditions as the Registrable Securities are included therein for the account of the Demanding Holders; provided, however, that (i) if the managing underwriter(s) of any underwritten offering that is the subject of such Demand Registration have informed the Company in writing that in their opinion the total number of securities that the Demanding Holders, the Company and any other stockholders intend to include in such offering exceeds the number which can be sold in such offering within a price range acceptable to the Holders of a majority of the Registrable Securities requested to be included therein, then (x) the number of Shares to be offered for the account of any stockholders other than the Demanding Holders shall be reduced (to zero, if necessary) pro rata in proportion to the respective number of Shares requested to be registered by such stockholders, and (y) thereafter, if necessary, the number of Shares to be offered for the account of the Company shall be reduced (to zero, if necessary), to the extent necessary to reduce the total number of Shares requested to be included in such offering to the number of Shares, if any, recommended by such managing underwriter(s) (and if the number of Shares to be offered for the account of stockholders other than the Demanding Holders and for the account of the Company has been reduced to zero, and the number of Shares requested to be included in such offering by the Demanding Holders exceeds the number of Shares recommended by such managing underwriter(s), then the number of Shares to be offered for the account of the Demanding Holders shall be reduced pro rata in proportion to the respective number of Shares requested to be registered by the Demanding Holders) and (ii) if the offering that is the subject of such Demand Registration is not underwritten, only Demanding Holders, and no other party (including the Company), shall be permitted to include securities in such Demand Registration unless the Demanding Holders owning a majority of the Shares included in such Demand Registration consent in writing to the inclusion of such securities therein.

   (b) Piggy-Back Registration. (i) Notwithstanding anything to the contrary contained herein, if the managing underwriter(s) of any underwritten offering that is the subject of a Piggy-Back Registration have informed the Company in writing that in their opinion the total number of Shares that the Company, the Piggy-Back Holders and any other persons desiring to participate in such registration intend to include in such offering exceeds the number which can be sold in such offering without materially and adversely affecting the marketability of the offering, then (x) the number of Shares to be offered for the account of all other persons (other than the Company, the Piggy-Back Holders, the Additional Piggy-Back Holder and any securityholder(s) for whom such registration constitutes an exercise of their demand registration rights) that have requested to include Shares in such registration shall be reduced (to zero, if necessary) pro rata in proportion to the respective number of Shares requested to be included, (y) thereafter, if necessary, the number of Shares to be offered for the account of the Company (if any) shall be reduced (to zero, if necessary), and (z) thereafter, if necessary, the number of Shares to be offered for the account of Piggy-Back Holders and Additional Piggy-Back Holder shall be reduced (to zero, if necessary) pro rata in proportion to the respective number of Shares requested to be included, to the extent necessary to reduce the total number of Shares requested to be included in such offering to the number of Shares, if any, that such managing underwriter(s) believe can be included without materially and adversely affecting the success of the offering; provided that, if such registration contemplates an "over-allotment option" on the part of underwriters, to the extent such over-allotment option is exercised and Holders of the Registrable Securities were excluded from registering any of the Registrable Securities they requested be included in such registration pursuant to the cutback provisions of this Section 2.4(b), then the over-allotment option shall be fulfilled through the registration and sale of such excluded Registrable Securities.

   (ii) If the managing underwriter(s) of any underwritten offering that is the subject of a Piggy-Back Registration notify the Company that the kind of securities that the Piggy-Back Holders intend to include is such as to materially and adversely affect the success of such offering, then (x) the Company shall afford the Piggy-Back Holders the opportunity to exercise, convert or exchange such securities for or into Common Stock concurrently with the consummation of such offering and include such shares of Common Stock in such offering, in which case such shares of Common Stock shall be included subject to clause (i) above, and (y) if one or more Piggy-Back Holders do not so exercise, convert or exchange such securities, such securities to be included in such offering by such Piggy-Back Holders shall be reduced as described in clause (i) above or if such reduction would, in the judgment of the managing underwriter(s), be insufficient to substantially eliminate the adverse effect that inclusion of such securities requested to be included would have on such offering, such securities will be excluded from such offering.

                                  ARTICLE III

                            REGISTRATION PROCEDURES

   Section 3.1. Filings; Information. Whenever the Company is required to effect or cause the registration of Registrable Securities pursuant to Section
2.1 or Section 2.2, the Company will use its reasonable best efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

     (a) The Company will as expeditiously as possible prepare and file with the Commission a registration statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for the Minimum Effective Period; provided, however, that the Company may postpone the filing of a registration statement, or suspend sales under an effective shelf registration statement, for a period of not more than thirty (30) days if the Company furnishes to each Selling Holder a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for the Company to file a registration statement, or permit sales to be made under an effective shelf registration statement, at such time because (i) it would interfere with any proposed or pending material transaction or (ii) the Company would be required to disclose material non-public information that the Company has a bona fide business purpose for not disclosing; provided, further, that the Company shall only be entitled to postpone a filing or suspend sales once in any twelve-month period. If the Company postpones the filing of a registration statement, or suspends sales under an effective shelf registration statement, it shall promptly notify the Holders in writing when the events or circumstances permitting such postponement or suspension have ended. In the event of any suspension of sales under any registration statement pursuant to this Section 3.1(a), the Company shall extend the period during which such registration statement shall be maintained effective by the number of days in such suspension period.

     (b) The Company will promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective (subject to paragraph (a) and the penultimate paragraph of this Section 3.1) for the Minimum Effective Period and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by each Selling Holder included in such registration statement.

     (c) The Company will, at least fifteen (15) days prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder, counsel representing such Selling Holders, and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and comment by the foregoing as promptly as practicable, but in any event within ten (10) days after delivery, and thereafter furnish to such Selling Holder, counsel and underwriter, if any, for their review and comment such number of copies of such registration statement, each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents or information as such Selling Holder, counsel or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder.

     (d) After the filing of the registration statement, the Company will promptly notify each Selling Holder of Registrable Securities covered by such registration statement, and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the Commission or any other Federal or state governmental authority of any stop order suspending the effectiveness of a registration statement or any order preventing or suspending the use of any prospectus or the initiation of any proceedings for that purpose, (iv) if, at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities, the representations and warranties of the Company contained in any agreement contemplated by
  Section 3.1(h) (including any underwriting agreement) cease to be true and correct in any material respect, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a registration statement, prospectus or documents incorporated therein by reference so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that, in the case of the prospectus, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. After the filing of the registration statement, the Company will promptly furnish to each Selling Holder and the managing underwriter, without charge, at least one signed copy of the registration statement.

     (e) The Company will use its reasonable best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder, the managing underwriters, if any, or their respective counsel reasonably (in light of such Selling Holder's intended plan of distribution) request, and
  (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e) or (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (f) The Company will promptly use its reasonable best efforts to prevent the entry, or obtain the withdrawal, of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any Registrable Securities for sale in any jurisdiction.

     (g) Upon the occurrence of any event contemplated by clause (vi) of
  Section 3.1(d), the Company will (i) promptly prepare a supplement or post-effective amendment to such registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) promptly make available to each Selling Holder any such supplement or amendment.

     (h) The Company will enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. All of the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Selling Holders. None of such agreements shall increase the potential liability of the Selling Holders beyond that otherwise provided in Article IV of this Agreement.

     (i) The Company will make available to each Selling Holder (and will deliver to their counsel) and each underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other process; provided that prior to any disclosure or release pursuant to clause (ii), the Inspectors shall provide the Company, to the extent possible, with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records which counsel has advised the Inspectors that the Inspectors are compelled to disclose. Each Selling Holder agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Selling Holder after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company or its Affiliates unless and until such information is made generally available to the public other than as a result of disclosure by such Selling Holder in breach of this provision. Each Selling Holder further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     (j) In the case of an underwritten offering, the Company will furnish to each Selling Holder and to each underwriter, a signed counterpart, addressed to such Selling Holder or underwriter, of (i) an opinion or opinions of outside counsel to the Company, and (ii) a comfort letter or comfort letters from the Company's independent certified public accountants (and if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and/or financial data are, or are required to be, included in the registration statement), each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Selling Holders or the managing underwriter therefor reasonably requests.

     (k) The Company will otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning on the first day of any fiscal quarter next succeeding the effective date of the registration statement, which earnings statement shall cover such twelve month period and shall satisfy the provisions of Section 11(a) of the Securities Act.

     (l) If requested by the Selling Holders owning a majority of the Shares that constitute Registrable Securities included in such registration statement, the Company will use its reasonable best efforts (a) to cause any class of Registrable Securities to be listed on a national securities exchange (if such securities are not already so listed) and on each additional national securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange or (b) to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers, Inc. (the "NASD").

     (m) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing underwriter for the offering or the Selling Holders, in customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows"; provided that the Company shall not be obligated so to participate in more than one such offering pursuant to a Shelf Registration or a Demand Registration in any 12-month period.

   The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities by such Selling Holder as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD. The Company may exclude from such registration any Holder who fails to provide such information.

   Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (iii),
(v) and (vi) of Section 3.1(d), such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(g), and, if so directed by the Company, such Selling Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Selling Holder's possession of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to clause (iii), (v) or (vi) of Section 3.1(d) to the date when the Company shall make available to the Selling Holders a prospectus supplemented or amended to conform with the requirements of Section 3.1(g).

   In connection with any Piggy-Back Registration that includes Registrable Securities, the Company will take the actions contemplated by paragraphs (c),
(d), (e), (f), (g), (i), (j), (k) and (l) above.

   Section 3.2. Registration Expenses. In connection with the Shelf Registration, every Demand Registration and every Piggy-Back Registration that includes Registrable Securities, the Company shall pay the following registration expenses incurred in connection with such registration (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws and of determination of eligibility of the Registrable Securities for investment under the laws of such jurisdiction as the managing underwriters or Holders of a majority of the Registrable Securities being sold may designate (including reasonable fees and disbursements of counsel in connection therewith), (iii) printing expenses (including printing certificates for the Registrable Securities to be sold and the prospectuses), messenger and delivery expenses, duplication, word processing, and telephone expenses, (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expenses of any annual audit or quarterly review, the expense of any liability insurance) and all fees and expenses incident to the performance of or compliance with this Agreement by the Company, (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to
Section 3.1(j)), reasonable fees and disbursements of all underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of one firm of counsel for the Holders, which counsel shall be chosen by Holders of a majority of the Shares included in such registration statement, and (ix) fees and disbursements of any transfer agent for the Registrable Securities. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

                                  ARTICLE IV

                       INDEMNIFICATION AND CONTRIBUTION

   Section 4.1. Indemnification by the Company. The Company agrees to indemnify, to the fullest extent permitted by law, and hold harmless each Selling Holder, its partners, officers, directors, employees and agents, and each person, if any, who controls such Selling Holder within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling person (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, reasonable attorneys' fee, cost or expense and costs and expenses (including, without limitation, costs of preparation and attorneys' fees and disbursements) of investigating and defending any such claim (collectively, the "Damages"), joint or several, and any action in respect thereof to which such Selling Holder, its partners, officers, directors, employees or agents, or any such Controlling Person may become subject under the Securities Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by a Selling Holder or underwriter expressly for use therein, and shall reimburse each Selling Holder, its partners, officers, directors, employees and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its partners, officers, directors, employees and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any Selling Holder to the extent that (a) any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary prospectus if (i) such offering does not involve an underwriter, (ii) such Selling Holder was informed by the Company of such untrue statement or omission and such Selling Holder was provided copies of the final prospectus by the Company and was informed by the Company of the correction therein of the untrue statement or omission, but such Selling Holder failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder to the person asserting the claim from which such Damages arise, and (iii) the final prospectus would have corrected such untrue statement or such omission; or (b) any such Damages arise out of or are based upon an untrue statement or omission in any prospectus if (i) such offering does not involve an underwriter, (ii) such untrue statement or omission is corrected in an amendment or supplement to such prospectus, and (iii) such Selling Holder was informed by the Company of such untrue statement or omission and, having previously been furnished by or on behalf of the Company with copies of such prospectus as so amended or supplemented sufficiently prior to the sale of Registrable Securities and informed by the Company of the correction therein of the untrue statement or omission, such Selling Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Damages arise. The Company also agrees to indemnify any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution of the Registrable Securities, their respective officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

   Section 4.2. Indemnification by Holders of Registrable Securities. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling person, to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder, or its plan of distribution, furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to such Selling Holder's Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors, employees or agents or any such controlling person or its partners, officers, directors, employees or agents, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, controlling person, or its partners, officers, directors, employees or agents, shall have the rights and duties given to such Selling Holder, under Section
4.1. Each Selling Holder also agrees to indemnify and hold harmless each other Selling Holder and any underwriters of the Registrable Securities, and their respective officers and directors and each person who controls each such other Selling Holder or underwriter on substantially the same basis as that of the indemnification of the Company provided in this Section 4.2. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above, with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement. In no event shall the liability of any Selling Holder be greater in amount than the dollar amount of the net proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

   Section 4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section
4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action, provided that the failure to notify the Indemnifying Party shall not relieve it from any liability except to the extent that the Indemnifying Party is materially prejudiced as a result of such failure. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnifying Party acknowledges, in a writing in form and substance reasonably satisfactory to such Indemnified Party, such Indemnifying Party's liability for all Damages of such Indemnified Party to the extent specified in, and in accordance with, this Article IV. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

   Section 4.4. Contribution. If the indemnification provided for in this
Article IV is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Selling Holders, on the one hand, and the underwriters, on the other, in such proportion as is appropriate to reflect the relative benefits received by the

Company and the Selling Holders, on the one hand, and the underwriters, on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Selling Holders, on the one hand, and of the underwriters, on the other, in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations, and (ii) as between the Company, on the one hand, and each Selling Holder, on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Holders, on the one hand, and the underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case, as set forth in the table on the cover page of the prospectus. The relative fault of the Company and the Selling Holders, on the one hand, and of the underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Holders or by the underwriters. The relative fault of the Company, on the one hand, and of each Selling Holder, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

   The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Selling Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public (less underwriting discounts and commissions) exceeds the amount of any Damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligation to contribute pursuant to this Section 4.4 is several and not joint.

   The indemnity, contribution and expense reimbursement obligations contained in this Article IV are in addition to any liability any Indemnifying Party may otherwise have to an Indemnified Party or otherwise. The provisions of this
Article IV shall survive, notwithstanding any transfer of the Registrable Securities by any Holder or any termination of this Agreement.

                                   ARTICLE V

                                 MISCELLANEOUS

   Section 5.1. Participation in Underwritten Registrations. No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements, and (b) timely completes and executes all questionnaires, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement; provided that (i) no Selling Holder shall be required to make any representations or warranties except those which are customary for a selling holder of securities, and (ii) the liability of each Selling Holder to any underwriter under such underwriting agreement will be limited to liability arising from material misstatements or omissions in the relevant registration statement or the relevant prospectus regarding such Selling Holder and its intended method of distribution that were based upon information furnished in writing by such Selling Holder to the Company expressly for use therein and any such liability shall not exceed an amount equal to the amount of net proceeds such Selling Holder derives from such registration.

   Section 5.2. Distribution. During such time as any Selling Holder may be engaged in a distribution (within the meaning of Regulation M promulgated under the Exchange Act) of the Registrable Securities, such Selling Holder shall comply with Regulation M and pursuant thereto it shall, among other things; (i) not engage in any stabilization activity in connection with the securities of the Company in contravention of such regulation.

   Section 5.3. SEC Reporting. (a) Rules 144 and 144A. The Company shall timely file any reports required to be filed by it under the Securities Act and the Exchange Act and, if at any time the Company is not required to file such reports, the Company will, upon the request of any Holder or prospective purchaser from such Holder, make available such information necessary to permit sales pursuant to Rule 144A, and shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 or Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

   (b) S-3 Eligibility. The Company shall use its best efforts to maintain its eligibility to use Form S-3 under the Securities Act.

   Section 5.4. Restrictions on Sale. (a) By the Company. The Company agrees, and shall use its best efforts to cause its Affiliates to agree, (i) not to effect any public sale or distribution of any equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement) filed by the Company, in the case of an underwritten offering, if, and to the extent, reasonably requested by the managing underwriter or underwriters, and (ii) to use its best efforts to ensure that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities (other than to officers or employees) shall contain a provision under which holders of such securities agree not to effect any sale or distribution of any such securities during the periods described in (i) above, in each case, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph shall not prevent (x) the conversion or exchange of any securities pursuant to their terms into or for other securities or (y) the issuance of any securities to employees of the Company or pursuant to any employee plan.

   (b) By the Holders. Each Holder agrees, and shall use its best efforts to cause its Affiliates to agree, not to effect any public sale or distribution of any equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 7 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement) filed by the Company, in the case of an underwritten offering if, and to the extent, reasonably requested by the managing underwriter(s); provided that all executive officers and directors of the Company agree to similar restrictions, which the Company will use its reasonable best efforts to enforce and provided further that the Company informs such Holder of the expected effective date at least fifteen
(15) days prior thereto. Notwithstanding the provisions of the preceding sentence, a Holder may sell any or all of its Registrable Securities in a private sale.

   Section 5.5. Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service.

     If to the Company, to it at:

       Peapod, Inc.
       9933 Woods Drive
       Skokie, IL 60077
       Attention: Andrew Parkinson, Chairman
       Facsimile: (847) 583-9495

     with a copy (which shall not constitute notice) to:

       Sidley & Austin
       Bank One Plaza
       10 South Dearborn Street
       Chicago, IL 60603
       Attn: Christine A. Leahy
       Facsimile: (312) 853-7036

     if to the Purchaser:

       Koninklijke Ahold N.V.
       Albert Heijnweg 1
       1507 EH Zaandam, The Netherlands
       Attention: Ton van Tielraden, Esq.
       Facsimile: (31-75) 659-8366

     and a copy (which shall not constitute notice) to:

       White & Case LLP
       1155 Avenue of the Americas
       New York, New York 10036
       Attention: Maureen S. Brundage, Esq./John M. Reiss, Esq.
       Facsimile: (212) 354-8113

     If to any other Holder, to it at the address(es) or facsimile number(s) set forth in the notice referred to in Section 5.11 with respect to such Holder.

   Section 5.6. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in Section 5.5, such service to become effective seven days after such mailing. Nothing herein shall affect the right of either party to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

   Section 5.7. Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof, including, without limitation, the Letter Agreement.

   Section 5.8. Modifications and Amendments. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by (a) the Company and (b) by the Holders of a majority of the Shares held by all Holders that constitute Registrable Securities.

   Section 5.9. Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

   Section 5.10. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

   Section 5.11. Assignment. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company. This Agreement and the rights, duties and obligations hereunder may be assigned or delegated by any Holder to a transferee or assignee of Registrable Securities; provided, however, that the Company shall not be obligated to recognize any such assignment or delegation, and such transferee or assignee shall not become a Holder, unless (a) the Company has received written notice of the name and address of such transferee or assignee and of the Registrable Securities with respect to which such assignment and/or delegation has been made, and (b) such transferee or assignee agrees to be bound by this Agreement as if such transferee or assignee was an original Purchaser. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

   Section 5.12. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

   Section 5.13. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

   Section 5.14. Further Assurances. Each party hereto, upon the request of any other party hereto, shall take all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

   Section 5.15. Remedies Cumulative; Specific Performance. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any remedies against the other party hereto. In the event of a breach or a threatened breach by any party to this

Agreement of its obligations under this Agreement, any party injured or to be injured by such breach will be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by law. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief that a remedy at law would be adequate is waived.

   Section 5.16. Other Registration Rights. Without the written consent of the Holders of a majority of the Shares held by all Holders that constitute Registrable Securities, the Company shall not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject to the prior rights of the Holders of Registrable Securities set forth herein, and are not otherwise in conflict or inconsistent with the provisions of, this Agreement.

                                     * * *

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          Peapod, Inc.
                                           a Delaware corporation

                                                /s/ Andrew B. Parkinson
                                          By: _________________________________
                                            Name: Andrew B. Parkinson
                                            Title: Chairman

Koninklijke Ahold N.V.

      /s/ Ton van Tielraden
By: _______________________________
  Name: Ton van Tielraden
  Title: Senior Vice President and
  General Counsel

                                                                         Annex F

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SUPPLY AND SERVICES AGREEMENT

                                    between

                                  PEAPOD, INC.

                                      and

                             KONINKLIJKE AHOLD N.V.

                               ----------------

                                  Dated as of

                                 April 14, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE I     DEFINITIONS AND CONSTRUCTION...............................    1
     1.01     Definitions.................................................    1
     1.02     Construction................................................    3

 ARTICLE II   WHOLESALE SUPPLY............................................    3
     2.01     Agreement to Purchase.......................................    3
     2.02     Price, Cost and Other Charges...............................    4
     2.03     Returns, Refunds and Credits to Customers...................    4
     2.04     Title to Products; Risk of Loss.............................    4

 ARTICLE III  WAREROOMS; IMPLEMENTATION AND CLOSURE.......................    5
     3.01     Warerooms...................................................    5
     3.02     Slot Settings...............................................    5
     3.03     Expansion and Establishment of Warerooms....................    5
     3.04     Relocation or Closure of Existing Warerooms.................    5
     3.05     Configuration and Build Out.................................    5

 ARTICLE IV   PERFORMANCE OF SERVICES.....................................    5
     4.01     Service Level and Productivity..............................    5
     4.02     Provision of Services.......................................    6
     4.03     Employees and Staff Support.................................    6

 ARTICLE V    SUPPLIER INCENTIVE ARRANGEMENT..............................    6
     5.01     Supplier Incentive Fee......................................    6

 ARTICLE VI   FULFILLMENT SERVICES........................................    6
     6.01     Fulfillment Services........................................    6
     6.02     Costs.......................................................    6

 ARTICLE VII  DELIVERY SERVICES...........................................    6
     7.01     Delivery Services...........................................    6
     7.02     Costs.......................................................    6
     7.03     Delivery Charges............................................    7

 ARTICLE VIII FIELD OPERATIONS SERVICES...................................    7
     8.01     Field Operations Services...................................    7
     8.02     Costs.......................................................    7

 ARTICLE IX   OVERHEAD SERVICES...........................................    7
     9.01     Overhead Services...........................................    7
     9.02     Costs.......................................................    7

 ARTICLE X    PAYMENTS BY THE CUSTOMERS...................................    7
    10.01     Payment by Customers........................................    7
    10.02     Coupons.....................................................    8
    10.03     Books and Records...........................................    8

 ARTICLE XI   ADVERTISING AND MARKETING...................................    8
    11.01     Advertising and Marketing...................................    8
    11.02     Trademark...................................................    9
    11.03     Quality Control.............................................    9
    11.04     Customer Data...............................................    9

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 ARTICLE XII   BILLING AND PAYMENTS.......................................    9
    12.01      Invoicing..................................................    9
    12.02      Additional Gross...........................................   10
    12.03      Payment....................................................   10
    12.04      Disputes...................................................   10
    12.05      Payment Matters............................................   10

 ARTICLE XIII  EXCLUSIVITY RIGHTS.........................................   10
    13.01      Exclusivity Rights.........................................   10

 ARTICLE XIV   TERM; TERMINATION..........................................   11
    14.01      Term.......................................................   11
    14.02      Renewal....................................................   11
    14.03      Early Termination..........................................   11
    14.04      Sums Due...................................................   11
    14.05      Effect of Termination......................................   11

 ARTICLE XV    FORCE MAJEURE..............................................   12
    15.01      Force Majeure..............................................   12

 ARTICLE XVI   LIABILITY; INDEMNIFICATION.................................   12
    16.01      Consequential and Other Damages............................   12
    16.02      Liability..................................................   12
    16.03      Disclaimer.................................................   12

 ARTICLE XVII  TECHNOLOGY PARTNERSHIP AGREEMENT...........................   12
    17.01      Technology.................................................   12

 ARTICLE XVIII BRANDING...................................................   13
    18.01      Branding...................................................   13

 ARTICLE XIX   MISCELLANEOUS..............................................   13
    19.01      Confidentiality............................................   13
    19.02      Notices....................................................   13
    19.03      Amendments and Waivers.....................................   14
    19.04      Expenses...................................................   14
    19.05      Parties in Interest........................................   14
    19.06      WAIVER OF JURY TRIAL.......................................   14
    19.07      Counterparts...............................................   14
    19.08      Governing Law and Jurisdiction.............................   14
    19.09      Assignment.................................................   15
    19.10      Table of Contents, Captions................................   15
    19.11      Entire Agreement...........................................   15
    19.12      Severability...............................................   15
    19.13      Third Party Beneficiaries..................................   15
    19.14      No Strict Construction.....................................   15

 EXHIBITS
 Exhibit A--List of Existing States
 Exhibit B--Form of License Agreement
 Exhibit C--Incentive Fee
 Exhibit D--Fulfillment Services
 Exhibit E--Delivery Services
 Exhibit F--Field Operations Services
 Exhibit G--Overhead Services
 Exhibit H--Peapod Partnership Opportunity Document

                         SUPPLY AND SERVICES AGREEMENT

   SUPPLY AND SERVICES AGREEMENT (this "Agreement") dated as of April 14, 2000 between Peapod, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), and Koninklijke Ahold N.V., a public company with limited liability organized and existing under the laws of the Netherlands (the "Supplier").

                                  WITNESSETH:

   WHEREAS, the Company is engaged in the online retail food and other merchandise shopping business in certain markets in the United States; and

   WHEREAS, the Supplier, through its Affiliates, is involved in the retail food and other merchandise and food supply business in certain markets in the United States; and

   WHEREAS, the Company has issued a Promissory Note dated April 5, 2000 in favor of BEW, Inc., a Delaware corporation ("BEW"), an Affiliate of the Supplier, and entered into a Security Agreement dated April 7, 2000 with BEW (as amended, the "Note and Security Agreement"), pursuant to which BEW has advanced $3,000,000 to the Company; and

   WHEREAS, in connection with the Note and Security Agreement, the Company has issued a warrant dated April 10, 2000 in favor of the Supplier, to acquire 100,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); and

   WHEREAS, the Company is entering into simultaneously herewith Credit and Security Agreements with the Supplier to refinance the Note and Security Agreement and to provide to the Company a $20 million revolving credit facility and will receive in connection therewith a warrant to acquire 3,566,667 shares of Common Stock; and

   WHEREAS, the Company is entering into simultaneously herewith a Purchase Agreement dated as of April 14, 2000 (the "Purchase Agreement") with the Supplier pursuant to which the Supplier has agreed to purchase from the Company, and the Company has agreed to sell to the Supplier, subject to the terms and conditions set forth therein, 19,369,873 shares of Series B Convertible Preferred Stock of the Company and warrants to purchase 32,894,270 shares of Common Stock; and

   WHEREAS, the Company wishes to purchase from the Supplier all of its requirements of perishable and nonperishable goods, and to obtain certain other services, for the Company's online business within the states listed in Exhibit A attached hereto, and the Supplier is willing to supply such requirements and provide such services to the Company, in each case on the terms and subject to the conditions set forth herein.

   NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND CONSTRUCTION

   1.01 Definitions.

   The following terms, as used herein, shall have the following meanings:

   "Accounting Referee" shall have the meaning set forth in Section 12.04.

   "Actual Costs" shall mean all costs of supplies used in the provision of Services, all Labor Costs, all risk and general liability insurance costs and any other actual costs and expenses associated with the performance of the Services.

   "Additional Gross" shall mean the amount of any additional coop allowances, allowances for slotting, scan buydowns and rebates for annual contracts granted to the Supplier by vendors or manufacturers on the purchase of perishables and groceries by the Supplier from such vendors or manufacturers.

   "Additional Gross Credit" shall have the meaning set forth in Section
12.02.

   "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, the Company shall not be deemed an Affiliate of the Supplier.

   "Agreement" shall have the meaning set forth in the preamble to this Agreement.

   "Ahold Facility" shall mean any Retail Store, warehouse, operational facility or any other building in which a Wareroom is, or may be, established pursuant to this Agreement.

   "Base Price" shall have the meaning set forth in Section 2.02(a).

   "BEW" shall have the meaning set forth in the recitals to this Agreement.

   "Business Day" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in Chicago, Illinois, Chantilly, Virginia or New York, New York.

   "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

   "Company" shall have the meaning set forth in the preamble to this Agreement.

   "Credit and Security Agreements" shall have the meaning set forth in the Purchase Agreement.

   "Credit Statement" shall have the meaning set forth in Section 12.02.

   "Delivery Services" shall have the meaning set forth in Section 7.01.

   "Existing State" shall have the meaning set forth in Section 13.01(a).

   "Field Operations Services" shall have the meaning set forth in Section
8.01.

   "Fulfillment Services" shall have the meaning set forth in Section 6.01.

   "Invoice" shall have the meaning set forth in Section 12.01.

   "Labor Costs" shall mean all labor related costs associated with the performance of Services, including, without limitation, salaries, workers' compensation, labor benefits, labor fringe benefits, healthcare and other welfare benefits claim costs.

   "License Agreement" shall mean the master license agreement relating to Warerooms entered into by and between the Company and the Supplier in substantially the form attached hereto as Exhibit B.

   "New State" shall have the meaning set forth in Section 13.01(b).

   "Note and Security Agreement" shall have the meaning set forth in the recitals to this Agreement.

   "Out of Stocks" shall mean, with respect to each Wareroom, the difference on a weekly basis between the Products ordered by the customers of the Company being serviced from such Wareroom and the Products actually delivered to such customers as reflected on the Company's invoices to such customers.

   "Overhead Services" shall have the meaning set forth in Section 9.01.

   "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Products" shall have the meaning set forth in Section 2.01.

   "Purchase Agreement" shall have the meaning set forth in the recitals to this Agreement.

   "Retail Store" shall mean any retail store operated by the Supplier or any of its Affiliates.

   "Services" shall mean the Fulfillment Services, the Delivery Services, the Field Operations Services, the Overhead Services and any other services provided by the Supplier hereunder.

   "SKU" shall mean stock keeping unit.

   "Software License" shall have the meaning set forth in Section 17.01.

   "Supplier" shall mean Koninklijke Ahold N.V. or, in respect of any Services to be rendered hereunder, unless the context otherwise requires, any Affiliate thereof or third party that may be designated from time to time by Koninklijke Ahold N.V. to provide any such Services.

   "Trademarks" shall mean the trademarks, service marks, trade dress, logos and other indicia of origin or standard of quality used by the Supplier in connection with its Products, Services or the operation of its business.

   "Wareroom" shall have the meaning set forth in Section 3.01.

   "Warehouse and Transportation Charge" shall have the meaning set forth in
Section 2.02(c).

   1.02 Construction. The captions or headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions, Articles or Sections of this Agreement. All references in this Agreement to particular Articles or Sections are references to the Articles or Sections of this Agreement, unless some other references are clearly indicated. All accounting terms not specifically defined in this Agreement shall be construed in accordance with the generally accepted accounting principles as in effect on the date hereof. In this Agreement, unless the context otherwise requires, (i) words describing the singular number shall include the plural and vice versa, (ii) words denoting any gender shall include all genders and (iii) the word "including" shall mean "including without limitation." In interpreting and enforcing this Agreement, each of the representations and warranties set forth in this Agreement shall be given independent effect and shall not be deemed superseded or modified by any other such representation or warranty.

                                  ARTICLE II

                               WHOLESALE SUPPLY

   2.01 Agreement to Purchase. (a) The Company agrees to purchase from the Supplier, and the Supplier agrees to sell to the Company, all of the Company's requirements of perishables and non-perishables (collectively, the "Products") for the Company's online business within the States listed in Exhibit A attached hereto. The Supplier shall make available to the Company those Products whose selection and procurement are comparable in quality and value with the Supplier's existing supermarket business and/or are appropriate for the Company's business, as determined by the Supplier in its sole discretion; provided that the Company shall have the right to reasonably object to such determination.

   (b) Product Mix. The Supplier shall provide the Company from time to time with the Product mix for the Company's online business in each Existing State; provided that the Company shall have the right to reasonably object to such determination. The Company may also recommend to the Supplier the inclusion in the Product mix for the Company's online business in a particular Existing State of additional SKUs not carried by the Supplier, which SKUs, subject to approval by the Supplier, shall be included in the Product mix for such Existing State.

   2.02 Price, Cost and Other Charges. Within each Product category supplied by the Supplier under this Agreement, the Company shall pay the Supplier the Base Price for such Products plus additional costs, upcharges and fees, and minus allowances, related to such Products as set forth below:

     (a) Base Price. The base price for each Product (the "Base Price") shall be the manufacturer's or vendor's published price in the bracket in which the Supplier normally purchases such item for its Retail Stores.

     (b) Allowances. The Supplier shall deduct from the Base Price per SKU, to the extent reasonably possible, the full amount of all off-invoice and billback allowances.

     (c) Warehouse and Transportation Charge. For the stocking of the Products in the warehouses of the Supplier and/or its Affiliates and the transportation of such Products from such warehouses or from vendors' warehouses, as the case may be, to the various Warerooms, the Company shall pay the Supplier a fixed charge (the "Warehouse and Transportation Charge") equal to the charge usually paid by the Supplier's Retail Stores for such central warehouse and transportation services, calculated in accordance with the Supplier's usual standards and practices.

     (d) Other Costs. The Company shall pay any other reasonable costs relating to the supply of the Products by the Supplier to the Company pursuant to this Agreement.

   2.03 Returns, Refunds and Credits to Customers. (a) Returns. The Supplier will accept Products returned by the Company's customers either (i) to the delivery driver upon delivery of other Products to such customers or (ii) at any of the Supplier's Retail Stores. The Company shall be responsible for any Product returned by a customer due to damage or spoilage during delivery and for any Product that cannot be resold at a normal retail price. Accordingly, the Company shall be charged for such returned Products in accordance with the provisions of Article XII below. The Company shall have no responsibility for any Product returned by a customer otherwise than due to damage or spoilage that can be sold at a normal retail price. Accordingly, the Company shall receive an instore credit for such returned Products in accordance with the provisions of Article XII below.

     (b) Drivers' Credits to Customers. The Supplier may grant customers credit "at the door" on future purchases of Products from the Company as appropriate based upon a standard agreed upon by the Company and the Supplier from time to time which shall be in accordance with the Company's past practices. The cumulative amount of such credits shall be charged on a weekly basis to the Company in accordance with the provisions of Article XII below. The Supplier will submit to the Company any documentation on such credits reasonably requested by the Company.

   2.04 Title to Products; Risk of Loss. The Company will obtain title to the Products ordered by its customers immediately upon removal of such Products from the Warerooms for delivery to the Company's customers. The Products shall be held at the Company's risk and expenses with respect to loss and damage from any cause, including Acts of God and force majeure, spoilage and shrinkage, and taxes and charges of any kind from such time as the Products are removed from the Warerooms for delivery to the Company's customers until such time as the Products are actually delivered to such customers.

                                  ARTICLE III

                     WAREROOMS; IMPLEMENTATION AND CLOSURE

   3.01 Warerooms. The Supplier shall provide the Company with warerooms (each, a "Wareroom", and collectively, the "Warerooms") (i) of approximately 7,000 square feet each, (ii) suitable for the performance by the Supplier of the Services hereunder, and (iii) located initially in the premises of the Ahold Facilities to be designated by the Supplier as promptly as practicable after the date hereof, but in no event later than 30 days after the date hereof. As promptly as practicable after the date hereof, the Company and the Supplier shall enter into the License Agreement in substantially the form attached hereto as Exhibit B for the provision of such Warerooms by the Supplier to the Company in connection with the performance of the Services hereunder.

   3.02 Slot Settings. Slot settings (i.e., delivery windows) which determine the number of orders for each Wareroom shall be controlled and reallocated by the Company. The Company shall not close or reduce the slot setting of any Wareroom without the consent of the Supplier unless reported late deliveries (other than those from customers who were provided notice by the Supplier that such deliveries would be late) originating from such Wareroom in any week exceed three percent (3%) of the total number of orders actually delivered to customers of the Company from such Wareroom during such week.

   3.03 Expansion and Establishment of Warerooms. The parties shall meet annually for purposes of determining Wareroom budgeting and capital expenditures, including plans for the expansion of existing Warerooms and the establishment of new Warerooms. If the parties fail to agree with respect to any such matters, the unresolved matter will be discussed between the Chief Executive Officers of the Company and of the Supplier (or its nominee) and, if they fail to reach agreement, such unresolved matter will be determined by the Chief Executive Officer of the Supplier (or its nominee) in his sole discretion and such determination shall be binding on the parties hereto.

   3.04 Relocation or Closure of Existing Warerooms. The Supplier may, in its sole discretion, relocate to another Ahold Facility or close an existing Wareroom; provided, however, that the Supplier shall give the Company at least 90 days prior written notice of its intention to do so and shall discuss with the Company any reasonable objection of the Company to such relocation or closure. Notwithstanding the foregoing, it is understood and agreed that the Supplier's determination as to such relocation or closure shall be final and binding. Within 90 days of the Supplier's delivery of such written notice to the Company, the Company and the Supplier shall agree on a schedule for the relocation or closure, which in no event shall be more than 180 days from the date of the Company's receipt of such notice of such relocation or closure, as the case may be, of such Wareroom. In the event a Wareroom is to be closed, the Supplier shall use reasonable efforts to provide the Company with an alternative reasonably acceptable to the Company to service the customers formerly serviced from such closed Wareroom.

   3.05 Configuration and Build Out. The Supplier and the Company shall cooperate in configuring the Warerooms in a commercially reasonable manner for the safe, productive and efficient performance of the Services hereunder. The Company shall be responsible for the cost of all of the equipment relating to the provision of the Fulfillment Services and the Delivery Services. The Supplier shall be responsible for the cost of all of the equipment normally used in the daily operation of its Retail Stores including, but not limited to, meat slicers, wrappers and other specialty food preparation supplies.

                                  ARTICLE IV

                            PERFORMANCE OF SERVICES

   4.01 Service Level and Productivity. The Supplier and the Company agree that the service level for the Products supplied by the Company under this Agreement for each Wareroom shall be an Out of Stocks level of no greater than 5%. If the Supplier fails to meet this level, the Supplier shall assign on a full-time basis a field supervisor to reduce the Out of Stocks level to or below the level provided above, at no additional charge to the Company.

   4.02 Provision of Services. The Company understands and agrees that the Supplier shall have the right, in its sole discretion, to use Affiliates and/or third parties selected by the Supplier for the supply of the Products and/or the provision of any of the Services hereunder.

   4.03 Employees and Staff Support. The Supplier agrees that it shall be responsible for determining and shall use its reasonable efforts to maintain sufficient personnel levels to supply the Products and perform the Services under this Agreement.

                                   ARTICLE V

                        SUPPLIER INCENTIVE ARRANGEMENT

   5.01 Supplier Incentive Fee. The Company shall pay to the Supplier an incentive fee as set forth, and according to the terms and conditions included, in Exhibit C attached hereto.

                                  ARTICLE VI

                             FULFILLMENT SERVICES

   6.01 Fulfillment Services. The Supplier or its nominee shall provide to the Company fulfillment and store services (the "Fulfillment Services") as described, and according to the terms and conditions included, in Exhibit D attached hereto. The parties shall cooperate with each other to ensure appropriate coordination of such Fulfillment Services. The Company shall provide the Supplier daily in a timely manner with all information necessary for the performance by the Supplier or its nominees of such Fulfillment Services, including without limitation, all information relating to slot settings and smart flow incentives.

   6.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Fulfillment Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit D attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit D attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. The calculation and allocation of the Actual Costs shall be made on the same basis and in the same manner as is used in calculating and allocating costs and expenses charged by the Supplier or its relevant Affiliate to its Retail Stores for Fulfillment Services.

                                  ARTICLE VII

                               DELIVERY SERVICES

   7.01 Delivery Services. Based on the orders collected by the Company from its online customers for the purchase of Products, the Supplier or its nominee shall coordinate locally the delivery of such Products to the homes or offices of the Company's customers (the "Delivery Services") as described, and according to the terms and conditions included, in Exhibit E attached hereto. The Company shall provide the Supplier or its nominee daily in a timely manner with all information necessary for the performance by the Supplier or its nominee of such Delivery Services, including without limitation, all customers, delivery and pre-routing information. The parties shall cooperate with each other to ensure appropriate coordination of such Delivery Services.

   7.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Delivery Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit E attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit E attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. Labor Costs shall be allocated to the Company for all delivery personnel used in the provision of the Delivery Services.

   7.03 Delivery Charges. The Company shall establish the amounts to be charged to its customers for the delivery of Products to such customers, including pricing for particular delivery times, subject to approval by the Supplier.

                                 ARTICLE VIII

                           FIELD OPERATIONS SERVICES

   8.01 Field Operations Services. The Supplier or its nominee shall provide to the Company field operations services (the "Field Operations Services") as described, and according to the terms and conditions included, in Exhibit F attached hereto. The parties shall cooperate with each other to ensure appropriate coordination of such Field Operations Services.

   8.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Field Operations Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit F attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit F attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. The calculation and allocation of the Actual Costs shall be made on the same basis and in the same manner as is used in calculating and allocating costs and expenses charged by the Supplier or its relevant Affiliate to its Retail Stores for Field Operations Services.

                                  ARTICLE IX

                               OVERHEAD SERVICES

   9.01 Overhead Services. The Supplier or its nominee shall provide to the Company, upon the Company's request, intercompany overhead services (the "Overhead Services") as described, and according to the terms and conditions included, in Exhibit G attached hereto. The parties shall cooperate with each other to ensure appropriate coordination of such Overhead Services.

   9.02 Costs. The Company shall bear all of the Actual Costs incurred by the Supplier or its nominee in connection with the performance and provision of the Overhead Services hereunder as described in, and in accordance with the terms and conditions of, Exhibit G attached hereto. Such Actual Costs shall be charged to the Company on an actual or fixed basis as provided in Exhibit G attached hereto. The Company and the Supplier shall work together to reduce the Actual Costs incurred in connection therewith. The calculation and allocation of the Actual Costs shall be made on the same basis and in the same manner as is used in calculating and allocating costs and expenses charged by the Supplier or its relevant Affiliate to its Retail Stores for Overhead Services.

                                   ARTICLE X

                           PAYMENTS BY THE CUSTOMERS

   10.01 Payment by Customers. (a) Collection of Payment. The parties hereby agree that it shall be the Company's responsibility to collect payment from its customers for Products delivered thereto.

   (b) Payment by Credit Card. If the Company accepts credit card payments from its customers, it shall be responsible for and shall pay all credit card costs associated with such payment. The Supplier shall use its reasonable efforts to include the Company in its credit and exchange program.

   (c) Payment by Checks. If the Company accepts payment by checks from its customers upon delivery of the Products by the Supplier to such customers, the Supplier shall collect such checks according to the payment information provided to it by the Company, and use its reasonable efforts to submit such collected checks on a daily basis to the Company for clearance and payment, which shall be the sole responsibility of the Company.

   (d) Payment by Electronic Funds Transfer. If the Company accepts payment by electronic funds transfer from its customers, it shall be responsible for and shall pay all costs associated with such payment.

   10.02 Coupons. (a) Collection of Coupons by the Supplier. The Supplier may collect coupons from the Company's customers upon delivery of the Products by the Supplier to such customers, and shall submit such collected coupons to the Company on a weekly basis in order for the Company, which shall be responsible for the clearance of such coupons. Any doubling of coupons or other credit for coupons of an amount in excess of the face amount therefor shall be the responsibility of the Company.

   (b) Offer of Coupons by the Supplier. The Supplier may, if agreed to by the Company, offer and distribute coupons to the Company's customers upon delivery of the Product for future purchases.

   (c) Electronic Coupons. The Company may offer electronic coupons to its customers, which are funded by vendors or at the Company's own expense.

   10.03 Books and Records. (a) Obligation to Maintain Records. The Company shall maintain detailed accounting records according to standard accounting practices. The Company will periodically provide monthly to the Supplier any documentation or other information on such accounting, cash payment and reconciliation records as reasonably requested by the Supplier.

   (b) Right to Review Records. Up to two (2) times during each calendar year, the Supplier, or its nominees, shall have the right, upon reasonable notice to the Company, to examine and audit the books and records of the Company relating to the sale of the Products by the Company to its customers and reflecting such information as is reasonably necessary to accurately verify the payments due to the Supplier pursuant to this Agreement. The Supplier's exercise of the foregoing right by itself or through its nominee shall not unduly interfere with the Company's business operations. The Supplier shall provide to the Company a copy of the results of any such examination or audit, and the parties shall promptly agree upon an appropriate adjustment to compensate for any errors or omissions disclosed by such audit. Should an audit disclose an error or omission by the Company resulting in an underpayment of 5% or more of the amount due, the Company shall promptly reimburse the Supplier for the reasonable out-of-pocket costs of the audit. If as a result of any such examination or audit, any error or omission with respect to any Invoice or Credit Statement is disclosed, the Company shall have the right to raise objections thereto notwithstanding the provisions of
Section 12.03.

                                  ARTICLE XI

                           ADVERTISING AND MARKETING

   11.01 Advertising and Marketing. (a) The Company shall be primarily responsible for all advertising, marketing, sales or sales support efforts, including without limitation, management and support for customer acquisition and retention, including in-bound telemarketing, point of sale promotions, direct mail, mass media and such other marketing programs as the Company and the Supplier shall mutually deem appropriate from time to time. The parties acknowledge that the Supplier has a substantial interest in protecting its brand and that, therefore, all marketing efforts and planning processes must be approved by the Supplier's marketing representative prior to the execution thereof. The Supplier shall cooperate, to the extent reasonably requested, with the Company with respect to such efforts. The Company will make available to the Supplier certain space on the Company's online service for use in promoting instore marketing programs. The financial and other terms associated with the content development, display and related consumer behavior feedback will be mutually established by the parties on a case-by-case basis.

   (b) The Company hereby acknowledges and agrees that the Supplier's motivation for entering into this Agreement is to expand its existing customer base and not merely replace existing customers' method of procuring Products. Accordingly, the Company shall use its reasonable best efforts to market and promote the Products in a manner intended to expand the Supplier's existing customer base.

   (c) The Company and the Supplier shall agree on an annual marketing plan for the offer of Products online.

   11.02 Trademark. The Supplier hereby grants to the Company a limited, non-exclusive, non-transferable, royalty-free, right and license to use the Trademarks in the United States of America, solely in connection with the Company's advertising, marketing, promotion and sale of Products supplied by the Supplier hereunder. Such license shall extend to affixation of the Trademarks on the Company's web sites and on packaging and promotional literature. Without the express prior written consent of the Supplier, the Company shall not change the form or use of the Trademarks in any respect from the form and manner approved in writing by the Supplier from time to time, nor shall the Company use the Trademarks in connection with the promotion, marketing, advertising or sale of any product or service other than as licensed hereunder, in connection with the SKUs permitted by Section 13.01(a). The Company shall have no rights of ownership in the Trademarks and shall not make any filing for registration of any of the Trademarks on its own behalf or in its own name. The Company's use of the Trademarks shall inure solely to the benefit of the Supplier and the goodwill appurtenant to the Trademarks shall belong exclusively to the Supplier. The Company shall not contest or otherwise attack or act in a manner inconsistent with the Supplier's right, title and interest in or to the Trademarks licensed hereunder.

   11.03 Quality Control. During the term of this Agreement, the Supplier shall have the right at all times to establish, and to require the Company's adherence to, quality control standards governing the preparation, distribution, commercialization and quality of products and services sold under the Trademarks. The Supplier shall also have the right to establish and to require the Company's adherence to standards governing the manner of display of the Trademarks for any and all uses licensed hereunder. Upon request, the Company shall provide the Supplier representative specimens of all web sites, advertising and other materials upon which the Company uses the Trademarks, for purposes of determining whether the Trademarks are being used in accordance with the applicable standards. If, in its sole discretion, the Supplier determines that any Trademarks are not being used in accordance with such applicable standards, upon five (5) days prior written notice, the Company will either cease use of the Trademarks at issue or modify such use so as to comply with such applicable standards. The Supplier shall provide to the Company a quarterly report on food safety inspection matters with respect to the Warerooms.

   11.04 Customer Data. It is understood and agreed by the parties that during the term of this Agreement the Supplier and the Company shall have joint access and full use of any and all information and data collected from customers by the Company in connection with the online offer of the Products by the Company; provided that the Supplier's and the Company's use of such information shall be subject to the Company's and Supplier's standard privacy policies (which, at a minimum, shall prohibit the selling of any such information to third parties, unless otherwise agreed by the Company and the Supplier ) and any applicable laws and regulations.

                                  ARTICLE XII

                             BILLING AND PAYMENTS

   12.01 Invoicing. Not later than Wednesday of each week, the Supplier shall deliver to the Company an invoice covering the supply and purchase of Products, the performance of Services during the preceding week and any instore credit due to the Company for returned Products pursuant to Section
2.03 below (each such
invoice, an "Invoice"). Each Invoice shall itemize in reasonable detail the Base Price for each category of Products purchased by the Company, the costs and expenses incurred by the Supplier in connection with the purchase of such Products and the performance of such Services during such preceding week. In connection therewith, each party shall provide the other all relevant information reasonably requested to permit the Supplier to prepare, and the Company to review, each Invoice.

   12.02 Additional Gross. The Company shall receive a credit (the "Additional Gross Credit") from the Supplier equal to the portion of any Additional Gross allocable to sales or performance of any particular Product by the Company to its customers during each four-week period. The Supplier shall deliver to the Company each month a statement (the "Credit Statement") setting forth the aggregate Additional Gross Credit for the preceding month and itemizing in reasonable detail the Additional Gross Credit for each category of Products. The Supplier shall credit the aggregate Additional Gross Credit as a deduction to the amount due by the Company under a subsequent Invoice.

   12.03 Payment. The Company shall have a period of seven (7) days after the receipt of each Invoice to confirm the accuracy of such Invoice or Credit Statement, as the case may be, and to present in writing to the Supplier notice of any objection the Company may have with respect to any aspect thereof. Unless the Company objects within such seven (7) day period, such Invoice or Credit Statement, as the case may be, shall be binding on the Company and the Supplier. The Company shall pay to the Supplier any amount payable with respect to each Invoice, including any disputed amount, by wire transfer of immediately available funds within seven (7) days of the receipt of each Invoice.

   12.04 Disputes. If the Company raises any objection with respect to an Invoice or Credit Statement within the relevant period provided in Section
12.03 or any objection to any other statement delivered by the Supplier to the Company pursuant hereto, the Company and the Supplier shall use their reasonable best efforts to resolve such dispute. If the Company and the Supplier fail to resolve such dispute within thirty (30) days and the amount in dispute is 5% of the total amount of the Invoice or the Credit Statement, then the disputed items shall be resolved by an independent accounting firm designated by the Supplier (the "Accounting Referee"). The Accounting Referee shall be directed to resolve the dispute within thirty (30) days of having the matter being referred to it. The decision of the Accounting Referee shall be final and binding on the Supplier and the Company. The fees and expenses of the Accounting Referee shall be borne by the Company unless the Accounting Referee makes a material change to the relevant Invoice, Credit Statement or other statement as prepared by the Supplier, in which case such fees and expenses shall be borne by the Supplier.

   12.05 Payment Matters. If any payment hereunder is in default, the Supplier shall have the right (which rights shall be non-exclusive, cumulative of and additional to all other remedies) to defer further deliveries and the provision of other Services until all payments in default have been made.

                                 ARTICLE XIII

                              EXCLUSIVITY RIGHTS

   13.01 Exclusivity Rights. (a) Subject to the terms and conditions of this Agreement, the Supplier shall be the sole and exclusive supplier of Products and provider of Services to the Company for each State set forth in Exhibit A (the "Existing States"). Notwithstanding the foregoing, if SKUs not carried by the Supplier have been added to the Product mix in any Existing State in compliance with the provisions of Section 2.01(b), the Company shall have the right to obtain the supply of such SKUs for its online business in such Existing States from any third party that the Company may select and which is reasonably acceptable to the Supplier.

   (b) In the event the Supplier proposes to provide the Products and Services contemplated hereunder in a State in which the Company is providing online shopping other than an Existing State, the Supplier shall provide written notice to the Company of such proposal, specifying (i) the State that will be serviced (the "New State"), (ii) whether such Products and Services are proposed to be provided through the opening of one or more

Warerooms in Ahold Facilities, or arrangements with a third-party, and (iii) the date on which the Supplier proposes to commence the provision of the Products and Services to the Company for such New State. Within 180 days of receipt of such notice, the Company shall terminate all existing supply and services agreements for the Company's online business in the New States with Persons other than the Supplier for the New State, unless otherwise agreed to by the Supplier. The Company and the Supplier agree that on the date specified in clause (iii) above, the New State shall be deemed to be included in Exhibit A and to be part of the Existing States.

   (c) Subject to the terms and conditions of this Agreement, the Company shall have the exclusive right to select a third party to act as the supplier of Products and provider of Services to the Company in any State other than Existing or New States. The Supplier may use its reasonable efforts to assist the Company in negotiations with any such third parties. The Company hereby agrees and covenants to use its reasonable efforts to amend any existing agreement to include, and to include in any future agreement, with a third party for the supply of Products and the provision of Services to the Company provisions according to which the Company shall have the right to terminate such agreement at any time before the expiration of its scheduled term upon the delivery to the other party of no more than 180 days' prior notice.

                                  ARTICLE XIV

                               TERM; TERMINATION

   14.01 Term. This Agreement shall become effective on the date hereof and shall continue for a term of five (5) years from the date hereof unless earlier terminated in accordance with the terms described below.

   14.02 Renewal. (a) This Agreement shall be automatically renewed at the end of the initial term specified in Section 14.01 for successive periods of one year, unless earlier terminated (i) in accordance with Section 14.03 or (ii) by one party at any time by delivering notice to such effect to the other party at least 180 days prior to the proposed termination date.

   (b) Notwithstanding any provisions herein to the contrary, the Supplier shall have the unilateral right to cause this Agreement to be renewed at the end of the initial term for another five-year term by delivering written notice to such effect to the Company at least 180 days prior to the end of the initial term, in which event the term will renew for said five-year period without any need for any further action by the parties hereto.

   14.03 Early Termination. (a) Either party may terminate this Agreement upon 90 days written notice to the other party in the event of a breach by the other party of a material term of this Agreement, the License Agreement or any of the Documents (as defined in the Purchase Agreement), provided that the breaching party shall not have cured such breach within 30 days after receiving such notice.

   (b) If Stockholder Approval (as defined in the Purchase Agreement) is not obtained on or prior to the seven-month anniversary of the date hereof, the Supplier may terminate this Agreement upon 30 days' prior notice to the Company.

   14.04 Sums Due. In the event of a termination of this Agreement, the Supplier shall be entitled to all outstanding amounts due from the Company up to the date of termination under this Article XIV.

   14.05 Effect of Termination. Termination or expiration of this Agreement shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party for any liability or obligation incurred under this Agreement through the effective date of such termination or expiration. In addition, upon termination or expiration of this Agreement, the Supplier and the Company shall continue to be entitled to joint access and full use of any and all information and data collected from customers by the Company in connection with the online offer of the Products; provided that the Supplier's and the Company's use of such information shall be subject to the Company's and Supplier's standard privacy policies (which, at a minimum, shall prohibit the selling of any such information to third parties, unless otherwise agreed by the Company and the Supplier ) and any applicable laws and regulations.

                                  ARTICLE XV

                                 FORCE MAJEURE

   15.01 Force Majeure. Any delay or failure of either party to perform hereunder solely as a result of a labor organization or dispute, governmental action, allocations or restrictions on quantities or supplies available to the Supplier established by producers or manufacturers, riots, insurrection, war, adverse weather, act of God interrupting the Supplier's activities or affecting any of the Ahold Facilities or any other event or condition outside of such party's control shall not constitute a breach of this Agreement.

                                  ARTICLE XVI

                          LIABILITY; INDEMNIFICATION

   16.01 Consequential and Other Damages. The Supplier shall not be liable, whether in contract, in tort (including negligence and strict liability), or otherwise, for any special, indirect, incidental or consequential damages whatsoever, which in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to supply any Product or provide any Service hereunder.

   16.02 Liability. (a) Limitation of Liability. In any event, the liability of the Supplier with respect to this Agreement or anything done in connection herewith, including but not limited to, the performance or breach hereof, or from the sale, delivery, provision or use of any Product or Service or documentation or data provided under or covered by this Agreement, whether in contract, tort (including negligence or strict liability) or otherwise, shall not exceed $100,000, except in the event of gross negligence or willful misconduct.

   (b) Product Liability. Notwithstanding any provision to the contrary contained herein, with respect to Product liability claims, the parties shall look to the manufacturer of such Products for any and all defense, indemnity or hold harmless claims unless there is clear proof that such claims are the result of an act or omission by the counter-party, in which case the provisions of this Section 17.02 shall apply.

   16.03 Disclaimer. The Services and Products provided and the Trademarks licensed hereunder are provided and licensed on an "AS, IS" basis, and Supplier hereby disclaims any and all express or implied warranties (including, without limitation, warranties of fitness for a particular purpose, merchantability, title, non-infringement, any implied warranties arising out of a particular course of performance, dealing or trade usage) to the extent permitted under applicable law.

                                 ARTICLE XVII

                       TECHNOLOGY PARTNERSHIP AGREEMENT

   17.01 Technology. The Company and the Supplier agree to use their reasonable best efforts to enter into, within fifteen (15) Business Days following execution of this Agreement, a Technology Partnership Agreement that is currently being negotiated generally in accordance with the terms of the Peapod Partnership Opportunity document attached hereto as Exhibit H. The parties acknowledge and agree that the Company is hereby granting to the Supplier a royalty free, world-wide and perpetual right to use all the Company's proprietary application software, exclusive of third parties in the Existing States (the "Software License"), and at the Supplier's request, the Company shall execute such documents as may be necessary to confirm said grant. Notwithstanding the foregoing, in the event the Stockholder Approval (as defined in the Purchase Agreement ) is not obtained on or prior to the seven-month anniversary of the date hereof, the parties hereto agree that the Software License shall automatically be amended without any further action by the parties to limit the grant to the Supplier to a right to use on a non-exclusive basis all of the Company's proprietary software in the Existing States for a term not to exceed two years and for a fee of $250,000 per six-month period payable in advance by the Supplier to the Company. In such event, the Supplier agrees to use its reasonable efforts to obtain the right to use alternative software as promptly as practicable.

                                 ARTICLE XVIII

                                   BRANDING

   18.01 Branding. The parties hereto agree that the Products shall be offered to the customers of the Company in a co-branded format using both the Supplier's and its Affiliates' brands and the Company's brand, but with primary emphasis on the brands of the Supplier and its Affiliates.

                                  ARTICLE XIX

                                 MISCELLANEOUS

   19.01 Confidentiality. (a) The Company acknowledges that the disclosure to third parties of Product costs and retail, vendors' or manufacturers' information or other non-public information obtained by the Company in connection with the performance and implementation of this Agreement could have a substantial adverse effect on the Supplier. The Company agrees to maintain such information in strict confidence.

   (b) The Supplier acknowledges that the disclosure to third parties of non-public information obtained by the Supplier in connection with the performance and implementation of this Agreement could have a substantial adverse effect on the Company. The Supplier agrees to maintain such information in strict confidence.

   19.02 Notices. All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following delivery of such notice to a reputable air courier service.

   If to the Company, to it at:

    Peapod, Inc.
    9933 Woods Drive
    Skokie, IL 60077
    Attention: Andrew Parkinson, Chairman
    Facsimile: (847) 583-9495

   with a copy (which shall not constitute notice) to:

    Sidley & Austin
    Bank One Plaza
    10 South Dearborn Street
    Chicago, IL 60603
    Attn: Christine A. Leahy
    Facsimile: (312) 853-7036

   If to the Supplier, to it at:

    Koninklijke Ahold NV
    Albert Heijnweg 1
    1507 EH Zaandam, The Netherlands
    Attention: Ton van Tielraden, Esq.
    Facsimile: (31-75) 659-8366

   and a copy (which shall not constitute notice) to:

    White & Case LLP
    1155 Avenue of the Americas
    New York, New York 10036
    Attention: Maureen S. Brundage, Esq./John M. Reiss, Esq.
    Facsimile: (212) 354-8113

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

   19.03 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

   19.04 Expenses. All costs and expenses incurred in connection with the preparation and negotiation of this Agreement shall be paid in accordance with the terms and condition set forth in Section 9.10 of the Purchase Agreement.

   19.05 Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

   19.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

   19.07 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

   19.08 Governing Law and Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State and without regard to the conflict of law provisions thereof, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in
Section 12.01, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Supplier to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

   19.09 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other party. Any purported assignment without such consent shall be void and of no effect; provided, however, that the Supplier shall have the right to assign this Agreement to any Affiliates or contract with a third party to supply the Products and/or to provide any of the Services hereunder without the prior written consent of the Company. The Supplier and the Company acknowledge that the Supplier may delegate the supplying of the Products and/or the performance of any Services to be provided under this Agreement to its Affiliates that normally performs such Services.

   19.10 Table of Contents, Captions. The table of contents and article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

   19.11 Entire Agreement. This Agreement, including the exhibits, schedules and other documents referred to herein which form a part hereof contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

   19.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

   19.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

   19.14 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

   In Witness Whereof, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          Peapod, Inc.

                                                 /s/ Andrew B. Parkinson
                                          By __________________________________
                                            Name: Andrew B. Parkinson
                                            Title: Chairman

                                          Koninklijke Ahold N.V.

                                                  /s/ Ton van Tielraden
                                          By __________________________________
                                            Name: Ton van Tielraden
                                            Title: Senior Vice President and
                                             General Counsel

                                                                       Exhibit B



                               LICENSE AGREEMENT


         LICENSOR:                    ____________________________

         LICENSEE:                    PEAPOD, INC.
         LOCATION:                    ____________________________

         DATE OF LICENSE AGREEMENT:   _______________, 2000

                               TABLE OF CONTENTS

Paragraph                                                                  Page
---------                                                                  ----

1.         GRANT OF LICENSE..............................................     2

2.         TERM..........................................................     2

3.         LICENSE FEES..................................................     4

4.         CONSTRUCTION AND BUILDOUT OF LICENSED PREMISES................     7

5.         USE...........................................................     9

6.         RELATIONSHIP OF PARTIES.......................................    10

7.         UTILITIES.....................................................    10

8.         TAXES.........................................................    11

9.         INSURANCE.....................................................    12

10.        REPAIRS.......................................................    14

11.        ALTERATIONS...................................................    15

12.        EXPANSION OR ESTABLISHEMENT OF WAREROOMS......................    16

13.        AFFIRMATIVE COVENANTS OF LICENSEE.............................    16

14.        LICENSOR'S RIGHTS.............................................    18

15.        DAMAGE OR DESTRUCTION/CONDEMNATION............................    19

16.        WAIVER OF CLAIMS..............................................    21

17.        TRADE FIXTURES................................................    22

18.        ASSIGNMENT, SUBLICENSING......................................    22

19.        SUBORDINATION.................................................    24

20.        PERFORMANCE OF LICENSEE'S COVENANTS...........................    25

21.        EVENTS OF DEFAULT.............................................    25

22.        RIGHTS OF LICENSOR UPON DEFAULT BY LICENSEE...................    26

23.        CUSTOM AND USAGE..............................................    27

24.        SURRENDER AND HOLDING OVER....................................    28

25.        NOTICES.......................................................    28

26.        ACCORD AND SATISFACTION.......................................    28

27.        BROKERS.......................................................    29

28.        EXCULPATION...................................................    29

29.        SEVERABILITY; PARTIAL INVALIDITY..............................    29

30.        SUCCESSORS AND ASSIGNS........................................    29

31.        QUIET ENJOYMENT...............................................    30

32.        SCOPE AND INTERPRETATION OF THE LICENSE AGREEMENT.............    30

33.        CAPTIONS......................................................    30

34.        GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER
           OF JURY TRIAL AND COUNTERCLAIM................................    30

35.        TRANSFER OF LICENSOR'S INTEREST...............................    31

36.        NO RECORDING OF LICENSE AGREEMENT.............................    31

37.        ENTIRE AGREEMENT..............................................    31

38.        EXECUTION AND DELIVERY OF LICENSE AGREEMENT...................    31

39.        FORCE MAJEURE.................................................    32

40.        GOOD FAITH DETERMINATION OF ISSUES ...........................    32

                               LICENSE AGREEMENT
                               -----------------

     THIS LICENSE AGREEMENT, made and entered into as of the ____ day of _________, 2000 by and between __________________________________, a
______________ corporation having an address of ________________________________
(hereinafter referred to as the "Licensor") and PEAPOD, INC., a Delaware corporation having an address of 9933 Woods Drive, Skokie, Illinois 60077 (hereinafter referred to as the "Licensee").

                             W I T N E S S E T H:

     WHEREAS, Licensor is the operator of certain premises operated, as of the date hereof, as _____________ Supermarkets at those locations set forth on Exhibit A, attached hereto and made a part hereof [said premises being hereinafter individually or, in groups of two (2) or more, collectively referred to as the "Licensor's Premises," and the locations set forth on Exhibit A being hereinafter individually or, in groups of two (2) or more, collectively referred to as the "Property" or "Properties," all as the context may require or admit]; and

     WHEREAS, Licensor has agreed to grant to Licensee a license to operate in certain portions of the Licensor's Premises warerooms [individually a "Wareroom" and collectively, in groups of two (2) or more, the "Warerooms"], each Wareroom initially containing approximately seven thousand (7,000) square feet of space, for the storage of certain "Products," and the performance of certain services and other obligations, all pursuant to, and as defined in, a certain Supply and Services Agreement dated as of April 14, 2000, by and between Licensee, as "Company," and ____________________, as "Supplier" (the "Services Agreement"), the terms and conditions of which Service Agreement with regard to the purchase of said "Products" and the performance of the "Services" and other obligations to be performed by Licensee under the Services Agreement being incorporated herein by reference and made a part hereof (the purchase of the Products and the performance of the Services and other obligations being hereinafter collectively referred to as the "Wareroom Services"); and

     WHEREAS, the initial sizes of each Wareroom are set forth on Exhibit A hereto; and

     WHEREAS, Licensee has agreed to accept said license from Licensor and to operate and maintain the Warerooms and to perform the Wareroom Services subject to the terms and conditions of this License Agreement and the Services Agreement; and

     WHEREAS, for the purposes of this License Agreement, the Warerooms are sometimes hereinafter referred to as the "Licensed Premises," and the buildings of which the Licensed Premises forms a part are sometimes hereinafter referred to as the "Buildings."

     NOW, THEREFORE, in consideration of the foregoing recitals, of the licensing of the Licensed Premises, of the performance of the Wareroom Services, and for other good and valuable consideration, the receipt and sufficiency whereof being hereby acknowledged, and intending to be legally bound, Licensor and Licensee hereby agree as follows:

1.   GRANT OF LICENSE:
     ----------------

     Licensor hereby grants to Licensee a license to operate and maintain the Warerooms in all of the Licensor's Premises initially as indicated on Exhibit A, and Licensee hereby accepts said license and agrees to construct, operate and maintain, in the Licensor's Premises, said Warerooms for the License Agreement "Term" (as hereinafter defined) and to perform the Wareroom Services upon the terms and conditions set forth in this License Agreement and the Services Agreement. In connection with the operation of the Warerooms, Licensee's employees, as an appurtenance to said license, shall have the non-exclusive right, in common with Licensor and others entitled thereto, to use the common areas and facilities of the Properties, including the public restroom/toilet facilities in or serving the Licensor's Premises and off-street parking facilities of the Properties, subject to such rules and regulations as the owners of the respective Properties (the "Property Owners") and/or Licensor may establish, provided, however, that as to any rules and regulations that may be established by Licensor, same must be reasonable.

     Licensee agrees to accept the Licensed Premises in their "AS IS" condition, without obligation on the part of the Licensor to make, or to cause to be made, any improvements or work to be done in or to the Licensed Premises, except as otherwise expressly provided to the contrary in this License Agreement or the Services Agreement. Licensor represents to Licensee that, to the best of its knowledge and belief, (a) there are no agreements to which Licensor is a party which would prevent Licensor from entering into this License Agreement; (b) as to a specific Licensed Premises, no consents are required from the landlord of the respective Property in order to permit Licensee to operate a Wareroom therefrom; (c) Licensor has not received notices of default from the landlord of a Property that, if not cured, would have a material adverse effect on Licensee's ability to use the respective property for the operation of a Wareroom; (d) if a specific Property is not owned by Licensor or an affiliate or subsidiary of Licensor, Licensor holds, or will hold, a leasehold interest in that specific Property and the terms of its lease for that specific Property will continue for at least a period equal to the "Term" of this License Agreement (as defined in Paragraph 2 hereof); and (e) that it has not received written notice of violation of any building code at a specific Licensor's Premises and which, if not remedied, would have a material adverse effect on Licensee's ability to perform the Wareroom Services in and from the specific Licensed Premises. Except for the foregoing, Licensee acknowledges that Licensor has not made, and does not make, and Licensee is not relying upon, any representations or warranties as to the physical condition or any other matter or thing affecting or relating to the Licensed Premises, and/or the Buildings or any parts or uses thereof, unless expressly provided to the contrary in this License Agreement.

2.   TERM:
     ----

     A. (i) The initial term of this License Agreement for the Licensed Premises shall commence on or prior to the date Licensee first begins the performance of the Wareroom Services from any one (1) or more of the Licensed Premises (the commencement date of this License Agreement is sometimes referred to as the "Initial Term Commencement Date") and shall continue to and include the date which is five (5) years after the date of the Services Agreement (the "Term Expiration Date"), subject to renewal of the term as hereinafter provided. As to those Licensed Premises that are used for the performance of the Wareroom Services subsequent to the Initial Term Commencement Date, the commencement dates of the terms for said Licensed Premises are sometimes hereinafter referred to as the "Subsequent Term Commencement Dates." The Initial Term Commencement Date and the Subsequent Term Commencement Dates are sometimes collectively referred to in this License Agreement as the "Term Commencement Date." Regardless of when the Term Commencement Date for a specific Licensed Premises occurs, as to all Licensed Premises, this License Agreement shall terminate on the Term Expiration Date, and reference in this License Agreement to the "Expiration Date" shall be deemed to mean the expiration date of the initial term, as same may have been renewed as hereinafter provided.

          (ii) After the Term Commencement Date for a specific Licensed Premises has been determined, at the request of Licensor or Licensee, the parties shall enter into a supplement to this License Agreement in order to confirm same and the expiration date of the term. The term of this License Agreement for all Licensed Premises, as same may be renewed as hereinafter provided, is sometimes referred to in this License Agreement as the License Agreement "Term."

          (iii) For each of the Licensed Premises, a "License Agreement Year" shall mean each of the successive periods of twelve (12) calendar months that fall in the Term, beginning with the first day of the first month following the Term Commencement Date (or beginning with the Term Commencement Date, if that is the first day of a month), but if this License Agreement ends on a day other than the last day of a License Agreement Year, the last License Agreement Year shall end on the Expiration Date.

     B. Provided the term of the Services Agreement has been similarly renewed, the Term of this License Agreement shall be automatically renewed at the end of the initial term for successive periods of one (1) year each, unless earlier terminated (i) in accordance with paragraph D of this paragraph 2, or (ii) provided the Services Agreement has been similarly terminated, by either Licensor or Licensee by delivering notice of termination to the other party at least 180 days prior to the proposed termination date.

     C. Provided the term of the Services Agreement has been similarly renewed, the Licensor shall have the unilateral right to cause this License to be renewed at the end of the initial Term for another five-year term by delivering written notice to such effect to the Licensee at least 180 days prior to the Term Expiration Date, in which event the term will renew for said five-year period without any need for any further action by the parties hereto.

     D. (i) Provided the Services Agreement has been similarly terminated, either party may terminate this License upon 90 days written notice to the other party in the event of a breach by the other party of a material term of this Agreement, the Services Agreement or any of the Documents (as defined in the Purchase Agreement), provided that the breaching party shall not have cured such breach within 30 days after receiving such notice.

         (ii) If Stockholder Approval (as defined in the Purchase Agreement) is not obtained on or prior to the seven-month anniversary of the date of the Services Agreement, the Licensor may terminate this License upon 30 days' prior notice to the Licensee.

3.  LICENSE FEES:
    ------------

    A.   License Fee Formula

    For the purposes of this License Agreement, the "License Fee Formula" shall mean the following: The formula for determining the license fees payable, from time to time, by Licensee for the respective Licensed Premises, which determination shall be calculated by taking (a) the sum of (i) the annual rent payable by, or charged to, Licensor for the respective Licensor's Premises for the corresponding year during the Term of this License Agreement, and (ii) .085% of the unamortized value of the leasehold improvements for the respective Licensor's Premises (as reflected in Licensor's books and records), (b) multiplying said sum by 60%, (c) dividing said product by the square footage comprising the Licensor's Premises, and (d) multiplying the result by the square footage comprising the respective Licensed Premises (as shown on Exhibit A).

    B.   Initial License Fees

    Commencing as of the Term Commencement Date for each Licensed Premises and continuing for the first ninety (90) days of the Term for said Licensed Premises, the initial monthly license fee (the "Initial License Fee") payable by Licensee shall be determined as follows: Licensor shall calculate, and advise Licensee of, the amount of the license fee in accordance with the License Fee Formula. For those Licensed Premises where the per-square-foot license fee (as calculated in accordance with the License Fee Formula) would be $10.00 or less, the Initial License Fee will be as calculated by the License Fee Formula. For those Licensed Premises where the per-square-foot license fee (as calculated in accordance with the License Fee Formula) would be more than $10.00 but less than $15.00, the Initial License Fee will be the product of (a) the square footage of the respective Licensed Premises, and (b) $10.00; for those Licensed Premises where the per-square-foot license fee (as calculated in accordance with the License Fee Formula) would be $15.00 or more, the Initial License Fee will be the product of (x) the square footage of the respective Licensed Premises, and
(y) $15.00. At the request of Licensor or Licensee, the parties shall enter into a supplement to this License Agreement in order to confirm the amount of the Initial License Fee for each of the Licensed Premises.

    C.   Subsequent Minimum Annual License Fees

    Commencing as of the 91st day of the Term for each Licensed Premises and continuing thereafter for the Term of this License Agreement, Licensee shall pay a minimum annual license fee (the "Minimum License Fee") calculated in accordance with the License Fee Formula.

    The Initial License Fees and the Minimum License Fees for the initial Licensor's Premises in which the Warerooms will be located are set forth on Exhibit A. For all subsequent Licensed Premises, Licensor will advise Licensee in writing of the annual license fee payable therefor. For each of said subsequent Licensed Premises, if Licensee requests in writing, Licensor will provide to

Licensee a certification, signed by a financial officer of Licensor, of the annual rent payable by, or charged to, Licensor for the respective Licensor's Premises and the unamortized value of the leasehold improvements for the respective Licensor's Premises.

    D.   Additional Volume License Fees

    (i) As additional license fees payable to Licensor for each Licensed Premises, Licensee shall pay to Licensor, for each License Agreement Year, the incremental amount (as hereinafter provided) by which the volume of transactions that are processed through the respective Licensed Premises for that License Agreement Year (the "Actual Transaction Volume") exceeds $9,100,000 (the "Base Transaction Volume"). For each $2,600,000 increase in the Base Transaction Volume (the "Incremental Volume Increase"), Licensee shall pay to Licensor an additional volume increase license fee (the "Additional Volume Increase License Fee") of $10,000.

    By means of example but not of limitation: If, at the end of a specific License Agreement Year, the Actual Transaction Volume at a specific Licensed Premises was $10,000,000, Licensor would not receive an Additional Volume Increase License Fee, since there was not an Incremental Volume Increase of $2,600,000. If the Actual Transaction Volume was $11,700,000, Licensor would receive an Additional Volume Increase License Fee of $10,000, since the Actual Transaction Volume was at least equal to the Base Transaction Volume plus an Incremental Volume Increase. If the Actual Transaction Volume was $14,200,000, Licensor would receive an Additional Volume Increase License Fee of $10,000, since the Actual Transaction Volume was at least equal to the Base Transaction Volume plus an Incremental Volume Increase, but not equal to at least two (2) Incremental Volume Increases. If the Actual Transaction Volume was $14,300,000, Licensor would receive an Additional Volume Increase License Fee of $20,000, since the Actual Transaction Volume was at least equal to the Base Transaction Volume plus two (2) Incremental Volume Increases.

    (ii) Within thirty (30) days after the end of each License Agreement Year, Licensee shall furnish to Licensee a statement, signed by a principal officer of Licensee and certified to Licensor to be accurate, showing, for such License Agreement Year, the total Actual Transaction Volume processed through the respective Licensed Premises. At the time Licensee furnishes the statement for a License Agreement Year, Licensee shall pay, as additional license fees due hereunder, the amount (if any) of the Additional Volume Increase License Fees due for that License Agreement Year.

    (iii) Licensee shall keep, at Licensee's main offices, complete and accurate records of all such transactions processed through the respective Licensed Premises, in accordance with generally accepted accounting principles, and Licensor shall have the right, upon seven (7) days notice in writing to Licensee, to audit such records for any License Agreement Year at any time during the Term. Such audit shall be performed during Licensee's usual business hours and without unreasonable interference with the conduct of business at the Licensed Premises where the audit is being conducted. Licensee shall cooperate with Licensor in connection with the audit, including, without limitation, making available to Licensor such of Licensee's records and/or personnel as Licensor shall deem to be necessary to respond to any issues Licensor may raise with regard to its findings during, or after, the audit. In connection with the audit, Licensor shall have the right to copy any or all of Licensee's records as Licensor shall deem to be necessary, If the audit discloses that the Actual Transaction Volume has been underreported, Licensee shall promptly pay Licensor any Additional Volume Increase License Fees that may be due following receipt of demand therefor from Licensor, and if the underreporting is more than 1% of the Actual Transaction Volume, Licensee also shall pay Licensor, as additional license fees, all costs and expenses incurred by Licensor in performing the audit.

    E.   Payment of License Fees

    (i) For the purposes of this License Agreement, reference to the "Initial License Fees," the "Minimum Annual License Fees," and the "Additional Volume License Fees" are sometimes referred to as the "license fees." All annual license fees shall be payable in equal monthly installments on the first day of each month during the Term, and pro rata for any fraction of a month at the beginning or end of the Term. Payment of the license fees for any partial month shall be made on the first day of the next month, together with the full monthly installment of the license fee due for that month. Licensee acknowledges and agrees that the annual license fees for each of the Warerooms shall be subject to adjustment in the event of the expansion of the specific Wareroom pursuant to Paragraph 12. of this License Agreement.

    (ii) In addition to all other amounts payable hereunder, Licensee shall pay to Licensor all sales and similar taxes which, from time to time, may be imposed in connection with any license fee paid by Licensee under this License Agreement.

    (iii) All payments of annual license fees shall be made without any prior demand therefor and without abatement, deduction or setoff of any kind, and shall be paid at the office of Licensor a _____________________________________, or to such other person or address, and at such other place, as shall be designated by Licensor in writing.

    F.   Late Payment, Interest

    If any amount payable to Licensor under this License Agreement (including, without limitation, any monthly license fee installment) is not paid within five
(5) days of the due date therefor, in addition to all other rights of Licensor and not as a limitation thereof, Licensee, promptly upon receipt of Licensor's bill therefor, shall pay Licensor interest on the unpaid amount at the rate of
(i) 12% per year or (ii) an annual rate which is four percentage points greater than the "discount rate," so-called, charged by the Federal Reserve Bank of Boston for loans to member banks, which discount rate is in effect on the due date for the payment in question, whichever of those two stated rates [that in
(i) or that in (ii)] shall be higher, provided, however, if the highest annual interest rate permitted by applicable law (the "legal rate") is lower than a stated rate appearing in (i) or (ii), the legal rate shall be substituted for each higher stated rate before determining which interest rate is to be applied in computing Licensee's liability hereunder.

    G.  Late Payment, Late Charge

    Licensee acknowledges that any default in the timely payment of any sum due to Licensor, including, without limitation, the monthly license fee installments, will result in additional expense to Licensor to verify the default and collect the defaulted payment. Licensee acknowledges further that the actual cost to Licensor in each particular case will vary according to the circumstances of the case and that the determination of the precise cost would, in itself, result in considerable expense. Accordingly, Licensee agrees that if any payment due to Licensor is not received prior to the fifth day following the due date, Licensee, promptly upon receipt of Licensor's bill therefor, shall pay Licensor, in addition to the amount of the payment due to Licensor, a late charge of Two Hundred ($200.00) Dollars with respect to the delayed or defaulted payment, as liquidated damages in lieu of the actual amount of expense and other damages [other than the defaulted payment(s) and amounts that may be payable to Licensor pursuant to Paragraph 22 of this License Agreement] incurred and suffered by Licensor by reason of the delay or default in payment, and not as a penalty or as additional interest.

    H.  Repeated Licensee Default

    If Licensee fails, on two (2) separate occasions in any twelve (12) month period during the License Agreement Term, to make payment of the full monthly license fee installment on or before the due date for such installment, or if Licensee fails on two (2) separate occasions in any twelve (12) month period during the License Agreement Term, to perform or observe timely any other covenant or agreement or undertaking to be performed or observed by Licensee under this License Agreement, then, notwithstanding any notice and grace period set forth in this License Agreement, and (regardless of whether said failure is a monetary default) Licensee ultimately makes and Licensor accepts the required payment (with or without interest or the appropriate late charge) after the due date or cures the non-monetary default after the expiration of the grace period for performance, as the case may be, such failure shall entitle Licensor, upon or at any time thereafter, to pursue the remedies provided in Paragraph 22 of this License Agreement, and same shall be deemed to be an event of default no longer susceptible of being cured or removed by Licensee; provided, however, that if Licensor and Licensee have mutually agreed that the default has been cured and there are no subsequent defaults by Licensee for at least twenty-four
(24) consecutive months, same shall no longer be deemed to be an event of default no longer susceptible of being cured or removed by Licensee.

4.  CONSTRUCTION AND BUILDOUT OF LICENSED PREMISES:
    ----------------------------------------------

    A.   Configuration of Licensed Premises

    (i) Licensee shall perform all work required to permit Licensee to configure and to operate all of the Licensed Premises in order to be able to perform the Wareroom Services and shall install all fixtures and equipment necessary to enable Licensee to perform same. All work to be performed by Licensee (the "Licensee's Work") shall be performed at Licensee's sole cost and expense and in accordance with plans and specifications (in such detail as Licensor may reasonably require), which have first been approved in writing by Licensor, which approval shall not be unreasonably withheld or delayed. Once approved by Licensor, the plans and specifications for the Licensee's Work shall not be changed in any manner without first obtaining Licensor's prior written approval to any said change(s), which approval shall not be unreasonably withheld of delayed. Licensee's Work shall be performed by such union contractor(s) [or by such other contractor(s)] as Licensee may select, so long as the use of any contractor who is not a union contractor does not result in a labor dispute as to any of the Licensed Premises. If the use of such contractor does result in a labor dispute, Licensee shall terminate the use of any such contractor forthwith.

    If any of the Licensee's Work requires Licensee to install, or otherwise connect to, any of the utility systems serving the respective Licensor's Premises, same will be performed at Licensee's sole cost and expense and at such times as are mutually acceptable to Licensor and Licensee in order to cause minimum disruption to Licensor's business at the specific Licensor's Premises, and in accordance with plans and specifications approved in advance by, and under the supervision of, Licensor. Licensee shall reimburse Licensor for all costs incurred by Licensor as a result of, and in connection with, Licensee's performing said Work.

    (ii) Prior to beginning Licensee's Work at each of the Licensed Premises, Licensee shall provide Licensor with such evidence as Licensor may reasonably request of Licensee's having such insurance coverage as Licensor shall require, which insurance shall insure both Licensor and the Property Owner, as well as Licensee, against any claims for property damage, personal injury, death, and for any other type of loss or damage arising out of or occasioned by or connected in any way with Licensee's Work, together with any other insurance coverage which may be required by law. Licensee shall furnish Licensor with certificates of the issuance of all insurance prior to beginning Licensee's Work. All insurance shall be maintained in force until Licensee's Work has been completed and shall be in amounts reasonably satisfactory to Licensor.

    (iii) Licensee shall commence Licensee's Work promptly after receipt of Licensor's notice stating that Licensor has approved Licensee's plans and specifications. Licensee shall use all commercially reasonable efforts to prosecute diligently the Licensee's Work to completion as promptly as practicable.

    (iv) Licensor's approval of Licensee's plans and specifications for Licensee's Work shall create no responsibility or liability on the part of Licensor for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

    B.   Assurances by Licensor

    (i) Licensor shall provide Licensee with all reasonable assurances that the Warerooms can be operated by Licensee. To the extent necessary or desirable, Licensee will cooperate with Licensor in order to facilitate Licensor's assurances to Licensee, as aforesaid.

    (ii) Licensee shall commence operations from each of the Warerooms at the respective Licensed Premises promptly following completion of the Licensee's Work at the Licensed Premises.

5.  USE:
    ---

    A.   Use

    Licensee shall use and occupy each of the Licensed Premises solely for the operation of a Wareroom in order to perform the Wareroom Services. Licensee shall not use and occupy any portion of any of the Licensed Premises for, nor permit any portion of any of the Licensed Premises to be used for, any other use or uses without the express prior written consent of Licensor, which consent Licensor may withhold in its absolute and sole discretion.

    B.   Operation of Wareroom Services

    Unless prevented from doing so by any delay caused by or resulting from an act of God, war, civil commotion, fire, casualty, governmental regulation, or other cause beyond Licensee's reasonable control (any such event causing such delay, whether on the part of Licensor or Licensee, being herein referred to as a "Force Majeure Event") (Licensee acknowledging that the unavailability of funds to pay any license fees due hereunder shall be within the control of Licensee), Licensee shall conduct and operate the Warerooms from each of the Licensed Premises in a first class and professional manner and in compliance with all reasonable rules and regulations relating thereto.

    Licensee shall not be required to operate any Wareroom and perform the Wareroom Services from the respective Licensed Premises only under the following circumstances: (i) If Licensor is not open for business in the respective Licensor's Premises (and, if Licensor has closed the specific Licensor's Premises, this License Agreement may terminate as to the specific Licensed Premises as provided in paragraph C. of this Paragraph 5), or (ii) if Licensee is precluded from operating the Wareroom and performing the Wareroom Services
(a) due to any casualty or eminent domain event that would reasonably prevent Licensee from conducting its operations from the respective Licensed Premises (in which event Licensee shall be entitled to an abatement of payment of its annual license fees as provided in Paragraph 15 D. hereof), or (b) when necessitated by any Force Majeure Event, or (c) if Licensee is prevented from conducting operations for such period of time as is required in order to perform repairs or renovations to the respective Licensed Premises; provided, however, that in any of circumstances (a) - (c), Licensee shall be excused from operating the specific Wareroom only for the shortest period(s) of time practicable.

    C.   Closing or  Relocation of Licensor's Premises

    Licensee acknowledges and agrees that Licensor has no obligation to be open for business or to conduct business operations from any of the Licensor's Premises. In the event Licensor decides (or is required) to cease business operations from any of the Licensor's Premises (regardless of whether due to a decision by Licensor to relocate its business at a specific Licensor's Premises), and except for a cessation of Licensor's business from the Licensor's Premises due to an emergency or other cause that would preclude Licensor from giving notice thereof to Licensee (as hereinafter provided), Licensor shall give Licensee notice thereof (the "Licensor's Closing Notice") at least ninety (90) days in advance. Promptly following receipt of the Licensor's Closing Notice, and unless the reason stated in the Licensor's Closing Notice is due solely to the relocation or closure of the specific Licensor's Premises, the Licensee shall have the right to reasonably object to such relocation or closure, as the case may be, by sending written notice thereof (the "Licensee's Objection Notice") to Licensor.

    Within ninety (90) days of Licensor's receipt of the Licensee's Objection Notice, the Licensor and the Licensee shall use good faith and all reasonable diligence to agree on a schedule for the relocation or closure, as the case may be, of the Wareroom at the specific Licensed Premises. In the event the particular Licensor's Premises are to be closed and not relocated, which would result in a closing of the Wareroom at the specific Licensed Premises, Licensor shall use reasonable efforts to provide Licensee with an alternative location reasonably acceptable to Licensee in order to provide the Wareroom Services to Licensor's customers that were previously serviced from the Wareroom at the Licensed Premises to be closed. If an alternative location (the "Alternative Licensed Premises") is agreed to by Licensor and Licensee, Licensor and Licensee shall enter into a new license agreement substantially in the form of this License Agreement for said alternative location (the "Alternative Location License Agreement"). The terms of the Alternative License Agreement shall be the same as those for the this License Agreement as to the specific Licensed Premises that are closed, provided, however, that the term of the Alternative Location License Agreement shall commence on the date Licensee commences the providing of Wareroom Services from the Alternative Licensed Premises and continue through what otherwise would have been the Term Expiration Date. In the event the parties enter into an Alternative Location License Agreement, and except as otherwise specifically provided herein, reference in the Alternative Location License Agreement to the "Licensed Premises" and the "License Agreement" shall be deemed to mean the "Alternative Licensed Premises" and the "Alternative Location License Agreement," respectively.

    Effective as of the date agreed to by Licensor and Licensee for the closing of the Wareroom at the specific Licensed Premises, and in addition to Licensee's termination rights in Paragraph 35 of this License Agreement, this License Agreement shall terminate as to the specific Licensed Premises, Licensee shall thereupon be released from the performance of any further obligations hereunder as to the specific Licensed Premises (except for obligations accrued but unpaid and/or not performed through the date of termination), and, at the request of Licensor or Licensee, the parties shall enter into a supplement to this License Agreement confirming the termination of the License Agreement as to the specific Licensed Premises.

6.  RELATIONSHIP OF PARTIES:
    -----------------------

    Except as otherwise required by the Services Agreement, the relationship of the parties during the term of this License Agreement, and created by virtue of this License Agreement, shall at all times be that of licensor and licensee.

7.  UTILITIES:
    ---------

    A. In conjunction with Licensee's operation of the Wareroom at the Licensed Premises, Licensor shall provide electricity, heat and air conditioning ("HVAC") to the Licensor's Premises. In payment therefor as to each Licensed Premises, Licensee shall pay to Licensor monthly, as additional license fees, an amount calculated as hereinafter provided, representing Licensee's reimbursement to

Licensor for all said utility expenses (other than as hereinafter provided):
For the initial ten (10) Warerooms operated by Licensee both in Licensor's Premises and in the premises of any affiliates of Licensor in which Warerooms are operated under the Services Agreement, Licensor and Licensee will use good faith and cooperate with each other to agree on an equitable average monthly amount to be paid by Licensee for the utility expenses (the "monthly utility payment") at all of the Licensed Premises, whether operated in the Licensor's Premises or in the premises of any said affiliates of Licensor pursuant to the Services Agreement. When the monthly utility payment has been so established, said monthly utility payment will be the amount owed by Licensee, and said amount will be paid by Licensee for said initial ten (10) Warerooms and for all of the Licensed Premises for the balance of the first year of the Term. For each subsequent year of the Term, the monthly utility payment shall be increased by three percent (3%) over the amount payable during the preceding year.

    B. In addition to the foregoing, Licensee shall also pay, directly to the respective utility company, all charges due for other utilities used or consumed by Licensee in the Licensed Premises, including telephone/telecommunications services.

8.  TAXES:
    -----

    A.   Real Property Taxes

    Commencing as of the Term Commencement Date of this License Agreement for each of the Licensed Premises, Licensee shall pay to Licensor the Licensee's "proportionate share" (as hereinafter defined) of all real estate taxes and assessments payable by Licensor or a Property Owner, from time to time, to the taxing authority or to the Property Owner for the particular Property of which such Licensed Premises are a part.

    For the purposes of this License Agreement, the Licensee's proportionate share shall be the product of (i) the amount to be proportioned between the Licensor and the Licensee (which, for the purposes of this Paragraph 8. A., shall be the real estate taxes and assessments payable, from time to time, by Licensor or a Property Owner to the taxing authority for the Licensor's Premises), and (ii) a fraction, the numerator of which is the square footage of the Licensed Premises and the denominator of which is the sum of (x) the ground floor square footage of the Licensor's Premises, and (y) the square footage of the Licensed Premises.

    Licensee also shall pay Licensor all real estate taxes imposed or assessed on or against the Licensor's Premises arising solely on account of any improvements made by or for Licensee in or to the Licensed Premises.

    The taxes payable under this Paragraph 8A shall be paid as additional license fees by Licensee to Licensor within thirty (30) days after Licensor sends Licensee a statement therefor in reasonable detail showing the calculation of Licensee's proportionate share of the taxes accompanied by a copy of the pertinent tax bill(s).

    B.   Personal Property Taxes

    Licensee shall pay before delinquency all personal property taxes, impositions and assessments on the furniture, fixtures, equipment and other personal property of Licensee located in, on or about the Licensed Premises. In the event Licensor pays same, Licensee shall reimburse Licensor for same, as additional license fees, said reimbursement to be made within thirty (30) days after Licensor sends to Licensee a statement therefor in reasonable detail accompanied by a copy of the pertinent tax bill(s).

9.  INSURANCE:
    ---------

    A.   Liability Insurance

    Licensee shall at all times during the License Agreement Term and at its cost and expense, maintain in effect, as to each of the Licensed Premises, workmen's compensation insurance and commercial general liability insurance on an occurrence basis to protect Licensor and each Property Owner and all others having an insurable interest and their successors and assigns and naming Licensor and the Property Owner and all others having an insurable interest as additional insured parties in the liability contract, endorsed to include, without limitation, contractual liability coverage for all of Licensee's obligations under Paragraph 9E of this License Agreement, against liability for injury to or death of any person in connection with the occupancy, use, operation or condition of the Licensed Premises, in an amount of Three Million Dollars ($3,000,000.00) for bodily injury and property damage and Three Million Dollars ($3,000,000.00) for personal injury. Said insurance shall be written by solvent and responsible insurance companies rated "A" or better by Best Insurance Rating Service and licensed to do business in the State where the Licensed Premises are located.

    In no event shall the limits of said policies be considered as limiting the liability of Licensee under this License Agreement as to any of the Licensed Premises. Prior to the Term Commencement Date, Licensee shall cause its insurance policies to be endorsed evidencing such insurance and providing, inter alia, that same shall not be modified or canceled or allowed to lapse without at least twenty (20) days prior written notice to Licensor and shall deliver to Licensor a certificate as evidence thereof.

    B.   Licensee's Other Insurance

    Licensee, at its own cost and expense, shall maintain throughout the License Agreement Term fire insurance, with extended coverage, vandalism, malicious mischief and sprinkler leakage endorsements covering all of Licensee's personal property and improvements in all of the Licensed Premises for the full replacement value thereof and worker's compensation insurance as required by law.

    C.   Blanket Insurance Policies

    All insurance required to be maintained by Licensee pursuant to this Paragraph 9 may be provided under blanket policies covering other locations operated by Licensee or any affiliate of

Licensee, provided that such blanket policies otherwise comply with the provisions of this Paragraph 9.

    D.   Waiver

    Licensor and Licensee each hereby waive any and all rights of recovery against the other and/or against the officers, employees, agents, representatives, customers and business visitors of such other party, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under the standard form of fire and extended coverage insurance policy with all permissible extension endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof and each hereby agrees that its insurance companies shall have no right of subrogation against the other on account thereof. Each party shall obtain, and furnish evidence to the other party of, waivers of subrogation by such party's insurance companies consistent with the preceding waivers, and Licensee shall also obtain, and furnish evidence to Licensor of, the waiver by Licensee's worker's compensation carrier of any right of subrogation against Licensor.

    E.   Indemnity

    Licensee hereby indemnifies Licensor and each Property Owner and all others having an insurable interest in the respective Properties and saves each of them harmless and agrees to defend Licensor and each Property Owner and all others having an insurable interest in the respective Property from and against any and all claims, actions, damages, liability and expense, including, without limitation, reasonable attorney's fees and expenses of litigation, including appeal, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the respective Property (including the Licensor's Premises) by reason of the occupancy or use by Licensee of the Licensed Premises or any part thereof, or occasioned wholly or in part by any negligence of Licensee, its agents, contractors, employees, servants, invitees, or customers.

    In furtherance of the foregoing, but not as a limitation thereof, Licensee hereby acknowledges and agrees that neither Licensor nor the Property Owner shall be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Licensee, its agents, contractors, employees, servants, invitees, or customers or any other person in, on or about the Property, except for, and only to the extent of, Licensor's negligence.

    Licensor hereby indemnifies Licensee and saves it harmless and agrees to defend Licensee from and against any and all claims, actions, damages, liability and expense, including, without limitation, reasonable attorney's fees and expenses of litigation, including appeal, in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the respective Property (excluding the Licensed Premises) by reason of the occupancy or use by Licensor of the respective Licensor's Premises (excluding the Licensed Premises) or any part thereof, or occasioned wholly or in part by any negligence of Licensor, its agents, contractors, employees, or servants.

    F.   Casualty Insurance

         Commencing as of the Term Commencement Date for each of the Licensed Premises, Licensee shall pay to Licensor, as additional licensee fees, Licensee's proportionate share [as defined in Paragraph 8 A. of this License Agreement] of the amount payable, from time to time, by or on behalf of Licensor or the respective Property Owner, for fire and extended coverage insurance maintained, from time to time, on the respective Property, including the Building. Said payment will be made by Licensee to Licensor within thirty (30) days after Licensor sends Licensee a statement therefor in reasonable detail showing the calculation of Licensee's proportionate share.

    G.   Licensor's Insurance

    At all times during the Term, Licensor shall keep the respective Licensor's Premises and other areas under control of Licensor insured for personal injury, death and property damage liability, in such commercially acceptable amounts as prudent owners or tenants of comparable properties customarily carry. To the extent Licensor carries insurance on its inventory and products in the respective Licensed Premises, Licensee shall pay to Licensor, as additional licensee fees, Licensee's proportionate share [as defined in Paragraph 8 A. of this License Agreement] of the amount payable, from time to time, by or on behalf of Licensor for said personal property insurance. Said payment will be made by Licensee to Licensor within thirty (30) days after Licensor sends Licensee a statement therefor in reasonable detail showing the calculation of Licensee's proportionate share.

    H.   Cooperation of Licensor and Licensee

    Both parties agree to cooperate fully with each other, at the cost of the requesting party, in the defense and/or settlement of any claim filed against the requesting party (provided, however, that the requesting party shall not settle any claim that would impose any financial or other obligation or liability on the requested party without the requested party's prior written consent in each instance). In addition, both parties shall cooperate with each other in connection with the collection of insurance proceeds that may be due in the event of loss, and each shall execute and deliver to the other such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance proceeds.

10. REPAIRS:
    --------

    A. Licensee shall keep all of its equipment and personal property in each of the Licensed Premises, as well as the interior portions of each of the Licensed Premises, in good order, condition and repair, including, without limitation, the floors and walls.

    B. Provided Licensee is operating a Wareroom at a specific Licensed Premises, and except for those repairs to be performed by Licensee pursuant to the preceding paragraph, Licensor shall perform such repairs and maintenance to the respective Licensor's Premises as Licensor reasonably deems to be necessary or shall use reasonable efforts to try to cause the applicable Property Owner to perform the required repair. In furtherance of the foregoing, Licensor shall do, or shall use reasonable efforts to cause the applicable Property Owner to do, the following: Keep the Building structure,

HVAC system, and utility service lines furnished by Licensor or the Property Owner (as the case may be) in a good state of repair (except for repairs or replacements occasioned by any act or negligence of Licensee, its servants, agents, contractors or employees, in which event Licensee shall, at Licensor's option, perform the repair or replacement or reimburse Licensor or the Property Owner for the cost of said repair or replacement, subject, however, to the waiver of subrogation provisions above); maintain the Building in a reasonable condition of repair; and take such action as is reasonably appropriate to comply with applicable governmental rules, regulations, laws or ordinances affecting the Building and which, if not complied with, would result in the Licensor's Premises being closed (unless the non-compliance is caused by Licensee or arises out of Licensee's use of the Licensed Premises or neglect in connection therewith, in which event Licensee shall take all action necessary or proper to bring the Building into compliance).

    To the extent that any compliance, repair or maintenance is required to be performed by a Property Owner, Licensor shall have complied with its obligations herein if Licensor sends to the respective Property Owner, as soon as reasonably practicable, notice of the need for any required compliance, maintenance or repair, and if the Property Owner fails to respond in a timely manner, Licensor shall exercise such self-help rights as Licensor shall have and which Licensor shall reasonably determine to exercise, it being acknowledged and agreed that Licensor shall have no liability for, and Licensee hereby releases Licensor from, any damages, costs, claims and expenses that may be incurred due to the failure on the part of a Property Owner to perform any said maintenance or repair. Except for the foregoing, Licensor shall have no obligation or liability whatsoever to Licensee to perform, or try to cause the performance of, any maintenance or repairs (including, without limitation, the making of replacements) to any portion of the respective Licensor's Premises, including the Licensed Premises located therein.

    C. Commencing as of the Term Commencement Date of this License Agreement for each of the Licensed Premises, Licensee shall pay to Licensor, as additional licensee fees, Licensee's proportionate share [as defined in Paragraph 8 A. of this License Agreement] of all costs incurred from time to time, by Licensor or the respective Property Owner, for maintenance, repair, and/or replacement to or of the parking area and all other portions and common areas of the Property not located within the Building. All payments due hereunder will be made by Licensee to Licensor within thirty (30) days after Licensor sends Licensee a statement therefor itemized in reasonable detail showing the calculation of Licensee's proportionate share.

11. ALTERATIONS:
    ------------

    Licensee covenants and agrees that it will not make any alterations or improvements to any of the Licensed Premises without the prior written consent of Licensor, which consent Licensor may withhold in its absolute and sole discretion. Upon the expiration of the License Agreement Term, and unless otherwise advised by Licensor at least thirty (30) days prior to the Term Expiration Date, Licensee will promptly remove all alterations, improvements and/or additions made to all of the Licensed Premises by Licensee and leave all of the Licensed Premises in broom-clean condition.

12. EXPANSION OR ESTABLISHMENT OF WAREROOMS:
    ---------------------------------------

    A. If Licensor or Licensee elects to expand an existing Wareroom (the "Expanded Wareroom"), and/or to establish a new Wareroom (the "New Wareroom") in a Licensor's Premises where a Wareroom does not exist, the electing party shall advise the other party of said election by giving written notice (an "Expanded Wareroom Notice" or a "New Wareroom Notice," respectively). The Expanded Wareroom Notice and/or the New Wareroom Notice shall state, in detail, the reasons why Licensor or Licensee, as the case may be, has made the election.

    Licensor and Licensee shall negotiate in good faith for the Expanded Wareroom or the New Wareroom, including the location and size of, and the annual license fee (which will, in any event, be calculated pursuant to the License Fee Formula) to be paid for, same.

    B. Upon the commencement of Wareroom Services from the Expanded Wareroom, Paragraph 3. A. of this License Agreement shall be deemed to be modified by providing for a new annual license fee for the Expanded Wareroom, said new annual license fee to be calculated pursuant to the License Fee Formula, provided, however, that the square footage of the Expanded Wareroom shall be deemed to be "the square footage comprising the Licensed Premises" as otherwise contemplated by (d) of the License Fee Formula. Thereafter, the Expanded Wareroom shall be deemed to be the "Licensed Premises," reference is this License Agreement to "Licensed Premises" shall be deemed to mean and include the Expanded Wareroom, with all rights and obligations relating to the Licensed Premises being applicable thereto, and Licensor and Licensee shall enter into a supplement to Exhibit A to this License Agreement in order to confirm the square footage of the Expanded Wareroom and the new annual license fee payable therefor.

    C. When Licensor and Licensee have agreed on the schedule for the New Wareroom, Licensor and Licensee shall execute a supplement to this License Agreement in order to confirm same, which supplement shall include, inter alia, the location of the New Wareroom, the size of the New Wareroom, the annual license fee payable therefor (calculated pursuant to the License Fee Formula) as of the commencement of Wareroom Services therefrom, and such other information as shall be mutually agreeable to Licensor and Licensee.

13.    AFFIRMATIVE COVENANTS:
       ---------------------

    Licensee (and Licensor where expressly specified below) agrees to comply with the following during the License Agreement Term:

    A. To the extent a Wareroom is operated in a specific Licensed Premises, it will be operated in a first class and professional manner, staffed with sufficient employees in order to operate to high standards consistent with Licensor's needs and expectations and otherwise as required by the terms of the Services Agreement.

    B. To comply with any and all applicable laws and requirements of any of the constituted public authorities having jurisdiction over each of the Licensed Premises applicable as a result of Licensee's use and operation of the Warerooms and the Licensed Premises. Licensee hereby indemnifies and agrees to defend and save Licensor and the respective Property Owners harmless from and against all penalties, fines, costs (including, without limitation, attorney's fees and costs of litigation, including appeal), expenses or damages resulting from Licensee's failure to do so.

    C. To give to Licensor prompt written notice of any accident, fire or damage occurring in, on, about or to any of the Licensed Premises.

    D. Not to burn, place or permit any rubbish or obstruction in any of the Licensed Premises. Although Licensor shall provide general cleaning, janitorial and maintenance services for each of the Licensor's Premises, Licensee shall keep all of the Licensed Premises and the areas adjoining the Licensed Premises clean and free from rubbish generated by Licensee's business and shall store all trash and garbage within each of the Licensed Premises, and shall deposit all trash and garbage in the dumpster used by Licensor at its Licensor's Premises.

    E. Not to engage in any conduct, or to take any action, nor permit its employees or agents to engage in any conduct or to take any action, that would cause Licensor to be in breach of any permits, authorizations, or approvals necessary for Licensor to operate its business in the Licensor's Premises.

    F. In the event any labor, materials or equipment are furnished to Licensee and/or the Licensed Premises with respect to which any mechanic's or materialman's lien might be filed against the Licensed Premises, and/or against Licensor's or the Property Owner's interests therein, Licensee agrees to take promptly appropriate action prior to the furnishing thereof to assure that no such lien will be filed; and Licensee agrees to pay when due all sums of money that may become due for any such labor, materials or equipment, and if any such lien is filed against Licensor's Premises or any Property, Licensee shall promptly take such action by bonding, deposit or payment as will cause any such lien to be fully discharged and released within twenty (20) days after receiving notice thereof.

    G. To keep and maintain each of the Licensed Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests. Licensor shall maintain the Licensor's Premises in a clean, orderly, sanitary and attractive condition, and free of insects, rodents, vermin and other pests in such manner as Licensor shall reasonably deem to be appropriate.

    H. To conform to, and to cause its employees to conform to, all rules and regulations which the Licensor and/or the Property Owner may make from time to time relative to the operation and use of the Licensor's Premises and/or the parking areas adjacent thereto, including, without limitation, parking only in those parking spaces that may, from time to time, be designated for parking of vehicles of Licensee's employees.

    I. Not to cause or permit the release of any hazardous substance/material or oil into the septic, sewage or other waste disposal system serving the Licensor's Premises and/or the Property, nor cause or permit the use, generation, release, disposal or storage of any hazardous substance/material or oil in violation of any applicable law, nor commit or suffer to be committed in, on, or about the Licensed Premises any act which would require the filing of notice pursuant to applicable law. In addition, Licensee shall not cause or permit the transportation of any hazardous substance/material or oil to or from the Licensed Premises without the prior written consent of Licensor, and then only in compliance with any and all federal, state and local laws, ordinances and regulations governing such transportation. The phrase "hazardous substance/material or oil" as used in this Section shall have the same meaning as defined and used in 42 USC (S)9601, et seq., as the same may be amended from time to time, or as defined in any other federal, state or local laws, ordinances and regulations applicable to the Licensed Premises and/or the Property (but shall be deemed to exclude small amounts of cleaning solvents, copy/printer toner and other business equipment supplies customarily used in the operation of business offices to the extent such items are used in accordance with applicable law). Licensee shall forthwith give Licensor notice of the accidental or other introduction of any such hazardous substance/material or oil, or the release or threat of release from the Licensed Premises of any such hazardous substance/material or oil, in any quantity that would be reportable under applicable law.

    Licensee shall indemnify, defend, and hold Licensor, the Property Owner, and their respective officers, directors, beneficiaries, shareholders, members, partners, agents, and employees harmless from and against all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including, without limitation, attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release (or the threat of release) of any hazardous substance/material or oil that occurs during the term of this License Agreement at or from the Licensed Premises as a result of Licensee's action or failure to act, or which arises at any time from Licensee's use or occupancy of the Licensed Premises, or from Licensee's failure to provide all information, make all submissions, and take all actions required by all governmental authorities under all applicable laws, ordinances and regulations. In addition, in connection with Licensee's indemnifications pursuant to this paragraph, Licensee shall be responsible for the cost of any remediation required to be performed in, on, about, or to each of the Licensor's Premises and/or the Property as a result of any deposit, spill, discharge, or other release (or the threat of release) of any hazardous substance/material or oil caused by any act or omission of Licensee that occurs during the term of this License Agreement at, in or from the respective Licensed Premises.

    J. In the event of any activity by Licensee in any of the Licensor's Premises which Licensor, in its sole discretion, determines is interfering with Licensor's customers in the respective Licensor's Premises, Licensee shall promptly discontinue said activity. In said event, Licensor and Licensee shall attempt, in good faith, to try to resolve the issue to their mutual satisfaction.

    K. To comply with all of its obligations under the Services Agreement, including, without limitation, paying, in accordance with the terms of the Services Agreement, for all "Fulfillment Services," "Delivery Services," "Field Operations Services," "Overhead Services," and all "Other Services" (as said terms are defined in the Services Agreement) in accordance with the payment terms therefor.

14. LICENSOR'S RIGHTS:
    -----------------

    Licensor reserves the following rights with respect to all of the Licensed Premises. Licensor shall have the right, upon reasonable prior notice and at times reasonably acceptable to Licensee:

    A. Subject to Licensee's reasonable security requirements, at all reasonable times, by itself or its duly authorized agents, to enter and inspect the Licensed Premises and every part thereof, to show same to prospective purchasers, lenders, licensees, tenants, and others, and, at its option, to make repairs, but in such manner as not to interfere unreasonably with the Licensee's use of the Licensed Premises.

    B. To place, or to permit to be placed, in the Licensed Premises, any lines, shafts, pipes and the like above the finished ceiling, within columns, inside demising walls, beneath the floor slab and/or such other location within the Licensed Premises that will not unreasonably interfere with Licensee's use and operation of the Wareroom in the Licensed Premises, utility lines, telecommunication lines, shafts, pipes and the like, for the use and benefit of Licensor, Licensee and other tenants or occupants in Licensor's Premises, and to enter the Licensed Premises from time to time to replace and maintain and repair such lines, shafts, pipes and the like, in, over and upon the Licensed Premises. Such lines, shafts, pipes and the like shall not be deemed part of the Licensed Premises under this License Agreement. In addition, Licensor reserves the right at any time and from time to time, upon reasonable prior notice, to make, or to permit to be made, such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Licensor's Premises (but not the Licensed Premises) and the fixtures and equipment thereof, and in or to properties adjacent thereto, as Licensor may deem necessary or desirable. In exercising any of its rights under this paragraph, Licensor agrees as follows: not to obstruct unreasonably Licensee's access to the Licensed Premises; to perform all work reasonably in such manner as to minimize any disruption to Licensee's business to the extent reasonably possible; and not to interfere unreasonably with Licensee's use and occupancy of the Licensed Premises as contemplated by this License Agreement.

15. DAMAGE OR DESTRUCTION/CONDEMNATION:
    ----------------------------------

    A. Fire and Casualty, Condemnation, Termination as to any of the Licensor's Premises

    If, at any time after the date of this License Agreement, any of the Licensor's Premises, or the respective Building, or any other portions of the respective Property, shall be substantially damaged or destroyed (or shall suffer some other substantial adverse effect) by fire or other casualty, or by taking by eminent domain or by act of or pursuant to public authority, Licensor, at its election, may terminate this License Agreement as to the specific Licensed Premises by written notice to Licensee sent within ninety (90) days after the occurrence of such damage, destruction or adverse effect, even though Licensor's interest has been entirely divested by a taking.

    If, at any time after the date of this License Agreement, the Licensor's Premises shall be substantially damaged or destroyed or adversely affected by any cause described in the preceding paragraph and if Licensor does not terminate this License Agreement as to the specific Licensed Premises within the time provided in the preceding paragraph and Licensor or the Property Owner does not begin to restore the Licensor's Premises (as provided in subparagraph B hereof) within one hundred eighty (180) days after the occurrence of such damage, destruction or adverse effect, Licensee, as its sole remedy, may terminate this License Agreement as to the specific Licensed Premises by written notice to Licensor sent within thirty (30) days after the expiration of said one hundred eighty (180) day period but before Licensor or the Property Owner has begun the restoration work.

         Any notice of termination sent under this paragraph A above shall take effect on receipt, and any unearned license fees or other charge paid in advance by Licensee to Licensor shall be promptly refunded.

    B.   Restoration of the Specific Licensor's Premises

    If the Licensor's Premises shall be damaged, destroyed or adversely affected by any cause described in subparagraph A, then, unless this License Agreement is terminated as to the specific Licensed Premises, Licensor may restore, or may use reasonable efforts to try to cause the Property Owner to restore (as the case may be), the respective Licensor's Premises substantially to their condition immediately prior to such damage, destruction or adverse effect [to the extent such restoration is possible in the case of any adverse effect not including (or, if including, not limited to) physical damage or destruction], but, if Licensor or the Property Owner elects to restore same, neither Licensor nor the Property Owner shall have any obligation to spend more for the restoration work than the amount of insurance proceeds actually received by Licensor or the Property Owner (as the case may be) or the net amount of the award offered by the taking authority after deducting Licensor's and/or the Property Owner's expenses in obtaining the offer. If the amount of insurance proceeds (or the net taking award) are insufficient to enable Licensor or the Property Owner, as the case may be, to restore the Licensed Premises to substantially the same scope and quality as existed prior to the occurrence of the damage or taking, Licensor either shall contribute the deficiency in the amount of the insurance proceeds or net taking award or, prior to commencing any restoration work, afford Licensee the right to cancel this License Agreement as to the particular effected Licensed Premises within thirty (30) days after Licensee's receipt of written notice from Licensor disclosing such insufficiency.

    C.   Taking Damages for Specific Licensed Premises

    Licensor reserves, and Licensee hereby assigns to Licensor, all rights to any award or compensation accruing on account of any damage, destruction or other "adverse effect" (which latter term shall include, without limitation, both the termination and the appropriation of intangible rights, such as easements, as well as other forms of limitation adversely affecting the interests of any party) suffered by the licensed interest created by this License Agreement as to a specific Licensed Premises, Licensor's Premises, Building, Property and/or any improvement or appurtenance in, on or to any of these as a result of any condemnation or taking by eminent domain or as the result of any act of or pursuant to public authority. Licensee shall execute and deliver to Licensor or the Property Owner (as the case may be) such confirmatory instruments of this assignment as Licensor may from time to time request.

    The foregoing reservation and assignment do not include any award payable to Licensee for physical damage to or appropriation of Licensee's improvements to the Licensed Premises, tangible personal property or for moving expenses or for any other matter, on condition, however, that such award shall be payable to Licensee by the taking authority and not by Licensor or the Property Owner, and on the further condition that no award to Licensee shall result in any reduction in the amount recoverable from the taking authority by Licensor, by the Property Owner, by the holder of any mortgage of the Property, or by any other person having an interest in the Property other than persons, such as occupants of other premises in the Property, whose claims for damages rest on the same basis and have the same precedence as Licensee's claim.

    D.   License Fee Abatement for Specific Licensed Premises

    In the event of damage or destruction to, or a taking of, all or a portion of a specific Licensed Premises or access to the specific Licensed Premises and, as a result thereof, there is interference with Licensee's use of or access to the specific Licensed Premises, Licensee's annual license fee for the specific Licensed Premises, or a fair and just proportion thereof, according to the nature and extent of such interference, shall be abated.

    E.   Termination of License Agreement

    Upon any termination of this License Agreement as to any specific Licensed Premises under any of the provisions of this Paragraph 15, the parties shall thereafter be released under this License Agreement as to the specific Licensed Premises without further obligations to the other party coincident with the surrender of possession of the specific Licensed Premises to the Licensor except for items which have theretofore accrued and be then unpaid.

16. WAIVER OF CLAIMS:
    ----------------

    A. Except to the extent of Licensor's or a Property Owner's negligence as to a specific Licensed Premises, Licensor and the Property Owner and their respective agents, employees and contractors shall not be liable for, and Licensee hereby releases said parties from, all claims for damage to persons or property sustained by Licensee or any person claiming through Licensee resulting from any fire, accident, occurrence or condition in or upon the respective Property (including the Building), including, but not limited to, such claims for damage resulting from (i) any defect in or failure of plumbing, HVAC equipment, electric wiring or installation thereof, water pipes, stairs, ramps, railings or walks; (ii) any equipment or appurtenances becoming out of repair;
(iii) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Building; (iv) the backing up of any sewer pipe or downspout; (v) the escape of steam or hot water; (vi) water being upon or coming through the roof or any other place upon or near the Licensed Premises or otherwise; and (vii) broken glass.

    B. Licensor and Licensee agree that in the event a specific Licensed Premises and/or its contents are damaged or destroyed by fire or other casualty, the rights, if any, of either party against the other with respect to such damage or destruction are hereby waived, as more particularly set forth in Paragraph 9 D. of this License Agreement.

17. TRADE FIXTURES:
    --------------

    All "trade fixtures" (as hereinafter defined), signs and equipment installed by Licensee in, on or about any of the Licensed Premises or any portions of any of the Properties shall remain the property of Licensee and shall be removed at the expiration or earlier termination of this License Agreement, provided that in the event of such removal, Licensee shall promptly repair any damage to the Licensed Premises. Any items of personal property or movable equipment not removed within three (3) days after such termination and notice from Licensor to remove same shall be deemed abandoned and shall become the property of the Licensor, in which event Licensor shall have the right to dispose of same in such manner as Licensor shall deem to be appropriate.

    For purposes of this License Agreement, the term "trade fixtures" shall mean those particular fixtures, equipment, apparatus and other installations paid for and installed by Licensee in the Licensed Premises which are particularly designed and/or used for the conduct of the Wareroom and the providing of the Wareroom Services. "Trade fixtures" shall not include, however, built-in fixtures such as, by way of example and not limitation, sprinkler systems, lighting fixtures, dropped ceilings, floor coverings, wall coverings, doors, and the like.

18. ASSIGNMENT, SUBLICENSING:
    -------------------------

    A. Licensee hereby agrees not to assign, mortgage, pledge or encumber this License Agreement, in whole or in part, or sublicense the whole or any part of any of the Licensed Premises, or grant any tenancy rights in all or part of any of the Licensed Premises, or permit the use of the whole or any part of any of the Licensed Premises by any licensee or concessionaire (each of the foregoing being sometimes hereinbefore and hereinafter referred to as a "Transfer") without first obtaining the prior written consent of Licensor, which consent Licensor may withhold in its absolute and sole discretion (except as otherwise specifically provided herein).

    Licensee agrees that in the event of any assignment, sublicensing, licensing, leasing or other transfer of Licensee's rights under this License Agreement, made with the written consent of the Licensor, as aforesaid, it will nevertheless remain liable for the performance of all terms, conditions and covenants of this License Agreement.

    B. A sale or other transfer of fifty percent (50%) or more of the ownership interest in, or the ability to vote, the stock of Licensee in the event that Licensee is a corporation, or a sale or other transfer of less than fifty percent (50%) of the ownership interest in, or the ability to vote, the stock of Licensee where the buyer or transferee is the greatest or largest single shareholder (and owns at least twenty-five percent [25%] of Licensee) after such sale or transfer (and, in said event, all percentage ownership interests of the stock of Licensee by such buyer's or transferee's parents, subsidiaries, and/or affiliated parties shall be aggregated in such calculation), or a merger, consolidation or other transfer by operation of law involving Licensee in which Licensee is not either the surviving entity or the entity with the greater total assets (except a merger, consolidation, or other transfer by operation of law involving Licensee and a parent, subsidiary or other commonly controlled affiliate of Licensee) is referred to herein as a "Change of Control". Licensee shall give Licensor prompt written notice of a Change of Control.

    C. Notwithstanding the foregoing, for the purposes of this Paragraph 18, a transfer of Licensee's interest under this License Agreement to a holding company or to any affiliated or subsidiary company for the purposes of facilitating an internal corporate reorganization where the control of said holding, affiliated or subsidiary company is held by the same individual(s) and/or entity(ies) that control Licensee immediately prior to said transfer shall not be deemed to be a Transfer or a Change of Control.

    D. Licensee shall give Licensor prompt prior written notice of any proposed Transfer that requires Licensor's consent and Licensor shall have thirty (30) days within which to consent to same. If a Change of Control occurs, Licensor shall have the right to object to it by giving written notice of such objection to Licensee during the thirty (30) day period following the receipt of notice of such Change of Control. If Licensor does not consent to a Transfer as to which its consent is required and the Transfer occurs, or if Licensor objects to a Change of Control as permitted above, then the Term of this License Agreement shall expire on the date specified in Licensor's written notice to Licensee.

    Upon the early termination of this License Agreement (as set forth above) and the vacating of all of the Licensed Premises in the condition contemplated by Paragraph 24 hereof, Licensor shall pay to Licensee the unamortized book value of any non-movable improvements made by Licensee to the Licensed Premises in accordance with the provisions of this License Agreement, as same shall be certified to Licensor by a duly authorized financial officer of Licensee; provided, however, that the cost of said improvements shall be amortized, or be deemed to be amortized, in accordance with generally accepted accounting principles over a period equal to the lesser of (a) the actual useful life of the improvement(s), or (b) the number of years that would have remained in the Term but for the termination of this License Agreement.

    E. Each sublicensing, assignment, leasing or other transfer to which Licensor has consented shall be by an instrument in writing in form satisfactory to Licensor and shall be executed by the sublicensor, assignor or transferor and by the sublicensee, assignee or transferee in each instance, as the case may be, and each sublicensee, assignee or other transferee shall agree in writing for the benefit of the Licensor herein to assume and to be bound by and to perform the terms, covenants and conditions of this License Agreement to be done, kept and performed by the Licensee. One fully executed original of such written instrument shall be delivered to the Licensor.

    G. Licensee agrees to reimburse Licensor for Licensor's reasonable attorney's fees and such other reasonable charges which Licensor incurs or causes to be incurred in conjunction with the processing and documentation of any such requested sublicensing of Licensee's interest in and to any or all of the Licensed Premises, leasing of space in any or all of the Licensed Premises, assignment of this License Agreement, or other transfer, as aforesaid, such payment being due from Licensee to Licensor as additional license fees simultaneously with the Licensor granting such consent.

19. SUBORDINATION:
    -------------

    A.   Subordination

    The rights of Licensee under this License Agreement shall be subordinate to the lien of any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against all or part of any or all of the Properties or against any buildings hereafter placed upon the respective Property and to all advances made or hereafter to be made upon the security thereof. In confirmation thereof, Licensee shall promptly execute such documents as Licensor and/or the respective Property Owner shall request in order to confirm the foregoing.

    B.   Estoppel Letter

    From time to time, within ten (10) days after request therefor by Licensor or any of the Property Owners, or in the event that upon any sale, assignment or hypothecation of any of the Licensor's Premises and/or any of the Properties by the respective Property Owner, to the extent Licensor shall agree to provide a so-called estoppel letter to the Property Owner's purchaser or mortgagee, Licensee agrees to deliver, in recordable form, a certificate to any proposed mortgagee or purchaser, and/or to Licensor or the Property Owner, certifying (if such be the case) that this License Agreement is in full force and effect as to the respective Licensed Premises and that there are no defenses or offsets thereto, or stating those claimed by Licensee, and such other matters as such mortgagee, purchaser, Licensor or the Property Owner shall require.

    C.   Attornment

    Licensee shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by the Licensor or the Property Owner covering any of the Licensed Premises, attorn to the purchaser as the Licensor or the Property Owner, as the case may be, under this License Agreement, so long as such purchaser agrees to recognize all of Licensee's rights under this License Agreement as to the respective Licensed Premises.

    D.   Execution of Instruments

    The Licensee, upon request of any party in interest, shall execute promptly such instruments or certificates to carry out the intent of subparagraphs 19 A, B and C above as shall be requested by the Licensor or the Property Owner.

    The Licensee hereby irrevocably appoints Licensor as attorney-in-fact for the Licensee with full power and authority to execute and deliver in the name of Licensee such instruments or certificates. If, within ten (10) days after the date of a written request by Licensor or Property Owner to execute such certificates or instruments, the Licensee shall not have executed the same, then Licensor may execute (as attorney-in-fact for Licensee, as aforesaid) such instruments or certificates as Licensor or Property Owner shall deem to be necessary or proper, and Licensee hereby ratifies and consents to same.

20.  PERFORMANCE OF LICENSEE'S COVENANTS:
     ------------------------------------

    Licensee covenants and agrees that it will perform all agreements herein expressed on its part to be performed, and that it will promptly, upon receipt of written notice of non-performance thereof, comply with the requirements of such notice; and further, that if Licensee shall not comply with such notice to the reasonable satisfaction of Licensor within ten [10] days after delivery thereof (or if such compliance cannot be reasonably completed within ten [10] days, if Licensee shall not promptly commence to comply within such period and thereafter proceed to completion with due diligence), Licensor may, at its option, do or cause to be done any or all of the things specified in said notice in order to cure Licensee's non-performance, and in so doing Licensor shall have the right to cause its agents, employees and contractors to enter upon the Licensed Premises, and in such event, and notwithstanding any other provision of this License Agreement to the contrary, Licensor shall have no liability to Licensee for any loss or damage resulting in any way from such action; and Licensee agrees to pay promptly upon demand any expense incurred by Licensor in taking such action, any such sum to be collectible from Licensee as additional license fees hereunder.

21.  EVENTS OF DEFAULT:
     ------------------

    The occurrence of any of the following shall constitute an event of default hereunder:

    A. Failure of Licensee to perform the Warehouse Services in or from any of the Licensed Premises in accordance with the standards for same as required by the terms of this License Agreement.

    B. The filing of a petition for the adjudication of Licensee as a bankrupt or insolvent, or for its reorganization or for the appointment of a receiver or trustee of Licensee's property; an assignment by Licensee for the benefit of creditors; the taking possession of the property of Licensee by any governmental officer or agency pursuant to statutory authority for the dissolution or liquidation of Licensee; or a filing by Licensee for reorganization under the Bankruptcy Code.

    C. Failure of Licensee to pay, after five (5) days written notice of non-payment, any installment of any license fees due under this License Agreement and/or any other sum herein required to be paid by Licensee [provided, however, that Licensor shall not be required to give more than two (2) such notices of non-payment in any twenty-four (24) month period].

    D.   INTENTIONALLY OMITTED

    E. Licensee's removal or attempt to remove, or manifesting an intention to remove, Licensee's goods or property from or out of any of the Licensed Premises other than in the ordinary and usual course of business without having first paid and satisfied Licensor for all license fees and other payments which are due during the entire License Agreement Term.

    F. Licensee's failure to enter into supplements to this License Agreement as required by the terms hereof, including, without limitation, for any Expanded Warerooms and/or for any New Warerooms.

    G. Licensee's failure to perform any other covenant or condition of this License Agreement, if such failure continues for ten (10) days after notice thereof [or, if same cannot be performed within ten (10) days, such longer period of time (not to exceed thirty (30) days) as shall be necessary, provided that promptly following notice thereof, Licensee shall commence to perform, and use all commercially reasonable efforts to perform, the covenant or condition].

    H. Licensee's failure to perform any obligations of Licensee as "Company" under the Services Agreement.

    I. Licensee's failure to perform, within the applicable grace period for performance, any obligation under any other License Agreement with any affiliates of Licensor that require the performance of the Wareroom Services for said affiliate.

22.  RIGHTS OF LICENSOR UPON DEFAULT BY LICENSEE:
     -------------------------------------------

    If the Licensee is in default as contemplated by Paragraph 21 of this License Agreement, then the Licensor shall have the immediate right of possession of the Licensed Premises and, in addition to all the rights and remedies granted under the laws of the State where the Licensed Premises are located and not as a limitation thereof, the right to terminate this License Agreement and relicense all or any of the Licensed Premises for the account of Licensor, or within the sole discretion of Licensor, all or any of the Licensed Premises may be relicensed for the account of the Licensee.

    In the event of a termination of this License Agreement due to the Licensee's default, whether by summary proceedings or otherwise, the Licensee hereby waives any right to redeem its interest in the Licensed Premises. Furthermore, Licensee shall nevertheless remain liable to the Licensor for all damages that may be incurred by the Licensor as a result thereof, including, without limitation, all annual license fees and additional license fees that would otherwise have been payable by the Licensee if this License Agreement had not been terminated.

    In the event of said termination, Licensee shall pay to Licensor, immediately following demand therefor, the following:

    (i) (a) An amount equal to all expenses, including, without limitation, attorney's fees incurred by the Licensor in recovering possession of the Licensed Premises, and (b) all costs and charges for the care of all of the Licensed Premises while vacant, and (c) an amount equal to all expenses incurred by the Licensor in connection with the relicensing of the Licensed Premises or any part thereof, including broker's commissions, advertising expenses, and the cost of repairing, renovating, redecorating or remodeling the Licensed Premises. The amounts set forth in this subparagraph (i) shall be due and payable by the Licensee to the Licensor at such times as the expenses, costs and charges shall have been incurred; and

    (ii) An amount equal to all annual license fees, additional license fees, and other charges required to be paid by the Licensee under this License Agreement, less the net license fees, if any, collected by the Licensor on relicensing the Licensed Premises in the event Licensor relicenses same (it being acknowledged by Licensee that Licensor has no obligation, and shall not be deemed to have any obligation, to relicense the Licensed Premises or otherwise to mitigate its damages except as otherwise required by law), which amount shall be due and payable by the Licensee to the Licensor on the several days on which such annual license fees, additional license fees and other charges would have become due and payable had this License Agreement not been terminated, and the Licensee shall pay to the Licensor the amount of any deficiency then existing. The net license fees collected by the Licensor on relicensing shall be computed by deducting from the gross license fees collected the expenses, costs and charges referred to in subparagraph (i) of this Paragraph 22. Without any previous notice or demand, separate actions may be instituted by the Licensor against the Licensee from time to time to recover any damages which at the commencement of any such action shall then or theretofore have become due and payable to the Licensor under any provisions hereof without waiting until the end of the Term of this License Agreement, and neither the institution of suit or proceedings, nor the entering of judgment therein, shall bar the Licensor from bringing a subsequent action for such damages. The Licensee hereby expressly waives Licensee's right to claim a merger of such subsequent action in any previous suit or in the judgment entered therein. Furthermore, it is expressly agreed that claims for annual license fees, additional license fees, and those for other charges may be regarded by the Licensor, if it so elects, as separate claims capable of being assigned.

    The Licensor, at its election, which shall be exercised (if at all) by the service of a written notice on the Licensee, may collect from the Licensee, and the Licensee shall pay in lieu of the sums becoming due after the service of such notice under the provisions of the first paragraph of this subparagraph
(ii), an amount equal to the difference between the annual license fees, additional license fees and other charges required to be paid by the Licensee under the License Agreement for all of the Licensed Premises (from the date of the service of such notice to and including the date of the expiration of the Term of this License Agreement) and the then-fair reasonable value of license or other use and occupancy fees for the Licensed Premises for the same period, discounted to the date of the service of such notice at the rate of six percent (6%) per annum.

23.    CUSTOM AND USAGE:
       -----------------

    It is hereby covenanted and agreed, any law, usage or custom to the contrary notwithstanding, that Licensor and Licensee shall have the right at all times to enforce the covenants and conditions of this License Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of the Licensor or Licensee in refraining from so doing at any time or times.

    The waiver by Licensor or Licensee of any breach of any term, agreement, covenant, or condition herein contained shall not be deemed to be a subsequent waiver of such term, agreement, covenant or condition herein contained. The subsequent acceptance of license fees hereunder by Licensor shall not be deemed to be a waiver of any preceding breach by Licensee of any terms, agreement, covenant or condition of this License Agreement, other than the failure of Licensee to pay the particular license fees so accepted, regardless of Licensor's knowledge of such preceding breach at the time of the acceptance of such license fees. No agreement, covenant, term or condition of this License Agreement shall be deemed to have been waived by Licensor or Licensee, unless such waiver be in writing by Licensor or Licensee, as the case may be.

24.    SURRENDER AND HOLDING OVER:
       ---------------------------

    Licensee, upon expiration or termination of this License Agreement, either by lapse of time or otherwise, agrees to surrender peaceably to Licensor all of the Licensed Premises in broom-clean condition and in good repair, excepting only ordinary wear and tear, damage by fire or other casualty or taking, and damage caused by any failure of Licensor or the Property Owner to perform their obligations.

    If Licensee remains in possession of any of the Licensed Premises with Licensor's consent but without a new License Agreement reduced to writing and duly executed, Licensee shall be deemed to be occupying the specific Licensed Premises on a month to month basis, subject to all the covenants, conditions and agreements of this License Agreement and subject further to termination by Licensor or Licensee on thirty (30) days prior notice.

25.    NOTICES:
       -------

    Wherever in this License Agreement it shall be required or permitted that notice or demand be given or served by either party to this License Agreement to or on the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and deposited in the United States mail, certified mail, postage prepaid, addressed as follows:

    To the Licensor at:               _______________________

                                      _______________________

                                      _______________________

    With a copy, under
    separate cover, to
    Licensor at:                      _______________________

                                      _______________________

                                      _______________________


    To the Licensee at:               _______________________

                                      _______________________

                                      _______________________


    Such addresses may be changed from time to time by either party by serving notices as above provided.

26.    ACCORD AND SATISFACTION:
       ------------------------

    No payment by Licensee or receipt by Licensor of a lesser amount than the license fees herein stipulated shall be deemed to be other than on account of the earliest stipulated license fees, nor shall any endorsement or statement on any check or any letter be deemed an accord and satisfaction, and Licensor may accept such check or payment without prejudice to Licensor's right to recover the balance of such license fees or pursue any other remedies whether provided in this License Agreement or otherwise available to Licensor at law or in equity.

27.    BROKERS:
       --------

    Licensor and Licensee represent and warrant to each other that there are no claims for brokerage commissions or finders fees in connection with the execution of this License Agreement. Licensor and Licensee agree to defend and indemnify the other party from and against, and hold harmless the other party from and against, all liabilities, expenses, fees, commissions and/or costs (including, without limitation, attorney's fees and costs of litigation, including appeal) arising from any such claims asserted by anyone claiming by, through or against the indemnifying party.

28.    EXCULPATION:
       ------------

    Licensee agrees that it shall look solely to the estate and property of the Licensor in the respective Licensor's Premises for the collection of any judgment or any other judicial process, whether requiring the payment of money by Licensor or otherwise, in the event of any default or breach by Licensor with respect to any of the terms, covenants and conditions of this License Agreement to be observed and performed by Licensor as to the specific Licensor's Premises, and no other property or estates of Licensor shall be subject to levy, execution or other enforcement procedures for the satisfaction of Licensee's remedies.

29.    SEVERABILITY; PARTIAL INVALIDITY:
       --------------------------------

    If any term, covenant, or condition of this License Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this License Agreement or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant and condition of this License Agreement shall be valid and enforceable to the fullest extent permitted by law.

30.    SUCCESSORS AND ASSIGNS:
       -----------------------

    All rights, obligations and liabilities herein given to, or imposed upon, the respective parties hereto and the Property Owners shall extend to and bind the several and respective successors and assigns of said parties, subject to the provisions of Paragraph 18, and if there shall be more than one Licensee, they shall all be bound jointly and severally by the terms, covenants, representations, agreements, and undertakings under this License Agreement, and the word "Licensee" shall be deemed and taken to mean each and every person or party mentioned as a Licensee herein, be the same one or more; and if there shall be more than one Licensee, any notice required or permitted by the terms of this License Agreement may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof.

    If Licensor assigns any part of Licensor's interest in this License Agreement or the license fees payable hereunder (conditionally or otherwise) to the holder of a mortgage or deed of trust, or other lien, on any or all of the Licensor's Premises, Licensee agrees that neither the assignment by Licensor nor the acceptance thereof by such holder shall be deemed an assumption by such holder of any of the obligations of Licensor hereunder, unless such holder shall (a) specifically elect to do so by written notice sent to Licensee, or (b) take possession of the Licensed Premises, with or without the foreclosure of such holder's mortgage or deed of trust, or other lien, on the Licensor's Premises.

31.    QUIET ENJOYMENT:
       ---------------

    Upon payment by the Licensee of the license fees herein provided, and upon the observance and performance of all covenants, terms and conditions on Licensee's part to be observed and performed under this License Agreement, Licensee shall peaceably and quietly hold and enjoy the respective Licensed Premises for the Term hereby licensed without hindrance or interruption by Licensor or any other person or persons lawfully or equitably claiming by, through or under the Licensor, subject, nevertheless, to the terms and conditions of this License Agreement.

32.    SCOPE AND INTERPRETATION OF THE LICENSE AGREEMENT:
       -------------------------------------------------

    This License Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been drafted by counsel for one of the parties, it being acknowledged and agreed that both Licensor and Licensee have contributed substantially and materially to the negotiation and drafting of this License Agreement.

    In interpreting this License Agreement, the singular shall be deemed to include the plural, the plural shall be deemed to include the singular.

33.    CAPTIONS:
       ---------

    All captions, headings, paragraph numbers or subparagraph numbers preceding the text of the several paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this License Agreement, nor shall they affect its meaning, construction or effect.

34.   GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL AND
      -------------------------------------------------------------------
      COUNTERCLAIM
      ------------

    A. This License Agreement and the rights of the parties shall be governed by the laws of the State where the respective Licensed Premises are located, without regard to the conflicts of law provisions thereof, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts of said State. By its execution and delivery of this License Agreement, each party hereby accepts for itself and, in respect of its property, generally and unconditionally, the jurisdiction of said courts. Nothing herein shall affect the right of the Licensor to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Licensee in any other jurisdiction. Licensor and Licensee hereby irrevocably waive any objection that either may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this License Agreement that are brought in the courts referred to herein and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

    B. The parties hereto waive trial by jury in connection with proceedings or counterclaims brought by either of the parties hereto against the other. In the event of suit by the Licensor to collect license fees, Licensee shall not interpose any counterclaim in such proceeding, provided, however, Licensee may assert such counterclaim in a separate action brought by Licensee.

35.    TRANSFER OF LICENSOR'S INTEREST:
       -------------------------------

    In the event of any transfer or transfers of Licensor's interest in any of the Buildings that results in Licensor or any affiliate of or successor to Licensor ceasing to operate a supermarket in the specific Building, notice thereof shall be given to Licensee, and the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Licensor accruing from and after the date of such transfer as to such Building; provided, however, that if the cessation of the supermarket business is permanent or is not the result of a Force Majeure Event, Licensee, as its sole right, shall not be obligated to operate a Wareroom in such Building after the transfer. If Licensee so elects, Licensee shall send notice to Licensor, within thirty (30) days following the cessation of the supermarket business, of its election not to operate a Wareroom in such Building; and in said event, this License Agreement shall terminate as to the specific Licensed Premises, Licensee shall thereupon be released from the performance of any further obligations hereunder as to the specific Licensed Premises (except for obligations accrued but unpaid and/or not performed through the date of termination), and, at the request of Licensor or Licensee, the parties shall enter into a supplement to this License Agreement confirming the termination of the License Agreement as to the specific Licensed Premises.

36.    NO RECORDING OF LICENSE AGREEMENT:
       ----------------------------------

    Neither this License Agreement, nor any notice or memorandum thereof, will be recorded by Licensee in any public records.

37.    ENTIRE AGREEMENT:
       -----------------

    This License Agreement and the Exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Licensor and Licensee concerning all of the Licensed Premises and the operation of the Warerooms, except as set forth in the Services Agreement, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are set forth in this License Agreement or the Services Agreement. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this License Agreement shall be binding upon Licensor or Licensee unless reduced in writing and signed by them.

38.    EXECUTION AND DELIVERY OF LICENSE AGREEMENT:
       -------------------------------------------

    This License Agreement shall not be binding on Licensor, and Licensee shall not have any rights in and to any of the Licensed Premises, until such time as this License Agreement has been fully executed by both parties and a copy thereof has been delivered by Licensor to Licensee. This License Agreement may be executed in one or more counterparts, all of which are identical, any one of which is to be deemed to be complete in itself and may be introduced in evidence or used for any purposes. Licensor represents to Licensee that the persons executing this License Agreement on behalf of Licensor have been duly authorized to execute and deliver this License Agreement on behalf of Licensor, that this License Agreement has been duly authorized by all necessary corporate action, and that the execution, delivery and performance of this License Agreement will not violate Licensor's articles of organization, its by-laws or any agreement to which Licensor is a party and by which it is bound. Licensee represents to Licensor that the persons executing this License Agreement on behalf of Licensee have been duly authorized to execute and deliver this License Agreement, that this License Agreement has been duly authorized by all necessary corporate action and that the execution, delivery and performance of this License Agreement will not violate Licensee's articles of association, its by-laws or any agreement, laws or regulations to which Licensee is a party and/or by which it is bound.

39. FORCE MAJEURE:
    -------------

    Except as otherwise expressly provided herein, with respect to the respective obligations, covenants and agreements to be performed by the parties hereunder and, to the extent applicable, by a Property Owner, neither party failing to perform shall ever be liable for such failure when prevented from doing so by reason of a Force Majeure Event or for any cause due to any future act, omission or default of the other party; provided, however, that a failure to perform caused by the non-performing party's inability to pay or other financial/economic condition shall not be a Force Majeure Event and shall be deemed to be within the control of the non-performing party. In addition, in each such instance of inability of either party to perform, the non-performing party shall exercise due diligence to eliminate the cause of such inability to perform.

40. GOOD FAITH RESOLUTION OF ISSUES:
    -------------------------------

    Whenever in this License Agreement Licensor and Licensee have agreed to use good faith and/or to cooperate to attempt to resolve an issue in this License Agreement, including, without limitation, as contemplated by Paragraph 12. A. hereof, if, despite so proceeding, the parties are unable to agree on a final resolution, if Licensor has determined, in its sole but reasonable and good faith discretion, to proceed in the manner as determined by Licensor, Licensor shall so advise Licensee and shall include with such advice the reason(s) for Licensor's determination that the specific issue would be advantageous to, or detrimental to, (as the case may be) Licensor's business operations, and in said event, the parties will proceed in accordance with Licensor's determination.

    If Licensee so requests, Licensor will confer with Licensee for the purpose of reviewing with Licensee the reason(s) for Licensor's determination. If Licensee requests Licensor to reconsider its decision, Licensor and Licensee will use good faith to try to satisfy Licensor's concern(s) that were the basis of Licensor's determination; provided, however, that Licensee acknowledges and agrees that the provisions of this Paragraph are an accommodation to Licensee only for the purpose of informing Licensee of the basis for Licensor's determination, and that Licensor shall have no obligation to change its determination.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this License Agreement as of the day and year first above written.

WITNESSES:                            LICENSOR



__________________________            By:___________________________
                                         Name:


                                      PEAPOD, INC.


__________________________            By:_____________________________
                                         Name:
                                         Title:

                                                                         Annex G
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                VOTING AGREEMENT

                                     among

                         THE STOCKHOLDERS NAMED HEREIN

                                      and

                             KONINKLIJKE AHOLD N.V.

                               ----------------

                                  Dated as of

                                 April 14, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               VOTING AGREEMENT

   THIS VOTING AGREEMENT (the "Agreement") is made as of April 14, 2000, by and among Thomas L. Parkinson, Andrew B. Parkinson, Trygve E. Myhren, Robert
S. Goodale, Tasso H. Coin, Seth L. Pierrepont, Mark VanStekelenburg, Drayton McLane (each a "Stockholder" and collectively, the "Stockholders", each such Stockholder acting in his capacity as a stockholder of PEAPOD, INC., a Delaware corporation (the "Company") and not as an officer or director of the Company) and KONINKLIJKE AHOLD N.V., a public company with limited incorporated liability incorporated under the laws of the Netherlands (the "Purchaser").

                                  WITNESSETH:

   WHEREAS, the Company proposes to enter into a Purchase Agreement, dated as of April 14, 2000 (the "Purchase Agreement") with the Purchaser, providing for the sale by the Company of shares of its Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), and certain warrants (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to the Purchaser; and

   WHEREAS, the Purchase Agreement contemplates the purchase by the Purchaser of the Series B Preferred Stock and the Warrants in one or more closings, but not to exceed three (3) (each, a "Closing"), with each Closing subject to certain conditions, including the approval by the holders of the outstanding shares of Common Stock of the Purchase Agreement and other Documents (as defined below) and the transactions contemplated thereby; and

   WHEREAS, as a condition to the willingness of the Purchaser to enter into the Purchase Agreement, and as an inducement to the Purchaser to do so, each Stockholder has agreed for the benefit of the Company as set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     "Affiliate" shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person (in particular the voting and disposition of shares of Common Stock held directly or indirectly by such person), directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the Purchaser nor any of its Affiliates shall be deemed Affiliates of the Company for purposes of this Agreement.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Alternative Transaction" shall have the meaning set forth in Section
  3.7(a).

     "Amended and Restated Bylaws" shall mean the Amended and Restated By-Laws of the Company.

     "Amended and Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company.

     "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has (i) the power to vote, or to direct the voting of, such security or (ii) the power to dispose, or to direct the disposition of, such security, or the ability to acquire such voting or dispositive power.

     "Certificate of Designations" shall mean the Certificate of Designations relating to the Series B Preferred Stock.

     "Closing" shall have the meaning set forth in the Recitals.

     "Common Stock" shall have the meaning set forth in the Recitals.

     "Company" shall have the meaning set forth in the Recitals.

     "Credit and Security Agreements" shall have the meaning set forth in the Purchase Agreement.

     "Documents" shall mean (i) this Agreement, (ii) the Purchase Agreement,
  (iii) the Warrants, (iv) the Certificate of Designations, (v) the Registration Rights Agreement, (vi) the Services Agreement, (vii) the Institutional Stockholders Voting Agreement, (viii) the Joint Development and License Agreement and (ix) the Credit and Security Agreements.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Governmental Authority" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

     "Institutional Stockholders Voting Agreement" shall mean the Voting Agreement, dated as of the date hereof, by and among the Purchaser, Tribune National Marketing Company and Nevis Capital Management, Inc.

     "Joint Development and License Agreement" shall have the meaning set forth in the Purchase Agreement.

     "Lien" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

     "Notices" shall have the meaning set forth in Section 4.6.

     "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     "Purchase Agreement" shall have the meaning set forth in the Recitals.

     "Purchaser" shall have the meaning set forth in the Recitals.

     "Registration Rights Agreement" shall mean the registration rights agreement to be entered into by the Company and the Purchaser pursuant to the Purchase Agreement.

     "Rights Agreement" shall have the meaning set forth in the Purchase Agreement.

     "Securities" shall mean all shares of Common Stock (and all other shares or securities issued or issuable in respect thereof) together with the associated Rights (as defined in the Rights Agreement) as of the date hereof and hereafter acquired.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Services Agreement" shall mean the services agreement to be entered into by the Company and the Purchaser or one of its Affiliates pursuant to the Purchase Agreement.

     "Stockholder" or "Stockholders" shall have the meaning set forth in the Preamble.

     "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

     "Subsidiary" shall mean a subsidiary of the Company.

     "Termination Date" shall have the meaning set forth in Section 4.3.

     "Warrants" shall have the meaning set forth in the Recitals.

                                  ARTICLE II

                         COVENANTS OF THE STOCKHOLDERS

   Section 2.1 Agreement to Vote. At any meeting of the stockholders of the Company held on or prior to the Termination Date (as defined in Section 4.3), however called, and at every adjournment or postponement thereof, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company prior to the Termination Date, each Stockholder shall vote and cause each of its controlled Affiliates to vote all of the Securities with respect to which it has the right to vote or direct the vote (as of the record date for such meeting of stockholders), (a) in favor of the Purchase Agreement, the other Documents and all of the transactions contemplated by the Purchase Agreement and the other Documents, all matters requiring approval of stockholders under the listing requirements of the Nasdaq Stock Market in connection with such transactions, and any actions required in furtherance hereof, including, without limitation, (i) the issuance of the Series B Preferred Stock and Warrants at the Closings, (ii) the amendment and restatement of the Amended and Restated Certificate of Incorporation to read in its entirety as set forth in the Purchase Agreement, and (iii) the election of the directors nominated by the Purchaser to the Board of Directors of the Company who are in the class of directors to be voted upon at the Company's Stockholder's Meeting (as defined in the Purchase Agreement), (b) against any Alternative Transaction, (c) except as otherwise agreed to in writing in advance by the Purchaser, against the following actions (other than the transactions contemplated by the Purchase Agreement or any of the other Documents): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale, lease or transfer of substantially all of the assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in the persons who constitute the board of directors of the Company inconsistent with the composition of the board of directors as contemplated by the Documents; (B) any change in the present capitalization of the Company or any amendment of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (C) any other material change in the Company's corporate structure or business; or
(D) any other action or agreement that, directly or indirectly, is inconsistent with or that could reasonably be expected, directly or indirectly, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement and the other Documents and (d) in favor of the Purchaser's nominees to the Board of Directors as contemplated by the Purchase Agreement. None of the Stockholders shall enter into, or permit any of its controlled Affiliates to enter into, any agreement or understanding with any person prior to the Termination Date, directly or indirectly, to vote, grant any proxy or power of attorney, give instructions or enter into a voting agreement with respect to the voting of his or its Securities in any manner inconsistent with the preceding sentence.

   Section 2.2 Proxies and Voting Agreements. (a) Each Stockholder has revoked, and caused its controlled Affiliates to revoke, any and all previous proxies granted with respect to his or its Securities with respect to the matters set forth in Section 2.1.

   (b) Prior to the Termination Date, each of the Stockholders shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to their Securities, deposit any of their Securities into a voting trust or enter into a voting agreement with respect to any of their Securities, in each case with respect to the matters set forth in Section 2.1.

   Section 2.3 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder shall deliver, and shall cause each of its Affiliates to deliver, to Ton van Tielraden a proxy in the form attached hereto as Exhibit A, which, prior to the Termination Date, shall be irrevocable to the extent provided by the Delaware General Corporation Law, covering such Stockholder's or Affiliate's Securities. Each Stockholder shall take further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.

                                  ARTICLE III

                        REPRESENTATIONS, WARRANTIES AND
                   ADDITIONAL COVENANTS OF THE STOCKHOLDERS

   Each Stockholder represents, warrants and covenants to the Company, as to himself that:

   Section 3.1 Ownership. Each Stockholder is the record and beneficial owner of the equity securities of the Company listed beside such Stockholder's name on Schedule I attached hereto as of the date hereof. The equity securities set forth beside the name of each Stockholder on Schedule I constitute all of the shares of capital stock of the Company owned of record or beneficially by such Stockholder as of the date hereof. All of such securities are issued and outstanding, and except as set forth on Schedule II attached hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of capital stock of the Company. The securities listed beside each such Stockholder's name on Schedule I attached hereto and the certificates representing such securities are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or other agreement, arrangement or restriction with respect to the voting of such securities that would prohibit such Stockholder from complying with Section 2.1 hereof with respect to such securities (other than as contemplated by this Agreement).

   Section 3.2 Authority; No Conflicts. Each Stockholder has the authority and has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Stockholder require no action by, or in respect of, or filing with, any Governmental Authority with respect to such Stockholder other than any required filings under Section 13 of the Exchange Act. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

   Section 3.3 Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 3.4 No Finder's Fees. Except as disclosed pursuant to the Purchase Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

   Section 3.5 Reliance by the Purchaser. Each Stockholder understands and acknowledges that the Purchaser is entering into the Purchase Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

   Section 3.6 Commercially Reasonable Efforts. Prior to the Termination Date, each Stockholder, in his or her capacity as a stockholder of the Company, shall use commercially reasonable efforts to assist and cooperate with the Company in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Documents, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including any necessary filings under the HSR Act, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties,
(iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Documents or the consummation of any of the transactions contemplated by any of the Documents, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Documents.

   Section 3.7 No Solicitation; Restrictions on Transfers. (a) Prior to the Termination Date, such Stockholder, in his capacity as a stockholder of the Company, shall not, and shall not permit any of its controlled Affiliates or representatives to, directly or indirectly, (i) initiate, solicit or entertain offers from, negotiate with or in any manner knowingly encourage, discuss, accept, or consider any proposal of any other person relating to (w) the acquisition of the capital stock of the Company, or any Subsidiary, securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary, (x) the acquisition of the Company's assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, business combination, recapitalization, liquidation, dissolution or otherwise, (y) the incurrence of indebtedness by the Company or any Subsidiary, or (z) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, delay or dilute the benefits to the Purchaser of the transactions contemplated by the Documents (other than the transactions contemplated by the Purchase Agreement, sales of inventory in the ordinary course, and shares issued upon the exercise of existing stock options or warrants, and the shares permitted to be sold by each Stockholder pursuant to the proviso in Section 3.7(c)) (any of the foregoing being an "Alternative Transaction"), (ii) initiate, participate, engage in, or agree to initiate, participate or engage in negotiations or discussions concerning, or provide to any person or entity any information or data relating to the Company or any Subsidiary, or otherwise cooperate with or assist or participate in, knowingly facilitating or encouraging, any inquiries or the making of any proposal that constitutes an Alternative Transaction,
(iii) in connection with any Alternative Transaction, require the Company to abandon, terminate or fail to consummate the transactions contemplated by the Documents, (iv) grant any waiver or release under or amend any standstill, confidentiality or similar agreement entered into by the Company or any of his Affiliates or representatives; (v) agree to, approve or recommend any Alternative Transaction, or (vi) take any other action inconsistent with the obligations and commitments assumed by such Stockholder and its controlled Affiliates pursuant to this Agreement. Such Stockholder shall, and shall cause his controlled Affiliates to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

   (b) Prior to the Termination Date, such Stockholder shall, and shall cause his Affiliates to promptly (but in any event within twenty-four (24) hours of receipt or occurrence thereof) advise the Company and the Purchaser orally and in writing of any request for information directed to him with respect to, or of any inquiry or proposal regarding any Alternative Transaction directed to him, the material terms and conditions of such proposal and the identity of the person making such proposal and provide to the Purchaser copies of any written documentation provided to such Stockholder by such person making such proposal or by any representative of such person that is material to understanding or evaluating such request, Alternative Transaction or inquiry which is received by it from the person (or from any representatives of such person) making such Alternative Transaction, inquiry or proposal. Each Stockholder and its Affiliates will keep the Company and the Purchaser fully informed of any such proposal.

   (c) Prior to the Termination Date, such Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the securities listed beside its name on Schedules I and II attached hereto or any interest therein or any shares of Common Stock issuable upon the exercise of stock options or warrants; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any such securities into a voting trust or enter into a voting agreement with respect to any such securities; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing such Stockholder from performing such Stockholder's obligations under this Agreement; provided however, that each of Tasso H. Coin and Seth L. Pierrepont shall each be permitted to sell, transfer or otherwise dispose of up to 100,000 shares in one or more transactions, during any period of ninety (90) consecutive days from the date hereof through the Termination Date.

   (d) Andrew Parkinson and Thomas Parkinson shall not, for a period of two
(2) years from the date hereof (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance assignment or other disposition of, more than 10,000 shares of the Company in any fiscal quarter and (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit such shares into a voting trust or enter into a voting agreement with respect to any such shares; provided, however, that each of Andrew Parkinson and Thomas Parkinson may transfer or assign such shares held by each in the Company to their respective children or to a trust for the sole benefit of their respective children so long as Andrew Parkinson or, as the case may be, Thomas Parkinson continue to be employed by the Company.

   Section 3.8 Releases. Each Stockholder hereby fully, unconditionally and irrevocably releases, effective as of the first Closing, any and all claims and causes of action that such Stockholder has or may have against the Company or any Subsidiary or any present or former director, officer, employee or agent of the Company or any Subsidiary arising or resulting from or relating to any act, omission, event or occurrence prior to the date hereof.

                                  ARTICLE IV

                                 MISCELLANEOUS

   Section 4.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

   Section 4.2 Specific Performance. Each Stockholder agrees that the Purchaser would be irreparably damaged if for any reason such Stockholder fails to perform any of such Stockholder's obligations under this

Agreement, and that the Purchaser would not have an adequate remedy at law for money damages in such event. Accordingly, the Purchaser shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that the Purchaser may have against such Stockholder for any failure to perform its obligations under this Agreement.

   Section 4.3 Amendments; Termination. Neither this Agreement, nor any of the terms or provisions contained herein, may be waived, modified or amended without the prior written consent of the Purchaser, which consent may be withheld in the sole and absolute discretion of any Purchaser. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby. This Agreement shall terminate, except with respect to liability for prior breaches thereof, upon the earlier to occur of (i) May 1, 2000 if the Purchase Agreement has not yet been entered into, (ii) immediately following the Stockholder Meeting (as defined in the Purchase Agreement), and (iii) the expiration of the seven-month period commencing on the date hereof (the date of the earliest of such events being the "Termination Date"); provided that, the provisions of Section 2.1(c)(iii)(A); Section 2.1(d) and Section 3.7(d) shall survive any termination of this Agreement pursuant to Section 4.3(ii) if Stockholder Approval (as defined in the Purchase Agreement) is obtained at the Stockholder Meeting.

   Section 4.4 Successors and Assigns. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Stockholder without the prior written consent of the Purchaser. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the Purchaser shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

   Section 4.5 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Securities of such Stockholder and, except with respect to the Securities transferred in accordance with
Section 3.7(c), shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

   Section 4.6 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service (a) if to any Stockholder, to it at the address(es) or facsimile number(s) set forth on Schedule III hereto, with a copy to the Company at 9933 Woods Drive, Skokie, Illinois 60077, Attention:
Andrew Parkinson, and (b) if to the Purchaser, to it at the following contact information:

     Koninklijke Ahold NV
     Albert Heijnweg 1
     1507 EH Zaandam, The Netherlands
     Attention: Ton van Tielraden, Esq.
     Facsimile: (31-75) 659-8366

     with a copy (which shall not constitute notice) to:

     White & Case LLP
     1155 Avenue of the Americas
     New York, New York 10036
     Attn.: Maureen S. Brundage, Esq. / John M. Reiss, Esq.
     Facsimile: (212) 354-8113

   Section 4.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in
Section 4.6, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Purchaser to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against any of the Stockholders in any other jurisdiction. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement

   Section 4.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

   Section 4.9 Waivers and Extensions. Subject to Section 4.3, any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party and the Purchaser, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

   Section 4.10 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

   Section 4.11 Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

   Section 4.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

   Section 4.13 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

   Section 4.14 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be delivered by a party via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) business days.

   Section 4.15 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

   Section 4.16 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto, including any Purchaser, of any other rights or the seeking of any remedies against any other party hereto.

   IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                          Koninklijke Ahold N.V.

                                                  /s/ Ton van Tielraden
                                          By: _________________________________
                                             Name: Ton van Tielraden
                                             Title: Senior Vice President and
                                             General Counsel

       /s/ Thomas L. Parkinson
  ___________________________________
         Thomas L. Parkinson

       /s/ Andrew B. Parkinson
  ___________________________________
         Andrew B. Parkinson

       /s/ Trygve E. Myhren
  ___________________________________
          Trygve E. Myhren

        /s/ Robert S. Goodale
  ___________________________________
          Robert S. Goodale

          /s/ Tasso H. Coin
  ___________________________________
            Tasso H. Coin

      /s/ Seth L. Pierrepont
  ___________________________________
         Seth L. Pierrepont

      /s/ Mark Vanstekelenburg
  ___________________________________
        Mark Vanstekelenburg

        /s/ Drayton McLane
  ___________________________________
           Drayton McLane

                                   EXHIBIT A
                                      TO
                               VOTING AGREEMENT

                               IRREVOCABLE PROXY

   The undersigned stockholder of Peapod, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Ton van Tielraden, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company that the undersigned owns or has the right to vote or direct the voting of, as of the record date for the 2000 Annual Meeting of Stockholders of the Company and any adjournments thereof (the "Shares"), and any and all other shares or securities having voting rights issued or issuable with respect thereof on or after the date hereof, until the Termination Date specified in the Voting Agreement referred to below. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof as to matters covered hereby are hereby revoked except as set forth in the Voting Agreement and no subsequent proxies will be given as to the matters covered hereby prior to the Termination Date. This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest and is granted in connection with the Voting Agreement, dated as of April 14, 2000 (the "Voting Agreement"), by and among Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of the Netherlands (the "Purchaser"), the undersigned stockholder and other stockholders named therein, and is granted in consideration of the Purchaser entering into the Purchase Agreement referred to therein. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Voting Agreement.

   The attorney and proxy named above is hereby empowered at any time prior to the Termination Date to exercise all voting and other rights of the undersigned at any meeting of the stockholders of the Company held on or prior to the Termination Date, however called, and at every adjournment or postponement thereof prior to the Termination Date, to vote all of the Shares,
(a) in favor of the Purchase Agreement, the other Documents and all of the transactions contemplated by the Purchase Agreement and the other Documents, all matters requiring approval of stockholders under the listing requirements of the Nasdaq Stock Market in connection with such transactions, and any actions required in furtherance hereof, including, without limitation, (i) the issuance of the Series B Preferred Stock and Warrants at the Closings, (ii) the amendment and restatement of the Amended and Restated Certificate of Incorporation to read in its entirety as set forth in the Purchase Agreement, and (iii) the election of the directors nominated by the Purchaser to the Board of Directors of the Company who are in the class of directors to be voted upon at the 2000 Annual Meeting of Stockholders of the Company, (b) against any Alternative Transaction, (c) except as otherwise agreed to in writing in advance by the Purchaser, against the following actions (other than the transactions contemplated by the Purchase Agreement or any of the other Documents): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale, lease or transfer of substantially all of the assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in the persons who constitute the board of directors of the Company inconsistent with the composition of the board of directors as contemplated by the Documents; (B) any change in the present capitalization of the Company or any amendment of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action or agreement that, directly or indirectly, is inconsistent with or that could reasonably be expected, directly or indirectly, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement and the other Documents and (d) in favor of the Purchaser's nominees to the Board of Directors as contemplated by the Purchase Agreement.

   This proxy is expressly limited to the matters set forth above and the undersigned stockholder may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned. Notwithstanding the foregoing, this proxy shall automatically terminate with respect to any shares transferred by the undersigned to a third party in accordance with the proviso of Section 3.7(c) of the Voting Agreement, upon such transfer.

   This proxy is irrevocable, but shall automatically terminate and be revoked and be of no further force and effect on and after the Termination Date.


                                          By: _________________________________
                                            Name:

   Dated: April 14, 2000

                                                                         Annex H
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                VOTING AGREEMENT

                                     among

                         THE STOCKHOLDERS NAMED HEREIN

                                      and

                             KONINKLIJKE AHOLD N.V.

                               ----------------

                                  Dated as of

                                 April 14, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               VOTING AGREEMENT

   THIS VOTING AGREEMENT (the "Agreement") is made as of April 14, 2000, by and among Tribune National Marketing Company, a Delaware corporation ("Tribune"), Nevis Capital Management, Inc., a Maryland corporation ("Nevis") (each a "Stockholder" and collectively, the "Stockholders", each such Stockholder acting in its capacity as a stockholder of Peapod, Inc., a Delaware corporation (the "Company")) and Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of the Netherlands (the "Purchaser").

                                  WITNESSETH:

   WHEREAS, the Company proposes to enter into a Purchase Agreement, dated as of April 14, 2000 (the "Purchase Agreement") with the Purchaser, providing for the sale by the Company of shares of its Series B Convertible Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), and certain warrants (the "Warrants") to purchase shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company to the Purchaser; and

   WHEREAS, the Purchase Agreement contemplates the purchase by the Purchaser of the Series B Preferred Stock and the Warrants in one or more closings, but not to exceed three (3) (each, a "Closing"), with each Closing subject to certain conditions, including the approval by the holders of the outstanding shares of Common Stock of the Purchase Agreement and other Documents (as defined below) and the transactions contemplated thereby; and

   WHEREAS, as a condition to the willingness of the Purchaser to enter into the Purchase Agreement, and as an inducement to the Purchaser to do so, each Stockholder has agreed for the benefit of the Company as set forth in this Agreement.

   NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

   Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

     "Affiliate" shall mean, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control" when used with respect to any person means the power to direct the management and policies of such person (in particular the voting and disposition of shares of Common Stock held directly or indirectly by such person), directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, neither the Purchaser nor any of its Affiliates shall be deemed Affiliates of the Company for purposes of this Agreement.

     "Agreement" shall have the meaning set forth in the Preamble.

     "Alternative Transaction" shall have the meaning set forth in Section
  3.7(a).

     "Amended and Restated Bylaws" shall mean the Amended and Restated By-Laws of the Company.

     "Amended and Restated Certificate of Incorporation" shall mean the Amended and Restated Certificate of Incorporation of the Company.

     "beneficial owner" of a security shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has (i) the power to vote, or to direct the voting of, such security or (ii) the power to dispose, or to direct the disposition of, such security, or the ability to acquire such voting or dispositive power.

     "Certificate of Designations" shall mean the Certificate of Designations relating to the Series B Preferred Stock.

     "Closing" shall have the meaning set forth in the Recitals.

     "Common Stock" shall have the meaning set forth in the Recitals.

     "Company" shall have the meaning set forth in the Recitals.

     "Credit and Security Agreements" shall have the meaning set forth in the Purchase Agreement.

     "Documents" shall mean (i) this Agreement, (ii) the Purchase Agreement,
  (iii) the Warrants, (iv) the Certificate of Designations, (v) the Registration Rights Agreement, (vi) the Services Agreement, (vii) the Individual Stockholders Voting Agreement, (viii) the Joint Development and License Agreement, and (ix) the Credit and Security Agreements.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Governmental Authority" shall mean any foreign, Federal, state or local court or governmental or regulatory authority.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts.

     "Individual Stockholders Voting Agreement" shall mean the Voting Agreement, dated as of the date hereof, by and among the Purchaser and the stockholders of the Company named therein.

     "Joint Development and License Agreement" shall have the meaning set forth in the Purchase Agreement.

     "Lien" shall mean any pledge, lien, claim, restriction, charge or encumbrance of any kind.

     "Nevis" shall have the meaning set forth in the Recitals.

     "Notices" shall have the meaning set forth in Section 4.6.

     "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

     "Purchase Agreement" shall have the meaning set forth in the Recitals.

     "Purchaser" shall have the meaning set forth in the Recitals.

     "Registration Rights Agreement" shall mean the registration rights agreement to be entered into by the Company and the Purchaser pursuant to the Purchase Agreement.

     "Rights Agreement" shall have the meaning set forth in the Purchase Agreement.

     "Securities" shall mean all shares of Common Stock (and all other shares or securities issued or issuable in respect thereof) together with the associated Rights (as defined in the Rights Agreement) as of the date hereof and hereafter acquired.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     "Services Agreement" shall mean the services agreement to be entered into by the Company and the Purchaser or one of its Affiliates pursuant to the Purchase Agreement.

     "Stockholder" or "Stockholders" shall have the meaning set forth in the Preamble.

     "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

     "Subsidiary" shall mean a subsidiary of the Company.

     "Termination Date" shall have the meaning set forth in Section 4.3.

     "Tribune" shall have the meaning set forth in the Recitals.

     "Warrants" shall have the meaning set forth in the Recitals.

                                  ARTICLE II

                         COVENANTS OF THE STOCKHOLDERS

   Section 2.1 Agreement to Vote. At any meeting of the stockholders of the Company held on or prior to the Termination Date (as defined in Section 4.3), however called, and at every adjournment or postponement thereof, or in connection with any written consent of the holders of any class or classes of the capital stock of the Company prior to the Termination Date, each Stockholder shall vote and cause each of its controlled Affiliates to vote all of the Securities with respect to which it has the right to vote or direct the vote (as of the record date for such meeting of stockholders), (a) in favor of the Purchase Agreement, the other Documents and all of the transactions contemplated by the Purchase Agreement and the other Documents, all matters requiring approval of stockholders under the listing requirements of the Nasdaq Stock Market in connection with such transactions, and any actions required in furtherance hereof, including, without limitation, (i) the issuance of the Series B Preferred Stock and Warrants at the Closings, (ii) the amendment and restatement of the Amended and Restated Certificate of Incorporation to read in its entirety as set forth in the Purchase Agreement, and (iii) the election of the directors nominated by the Purchaser to the Board of Directors of the Company who are in the class of directors to be voted upon at the Company's Stockholder's Meeting (as defined in the Purchase Agreement), (b) against any Alternative Transaction, and (c) except as otherwise agreed to in writing in advance by the Purchaser, against the following actions (other than the transactions contemplated by the Purchase Agreement or any of the other Documents): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale, lease or transfer of substantially all of the assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in the persons who constitute the board of directors of the Company inconsistent with the composition of the board of directors as contemplated by the Documents; (B) any change in the present capitalization of the Company or any amendment of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action or agreement that, directly or indirectly, is inconsistent with or that could reasonably be expected, directly or indirectly, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement and the other Documents. None of the Stockholders shall enter into, or permit any of its controlled Affiliates to enter into, any agreement or understanding with any person prior to the Termination Date, directly or indirectly, to vote, grant any proxy or power of attorney, give instructions or enter into a voting agreement with respect to the voting of his or its Securities in any manner inconsistent with the preceding sentence.

   Section 2.2 Proxies and Voting Agreements. (a) Each Stockholder has revoked, and caused its controlled Affiliates to revoke, any and all previous proxies granted with respect to his or its Securities with respect to the matters set forth in Section 2.1.

   (b) Prior to the Termination Date, each of the Stockholders shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly, except as contemplated hereby, grant any proxies or powers of attorney with respect to their Securities, deposit any of their Securities into a voting trust or enter into a voting agreement with respect to any of their Securities, in each case with respect to the matters set forth in Section 2.1.

   Section 2.3 Irrevocable Proxy. Concurrently with the execution of this Agreement, each Stockholder shall deliver, and shall cause each of its Affiliates to deliver, to Ton van Tielraden a proxy in the form attached hereto as Exhibit A, which, prior to the Termination Date, shall be irrevocable to the extent provided by the Delaware General Corporation Law, covering such Stockholder's or Affiliate's Securities. Each Stockholder shall take further action or execute such other instruments as may be reasonably necessary to effectuate the intent of this proxy.

                                  ARTICLE III

                        REPRESENTATIONS, WARRANTIES AND
                   ADDITIONAL COVENANTS OF THE STOCKHOLDERS

   Each Stockholder represents, warrants and covenants to the Company, as to itself that:

   Section 3.1 Ownership. Each Stockholder is the record and beneficial owner of the equity securities of the Company listed beside such Stockholder's name on Schedule I attached hereto as of the date hereof. The equity securities set forth beside the name of each Stockholder on Schedule I constitute all of the shares of capital stock of the Company owned of record or beneficially by such Stockholder as of the date hereof. All of such securities are issued and outstanding, and except as set forth on Schedule II attached hereto, such Stockholder does not own, of record or beneficially, any warrants, options or other rights to acquire any shares of capital stock of the Company. The securities listed beside each such Stockholder's name on Schedule I attached hereto and the certificates representing such securities are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or other agreement, arrangement or restriction with respect to the voting of such securities that would prohibit such Stockholder from complying with Section 2.1 hereof with respect to such securities (other than as contemplated by this Agreement and other than securities held by Nevis for the account of any client in the event that such client terminates its arrangement with Nevis with respect to such securities).

   Section 3.2 Authority; No Conflicts. Each Stockholder has the authority and has been duly authorized by all necessary action (including consultation, approval or other action by or with any other person), to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby. Such actions by such Stockholder require no action by, or in respect of, or filing with, any Governmental Authority with respect to such Stockholder other than any required filings under Section 13 of the Exchange Act. None of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or result in any breach of or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound, or (B) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder or any of such Stockholder's properties or assets.

   Section 3.3 Binding Effect. This Agreement has been duly executed and delivered by such Stockholder and is the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

   Section 3.4 No Finder's Fees. Except as disclosed pursuant to the Purchase Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

   Section 3.5 Commercially Reasonable Efforts. Prior to the Termination Date, each Stockholder, in its capacity as a stockholder of the Company, shall use commercially reasonable efforts to assist and cooperate with the Company in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Documents (other than the Services Agreement), including
(i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including any necessary filings under the HSR Act, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the Documents (other than the Services Agreement) or the consummation of any of the transactions contemplated by any of the Documents (other than the Services Agreement), including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, the Documents (other than the Services Agreement).

   Section 3.6 No Solicitation; Restrictions on Transfers. (a) Prior to the Termination Date, such Stockholder, in its capacity as a stockholder of the Company, shall not, and shall not permit any of its controlled Affiliates or representatives to, directly or indirectly, (i) initiate, solicit or entertain offers from, negotiate with or in any manner knowingly encourage, discuss, accept, or consider any proposal of any other person relating to (w) the acquisition of the capital stock of the Company, or any Subsidiary, securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary, (x) the acquisition of the Company's assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, business combination, recapitalization, liquidation, dissolution or otherwise, (y) the incurrence of indebtedness by the Company or any Subsidiary, or (z) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent, delay or dilute the benefits to the Purchaser of the transactions contemplated by the Documents (other than the transactions contemplated by the Purchase Agreement or sales of inventory in the ordinary course) (any of the foregoing being an "Alternative Transaction"), (ii) initiate, participate, engage in, or agree to initiate, participate or engage in negotiations or discussions concerning, or provide to any person or entity any information or data relating to the Company or any Subsidiary, or otherwise cooperate with or assist or participate in, knowingly facilitating or encouraging, any inquiries or the making of any proposal that constitutes an Alternative Transaction, (iii) in connection with any Alternative Transaction, require the Company to abandon, terminate or fail to consummate the transactions contemplated by the Documents, (iv) grant any waiver or release under or amend any standstill, confidentiality or similar agreement entered into by the Company or any of its Affiliates or representatives; (v) agree to, approve or recommend any Alternative Transaction, or (vi) take any other action inconsistent with the obligations and commitments assumed by such Stockholder and its controlled Affiliates pursuant to this Agreement. Such Stockholder shall, and shall cause his controlled Affiliates to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

   (b) Prior to the Termination Date, such Stockholder shall, and shall cause its Affiliates to promptly (but in any event within twenty-four (24) hours of receipt or occurrence thereof) advise the Company orally and in writing of any request for information directed to such Stockholder with respect to, or of any inquiry or proposal regarding any Alternative Transaction directed to such Stockholder, the material terms and conditions of such proposal and the identity of the person making such proposal and provide to the Company copies of any written documentation material to understanding or evaluating such request, Alternative Transaction or inquiry which is received by the Company (or from the person or from any representatives of such person) making such Alternative Transaction, inquiry or proposal. Each Stockholder and its Affiliates will keep the Company fully informed of any such proposal.

   (c) Such Stockholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the securities listed beside its name on Schedules I and II attached hereto or any interest therein or any shares of Common Stock issuable upon the exercise of stock options or warrants (other than in the event that any client of Nevis terminates its arrangements with Nevis); (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any such securities into a voting trust or enter into a voting agreement with respect to any such securities; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement. Nevis shall not terminate any client account that holds equity securities of the Company.

                                  ARTICLE IV

                                 MISCELLANEOUS

   Section 4.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

   Section 4.2 Specific Performance. Each Stockholder agrees that the Purchaser would be irreparably damaged if for any reason such Stockholder fails to perform any of such Stockholder's obligations under this Agreement, and that the Purchaser would not have an adequate remedy at law for money damages in such event. Accordingly, the Purchaser shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by each Stockholder. This provision is without prejudice to any other rights that the Purchaser may have against such Stockholder for any failure to perform its obligations under this Agreement.

   Section 4.3 Amendments; Termination. Neither this Agreement, nor any of the terms or provisions contained herein, may be waived, modified or amended without the prior written consent of the Purchaser, which consent may be withheld in the sole and absolute discretion of any Purchaser. No amendment, modification or termination of this Agreement shall be binding upon any other party unless executed in writing by the parties hereto intending to be bound thereby. This Agreement shall terminate, except with respect to liability for prior breaches thereof, upon the earlier to occur of (i) May 1, 2000 if the Purchase Agreement has not yet been entered into, (ii) immediately following the Stockholder Meeting (as defined in the Purchase Agreement), and (iii) the expiration of the seven-month period commencing on the date hereof (the date of the earliest of such events being the "Termination Date").

   Section 4.4 Successors and Assigns. This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by any Stockholder without the prior written consent of the Purchaser. Except as provided in the preceding sentence, any assignment or delegation of rights, duties or obligations hereunder made without the prior written consent of the Purchaser shall be void and of no effect. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and permitted assigns.

   Section 4.5 Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Securities of such Stockholder and shall be binding upon any person to which legal or beneficial ownership of such shares shall pass, whether by operation of law or otherwise.

   Section 4.6 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by a reputable air courier service with tracking capability, with charges prepaid, or transmitted by hand delivery or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by facsimile. Notice otherwise sent as provided herein shall be deemed given on the next business day following delivery of such notice to a reputable air courier service (a) if to any Stockholder, to it at the address(es) or facsimile number(s) set forth on Schedule III hereto, with a copy to the Company at 9933 Woods Drive, Skokie, Illinois 60077, Attention:
Andrew Parkinson, and (b) if to the Purchaser, to it at the following contact information:

       with a copy (which shall not constitute notice) to:

       Koninklijke Ahold NV
       Albert Heijnweg 1
       1507 EH Zaandam, The Netherlands
       Attention: Ton van Tielraden, Esq.
       Facsimile: (31-75) 659-8366

       with a copy (which shall not constitute notice) to:

       White & Case LLP
       1155 Avenue of the Americas
       New York, New York 10036
       Attn.: Maureen S. Brundage, Esq. / John M. Reiss, Esq.
       Facsimile: (212) 354-8113

   Section 4.7 Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth in
Section 4.6, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Purchaser to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against any of the Stockholders in any other jurisdiction. Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement

   Section 4.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

   Section 4.9 Waivers and Extensions. Subject to Section 4.3, any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party and the Purchaser, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

   Section 4.10 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

   Section 4.11 Exhibits and Schedules. Each of the annexes, exhibits and schedules referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by reference.

   Section 4.12 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

   Section 4.13 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

   Section 4.14 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. This Agreement may be delivered by a party via facsimile; provided, that, the originally executed signature pages and original documents are delivered to the appropriate parties within two (2) business days.

   Section 4.15 Further Assurances. Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

   Section 4.16 Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto, including any Purchaser, of any other rights or the seeking of any remedies against any other party hereto.

   IN WITNESS WHEREOF, the Company and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                          Koninklijke Ahold N.V.

                                                  /s/ Ton van Tielraden
                                          By: _________________________________
                                            Name: Ton van Tielraden
                                            Title: Senior Vice President and
                                                   General Counsel

Tribune National
 Marketing Company

         /s/ Mark W. Hianik
By: _________________________________
 Name: Mark W. Hianik
 Title: Assistant Secretary

Nevis Capital Management, Inc.

       /s/ David R. Wilmerding
By: _________________________________
 Name: David R. Wilmerding
 Title: President

                                   EXHIBIT A
                                      TO
                               VOTING AGREEMENT

                               IRREVOCABLE PROXY

   The undersigned stockholder of Peapod, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below) appoints Ton van Tielraden, the attorney and proxy of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company that the undersigned owns or has the right to vote or direct the voting of, as of the record date for the 2000 Annual Meeting of Stockholders of the Company and any adjournments thereof (the "Shares"), and any and all other shares or securities having voting rights issued or issuable with respect thereof on or after the date hereof, until the Termination Date specified in the Voting Agreement referred to below. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof as to matters covered hereby are hereby revoked except as set forth in the Voting Agreement and no subsequent proxies will be given as to the matters covered hereby prior to the Termination Date. This proxy is irrevocable (to the fullest extent provided by law, but subject to automatic termination and revocation as provided below), coupled with an interest and is granted in connection with the Voting Agreement, dated as of April 14, 2000 (the "Voting Agreement"), by and among Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of the Netherlands (the "Purchaser"), the undersigned stockholder and other stockholders named therein, and is granted in consideration of the Purchaser entering into the Purchase Agreement referred to therein. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Voting Agreement.

   The attorney and proxy named above is hereby empowered at any time prior to the Termination Date to exercise all voting and other rights of the undersigned at any meeting of the stockholders of the Company held on or prior to the Termination Date, however called, and at every adjournment or postponement thereof prior to the Termination Date, to vote all of the Shares,
(a) in favor of the Purchase Agreement, the other Documents and all of the transactions contemplated by the Purchase Agreement and the other Documents, all matters requiring approval of stockholders under the listing requirements of the Nasdaq Stock Market in connection with such transactions, and any actions required in furtherance hereof, including, without limitation, (i) the issuance of the Series B Preferred Stock and Warrants at the Closings, (ii) the amendment and restatement of the Amended and Restated Certificate of Incorporation to read in its entirety as set forth in the Purchase Agreement, and (iii) the election of the directors nominated by the Purchaser to the Board of Directors of the Company who are in the class of directors to be voted upon at the 2000 Annual Meeting of Stockholders of the Company, (b) against any Alternative Transaction, and (c) except as otherwise agreed to in writing in advance by the Purchaser, against the following actions (other than the transactions contemplated by the Purchase Agreement or any of the other Documents): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries; (ii) a sale, lease or transfer of substantially all of the assets of the Company or any of its Subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its Subsidiaries; (iii) (A) any change in the persons who constitute the board of directors of the Company inconsistent with the composition of the board of directors as contemplated by the Documents; (B) any change in the present capitalization of the Company or any amendment of the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws; (C) any other material change in the Company's corporate structure or business; or (D) any other action or agreement that, directly or indirectly, is inconsistent with or that could reasonably be expected, directly or indirectly, to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Purchase Agreement and the other Documents.

   This proxy is expressly limited to the matters set forth above and the undersigned stockholder may vote the Shares (or grant one or more proxies to vote the Shares) on all other matters.

   Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

   This proxy is irrevocable, but shall automatically terminate and be revoked and be of no further force and effect on and after the Termination Date.


                                          By: _________________________________
                                             Name:

Dated: April 14, 2000

                                                                         ANNEX I
--------------------------------------------------------------------------------



                        TECHNOLOGY PARTNERSHIP AGREEMENT

                                    between

                                  PEAPOD, INC.

                                      and

                             KONINKLIJKE AHOLD N.V.



                               ----------------

                            Dated as of May 10, 2000

                               ----------------



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1. DEFINITIONS AND INTERPRETATION..........................................   2

2. SCOPE OF COLLABORATION..................................................   4

3. LICENSE.................................................................   5

4. DELIVERY AND PORTING....................................................   6

5. DOCUMENTATION...........................................................   7

6. INSTALLATION............................................................   7

7. OWNERSHIP AND COPIES....................................................   8

8. MODIFICATIONS AND CONSULTANCY...........................................   8

9. TRAINING................................................................  10

10.SOFTWARE MAINTENANCE....................................................  11

11.INTELLECTUAL PROPERTY CLAIMS............................................  12

12.WARRANTIES..............................................................  13

13.INDEMNITY...............................................................  14

14.LIMITATION OF LIABILITY.................................................  14

15.PAYMENT.................................................................  15

16.CONFIDENTIALITY.........................................................  15

17.TERM AND TERMINATION....................................................  16

18.ACCESS AND SECURITY.....................................................  16

19.ASSIGNMENT AND USE OF CONTRACTORS.......................................  16

20.COSTS OF THIS AGREEMENT.................................................  17

21.ENTIRE AGREEMENT........................................................  17

22.FORCE MAJEURE...........................................................  17

23.GOVERNING LAW...........................................................  17

24.INSURANCE...............................................................  18

25.NOTICES.................................................................  18

26.PUBLIC ANNOUNCEMENT.....................................................  19

27.SEVERABILITY............................................................  19

28.AMENDMENTS AND WAIVERS..................................................  19

29.PARTIES IN INTEREST.....................................................  19

30.COUNTERPARTS............................................................  19

SCHEDULE A FEES
SCHEDULE BDELIVERY DATES AND LOCATION OF DELIVERY

                                      (i)

                       TECHNOLOGY PARTNERSHIP AGREEMENT

   TECHNOLOGY PARTNERSHIP AGREEMENT (this "Agreement"), dated as of May 10, 2000 (the "Effective Date") between KONINKLIJKE AHOLD N.V. ("Ahold"), a public company with limited liability organized and existing under the laws of the Netherlands, and PEAPOD, INC. ("Peapod"), a Delaware corporation with offices located at 9933 Woods Drive, Skokie, Illinois, U.S.A. 60077 (with each of Ahold and Peapod being referred to herein individually as a "Party" or collectively as the "Parties").

   WHEREAS, Peapod is engaged in the online retail food and other merchandise shopping business in certain markets in the United States ("Peapod's Business"); and

   WHEREAS, Ahold, through its Affiliates, is involved in the retail food and other merchandise and food supply business in certain markets around the world; and

   WHEREAS, Peapod has issued a Promissory Note dated April 5, 2000, in favor of BEW, Inc., a Delaware corporation ("BEW") and an Affiliate of Ahold, and has entered into a Security Agreement, dated April 7, 2000, with BEW (as amended, the "Note and Security Agreement"), pursuant to which BEW has advanced $3,000,000 to Peapod; and

   WHEREAS, in connection with the Note and Security Agreement, Peapod has issued a warrant, dated April 10, 2000, in favor of Ahold (the "April 10th Warrant"), to acquire 100,000 shares of common stock, par value $0.01 per share, of Peapod (the "Common Stock"); and

   WHEREAS, Peapod has entered into Credit and Security Agreements, dated as of April 14, 2000, with Ahold (the "Credit and Security Agreements") which refinanced the Note and Security Agreement and provided to Peapod a $20 million revolving credit facility and Ahold received in connection therewith a warrant ("the Warrant") to acquire 3,566,667 shares of Common Stock; and

   WHEREAS, Peapod has entered a Purchase Agreement, dated as of April 14, 2000, with Ahold (the "Purchase Agreement") pursuant to which Ahold has agreed to purchase from Peapod, and Peapod has agreed to sell to Ahold, subject to the terms and conditions set forth therein, 19,369,873 shares of Series B Convertible Preferred Stock of Peapod and warrants to purchase 32,894,270 shares of Common Stock; and

   WHEREAS, Peapod has entered into a Supply and Services Agreement, dated as of April 14, 2000, with Ahold (the "Supply and Services Agreement"); and

   WHEREAS, Ahold's U.S. operation intends Peapod to be its primary vehicle for retail grocery home delivery Services (as defined below) over the Internet; and

   WHEREAS, Peapod has developed and possesses rights to certain proprietary know-how, technology, property and equipment to engage in and support Peapod's Business; and

   WHEREAS, Ahold, directly and/or through its Affiliates is developing and possesses rights to certain proprietary know-how, technology, property and equipment in order to engage in and support a business similar to Peapod's Business in the markets Ahold services around the world; and

   WHEREAS, Peapod and Ahold desire to develop jointly a new or improved proprietary technology and support system in order to provide Services (as such term is defined in Section 1.1 hereof), and are entering into this Agreement to clarify their respective rights and obligations in connection therewith;

   NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the sufficiency of which is hereby acknowledged, the Parties hereto hereby agree as follows:

1. DEFINITIONS AND INTERPRETATION

1.1. In this Agreement, the following terms have these meanings:

     "Affiliate" of Ahold means any person, at any time directly or indirectly controlling, controlled by or under common control with, Ahold; provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to Ahold or any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Ahold or such person, whether through the ownership of voting securities or other equity interests, by contract or otherwise.

     "Ahold Back-End System" means the software applications and technology currently being developed by or on behalf of Ahold and that are intended by Ahold to be used with the Peapod Front-End System, which may include, by example and without limitation, order fulfillment, order packing, delivery, field operations and other business applications.

     "Confidential Information" has the meaning set forth in Section 16 hereof.

     "Coles Myer Agreement" shall mean the Agreement, dated as of April 17, 2000, between Coles Myer Ltd., Peapod and Australian Escrow Services Pty Ltd.

     "Development Specification" shall mean the clearly-identified scope of any work undertaken pursuant to Section 8 or 10, as the case may be including, as applicable, the System Specifications.

     "Documentation" means all existing user guides and technical reference manuals, system documentation, other user documentation and System Specifications, relating to the Software, and any other software and/or other computer programs provided or developed pursuant to this Agreement (including, without limitation, the Jointly-Developed System).

     "End User" means a third party user of a website operated through the use of the Software (with or without the Ahold Back-End System) or the Jointly-Developed System, as the case may be.

     "Equipment" means the hardware, firmware and software platform (including, without limitation, the System Software) on which the Software, the Ahold Back-End System or the Jointly-Developed System, as the case may be, is to be run, Equipment shall exclude the Software, the Ahold Back-End System and the Jointly-Developed System.

     "Fully-Loaded Costs" means Actual Costs (as such term as defined in the Supply and Services Agreement, with respect, however, to costs incurred hereunder).

     "Intellectual Property" means copyrights, trademarks, inventions (whether or not patentable or reduced to practice), patents, trade secrets, trade dress, software, brand names, Internet domain names, know-how, formulae, trade rights, data, methods (whether or not patentable or reduced to practice), designs, processes, procedures, confidential information, and circuit layouts and other mask works and any other intellectual property, whether arising under statute or otherwise and applications to register any of the foregoing.

     "Intellectual Property Rights" includes all rights in respect of Intellectual Property.

     "Jointly-Developed System" means the software and technology to be jointly developed by Ahold, Ahold's designated Affiliates, and Peapod, and any new versions, improvements, derivatives works, or future generations thereof that may, from time to time, be jointly developed by Ahold, Ahold's designated Affiliates, and Peapod pursuant to this Agreement.

     "Joint System Development Plan" means the detailed scope of work and the Project Plan for the Jointly-Developed System, including the Joint System Specifications, as will be determined (and as may be modified from time to time) by the Steering Committee.

     "Joint System Specifications" means the specifications that fully define the operational and functional characteristics of the Jointly-Developed System as set forth in the Joint System Development Plan.

     "License" means any license granted by the Parties under Section 3.

     "Live Operation" means with respect to the Software or the Jointly-Developed System, fully operational use of such Software or the Jointly-Developed System to provide Services to End Users.

     "Location" means any site where the Software or Jointly-Developed System shall be installed, as described in Schedule B hereto, as may be supplemented by Ahold from time to time.

     "Maintenance Services" means the services to be provided by Peapod or Ahold, as the case may be, in maintaining the Software, the Ahold Back-End System, the Jointly-Developed System, and any other software and/or other computer programs provided or developed pursuant to this Agreement.

     "New Release" means any new version of the Software, developed by or on behalf of Peapod from time to time, containing error corrections, minor enhancements and/or minor new functionality.

     "New Version" means any new version of the Software, developed by or on behalf of Peapod from time to time, containing major new enhancements, containing major new functionality and/or that is designed for different operating systems, including, without limitation, software currently being developed by Peapod in connection with the "Dynamo" software development tool.

     "Peapod Front-End System" means the customer ordering, service and other customer interface software applications, including, without limitation, the Software (to the extent the functionality thereof is not duplicative of the Ahold Back-End System).

     "Project Plan" means, with respect to the Jointly-Developed System or any work developed pursuant to Section 8 or 10, as the case may be, hereof, a plan setting forth each Party's responsibilities and the sequence and timing for the development, delivery, installation, maintenance and testing of the Jointly-Developed System or work.

     "Services" means remote ordering and delivery services for any goods sold by retailers.

     "Software" means any and all software and technology (including, without limitation, Peapod's "Cyborg" back-end system) Used at any time by Peapod in providing Services, and all prior versions thereof, and any New Releases and New Versions; provided that such term shall not include the Ahold Back-End System or the Jointly-Developed System.

     "Source Code" means the source code for the Software and all accompanying documentation, which would enable a competent programmer of general proficiency to maintain and upgrade the Software.

     "Steering Committee" means the Steering Committee established in accordance with Section 2.6 hereof.

     "Stockholder Approval" shall have the meaning set forth in the Purchase Agreement.

     "System Software" means any operating system software in conjunction with which any Software, the Ahold Back-End System or the Jointly-Developed System is to operate.

     "System Specifications" means the specifications that fully define the operational and functional characteristics of the Software, Ahold Back-End System, the Jointly-Developed System or other work developed pursuant to
  Section 8 or 10 hereof, as the case may be, including, without limitation, additional specifications for porting modifications agreed to by the parties under Sections 4.5 and 4.6.

     "Term" shall have the meaning set forth in Section 17.1 hereof.

     "Transaction Documents" shall mean the Note and Security Agreement, the April 10th Warrant, the Credit and Security Agreements, the Warrant, the Purchase Agreement, and the Supply and Services Agreement.

     "United States" means the United States of America.

     "Use" means to use, practice, copy, load, execute or practice under any of the rights granted hereunder.

1.2. Unless otherwise specified in this Agreement:

  (a) a reference to any legislation or legislative provision includes any statutory modification or re-enactment of, legislative provision substituted for, and/or any statutory instrument issued under that legislation or legislative provision;

  (b) a word denoting the singular number includes the plural number and vice versa;

  (c) a word denoting an individual or person includes a corporation, firm, authority, government or governmental authority and vice versa;

  (d) a word denoting a gender includes all genders;

  (e) a reference to a recital, clause, schedule or annex is to a recital, clause schedule or annex of or to this Agreement;

  (f) a reference to any agreement or document is also a reference to that agreement or document as amended, novated, supplemented, modified or replaced from time to time;

  (g) a reference to any party to this Agreement or any other document or arrangement includes that party's executors, administrators, substitutes, successors and permitted assigns;

  (h) a reference to "dollars" or "$" is to an amount in the currency of the United States;

  (i) headings are for convenience of reference only and do not affect interpretation;

  (j) where an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

  (k) the Schedules to this Agreement form part of the Agreement.

2. SCOPE OF COLLABORATION

2.1. Ahold or its designated Affiliates and Peapod shall each work diligently with the other, pursuant to this Agreement, to jointly develop the Jointly-Developed System and to ensure that the development and design of the Jointly-Developed System is of high quality, of competitive design, and completed on a timely basis.

2.2 All retail grocery home delivery Services of Peapod and/or Services of Ahold and its Affiliates may or may not, at each Party's (or Affiliates') respective and sole discretion, be provided using the Software (with or without integration of the Ahold Back-End System) and/or the Jointly-Developed System.

2.3. Good faith estimates of the costs for development of the Jointly-Developed System shall be set forth in the Joint System Development Plan, and the actual costs shall be shared between the Parties as set forth therein (including sharing of any cost overruns).

2.4. Ahold and Peapod will jointly own all right, title and interest in the Jointly-Developed System, as more specifically set forth in Section 7.3.

2.5. Other than pursuant to this Agreement, neither Peapod nor Ahold shall directly or indirectly develop (i) any version or release of the Jointly-Developed System that is materially different from the then-current version of the Jointly-Developed System, or (ii) any derivative work of the Jointly-Developed System that is materially different from the then-current version of the Jointly-Developed System. Notwithstanding the foregoing, each Party may make minor cosmetic changes, operational fixes and error corrections to the Jointly-Developed System, and all of such works, changes, corrections and fixes shall be deemed to be part of the Jointly-Developed System.

2.6. In order to oversee the collaborative relationship between the Parties and to advise each other with respect to the Jointly-Developed System, and as otherwise contemplated hereunder, the Parties shall as soon as practicable after the Effective Date, but in any event within ninety (90) days thereafter, establish the Steering Committee to supervise the performance of the Parties with respect thereto. The Steering Committee shall have an equal number of members appointed by each Party and shall be initially composed of a total of six (6) members. The members of each Party, including any replacement members, shall be subject to the approval of the other Party, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, no member of the Steering Committee appointed by Peapod shall be (i) an officer or director of Ahold or its Affiliates or subsidiaries or (ii) one of Ahold's nominees to the Board of Directors of Peapod. The total number of Steering Committee members may be changed by the Steering Committee from time to time as appropriate provided that in all cases it shall be comprised of an equal number of members from each Party. Each Party may replace its representatives from time to time (subject to approval of the other Party as provided above) and any such replacement shall be effective upon notice to the other Party.

2.7. The Steering Committee shall meet as often as required to ensure the effective implementation and operation of this Agreement but in no event less than monthly on such date and at such place as to be agreed upon by the members of the Steering Committee. The meetings of the Steering Committee may be held in person or in any other reasonable manner, including, without limitation, by telephone, video conference or e-mail. Each of the Steering Committee members shall have one vote, and other than decisions requiring unanimous approval, all decisions must be made by a majority vote. It is contemplated that additional representatives of the Parties may attend and participate in the Steering Committee meetings, however such additional representatives will not be entitled to participate in the voting process.

2.8. As a first order of business, the Steering Committee shall draft procedures (subject to Sections 2.6 and 2.7) that shall govern the operation of the Steering Committee and its decision making process and the specific criteria to be used in the determinations set forth in
     Section 2.9.

2.9. The Steering Committee or its designees shall be responsible for:

2.9.1 monitoring the development and implementation of the Jointly-Developed System including development of the Joint System Development Plan;

2.9.2 determining when work on the Joint System Development Plan shall begin;

2.9.3 conducting monthly progress reviews in accordance with the Joint System Development Plan, which may be in the form of written reports, conference calls and/or meetings between the Parties; and

2.9.4 any other duties the Steering Committee determines it must have for successful development of the Jointly-Developed System or to otherwise accomplish the objectives of this Agreement.

2.10. Each Party shall appoint a suitably qualified and experienced systems manager (each, a "Systems Manager") who shall be responsible for the day to day operations and obligations under this Agreement of the Party that appointed him or her. Under the oversight of Steering Committee, the Systems Managers shall be jointly responsible for the preparation of the Joint System Development Plan.

2.11. The initial Systems Managers shall be appointed under Section 2.10 hereof prior to the establishment of the Steering Committee under
      Section 2.6 hereof.

2.12. If the Steering Committee is unable to make a decision on any particular matter due to a deadlock, it shall submit the matter for joint resolution by the Chief Executive Officers of the Parties (or their senior officer designees).

2.13. The Parties do not intend that any employment, agency or partnership relationship be created by this Agreement. The Parties are acting as independent contractors.

3. LICENSE

3.1. Peapod hereby grants to Ahold and its Affiliates a perpetual, world-wide, irrevocable, exclusive (subject to Peapod's rights under Section 3.3 below, Peapod's right to directly provide retail grocery home delivery Services in the United States and the rights of Coles Myer Ltd. under the Coles Myer Agreement), royalty free, non-transferable (except as provided herein) license (with the right to sublicense) under any Intellectual Property Rights owned by Peapod, or to which Peapod has the right to license, to Use the Software (in object code and Source Code form) and Documentation in connection with the delivery of Services and/or the modification, maintenance and upgrading of the Software (or the creation of derivative works thereof).

3.2. Ahold hereby grants to Peapod a non-exclusive, royalty free, non-transferable license (without the right to sublicense) to Use the Ahold Back-End System and any related documentation solely for the purposes of directly providing retail grocery home delivery Services in the United States; provided, however, that such License and the rights associated therewith hereunder shall immediately terminate in the event that Stockholder Approval is not obtained on or prior to November 14, 2000.

3.3. If Peapod at any time intends to provide Services in any specific country or territory outside of the United States, it shall give Ahold written notice (the "Peapod Notice") at least one hundred eighty (180) days prior to the date on which it intends to begin providing such Services (the "Commencement Date"). Such notice shall set forth the extent of the Services intended to be provided, the name of the entity (if other than Peapod) to be providing such Services (and the related supply of goods) and the Commencement Date. If, at least sixty (60) days prior to the Commencement Date, Ahold notifies Peapod that Ahold or any of its Affiliates intends to provide Services to the country or territory set forth in the Peapod Notice within one hundred eighty (180) days after the Commencement Date (as set forth in the Peapod Notice), then Peapod shall be precluded from providing Services in such country or territory. However, if Ahold does not respond to the Peapod Notice or if Ahold notifies Peapod that it has no intention of providing Services in the country or territory set forth in the Peapod Notice, then Peapod shall have the right to provide Services, solely to the extent specifically set forth in such Peapod Notice, in such country or territory, and Ahold's exclusive rights in such country or territory pursuant to Section 3.1 hereof, shall be non-exclusive solely with respect to Peapod's provision of the Services specifically set forth in such Peapod Notice. If Peapod does not begin providing its Services (on substantially a fully operational basis) within sixty (60) days after the Commencement Date (as set forth in the Peapod Notice) or if at any time there is an interruption in such Services that continues for at least thirty (30) days, Peapod's right to provide such Services shall terminate and Ahold's rights in the country or territory where such Services were intended to be provided shall again be exclusive, subject to Peapod's right to deliver another Peapod Notice as set forth above.

4. DELIVERY AND PORTING

4.1. On the Effective Date, Peapod shall deliver to Ahold or its designated Affiliate one or more copies of the most up-to-date version of the Software being used by Peapod in Live Operation, in object code format, the Documentation and the Source Code, at Peapod's sole cost and expense.

4.2 Whenever a New Release or New Version is completed, but in any event at least quarterly, Peapod shall promptly deliver to Ahold a copy of such New Release or New Version, as the case may be, and the then most current version of the Source Code and Documentation therefor at Peapod's sole cost and expense.

4.3. Subject to Section 7.3 hereof, each Party shall have the right to access and (subject to the terms of this Agreement) Use the source code for the Jointly-Developed System, and the Steering Committee shall establish a schedule and procedure for each Party to deliver to the other at its respective sole cost and expense, copies of the source code for the Jointly-Developed System.

4.4. Upon Ahold's request, Peapod shall carry out any necessary work for porting the Software or the Jointly-Developed System, as the case may be, for Use at any Location in the United States, at Peapod's sole cost and expense; provided, however, that if Peapod in good faith determines that such work is not commercially practicable or would be prohibitively and unreasonably expensive, Peapod shall promptly raise the issue with the Steering Committee. Subject to Section 2.12 hereof, if the Steering Committee agrees that the work is not commercially practicable or would be prohibitively and unreasonably expensive, Peapod shall have no obligation to undertake such work at its sole cost and expense.

4.5. Upon Ahold's request, Peapod shall carry out any necessary work for porting the Software or the Jointly Developed System, as the case may be, for use at any Locations outside the United States. Ahold shall pay Peapod's Fully-Loaded Costs for such work plus ten percent (10%) of such Fully-Loaded Costs as an international services up-lift.

4.6. Peapod shall, after consulting with Ahold, provide Ahold with a proposal setting out the requirements for any porting work required under Section
   4.4 or 4.5. The proposal shall include, without limitation, planning and design; tax plans and properly-formatted customer information; modifications for the proper use of the Software or Jointly-Developed System, as applicable, for the applicable Location; relevant specifications for such modifications; benchmarks and performance testing, if applicable; a delivery schedule; and good faith estimates of the costs of performing such work. The porting shall be done for any version of the Software or Jointly-Developed System, as applicable, requested by Ahold. If Ahold requests changes to the proposal, the Parties shall negotiate such changes in good faith.

4.7. Peapod shall not proceed with any porting work under Section 4.4 or 4.5, as the case may be, unless and until the Parties have agreed to the proposal under Section 4.6.

4.8. Peapod shall deliver, F.O.B. or C.I.F., as the case may be, at the Location, the ported Software or the Jointly-Developed System, as applicable, and the Documentation at the Location according to the delivery schedule set forth in the agreed upon proposal under Section 4.6, as such schedule may be modified by agreement of the Parties.

5. DOCUMENTATION

5.1. Peapod shall provide to Ahold, at Peapod's sole cost and expense, the Documentation (and any Documentation relating to prior versions of the Software, as Ahold may request) and any supplements to that Documentation developed by or on behalf of Peapod during the Term. If Ahold becomes aware of any specific deficiencies in the Documentation, Ahold shall notify Peapod and Peapod shall make every reasonable effort to supplement and amend the Documentation to correct such deficiencies at Peapod's sole cost and expense. Ahold shall provide to Peapod, at Ahold's sole cost and expense, the Documentation and any supplements to the Documentation developed by or on behalf of Ahold during the Term. If Peapod becomes aware of any specific deficiencies in the Documentation, Peapod shall notify Ahold, and Ahold shall make every reasonable effort to supplement and amend the Documentation to collect such deficiencies at Ahold's sole cost and expense.

5.2. Ahold and its Affiliates may make such adaptations or copies of the Documentation as are necessary for its effective and efficient Use of the Software or the Jointly-Developed System, as applicable, and shall ensure that the proper copyright notice, to the extent displayed on the original, is displayed on every such copy.

5.3. Peapod must promptly amend and supply to Ahold, at Peapod's sole cost and expense, replacement copies of the Documentation following the correction of errors in the Software, or the Jointly-Developed System, as applicable, or the release of New Releases or New Versions. Ahold must promptly amend and supply to Peapod, at Ahold's sole cost and expense, replacement copies of the Documentation following the correction of errors in the Ahold Back-End System or the Jointly-Developed System, as applicable.

5.4. Ahold may request that Peapod develop documentation appropriately customized for a specific Location outside of the United States (for example, translated versions of the Documentation). Peapod shall promptly develop and deliver to Ahold such Documentation, and Ahold shall pay Peapod's Fully-Loaded Costs incurred in such development and delivery, plus ten percent (10%) of such Fully-Loaded Costs as an international services up-lift.

6.INSTALLATION

6.1. In the United States, Peapod shall install or, if requested by Ahold, assist Ahold to install the Software, or the Jointly-Developed System, as the case may be, at any Location requested by Ahold, at Peapod's sole cost and expense; provided, however, that if Peapod in good faith determines that such work is not commercially practicable or would be prohibitively and unreasonably expensive, Peapod shall promptly raise the issue with the Steering Committee. Subject to Section 2.12 hereof, if the Steering Committee agrees that the work is not commercially practicable or would be prohibitively and unreasonably expensive, Peapod shall have no obligation to undertake such work at its sole cost and expense.

6.2. With respect to Locations outside the United States, Peapod shall install or, if requested by Ahold, assist Ahold to install the Software or the Jointly-Developed System, as the case may be, at any Location requested by Ahold. Ahold shall pay Peapod's Fully-Loaded Costs for such installation or assistance, plus ten percent (10%) of such Fully-Loaded Costs as an international services up-lift.

6.3. Peapod and/or Ahold shall assist the other Party, upon that Party's request, with the integration of the Peapod Front-End System and the Ahold Back-End System. The Party requesting such assistance shall pay the Fully-Loaded Costs of the Party providing such assistance.

6.4. The Party providing installation services or assistance hereunder shall ensure that, upon installation, the Software, the Ahold Back-End System or the Jointly-Developed System, as the case may be, is ready for Live Operation.

7.OWNERSHIP AND COPIES

7.1. Except as provided herein, each Party and its Affiliates, respectively, shall retain the entire right, title, and interest in any Intellectual Property it owns.

7.2. Ahold and its Affiliates may hire a third party to reproduce copies of the Software, provided that (i) such third party agrees to comply with the confidentiality and non-disclosure provisions of this Agreement; and
     (ii) Peapod shall have a right of approval over such third party, which approval shall not be unreasonably withheld.

7.3. The Parties shall jointly own all right, title and interest in the Jointly-Developed System. Peapod, Ahold and Ahold's Affiliates shall have the right to freely Use the Jointly-Developed System without any obligation to make any payment or an accounting to the other, except that neither Peapod, Ahold nor any Ahold Affiliate shall have the right to transfer, mortgage, pledge, encumber, license, sublicense or otherwise dispose of the Jointly-Developed System without the prior written consent of the other Party (Peapod or Ahold, as the case may be), which shall be granted (subject to the Licenses hereunder) at such other Party's sole discretion without liability or obligation to compensate the requesting Party; provided, however, that Ahold or any Ahold Affiliate may, without Peapod's prior written consent, transfer, mortgage, pledge, encumber, license, sublicense and otherwise dispose of its rights in and to the Jointly-Developed System to their respective Affiliates or any other entity in which Ahold or its Affiliates own more than a trivial equity interest. Notwithstanding the foregoing, Peapod may not Use the Jointly-Developed System outside the United States unless, with respect to such Jointly-Developed System, the provisions set forth in Section 3.3 hereof are followed.

7.4. With respect to any work developed relating to the Jointly-Developed System, the Parties agree to cooperate with each other to file applications for patents or to register any other Intellectual Property Rights arising out of such work. Unless otherwise agreed and subject to the last sentence of this Section 7.4 (and applicable patent laws), any such applications shall list both Parties as the joint owners of the Intellectual Property set forth therein. All expenses and charges necessary for the filing and prosecution of such applications, insurance and maintenance fees for rights resulting therefrom, and any other related expenses incurred as a result of acquiring, registering and maintaining Intellectual Property Rights that are or will be jointly owned by the Parties, shall be borne equally by the Parties. If a Party elects to file and prosecute an application to register certain Intellectual Property Rights and the other Party does not elect to participate therein, the Party that elects to file and prosecute an application may file such application at its sole cost and expense after thirty (30) days prior written notice to the other Party of its intention to do so and such Intellectual Property Rights shall be solely owned by the Party that files and prosecutes such application and the other Party agrees to sign all necessary instruments to perfect such ownership rights.

8.MODIFICATIONS AND CONSULTANCY

8.1. With respect to each of the Software or the Jointly-Developed System, as the case may be, Ahold may from time to time request Peapod to provide modifications thereto, or to undertake other consulting work in connection therewith, including, without limitation, alternative customer ordering capabilities. The Parties will negotiate in good faith to enter into a written agreement for such modifications or consulting work. The written agreement will, at a minimum address the following issues:

  (a) the Development Specification;

  (b) a Project Plan for the modified Software or Jointly-Developed System, as the case may be;

  (c) each Party's Systems Manager for the project; and

  (d) the cost and payment plan, corresponding to milestones in the Project Plan, subject to the consulting fees set forth on Schedule A hereto.

  If the Parties are unable to reach a final agreement for the provision of the modifications, Peapod will have no obligation to perform such modifications for Ahold, but Ahold may itself (or through an Affiliate) undertake or hire a third party consultant (subject to such consultant's agreement to be bound by the confidentiality provisions hereof) to undertake to perform such modifications; provided, that if Peapod refuses to perform such modifications to the Peapod website (to the extent the Peapod website is a Location), and the Steering Committee, after having the issue promptly raised to it by Peapod, agrees with Peapod that such modifications should not be performed to the Peapod website, Peapod shall have no obligation to perform such modifications; and, provided further, that if a third party consultant provides such modifications without the express consent or direction of Peapod, Peapod shall have no obligation hereunder to maintain the third party modifications to such Software pursuant to Section 10 hereof.

8.2. With respect to the Ahold Back-End System, Peapod may from time to time notify Ahold to provide modifications thereto, or to undertake other consulting work in connection therewith. The Parties will negotiate in good faith to enter into a written agreement for such modifications or consulting work. The written agreement will, at a minimum address the following issues:

  (a) the Development Specification;

  (b) a Project Plan for the modified Ahold Back-End System;

  (c) each Party's System Manager for the project; and

  (d) the cost and payment plan, corresponding to milestones in the Project Plan, subject to the consulting fees set forth on Schedule A hereto.

  If the Parties are unable to reach a final agreement for the provision of the modifications, Ahold will have no obligation to perform such modifications for Peapod.

8.3. Unless otherwise specifically agreed in writing between the Parties, and subject to Peapod's rights in the underlying work, all results of work undertaken by Peapod on behalf of Ahold under this Section 8 shall be considered "works made for hire," as such term is defined in the U.S. Copyright Act of 1976, as amended. To the extent any such work is not considered to be a "work made for hire," Peapod hereby assigns all right, title and interest therein to Ahold, and agrees to take any and all actions required to perfect such right, title and interest in Ahold.

8.4. With respect to any work under this Section 8, upon delivery of such work to the Party requesting such work hereunder (the "Requesting Party"), the Requesting Party will test same for compliance with the System Specifications, and any documentation related thereto (collectively, the "Specifications").

8.5. If the Requesting Party believes that all or any part of any work undertaken pursuant to this Section 8 does not comply with its respective Specifications, the Requesting Party will notify the Party who performed such work (the "Performing Party") of any and each such failure in such detail as the Requesting Party is in a position to reasonably provide. Upon receipt of such notice, the Performing Party shall promptly remedy such errors, deficiencies or omissions. The Requesting Party shall, if at the reasonable request of the Performing Party, provide the Performing Party with the requested information or provide any other assistance (at the Performing Party's sole cost and expense) reasonably required by the Performing Party to remedy such errors, deficiencies or omissions. The Performing Party will notify the Requesting Party upon correction of any error, deficiency or omission reported to the Performing Party hereunder and the Requesting Party will re-test such work. This process may be repeated as necessary, provided that if the work created under this Section 8 fails to comply with the applicable Specifications of such work, in whole or in part, after the third sequence of acceptance testing by the Requesting Party with respect thereto, the Performing Party will refund to the Requesting Party all fees and expenses paid by the Requesting Party in connection therewith.

8.6. Each work created under this Section 8 will be deemed to be accepted by the Requesting Party on the earlier of:

  (a) the Requesting Party giving the Performing Party written notice of acceptance of such work; or

  (b) ninety (90) days from the date of notice from the Performing Party to the Requesting Party, in accordance with Section 8.4 hereof, if the Requesting Party has not notified the Performing Party during that period of any non-compliance under Section 8.5 above.

9.TRAINING

9.1. Peapod shall, upon Ahold's request, provide training (on-site or at a particular Location), start up assistance and consultancy services to a reasonable number of employees of Ahold and/or its Affiliates, as agreed from time to time between the Parties, but in no event less than the amount needed to allow Ahold and/or its Affiliates to operate the Software at its Locations. Subject to Section 9.6, Peapod shall also provide, upon Ahold's request, employees of Ahold and/or its Affiliates with on-site training with respect to the operation and management of Peapod's Business (including, without limitation, its marketing operations and technology management), access to key Peapod personnel and information about all functional areas of Peapod's Business. Any such training, start up assistance and consultancy services shall be provided by Peapod to Ahold and/or its Affiliates at Peapod's sole cost and expense, provided such training takes place in the United States. Subject to Section 15.4 hereof, Ahold shall pay Peapod's Fully-Loaded Costs for any training that takes place outside the United States, and, subject to
     Section 9.6 hereof, any additional assistance, including assistance with the Jointly-Developed System, which Ahold may, from time to time, request.

9.2. Peapod shall provide Ahold reasonable, but no less than two (2) weeks, advance notice of any educational or training courses conducted by Peapod for its own personnel relating to the operation of Peapod's Business, the Software, the Ahold Back-End System and/or the Jointly-Developed System and shall allow employees of Ahold and its Affiliates to attend such courses, free of charge (provided that Ahold and its Affiliates shall be solely responsible for their employees' costs and expenses for travel, lodging and meals in connection therewith).

9.3. Ahold shall provide Peapod reasonable, but no less than two (2) weeks, advance notice of any educational or training courses conducted by Ahold for its own personnel relating to the use of the Software, the Ahold Back-End System and/or the Jointly-Developed System and will allow employees of Peapod to attend such courses, free of charge (provided that Peapod shall be solely responsible for its employees' costs and expenses for travel, lodging and meals in connection therewith).

9.4. Ahold shall, upon Peapod's request, provide training, start up assistance and consulting services to a reasonable number of Peapod's employees, as agreed from time to time between the Parties, to allow Peapod to operate the Ahold Back-End System. Subject to Section 15.4 hereof, Peapod shall pay Ahold's Fully Loaded Costs for any such training.

9.5. With respect to employees of Ahold and/or Ahold's Affiliates who are employed at Locations outside of the United States, upon Ahold's request, Ahold and/or its Affiliates may send a reasonable number of such employees to Peapod's principal place of business for one (1) day of observation and review of Peapod's marketing operations, technology, management and general business operations (the "Orientation"). Such Orientation shall be free of charge to Ahold and its Affiliates (provided that Ahold and its Affiliates shall be solely responsible for their employees' cost and expenses for travel, lodging and meals in connection therewith) to the extent it takes place within the United States. To the extent Ahold requests that such Orientation be held outside of the United States, such Orientation shall also be free of charge; provided, however, that Ahold shall pay Peapod's reasonable travel, lodging and meal expenses related thereto.

9.6. With respect to employees of Ahold and/or Ahold's Affiliates who are employed at Locations outside of the United States, upon Ahold's request, Ahold and/or its Affiliates may send a reasonable number of such employees for on-site training with respect to the management and operation of Peapod's Business (including, without limitation, its marketing operations and technology management), access to key Peapod personnel and information about all functional areas of Peapod's Business, and Peapod shall provide training according to a schedule agreed to by the Parties. Subject to Section 15.3 hereof, Peapod shall provide such training upon payment by Ahold or its Affiliates of a fee to be agreed between the Parties, on a Location by Location basis based on the consulting fees set forth in Schedule A. Notwithstanding the foregoing, Ahold and its applicable Affiliates may share with each other and with their respective United States and non-United States Affiliates and the employees thereof, at any Location, any information, know-how, show-how, techniques and practices provided or demonstrated to it under the training provided by Peapod pursuant to Section 9.1, 9.5 or 9.6 hereof.

10.SOFTWARE MAINTENANCE

10.1. Peapod shall promptly inform Ahold of any failure of the Software to comply with the warranties under Sections 12.2 and 12.3 hereof and shall promptly rectify such failures, defects or errors (whether notified by Peapod to Ahold or vice versa) at Peapod's sole cost and expense.

10.2. In the United States, Peapod shall provide at Peapod's sole cost and expense (other than itemized expenses for reasonable travel, lodging and meals to the extent Peapod is required to attend to a Location pursuant to (b) below) to Ahold and its Affiliates, Maintenance Services for the Software during the Term, subject to the terms of an agreed Project Plan and Development Specification between the Parties. Maintenance Services in the United States shall include:

   (a) providing support for Ahold, its Affiliates and users of the Software 24 hours per day, 7 days per week, in the form of consultations, assistance and advice, by telephone, facsimile, or mail;

   (b) where telephone, facsimile and mail support cannot remedy any defect or error, attending a Location within 24 hours, if commercially practical, to remedy that defect or error;

   (c) advising Ahold of any New Releases and New Versions within 24 hours of their becoming available for Use by Peapod in providing Services, and, at Ahold's request, providing such New Releases and New Versions to Ahold and its Affiliates;

   (d) providing monthly reports on the progress of Peapod in resolving outstanding problems with the Software reported by Ahold or any Affiliate which will include details of when each problem was logged, its priority and what progress has been made to remedy it; and

   (e) providing Ahold with reasonable advance notice of any changes Peapod plans to make to any external program interface supplied with the Software and providing documentation of those changes.

10.3. Peapod shall provide to Ahold and its Affiliates, upon Ahold's request, Maintenance Services for the Software at any Location outside the United States, subject to the terms of an agreed Project Plan and Development Specification between the Parties, at the cost set forth on Schedule A hereto. Maintenance Services outside the United States shall include:

   (a) providing English language support for Ahold, its Affiliates and users of the Software during Peapod's regular business hours (8:00 a.m. to 5:00 p.m. Central Time, Monday through Friday) in the form of consultations, assistance and advice, by telephone, facsimile, or mail;

   (b) where telephone, facsimile and mail support cannot remedy any defect or error, attending a Location within a commercially practical time, as agreed by the Parties, to remedy that defect or error;

   (c) providing, upon Ahold's request, monthly reports on the progress of Peapod in resolving outstanding problems with the Software reported by Ahold or any Ahold Affiliate which will include details of when each problem was logged, its priority and what progress has been made to remedy it; and

   (d) ensuring that the Software reflects the requirements of any legislation, modifying the Software as necessary from time to time to ensure that the Software reflects the current legislation; provided, however, that Ahold shall be solely responsible for advising Peapod of any applicable legislative changes that require such modifications.

10.4. When notifying Peapod of any failure, defect, error or problem with the Software, Ahold shall identify and describe the problem to the extent Ahold is reasonably able, to assist Peapod to understand and duplicate the problem; and Peapod shall respond and use every reasonable effort to provide a prompt solution or work around for the problem. If Peapod does not believe that it can provide such a prompt solution or work around, it shall notify Ahold immediately, and the Parties shall discuss the issue in good faith and use every reasonable effort to promptly agree on a suitable time frame for correction.

10.5. In the United States, Ahold shall provide to Peapod at Ahold's sole cost and expense (other than itemized expenses for reasonable travel, lodging and meals) Maintenance Services for the Ahold Back-End System during the Term, to the extent and at the same levels Ahold provides to its Affiliates who use the Ahold Back-End System (and which shall include, without limitation, providing support for Peapod for the Ahold Back-End System 24 hours per day, 7 days per week, in the form of consultations, assistance and advice, by telephone, facsimile, or mail).

10.6. When notifying Ahold of any failure, defect, error or problem with the Ahold Back-End System, Peapod shall identify and describe the problem to the extent Peapod is reasonably able, to assist Ahold to understand and duplicate the problem; and Ahold shall respond and use every reasonable effort to provide a prompt solution or work around for the problem. If Ahold does not believe that it can provide such a prompt solution or work around, it shall notify Peapod immediately, and the Parties shall discuss the issue in good faith and use every reasonable effort to promptly agree on a suitable time frame for correction.

10.7. As between Ahold and Peapod, Ahold shall be responsible for providing technical support to End Users of Ahold's and its Affiliates' Services outside of the United States. Peapod's support obligation with respect to such End Users will be to consult with Ahold and its Affiliates regarding specific support issues that Ahold and its Affiliates have used reasonable efforts to resolve, but have been unable to resolve.

10.8. Maintenance Services, whether or not in the United States, shall not include:

   (a) correction of errors or defects caused by: (i) use or operation of the Software in a manner other than that expressly authorized by Peapod; and (ii) use of the Software with equipment or operating platforms not specified or approved by Peapod;

   (b) correction of errors caused by: (i) use or operation of the Ahold Back-End System in a manner other than the expressly authorized by Ahold; and (ii) use of the Ahold Back-End System with Equipment or operating platforms not specified or approved by Ahold;

   (c) support of any software not provided or approved by Peapod or Ahold, as applicable; and

   (d) Equipment maintenance.

10.9. Upon termination of this Agreement and subsequent expiration of the ninety (90) day period provided in Section 17.5 hereof, upon Ahold's request, Peapod shall continue to provide Maintenance Services to Ahold and its Affiliates, at rates to be negotiated in good faith by the Parties.

10.10. Maintenance Services for the Jointly-Developed System shall be performed in accordance with terms and conditions to be agreed to by the Steering Committee.

11. INTELLECTUAL PROPERTY CLAIMS

11.1. If any claims are made that the Software or Documentation therefor infringes the Intellectual Property Rights of any third party, Peapod shall, if notified by Ahold (and to the extent not related to the Ahold Back-End System or other materials developed by Ahold and provided to Peapod in connection with the development of the Jointly-Developed System), at Peapod's sole cost and expense, defend any claim related thereto with all due diligence and shall pay all costs, damages and attorneys' fees which are finally awarded by a court or agreed between the parties in the event of a settlement. Ahold and its Affiliates (at Peapod's sole cost and expense) shall cooperate with Peapod's defense or negotiations for settlement of such claim as reasonably requested by Peapod. Peapod shall give due consideration to any views or suggestions of Ahold relating in any way to such defense or to negotiations for settlement of the claim, provided that, unless such settlement would affect Ahold's or its Affiliates' enjoyment of the Software or Jointly-Developed System or materially affect Ahold's or its Affiliates' cost of using the Software or Jointly-Developed System, the final decision in all such matters shall be made by Peapod, in its sole discretion; otherwise the final decision shall require agreement between the Parties.

11.2. If it is determined by an independent tribunal or if it is agreed between the parties to the dispute that an infringement of any Intellectual Property Rights of any third party has occurred on grounds in any way related to the Software or the Documentation, Peapod shall, at its sole cost and expense:

   (a) promptly modify or replace the Software, so that it is non-infringing, but still complies with the System Specifications and Documentation therefor in all material respects;

   (b) promptly procure for Ahold and its Affiliates the right to continue to Use the Software and the Documentation therefor, free of any claim or liability for infringement, and on terms no less advantageous to Ahold and its Affiliates than the terms of this Agreement; or

   (c) promptly procure for the Use of Ahold and its Affiliates, at no charge and upon terms no less favorable to Ahold and its Affiliates than those applicable to the Software hereunder, functionally-equivalent software that does not infringe any Intellectual Property Rights.

11.3. If any claims are made that the Ahold Back-End System or Documentation therefor infringes the Intellectual Property Rights of any third party, Ahold will, if promptly notified by Peapod but at Ahold's sole cost and expense, defend the claim with all due diligence and must pay all costs, damages and attorneys' fees which are finally awarded by a court or agreed between the parties in the event of a settlement. Peapod shall (at Ahold's sole cost and expense) cooperate with Ahold's defense or negotiations for settlement of such claim as reasonably requested by Ahold. Ahold will give due consideration to any views or suggestions of Peapod relating in any way to such defense or to negotiations for settlement of the claim, provided that the final decision in all such matters will be made by Ahold in its sole discretion.

11.4. If any claims are made that the Jointly-Developed System infringes the Intellectual Property Rights of any third party, the Parties will jointly conduct the defense of the claims with all due diligence and will share equally all costs, damages and attorneys' fees which may be finally awarded by a court or agreed between the parties in the event of a settlement.

12. WARRANTIES

12.1. Peapod warrants that:

   (a) it is the owner or licensee of all Intellectual Property Rights in the Software and any other software or computer programs provided by Peapod hereunder, and Documentation therefor, throughout the world;

   (b) it has the right and authority to enter into this Agreement and to grant Ahold the rights set forth herein;

   (c) the Use of the Software and any other software or computer programs provided by Peapod hereunder, and Documentation therefor by Ahold as authorized under this Agreement does not and will not infringe the Intellectual Property Rights of any person;

   (d) there are no encumbrances, obligations or agreements that materially impair the warranties given by Peapod under, or Ahold's Use of the Software and any other software or computer programs provided by Peapod hereunder;

   (e) any modifications Peapod makes to the Software or Documentation therefor will not infringe the Intellectual Property Rights or other rights of any person; and

   (f) all services provided by Peapod under this Agreement will be provided by appropriately qualified and experienced personnel, held to a high professional standard.

12.2. Peapod warrants that, for one year from the day that the Software is first Used in Live Operation by Ahold, the Software and every component and module thereof will:

   (a) operate substantially in accordance with the Documentation and the System Specifications and in accordance with the way that it runs on Peapod's systems in the United States; and

   (b) operate properly in conjunction with the Equipment and the System
       Software.

12.3. Without limiting any of the above warranties, Peapod warrants that the Software shall:

   (a) continue to operate in accordance with the Documentation and System Specifications during the year 2000 and thereafter;

   (b) recognize and distinguish properly (including when comparing or sequencing) between dates occurring before January 1, 2000 and dates occurring after December 31, 1999 and properly perform all functions and data manipulations that rely on recognition or distinction of such dates or date-related data;

   (c) where relevant, calculate correctly the number of days between a date occurring before January 1, 2000 and a date occurring after December 31, 1999;

   (d) distinguish properly between leap years and non-leap years; and

   (e) properly perform calculations or functions that accommodate multi-century formulae and date values.

12.4. If either Party becomes aware at any time that the Software, or other software or computer programs provided or developed hereunder, will not or may not comply fully with the above warranties, that Party will immediately notify the other Party. Peapod must use every reasonable effort to provide a modified version of the Software to Ahold that remedies the defect and ensures full compliance of such software with the above warranties as soon as possible after first becoming aware of the defect and in any event within thirty (30) days of becoming so aware. Peapod must apply, integrate and install that modified version of the Software, and provide all necessary training to allow for the Use by Ahold and its Affiliates thereof, at no additional cost to Ahold and its Affiliates.

13. INDEMNITY

     Peapod does and will fully indemnify Ahold and its Affiliates in relation to any costs, damages, loss or expenses (including, without limitation, attorneys' fees) that may be suffered or incurred by Ahold and its Affiliates as a result of any breach by Peapod of any provisions of this Agreement or any warranties herein or any willful misconduct or negligent act or omission of Peapod, its officers, employees, contractors or agents, including, without limitation, the loss of or damage to any property or injury to or death of any person.

14. LIMITATION OF LIABILITY

14.1. Except for

   (a) the obligations of Peapod to indemnify Ahold and its Affiliates pursuant to Section 11; and

   (b) Peapod's liability for breach of the provisions of Section 16,

     Peapod's aggregate liability to Ahold and its Affiliates for all matters arising from, out of, or in connection with this Agreement, whether in contract, tort, or otherwise, shall not exceed $100,000, except in the event of gross negligence or willful misconduct.

14.2. Except for

   (a) the obligations of Ahold to indemnify Peapod pursuant to Section 11;
       and

   (b) Ahold's liability for breach of the provisions of Section 16,

   Ahold's aggregate liability to Peapod for all matters arising from, out of, or in connection with this Agreement, whether in contract, tort, or otherwise, shall not exceed $100,000 except in the event of gross negligence or willful misconduct.

14.3. NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, INDIRECT, OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD THEREOF.

15. PAYMENT

15.1. All payments, fees and charges (including payments, fees and charges shared by the Parties) properly invoiced under this Agreement will be paid by Ahold or Peapod, as the case may be, within thirty (30) days of receipt of invoice, unless otherwise expressly provided in this Agreement.

15.2. Subject to Section 2.12, the amount of any Fully-Load Costs shall be subject to the approval of the Steering Committee.

15.3. In connection with work performed under Section 8.1(d), 8.2(d), 9.6 or 10.3, as the case may be, the Parties may either (i) agree to pay fees for such work on a time and materials basis at rates not to exceed those specified in Schedule A, as applicable; or (ii) agree to pay fees for such work under a retainer agreement to be negotiated by the Parties on a case by case basis; or (c) agree to a combination of the above. If the Parties so desire to negotiate fees but cannot agree thereon, such matter shall be resolved by the Steering Committee, subject to Section
      2.12 hereof; provided, that if the Chief Executive Officers of the Parties cannot, pursuant to such Section 2.12 hereof, resolve such matter, fees for the performance of such work shall accrue on a time and materials basis at the rates set forth on Schedule A. Notwithstanding the foregoing, the rates set forth on Schedule A may be increased annually at a rate not to exceed the percentage increase in the United States Consumer Price Index for the same period.

16. CONFIDENTIALITY

16.1. During and after termination of this Agreement, each Party receiving Confidential Information (as such term is defined below hereunder the "Receiving Party") must hold in strict confidence and not use or disclose any and all information regarding the other Party's (the "Disclosing Party") business, including, without limitation, information regarding business methods, marketing strategy, customers, data, technical information or any other proprietary information of such Disclosing Party obtained during the Term, and any documents, summaries or charts made or prepared, based on or with reference to the foregoing ("Confidential Information"), except upon the prior written consent of the Disclosing Party, which consent shall be within the Disclosing Party's sole discretion, and the Receiving Party shall not disclose, use or commercialize the same now or in the future. The Receiving Party shall only use the Confidential Information for the purpose of fulfilling its obligations hereunder, and the Receiving Party's access to the Confidential Information shall be on a need-to-know basis only.

16.2. Except to the extent necessary for it to enjoy the License granted hereunder, upon request at any time by any Disclosing Party, the Receiving Party shall immediately return or permanently delete or destroy, as directed by the Disclosing Party, all copies or records of Confidential Information in the Receiving Party's possession or control.

16.3. Each Receiving Party does and shall fully indemnify the Disclosing Party in relation to any loss, costs, damages or expenses (including attorneys' fees) that the Disclosing Party may suffer or incur as a result of any breach of these confidentiality obligations by such Receiving Party, its officers, employees or contractors.

16.4. The Parties agree that money damages would not be a sufficient remedy for a breach of the confidentiality obligations set forth in this
      Section 16. Accordingly, in addition to all other remedies at law or in equity that either Party may have, such Party shall be entitled to specific performance and injunctive or other equitable relief arising from any breach of this Section 16.

17. TERM AND TERMINATION

17.1. The term of this Agreement (as maybe renewed or extended hereunder, the "Term") shall begin as of the Effective Date of this Agreement and shall end on the fifth year anniversary thereof. The Term shall be automatically renewed upon the expiration of such five (5) year period for successive one (1) year periods, unless earlier terminated (i) in accordance with this Section 17 or (ii) by either Party at any time by delivering notice to such effect to the other Party at least 180 days prior to the proposed termination date.

17.2. Either Party may terminate this Agreement by written notice if:

   (a) the other Party is in breach of any provision of this Agreement and fails to remedy such breach within ninety (90) days (or, in the case of a material breach, thirty (30) days) of receiving written notice requesting it to do so; or

   (b) the other Party or any holding company of it assigns any of its property for the benefit of creditors, becomes subject to any form of insolvency administration, becomes subject to the exercise by a mortgage of its right to take possession of the property of that Party or becomes insolvent or bankrupt (including, without limitation, by the filing of a voluntary or involuntary petition under the United States Bankruptcy Code, or any equivalent legislation of another country, which filing is not dismissed within sixty (60) days).

17.3. Ahold may terminate this Agreement at its sole discretion by written notice upon (i) the occurrence and continuance of a default or an event of default under the Credit and Security Agreements or a breach of any of the Transaction Documents, (ii) the sale or other assignments or transfer of all or substantially all of the assets of Peapod to a third party other than Ahold or (iii) the occurrence of a merger or acquisition of Peapod by a third party or a change of corporate control of Peapod without Ahold's prior written consent (which consent may be granted or withheld, in Ahold's sole discretion).

17.4. Termination under this Section 17 shall be without prejudice to any other rights or remedies to which either Party may be entitled at law or equity.

17.5. Upon termination of this Agreement, Peapod shall be obligated to continue to provide Maintenance Services pursuant to Section 10 hereof for ninety (90) days following the effective date of such termination.

17.6.. Sections 2.4, 2.13, 3.1, 7.3, 10.10, 11.1, 11.4, 13, 14.3, 16, 17, 23
       and 26 shall survive the expiration or termination of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, the License granted to Ahold under Section 3.1 hereof shall expressly survive (subject to the limitations set forth in this Agreement) the expiration or termination of this Agreement, and the License granted to Peapod under Section 3.2 hereof shall survive (subject to the limitations set forth in this Agreement) only for a ninety (90) day period following the date of expiration or termination of this Agreement if this Agreement expires or is terminated for any reason other than pursuant to Section 17.2 or Section 17.3(i) hereof, in which event such License shall not so survive termination.

18. ACCESS AND SECURITY

18.1. In entering the Location and using or accessing any of Ahold's or its Affiliates' equipment, facilities, premises or personnel, Peapod must observe all of Ahold's or its Affiliates' security, administrative and other reasonable requirements and directions as provided or advised by Ahold or its Affiliates to Peapod.

18.2. In using or accessing any of Peapod's equipment, facilities, premises or personnel, Ahold must observe all of Peapod's security, administrative and other reasonable requirements and directions as provided or advised by Peapod to Ahold.

19. ASSIGNMENT AND USE OF CONTRACTORS

     Subject to Section 7.3 hereof, neither Party's rights and obligations under this Agreement may be assigned or otherwise transferred without the prior written consent of the other Party (which consent may not be unreasonably withheld); provided, however, that Ahold may assign and/or sublicense such rights and obligations to its Affiliates or their respective subsidiaries or parents, or to any other person or entity in connection with the sale of substantially all of the assets under which the Software is Used. This clause does not preclude Peapod's or Ahold's use of individual independent contractors or subcontractors as a normal part of its workforce. If either Party reasonably objects to the use of any such contractor or subcontractor, as the case may be (for example, but without limitation, on the basis of a conflict of interest, poor performance or poor quality of work), the Steering Committee shall determine whether or not to allow for the use of such contractor or subcontractor, as the case may be.

20. COSTS OF THIS AGREEMENT

     Each Party shall bear and is responsible for its own costs (including attorneys' fees) in connection with the preparation, execution, completion and carrying into effect of this Agreement.

21. ENTIRE AGREEMENT

     This Agreement, including its Schedules:

  (a) constitutes the entire agreement between the Parties as to its subject matter; and

  (b) in relation to that subject matter, supersedes any prior or contemporaneous understanding or agreement between the Parties.

22. FORCE MAJEURE

22.1. Neither Party will be liable for any failure or delay in the performance of its obligations under this Agreement to the extent that such failures or delays are due to acts of God, including, without limitation, fire, storm, earthquake and epidemic. Subject to Sections 22.2 and 22.3, any such cause will extend the performance of the delayed obligation to the extent of the delay so incurred.

22.2. A Party affected by such circumstances must notify the other Party of the circumstances and the expected length of delay.

22.3. If the failure or delay in performance due to such circumstances exceeds sixty (60) days, either Party may immediately terminate this Agreement by written notice to the other Party, without incurring liability for such termination.

23. GOVERNING LAW

     This Agreement and the rights and obligations of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed wholly within such State and without regard to the conflict of law provisions thereof, and each Party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, each Party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Party at its address set forth in
  Section 25, such service to become effective seven (7) days after such mailing. Nothing herein shall affect the right of Ahold to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Peapod in any other jurisdiction. Each Party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

24. INSURANCE

     Peapod must provide and maintain, at Peapod's sole cost and expense, liability insurance with limits of not less than $5,000,000 (five million dollars) per occurrence, naming Ahold, itself and on behalf of its Affiliates as an "additional insured and loss payee." This liability insurance shall cover claims resulting from product liability, bodily injury, death liability, property damage liability and consequential business losses. In addition, in the event of any insurance policy change, there must be at least thirty (30) days notice sent to Ahold by the method and at the address determined by Ahold. Peapod shall also provide Ahold upon its request a copy of the insurance policy.

25. NOTICES

25.1. If either Party gives or is required to give a notice to the other Party under this Agreement it must be:

   (a) in writing;

   (b) directed to the following addresses:

     If to Peapod, to it at:

      Peapod, Inc.
      9933 Woods Drive
      Skokie, IL 60077
      U.S.A.
      Attention: Andrew Parkinson, Chairman
      Facsimile: (847) 583-9495

     with a copy (which shall not constitute notice) to:

      Sidley & Austin
      Bank One Plaza
      10 South Dearborn Street
      Chicago, IL 60603
      U.S.A.
      Attn.: Christine A. Leahy
      Facsimile: (312) 853-7036

      If to Ahold, to it at:

      Koninklijke Ahold NV
      Albert Heijnweg 1
      1507 EH Zaandam, The Netherlands
      Attention: Ton van Tielraden, Esq.
      Facsimile: (31-75) 659-8366

     with a copy (which shall not constitute notice) to:

      White & Case LLP
      1155 Avenue of the Americas
      New York, New York 10036
      U.S.A.
      Attention: Maureen S. Brundage, Esq./John M. Reiss, Esq.
      Facsimile: (212) 354-8113

   or such other address as varied by any notice; and

   (c) hand delivered or sent by pre-paid post or by facsimile to the address.

25.2. A notice given in accordance with this Section 25 is taken to be received:

   (a) if hand delivered, on delivery;

   (b) if sent by pre-paid post, three (3) days after the date of posting for local or interstate mail and seven (7) days after the date of posting for international mail; or

   (c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transaction of the total number of pages of the notice, unless, within 8 business hours after that transaction, the recipient informs the sender that the recipient has not received the entire notice.

26. PUBLIC ANNOUNCEMENT

     Neither Party will make or authorize a press release or other public statement relating to this Agreement or the negotiations and dealings between the Parties unless (i) required under applicable law or (ii) each Party has given its prior written consent to the nature, content and timing of the release or statement.

27. SEVERABILITY

     If any provision of this Agreement is held invalid, unenforceable or illegal for any reason, that provision will be deleted and the remaining provisions of the Agreement will remain in full force.

28. AMENDMENTS AND WAIVERS

     Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Notwithstanding the foregoing, in the event Stockholder Approval is not obtained on or prior to November 14, 2000, the relevant provisions of this Agreement shall automatically be amended as contemplated pursuant to Section 17.01 of the Supply and Services Agreement; provided, however, that notwithstanding anything to the contrary set forth in such Section 17.01 of the Supply and Services Agreement, if, in the event Stockholder Approval is not so obtained, the obligation to take such amended License for the Software and pay the fees associated therewith, shall be at the sole option of Ahold. Further, at Ahold's option, it may terminate any License it takes hereunder by not paying the fees associated therewith when such fees become payable.

29. PARTIES IN INTEREST

     This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

30. COUNTERPARTS

     This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                    *  *  *

   EXECUTED as an agreement.

   SIGNED for and on behalf of KONINKLIJKE AHOLD N.V. by an authorized officer

     /s/ Ton van Tielraden
Signature ____________________________________

     Ton van Tielraden
Name__________________________________________

     Senior Vice President and General Counsel
Position______________________________________

     May 10, 2000
Date__________________________________________

   SIGNED for and on behalf of PEAPOD, INC. by an authorized officer

     /s/ Andrew B. Parkinson
Signature ____________________________________

     Andrew B. Parkinson
Name__________________________________________

     Chairman
Position______________________________________

     May 10, 2000
Date__________________________________________

                                                                         Annex J

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    WARRANT

                          to Purchase Common Stock of

                                 PEAPOD, INC.,
                             a Delaware corporation

                               ----------------

                                Warrant No. B-1

                      Original Issue Date: April 10, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
  1.DEFINITIONS...........................................................   1

  2.EXERCISE OF WARRANT...................................................   5
     2.1  Manner of Exercise.............................................    5
     2.2  Payment of Taxes...............................................    6
     2.3  Fractional Shares..............................................    6
     2.4  Reduced Exercise Price.........................................   10

  3.TRANSFER, DIVISION AND COMBINATION....................................   7
     3.1  Transfer.......................................................    7
     3.2  Division and Combination.......................................    7
     3.3  Expenses.......................................................    7

  4.ANTIDILUTION PROVISIONS...............................................   7
     4.1  Upon Issuance of Common Stock..................................    7
     4.2  Upon Acquisition of Common Stock...............................    7
     4.3  Provisions Applicable to Adjustments...........................    8
     4.4  Upon Stock Dividends or Splits.................................    9
     4.5  Upon Combinations..............................................    9
               Upon Reclassifications, Reorganizations, Consolidations or
     4.6   Mergers.......................................................    9
     4.7  Deferral in Certain Circumstances..............................    9
     4.8  Other Anti-Dilution Provisions.................................   10
     4.9  Appraisal Procedure............................................   10
     4.10 Adjustment of Number of Shares Purchasable.....................   10
     4.11 Exceptions.....................................................   10
     4.12 Notice of Adjustment of Exercise Price.........................   10
     4.13 Other Dilutive Events..........................................   10

  5. NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF
     EXPIRATION...........................................................  11

  6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
     APPROVAL OF ANY GOVERNMENTAL AUTHORITY...............................  11

  7.NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS.........  12
     7.1  Notices of Corporate Actions...................................   12
     7.2  Taking of Record...............................................   12
     7.3  Closing of Transfer Books......................................   12

  8.TRANSFER RESTRICTIONS.................................................  12
     8.1  Restrictions on Transfers......................................   12
     8.2  Restrictive Legends............................................   13
     8.3  Termination of Securities Law Restrictions.....................   13

  9.LOSS OR MUTILATION....................................................  14

 10.OFFICE OF THE COMPANY.................................................  14

 11.FINANCIAL AND BUSINESS INFORMATION....................................  14

 12.DILUTION FEE..........................................................  15

                                                                            Page
                                                                            ----
 13.MISCELLANEOUS..........................................................  15
    13.1  Nonwaiver.......................................................   15
    13.2  Notice Generally................................................   15
    13.3  Indemnification.................................................   15
    13.4  Limitation of Liability.........................................   15
    13.5  Remedies........................................................   16
    13.6  Successors and Assigns..........................................   16
    13.7  Amendment.......................................................   16
    13.8  Severability....................................................   16
    13.9  Headings........................................................   16
    13.10 GOVERNING LAW; JURISDICTION.....................................   16
    13.11 WAIVER OF JURY TRIAL............................................   26

 ANNEX A--SUBSCRIPTION FORM

 ANNEX B--ASSIGNMENT FORM

   NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF SHALL BE ENTITLED TO THE BENEFITS RELATING TO THIS WARRANT OF ALL FUTURE AGREEMENTS TO BE ENTERED INTO WITH THE PURCHASER OR ITS AFFILIATES.

                                Warrant No. B-1

                                    WARRANT

                  TO PURCHASE 100,000 SHARES OF COMMON STOCK
                          (SUBJECT TO ADJUSTMENT) OF

                                 PEAPOD, INC.

   THIS IS TO CERTIFY THAT Koninklijke Ahold NV, a company organized under the laws of The Netherlands, (the "Purchaser") or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from Peapod, Inc., a Delaware corporation (the "Company"), 100,000 shares of the Common Stock of the Company (subject to adjustment as provided herein), at a purchase price per share equal to $3.00 (the initial "Exercise Price"), subject to adjustment as provided herein.

1. DEFINITIONS

   As used in this Warrant (including the Subscription Form), the following terms have the respective meanings set forth below:

   "Additional Warrants" shall mean warrants issued to the Purchaser in connection with the provision of a credit facility by the Purchaser and warrants issued to the Purchaser in connection with the purchase of Preferred Stock by the Purchaser.

   "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, shall include (a) in the case of a person who is an individual, (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i), and (b) any person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified person. For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Warrant, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

   "After-Tax Basis" when referring to a payment that is required hereunder (the "target amount"), shall mean a total payment (the "total amount") that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.

   "Agreed Rate" shall mean the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate.

   "Appraisal Procedure" if applicable, shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith by the Board of Directors; provided, however, that if the Majority Warrant Holders disagree with such valuation amount within a reasonable period of time (not to exceed twenty (20) days after notice thereof) the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Majority Warrant Holders. If the Board of Directors and the Majority Warrant Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and the Majority Warrant Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Majority Warrant Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Majority Warrant Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Majority Warrant Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

   "Appraised Value" per share of Common Stock as of a date specified herein shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing selected jointly by the Majority Warrant Holders and the Company. If the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Majority Warrant Holders), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected Holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and
(B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants,
(iii) the fact that the Warrants or Warrant Stock may constitute "restricted securities" for securities law purposes, (iv) the existence of any call option or (v) any other grounds.

   "Book Value" per share of Common Stock as of a date specified herein shall mean the consolidated book value of the Company and its Subsidiaries as of such date divided by the number of shares of Common Stock Outstanding on such date. Such book value shall be determined in accordance with GAAP, except that there shall be no reduction in such book value by reason of any amount that may be required either as an offset to or reserve against retained earnings or as a deduction from book value as a result of the issuance, existence, anticipated exercise of, or anticipated cost to the Company of the repurchase of, any of the Warrants.

   "Business Day" shall mean a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

   "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

   "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include
(i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.6 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 hereof.

   "Company" shall mean Peapod, Inc., a Delaware corporation, and any successor corporation.

   "Current Market Price" shall mean as of any specified date the average of the Daily Market Price of one share of the Common Stock for the shorter of (x) the 10 consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement by the Company of any event giving rise to an adjustment of the Exercise Price pursuant to Section 4 below and ending on such date.

   "Daily Market Price" shall mean, with respect to one share of Common Stock and for any Business Day: (i) if the Common Stock is then listed on a national securities exchange or is authorized for quotation on NASDAQ and is designated as a National Market System security, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or authorized for quotation, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

   "Designated Office" shall have the meaning set forth in Section 10 hereof.

   "Dilution Fee" shall have the meaning set forth in Section 12 hereof.

   "Dilution Fee Payment Date" shall have the meaning set forth in Section 12 hereof.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "Excluded Securities" shall have the meaning set forth in Section 4.11 hereof.

   "Exercise Date" shall have the meaning set forth in Section 2.1 hereof.

   "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

   "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

   "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant, as adjusted from time to time pursuant to Sections 2.4 and 4 hereof.

   "Expiration Date" shall mean the tenth anniversary of the Original Issue
Date.

   "Fair Value" per share of Common Stock as of any specified date shall mean
(A) if the Common Stock is publicly traded on such date, the Current Market Price per share or (B) if the Common Stock is not publicly traded on such date, (1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if the Majority Warrant Holders object in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.

   "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

   "Holder" shall mean (a) with respect to this Warrant, the person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

   "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

   "Majority Warrant Holders" shall mean, with respect to a given determination, the Holders of Warrants and Additional Warrants representing the right to acquire more than fifty percent (50%) of the Common Stock underlying all of the then outstanding Warrants and Additional Warrants.

   "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

   "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

   "Opinion of Counsel" shall mean a written opinion of outside counsel experienced in Securities Act matters chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

   "Original Issue Date" shall mean the date on which this Warrant was issued, as set forth on the cover page of this Warrant.

   "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

   "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Preferred Stock" shall mean convertible preferred stock of the Company.

   "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   "Share Withholding Option" shall have the meaning set forth in Section 2.1(c) hereof.

   "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest,
(ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

   "Subsidiary" shall mean a subsidiary of the Company.

   "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

   "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of all or a portion of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

   "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which they may be exercised and their date of issuance.

   "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2. EXERCISE OF WARRANT

   2.1 Manner of Exercise. (a) From and after the Original Issue Date and until 5:00 P.M., New York time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price in accordance with Section 2.1(c) (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

   (b) Upon receipt by the Company of such Exercise Notice, Warrant and payment (if applicable), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the

Exercise Notice and shall be registered in the name of the Holder or, subject to Section 8 below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised, and such stock certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the shares evidenced by such stock certificate or certificates for all purposes, as of the Exercise Date.

   (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price (the "Share Withholding Option"), (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price, (iv) by surrendering to the Company dividends due and owing by the Company to the Holder equal to such Warrant Price, or (v) by providing to the Company goods or services with a fair value determined by the Board of Directors equal to such Warrant Price (or if the Majority Warrant Holders object in writing to such determination within thirty (30) days after receiving notice of same, as determined by an independent expert of national recognition in the relevant industry, which expert shall be reasonably acceptable to the Board of Directors and the Majority Warrant Holders, and if the Board of Directors and the Majority Warrant Holders are unable to agree upon an acceptable independent expert within ten (10) days after the date either party proposed that one be selected, the independent expert will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction)). In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Fair Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section 2.3 hereof.

   (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Common Stock in the name of any person who acquired this Warrant (or part hereof) or any shares of Warrant Stock otherwise than in accordance with this Warrant.

   (e) All Warrants delivered for exercise shall be canceled by the Company.

   2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all issuance, transfer, stamp and other similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor on an After-Tax Basis. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any Transfer involved in the issue and delivery of shares of Common Stock issuable upon exercise of this Warrant in a name other than that of the Holder of the Warrants to be exercised, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

   2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Value.

3. TRANSFER, DIVISION AND COMBINATION

   3.1 Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 in connection with the making of such transfer. Upon such surrender and delivery and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

   3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant including, without limitation, Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

   3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than pursuant to Section 2.2 hereof) any new Warrant or Warrants required to be issued under this Section 3.

   3.4 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4. ANTIDILUTION PROVISIONS

   The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4. The Company agrees that, at the election of the Holder, the antidilution provisions in this Section 4 shall be revised to conform to antidilution provisions in warrants issued in connection with the provision of a credit facility by the Purchaser or the purchase of Preferred Stock by the Purchaser. The Holder agrees that, at the election of the Company, the exceptions to the antidilution provisions in Section 4.11 shall be revised to conform to the exceptions to the antidilution provisions in warrants issued in connection with the provision of a credit facility by the Purchaser or the purchase of Preferred Stock by the Purchaser.

   4.1 Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than shares of Preferred Stock issued to the Purchaser or Excluded Securities, without consideration or for consideration per share less than either (a) the Exercise Price or (b) the Fair Value of the Common Stock, in each case, in effect immediately prior to the issuance of such Common Stock or securities, then such Exercise Price shall forthwith be adjusted to a price equal to the lower of (x) the Exercise Price in effect immediately prior thereto, or (y) the lowest consideration per share for which such shares of Common Stock or such options, rights or convertible or exchangeable securities are issued (plus the additional consideration required to be paid upon exercise, exchange or conversion of such options, rights or convertible or exchangeable securities).

   4.2 Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire (a) any shares of Common Stock for a consideration per share greater than the Fair Value of shares of Common Stock immediately prior to such event, or (b) any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock (other than shares of Preferred Stock issued to the Purchaser that are redeemed according to their terms), or options to purchase or rights to subscribe for such convertible or exchangeable securities, in either case, for a consideration per share of Common Stock for which such options, rights or convertible or exchangeable securities are exercisable, convertible or exchangeable, that is greater than the amount, if any, by which the Fair Value of shares of Common Stock immediately prior to such event exceeds the per share exercise, exchange, subscription, conversion or purchase price applicable to such options, rights or convertible or exchangeable securities, then, in the case of (a) or (b), the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

     (i) the Exercise Price in effect immediately prior to such event, by

     (ii) a fraction of which (x) the denominator shall be the Fair Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

       (A) (1) the product of (a) the number of shares of Common Stock outstanding on a fully-diluted basis and (b) the Fair Value per share of Common Stock, in each case, immediately prior to such event, minus
    (2) the aggregate consideration paid by the Company in such event, by

       (B) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such event, minus the number of shares of Common Stock purchased or acquired, or for which the options, rights or convertible or exchangeable securities acquired were exercisable, convertible or exchangeable.

   For purposes of this Section 4, "fully diluted basis" shall be determined in accordance with the treasury method of GAAP and Section 4.3.

   4.3 Provisions Applicable to Adjustments. For the purposes of any adjustment of an Exercise Price pursuant to Sections 4.1 and 4.2, the following provisions shall be applicable:

     (i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

     (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof as determined in accordance with the Appraisal Procedure.

     (iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for shares of Preferred Stock issued to the Purchaser or options to acquire Excluded Securities:

       (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

       (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and (ii) above);

       (C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

       (D) upon the expiration of any such options or the termination of any rights, convertible securities or exchangeable securities, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect at the time of such expiration or termination had such options, rights, convertible securities or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; and

       (E) no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

   4.4 Upon Stock Dividends or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock purchasable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares.

   4.5 Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock purchasable on exercise of each of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

   4.6 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

   4.7 Deferral in Certain Circumstances. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares.

   4.8 Other Anti-Dilution Provisions. If the Company has issued or issues any securities on or after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this
Section 4, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

   4.9 Appraisal Procedure. In any case in which the provisions of this
Section 4 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Exercise Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares or cash.

   4.10 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.1, 4.2, 4.4, 4.5 or 4.6, the Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

   4.11 Exceptions. Section 4 shall not apply to (i) any issuance of Common Stock upon exercise of any options or warrants outstanding on the Original Issuance Date, (ii) the issuance of shares of Common Stock in an aggregate amount not to exceed 500,000 shares (subject to adjustment on the same basis as is the number of shares for which this Warrant is exercisable as a result of an event specified in Section 4.4, 4.5 or 4.6) upon exercise of options or warrants that have been approved by the Board of Directors, or any issuance of such options or warrants, (iii) in addition to options and warrants referred to in clause (ii) of this Section 4.11, options or warrants to purchase shares of Common Stock issued pursuant to an employee stock option plan or employee stock incentive plan approved by the Board of Directors and the Company's stockholders on or after the date on which the Holder has representatives constituting at least a majority of the Board of Directors of the Company, or any shares of Common Stock issued upon exercise of such options or warrants (the securities referred to in clauses (i), (ii) and (iii) being collectively referred to as "Excluded Securities"), (iv) any issuance of Common Stock in an underwritten public offering at a price per share at least equal to the Exercise Price then in effect if the underwriting discount does not exceed 7%, or (v) the issuance of Preferred Stock and warrants to the Purchaser that is contemplated by the letter dated April 4, 2000 from the Purchaser to the Company.

   4.12 Notice of Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as herein provided:

     (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 4 and shall prepare a certificate signed by the Company's independent accounting firm, setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or exercise of Warrants; and

     (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders at their last addresses as they shall appear in the stock register.

   4.13 Other Dilutive Events. If any corporate action shall occur as to which the provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would adversely affect the purchase rights or value represented by the Warrants in accordance with the essential intent and principles of this

Section 4 (which are to place the Holder in a position as nearly equal as possible to the position the Holder would have occupied had the Holder purchased shares of Common Stock on the date hereof) then, in each such case, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company) to give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this
Section 4, necessary to preserve, without dilution, the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holders and will make the adjustments described therein; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 4.

5. NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF EXPIRATION

   (a) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

   (b) The Company shall deliver to each Holder of Warrants on or before six months prior to the tenth anniversary of the Original Issue Date, but no earlier than nine months prior to the tenth anniversary of the Original Issue Date, advance notice of such tenth anniversary and of the anticipated Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

   From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

   7.1 Notices of Corporate Actions.

     In case:

       (a) the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 4; or

        (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

       (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

       (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

       (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all Holders of Warrants at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7.1.

   7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

   7.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8. TRANSFER RESTRICTIONS

   The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

   8.1 Restrictions on Transfers. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated or otherwise disposed of or encumbered except in compliance with the provisions of the Securities Act, the rules and regulations thereunder and this Warrant. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Company determines that, or the Holder delivers to the Company an Opinion of Counsel to the effect that, such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

   8.2 Restrictive Legends.

     (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT AND THE RULES AND REGULATIONS THEREUNDER."

      (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

    "NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT."

   8.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section
8.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2(a) and (b) shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 8.1 shall terminate as to this Warrant, as herein above provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant with no restrictive legend, and none of the Warrants issued upon registration of transfer, division or combination of, or in substitution for, such Warrant or Warrants shall have any similar restrictive legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as herein above provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).

9. LOSS OR MUTILATION

   Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10. OFFICE OF THE COMPANY

   As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 9933 Woods Drive, Skokie, Illinois 60077. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten (10) Business Days prior to the effective date of such change.

11. FINANCIAL AND BUSINESS INFORMATION

   If at any time prior to the Expiration Date, the Company is not required to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall furnish to Holders of Warrants the following:

   (a) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments and the absence of footnote disclosure, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include an analysis of the operations of the Company and its Subsidiaries for such period.

   (b) Annual Reports. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 11(b).

   (c) Miscellaneous. Promptly upon becoming available, each of the following:

     (i) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

     (ii) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

     (iii) upon request, any other routinely collected financial or other information available to management of the Company or its Subsidiaries (including, without limitation, routinely collected statistical data).

   The Company shall comply with any written request from any Holder that the Company not provide such Holder with any of the foregoing information for any period of time.

12. DILUTION FEE

   In the event any dividends are declared with respect to the Common Stock, the Holder of this Warrant as of the record date established by the Board of Directors for such dividend shall be entitled to receive as a dilution fee (the "Dilution Fee") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such Holder would have received had this Warrant been exercised for purchase of Common Stock immediately prior to the record date of such dividend, such Dilution Fee to be payable on the payment date of the dividend established by the Board of Directors (the "Dilution Fee Payment Date"). The record date for any such Dilution Fee shall be the record date for the applicable dividend, and any such Dilution Fee shall be payable to the persons in whose name this Warrant is registered at the close of business on the applicable record date.

13. MISCELLANEOUS

   13.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such person.

   13.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or by reputable air courier service with tracking capability and charges prepaid or by facsimile, addressed as follows:

     (a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

     (b) if to the Company, at the Designated Office;

   or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

   13.3 Indemnification. If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the Holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such Holder and
(b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

   13.4 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

   13.5 Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

   13.6 Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

   13.7 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holder thereof.

   13.8 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

   13.9 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

   13.10 GOVERNING LAW; JURISDICTION. (a) IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

   (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 13.2, SUCH SERVICE TO BECOME EFFECTIVE SEVEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS WARRANT TO SERVE PROCESS IN ANY OF THE MATTERS PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER

IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

   (c) THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT HERETO.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

                                          Peapod, Inc.

                                          By: /s/ Andrew B. Parkinson
                                              ----------------------------------
                                              Name: Andrew B. Parkinson
                                              Title: Chairman

Attest:

By: /s/ Dan Rabinowitz
    ---------------------------------
    Name: Dan Rabinowitz
    Title: Secretary

                                    ANNEX A

                               SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrant]

   The undersigned Holder of this Warrant irrevocably exercises this Warrant
for the purchase of        shares Common Stock of Peapod, Inc. and herewith
makes payment of the Warrant Price as follows (check one or more of the following):

  [_]by delivery herewith of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company;

  [_]hereby instructs the Company to withhold a number of shares of Warrant
     Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price;

  [_]herewith surrenders to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price; or

  [_]herewith surrenders to the Company dividends due and owing by the Company to the Holder equal to such Warrant Price; or

  [_]by providing to the Company goods or services with a fair value equal to such Warrant Price;

all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued
in the name of and delivered to                    whose address is
               and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                          _____________________________________
                                          (Name of Registered Owner)


                                          _____________________________________
                                          (Signature of Registered Owner)


                                          _____________________________________
                                          (Street Address)


                                          _____________________________________
                                          (City)  (State)  (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX B

                                ASSIGNMENT FORM

   FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

      Name and
      Address
      of         No. of Shares of
      Assignee     Common Stock
      --------   ----------------


and does hereby irrevocably constitute and appoint              attorney-in-
fact to register such transfer onto the books of Peapod, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated: ______________________________     Print Name:

                                          _____________________________________

                                          Signature: __________________________

                                          Witness: ____________________________

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                         Annex K

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    WARRANT

                          to Purchase Common Stock of

                                 PEAPOD, INC.,
                             a Delaware corporation

                               ----------------

                                Warrant No. B-2

                      Original Issue Date: April 14, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.

                                Warrant No. B-2

                                    WARRANT

                 TO PURCHASE 3,566,667 SHARES OF COMMON STOCK
                          (SUBJECT TO ADJUSTMENT) OF

                                 PEAPOD, INC.

   THIS IS TO CERTIFY THAT KONINKLIJKE AHOLD N.V., (the "Purchaser") or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from Peapod, Inc., a Delaware corporation (the "Company"), 3,566,667 shares of the Common Stock of the Company (subject to adjustment as provided herein), at a purchase price per share equal to $3.00 (the initial "Exercise Price"), subject to adjustment as provided herein.

1. DEFINITIONS

   As used in this Warrant (including the Subscription Form), the following terms have the respective meanings set forth below:

   "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, shall include (a) in the case of a person who is an individual, (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i), and (b) any person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified person. For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Warrant, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

   "After-Tax Basis" when referring to a payment that is required hereunder (the "target amount"), shall mean a total payment (the "total amount") that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.

   "Agreed Rate" shall mean the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate.

   "Appraisal Procedure" if applicable, shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith by the Board of Directors; provided, however, that if the Majority Warrant Holders disagree with such valuation amount within a reasonable period of time (not to exceed twenty (20) days after notice thereof) the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Majority Warrant Holders. If the Board of Directors and the Majority Warrant Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and the Majority Warrant Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Majority Warrant Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Majority Warrant Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Majority Warrant Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

   "Appraised Value" per share of Common Stock as of a date specified herein shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing selected jointly by the Majority Warrant Holders and the Company. If the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Majority Warrant Holders), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected Holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and
(B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants,
(iii) the fact that the Warrants or Warrant Stock may constitute "restricted securities" for securities law purposes, (iv) the existence of any call option or (v) any other grounds.

   "Book Value" per share of Common Stock as of a date specified herein shall mean the consolidated book value of the Company and its Subsidiaries as of such date divided by the number of shares of Common Stock Outstanding on such date. Such book value shall be determined in accordance with GAAP, except that there shall be no reduction in such book value by reason of any amount that may be required either as an offset to or reserve against retained earnings or as a deduction from book value as a result of the issuance, existence, anticipated exercise of, or anticipated cost to the Company of the repurchase of, any of the Warrants.

   "Business Day" shall mean a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

   "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

   "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include
(i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.6 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 hereof.

   "Company" shall mean Peapod, Inc., a Delaware corporation, and any successor corporation.

   "Current Market Price" shall mean as of any specified date the average of the Daily Market Price of one share of the Common Stock for the shorter of (x) the 10 consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement by the Company of any event giving rise to an adjustment of the Exercise Price pursuant to Section 4 below and ending on such date.

   "Daily Market Price" shall mean, with respect to one share of Common Stock and for any Business Day: (i) if the Common Stock is then listed on a national securities exchange or is authorized for quotation on NASDAQ and is designated as a National Market System security, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or authorized for quotation, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

   "Designated Office" shall have the meaning set forth in Section 10 hereof.

   "Dilution Fee" shall have the meaning set forth in Section 12 hereof.

   "Dilution Fee Payment Date" shall have the meaning set forth in Section 12 hereof.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "Excluded Securities" shall have the meaning set forth in Section 4.11 hereof.

   "Exercise Date" shall have the meaning set forth in Section 2.1 hereof.

   "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

   "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

   "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant, as adjusted from time to time pursuant to Sections 2.4 and 4 hereof.

   "Expiration Date" shall mean the tenth anniversary of the Original Issue
Date.

   "Fair Value" per share of Common Stock as of any specified date shall mean
(A) if the Common Stock is publicly traded on such date, the Current Market Price per share or (B) if the Common Stock is not publicly traded on such date, (1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if the Majority Warrant Holders object in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.

   "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

   "Holder" shall mean (a) with respect to this Warrant, the person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

   "HSR Approval" shall mean the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts applicable to the issuance of Series B Preferred Stock as contemplated by the Purchase Agreement.

   "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

   "Majority Warrant Holders" shall mean, with respect to a given determination, the Holders of Warrants, the holders of the Previously Issued Warrants and the holders of the Warrants (Preferred Stock) representing the right to acquire more than fifty percent (50%) of the Common Stock underlying all of the then outstanding Warrants, the Previously Issued Warrants and the Warrants (Preferred Stock).

   "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

   "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

   "Opinion of Counsel" shall mean a written opinion of outside counsel experienced in Securities Act matters chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

   "Original Issue Date" shall mean the date on which this Warrant was issued, as set forth on the cover page of this Warrant.

   "Outside Date" shall mean the date that is one hundred and twenty (120) days after the date hereof or, if the Holder exercises this Warrant or the Warrants (Preferred Stock) and as a direct result of such exercise, the Stockholders Meeting (as defined in the Purchase Agreement) is delayed, one hundred and twenty (120) days plus the number of days of such delay after the date hereof.

   "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

   "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Preferred Stock" shall mean convertible preferred stock of the Company.

   "Previously Issued Warrants" shall mean the Warrant dated April 10, 2000 issued by the Company to the Purchaser, and all warrants issued upon transfer, division or combination of, or in substitution for, such warrant or any other such warrant.

   "Purchase Agreement" shall mean the Purchase Agreement, dated as of April 14, 2000, by and between the Company and the Purchaser.

   "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   "Series B Preferred Stock" shall mean the Series B Preferred Stock to be authorized pursuant to the Certificate of Designation in the form attached as
Exhibit I to the Purchase Agreement.

   "Share Withholding Option" shall have the meaning set forth in Section 2.1(c) hereof.

   "Stockholder Approval" shall mean the approval by the Company's stockholders of the issuance of the shares of Series B Preferred Stock and the Warrants, and the other transactions contemplated pursuant to the Purchase Agreement.

   "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest,
(ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

   "Subsidiary" shall mean a subsidiary of the Company.

   "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

   "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of all or a portion of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

   "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which they may be exercised and their date of issuance.

   "Warrants (Preferred Stock)" shall mean the Warrant (Preferred Stock) issued by the Company to the Purchaser pursuant to the Purchase Agreement, and all warrants issued upon transfer, division or combination of, or in substitution for, such warrant or any other such warrant.

   "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2. EXERCISE OF WARRANT

   2.1 Manner of Exercise. (a) From and after the Original Issue Date and until 5:00 P.M., New York time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price in accordance with Section 2.1(c) (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

   (b) Upon receipt by the Company of such Exercise Notice, Warrant and payment (if applicable), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to Section 8 below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised, and such stock certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the shares evidenced by such stock certificate or certificates for all purposes, as of the Exercise Date.

   (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price (the "Share Withholding Option"), (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price, (iv) by surrendering to the Company dividends due and owing by the Company to the Holder equal to such Warrant Price, or (v) by providing to the Company goods or services with a fair value as specified in any contract pursuant to which such goods or services are provided or, if not specified, as determined by the Board of Directors equal to such Warrant Price (or if the Majority Warrant Holders object in writing to such determination within thirty (30) days after receiving notice of same, as determined by an independent expert of national recognition in the relevant industry, which expert shall be reasonably acceptable to the Board of Directors and the Majority Warrant Holders, and if the Board of Directors and the Majority Warrant Holders are unable to agree upon an acceptable independent expert within ten (10) days after the date either party proposed that one be selected, the independent expert will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction)). In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Fair Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section
2.3 hereof.

   (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Common Stock in the name of any person who acquired this Warrant (or part hereof) or any shares of Warrant Stock otherwise than in accordance with this Warrant.

   (e) All Warrants delivered for exercise shall be canceled by the Company.

   (f) On the date of exercise of the Warrants the Company shall use commercially reasonable efforts to satisfy all the conditions set forth in
Section 7.2 of the Purchase Agreement other than the condition set forth in
Section 7.2(n), provided that if the Company shall have used its commercially reasonable efforts to satisfy such conditions and such conditions shall not have been satisfied, the Holder shall have no rights or remedies arising as a result of such failure.

   2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all issuance, transfer, stamp and other similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor on an After-Tax Basis. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any Transfer involved in the issue and delivery of shares of Common Stock issuable upon exercise of this Warrant in a name other than that of the Holder of the Warrants to be exercised, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

   2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Value.

   2.4 Reduced Exercise Price. On the Outside Date, in the event that the HSR Approval or the Stockholders Approval shall not have been obtained, the Exercise Price shall be reduced to an amount equal to 50% of the Exercise Price in effect immediately prior to the Outside Date.

3. TRANSFER, DIVISION AND COMBINATION

   3.1 Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 in connection with the making of such transfer. Upon such surrender and delivery and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

   3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant including, without limitation, Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

   3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than pursuant to Section 2.2 hereof) any new Warrant or Warrants required to be issued under this Section 3.

   3.4 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4.  ANTIDILUTION PROVISIONS

   The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

   4.1 Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than shares of Series B Preferred Stock issued to the Purchaser or Excluded Securities, without consideration or for consideration per share less than either (a) the Exercise Price or (b) the Fair Value of the Common Stock, in each case, in effect immediately prior to the issuance of such Common Stock or securities, then such Exercise Price shall forthwith be adjusted to a price equal to the lower of (x) the Exercise Price in effect immediately prior thereto, or (y) the lowest consideration per share for which such shares of Common Stock or such options, rights or convertible or exchangeable securities are issued (plus the additional consideration required to be paid upon exercise, exchange or conversion of such options, rights or convertible or exchangeable securities).

   4.2 Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire (a) any shares of Common Stock for a consideration per share greater than the Fair Value of shares of Common Stock immediately prior to such event, or (b) any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock (other than shares of Series B Preferred Stock issued to the Purchaser that are redeemed according to their terms), or options to purchase or rights to subscribe for such convertible or exchangeable securities, in either case, for a consideration per share of Common Stock for which such options, rights or convertible or exchangeable securities are exercisable, convertible or exchangeable, that is greater than the amount, if any, by which the Fair Value of shares of Common Stock immediately prior to such event exceeds the per share exercise, exchange, subscription, conversion or purchase price applicable to such options, rights or convertible or exchangeable securities, then, in the case of (a) or (b), the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

      (i) the Exercise Price in effect immediately prior to such event, by

       (ii) a fraction of which (x) the denominator shall be the Fair Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

        (A) (1) the product of (a) the number of shares of Common Stock outstanding on a fully-diluted basis and (b) the Fair Value per share of Common Stock, in each case, immediately prior to such event, minus
    (2) the aggregate consideration paid by the Company in such event, by

        (B) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such event, minus the number of shares of Common Stock purchased or acquired, or for which the options, rights or convertible or exchangeable securities acquired were exercisable, convertible or exchangeable.

   For purposes of this Section 4, "fully diluted basis" shall be determined in accordance with the treasury method of GAAP and Section 4.3.

   4.3 Provisions Applicable to Adjustments. For the purposes of any adjustment of an Exercise Price pursuant to Sections 4.1 and 4.2, the following provisions shall be applicable:

      (i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

       (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof as determined in accordance with the Appraisal Procedure.

        (iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for shares of Series B Preferred Stock issued to the Purchaser or options to acquire Excluded Securities:

       (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

       (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and
    (ii) above);

       (C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

       (D) upon the expiration of any such options or the termination of any rights, convertible securities or exchangeable securities, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect at the time of such expiration or termination had such options, rights, convertible securities or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; and

       (E) no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

   4.4 Upon Stock Dividends or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock purchasable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares.

   4.5 Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock purchasable on exercise of each of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

   4.6 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any sale or transfer to another Person of the property of the Company as an entirety or substantially as an entirety, or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, transfer or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation, transfer or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, transfer or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, transfers, or mergers.

   Notwithstanding anything contained in this Agreement to the contrary, in the event that the Company shall effect any of the transactions described in this Section 4.6, each person (other than the Company) which may be required to issue a new Warrant as provided above shall assume by written instrument delivered to, and reasonably satisfactory to, the Majority Warrant Holders (i) the obligations of the Company under this Agreement (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement) and (ii) the obligation to deliver to all Holders such new Warrants as, in accordance with the foregoing provisions of this Section 4.6, such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to the Majority Warrant Holders, stating that this Agreement shall thereafter continue in full force and effect and that the terms hereof (including, without limitation, all of the provisions of this Section 4.6, shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of any of the Warrants or such new Warrant or the exercise of any rights pursuant hereto.

   4.7 Deferral in Certain Circumstances. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares.

   4.8 Other Anti-Dilution Provisions. If the Company has issued or issues any securities on or after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section 4, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

   4.9 Appraisal Procedure. In any case in which the provisions of this
Section 4 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Exercise Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares or cash.

   4.10 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.1, 4.2, 4.4, 4.5 or 4.6, the Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

   4.11 Exceptions. Section 4 shall not apply to (i) any issuance of Common Stock upon exercise of any options or warrants outstanding on April 14, 2000,
(ii) the issuance of shares of Common Stock, in an aggregate amount not to exceed 500,000 shares to McLane Group, L.P., (iii) the issuance of shares of Common Stock, in an aggregate amount not to exceed 2,600,000 shares upon exercise of options or warrants that have been approved by the Board of Directors, or any issuance of such options or warrants, (iv) shares of Common Stock issued pursuant to the Company's current employee stock purchase plan in an amount not to exceed 140,000 shares (the securities referred to in clauses
(i), (ii), (iii) and (iv) being collectively referred to as "Excluded Securities"), (iv) any issuance of Common Stock in an underwritten public offering at a price per share at least equal to the Exercise Price then in effect if the underwriting discount does not exceed 7%, or (v) the issuance of Series B Preferred Stock and Warrants (Preferred Stock) to the Purchaser pursuant to the Purchase Agreement.

   4.12 Notice of Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as herein provided:

      (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 4 and shall prepare a certificate signed by the Company's independent accounting firm, setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or exercise of Warrants; and

       (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders at their last addresses as they shall appear in the stock register.

   4.13 Other Dilutive Events. If any event occurs as to which the provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 4.

5. NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF EXPIRATION

   (a) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

   (b) The Company shall deliver to each Holder of Warrants on or before six months prior to the tenth anniversary of the Original Issue Date, but no earlier than nine months prior to the tenth anniversary of the Original Issue Date, advance notice of such tenth anniversary and of the anticipated Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

   From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

   7.1 Notices of Corporate Actions.

   In case:

      (a) the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 4; or

      (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

      (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all Holders of Warrants at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7.1.

   7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

   7.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8. TRANSFER RESTRICTIONS

   The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

   8.1 Restrictions on Transfers. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated or otherwise disposed of or encumbered except in compliance with the provisions of the Securities Act, the rules and regulations thereunder and this Warrant. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Company determines that, or the Holder delivers to the Company an Opinion of Counsel to the effect that, such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

   8.2 Restrictive Legends.

   (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT AND THE RULES AND REGULATIONS THEREUNDER."

   (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT."

   8.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section
8.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2(a) and (b) shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 8.1 shall terminate as to this Warrant, as herein above provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant with no restrictive legend, and none of the Warrants issued upon registration of transfer, division or combination of, or in substitution for, such Warrant or Warrants shall have any similar restrictive legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as herein above provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).

9. LOSS OR MUTILATION

   Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10. OFFICE OF THE COMPANY

   As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 9933 Woods Drive, Skokie, Illinois 60077. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten (10) Business Days prior to the effective date of such change.

11. FINANCIAL AND BUSINESS INFORMATION

   If at any time prior to the Expiration Date, the Company is not required to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall furnish to Holders of Warrants the following:

     (a) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments and the absence of footnote disclosure, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include an analysis of the operations of the Company and its Subsidiaries for such period.

       (b) Annual Reports. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 11(b).

       (c) Miscellaneous. Promptly upon becoming available, each of the following:

       (i) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

       (ii) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

       (iii) upon request, any other routinely collected financial or other information available to management of the Company or its Subsidiaries (including, without limitation, routinely collected statistical data).

   The Company shall comply with any written request from any Holder that the Company not provide such Holder with any of the foregoing information for any period of time.

12. DILUTION FEE

   In the event any dividends are declared with respect to the Common Stock, as of the record date established by the Board of Directors the Company shall pay the Holder of this Warrant as a dilution fee (the "Dilution Fee") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such Holder would have received had this Warrant been exercised for purchase of Common Stock immediately prior to the record date of such dividend, such Dilution Fee to be payable on the payment date of the dividend established by the Board of Directors (the "Dilution Fee Payment Date"). The record date for any such Dilution Fee shall be the record date for the applicable dividend, and any such Dilution Fee shall be payable to the persons in whose name this Warrant is registered at the close of business on the applicable record date.

13. MISCELLANEOUS

   13.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such person.

   13.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or by reputable air courier service with tracking capability and charges prepaid or by facsimile, addressed as follows:

       (a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

       (b)  if to the Company, at the Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

   13.3 Indemnification. If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the Holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such Holder and
(b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

   13.4 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

   13.5 Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

   13.6 Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

   13.7 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holder thereof.

   13.8 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

   13.9 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

   13.10 GOVERNING LAW; JURISDICTION. (a) IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

    (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 13.2, SUCH SERVICE TO BECOME EFFECTIVE SEVEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS WARRANT TO SERVE PROCESS IN ANY OF THE MATTERS PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

    (c) THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT HERETO.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

                                          Peapod, Inc.

                                                 /s/ Andrew B. Parkinson
                                          By: _________________________________
                                            Name: Andrew B. Parkinson
                                            Title: Chairman

Attest:

         /s/ Dan Rabinowitz
By: _________________________________
  Name: Dan Rabinowitz
  Title: Secretary

                                    ANNEX A

                               SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrant]

   The undersigned Holder of this Warrant irrevocably exercises this Warrant
for the purchase of        shares Common Stock of Peapod, Inc. and herewith
makes payment of the Warrant Price as follows (check one or more of the following):

  [_]by delivery herewith of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company;

  [_]hereby instructs the Company to withhold a number of shares of Warrant
     Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price;

  [_]herewith surrenders to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price;

  [_]herewith surrenders to the Company dividends due and owing by the Company to the Holder equal to such Warrant Price; or

  [_]by providing to the Company goods or services with a fair value equal to such Warrant Price;

all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued
in the name of and delivered to                whose address is
                      and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                          -------------------------------------
                                          (Name of Registered Owner)


                                          -------------------------------------
                                          (Signature of Registered Owner)


                                          -------------------------------------
                                          (Street Address)


                                          -------------------------------------
                                          (City)          (State)   (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX B

                                ASSIGNMENT FORM

   FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and
Address
of        No. of Shares of
Assignee    Common Stock
--------  ----------------


and does hereby irrevocably constitute and appoint attorney-in-fact to register such transfer onto the books of Peapod, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated: Print Name:

                               ----------------

                                          Signature: __________________________

                                          Witness: ____________________________

   NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 1. DEFINITIONS...........................................................   1

 2. EXERCISE OF WARRANT...................................................   8
  2.1  Manner of Exercise.................................................   8
  2.2  Payment of Taxes...................................................  10
  2.3  Fractional Shares..................................................  10
  2.4  Reduced Exercise Price.............................................  11

 3. TRANSFER, DIVISION AND COMBINATION....................................  11
  3.1  Transfer...........................................................  11
  3.2  Division and Combination...........................................  11
  3.3  Expenses...........................................................  11
  3.4  Maintenance of Books...............................................  11

 4. ANTIDILUTION PROVISIONS...............................................  11
  4.1  Upon Issuance of Common Stock......................................  12
  4.2  Upon Acquisition of Common Stock...................................  12
  4.3  Provisions Applicable to Adjustments...............................  13
  4.4  Upon Stock Dividends or Splits.....................................  14
  4.5  Upon Combinations..................................................  15
  4.6  Upon Reclassifications, Reorganizations, Consolidations or Mergers.  15
  4.7  Deferral in Certain Circumstances..................................  16
  4.8  Other Anti-Dilution Provisions.....................................  16
  4.9  Appraisal Procedure................................................  16
  4.10 Adjustment of Number of Shares Purchasable.........................  16
  4.11 Exceptions.........................................................  17
  4.12 Notice of Adjustment of Exercise Price.............................  17
  4.13 Other Dilutive Events..............................................  17

 5. NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF
     EXPIRATION...........................................................  18

 6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
     APPROVAL OF ANY GOVERNMENTAL AUTHORITY...............................  18

 7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS.........  19
  7.1  Notices of Corporate Actions.......................................  19
  7.2  Taking of Record...................................................  20
  7.3  Closing of Transfer Books..........................................  20

 8. TRANSFER RESTRICTIONS.................................................  20
  8.1  Restrictions on Transfers..........................................  20
  8.2  Restrictive Legends................................................  21
  8.3  Termination of Securities Law Restrictions.........................  21

 9. LOSS OR MUTILATION....................................................  22

10. OFFICE OF THE COMPANY.................................................  22

11. FINANCIAL AND BUSINESS INFORMATION....................................  22

12. DILUTION FEE..........................................................  23

                                                                            Page
                                                                            ----
13. MISCELLANEOUS..........................................................  24
  13.1  Nonwaiver..........................................................  24
  13.2  Notice Generally...................................................  24
  13.3  Indemnification....................................................  24
  13.4  Limitation of Liability............................................  25
  13.5  Remedies...........................................................  25
  13.6  Successors and Assigns.............................................  25
  13.7  Amendment..........................................................  25
  13.8  Severability.......................................................  25
  13.9  Headings...........................................................  26
  13.10 GOVERNING LAW; JURISDICTION........................................  26

ANNEX A SUBSCRIPTION FORM

ANNEX B ASSIGNMENT FORM

                                                                         Annex L

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    WARRANT

                          to Purchase Common Stock of

                                 PEAPOD, INC.,
                             a Delaware corporation

                               ----------------

                                Warrant No. [  ]

                      Original Issue Date: [      ], 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
  1. DEFINITIONS.........................................................    1

  2. EXERCISE OF WARRANT.................................................    6
     2.1 Manner of Exercise..............................................    6
     2.2 Payment of Taxes................................................    7
     2.3 Fractional Shares...............................................    7
     2.4 Reduced Exercise Price..........................................    7

  3. TRANSFER, DIVISION AND COMBINATION..................................    7
     3.1 Transfer........................................................    7
     3.2 Division and Combination........................................    8
     3.3 Expenses........................................................    8
     3.4 Maintenance of Books............................................    8

  4. ANTIDILUTION PROVISIONS.............................................    8
     4.1 Upon Issuance of Common Stock...................................    8
     4.2 Upon Acquisition of Common Stock................................    8
     4.3 Provisions Applicable to Adjustments............................    9
     4.4 Upon Stock Dividends or Splits..................................   10
     4.5 Upon Combinations...............................................   10
           4.6 Upon Reclassifications, Reorganizations, Consolidations or
     Mergers.............................................................   10
     4.7 Deferral in Certain Circumstances...............................   11
     4.8 Other Anti-Dilution Provisions..................................   11
     4.9 Appraisal Procedure.............................................   11
     4.10 Adjustment of Number of Shares Purchasable.....................   11
     4.11 Exceptions.....................................................   11
     4.12 Notice of Adjustment of Exercise Price.........................   11
     4.13 Other Dilutive Events..........................................   12

  5. NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF
      EXPIRATION.........................................................   12

  6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR
      APPROVAL OF ANY GOVERNMENTAL AUTHORITY.............................   12

  7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS.......   13
     7.1 Notices of Corporate Actions....................................   13
     7.2 Taking of Record................................................   13
     7.3 Closing of Transfer Books.......................................   13

  8. TRANSFER RESTRICTIONS...............................................   14
     8.1 Restrictions on Transfers.......................................   14
     8.2 Restrictive Legends.............................................   14
     8.3 Termination of Securities Law Restrictions......................   14

  9. LOSS OR MUTILATION..................................................   15

 10. OFFICE OF THE COMPANY...............................................   15

 11. FINANCIAL AND BUSINESS INFORMATION..................................   15

 12. DILUTION FEE........................................................   16

                                                                            Page
                                                                            ----
 13. MISCELLANEOUS........................................................   16
     13.1 Nonwaiver.......................................................   16
     13.2 Notice Generally................................................   16
     13.3 Indemnification.................................................   16
     13.4 Limitation of Liability.........................................   16
     13.5 Remedies........................................................   17
     13.6 Successors and Assigns..........................................   17
     13.7 Amendment.......................................................   17
     13.8 Severability....................................................   17
     13.9 Headings........................................................   17
     13.10 GOVERNING LAW; JURISDICTION....................................   17

 ANNEX A SUBSCRIPTION FORM

 ANNEX B ASSIGNMENT FORM

   NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT.

                              Warrant No. [     ]

                                    WARRANT

                 TO PURCHASE 32,894,270 SHARES OF COMMON STOCK
                          (SUBJECT TO ADJUSTMENT) OF

                                 PEAPOD, INC.

   THIS IS TO CERTIFY THAT KONINKLIJKE AHOLD N.V., (the "Purchaser") or its registered assigns, is entitled, at any time prior to the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from Peapod, Inc., a Delaware corporation (the "Company"), 32,894,270 shares of the Common Stock of the Company (subject to adjustment as provided herein), at a purchase price per share equal to $3.75 (the initial "Exercise Price"), subject to adjustment as provided herein.

1. DEFINITIONS

   As used in this Warrant (including the Subscription Form), the following terms have the respective meanings set forth below:

   "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, shall include (a) in the case of a person who is an individual, (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i), and (b) any person that directly or indirectly owns more than 5% of any class of capital stock or other interest of such specified person. For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Warrant, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

   "After-Tax Basis" when referring to a payment that is required hereunder (the "target amount"), shall mean a total payment (the "total amount") that, after deduction of all federal, state and local taxes that are required to be paid by the recipient in respect of the receipt or accrual of such total amount, is equal to the target amount.

   "Agreed Rate" shall mean the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate.

   "Appraisal Procedure" if applicable, shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith by the Board of Directors; provided, however, that if the Majority Warrant Holders disagree with such valuation amount within a reasonable period of time (not to exceed twenty (20) days after notice thereof) the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Majority Warrant Holders. If the Board of Directors and the Majority Warrant Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Board of Directors and the Majority Warrant Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Majority Warrant Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Majority Warrant Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Majority Warrant Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

   "Appraised Value" per share of Common Stock as of a date specified herein shall mean the value of such a share as of such date as determined by an investment bank of nationally recognized standing selected jointly by the Majority Warrant Holders and the Company. If the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Majority Warrant Holders), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and all affected Holders of Warrants or Warrant Stock. Such Appraised Value shall be determined as a pro rata portion of the value of the Company taken as a whole, based on the higher of (A) the value derived from a hypothetical sale of the entire Company as a going concern by a willing seller to a willing buyer (neither acting under any compulsion) and
(B) the liquidation value of the entire Company. No discount shall be applied on account of (i) any Warrants or Warrant Stock representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants,
(iii) the fact that the Warrants or Warrant Stock may constitute "restricted securities" for securities law purposes, (iv) the existence of any call option or (v) any other grounds.

   "Book Value" per share of Common Stock as of a date specified herein shall mean the consolidated book value of the Company and its Subsidiaries as of such date divided by the number of shares of Common Stock Outstanding on such date. Such book value shall be determined in accordance with GAAP, except that there shall be no reduction in such book value by reason of any amount that may be required either as an offset to or reserve against retained earnings or as a deduction from book value as a result of the issuance, existence, anticipated exercise of, or anticipated cost to the Company of the repurchase of, any of the Warrants.

   "Business Day" shall mean a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

   "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

   "Common Stock" shall mean the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include
(i) capital stock of the Company of any other class (regardless of how denominated) issued to the holders of shares of any Common Stock upon any reclassification thereof which is also not preferred as to dividends or liquidation over any other class of stock of the Company and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.6 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 hereof.

   "Company" shall mean Peapod, Inc., a Delaware corporation, and any successor corporation.

   "Current Market Price" shall mean as of any specified date the average of the Daily Market Price of one share of the Common Stock for the shorter of (x) the 10 consecutive Business Days immediately preceding such date or (y) the period commencing on the Business Day next following the first public announcement by the Company of any event giving rise to an adjustment of the Exercise Price pursuant to Section 4 below and ending on such date.

   "Daily Market Price" shall mean, with respect to one share of Common Stock and for any Business Day: (i) if the Common Stock is then listed on a national securities exchange or is authorized for quotation on NASDAQ and is designated as a National Market System security, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or authorized for quotation, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

   "Designated Office" shall have the meaning set forth in Section 10 hereof.

   "Dilution Fee" shall have the meaning set forth in Section 12 hereof.

   "Dilution Fee Payment Date" shall have the meaning set forth in Section 12 hereof.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "Excluded Securities" shall have the meaning set forth in Section 4.11 hereof.

   "Exercise Date" shall have the meaning set forth in Section 2.1 hereof.

   "Exercise Notice" shall have the meaning set forth in Section 2.1 hereof.

   "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

   "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, the initial Exercise Price set forth in the preamble of this Warrant, as adjusted from time to time pursuant to Sections 2.4 and 4 hereof.

   "Expiration Date" shall mean the tenth anniversary of the Original Issue
Date.

   "Fair Value" per share of Common Stock as of any specified date shall mean
(A) if the Common Stock is publicly traded on such date, the Current Market Price per share or (B) if the Common Stock is not publicly traded on such date, (1) the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice to each Holder or (2) if the Majority Warrant Holders object in writing to such price as determined by the Board of Directors within thirty (30) days after receiving notice of same, the Appraised Value per share as of such date.

   "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

   "Holder" shall mean (a) with respect to this Warrant, the person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose and (b) with respect to any other Warrant or shares of Warrant Stock, the person in whose name such Warrant or Warrant Stock is registered on the books of the Company maintained for such purpose.

   "HSR Approval" shall mean the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts applicable to the issuance of Series B Preferred Stock as contemplated by the Purchase Agreement.

   "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

   "Majority Warrant Holders" shall mean, with respect to a given determination, the Holders of Warrants, the holders of the Previously Issued Warrants and the holders of the Warrants (Credit Agreement) representing the right to acquire more than fifty percent (50%) of the Common Stock underlying all of the then outstanding Warrants, the Previously Issued Warrants and the Warrants (Credit Agreement).

   "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor corporation thereto.

   "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

   "Opinion of Counsel" shall mean a written opinion of outside counsel experienced in Securities Act matters chosen by the Holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

   "Original Issue Date" shall mean the date on which this Warrant was issued, as set forth on the cover page of this Warrant.

   "Outside Date" shall mean the date that is one hundred and twenty (120) days after the date hereof or, if the Holder exercises this Warrant or the Warrants (Credit Agreement) and as a direct result of such exercise, the Stockholders Meeting (as defined in the Purchase Agreement) is delayed, one hundred and twenty (120) days plus the number of days of such delay after the date hereof.

   "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

   "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Preferred Stock" shall mean convertible preferred stock of the Company.

   "Previously Issued Warrants" shall mean the Warrant dated April 10, 2000 issued by the Company to the Purchaser, and all warrants issued upon transfer, division or combination of, or in substitution for, such warrant or any other such warrant.

   "Purchase Agreement" shall mean the Purchase Agreement, dated as of April 14, 2000, by and between the Company and the Purchaser.

   "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 8.2(a) hereof.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   "Series B Preferred Stock" shall mean the Series B Preferred Stock to be authorized pursuant to the Certificate of Designation in the form attached as
Exhibit I to the Purchase Agreement.

   "Share Withholding Option" shall have the meaning set forth in Section 2.1(c) hereof.

   "Stockholder Approval" shall mean the approval by the Company's stockholders of the issuance of the shares of Series B Preferred Stock and the Warrants, and the other transactions contemplated pursuant to the Purchase Agreement.

   "subsidiary" shall mean, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest,
(ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

   "Subsidiary" shall mean a subsidiary of the Company.

   "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest therein, which would constitute a "sale" thereof or a transfer of a beneficial interest therein within the meaning of the Securities Act.

   "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of all or a portion of this Warrant pursuant to Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

   "Warrants" shall mean this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which they may be exercised and their date of issuance.

   "Warrants (Credit Agreement)" shall mean the Warrant (Credit Agreement) issued by the Company to the Purchaser pursuant to the Purchase Agreement, and all warrants issued upon transfer, division or combination of, or in substitution for, such warrant or any other such warrant.

   "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants.

2. EXERCISE OF WARRANT

   2.1 Manner of Exercise. (a) From and after the Original Issue Date and until 5:00 P.M., New York time, on the Expiration Date, the Holder of this Warrant may from time to time exercise this Warrant, on any Business Day, for all or any part of the number of shares of Common Stock purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall (i) deliver to the Company at its Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (ii) pay to the Company the Warrant Price in accordance with Section 2.1(c) (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form appearing at the end of this Warrant as Annex A, duly executed by the Holder or its duly authorized agent or attorney.

   (b) Upon receipt by the Company of such Exercise Notice, Warrant and payment (if applicable), the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or, subject to Section 8 below, such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised, and such stock certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the shares evidenced by such stock certificate or certificates for all purposes, as of the Exercise Date.

   (c) Payment of the Warrant Price shall be made at the option of the Holder by one or more of the following methods: (i) by delivery of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company, (ii) by instructing the Company to withhold a number of shares of Warrant Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price (the "Share Withholding Option"), (iii) by surrendering to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price, (iv) by surrendering to the Company dividends due and owing by the Company to the Holder equal to such Warrant Price, or (v) by providing to the Company goods or services with a fair value as specified in any contract pursuant to which such goods or services are provided or, if not specified, as determined by the Board of Directors equal to such Warrant Price (or if the Majority Warrant Holders object in writing to such determination within thirty (30) days after receiving notice of same, as determined by an independent expert of national recognition in the relevant industry, which expert shall be reasonably acceptable to the Board of Directors and the Majority Warrant Holders, and if the Board of Directors and the Majority Warrant Holders are unable to agree upon an acceptable independent expert within ten (10) days after the date either party proposed that one be selected, the independent expert will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction)). In the event of any withholding of Warrant Stock or surrender of Common Stock pursuant to clause (ii) or (iii) above where the number of shares whose Fair Value is equal to the Warrant Price is not a whole number, the number of shares withheld by or surrendered to the Company shall be rounded up to the nearest whole share and the Company shall make a cash payment to the Holder based on the incremental fraction of a share being so withheld by or surrendered to the Company in an amount determined in accordance with Section
2.3 hereof.

   (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Common Stock called for by this Warrant. Such new Warrant shall in all other respects be identical to this Warrant. Notwithstanding any provision herein to the contrary, the Company shall not be required to register shares of Common Stock in the name of any person who acquired this Warrant (or part hereof) or any shares of Warrant Stock otherwise than in accordance with this Warrant.

   (e) All Warrants delivered for exercise shall be canceled by the Company.

   (f) On the date of exercise of the Warrants the Company shall use commercially reasonable efforts to satisfy all the conditions set forth in
Section 7.2 of the Purchase Agreement other than the condition set forth in
Section 7.2(n), provided that if the Company shall have used its commercially reasonable efforts to satisfy such conditions and such conditions shall not have been satisfied, the Holder shall have no rights or remedies arising as a result of such failure.

   2.2 Payment of Taxes. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder). The Company shall pay all expenses in connection with, and all issuance, transfer, stamp and other similar taxes and other governmental charges that may be imposed with respect to, the issue or delivery thereof, unless such tax or charge is imposed by law upon the Holder, in which case such taxes or charges shall be paid by the Holder and the Company shall reimburse the Holder therefor on an After-Tax Basis. The Company shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any Transfer involved in the issue and delivery of shares of Common Stock issuable upon exercise of this Warrant in a name other than that of the Holder of the Warrants to be exercised, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

   2.3 Fractional Shares. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay to such Holder an amount in cash equal to such fraction multiplied by the Fair Value.

   2.4 Reduced Exercise Price. On the Outside Date, in the event that the HSR Approval or the Stockholders Approval shall not have been obtained, the Exercise Price shall be reduced to an amount equal to 50% of the Exercise Price in effect immediately prior to the Outside Date.

3. TRANSFER, DIVISION AND COMBINATION

   3.1 Transfer. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form of Annex B hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes described in Section 2.2 in connection with the making of such transfer. Upon such surrender and delivery and, if required, such payment, the Company shall, subject to Section 8, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

   3.2 Division and Combination. Subject to compliance with the applicable provisions of this Warrant including, without limitation, Section 8, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

   3.3 Expenses. The Company shall prepare, issue and deliver at its own expense (other than pursuant to Section 2.2 hereof) any new Warrant or Warrants required to be issued under this Section 3.

   3.4 Maintenance of Books. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4. ANTIDILUTION PROVISIONS

   The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

   4.1 Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after the Original Issuance Date, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than shares of Series B Preferred Stock issued to the Purchaser or Excluded Securities, without consideration or for consideration per share less than either (a) the Exercise Price or (b) the Fair Value of the Common Stock, in each case, in effect immediately prior to the issuance of such Common Stock or securities, then such Exercise Price shall forthwith be adjusted to a price equal to the lower of (x) the Exercise Price in effect immediately prior thereto, or (y) the lowest consideration per share for which such shares of Common Stock or such options, rights or convertible or exchangeable securities are issued (plus the additional consideration required to be paid upon exercise, exchange or conversion of such options, rights or convertible or exchangeable securities).

   4.2 Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after the Original Issuance Date, directly or indirectly, redeem, purchase or otherwise acquire (a) any shares of Common Stock for a consideration per share greater than the Fair Value of shares of Common Stock immediately prior to such event, or (b) any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock (other than shares of Series B Preferred Stock issued to the Purchaser that are redeemed according to their terms), or options to purchase or rights to subscribe for such convertible or exchangeable securities, in either case, for a consideration per share of Common Stock for which such options, rights or convertible or exchangeable securities are exercisable, convertible or exchangeable, that is greater than the amount, if any, by which the Fair Value of shares of Common Stock immediately prior to such event exceeds the per share exercise, exchange, subscription, conversion or purchase price applicable to such options, rights or convertible or exchangeable securities, then, in the case of (a) or (b), the Exercise Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

     (i) the Exercise Price in effect immediately prior to such event, by

     (ii) a fraction of which (x) the denominator shall be the Fair Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

       (A) (1) the product of (a) the number of shares of Common Stock outstanding on a fully-diluted basis and (b) the Fair Value per share of Common Stock, in each case, immediately prior to such event, minus
    (2) the aggregate consideration paid by the Company in such event, by

       (B) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such event, minus the number of shares of Common Stock purchased or acquired, or for which the options, rights or convertible or exchangeable securities acquired were exercisable, convertible or exchangeable.

   For purposes of this Section 4, "fully diluted basis" shall be determined in accordance with the treasury method of GAAP and Section 4.3.

   4.3 Provisions Applicable to Adjustments. For the purposes of any adjustment of an Exercise Price pursuant to Sections 4.1 and 4.2, the following provisions shall be applicable:

     (i) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

     (ii) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Value thereof as determined in accordance with the Appraisal Procedure.

     (iii) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for shares of Series B Preferred Stock issued to the Purchaser or options to acquire Excluded Securities:

       (A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (i) and (ii) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

       (B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (i) and
    (ii) above);

       (C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the antidilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

       (D) upon the expiration of any such options or the termination of any rights, convertible securities or exchangeable securities, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect at the time of such expiration or termination had such options, rights, convertible securities or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; and

       (E) no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

   4.4 Upon Stock Dividends or Splits. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock purchasable on exercise of the Warrants shall be increased in proportion to such increase in outstanding shares.

   4.5 Upon Combinations. If, at any time after the Original Issuance Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock purchasable on exercise of each of the Warrants shall be decreased in proportion to such decrease in outstanding shares.

   4.6 Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any sale or transfer to another Person of the property of the Company as an entirety or substantially as an entirety, or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each Warrant shall after such reorganization, reclassification, consolidation, transfer or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation, transfer or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon exercise of such Warrant would have been entitled upon such reorganization, reclassification, consolidation, transfer or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, transfers, or mergers.

   Notwithstanding anything contained in this Agreement to the contrary, in the event that the Company shall effect any of the transactions described in this Section 4.6, each person (other than the Company) which may be required to issue a new Warrant as provided above shall assume by written instrument delivered to, and reasonably satisfactory to, the Majority Warrant Holders (i) the obligations of the Company under this Agreement (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Agreement) and (ii) the obligation to deliver to all Holders such new Warrants as, in accordance with the foregoing provisions of this Section 4.6, such Holders may be entitled to receive, and such Person shall have similarly delivered to such Holders an opinion of counsel for such Person, which counsel shall be reasonably satisfactory to the Majority Warrant Holders, stating that this Agreement shall thereafter continue in full force and effect and that the terms hereof (including, without limitation, all of the provisions of this Section 4.6, shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any exercise of any of the Warrants or such new Warrant or the exercise of any rights pursuant hereto.

   4.7 Deferral in Certain Circumstances. In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event issuing to the Holder of any Warrant exercised after such record date and before the occurrence of such event the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustments; provided, however, that the Company shall deliver to such Holder an appropriate instrument or due bills evidencing such Holder's right to receive such additional shares.

   4.8 Other Anti-Dilution Provisions. If the Company has issued or issues any securities on or after the Original Issuance Date containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this
Section 4, such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Warrant and, to the extent inconsistent with any provision of this Warrant, shall be deemed to be substituted therefor.

   4.9 Appraisal Procedure. In any case in which the provisions of this
Section 4 shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Exercise Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the Holder of any Warrant exercised after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such exercise by reason of the adjustment required by such event and issuing to such Holder only the shares of capital stock issuable upon such exercise before giving effect to such adjustment and (2) paying to such Holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 2.3 above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares or cash.

   4.10 Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 4.1, 4.2, 4.4, 4.5 or 4.6, the Holders of the Warrants shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

   4.11 Exceptions. Section 4 shall not apply to (i) any issuance of Common Stock upon exercise of any options or warrants outstanding on April 14, 2000,
(ii) the issuance of shares of Common Stock, in an aggregate amount not to exceed 500,000 shares to McLane Group, L.P., (iii) the issuance of shares of Common Stock, in an aggregate amount not to exceed 2,600,000 shares upon exercise of options or warrants that have been approved by the Board of Directors, or any issuance of such options or warrants, (iv) shares of Common Stock issued pursuant to the Company's current employee stock purchase plan in an amount not to exceed 114,000 shares (the securities referred to in clauses
(i), (ii), (iii) and (iv) being collectively referred to as "Excluded Securities"), (iv) any issuance of Common Stock in an underwritten public offering at a price per share at least equal to the Exercise Price then in effect if the underwriting discount does not exceed 7%, or (v) the issuance of Series B Preferred Stock to the Purchaser pursuant to the Purchase Agreement.

   4.12 Notice of Adjustment of Exercise Price. Whenever the Exercise Price is adjusted as herein provided:

     (i) the Company shall compute the adjusted Exercise Price in accordance with this Section 4 and shall prepare a certificate signed by the Company's independent accounting firm, setting forth the adjusted Exercise Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose or exercise of Warrants; and

     (ii) a notice stating that the Exercise Price has been adjusted and setting forth the adjusted Exercise Price shall forthwith be prepared by the Company, and as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all Holders at their last addresses as they shall appear in the stock register.

   4.13 Other Dilutive Events. If any event occurs as to which the provisions of this Section 4 are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the Holders in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 4.

5. NO IMPAIRMENT; REGULATORY COMPLIANCE AND COOPERATION; NOTICE OF EXPIRATION

   (a) The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

   (b) The Company shall deliver to each Holder of Warrants on or before six months prior to the tenth anniversary of the Original Issue Date, but no earlier than nine months prior to the tenth anniversary of the Original Issue Date, advance notice of such tenth anniversary and of the anticipated Expiration Date. If the Company fails to fulfill in a timely manner the notice obligation set forth in the prior sentence, it shall provide such notice as soon as possible thereafter.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

   From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

7. NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

   7.1 Notices of Corporate Actions.

   In case:

     (a) the Company shall take an action or an event shall occur, that would require an Exercise Price adjustment pursuant to Section 4; or

     (b) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class; or

     (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all Holders of Warrants at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of the Warrants. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through (e) of this Section 7.1.

   7.2 Taking of Record. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

   7.3 Closing of Transfer Books. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8. TRANSFER RESTRICTIONS

   The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

   8.1 Restrictions on Transfers. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be transferred, sold, assigned, exchanged, mortgaged, pledged, hypothecated or otherwise disposed of or encumbered except in compliance with the provisions of the Securities Act, the rules and regulations thereunder and this Warrant. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon any such Transfer, other than in a public offering pursuant to an effective registration statement, shall bear the restrictive legend set forth in Section 8.2(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 8.2(b), unless the Company determines that, or the Holder delivers to the Company an Opinion of Counsel to the effect that, such legend is not required for the purposes of compliance with the Securities Act. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

   8.2 Restrictive Legends.

   (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT AND THE RULES AND REGULATIONS THEREUNDER."

   (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "NEITHER THIS WARRANT NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE STOCK ISSUABLE UPON EXERCISE HEREOF MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OF OTHERWISE DISPOSED OF OR ENCUMBERED WITHOUT COMPLIANCE WITH THE PROVISIONS OF, AND ARE OTHERWISE RESTRICTED BY THE PROVISIONS OF, THE ACT, THE RULES AND REGULATIONS THEREUNDER AND THIS WARRANT."

   8.3 Termination of Securities Law Restrictions. Notwithstanding the foregoing provisions of this Section 8, the restrictions imposed by Section
8.1 upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section 8.2(a) and (b) shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the Holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Section 8.1 shall terminate as to this Warrant, as herein above provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant with no restrictive legend, and none of the Warrants issued upon registration of transfer, division or combination of, or in substitution for, such Warrant or Warrants shall have any similar restrictive legend endorsed thereon. Whenever the restrictions imposed by this Section shall terminate as to any share of Restricted Common Stock, as herein above provided, the Holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a).

9. LOSS OR MUTILATION

   Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it (it being understood that the written indemnification agreement of or affidavit of loss of the Holder shall be a sufficient indemnity) and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, however, that, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

10. OFFICE OF THE COMPANY

   As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 9933 Woods Drive, Skokie, Illinois 60077. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered Holders at least ten (10) Business Days prior to the effective date of such change.

11. FINANCIAL AND BUSINESS INFORMATION

   If at any time prior to the Expiration Date, the Company is not required to file reports under Section 13 or 15(d) of the Exchange Act, the Company shall furnish to Holders of Warrants the following:

   (a) Quarterly Reports. As soon as available, but not later than 45 days after the end of each quarterly accounting period, (A) a consolidated balance sheet of the Company as of the end of such period and consolidated statements of income, cash flows and changes in stockholders' equity for such quarterly accounting period and for the period commencing at the end of the previous fiscal year and ending with the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all prepared in accordance with generally accepted accounting principles consistently applied, subject to normal year-end adjustments and the absence of footnote disclosure, and (B) a report by management of the Company of the operating and financial highlights of the Company and its Subsidiaries for such period, which shall include an analysis of the operations of the Company and its Subsidiaries for such period.

   (b) Annual Reports. As soon as available, but not later than 90 days after the end of each fiscal year of the Company, audited consolidated financial statements of the Company, which shall include statements of income, cash flows and changes in stockholders' equity for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the report of a "Big 5" firm of independent certified public accountants selected by the Company's Board of Directors (the "Accountants"). The Company and its Subsidiaries shall maintain a system of accounting sufficient to enable its Accountants to render the report referred to in this Section 11(b).

   (c) Miscellaneous. Promptly upon becoming available, each of the following:

     (i) notification in writing of the existence of any default under any material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of their assets are bound;

     (ii) upon request, copies of all reports prepared for or delivered to the management of the Company or its Subsidiaries by its accountants; and

     (iii) upon request, any other routinely collected financial or other information available to management of the Company or its Subsidiaries (including, without limitation, routinely collected statistical data).

   The Company shall comply with any written request from any Holder that the Company not provide such Holder with any of the foregoing information for any period of time.

12. DILUTION FEE

   In the event any dividends are declared with respect to the Common Stock, as of the record date established by the Board of Directors the Company shall pay the Holder of this Warrant as a dilution fee (the "Dilution Fee") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such Holder would have received had this Warrant been exercised for purchase of Common Stock immediately prior to the record date of such dividend, such Dilution Fee to be payable on the payment date of the dividend established by the Board of Directors (the "Dilution Fee Payment Date"). The record date for any such Dilution Fee shall be the record date for the applicable dividend, and any such Dilution Fee shall be payable to the persons in whose name this Warrant is registered at the close of business on the applicable record date.

13. MISCELLANEOUS

   13.1 Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such person.

   13.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or by reputable air courier service with tracking capability and charges prepaid or by facsimile, addressed as follows:

     (a) if to any Holder of this Warrant or of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose;

     (b) if to the Company, at the Designated Office;

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been sent by Federal Express or another recognized overnight courier service.

   13.3 Indemnification. If the Company fails to make, when due, any payments provided for in this Warrant, the Company shall pay to the Holder hereof (a) interest at the Agreed Rate on any amounts due and owing to such Holder and
(b) such further amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees and expenses incurred by such Holder in collecting any amounts due hereunder. The Company shall indemnify, save and hold harmless the Holder hereof and the Holders of any Warrant Stock issued upon the exercise hereof from and against any and all liability, loss, cost, damage, reasonable attorneys' and accountants' fees and expenses, court costs and all other out-of-pocket expenses incurred in connection with or arising from any default hereunder by the Company. This indemnification provision shall be in addition to the rights of such Holder or Holders to bring an action against the Company for breach of contract based on such default hereunder.

   13.4 Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

   13.5 Remedies. Each Holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

   13.6 Successors and Assigns. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of shares of Warrant Stock issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.

   13.7 Amendment. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the Holder thereof.

   13.8 Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

   13.9 Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

   13.10 GOVERNING LAW; JURISDICTION. (a) IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

   (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS WARRANT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS WARRANT, THE COMPANY HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS PROVIDED PURSUANT TO SECTION 13.2, SUCH SERVICE TO BECOME EFFECTIVE SEVEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER OF THIS WARRANT TO SERVE PROCESS IN ANY OF THE MATTERS PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS WARRANT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

   (c) THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT HERETO.

   IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and its corporate seal to be impressed hereon and attested by its Secretary or an Assistant Secretary.

                                          Peapod, Inc.


                                          By: _________________________________
                                            Name:
                                            Title:

Attest:


By: _________________________________
 Name:
 Title:

                                    ANNEX A

                               SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrant]

   The undersigned Holder of this Warrant irrevocably exercises this Warrant
for the purchase of        shares Common Stock of Peapod, Inc. and herewith
makes payment of the Warrant Price as follows (check one or more of the following):

  [_]by delivery herewith of a certified or official bank check in the amount of such Warrant Price payable to the order of the Company;

  [_]hereby instructs the Company to withhold a number of shares of Warrant
     Stock then issuable upon exercise of this Warrant with an aggregate Fair Value equal to such Warrant Price;

  [_]herewith surrenders to the Company shares of Common Stock previously acquired by the Holder with an aggregate Fair Value equal to such Warrant Price;

  [_]herewith surrenders to the Company dividends due and owing by the Company to the Holder equal to such Warrant Price; or

  [_]by providing to the Company goods or services with a fair value equal to such Warrant Price;

all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued
in the name of and delivered to            whose address is               and,
if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.


                                          _____________________________________
                                          (Name of Registered Owner)


                                          _____________________________________
                                          (Signature of Registered Owner)


                                          _____________________________________
                                          (Street Address)


                                          _____________________________________
                                          (City) (State) (Zip Code)

   NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    ANNEX B

                                ASSIGNMENT FORM

   FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

      Name and
      Address
      of         No. of Shares of
      Assignee     Common Stock
      --------   ----------------

and does hereby irrevocably constitute and appoint attorney-in-fact to register such transfer onto the books of Peapod, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                                    Print Name: _________________________

                                          -------------------------------------

                                          Signature: __________________________

                                          Witness: ____________________________

   NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                        Annex M

                          CERTIFICATE OF DESIGNATIONS
                                      OF
                             SERIES B CONVERTIBLE
                                PREFERRED STOCK
                                      OF
                                 PEAPOD, INC.

                        (Pursuant to Section 151 of the
                       Delaware General Corporation Law)

   PEAPOD, INC., a Delaware corporation (the "Company"), hereby certifies that the following resolution was duly approved and adopted by the Board of Directors of the Company at a meeting duly held on April 13, 2000, which resolution remains in full force and effect on the date hereof:

   RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the provisions of the Amended and Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation") and its Restated By-Laws (the "Bylaws"), and in accordance with Section 151 of the General Corporation Law of the State of Delaware, there is hereby created, out of the 5,000,000 shares of Preferred Stock, par value $0.01 per share, of the Company authorized and unissued in Article Fourth of the Certificate of Incorporation (the "Preferred Stock"), a series of the Preferred Stock consisting of 4,500,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to any powers, designations, preferences and relative, participating, optional or other rights, and any qualifications, limitations and restrictions, set forth in the Certificate of Incorporation which are applicable to the Preferred Stock):

   Section 1. Designation of Amount. The 4,500,000 shares of Preferred Stock shall be designated the "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"), par value $0.01 per share and the authorized number of shares constituting such series shall be 4,500,000.

   Section 2. Certain Definitions,

   Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

   "Additional Dividend Payment Date" shall have the meaning set forth in
Section 3(g).

   "Additional Dividends" shall have the meaning set forth in Section 3(g).

   "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Certificate of Designations, the Purchaser and its Affiliates shall not be deemed Affiliates of the Company.

   "Appraisal Procedure" if applicable, shall mean the following procedure to determine the fair market value, as to any security, for purposes of the definition of "Fair Market Value" or the fair market value, as to any other property (in either case, the "valuation amount"). The valuation amount shall be determined in good faith by the Board of Directors; provided, however, that if the Requisite Holders disagree with such valuation amount within a reasonable period of time (not to exceed twenty (20) days after notice thereof), the valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Board of Directors and the Requisite Holders. If the Board of Directors and the Requisite Holders are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in New York City, New York, selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of its appointment) from a list, jointly prepared by the Board of Directors and the Requisite Holders, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Board of Directors and no more than three may be named by the Requisite Holders. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board of Directors and the Requisite Holders shall submit their respective valuations and other relevant data to the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Requisite Holders and the valuation amount calculated by the investment banking firm. The determination of the final valuation amount by such investment-banking firm shall be final and binding upon the parties. The Company shall pay the fees and expenses of the investment banking firm and arbitrator (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and affiliates.

   "Business Day" shall mean a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

   "Change of Control" shall mean the occurrence of any of the following events:

     (i) the adoption or approval by the Board of Directors of the Company of a plan or proposal relating to the sale or other disposition of all or substantially all of the assets of the Company;

     (ii) the adoption or approval by the Board of Directors of the Company of a plan or proposal relating to the liquidation, dissolution or winding up of the Company;

     (iii) the acquisition by any individual, entity or group (other than a group including the Purchaser), including any "person," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of the then outstanding shares of Common Stock;

     (iv) the first day on which the individuals (other than the Preferred Stock Directors) who are members of the Board of Directors as of April 14, 2000 (collectively, the "Incumbent Board") cease for any reason to constitute a majority of the Board of Directors; provided that any individual who becomes a director of the Company subsequent to April 14, 2000, whose appointment or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided, further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall not be deemed to be a member of the Incumbent Board;

     (v) the 30th consecutive day on which the Common Stock is no longer listed for trading on a United States national securities exchange or authorized for quotation in the NASDAQ Stock Market; or

     (vi) the Company shall have failed to comply in any material respect with any of its agreements contained in any of the Documents, provided, that, if such failure to comply is capable of being cured, 30 days shall have elapsed since such failure to comply and such failure shall not have been cured.

   "Change of Control Election" shall have the meaning set forth in Section
6(a).

   "Change of Control Redemption Price" shall have the meaning set forth in
Section 6(a).

   "Common Stock" shall mean the common stock, par value $.01 per share, of the Company.

   "Conversion Date" shall have the meaning set forth in Section 8(e).

   "Conversion Price" shall have the meaning set forth in Section 8(b).

   "Credit and Security Agreements" shall have the meaning set forth in the Purchase Agreement.

   "Daily Market Price" shall mean, with respect to one share of Common Stock and for any Business Day: (i) if the Common Stock is then listed on a national securities exchange or is authorized for quotation on NASDAQ and is designated as a National Market System security, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or authorized for quotation, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

   "Dividend Rate" shall have the meaning set forth in Section 3(a).

   "Documents" shall mean the Purchase Agreement, the Warrants, the Registration Rights Agreement, the Services Agreement, the Certificate of Incorporation, the Bylaws, the Credit and Security Agreements, the Joint Development and Licensing Agreement, the Voting Agreements and this Certificate of Designations.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   "Exercise Period" shall have the meaning set forth in Section 6(a).

   "Event of Non-Compliance" shall mean (i) any failure of the Company or the Board of Directors to comply with Section 7 of this Certificate of Designations, Article VIII of the Bylaws of the Company, (ii) any failure of the Company or the Board of Directors to comply with Section 3 of this Certificate of Designations or any failure of the Board of Directors of the Company to declare a quarterly dividend payment provided for in Section 3(a) or to pay such dividend on the dividend payment date provided therefor in
Section 3(b), (iii) any failure of the Company or the Board of Directors to comply with Section 5, 6, 8 or 9 of this Certificate of Designations; provided, that a failure to give a notice within a specified time period shall be deemed an Event of Non-Compliance only until such notice is given (unless the delay in giving such notice adversely affects the ability of the person to whom such notice was given to exercise the rights with respect to which such notice was given) (iv) any other failure of the Company to comply in any material respect with any of its agreements in any of the Documents; provided, however, that if any such failure to comply is capable of being cured, 30 days shall have elapsed since such failure has not been cured or (v) any obligation of the Company, whether as principal, guarantor, surety or other obligor, for the payment of indebtedness for borrowed money in excess of $10,000,000 (x) shall become or shall be declared due and payable prior to the expressed maturity thereof, or (y) shall not be paid when due or within any grace period for the payment thereof, and such default shall remain uncured for 30 days.

   "Excluded Securities" shall have the meaning set forth in Section 8(d).

   "Fair Market Value" shall mean, as of any specified date and as to any security, the Ten Day Average of the closing prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day included in the Ten Day Average, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day included in the Ten Day Average, such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ Stock Market as of 4:00 P.M., New York City time, on such day, or, if on any day included in the Ten Day Average such security is not quoted in the NASDAQ Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization (and in each such case excluding any trades that are not bona fide, arm's length transactions). If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ Stock Market or the domestic over-the-counter market, the "Fair Market Value" of such security shall be the fair market value thereof as determined in accordance with the Appraisal Procedure, using any appropriate valuation method, assuming an arms-length sale to an independent party. In determining the fair market value of Common Stock, a sale of all of the issued and outstanding Common Stock will be assumed, without giving regard to the lack of liquidity of such stock due to any restrictions (contractual or otherwise) applicable thereto or any discount for minority interests and assuming the conversion or exchange of all securities then outstanding that are convertible into or exchangeable for Common Stock and the exercise of all rights and warrants then outstanding and exercisable to purchase shares of such stock or securities convertible into or exchangeable for shares of such stock; provided, however that such assumption will not include those securities, rights and warrants convertible into Common Stock where the conversion, exchange or exercise price per share is greater than the fair market value; provided, further, however, that fair market value shall be determined with regard to the relative priority of each class or series of Common Stock (if more than one class or series exists.) "Fair Market Value" means with respect to property other than securities, the "fair market value" determined in accordance with the Appraisal Procedure.

   "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

   "HSR Approval" shall mean the expiration of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable rules and regulations and any similar state acts applicable to the issuance of Series B Preferred Stock as contemplated by the Documents.

   "Joint Development and Licensing Agreement" shall have the meaning set forth in the Purchase Agreement.

   "Liquidation Preference" shall have the meaning set forth in Section 4.

   "New Securities" shall mean any shares of capital stock of the Company, whether or not now authorized, and securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for shares of capital stock, other than (i) Excluded Securities; (ii) the Series B Preferred Stock (or the Common Stock issuable upon conversion thereof); (iii) the Warrants (and Common Stock issuable upon exercise thereof); (iv) securities issued pursuant to the Company's bona fide acquisition of another corporation by merger, purchase of substantially all assets or other reorganization, which acquisition has been approved by the Board of Directors; and (v) securities issued in connection with any stock split, stock dividend or recapitalization of the Company for which an adjustment is made to the terms of conversion of the Series B Preferred Stock hereunder.

   "Original Issuance Date" shall mean, with respect to any shares of Series B Preferred Stock, the date of issuance of such shares.

   "Outside Date" shall mean the date that is one hundred and twenty (120) days after the date hereof or, if the Purchaser exercises any Warrants and as a direct result of such exercise, the Stockholders Meeting (as defined in the Purchase Agreement) is delayed, one hundred and twenty (120) days plus the number of days of such delay after the date hereof.

   "Permitted Transferee" shall mean, with respect to any person, any other person.

   "person" shall mean any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

   "Preferred Stock Director" shall have the meaning set forth in Section
7(b).

   "Previously Issued Warrant" shall mean the warrant, dated as of April 10, 2000, issued by the Company in favor of the Purchaser for 100,000 shares of Common Stock.

   "Pro Rata Amount" shall mean, at any time, with respect to any holder of shares of Series B Preferred Stock, the ratio of (i) the number of shares of Common Stock held by such holder (on a fully-diluted basis), to (ii) the total number of shares of Common Stock of the Company outstanding (on a fully-diluted basis), in the case of both clauses (i) and (ii), including all outstanding securities convertible into or exchangeable or exercisable for Common Stock on an as-converted or exercised basis (including, but not limited to, the Series B Preferred Stock and outstanding options and warrants exercisable for Common Stock).

   "Purchase Agreement" shall mean the Purchase Agreement, dated as of April 13, 2000, by and between the Company and the Purchaser.

   "Purchaser" shall mean Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of the Netherlands.

   "Redemption Date" shall have the meaning set forth in Section 5.

   "Redemption Price" shall have the meaning set forth in Section 5.

   "Registration Rights Agreement" shall mean the registration rights agreement to be entered into by the Company and the Purchaser pursuant to the Purchase Agreement.

   "Requisite Holders" shall mean the holders of at least a majority of the then outstanding Shares.

   "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

   "Series B Preferred Stock" shall mean the Series B Preferred Stock authorized hereby.

   "Shares" shall mean, collectively, shares of converted Common Stock and shares of Series B Preferred Stock. Whenever this Certificate refers to a number or percentage of Shares, such number or percentage shall be calculated as if, immediately prior to such calculation, all shares of Series B Preferred Stock and all other convertible or exchangeable securities and all warrants and options held by the Purchaser and its Permitted Transferees had been converted into shares of Common Stock in accordance with their terms, regardless of the existence of any restrictions on such conversion or exercise.

   "Stockholder Approval" shall mean the approval by the Company's stockholders of the issuance of all shares of Series B Preferred Stock and Warrants pursuant to the Purchase Agreement.

   "subsidiary" means, with respect to any person, (a) a corporation a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest,
(ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

   "Subsidiary" shall mean a subsidiary of the Company.

   "Ten Day Average" means, with respect to any prices and in connection with the calculation of Fair Market Value, the average of such prices over the ten consecutive Business Days ending on the Business Day immediately prior to the day as of which "Fair Market Value" is being determined.

   "Voting Agreements" shall have the meaning set forth in the Purchase
Agreement.

   "Warrants" shall have the meaning set forth in the Purchase Agreement.

   Section 3. Dividends. (a) The holders of the outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, cumulative dividends, accumulating on a daily basis at the Dividend Rate from the Original Issuance Date for such shares through and including the date on which such dividends are paid. The "Dividend Rate" shall be (i) if either Stockholder Approval or HSR Approval has not been obtained prior to the Outside Date or there shall exist any Event of Non-Compliance, in each case, 12.5% per annum for all quarterly dividend periods commencing on or after the Outside Date and ending on or before the date, if any, on which both Stockholder Approval and HSR Approval have been obtained or, as the case may be, commencing on the date of the occurrence of such Event of Non-Compliance and ending on the date that such Event of Non-Compliance is cured and (ii) for all other quarterly dividend periods, 8% per annum. The amount of any dividends per share of Series B Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Series B Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

   (b) Dividends shall be payable in arrears on the last day of each of March, June, September and December, commencing on June 30, 2000; provided that: (i) if any such payment date is not a Business Day, then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. Dividends shall accumulate on shares of Series B Preferred Stock from their Original Issuance Date and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Each such dividend shall be paid to the holders of record of the Series B Preferred Stock as they shall appear on the stock register of the Company on such record date, not exceeding forty-five (45) days nor less than ten (10) days preceding any dividend payment date, as shall be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

   (c) [intentionally omitted]

   (d) Holders of shares of the Series B Preferred Stock shall be entitled to full cumulative dividends, as herein provided, on the Series B Preferred Stock and no additional amounts, except as set forth in paragraph (g) below. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock that may be in arrears.

   (e) Unless and until full cumulative dividends on the shares of Series B Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series B Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and sums set aside for the payment thereof, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock, or any other capital stock of the Company ranking junior to the Series B Preferred Stock as to dividends (together with the Common Stock, "Junior Stock"), other than in shares of, or warrants or rights to acquire, Junior Stock; and (ii) no shares of Junior Stock or any other Securities of the Company or any warrants, rights, calls or options (other than any cashless exercises of options or option buybacks) exercisable for or convertible into a share of Junior Stock or any other Securities of the Company shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any Subsidiary (except by conversion into or exchange for shares of Junior Stock).

   (f) The terms "accumulated dividends," "accrued dividends," "dividends accumulated," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series B Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the Dividend Rate per share from the date or dates on which such dividends commence to accumulate to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Company are legally available therefor, and if full dividends are not declared or paid, then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the Dividend Rate, for each quarterly period during which such dividends remain unpaid, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Series B Preferred Stock.

   (g) In the event any dividends are declared or paid with respect to the Common Stock or any Junior Stock, the holders of the Series B Preferred Stock as of the record date established by the Board of Directors for such dividend shall be entitled to receive as additional dividends (the "Additional Dividends") an amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such holder would have received had the Series B Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend, such Additional Dividends to be payable on the payment date of the dividend established by the Board of Directors (the "Additional Dividend Payment Date"). The record date for any such Additional Dividends shall be the record date for the applicable dividend, and any such Additional Dividends shall be payable to the persons in whose name this Series B Preferred Stock is registered at the close of business on the applicable record date.

   (h) Notwithstanding anything to the contrary herein, in the event any conversion, redemption or liquidation occurs as of a date other than on a dividend payment date, the holders of Series B Preferred Stock shall be paid a pro rata dividend equal to the dividend payable for that quarterly dividend period multiplied by a fraction, the numerator of which is the number of days that have elapsed since the last dividend payment date and the denominator of which is the number of days in the quarterly dividend period in which the conversion, redemption or liquidation occurs.

   (i) Immediately prior to authorizing or making any distribution in redemption or liquidation with respect to the Series B Preferred Stock (other than a purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Stock), the Board of Directors shall, to the extent of any funds legally available therefor, declare a dividend on the Series B Preferred Stock payable on the distribution date in an amount equal to any accumulated and unpaid dividends on the Series B Preferred Stock as of such date.

   Section 4. Liquidation Preference. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to the greater of (a) $100 per share of Series B Preferred Stock (the "Liquidation Preference") plus the amount of any accumulated and unpaid dividends as of such date, calculated pursuant to Section 3 hereinabove, or (b) the amount that holders of the Series B Preferred Stock would be entitled to receive if they had converted all of their shares of Series B Preferred Stock into Common Stock immediately prior to such liquidation, dissolution or winding up. Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior as to liquidation rights to the Series B Preferred Stock. If upon any such liquidation, dissolution or winding up of the Company the assets available for payment of the Liquidation Preference are insufficient to permit the payment to the holders of the Series B Preferred Stock of the full preferential amounts described in this paragraph, then all the remaining available assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata according to the number of then outstanding shares of Series B Preferred Stock held by each holder thereof. The merger or consolidation of the Company shall be considered a liquidation, dissolution or winding up of the Company for purposes of this Section 4 (unless in connection therewith the liquidation of the Company is specifically approved).

   Section 5. Mandatory Redemption. On the eighth anniversary of the date hereof (the "Redemption Date"), the Company shall redeem for cash all shares of Series B Preferred Stock that are then outstanding and any shares of Series B Preferred Stock then issuable in respect of accumulated but unpaid dividends, in each case, at a redemption price per share equal to the Liquidation Preference thereof plus the amount of any accumulated and unpaid dividends as of such date ("Redemption Price"). Not more than sixty (60) nor less than thirty (30) days prior to the Redemption Date, notice by first class mail, postage prepaid, shall be given to each holder of record of the Series B Preferred Stock, at such holder's address as it shall appear upon the stock transfer books of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the Redemption Date, the Redemption Price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series B Preferred Stock to be redeemed and that dividends on the shares of the Series B Preferred Stock cease to accumulate on the Redemption Date. On or after the Redemption Date, each holder of shares of Series B Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in the notice. If, on the Redemption Date, funds in cash in an amount sufficient to pay the aggregate Redemption Price for all outstanding shares of Series B Preferred Stock shall be available therefor and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of such Redemption Price, then, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the Redemption Price upon surrender of their certificates therefor) shall terminate. If at the Redemption Date, the Company does not have sufficient funds legally available to redeem all the outstanding shares of Series B Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall purchase as many shares of Series B Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series B Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series B Preferred Stock.

   Section 6. Optional Redemption.

   (a) Change of Control. In the event that any Change of Control shall occur at any time while any shares of Series B Preferred Stock are outstanding, each holder of Series B Preferred Stock shall have the right to give notice that it is exercising a Change of Control election (a "Change of Control Election"), with respect to all or any number of such holder's shares of Series B Preferred Stock, during the period (the "Exercise Period") beginning on the 10th day and ending on the 30th day after the date of such Change of Control. Upon any such election, the Company shall redeem for cash each of such holder's shares to the extent permitted by applicable law, at a redemption price per share equal to the Liquidation Preference thereof plus the amount of accumulated and unpaid dividends as of the date of redemption, plus an amount per share equal to the dividends that would have accumulated on the Series B Preferred Stock, at the Dividend Rate then in effect, from the date of redemption to and including the fifth anniversary of April 14, 2000 (the "Change of Control Redemption Price").

   (b) On or before the tenth (10th) day after a Change of Control, the Company shall mail to all holders of record of the Series B Preferred Stock at their respective addresses as the same shall appear on the books of the Company as of such date, a notice disclosing (i) the Change of Control, (ii) the Change of Control Redemption Price per share of the Series B Preferred Stock applicable hereunder, and (iii) the procedure which the holder must follow to exercise the redemption right provided above. To exercise the Change of Control Election, if applicable, a holder of the Series B Preferred Stock must deliver during the Exercise Period written notice to the Company (or an agent designated by the Company for such purpose) of the holder's exercise of the Change of Control Election, accompanied by each certificate evidencing shares of the Series B Preferred Stock with respect to which the Change of Control Election is being exercised, duly endorsed for transfer. On or prior to the fifth (5th) Business Day after expiration of the Exercise Period, the Company shall accept for payment all shares of Series B Preferred Stock properly surrendered to the Company (or an agent designated by the Company for such purpose) during the Exercise Period for redemption in connection with the exercise of the Change of Control Election and shall cause payment to be made in cash for such shares of Series B Preferred Stock. If at the time of any Change of Control, the Company does not have sufficient capital and surplus legally available to purchase all of the outstanding shares of Series B Preferred Stock, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall offer in its written notice of such Change of Control to purchase as many shares of Series B Preferred Stock as it has capital and surplus legally available therefor, ratably from the holders thereof in proportion to the total number of shares tendered, and shall thereafter from time to time, as soon as it shall have capital and surplus legally available therefor, offer to purchase as many shares of Series B Preferred Stock as it has capital and surplus available therefor until it has offered to purchase all of the outstanding shares of Series B Preferred Stock.

   (c) Optional Redemption by Company. At any time after the eighth anniversary of April 14, 2000, the Company may, upon sixty (60) days notice to the holders of the Series B Preferred Stock, redeem all, but not less than all, of the then outstanding shares of Series B Preferred Stock for cash in an amount per share equal to 103% of the Redemption Price.

   (d) Status of Redeemed Shares. Any shares of Series B Preferred Stock which shall at any time have been redeemed pursuant to Section 5 or 6 hereof shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

   Section 7. Voting Rights. (a) Except as otherwise provided by applicable law and in addition to any voting rights provided by law, the holders of Series B Preferred Stock:

     (i) shall be entitled to vote together with the holders of the Common Stock as a single class on all matters submitted for a vote of holders of Common Stock;

     (ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by Delaware General Corporation Law; and

     (iii) shall be entitled to receive notice of any stockholders' meeting in accordance with the Certificate of Incorporation and Bylaws of the Company.

   Each share of Series B Preferred Stock shall entitle the holder thereof to cast one vote for each vote that such holder would be entitled to cast had such holder converted its Series B Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter.

   (b) In addition to the other voting rights set forth herein, for so long as the Purchaser shall own at least one share of Series B Preferred Stock and the Purchaser and its Permitted Transferees collectively hold a number of Shares that equals or exceeds the following percentages, the following provisions shall apply:

     (i) The holders of Series B Preferred Stock shall have the exclusive right, voting as a single class, to elect the following number of directors to serve on the Board of Directors (each such director is referred to as a "Preferred Stock Director") in the event that the Purchaser and its Permitted Transferees collectively beneficially own securities of the Company that constitute, or if converted into Common Stock would constitute the following percentages of the aggregate issued and outstanding Common
  Stock: (w) less than 10%, no Preferred Stock Directors; (x) at least 10% but no less than 33 1/3%, three (3) Preferred Stock Directors (for the purposes of this clause (x), the Previously Issued Warrant and the Warrants shall be included in the calculation of the Purchaser's beneficial ownership); (y) at least 33 1/3% but no less than 70%, six (6) Preferred Stock Directors (for the purposes of this clause (y), the Previously Issued Warrant and the Warrants shall be included in the calculation of the Purchaser's beneficial ownership); and (z) at least 70%, seven (7) Preferred Stock Directors (for the purposes of this clause (z), the Previously Issued Warrant and the Warrants shall not be included in the calculation of the Purchaser's beneficial ownership); provided that, so long as any loans or commitments made to the Company by the holders of Series B Preferred Stock or any of their respective affiliates are outstanding, the holders of Series B Preferred Stock shall have the exclusive right, voting as a single class, to elect three (3) Preferred Stock Directors. In any such election the holders of Series B Preferred Stock shall be entitled to cast one vote per share of Series B Preferred Stock held of record on the record date for the determination of the holders of Series B Preferred Stock entitled to vote on such election. Each of the initial Preferred Stock Directors shall be appointed by the Board of Directors on or before April 14, 2000 and shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class; and thereafter the Preferred Stock Directors shall be elected at the same time as the other directors of the same class are elected. The Preferred Stock Directors shall serve until the annual meeting of stockholders of the Company at which the term of other directors of the same class expire or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed by, and shall not be removed other than by, the vote of the Requisite Holders, at a vote of the holders of then outstanding shares of Series B Preferred Stock, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Certificate of Incorporation and Bylaws of the Company. If for any reason a vacancy exists in the Preferred Stock Directors, by reason of death, resignation, retirement, disqualification, removal or otherwise, such vacancy shall be filled by the holders of the Series B Preferred Stock voting as a separate class in accordance with the voting procedures set forth in this Section 7(b). The Preferred Stock Directors shall be appointed by the Board of Directors to serve on each committee of the Board of Directors in at least the same proportions that the number of Preferred Stock Directors bears to the total number of directors then comprising the Board of Directors.

     (ii) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, without approval of the Requisite holders, voting as a separate class, take action (or fail to take action) prohibited by the Purchase Agreement.

   Section 8. Conversion Rights.

   (a) General. Subject to and upon compliance with the provisions of this
Section 8, the holders of the shares of Series B Preferred Stock shall be entitled, at their option, at any time prior to the date fixed for redemption of such shares, to convert all or any such shares of Series B Preferred Stock into a number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share). The number of shares of Common Stock to which a holder of Series B Preferred Stock shall be entitled upon conversion shall be determined by dividing (i) the Liquidation Preference of such Series B Preferred Stock (including shares issuable in respect of accumulated but unpaid dividends), plus the amount of any accumulated but unpaid dividends as of the Conversion Date by (ii) the Conversion Price in effect at the close of business on the Conversion Date (determined as provided in this Section 8).

   (b) Conversion Price. The conversion price (the "Conversion Price") shall initially be $3.75 per share of Preferred Stock, subject to adjustment from time to time in accordance with Section 8(d).

   (c) Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued and which shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Fair Market Value of one share of Common Stock on the Conversion Date.

   (d) Adjustments to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

     (i) Upon Issuance of Common Stock. If the Company shall, at any time or from time to time after April 14, 2000, issue any shares of Common Stock, options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, other than Series B Preferred Stock or Excluded Securities, without consideration or for consideration per share less than either (x) the Conversion Price in effect immediately prior to the issuance of such Common Stock or securities or (y) the Daily Market Price of the Common Stock on the Business Day on which the pricing of such issuance occurs, then the Conversion Price shall forthwith be adjusted to a price equal to the lower of (I) the Conversion Price in effect immediately prior thereto, or (II) the lowest consideration per share for which such shares of Common Stock or such options, rights or convertible or exchangeable securities are issued (plus the additional consideration required to be paid upon exercise, exchange or conversion of such options, rights or convertible or exchangeable securities).

     (ii) Upon Acquisition of Common Stock. If the Company or any Subsidiary shall, at any time or from time to time after April 14, 2000, directly or indirectly, redeem, purchase or otherwise acquire (x) any shares of Common Stock for a consideration per share greater than the Fair Market Value of the Common Stock immediately prior to such event, or (y) any options to purchase or rights to subscribe for Common Stock, any securities by their terms convertible into or exchangeable for Common Stock (other than shares of Series B Preferred Stock that are redeemed according to their terms), or any options to purchase or rights to subscribe for such convertible or exchangeable securities, in either case, for a consideration per share of Common Stock for which such options, rights or convertible or exchangeable securities are exercisable, convertible or exchangeable, that is greater than the amount, if any, by which the Fair Market Value of Common Stock immediately prior to such event exceeds the per share exercise, exchange, subscription, conversion or purchase price applicable to such options, rights or convertible or exchangeable securities, then, in the case of (x) or (y), the Conversion Price shall forthwith be lowered to a price equal to the price obtained by multiplying:

       (A) the Conversion Price in effect immediately prior to such event, by

       (B) a fraction of which (x) the denominator shall be the Fair Market Value per share of Common Stock immediately prior to such event and (y) the numerator shall be the result of dividing:

      (a) (1) the product of (A) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such event and (B) the Fair Market Value per share of Common

         Stock, in each case immediately prior to such event, minus (2) the aggregate consideration paid by the Company in such event, by

      (b) the number of shares of Common Stock outstanding on a fully-diluted basis immediately prior to such event, minus the number of shares of Common Stock purchased or acquired, or for which options, rights or convertible or exchangeable securities purchased or acquired were exercisable, convertible or exchangeable.

   For purposes of this Section 8(d), "fully diluted basis" shall be determined in accordance with the treasury method of GAAP and paragraph (iii) of this Section 8(d).

     (iii) For the purposes of any adjustment of a Conversion Price pursuant to paragraphs (i) and (ii) of this Section 8(d), the following provisions shall be applicable:

       (1) In the case of the issuance of Common Stock for cash in a public offering or private placement, the consideration shall be deemed to be the amount of cash paid therefor before deducting therefrom any discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.

       (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the Fair Market Value thereof as determined in accordance with the Appraisal Procedure.

       (3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for Shares of Series B Preferred Stock or options to acquire Excluded
    Securities:

      (a) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs (1) and (2) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

      (b) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in paragraphs (1) and (2) above);

      (c) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities, other than a change resulting from the anti-dilution provisions thereof, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change;

      (d) upon the expiration of any such options or the termination of any rights, convertible securities or exchangeable securities, the applicable Conversion Price shall forthwith be readjusted to such Conversion Price as would have been in effect at the time of such expiration or termination had such options, rights, convertible securities or exchangeable securities, to the extent outstanding immediately prior to such expiration or termination, never been issued; and

      (e) no further adjustment of the Conversion Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.

     (iv) Upon Stock Dividends, Subdivisions or Splits. If, at any time after April 14, 2000, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

     (v) Upon Combinations. If, at any time after April 14, 2000, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

     (vi) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, or merger be convertible into the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation or merger. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

   Notwithstanding anything contained in this Certificate of Designations to the contrary, in the event that the Company shall effect any of the transactions described in this clause (vi), each person (other than the Company) which may be required to issue a new share of Series B Preferred Stock as provided above, shall assume by written instrument delivered to, and reasonably satisfactory to, the Requisite Holders (i) the obligations of the Company under this Certificate of Designations (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Certificate of Designations) and (ii) the obligation to deliver to all holders of Series B Preferred Stock such new share of Series B Preferred Stock as, in accordance with the foregoing provisions of this clause (vi), such holders of Series B Preferred Stock may be entitled to receive, and such person shall have similarly delivered to such holders of Series B Preferred Stock an opinion of counsel for such person, which counsel shall be reasonably satisfactory to the Requisite Holders, stating that this Certificate of Designations shall thereafter continue in full force and effect and that the terms hereof (including, without limitation, all of the provisions of this clause (vi), shall be applicable to the stock, securities, cash or property which such person may be required to deliver upon any conversion of any of the Series B Preferred Stock or such new share of Series B Preferred Stock or the exercise of any right pursuant hereto.

     (vii) Deferral in Certain Circumstances. In any case in which the provisions of this Section 8(d) shall require that an adjustment shall become effective immediately after a record date of an event, the Company may defer until the occurrence of such event (1) issuing to the holder of any Series B Preferred Stock converted after such record date and before the occurrence of such event the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustments, and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 8(c) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

     (viii) Other Anti-Dilution Provisions. (1) If the Company has issued or issues any securities on or after April 14, 2000 containing provisions protecting the holder or holders thereof against dilution in any manner more favorable to such holder or holders thereof than those set forth in this Section 8(d), such provisions (or any more favorable portion thereof) shall be deemed to be incorporated herein as if fully set forth in this Certificate of Designations and, to the extent inconsistent with any provision of this Certificate of Designations, shall be deemed to be substituted therefor; or (2) if any event occurs as to which the foregoing provisions of this Section 8(d) are not strictly applicable or, if strictly applicable, would not fairly and adequately protect the conversion rights of the holders of the Series B Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Conversion Price or decreasing the number of shares of Common Stock issuable upon the conversion of the Series B Preferred Stock.

     (ix) Appraisal Procedure. In any case in which the provisions of this
  Section 8(d) shall necessitate that the Appraisal Procedure be utilized for purposes of determining an adjustment to the Conversion Price, the Company may defer until the completion of the Appraisal Procedure and the determination of the adjustment (1) issuing to the holder of any share of Series B Preferred Stock converted after the date of the event that requires the adjustment and before completion of the Appraisal Procedure and the determination of the adjustment, the shares of capital stock issuable upon such conversion by reason of the adjustment required by such event and issuing to such holder only the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (2) paying to such holder any amount in cash in lieu of a fractional share of capital stock pursuant to Section 8(c) above; provided, however, that the Company shall deliver to such holder an appropriate instrument or due bills evidencing such holder's right to receive such additional shares and such cash.

     (x) Exceptions. Section 8(d) shall not apply to (1) any issuance of Common Stock upon exercise of any options or warrants outstanding on the date hereof, (2) the issuance of shares of Common Stock in an aggregate amount not to exceed 500,000 shares to McLane Group, L.P., (3) the issuance of shares of Common Stock in an aggregate amount not to exceed 2,600,000 shares upon exercise of options or warrants that have been approved by the Board of Directors, or any issuance of such options or warrants, (4) shares of Common Stock issued pursuant to the Company's current employee stock purchase plan in an amount not to exceed 114,000 shares (the securities referred to in clauses (1), (2), (3) and (4) being collectively referred to as "Excluded Securities"), or (5) any issuance of Common Stock in a widely distributed underwritten public offering at a price per share at least equal to the Conversion Price then in effect if the underwriting discount does not exceed 7%.

     (xi) On the Outside Date, in the event that the Company shall not have obtained the HSR Approval, the Conversion Price shall be reduced to an amount equal to 50% of the Conversion Price in effect immediately prior to the Outside Date.

   Notwithstanding the foregoing, in the case of shares of Series B Preferred Stock called for redemption, conversion rights will expire at the close of business on the redemption date unless the Company defaults in making the payment due upon redemption.

   (e) Exercise of Conversion Privilege. In order to exercise the conversion privilege, the holder of any share of Series B Preferred Stock shall surrender the certificate evidencing such share of Series B Preferred Stock, duly endorsed or assigned to the Company in blank, at any office or agency of the Company maintained for such purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such Series B Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted. Series B Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date (the "Conversion Date") of surrender of such shares of Series B Preferred Stock for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such shares of Series B Preferred Stock as a holder shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series B Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 8(c). In the case of any certificate evidencing shares of Series B Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate evidencing the number of shares of Series B Preferred Stock that are not converted.

   (f) Notice of Adjustment of Conversion Price. Whenever the Conversion Price is adjusted as herein provided:

     (i) the Company shall compute the adjusted Conversion Price in accordance with Section 8(d) and shall prepare a certificate signed by the Company's independent accounting firm setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series B Preferred Stock; and

     (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company and, as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders of Series B Preferred Stock at their last addresses as they shall appear in the stock register.

   (g) Notice of Certain Corporate Action.

   In case:

     (i) the Company shall take an action, or an event shall occur, that would require a Conversion Price adjustment pursuant to Section 8(d);

     (ii) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class;

     (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

     (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (v) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders of Series B Preferred Stock at their last addresses as they shall appear in the stock register, at least 30 days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series B Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) through (v) of this Section 8(g).

   (h) Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Series B Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all outstanding shares of Series B Preferred Stock. Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series B Preferred Stock, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.

   (i) Taxes on Conversions. The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series B Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of the share(s) of Series B Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

   Section 9. Preemptive Rights. (a) Each holder of Series B Preferred Stock shall have the right to purchase its Pro Rata Amount of any New Securities that the Company may, from time to time, propose to sell and issue. In the event the Company proposes to issue any New Securities, it shall give all holders of Series B Preferred Stock written notice, at their last addresses as they shall appear in the stock register, at least 20 Business Days before such issuance, describing the type of New Securities, the price and number of shares (or principal amount) and the general terms upon which the Company proposes to issue the same. Each such holder shall have 20 Business Days from the date of receipt of any such notice to agree to purchase up to the amount of New Securities equal to such holder's Pro Rata Amount of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company, at its principal office or such other address as may be specified by the Company in its written notice to the holders, of such holder's intention to purchase such New Securities at the initial closing of the sale of New Securities and the number of such New Securities that such holder intends to purchase.

   (b) In the event a holder of Series B Preferred Stock fails to exercise in full its right of participation within said 20 Business Day period as set forth in Section 9(a) above, the Company shall have thirty (30) days thereafter to sell additional amounts of New Securities respecting which such holder's option was not exercised, at the price and upon the terms specified in the Company's notice. The Company shall not issue or sell any additional amounts of New Securities after the expiration of such 30-day period without first offering such securities to the holders of Series B Preferred Stock in the manner provided above.

   (c) The rights set forth in this Section 9, including the notice provisions relating thereto, may be waived by the Requisite Holders.

   Section 10. Event of Non-Compliance.

   Upon the occurrence of any Event of Non-Compliance, the Company shall give the holders of Series B Preferred Stock prompt notice of such occurrence and shall use reasonable commercial efforts to cure promptly such Event of Non-Compliance.

   Section 11. Indemnification and Insurance. (a) The Company shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 11 shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. The rights to indemnification and to the advance of expenses conferred in this Section 11 shall not be exclusive of any other right which any person may have or hereafter acquire under the Company's Certificate of Incorporation or Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this
Section 11 or this Certificate of Designations shall not adversely affect any rights to indemnification and to the advancement of expenses of a director of the Company existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

   (b) The Company shall purchase and maintain insurance on behalf of any person who is or was a director of the Company against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power or the obligation to indemnify such person against such liability under the provisions of Section 11(a). Such insurance shall be in amounts and on other terms as are customary for corporations similar in size to the Company.

   IN WITNESS WHEREOF, the Company has caused this Certificate of Designations
to be signed by      , its       , and attested by      , its Secretary, this
   day of      , 2000.


                                          By: _________________________________
                                            Name:
                                            Title:

Attested:


By: _________________________________
 Secretary

                                                                      Annex N-1

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                OF PEAPOD, INC.

   Peapod, Inc. (the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

   FIRST: The Board of Directors of the Corporation, by unanimous written consent, duly adopted a resolution proposing and approving the following amendments to the Restated Certificate of Incorporation of the Corporation and directing that it be submitted to the stockholders of the Corporation at the annual meeting of the stockholders to consider and adopt the same:

     1. The first paragraph of Article FOURTH is hereby amended and restated in its entirety to read as follows:

       "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 110,000,000, of which 100,000,000 shares shall be Common Stock with a par value of $.01 per share (the "Common Stock") and of which 10,000,000 shares shall be Preferred Stock with a par value of $.01 per share, issuable in series (the "Preferred Stock");"

     2. The second and third paragraphs of Article FOURTH are hereby deleted in their entirety.

     3. Subsection 1 of Article FOURTH Section (B) is hereby amended and restated in its entirety to read as follows:

       "1. Authorization. The Board of Directors of the Corporation is authorized to issue the Preferred Stock in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Restated Certificate of Incorporation or in any Certificate of Designation (as defined below), different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes."

     4. Subsections 3 (Liquidation, Dissolution or Winding Up) and Subsection 4 (Voting Rights) of Article FOURTH Section (B) are hereby deleted in their entirety.

   SECOND: Pursuant to a resolution of the Board of Directors, at the annual
meeting of stockholders of the Corporation duly called and held on           ,
2000, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of the outstanding shares of common stock of the Corporation entitled to vote on such amendment by the General Corporation Law of the State of Delaware and the Restated Certificate of Corporation were voted in favor of such amendment.

   THIRD: The amendments to the Restated Certificate of Incorporation were duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, including Section 242.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed this    day of        , 2000 by Andrew Parkinson, its
Chairman, and attested to by Dan Rabinowitz, its Secretary, who hereby acknowledge their signatures as the act and deed of this Corporation.

                                          By: _________________________________
                                          Its: Chairman

Attest:

By: _________________________________
Its: Secretary

                                                                      Annex N-2

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION
                                OF PEAPOD, INC.

   Peapod, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify that:

   FIRST: The Board of Directors of the Corporation, by unanimous written consent, duly adopted a resolution proposing and approving the following amendments to the Restated Certificate of Incorporation of the Corporation and directing that it be submitted to the stockholders of the Corporation at the annual meeting of the stockholders to consider and adopt the same:

     1. Article SIXTH is hereby amended and restated in its entirety to read as follows:

       "SIXTH: The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and stockholders:

         1. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation, subject to any limitation thereof contained in the By-laws. The stockholders shall also have the power to adopt, amend or repeal the By-laws of the Corporation.

         2. Stockholders of the Corporation may take any action by written consent in lieu of a meeting.

         3. Special meetings of stockholders may be called at any time only by the Chairman of the Board of Directors, the President, a majority of the Board of Directors or holders of at least 30% of the voting power of all then outstanding shares of capital stock of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

         4. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

         5. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide."

     2. Article SEVENTH is hereby amended and restated in its entirety to read as follows:

       "SEVENTH:

         1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the Corporation.

         2. Classes of Directors. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. The initial term of each director in Class I shall end on the date of the 1998 annual meeting; the initial term of each director in Class II shall end on the date of the 1999 annual meeting; and the initial term of each director in Class III shall end on the date of the 2000 annual meeting.

         3. Terms of Office. Except as provided in the preceding paragraph 2, each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected.

         4. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (a) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, retirement or resignation and (b) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

         5. Removal. Any one or more or all of the directors may be removed only with cause, and then only by the holders of at least a majority of (i) the shares then entitled to vote at an election of directors or (ii) the holders of the class of shares which nominated such director to the Board of Directors.

         6. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the By-laws of the Corporation."

     3. Article TWELFTH is hereby amended and restated in its entirety to read as follows:

       "TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation."

   SECOND: Pursuant to a resolution of the Board of Directors, at the annual
meeting of stockholders of the Corporation duly called and held on           ,
2000, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of the outstanding shares of common stock of the Corporation entitled to vote on such amendment by the General Corporation Law of the State of Delaware and the Restated Certificate of Corporation were voted in favor of such amendment.

   THIRD: The amendments to the Restated Certificate of Incorporation were duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware, including Section 242.

   IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment
to be signed this    day of        , 2000 by Andrew Parkinson, its Chairman,
and attested to by Dan Rabinowitz, its Secretary, who hereby acknowledge their signatures as the act and deed of this Corporation.

                                          By: _________________________________
                                          Its: Chairman

Attest:

By: _________________________________
Its: Secretary

                                                                        Annex O

                                PROMISSORY NOTE

U.S. $3,000,000.00                                         Dated: April 5, 2000

   FOR VALUE RECEIVED, the undersigned, PEAPOD, INC. , a Delaware corporation (the "Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of BEW, Inc., a Delaware corporation (the "Lender"), or its registered and permitted assigns, in lawful money of the United States of America the principal sum of THREE MILLION AND NO/100 U.S. DOLLARS (U.S. $3,000,000.00), such amount representing the original aggregate principal amount of two term loans evidenced hereby, one in the principal amount of U.S. $2,000,000.00 made on April 5, 2000 and the other in the principal amount of U.S. $1,000,000.00 made on April 10, 2000 (collectively, the "Term Loan") owed by the Borrower to the Lender pursuant to this Promissory Note and that certain Letter, dated as of April 4, 2000 by and between the Borrower and the Lender (as amended as of the date hereof, the "Letter Agreement").

   The Borrower promises to pay all principal due hereunder in one (1) installment, payable on May 19, 2000 (the "Maturity Date"). The Borrower promises to pay interest on the unpaid principal amount of the Term Loan from the date hereof (or as to any portion of the Term Loan advanced after the date hereof, from the date so advanced) until such principal amount is paid in full on the Maturity Date. Interest shall be computed on the basis of a year of 365 days and actual days elapsed at a per annum rate equal to nine percent (9.00%).

   The Borrower shall prepay the Term Loan with the cash proceeds (after deducting reasonable out-of-pocket expenses) from any equity issuances by, or capital contributions to, the Borrower or any of its Subsidiaries (other than up to U.S. $100,000.00 of such proceeds from the exercise of employee options), from any incurrences of Indebtedness by the Borrower or any of its Subsidiaries and from any asset sales by the Borrower or any of its Subsidiaries (other than asset sales not exceeding $100,000.00 and other than sales of inventory in the ordinary course of business consistent with past practice).

   The indebtedness evidenced hereby may be prepaid in whole or in part at any time and from time to time without premium or penalty.

   All payments of principal and interest in respect of this Promissory Note shall be made payable to the Lender in lawful money of the United States of America for the Lender's account at Fleet Bank, 100 Federal St., Boston, MA 02106, Re: Payment for Peapod, Inc. Term Loan, or at such other place as shall be designated by the Lender for such purpose.

   This Promissory Note is the Term Note referred to in, and is entitled to the benefits of, and all amounts due hereunder are secured pursuant to the terms of an Amended and Restated Security Agreement (as from time to time amended, supplemented or restated, (the "Security Agreement") among the Borrower, the Lender and Koninklijke Ahold NV and a Collateral Assignment of Intellectual Property (as from time to time amended, supplemented or restated, the "Intellectual Property Assignment" and, collectively, together with the Security Agreement the "Security Documents") between the Borrower and the Lender. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Security Agreement.

   THE BORROWER WAIVES ANY AND ALL REQUIREMENTS OF DEMAND, PRESENTMENT, PROTEST, NOTICE OF DISHONOR OR FURTHER NOTICE OF ANY KIND IN CONNECTION WITH THIS PROMISSORY NOTE.

   Should any payment of principal or interest become due and payable on any day other than a Business Day ("Business Day" being any day not a Saturday, Sunday or legal holiday in Chicago, Illinois), the maturity thereof shall be extended to the next succeeding Business Day and interest shall continue to accrue at the applicable rate until such payment is made.

   Should the indebtedness represented by this Promissory Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding, or should this Promissory Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal, interest due and payable hereon and any other sums due and payable hereon, all costs of collecting or attempting to collect this Promissory Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

   This Promissory Note shall not require the payment nor permit the collection of interest or any late payment charge in excess of the maximum rate permitted by law. If any excess interest or late payment charge in such respect is provided for under this Promissory Note or shall be adjudicated to provide for such terms, neither Borrower nor its successors or assigns shall be obligated to pay such interest or late payment charge in excess of the maximum amount permitted by law, and the right to demand the payment of any such excess shall be and hereby is waived. In the event Lender shall collect monies which are deemed to constitute interest which would increase the effective interest rate to a rate in excess of the maximum rate permitted by law, all such sums deemed to constitute interest in excess of the maximum rate permitted by law shall, upon such determination, at the option of Lender, be returned to Borrower or credited against the principal balance of Borrower's obligation then outstanding under this Promissory Note. This provision shall control any other provision of this Promissory Note.

   Upon the occurrence of any of the following events (each an "Event of Default"): (i) the Borrower shall (a) fail to pay the principal amount of the Term Loan when due or (b) fail to pay interest on the Term Loan or any other amount due hereunder; (ii) if any representation or warranty made by the Borrower herein, in any Security Document or with respect to the obligations of the Borrower evidenced hereby shall be false or misleading in any material respect when made or deemed made; (iii) if the Borrower shall fail to perform or observe any other term or condition binding upon it hereunder or in the Letter Agreement or in any Security Document; or (iv) (a) if the Borrower shall generally not pay its debts as such debts become due or shall make a general assignment for the benefit of creditors; (b) if any proceeding shall be instituted by or, unless dismissed within thirty (30) days, against, the Borrower seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or relief of debtors generally, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian, or other similar officer for it or for any part of its assets; or
(c) if the Borrower shall take any action to authorize any of the actions set forth in subclauses (iv) (a) and (iv) (b) of this paragraph; then the Lender may, without demand, notice or legal process of any kind, declare the outstanding principal amount of the Term Loan together with all accrued and unpaid interest thereon and all other amounts due hereunder (collectively, the "Indebtedness") to be, whereupon the Indebtedness shall become, immediately due and payable; provided, however, that upon the occurrence of any Event of Default specified in subclause (iv) of this paragraph, the Indebtedness shall automatically become due and payable.

   The Borrower hereby represents and warrants on and as of the date hereof that: (i) it has the requisite power and authority to execute, deliver, and perform its obligations under this Promissory Note, each Security Document and the Letter Agreement and has taken all necessary action to authorize the same, and such execution, delivery, and performance do not violate or contravene its organizational documents or any law, regulation, agreement, writ, or order applicable to or binding upon it; and (ii) this Promissory Note, each Security Document and the Letter Agreement have been duly executed and delivered, and constitute the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

   The Borrower further agrees to indemnify and hold harmless the Lender (and its subsequent assigns), and each affiliate thereof and each director, officer, employee, agent or representative thereof (each, an "indemnified person") in connection with any losses, claims, damages, liabilities or other expenses (whether asserted by the Borrower or any third party) to which such indemnified persons may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from this Promissory Note or any Security Document, the extensions of credit contemplated hereby or any lien or security interest granted under any Security Document, or in any way arise from any use or intended use of the Term Loan or the proceeds thereof, and the Borrower agrees to reimburse each indemnified person for any legal or other expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such indemnified person is a party to any action or proceeding out of which indemnified expenses arise) (all of the foregoing, collectively, the "indemnified liabilities" and each an "indemnified liability"), provided that the Borrower shall have no obligation hereunder to indemnify any indemnified person (i) for any loss, claim, damage, liability or expense which resulted primarily from the gross negligence or willful misconduct of such indemnified person; (ii) which is for reimbursement of amounts paid by an indemnified person on any final, non-appealable judgment in the Borrower's favor against an indemnified person by a court of competent jurisdiction; or (iii) which is for reimbursement of amounts paid by the party seeking indemnification in any settlement of any claim constituting an indemnified liability with a party other than the Borrower which has properly effected by an indemnified person without the prior consent of the Borrower, unless either (x) the Borrower has had a reasonable opportunity to defend such indemnified person against such claim and has not promptly and diligently prosecuted such defense by counsel reasonably satisfactory to such indemnified person or (y) the Debtor has failed to provide evidence reasonably satisfactory to the Lender of the Borrower's financial ability to satisfy its indemnity obligations hereunder in respect of such claim. All amounts owing to the Lender or other indemnified person pursuant to this paragraph shall be paid by the Borrower promptly following any demand by the person or entity entitled to such payment pursuant to the terms of this paragraph. None of the Lender or its subsequent permitted assigns shall be responsible or liable to the Borrower or any other person for damages which may be alleged as a result of this Promissory Note. The provisions of this paragraph shall survive repayment of the Term Loan and all other Obligations.

   All payments made by, or on behalf of, the Borrower hereunder will be made without setoff, counterclaim or other defense.

   THIS PROMISSORY NOTE SHALL BE INTERPRETED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT HERETO.

   Any legal action or proceeding with respect to this Promissory Note or any Security Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Promissory Note, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address designated below, such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Lender or any holder of this Promissory Note to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Promissory Note brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

   Neither the failure nor delay on the part of the Lender to exercise any right, power or privilege under this Promissory Note and no course of dealing between the Borrower and the Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Promissory Note preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Lender would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Lender to any other or further action in any circumstances without notice or demand.

   At any time and from time to time, the Borrower agrees that the Borrower will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, all such further instruments and documents, and will take all such further actions, as the Lender may reasonably request in order to carry out the provisions and purposes of this Promissory Note and each Security Document.

   Whenever in this Promissory Note reference is made to Lender or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns; provided, that notwithstanding anything to the contrary set forth herein, this Promissory Note shall not be pledged, transferred or assigned by the Lender without the prior written consent of the Borrower (other than affiliates of the Lender). The provisions of this Promissory Note shall be binding upon and shall inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for Borrower.

   The Borrower may not assign or delegate any of its obligations or agreements hereunder. No amendment, modification or waiver of any provision of this Promissory Note shall be effective unless it is in writing and signed by the Lender and the Borrower.

   This Promissory Note supersedes the Promissory Note dated April 5, 2000 in the principal amount of U.S. $2,000,000.00 issued by the Borrower to the Lender.

                                          Peapod, Inc.

                                            /s/ Dan Rabinowitz
                                          By: _________________________________
                                          Name: Dan Rabinowitz
                                          Title: Senior VP and Chief Financial
                                           Officer
                                          Address: 9933 Woods Drive
                                                  Skokie, IL 60077

                                                                        Annex P

                                                            Wasserstein
                                                            Perella & Co.,
                                                            Inc.
                                                            31 West 52nd
                                                            Street
                                                            New York, New York
                                                            10019-6118
                                                            Telephone 212-903-
                                                            2153
                                                            Fax 212-969-7802

                                April 13, 2000

Board of Directors
Peapod, Inc.
9933 Woods Drive
Skokie, IL 60077

Members of the Board:

   We understand that Peapod, Inc. (the "Company") and Koninklijke Ahold NV (the "Purchaser") propose to enter into a Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company agrees to issue and sell to the Purchaser (i) a warrant (the "Warrant (Credit Agreement)"), to be issued on the date of the execution of the Purchase Agreement, to purchase an aggregate of 3,566,667 shares of common stock, par value $.01 per share, of the Company (the "Common Stock"), (ii) an aggregate of 726,371 shares of Series B Convertible Preferred Stock, par value $0.01 per share of the Company (the "Preferred Shares"), to be issued at the closing(s) of the transactions contemplated by the Purchase Agreement, and (iii) a warrant (the "Warrant (Preferred Stock)"), to be issued at the closing(s) of the transactions contemplated by the Purchase Agreement, to purchase 32,894,270 shares of Common Stock. The Warrant (Credit Agreement) and the Warrant (Preferred Stock) are referred to as the "Warrants." Concurrently with the execution of the Purchase Agreement, the Company and the Purchaser propose to enter a Credit Agreement (the "Credit Agreement"), pursuant to which the Purchaser will make a revolving loan (the "Loan") to the Company in the principal amount of $20,000,000, the proceeds of which will be used, among other things, to refinance the Promissory Note (the "Promissory Note") in the principal amount of $3,000,000, dated April 5, 2000, issued by the Company in favor of BEW, Inc., an affiliate of the Purchaser. The terms and conditions of the issuance and sale of the Preferred Shares, the Warrant (Credit Agreement) and Warrant (Preferred Stock) and the Loan (together, the "Transaction") are more fully described in the Purchase Agreement, the Warrants and the Credit Agreement, respectively.

   You have asked us to advise you with respect to the fairness, from a financial point of view, to the Company of the price for the sale of the Preferred Shares pursuant to the Purchase Agreement and the price for the sale of Common Stock upon exercise of the Warrant (Preferred Stock) and Warrant (Credit Agreement) pursuant to the Warrants.

   In connection with rendering our opinion, we have reviewed drafts of the Purchase Agreement and the Warrants and for purposes hereof, we have assumed that the final forms of the Purchase Agreement and the Warrants will not differ in any material respect from the drafts provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and provided to us for purposes of our analysis. We have also met with management of the Company to review and discuss such information and, among other matters, the Company's past and current business, operations, assets, financial condition and future prospects, including management's view of the risks and uncertainties associated with not immediately pursuing the Transaction. We have also met with management of the Company to discuss and review the Company's anticipated operating expenses and other cash needs and its liquidity constraints, including the ability of the Company to secure alternative sources of financing.

   We have reviewed and considered certain financial and stock market data relating to the Company, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company, and we have reviewed and

Board of Directors
April 13, 2000
Page 2

considered the financial terms of certain recent private equity financing transactions in the online grocery industry that we believe to be relevant to our inquiry. We have also performed such other financial studies, analyses and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

   In evaluating the Company's financial condition and prospects, we have been advised by the Company and have assumed with your consent for purposes of our opinion the following:

     (i) that the Company believes that, had it not borrowed $3,000,000 pursuant to the Promissory Note, it would have exhausted its cash resources in the near term necessary to conduct its operations;

     (ii) that the Company believes that, if it does not enter into the Credit Agreement and receive the proceeds of the Loan, it will exhaust its cash resources in the near term necessary to conduct its operations;

     (iii) that the developments referred to in clauses (i) and (ii) above in respect of the Company's insufficiency of cash to operate its business have adversely affected the value of the Company's franchise and its viability as a going concern;

     (iv) that it is necessary for the Company to enter into the Transaction or another transaction involving a sale of a significant amount of equity for cash promptly in order to prevent a further and potentially irreversible loss in the value of the Company;

     (v) that the Company solicited indications of interest in acquiring the Company from large numbers of investors and also held discussions with potential lenders and investors, and that the Company believes the Transaction represents the only readily available transaction to the Company that will provide the cash necessary to enable the Company to fund its ongoing operations and offer a reasonable opportunity to enable the Company to achieve its strategic objectives;

     (vi) that the assessment referred to in clause (v) above is supported by the fact that the Company previously solicited indications of interest and only a small number of investors expressed serious interest. Subsequently, the Company executed letters of intent dated February 14, 2000 with Apollo Management, L.P., Ares Management, L.P., GRP II, LP, Pequot Private Equity Fund II, L.P. and The Yucaipa Companies, in respect of a transaction to raise $120,000,000 in equity capital (the "February Transaction"). However, the entities referred to above informed the Company on March 15, 2000 that they were terminating the letters of intent and would not move forward with the planned investment due to the resignation of the Chief Executive Officer of the Company; and

     (vii) that, based on the projections of management, following the consummation of the Transaction and with the benefit of the loans contemplated by the Credit Agreement, the Company will have sufficient liquidity, including cash flows from its operations, to conduct its operations.

   With your consent, we have placed significant reliance on the fact that we solicited indications of interest from fifty third parties regarding the possibility of pursuing a financing transaction with the Company, which led to the February Transaction. In addition, after termination thereof, the Company issued a press release indicating that it was exploring strategic alternatives, including possible alternative financing or a possible sale of the Company, and we conducted an auction for the sale of the Company in which we solicited indications of interest from thirty-four third parties, which included the third parties most likely in your judgment to enter into a transaction with the Company. We also assisted the Company in exploring various alternative financing strategies. You have advised us that no third party has expressed a firm interest in consummating a transaction with the Company that would enable the Company to fund its ongoing operations and offer a reasonable opportunity to achieve the Company's objectives, other than the parties entering into the Transaction with the Company. We have placed greater reliance on these factors and the matters described in clauses (i) through
(vii) above than on our discounted cash flow analysis and our review of the trading of the securities of companies that we believe may be relevant or comparable in certain respects to the Company and the terms of certain recent private equity financing transactions in the online grocery industry that we believe to be relevant to our inquiry

Board of Directors
April 13, 2000
Page 3

in determining the fairness from a financial point of view of the price for the sale of the Preferred Shares pursuant to the Purchase Agreement and price for the sale of Common Stock pursuant to the Warrants.

   In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management. We express no opinion with respect to such projections, forecasts and analyses, or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company, and no such independent valuation or appraisal was provided to us. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of the Company will actually trade at any time.

   We acted as a financial advisor to the Company in connection with the February Transaction and we are acting as a financial advisor to the Company in connection with the Transaction, and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Transaction, as well as a fee for rendering this opinion. In the ordinary course of our business, we may actively trade the equity securities of the Company or Koninklijke Ahold NV for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

   This opinion does not address the relative merits of the Transaction, any other agreements or other matters provided for or contemplated by the Purchase Agreement, the Warrants or the Credit Agreement or any other transaction that may be or might have been available as an alternative to the Transaction, whether or not any such alternative could be or have been achieved, or the terms upon which any such alternative transaction could be or have been achieved. Further, this opinion addresses only the fairness, from a financial point of view, to the Company, of the price for the sale of the Preferred Shares and the price for the sale of Common Stock upon the exercise of the Warrant (Credit Agreement) and the Warrant (Preferred Stock), and we do not express any views on any other term of the Purchase Agreement, the Warrants or any other agreement. Specifically, our opinion does not address the Company's underlying business decision to effect the Transaction. In addition, our opinion does not address the solvency of the Company following consummation of the Transaction or at any time.

   It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be relied upon by any other person, and except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to stockholders of the Company relating to the Transaction, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Transaction, and should not be relied upon by any stockholder as such.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the price for the sale of the Preferred Shares pursuant to the Purchase Agreement and the price for the sale of Common Stock upon exercise of the Warrant (Credit Agreement) and the Warrant (Preferred Stock) pursuant to the Warrants are fair to the Company from a financial point of view.

                                          Very truly yours,

                                          /s/ Wasserstein Perella & Co., Inc.

                                                                        Annex Q

                                April 13, 2000

To The Board of Directors of Peapod, Inc.

Dear Members of the Board:

   We understand that Peapod, Inc. ("Peapod" or the "Company") and Koninklijke Ahold NV (the "Purchaser") propose to enter into a Purchase Agreement (the "Purchase Agreement"), pursuant to which the Company agrees to issue and sell to the Purchaser (i) a warrant (the "Warrant Credit Agreement", to be issued on the date of the execution of the Purchase Agreement, to purchase 3,566,667 shares of common stock of the Company (the "Common Stock"), (ii) 726,371 shares of Series B Convertible Preferred Stock of the Company (the "Preferred Shares"), to be issued at the closing(s) of the transactions contemplated by the Purchase Agreement, and (iii) a warrant (the "Warrant (Preferred Stock)"), to be issued at the closing(s) of the transactions contemplated by the Purchase Agreement, to purchase 32,894,270 shares of Common Stock. The Warrant (Credit Agreement) and the Warrant (Preferred Stock) are referred to as the "Warrants." Concurrently with the execution of the Purchase Agreement, the Company and the Purchaser propose to enter a Credit Agreement (the "Credit Agreement"), pursuant to which the Purchaser will make a loan (the "Loan") to the Company in the principal amount of $20,000,000, the proceeds of which will be used, among other things, to refinance the Promissory Note (the "Promissory Note") in the principal amount of $3,000,000, dated April 5, 2000, issued by the Company in favor of BEW, Inc., an affiliate of the Purchaser. The terms and conditions of the issuance and sale of the Preferred Shares, the Warrant (Credit Agreement) and Warrant (Preferred Stock) and the Loan (together, the "Transaction") are more fully described in the Purchase Agreement, the Warrants and the Credit Agreement, respectively.

   You have requested our opinion (the "Opinion") as to the matters set forth above. The Opinion does not address the Company's underlying business decision to effect the Transaction. We have not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company. Furthermore, at your request, we have not negotiated the Transaction or advised you with respect to alternatives to it.

   In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     1. reviewed Peapod's audited financial statements on Form 10-K for the fiscal years ended December 31, 1997, 1998 and 1999, which Peapod's management has identified as being the most current financial statements available;

     2. reviewed the following documents including drafts of certain documents to be delivered at the closing of the Transaction including:

        (i) proposal letter from Ahold to the Company dated April 4, 2000;

         (ii) an initial proposal letter from Ahold to the Company dated March 31, 2000;

          (iii) Certificate of Designations of Series B Convertible Preferred Stock of Peapod, Inc., draft dated April 13, 2000

         (iv) Purchase Agreement among Peapod, Inc. a Delaware corporation and Koninklijke Ahold N.V., draft dated April 13, 2000 to be dated April 14, 2000;

To The Board of Directors of
 Peapod, Inc.
April 13, 2000
Page 2

        (v) Credit Agreement among Peapod, Inc. and Koninkijke Ahold NV, draft dated as of April 13, 2000, to be dated April 14, 2000;

         (vi) Warrant to Purchase Common Stock of Peapod, Inc. a Delaware Corporation, draft dated April 13, 2000, to be dated April 14, 2000;

          (vii) Promissory Note for $3 million of indebtedness owed by Peapod, Inc. to BEW, Inc., dated April 5, 2000;

       (viii) Amended and Restated Collateral Assignment of Intellectual Property, draft dated April 13, to be dated April 14, 2000, by Peapod, Inc. to BEW, Inc. and Koninklijke Ahold NV;

         (ix) Pledge Agreement by Peapod, Inc., Pledgor to Koninklijke Ahold NV, Pledge, draft dated April 11, 2000, to be dated April 14, 2000;

        (x) Amended and Restated Security Agreement dated as of April 5, 2000, by Peapod, Inc. Debtor to BEW, Inc. and Koninklijke Ahold NV;

         (xi) Registration Rights Agreement among Peapod, Inc. and Purchaser, draft dated April 13, 2000, to be dated as of April 14, 2000;

          (xii) Voting Agreement among the Stockholders named therein and Koninklijke Ahold NV, draft dated April 13, 2000, to be dated as of April 14, 2000;

       (xiii) Supply and Services Agreement between Peapod, Inc. and Koninklijke Ahold NV, draft dated April 13, 2000, to be dated as of April 14, 2000;

     3. met with certain members of the senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of the Company, and spoke with representatives of the Company's investment bankers to discuss certain matters;

     4. visited certain facilities and business offices of the Company;

     5. reviewed forecasts and projections prepared by the Company's management with respect to the Company for the years ended December 31, 2000 through 2003;

     6. reviewed the historical market prices and trading volume for the Company's publicly traded securities;

     7. reviewed certain other publicly available financial data for certain companies that we deem comparable to the Company, and publicly transactions that we considered similar to the Transaction; and

     8. conducted such other studies, analyses and inquiries as we have deemed appropriate.

   In evaluating the Company's financial condition and prospects, we have been advised by the Company and have assumed with your consent for purposes of our opinion the following:

      (i) that the Company believes that, had it not borrowed $3,000,000 pursuant to the Promissory Note, it would have exhausted its cash resources necessary to conduct its operations, within the near future;

       (ii) that the Company believes that, if it does not enter into the Credit Agreement and receive the proceeds of the Loan, it will exhaust its cash resources necessary to conduct its operations, within the near future;

        (iii) that the developments referred to in clauses (i) and (ii) above in respect of the Company's insufficiency of cash to operate its business have adversely affected the value of the Company's franchise and its viability as a going concern;

To The Board of Directors of
 Peapod, Inc.
April 13, 2000
Page 3
       (iv) that it is necessary for the Company to enter into the Transaction or another transaction involving a sale of a significant amount of equity for cash promptly in order to prevent a further and potentially irreversible loss in the value of the Company;

      (v) that the Company solicited indications of interest in acquiring the Company from large numbers of investors and also held discussions with potential lenders and investors, and that the Company believes the Transaction represents the only readily available transaction to the Company that will provide the cash necessary to enable the Company to fund its ongoing operations and offer a reasonable opportunity to enable the Company to achieve its strategic objectives;

       (vi) that the assessment referred to in clause (v) above is supported by the fact that the Company previously solicited indications of interest and only a small number of investors expressed serious interest. Subsequently, the Company executed letters of intent in February 2000 with these investors, in respect of a transaction to raise $120,000,000 in equity capital (the "Old Transaction"). However, these investors referred to above informed the Company in March 2000 that they were terminating the letters of intent and would not move forward with the planned investment due to the resignation of the Chief Executive Officer of the Company; and

        (vii) that, based on the projections of management, following the consummation of the Transaction and with the benefit of the loans contemplated by the Credit Agreement, the Company will have sufficient liquidity, including cash flows from its operations, to conduct its operations.

   With your consent, we have placed significant reliance on the fact that the Company's financial advisor solicited indications of interest from approximately fifty third parties regarding the possibility of pursuing a financing transaction with the Company, which led to the Old Transaction. In addition, after termination thereof, the Company issued a press release indicating that it was exploring strategic alternatives, including a possible alternative financing or a possible sale of the Company, and the Company's financial advisor conducted an auction for the sale of the Company in which the Company's financial advisor solicited indications of interest from thirty-four third parties, which included the third parties most likely in your judgment to enter into a transaction with the Company. The Company's financial advisor also assisted the Company in exploring various alternative financing strategies. You have advised us that no third party has expressed a firm interest in consummating a transaction with the Company that would enable the Company to fund its ongoing operations and offer a reasonable opportunity to achieve the Company's objectives, other than the parties entering into the Transaction with the Company. We have placed greater reliance on these factors and the matters described in clauses (i) through (vii) above than on our discounted cash flow analysis and our review of the trading of the securities of companies that we believe may be relevant or comparable in certain respects to the Company (and the terms of certain recent private equity financing transactions in the online grocery industry that we believe to be relevant to our analysis) in determining the fairness from a financial point of view of the price for the sale of the Preferred Shares pursuant to the Purchase Agreement and price for the sale of Common Stock pursuant to the Warrants.

   We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of the Company, and that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us.

   We have not independently verified the accuracy and completeness of the information supplied to us with respect to the Company and do not assume any responsibility with respect to it. We have not made any physical

To The Board of Directors of
 Peapod, Inc.
April 13, 2000
Page 4
inspection or independent appraisal of any of the properties or assets of the Company. Our opinion is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us at the date of this letter, and we have no obligation to update this Opinion. The Opinion expressed herein is for the information and assistance of the Board of Directors of the Company in connection with the Transaction, and does not constitute a recommendation as to how any stockholder of the Company should vote with respect to the Transaction.

   This Opinion does not address the relative merits of the Transaction, any other agreements or other matters provided for or contemplated by the Purchase Agreement, the Warrants or the Credit Agreement or any other transaction that may be or might have been available as an alternative to the Transaction, whether or not any such alternative could be or have been achieved, or the terms upon which any such alternative transaction could be or have been achieved. Further, this opinion addresses only the fairness, from a financial point of view, to the Company, of the price for the sale of the Preferred Shares and the price for the sale of Common Stock upon the exercise of the Warrant (Credit Agreement) and the Warrant (Preferred Stock), and we do not express any views on any other term of the Purchase Agreement, the Warrants or any other agreement. Specifically, our opinion does not address the Company's underlying business decision to effect the Transaction. In addition, our opinion does not address the solvency of the Company following, consummation of the Transaction or at any time.

   It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be relied upon by any other person, and except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to stockholders of the Company relating to the Transaction, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This Opinion does not constitute a recommendation to any stockholder as to how such holder should vote with respect to the Transaction, and should not be relied upon by any stockholder as such.

   Based upon the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the price for the sale of the Preferred Shares pursuant to the Purchase Agreement and the price for the sale of Common Stock upon exercise of the Warrant (Credit Agreement) and the Warrant (Preferred Stock) pursuant to the Warrants are fair to the Company from a financial point of view.

                                          HOULIHAN LOKEY HOWARD & ZUKIN
                                           FINANCIAL ADVISORS, INC.

                                          /s/ Houlihan Lokey Howard & Zukin
                                           Financial Advisors, Inc.

                                                                        ANNEX R

                                 PEAPOD, INC.

                      YEAR 2000 LONG TERM INCENTIVE PLAN

                                I. INTRODUCTION

   1.1 Purposes. The purposes of the Year 2000 Long-Term Incentive Plan (the "Plan") of Peapod, Inc. (the "Company"), and its subsidiaries from time to time (individually a "Subsidiary" and collectively the "Subsidiaries"), are
(a) to align the interests of the Company's stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (b) to advance the interests of the Company by attracting and retaining officers and other key employees, consultants and other persons who provide services to the Company in a capacity other than as employees and well-qualified persons who are not officers or employees of the Company ("non-employee directors") for service as directors of the Company and (c) to motivate such employees, consultants and other persons and non-employee directors to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

   1.2 Certain Definitions.

   "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2, as in effect on the effective date of this Plan, under the Exchange Act; provided, however, that no director or officer of the Company shall be deemed an Affiliate or Associate of any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

   "Agreement" shall mean the written agreement evidencing an award hereunder between the Company and the recipient of such award.

   "Beneficial Owner" (including the terms "Beneficially Own" and "Beneficial Ownership"), when used with respect to any Person, shall be deemed to include any securities which:

     (a) such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly (determined as provided in Rule 13d-3, as in effect on the effective date of this Plan, under the Exchange
  Act);

     (b) such Person or any of such Person's Affiliates or Associates, directly or indirectly, has:

       (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of any conditions, or both) pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities), upon the exercise of any options, warrants, rights or conversion or exchange privileges or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or

       (ii) the right to vote pursuant to any written or oral agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to Beneficially Own, any security otherwise subject to this item (ii) if such agreement, arrangement or understanding to vote (1) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D (or any comparable or successor report then in effect) under the Exchange Act; or

       (iii) the right to dispose of pursuant to any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities); or

     (c) are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any written or oral agreement, arrangement or understanding (other than customary agreements with and among underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to item (ii) of subparagraph (b) of the first paragraph of this definition) or disposing of any securities of the Company.

   Notwithstanding the first paragraph of this definition, no director or officer of the Company shall be deemed to be the "Beneficial Owner" of, or to "Beneficially Own," shares of Common Stock or other securities of the Company beneficially owned by any other director or officer of the Company solely as a result of his or her being a director or officer of the Company.

   "Board" shall mean the Board of Directors of the Company.

   "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period or Performance Measures.

   "Bonus Stock Award" shall mean an award of Bonus Stock under this Plan.

   "Cause" shall mean embezzlement or misappropriation of corporate funds, other act of dishonesty, significant activities harmful to the reputation of the Company, willful refusal to perform or substantial disregard of an employee's or the other award holder's duties or significant violation of any statutory or common law duty of loyalty to the Company.

   "Change in Control" shall have the meaning set forth in Section 6.8(b).

   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   "Committee" shall mean the Committee designated by the Board, consisting of two or more members of the Board.

   "Common Stock" shall mean the common stock, $.01 par value, of the Company.

   "Company" has the meaning specified in Section 1.1.

   "Directors Options" shall have the meaning set forth in Section 5.1.

   "Disability" shall mean the inability for a continuous period of at least six months of the holder of an award to perform substantially such holder's duties and responsibilities, as determined solely by the Committee.

   "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   "Exempt Person" shall mean each of Andrew B. Parkinson and Thomas L. Parkinson and each Affiliate thereof.

   "Fair Market Value" shall mean the last sale price of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System on the date as of which such value is being determined, or, if the Common Stock is listed on a national securities exchange, the last sale price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

   "Free-Standing SAR" shall mean an SAR which is not issued in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

   "Fully Diluted Shares Outstanding" shall mean the sum of the number of shares of Company Common Stock outstanding and the number of shares of Company Common Stock issuable pursuant to currently outstanding options, warrants, rights to purchase or convertible securities.

   "Incentive Stock Option" shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

   "Incumbent Board" shall have the meaning set forth in Section 6.8(b)(ii) hereof.

   "Mature Shares" shall mean shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (a) has held for at least six months or (b) has purchased on the open market.

   "Non-Employee Director" shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary (except in the definition of Committee, in which case "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 under the Exchange Act).

   "Non-Statutory Stock Option" shall mean a stock option which is not an Incentive Stock Option.

   "Performance Measures" shall mean the criteria and objectives that may be established by the Committee, which, if established, shall be satisfied or met
(a) as a condition to the exercisability of all or a portion of an option or SAR or (b) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Performance Share Award, of payment with respect to such award. Such criteria and objectives shall include one or more of the following: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on equity, earnings of the Company, revenues, market share, cash flows or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of section 162(m) of the Code, the Performance Measures shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service).

   "Performance Period" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

   "Performance Share" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu thereof, the Fair Market Value of such Performance Share in cash.

   "Performance Share Award" shall mean an award of Performance Shares under this Plan.

   "Permanent and Total Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

   "Person" shall mean any individual, firm, corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of any of the forgoing.

   "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

   "Restricted Stock Award" shall mean an award of Restricted Stock under this Plan.

   "Restriction Period" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

   "SAR" shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

   "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock Award.

   "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Statutory Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

   "Tax Date" shall have the meaning set forth in Section 6.5.

   "Ten Percent Holder" shall have the meaning set forth in Section 2.1(a).

   1.3 Administration. This Plan shall be administered by the Committee. Subject to Section 6.1, any one or a combination of the following awards may be made under this Plan to eligible persons: (a) options to purchase shares of Common Stock in the form of Incentive Stock Options or Non-Statutory Stock Options, (b) SARs in the form of Tandem SARs or Free-Standing SARs, (c) Stock Awards in the form of Restricted Stock or Bonus Stock and (d) Performance Shares. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs and the number of Performance Shares subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

   The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (a) the grant of an award under this Plan to any person who is a "covered employee" within the meaning of Section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding or (b) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer or other person.

   No member of the Board of Directors or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the President and Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation and/or By-laws, as the same may be amended or restated from time to time, and under any directors' and officers' liability insurance that may be in effect from time to time.

   A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (a) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (b) acts approved in writing by a majority of the members of the Committee without a meeting.

   1.4 Eligibility. Participants in this Plan shall consist of such employees who are directors, officers or other key employees of the Company and its Subsidiaries, as well as consultants and other persons who provide services to the Company or its Subsidiaries in a capacity other than as employees, as the Committee, in its sole discretion, may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-Employee Directors shall also be eligible to participate in this Plan in accordance with Article V.

   1.5 Shares Available. Subject to adjustment as provided in Sections 6.7 and 6.8, 1,070,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (a) that are issued upon the grant of a Stock Award and (b) which become subject to outstanding options, including Directors' Options, outstanding Free-Standing SARs and outstanding Performance Shares. Subject to adjustment as provided in Sections 6.7 and 6.8, the number of shares of Common Stock available for issuance under this Plan shall be subject to annual increases beginning January 1, 2001 and each anniversary thereafter equal to the lesser of (a) 1,000,000 shares (b) four percent (4%) of the Fully Diluted Shares Outstanding on each such date and (c) the number of shares determined by the Committee. To the extent that shares of Common Stock subject to an outstanding option (other than in connection with the exercise of a Tandem SAR), Free-Standing SAR or Performance Share are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan.

   Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

   The maximum number of shares of Common Stock with respect to which options, SARs, Performance Awards, or a combination thereof, may be granted during any calendar year to any person shall be 300,000, subject to adjustment as provided in Section 6.7.

                II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

   2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee, provided, however, that the Committee shall not grant an option to purchase shares of Common Stock if, as a result of such grant, the number of shares subject to outstanding options or rights to purchase shares of Common Stock equals or exceeds twenty percent (20%) of the Fully Diluted Shares Outstanding. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Non-Statutory Stock Option. Each Incentive Stock Option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Statutory Stock Options.

   Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

   (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option shall be determined by the Committee. The purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

    (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock, except that if the remaining option then exercisable is for less than a whole share, such remaining amount may be exercised.

    (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (1) in cash, (2) by delivery of Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (3) by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (4) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (5) a combination of (1), (2) and (3), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are canceled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid.

    (d) Additional Options. The Committee shall have the authority to include in any Agreement relating to an option a provision entitling the optionee to an additional option in the event such optionee exercises the option represented by such option agreement, in whole or in part, by delivering previously owned whole shares of

Common Stock in payment of the purchase price in accordance with this Plan and such Agreement. Any such additional option shall be for a number of shares of Common Stock equal to the number of delivered shares, shall have a purchase price determined by the Committee in accordance with this Plan, and shall be exercisable on the terms and subject to the conditions set forth in the Agreement relating to such additional option.

   2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

   SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

    (a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

    (b) Exercise Period and Exercisability. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the exercisability of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR for shares of Common Stock, including Restricted Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

    (c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (i) by giving written notice to the Company specifying the whole number (or if the remaining SAR then exercisable is for less then one whole share, such remaining amount) of SARs which are being exercised and (ii) by executing such documents as the Company may reasonably request.

   2.3 Termination of Employment or Service with the Company.

    (a) Disability. Subject to paragraph (f) below and Section 6.8, and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment or service with the Company of the holder of an option or SAR terminates by reason of Disability, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

   (b) Retirement. Subject to paragraph (f) below and Section 6.8, and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment or service with the Company of the holder of an option or SAR terminates by reason of retirement on or after age 65 with the consent of the Company, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

   (c) Death. Subject to paragraph (f) below and Section 6.8, and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the employment or service with the Company of the holder of an option or SAR terminates by reason of death, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR, as the case may be, is exercisable on the date of such holder's death, and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR.

   (d) Other Termination. If the employment or service with the Company of the holder of an option or SAR is terminated by the Company for Cause, each option and SAR held by such holder shall terminate automatically on the effective date of such holder's termination of employment or service.

   Subject to paragraph (f) below and Section 6.8, and unless specified in the Agreement relating to an option or SAR, as the case may be, if the employment or service with the Company of the holder of an option or SAR terminates for any reason other than Disability, retirement on or after age 65 with the consent of the Company, death or for Cause, each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination of employment or service and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option or SAR) after the effective date of such holder's termination of employment or service and (ii) the expiration date of the term of such option or SAR.

   (e) Death Following Termination of Employment or Service. Subject to paragraph (f) below and Section 6.8, and unless otherwise specified in the Agreement relating to an option or SAR, as the case may be, if the holder of an option or SAR dies during the three-month period following termination of employment or service by reason of Disability, or if the holder of an option or SAR dies during the three-month period following termination of employment or service by reason of retirement on or after age 65 with the consent of the Company, or if the holder of an option or SAR dies during the three-month period following termination of employment or service for any reason other than Disability or retirement on or after age 65 with the consent of the Company (or, in each case, such other period as set forth in the Agreement relating to such option or SAR), each option and SAR held by such holder shall be exercisable only to the extent that such option or SAR is exercisable on the effective date of such holder's termination and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option or SAR) after the date of death and (ii) the expiration date of the term of such option or SAR.

   (f) Termination of Employment or Service--Incentive Stock Options. Subject to Section 6.8 and unless otherwise specified in the Agreement relating to the option, if the employment or service with the Company of a holder of an incentive stock option terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment or service by reason of Permanent and Total Disability, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period no longer than one year as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment or service by reason of Permanent and Total Disability and (ii) the expiration date of the term of such option.

   Subject to Section 6.8 and unless otherwise specified in the Agreement relating to the option, if the employment or service with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

   If the employment or service with the Company of a holder of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment or service.

   Subject to Section 6.8 and unless otherwise specified in the Agreement relating to the option, if the employment or service with the Company of a holder of an Incentive Stock Option terminates for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination of employment or service, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment or service and (ii) the expiration date of the term of such option.

   If the holder of an Incentive Stock Option dies during the three-month period following termination of employment or service by reason of Permanent and Total Disability (or such other period as set forth in the Agreement relating to such option), or if the holder of an Incentive Stock Option dies during the three-month period following termination of employment or service for any reason other than Permanent and Total Disability, death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option is exercisable on the effective date of such optionee's termination and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                               III. STOCK AWARDS

   3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

   3.2 Terms of Stock Awards. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

   (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

   (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment or service of the Company during the specified Restricted Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment or service of the Company during the specified Restriction Period.

   Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

   (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

   (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a distribution in cash, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

   (e) Awards to Certain Executive Officers. Notwithstanding any other provision of this Article III, and only to the extent necessary to ensure the deductibility of the award to the Company, the Fair Market Value of the number of shares of Common Stock subject to a Stock Award granted to a "covered employee" within the meaning of Section 162(m) of the Code shall not exceed $1,000,000 (i) at the time of grant in the case of a Stock Award granted upon the attainment of Performance Measures or (ii) in the case of a Restricted Stock Award with Performance Measures which shall be satisfied or met as a condition to the holder's receipt of the shares of Common Stock subject to such award, on the earlier of (x) the date on which the Performance Measures are satisfied or met and (y) the date the holder makes an election under
Section 83(b) of the Code.

   3.3 Termination of Employment or Service. Subject to Section 6.8 and unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment or service with the Company of the holder of such award terminates, the portion of such award which is subject to a Restriction Period shall terminate as of the effective date of such holder's termination of employment or service and shall be forfeited and such portion shall be canceled by the Company.

                         IV. PERFORMANCE SHARE AWARDS

   4.1 Performance Share Awards. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons as may be selected by the Committee.

   4.2 Terms of Performance Share Awards. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

   (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

   (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

   (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

   4.3 Termination of Employment or Service. Subject to Section 6.8 and unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment or service with the Company of the holder of such award terminates, the portion of such award which is subject to a Performance Period on the effective date of such holder's termination of employment or service shall be forfeited and such portion shall be canceled by the Company.

               V. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

   5.1 Eligibility. Each Non-Employee Director may be granted options to purchase shares of Common Stock in accordance with this Article V
(collectively "Directors Options"). All options granted under this Article V shall constitute Non-Statutory Stock Options.

   5.2 Grants of Stock Options. The Committee, in its discretion, may grant Non-Statutory Stock Options to any Non-Employee Director in accordance with this Article V. The Board shall determine with respect to each Directors Option (a) the number of shares of Common Stock subject to an option, (b) the purchase price per share of Common Stock purchasable upon exercise of the option, (c) the period during which an option may be exercised and (d) whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time.

   5.3 Termination of Directorship.

   (a) Disability. Subject to Section 6.8 and unless otherwise specified in the agreement relating to the option, if the holder of an option granted under this Article V ceases to be a director of the Company by reason of Disability, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's guardian, legal representative or similar person) until the earliest to occur of the (i) date which is three months after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such option.

   (b) Retirement. Subject to Section 6.8 and unless otherwise specified in the agreement relating to the option, if the holder of an option granted under this Article V ceases to be a director of the Company on or after age 65, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earliest to occur of the (i) date which is three months after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such option.

   (c) Death. Subject to Section 6.8 and unless otherwise specified in the agreement relating to the option, if the holder of an option granted under this Article V ceases to be a director of the Company by reason of death, each such option held by such holder shall be fully exercisable and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earliest to occur of (i) the date which is one year after the date of death and (ii) the expiration date of the term of such option.

   (d) Other Termination. Subject to Section 6.8 and unless otherwise specified in the agreement relating to the option, if the holder of an option granted under this Article V ceases to be a director of the Company for any reason other than Disability, retirement on or after age 65 or death, each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the earliest to occur of (i) the date which is three months after the effective date of such holder's ceasing to be a director and (ii) the expiration date of the term of such option.

   (e) Death Following Termination of Directorship. Subject to Section 6.8 and unless otherwise specified in the agreement relating to the option, if the holder of an option granted under this Article V dies during the three-month period following such holder's ceasing to be a director of the Company by reason of Disability, or if such a holder dies during the three-month period following such holder's ceasing to be a director of the Company on or after age 65, or if such a holder dies during the three-month period following such holder's ceasing to be a director for any reason other than by reason of Disability or retirement on or after age 65, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a director and may thereafter be exercised by the holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earliest to occur of the (i) date one year after the date of death and (ii) the expiration date of the term of such option.

   5.4 Directors Options. Each Directors Option shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

     (a) Option Period and Exercisability. Directors Options shall become exercisable as provided in the Agreement relating to the option. Unless otherwise specified in the agreement relating to the option, if at any time prior to the time that a Directors Option first becomes exercisable, a Non-Employee Director shall no longer be a member of the Board, such Directors Option shall become void and of no further force or effect.

     (b) Purchase Price. The purchase price for the shares of Common Stock subject to any Directors Option shall be equal to the purchase price determined by the Committee that is set forth in the Agreement relating to the option. Such Directors Options shall be exercisable in accordance with
  Section 2.1(c).

     (c) Restrictions on Transfer. Directors Options shall be subject to the transfer restrictions and other provisions of Section 6.4.

     (d) Expiration. Unless otherwise specified in the agreement relating to the option, each Directors Option which has become exercisable pursuant to
  Section 5.4(a), to the extent not theretofore exercised, shall expire on the first to occur of (i) the date which is three months after the first date on which the Non-Employee Director shall no longer be a member of the Board or the Board of Directors of a Subsidiary and

  (ii) the tenth anniversary of the date of grant of such option; provided, however, that if the Non-Employee Director shall die within such three-month period following the date on which he shall have ceased to serve as such a director or if the Non-Employee Director shall cease to be a director of the Company by reason of death, such option may be exercised at any time within the one-year period following the date of death to the extent not theretofore exercised (but in no event later than the tenth anniversary of the date of grant).

                                  VI. GENERAL

   6.1 Effective Date and Term of Plan; Submission to Stockholders. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the voting power of the shares of capital stock of the Company entitled to vote thereon, shall become effective as of April 28, 2000. This Plan shall terminate ten years after its effective date unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

   Awards hereunder may be made at any time prior to the termination of this Plan, provided that no award may be made later than ten years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

   6.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) reduce the minimum purchase price in the case of an option or the base price in the case of an SAR, (b) effect any change inconsistent with Section 422 of the Code or (c) extend the term of this Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

   6.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. The Board may amend any Agreement as it shall deem advisable, provided that no such amendment (i) shall contain provisions that are inconsistent with the terms of the Plan or (ii) shall materially impair the rights of a holder of an outstanding award without the consent of such holder.

   6.4 Non-Transferability of Stock Options, SARs and Performance Shares. No option, SAR or Performance Share shall be transferable other than (i) by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise set forth in the Agreement relating to such award. Each option, SAR or Performance Share may be exercised or settled during the participant's lifetime only by the holder or the holder's legal representative or similar person. Except as permitted by the second preceding sentence, no option, SAR or Performance Share may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process, and any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such option, SAR or Performance Share shall be null and void and of no force or effect.

   6.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that
(i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means:

(1) a cash payment to the Company, (2) delivery to the Company of Mature Shares having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (3) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (4) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (5) any combination of (1), (2) and (3), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

   6.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

   6.7 Adjustment. Except as provided in Section 6.8, in the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (1) the Fair Market Value on the vesting, exercise or settlement date over (2) the exercise or base price, if any, of such award.

   6.8 Change in Control.

     (a) (i) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(iii) or (iv) below, (1) all outstanding options and SARS shall immediately become exercisable in full, (2) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (3) the Performance Period applicable to any outstanding Performance Share shall lapse and (4) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level. If, in connection with such Change in Control, holders of Common Stock receive solely shares of common stock that are registered under Section 12 of the Exchange Act, there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in

  Control. If, in connection with such Change in Control, holders of Common Stock receive solely cash and shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to and canceled by the Company, and the holder shall receive, within ten days of the occurrence of such Change in Control, a proportionate amount of cash in the manner provided in Section (a)(ii) below, and there shall be substituted for the award surrendered a similar award reflecting a proportionate number of the class of shares into which each outstanding share of Common Stock shall be converted to such Change in Control. In the event of any such substitution, the proportion of cash and common stock, the purchase price per share in the case of an option and the base price in the case of an SAR, and any other terms of outstanding awards shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price; provided, that the proportion of cash and common stock substituted for outstanding awards shall reflect the approximate proportion of cash and common stock received by holders of Common Stock in such Change in Control. If, in connection with a Change in Control, holders of Common Stock receive any portion of the consideration in a form other than cash or shares of common stock that are registered under Section 12 of the Exchange Act, each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, shall be substituted or surrendered for such proportion of common stock, cash or other consideration as shall be determined by the Committee pursuant to
  Section 6.7.

     (ii) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(i) or (ii) below, or in the event of a Change in Control pursuant to Section (b)(iii) or (iv) below in connection with which the holders of Common Stock receive cash, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(i) or (ii) below or within ten days of the approval of the stockholders of the Company contemplated by Section
  (b)(iii) or (iv) below, a cash payment from the Company in an amount equal to (1) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of
  (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option; (2) in the case of a Free-Standing SAR, the number of shares of Common Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the base price of the SAR; and (3) in the case of a Restricted Stock Award or Performance Share Award, the number of shares of Common Stock or the number of Performance Shares, as the case may be, then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control. In the event of a Change in Control, each Tandem SAR shall be surrendered by the holder thereof and shall be canceled simultaneously with the cancellation of the related option. Except as may be provided in an agreement relating to an award, the Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     (b) "Change in Control" shall mean:

     (i) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of Beneficial Ownership of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); providing however, the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an Exempt Person, (D) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this Section 6.8(b); provided further, that for purposes of clause (B), if any Person (other than an Exempt Person, the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the Beneficial Owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the Beneficial Owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such Beneficial Ownership is publicly announced, such additional Beneficial Ownership shall constitute a Change in Control;

     (ii) individuals who, as of the effective date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose appointment, or whose nomination for election by the Company's stockholders, was approved by the vote of at least 66 2/3% of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (iii) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (1) all or substantially all of the individuals or entities who are the Beneficial Owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their Beneficial Ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (other than an Exempt Person; the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which Beneficially Owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may
  be) will Beneficially Own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (iv) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

   6.9 No Right of Participation or Employment/Service. No person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment or service by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

   6.10 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

   6.11 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

                               PRELIMINARY COPIES
Appendix A
                                  PEAPOD, INC.

                          Proxy Solicited on Behalf of
                     the Board of Directors of Peapod, Inc.
            for the Annual Meeting of the Stockholders to be Held on
                             , 2000 at   :00 a.m., Local Time

The undersigned hereby appoints Andrew Parkinson and Dan Rabinwitz and each of them acting in the absence of the other, with full power of substitution, attorneys and proxies for and in the name and place of the undersigned, to represent and vote the number of shares of Common Stock of Peapod, Inc. that the undersigned would be entitled to vote if then personally present at the Annual Meeting of the Stockholders of Peapod, Inc., or at any adjournment or postponement thereof. If you do not mark any box, your proxy will be voted in accordance with the Board of Directors' recommendations.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" proposals 1 through 6, including the proposal to approve the Purchase Agreement dated April 14, 2000, between Peapod, Inc. and Koninklijke Ahold N.V. (the "Purchase Agreement") and the agreements and transactions contemplated by the Purchase Agreement. This proxy grants discretionary authority to vote in accordance with the best judgment of the named proxies on other proposals or matters that may properly come before the meeting. The Board of Directors recommends a vote "FOR" proposals 1 through 6, including the approval of the Purchase Agreement and the agreements and transactions contemplated by the Purchase Agreement.

The proxies cannot vote your shares unless you sign and return this card.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of
Stockholders and the related Proxy Statement dated         , 2000.
P R O X Y
                               (See Reverse Side)
This proxy will be voted as directed. If no direction is indicated, this proxy will be voted "FOR" Proposals 1 through 6.
     The Board of Directors recommends a vote "FOR" Proposals 1 through 6.
                                      FOR
                                    AGAINST
                                    ABSTAIN
Proposal 1. Election of Trygve E. Myhren, Robert S. Goodale, Drayton McLane,
Jr. and William J. Grize as Class III directors.
(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the blank space below)
_______________________________
Proposal 2. Approval of (a) the Purchase Agreement dated April 14, 2000 between Peapod and Koninklijke Ahold N.V. and the agreements and transactions contemplated by the Purchase Agreement, including, without limitation, the supply and services agreement, the wareroom license agreement and the technology partnership agreement; (b) the issuance and sale of 726,371 shares of Peapod's Series B Convertible Preferred Stock, par value $0.01 per share on the terms and subject to the conditions set forth in the Purchase Agreement;
and (c) the issuance of warrants to purchase 32,894,270 shares of Peapod's common stock on the terms and subject to the conditions set forth in the Purchase Agreement.
Proposal 3. Approval of Amendment No. 2 to the Restated Certificate of
 Incorporation.
Proposal 4. Approval of Amendment No. 3 to the Restated Certificate of
 Incorporation.
Proposal 5. Approval of Peapod's 2000 Long Term Incentive Plan.
Proposal 6. Ratification of the appointment of KPMG LLP as the independent auditors of Peapod for the year ending December 31, 2000.
________________________________________________________________________________
Please check this box if you
plan to attend the Annual
Meeting [_]
_______________________________

(Signature)                           Note: Please date this proxy card and
_______________________________       sign it exactly as your name or names
(Signature, if                        appear. All joint owners of shares
jointly held)                         should sign. State full title when
Title: ________________________       signing as executor, administrator,
Dated: __________________, 2000       trustee, guardian, etc. Please return
                                      the signed proxy card in the enclosed
                                      postage prepaid envelope. The signer
                                      hereby revokes all proxies heretofore
                                      given by the signer to vote at the
                                      Annual Meeting of Stockholders or any
                                      adjournments thereof.